FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-280318-04

PROSPECTUS

$722,002,000 (Approximate)
BANK5 2026-5YR21
(Central Index Key Number 0002116726)
as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)
as Depositor

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Bank of America, National Association

(Central Index Key Number 0001102113)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates and VRR Interest”) and the VRR Interest represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2026-5YR21. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in May 2026. The rated final distribution date for the certificates is the distribution date in April 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$3,109,000		4.7830%	Fixed(5)	December 2030
Class A-2(6)	$168,400,000	(6)	5.0420%	Fixed(5)(6)	February 2031
Class A-2-1(6)	$0	(6)	4.5420%	Fixed(6)	February 2031
Class A-2-2(6)	$0	(6)	4.0420%	Fixed(6)	February 2031
Class A-2-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class A-2-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class A-3(6)	$403,627,000	(6)	5.5250%	Fixed(5)(6)	March 2031
Class A-3-1(6)	$0	(6)	5.0250%	Fixed(6)	March 2031
Class A-3-2(6)	$0	(6)	4.5250%	Fixed(6)	March 2031
Class A-3-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class A-3-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class X-A	$575,136,000	(7)	0.7801%	Variable(8)	NAP
Class X-B	$68,811,000	(9)	0.3157%	Variable(10)	NAP
Class A-S(6)	$68,811,000	(6)	5.8440%	WAC CAP(5)(6)	March 2031
Class A-S-1(6)	$0	(6)	5.3440%	WAC CAP(6)	March 2031
Class A-S-2(6)	$0	(6)	4.8440%	WAC CAP(6)	March 2031
Class A-S-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class A-S-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class B(6)	$44,163,000	(6)	6.1597%	WAC(5)(6)	March 2031
Class B-1(6)	$0	(6)	5.6597%	WAC minus 0.5000%(6)	March 2031
Class B-2(6)	$0	(6)	5.1597%	WAC minus 1.0000%(6)	March 2031
Class B-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class B-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP
Class C(6)	$33,892,000	(6)	6.1597%	WAC(5)(6)	April 2031
Class C-1(6)	$0	(6)	5.6597%	WAC minus 0.5000%(6)	April 2031
Class C-2(6)	$0	(6)	5.1597%	WAC minus 1.0000%(6)	April 2031
Class C-X1(6)	$0	(6)	0.5000%	Fixed(6)	NAP
Class C-X2(6)	$0	(6)	1.0000%	Fixed(6)	NAP

(Footnotes to this table on pages 3 through 6)

You should carefully consider the summary of risk factors and the risk factors beginning on page 69 and page 71, respectively, of this prospectus.

None of the certificates, the VRR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 26.3% of each class of offered certificates, BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 34.1% of each class of offered certificates, Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 26.8% of each class of offered certificates and Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 12.7% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 17, 2026. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately 105.30% of the aggregate certificate balance of the offered certificates, plus accrued interest from April 1, 2026, before deducting expenses payable by the depositor.

J.P. Morgan	Wells Fargo Securities	Morgan Stanley	BofA Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities			Drexel Hamilton
Co-Manager			Co-Manager
March 25, 2026

BANK5 2026-5YR21

Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21
Geographic Overview of Mortgage Pool

Idaho
1 property
$6,127,000
0.7% of total
Missouri
1 property
$926,750
0.1% of total
Iowa
1 property
$61,882,520
7.4% of total
Wisconsin
2 properties
$20,601,755
2.5% of total
Indiana
10 properties
$53,273,867
6.4% of total
Michigan
5 properties
$21,205,904
2.5% of total
Pennsylvania
2 properties
$23,400,000
2.8% of total
New York
13 properties
$150,106,813
17.9% of total
Washington
2 properties
$53,740,000
6.4% of total
Ohio
9 properties
$37,418,474
4.5% of total
Nevada
1 property
$69,000,000
8.2% of total
Connecticut
1 property
$11,500,000
1.4% of total
California
4 properties
$183,600,000
21.9% of total
New Jersey
2 properties
$2,441,438
0.3% of total
North Carolina
1 property
$30,680,000
3.7% of total
Georgia
1 property
$12,250,000
1.5% of total
Colorado
1 property
$5,750,000
0.7% of total
Florida
1 property
$3,255,000
0.4% of total
Texas
6 properties
$89,525,000
10.7% of total

Mortgaged Properties by Property Type

Industrial 1.5%
Multifamily 4.7%
Other 1.2%
Manufactured Housing 8.0%
Office 29.8%
Retail 9.1%
Self Storage 10.4%
Mixed Use 14.3%
Hospitality 21.1%

% of Cut-Off Date Balance
- < 1.0%
- 1.0% – 10.0%
- > 10.0%

Summary of Certificates and VRR Interest

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$3,109,000		30.000%	4.7830%	Fixed(5)	December 2030	2.50	05/26 – 12/30
A-2(6)	$168,400,000	(6)	30.000%	5.0420%	Fixed(5)(6)	February 2031	4.74	12/30 – 02/31
A-3(6)	$403,627,000	(6)	30.000%	5.5250%	Fixed(5)(6)	March 2031	4.88	02/31 – 03/31
X-A	$575,136,000	(7)	NAP	0.7801%	Variable(8)	NAP	NAP	NAP
X-B	$68,811,000	(9)	NAP	0.3157%	Variable(10)	NAP	NAP	NAP
A-S(6)	$68,811,000	(6)	21.625%	5.8440%	WAC CAP(5)(6)	March 2031	4.91	03/31 – 03/31
B(6)	$44,163,000	(6)	16.250%	6.1597%	WAC(5)(6)	March 2031	4.91	03/31 – 03/31
C(6)	$33,892,000	(6)	12.125%	6.1597%	WAC(5)(6)	April 2031	4.94	03/31 – 04/31
Non-Offered Certificates(11)
X-D	$28,757,000	(12)	NAP	1.6597%	Variable(13)	NAP	NAP	NAP
X-E	$20,540,000	(12)	NAP	1.2017%	Variable(13)	NAP	NAP	NAP
D	$28,757,000		8.625%	4.5000%	Fixed(5)	April 2031	4.99	04/31 – 04/31
E	$20,540,000		6.125%	4.9580%	Fixed(5)	April 2031	4.99	04/31 – 04/31
X-FRR	$12,325,000	(12)	NAP	1.2017%	Variable(13)	NAP	NAP	NAP
X-GRR	$38,000,198	(12)	NAP	1.2017%	Variable(13)	NAP	NAP	NAP
F-RR	$12,325,000		4.625%	4.9580%	Fixed(5)	April 2031	4.99	04/31 – 04/31
G-RR	$38,000,198		0.000%	4.9580%	WAC CAP(5)	April 2031	4.99	04/31 – 04/31
V(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the certificate balance of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class D, Class E and Class F-RR certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table above. The pass-through rate for each class of the Class A-S and Class G-RR certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for each class of the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F-RR and Class G-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
3

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class A-S trust component outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1 and Class A-S-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates.
(12)	The Class X-D, Class X-E, Class X-FRR and Class X-GRR certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The notional amount of the Class X-FRR certificates will be equal to the certificate balance of the Class F-RR certificates outstanding from time to time. The notional amount of the Class X-GRR certificates will be equal to the certificate balance of the Class G-RR certificates outstanding from time to time.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-FRR certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F-RR certificates for the related distribution date. The pass-through rate for the Class X-GRR certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G-RR certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
4

VRR Interest Summary

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance(1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR Certificates(4)	$11,093,121.36	6.1597%	(5)	April 2031	4.86	05/26 – 04/31
RR Interest(4)	$3,967,200.00	6.1597%	(5)	April 2031	4.86	05/26 – 04/31
(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 1.80% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(4)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the RR Interest and the Class RR Certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-E, Class X-FRR, Class X-GRR, Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the VRR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	29
Summary of Risk Factors	69
Risks Relating to the Mortgage Loans	69
Risks Relating to Conflicts of Interest	70
Other Risks Relating to the Certificates	70
Risk Factors	71
Risks Related to Market Conditions and Other External Factors	71
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	71
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Risks of Commercial and Multifamily Lending Generally	73
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	77
General	77
A Tenant Concentration May Result in Increased Losses	78
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	79
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	79
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	79
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	80
Early Lease Termination Options May Reduce Cash Flow	80
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	82
Office Properties Have Special Risks	82
Hospitality Properties Have Special Risks	83
Mixed Use Properties Have Special Risks	85
Self-Storage Properties Have Special Risks	85
Retail Properties Have Special Risks	86
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	87
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	88
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	88
Manufactured Housing Properties Have Special Risks	90
Multifamily Properties Have Special Risks	91
Industrial Properties Have Special Risks	95
Leased Fee Properties Have Special Risks	96
Risks Relating to Affiliation with a Franchise or Hotel Management Company	97
Master Leased Properties Have Special Risks	98
Condominium Ownership May Limit Use and Improvements	99
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	101
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	102
6

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	103
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	105
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	106
Risks Related to Zoning Non-Compliance and Use Restrictions	108
Risks Relating to Inspections of Properties	110
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	110
Insurance May Not Be Available or Adequate	110
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	112
Terrorism Insurance May Not Be Available for All Mortgaged Properties	112
Risks Associated with Blanket Insurance Policies or Self-Insurance	113
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	114
Limited Information Causes Uncertainty	114
Historical Information	114
Ongoing Information	115
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	115
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	116
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	117
Static Pool Data Would Not Be Indicative of the Performance of this Pool	118
Appraisals May Not Reflect Current or Future Market Value of Each Property	118
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	120
The Borrower’s Form of Entity May Cause Special Risks	120
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	123
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	123
Other Financings or Ability to Incur Other Indebtedness Entails Risk	125
Risks Relating to Enforceability of Cross-Collateralization	126
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	127
Risks Associated with One Action Rules	127
State Law Limitations on Assignments of Leases and Rents May Entail Risks	127
Various Other Laws Could Affect the Exercise of Lender’s Rights	128
Risks of Anticipated Repayment Date Loans	128
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	129
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	130
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	132
Risks Related to Ground Leases and Other Leasehold Interests	132
Increases in Real Estate Taxes May Reduce Available Funds	134
Risks Relating to Tax Credits	134
7

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	135
Risks Relating to Delaware Statutory Trusts	135
Risks Related to Conflicts of Interest	136
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	136
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	139
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	140
Potential Conflicts of Interest of the Operating Advisor	143
Potential Conflicts of Interest of the Asset Representations Reviewer	144
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	145
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	147
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	148
Other Potential Conflicts of Interest May Affect Your Investment	149
Other Risks Relating to the Certificates	149
EU SR Rules and UK Securitization Framework	149
Recent Developments Concerning the Proposed Japanese Retention Requirements	152
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	153
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	157
General	157
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	158
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	160
Losses and Shortfalls May Change Your Anticipated Yield	160
Risk of Early Termination	161
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	161
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	162
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	162
You Have Limited Voting Rights	162
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	163
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	166
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	167
Risks Relating to Modifications of the Mortgage Loans	169
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	170
Risks Relating to Interest on Advances and Special Servicing Compensation	171
8

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	171
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	172
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	173
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	173
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	174
Tax Considerations Relating to Foreclosure	174
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	175
REMIC Status	175
Material Federal Tax Considerations Regarding Original Issue Discount	176
General Risks	176
The Certificates May Not Be a Suitable Investment for You	176
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	177
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	177
Other Events May Affect the Value and Liquidity of Your Investment	178
The Certificates Are Limited Obligations	178
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	178
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	179
Description of the Mortgage Pool	181
General	181
Co-Originated or Third-Party Originated Mortgage Loans	182
Certain Calculations and Definitions	183
Definitions	183
Mortgage Pool Characteristics	199
Overview	199
Property Types	200
Office Properties	201
Hospitality Properties	201
Mixed Use Properties	205
Self-Storage Properties	206
Retail Properties	207
Manufactured Housing Properties	207
Multifamily Properties	207
Industrial Properties	208
Leased Fee Properties	208
Specialty Use Concentrations	209
Significant Obligors	209
Mortgage Loan Concentrations	210
Top Fifteen Mortgage Loans	210
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	210
9

Geographic Concentrations	211
Mortgaged Properties with Limited Prior Operating History	212
Delaware Statutory Trusts	212
Condominium and Other Shared Interests	214
Fee & Leasehold Estates; Ground Leases	215
Environmental Considerations	215
Redevelopment, Renovation and Expansion	218
Assessment of Property Value and Condition	219
Litigation and Other Considerations	220
Condemnations	220
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	220
Tenant Issues	222
Tenant Concentrations	222
Lease Expirations and Terminations	222
Expirations	222
Terminations	223
Other	225
Purchase Options and Rights of First Refusal	227
Affiliated Leases	228
Competition from Certain Nearby Properties	228
Insurance Considerations	229
Use Restrictions	231
Appraised Value	232
Non-Recourse Carveout Limitations	232
Real Estate and Other Tax Considerations	234
Delinquency Information	235
Certain Terms of the Mortgage Loans	235
Amortization of Principal	235
Payment Due Dates; Interest Rates; Calculations of Interest	236
Single Purpose Entity Covenants	237
ARD Loans	237
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	238
Voluntary Prepayments	239
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	240
Defeasance	241
Releases; Partial Releases; Substitutions; Property Additions	242
Escrows	245
Mortgaged Property Accounts	246
Exceptions to Underwriting Guidelines	248
Additional Indebtedness	250
General	250
Whole Loans	250
Mezzanine Indebtedness	250
Other Secured Indebtedness	252
General	252
Preferred Equity	252
Other Unsecured Indebtedness	255
The Whole Loans	255
General	255
The Serviced Pari Passu Whole Loans	260
Intercreditor Agreement	260
Control Rights with respect to Serviced Pari Passu Whole Loans	261
10

Certain Rights of each Non-Controlling Holder	261
Sale of Defaulted Mortgage Loan	262
The Non-Serviced Pari Passu Whole Loans	263
Intercreditor Agreement	263
Control Rights	264
Certain Rights of each Non-Controlling Holder	264
Custody of the Mortgage File	265
Sale of Defaulted Mortgage Loan	266
The Non-Serviced AB Whole Loans	266
The CityCenter (Aria & Vdara) AB Whole Loan	266
The Torrey Heights AB Whole Loan	275
Additional Information	286
Transaction Parties	286
The Sponsors and Mortgage Loan Sellers	286
JPMorgan Chase Bank, National Association	286
General	286
JPMCB’s Securitization Program	287
Review of JPMCB Mortgage Loans	288
JPMCB’s Underwriting Standards and Processes	290
Compliance with Rule 15Ga-1 under the Exchange Act	295
Retained Interests in This Securitization	298
Bank of America, National Association	298
General	298
Bank of America’s Securitization Program	298
Bank of America’s Commercial Mortgage Loan Underwriting Standards	299
Review of Bank of America Mortgage Loans	306
Retained Interests in This Securitization	313
Wells Fargo Bank, National Association	313
General	313
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	313
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	314
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	319
Compliance with Rule 15Ga-1 under the Exchange Act	322
Retained Interests in This Securitization	326
Morgan Stanley Mortgage Capital Holdings LLC	326
Morgan Stanley Group’s Commercial Mortgage Securitization Program	327
The Morgan Stanley Group’s Underwriting Standards	328
Repurchases and Replacements	337
The Depositor	340
The Issuing Entity	341
The Certificate Administrator and Trustee	341
The Master Servicer	344
The Primary Servicer	349
Summary of the Primary Servicing Agreement	355
The Special Servicer	356
The Operating Advisor and Asset Representations Reviewer	361
Credit Risk Retention	363
General	363
Qualifying CRE Loans	365
VRR Interest	365
VRR Interest Available Funds	365
Priority of Distributions	365
11

Allocation of VRR Interest Realized Losses	367
Excess Interest	367
Yield Maintenance Charge or Prepayment Premium	367
HRR Interest	367
Third Party Purchasers	367
General	368
Material Terms of the Eligible Horizontal Residual Interest	370
Hedging, Transfer and Financing Restrictions	370
Operating Advisor	370
Representations and Warranties	372
Description of the Certificates	374
General	374
Distributions	378
Method, Timing and Amount	378
Available Funds	379
Priority of Distributions	381
Pass-Through Rates	385
Exchangeable Certificates	387
Exchange Limitations	390
Exchange Procedures	390
Interest Distribution Amount	391
Principal Distribution Amount	391
Certain Calculations with Respect to Individual Mortgage Loans	393
Excess Interest	395
Application Priority of Mortgage Loan Collections or Whole Loan Collections	395
Allocation of Yield Maintenance Charges and Prepayment Premiums	399
Assumed Final Distribution Date; Rated Final Distribution Date	403
Prepayment Interest Shortfalls	403
Subordination; Allocation of Realized Losses	405
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	408
Certificate Administrator Reports	408
Information Available Electronically	415
Voting Rights	421
Delivery, Form, Transfer and Denomination	421
Book-Entry Registration	422
Definitive Certificates	425
Certificateholder Communication	425
Access to Certificateholders’ Names and Addresses	425
Requests to Communicate	425
List of Certificateholders and VRR Interest Owners	426
Description of the Mortgage Loan Purchase Agreements	427
General	427
Dispute Resolution Provisions	436
Asset Review Obligations	437
Pooling and Servicing Agreement	437
General	437
Assignment of the Mortgage Loans	437
Servicing Standard	438
Subservicing	440
Advances	441
P&I Advances	441
Servicing Advances	442
Nonrecoverable Advances	443
12

Recovery of Advances	444
Accounts	446
Withdrawals from the Collection Account	449
Servicing and Other Compensation and Payment of Expenses	451
General	451
Master Servicing Compensation	456
Special Servicing Compensation	461
Disclosable Special Servicer Fees	466
Certificate Administrator and Trustee Compensation	467
Operating Advisor Compensation	467
Asset Representations Reviewer Compensation	468
CREFC® Intellectual Property Royalty License Fee	469
Appraisal Reduction Amounts	469
Maintenance of Insurance	477
Modifications, Waivers and Amendments	481
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	487
Inspections	489
Collection of Operating Information	490
Special Servicing Transfer Event	491
Asset Status Report	494
Realization Upon Mortgage Loans	498
Sale of Defaulted Loans and REO Properties	500
The Directing Certificateholder	504
General	504
Major Decisions	506
Asset Status Report	511
Replacement of the Special Servicer	511
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	511
Servicing Override	514
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	515
Rights of the Holders of Serviced Pari Passu Companion Loans	516
Limitation on Liability of Directing Certificateholder	516
The Operating Advisor	517
General	517
Duties of Operating Advisor at All Times	517
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	521
Recommendation of the Replacement of the Special Servicer	521
Eligibility of Operating Advisor	521
Other Obligations of Operating Advisor	522
Delegation of Operating Advisor’s Duties	523
Termination of the Operating Advisor With Cause	523
Rights Upon Operating Advisor Termination Event	524
Waiver of Operating Advisor Termination Event	525
Termination of the Operating Advisor Without Cause	525
Resignation of the Operating Advisor	525
Operating Advisor Compensation	526
The Asset Representations Reviewer	526
Asset Review	526
Asset Review Trigger	526
Asset Review Vote	528
13

Review Materials	528
Asset Review	530
Eligibility of Asset Representations Reviewer	532
Other Obligations of Asset Representations Reviewer	532
Delegation of Asset Representations Reviewer’s Duties	533
Assignment of Asset Representations Reviewer’s Rights and Obligations	533
Asset Representations Reviewer Termination Events	534
Rights Upon Asset Representations Reviewer Termination Event	535
Termination of the Asset Representations Reviewer Without Cause	535
Resignation of Asset Representations Reviewer	535
Asset Representations Reviewer Compensation	536
Limitation on Liability of Risk Retention Consultation Parties	536
Replacement of the Special Servicer Without Cause	537
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	539
Resignation of a Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	541
Termination of the Master Servicer or Special Servicer for Cause	541
Servicer Termination Events	541
Rights Upon Servicer Termination Event	543
Waiver of Servicer Termination Event	545
Resignation of the Master Servicer or Special Servicer	545
Limitation on Liability; Indemnification	546
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	549
Dispute Resolution Provisions	550
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	550
Repurchase Request Delivered by a Party to the PSA	550
Resolution of a Repurchase Request	551
Mediation and Arbitration Provisions	554
Servicing of the Non-Serviced Mortgage Loans	556
Servicing of the CityCenter (Aria & Vdara) Mortgage Loan	559
Servicing of the Torrey Heights Mortgage Loan	560
Servicing of the Haven Leased Fee Portfolio Mortgage Loan	560
Rating Agency Confirmations	561
Evidence as to Compliance	563
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	565
Termination; Retirement of Certificates	565
Amendment	567
Resignation and Removal of the Trustee and the Certificate Administrator	569
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	571
Certain Legal Aspects of Mortgage Loans	572
General	574
Types of Mortgage Instruments	574
Leases and Rents	574
Personalty	575
Foreclosure	575
General	575
Foreclosure Procedures Vary from State to State	575
Judicial Foreclosure	576
Equitable and Other Limitations on Enforceability of Certain Provisions	576
Nonjudicial Foreclosure/Power of Sale	576
14

Public Sale	577
Rights of Redemption	578
Anti-Deficiency Legislation	578
Leasehold Considerations	579
Cooperative Shares	579
Bankruptcy Laws	580
Environmental Considerations	587
General	587
Superlien Laws	588
CERCLA	588
Certain Other Federal and State Laws	588
Additional Considerations	589
Due-on-Sale and Due-on-Encumbrance Provisions	589
Subordinate Financing	590
Default Interest and Limitations on Prepayments	590
Applicability of Usury Laws	590
Americans with Disabilities Act	591
Servicemembers Civil Relief Act	591
Anti-Money Laundering, Economic Sanctions and Bribery	591
Potential Forfeiture of Assets	592
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	592
Pending Legal Proceedings Involving Transaction Parties	594
Use of Proceeds	594
Yield and Maturity Considerations	595
Yield Considerations	595
General	595
Rate and Timing of Principal Payments	595
Losses and Shortfalls	596
Certain Relevant Factors Affecting Loan Payments and Defaults	597
Delay in Payment of Distributions	598
Yield on the Certificates with Notional Amounts	599
Weighted Average Life	599
Pre-Tax Yield to Maturity Tables	603
Material Federal Income Tax Considerations	611
General	611
Qualification as a REMIC	612
Status of Offered Certificates	614
Exchangeable Certificates	615
Taxation of Regular Interests Underlying an Exchangeable Certificate	615
Taxation of Regular Interests	616
General	616
Original Issue Discount	616
Acquisition Premium	618
Market Discount	619
Premium	620
Election To Treat All Interest Under the Constant Yield Method	620
Treatment of Losses	621
Yield Maintenance Charges and Prepayment Premiums	622
Sale or Exchange of Regular Interests	622
Taxes That May Be Imposed on a REMIC	623
Prohibited Transactions	623
Contributions to a REMIC After the Startup Day	623
15

Net Income from Foreclosure Property	623
REMIC Partnership Representative	624
Taxation of Certain Foreign Investors	624
FATCA	625
Backup Withholding	626
Information Reporting	626
3.8% Medicare Tax on “Net Investment Income”	626
Reporting Requirements	626
Certain State and Local Tax Considerations	628
Method of Distribution (Conflicts of Interest)	628
Incorporation of Certain Information by Reference	632
Where You Can Find More Information	633
Financial Information	633
Certain ERISA Considerations	634
General	634
Plan Asset Regulations	634
Administrative Exemptions	635
Insurance Company General Accounts	637
Legal Investment	638
Legal Matters	639
Ratings	639
Index of Defined Terms	643

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

17

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal
18

balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK5 2026-5YR21 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

19

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR MORE OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

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EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION (AND FOR THE PURPOSES OF THE PRECEDING SECTION OF THIS PROSPECTUS), THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED, OR (II) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRS”). CONSEQUENTLY: (1) PRIOR TO APRIL 6, 2026, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED, AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION; AND (2) ON AND AFTER APRIL 6, 2026, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH

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RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D)  OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS

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PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION AND THE PRECEDING SECTION OF THIS PROSPECTUS, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

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THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

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NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21.
Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, 4th Floor, New York, New York 10017, and its telephone number is (212) 834-5467. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2026-5YR21, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	JPMorgan Chase Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	JPMorgan Chase Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association

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●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	$ 220,400,000	26.3%
Bank of America, National Association	Bank of America, National Association	11	285,612,000	34.1
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	7	224,627,520	26.8
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A. / Morgan Stanley Mortgage Capital Holdings LLC	8	106,045,000	12.7
Total		31	$836,684,520	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer under the pooling and servicing agreement. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

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The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Trimont LLC is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank, National Association, pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Primary Servicer”.
Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to act as special servicer with respect to the applicable mortgage loans and REO properties (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to all major decisions and other transactions and performing certain enforcement actions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of LNR Partners, LLC is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

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LNR Partners, LLC is expected to be appointed as the special servicer by Eightfold Real Estate Capital, L.P. (or its affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

LNR Partners, LLC, or its affiliate, assisted Eightfold Real Estate Capital, L.P. (or its affiliate), Eightfold Real Estate Capital Fund VI, L.P. (or its affiliate) and Eightfold Real Estate Capital Fund VII, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan, and prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to

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all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Computershare Trust Company, National Association will act as trustee. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

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The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the VRR Interest Owners that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”\ and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Loan—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from

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time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any time of determination, the most subordinate class of certificates among the Class F-RR and Class G-RR certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such class. As of the closing date, the controlling class will be the Class G-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, Eightfold Real Estate Capital Fund VI, L.P. or its affiliate is expected to purchase 35% of the Class X-E, Class E, Class X-FRR, Class X-GRR, Class F-RR , Class G-RR and Class V certificates, Eightfold Real Estate Capital Fund VII, L.P., or its affiliate, is expected to purchase 65% of the Class X-E, Class E, Class X-FRR, Class X-GRR, Class F-RR, Class G-RR and Class V certificates, and that Eightfold Real Estate Capital, L.P. (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

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With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation parties will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The “risk retention consultation parties” will be each of (i) the party selected by Morgan Stanley Bank, N.A., (ii) the party selected by Wells Fargo Bank, National Association, (iii) the party selected by JPMorgan Chase Bank, National Association and (iv) the party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest. Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Bank of America, National Association are expected to be appointed as the initial risk retention consultation parties with respect to the mortgage loans.

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With respect to any risk retention consultation party or any holder of the majority of the VRR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in April 2026 (or, in the case of any mortgage loan that has its first payment due date after April 2026, the date that would have been its payment due date in April 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about April 17, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in May 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Florida, Georgia, Maryland, New York, Kansas, Pennsylvania, North Carolina, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final Distribution Date;

   Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	December 2030
Class A-2	February 2031(1)
Class A-3	March 2031(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2031(1)
Class B	March 2031(1)
Class C	April 2031(1)

(1)	Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown in the table.

The rated final distribution date will be the distribution date in April 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-5YR21:
●	Class A-1
●	Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2
●	Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2
●	Class X-A
●	Class X-B
●	Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2
●	Class B, Class B-1, Class B-2, Class B-X1, Class B-X2
●	Class C, Class C-1, Class C-2, Class C-X1, Class C-X2

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class D, Class E, Class X-FRR, Class X-GRR, Class F-RR, Class G-RR, Class V and Class R.

The Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$3,109,000		0.372%	30.000%
Class A-2	$168,400,000	(2)	20.127%(2)	30.000%
Class A-3	$403,627,000	(2)	48.241%(2)	30.000%
Class X-A	$575,136,000		NAP	NAP
Class X-B	$68,811,000		NAP	NAP
Class A-S	$68,811,000	(2)	8.224%(2)	21.625%
Class B	$44,163,000	(2)	5.278%(2)	16.250%
Class C	$33,892,000	(2)	4.051%(2)	12.125%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	4.7830%
Class A-2(2)	5.0420%
Class A-3(2)	5.5250%
Class X-A	0.7801%
Class X-B	0.3157%
Class A-S(2)	5.8440%
Class B(2)	6.1597%
Class C(2)	6.1597%

(1)	The pass-through rate for each class of the Class A-1, Class A-2 and Class A-3 certificates for any distribution date will be a fixed rate per annum equal to the pass-through rate set forth opposite such class of certificates in the table above. The pass-through rate for the Class A-S certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass
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through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1 and Class A-S-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for each class of the Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

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C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.001259% to 0.03125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $5,000 for the related month.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01127%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

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The operating advisor will be entitled to an upfront fee of $10,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00160% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the VRR Interest Owners.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the VRR Interest Owners.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest Owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

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With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate(2)
CityCenter (Aria & Vdara)	0.0000090% per annum	0.15%
Torrey Heights	0.0000222% per annum	0.25%
Haven Leased Fee Portfolio	0.0012500% per annum	0.25%

(1)	Included as part of the Servicing Fee Rate.
(2)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

Distributions

A.  Allocation between

     VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, each applicable special servicer, the certificate

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administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to holders of the certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR interest will at all times be the product of such amount multiplied by a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest (the “VRR Percentage”); and (b) the certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-Retained Percentage”) (each of the VRR Percentage and Non-Retained Percentage are referred to as the respective “Percentage Allocation Entitlement”).

B.  Amount and Order

     of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any (i) yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 trust component, until the certificate balances of the Class A-2 trust component has been reduced to zero and (c) third, to principal on the Class A-3 trust component, until the certificate balance of the Class A-3 trust component has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust component other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components have been reduced to zero as a result of the allocation of mortgage loan losses to those classes

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of certificates or trust components, funds available for distributions of principal will be distributed to the Class A-1 certificates and Class A-2 and Class A-3 trust components remaining outstanding, pro rata (based on their respective certificate balances), without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, to reimburse the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class or trust component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust

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components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such trust component;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-E, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

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A description of the amount of principal required to be distributed to each class of the certificates entitled to principal and the VRR Interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

     Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates (other than the Class R certificates), on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

     Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the certificates and the manner in which the certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the horizontal risk retention certificates and the non-offered certificates, other than the Class R and Class V certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FRR, Class X-GRR, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FRR and Class X-GRR certificates and any class of Exchangeable Certificates

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with an “X” suffix, and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR Interest balance.

(1)	The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distributions”.
(2)	The Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates.
(3)	The Class X-D and Class X-E certificates are not offered by this prospectus.
(4)	Other than the Class X-D, Class X-E, Class V and Class R certificates.
(5)	The VRR Interest is an “eligible vertical interest” (as defined in Regulation RR) that will comprise the Class RR certificates and the RR interest. The Class RR certificates will be in certificated form, but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus.

Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective

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whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1 certificates and the Class A-2 and Class A-3 trust components.

The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S trust component.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;

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●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the VRR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

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Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any P&I Advances.

See “Pooling and Servicing Agreement—Advances”.

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B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

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C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, compounded annually, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-one (31) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in sixty-four (64) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $836,684,520.

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Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-one (31) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”, and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”), and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(2)
Hilton Waterfront Beach Resort	$80,000,000	9.6%	$47,000,000	NAP	58.0%	58.0%	1.79x	1.79x
CityCenter (Aria & Vdara)	$69,000,000	8.2%	$2,478,800,000	$902,200,000	36.2%	49.1%	4.46x	3.28x
Freeway Business Park	$65,000,000	7.8%	$30,000,000	NAP	60.5%	60.5%	1.99x	1.99x
1500 Post Oak Boulevard	$60,000,000	7.2%	$80,000,000	NAP	50.8%	50.8%	2.40x	2.40x
Torrey Heights	$33,000,000	3.9%	$333,500,000	$98,500,000	50.7%	64.3%	2.11x	1.61x
Haven Leased Fee Portfolio	$10,000,000	1.2%	$150,000,000	NAP	75.9%	75.9%	1.10x	1.10x

(1)	Calculated including any related pari passu companion loans, but excluding any related mezzanine debt (if any) and/or subordinate companion loans.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.

Each of the Hilton Waterfront Beach Resort whole loan, Freeway Business Park whole loan and 1500 Post Oak Boulevard whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s)

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and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
CityCenter (Aria & Vdara)	BX 2025-ARIA	8.2%	Trimont LLC	Trimont LLC	Computershare Trust Company, National Association
Torrey Heights	TORY 2026-HGTS	3.9%	Trimont LLC	Trimont LLC	Computershare Trust Company, National Association
Haven Leased Fee Portfolio	WFCM 2026-5C8	1.2%	Trimont LLC	Argentic Services Company LP	Deutsche Bank National Trust Company

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
CityCenter (Aria & Vdara)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	(2)	(2)
Torrey Heights	Computershare Trust Company, National Association	Computershare Trust Company, National Association	(3)	(3)
Haven Leased Fee Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	The BX 2025-ARIA trust and servicing agreement does not provide for any initial directing holder or operating advisor or similar entity.
(3)	The TORY 2026-HGTS trust and servicing agreement does not provide for any initial directing holder or operating advisor or similar entity.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and

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cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances

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and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$836,684,520
Number of mortgage loans	31
Number of mortgaged properties	64
Range of Cut-off Date Balances	$3,255,000 to $80,000,000
Average Cut-off Date Balance per mortgage loan	$26,989,823
Range of Interest Rates	4.96834477263158% to 7.10000000000000%
Weighted average Interest Rate	6.1776%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	56 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 358 months
Weighted average remaining amortization term(2)	358 months
Range of Cut-off Date LTV Ratios(3)(4)	36.2% to 75.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	57.0%
Range of LTV Ratios as of the maturity date or anticipated repayment date(3)(4)	36.2% to 75.9%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(3)(4)	56.8%
Range of U/W NCF DSCRs(4)(5)	1.10x to 4.46x
Weighted average U/W NCF DSCR(4)(5)	2.09x
Range of U/W NOI Debt Yields(4)	6.1% to 24.8%
Weighted average U/W NOI Debt Yield(4)	13.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	88.7%
Interest Only - ARD(6)	3.9%
Amortizing	7.4%

(1)	Subject to a variance of plus or minus 5%.
(2)	Excludes thirty (30) mortgage loans (collectively, 92.6%) that are interest only for the entire term or until the anticipated repayment date, as applicable.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See

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“Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the CityCenter (Aria & Vdara) mortgage loan (8.2%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield are calculated including the related subordinate companion loans are 49.1%, 49.1%, 3.28x and 18.3%, respectively. With respect to the Torrey Heights mortgage loan (3.9%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related subordinate companion loans are 64.3%, 64.3%, 1.61x and 8.5%, respectively.
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
(6)	Each of the LTV Ratios as of the maturity date/ARD, debt service coverage ratios, interest only and amortizing balloon values assume that the Torrey Heights Mortgage Loan will be interest-only for the entire term.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the 360 Hamilton mortgage loan (5.9%), the related mortgaged property previously secured, in part, a portfolio loan (the “Previous Loan”) that was also secured by mortgaged properties located in Valhalla, New York (non-collateral with respect to the Mortgage Loan). The Previous Loan was approximately $229 million, with approximately $89 million allocable to the mortgaged property. The borrower sponsor of the mortgage loan purchased the mortgaged property for approximately $67.5 million, representing an approximately 24.6% discount to the prior allocated loan amount.

With respect to the 785 Flushing Avenue mortgage loan (4.4%), the mortgaged property was previously encumbered by a loan (the “Prior Loan”) that was provided by Signature Bank on August 19, 2016 with an original principal balance of $30,000,000 and a maturity date of January 10, 2026. Following the receivership of Signature Bank, the Prior Loan was subsequently included in a portfolio of commercial loans that were sold at a discount to a new lender. The borrower negotiated a 30 day extension with the new lender along with an option to extend the Prior Loan for an additional 30 day period, in each case at an interest rate of 12.0% per annum. The final extended maturity date was March 10, 2026. The Prior Loan was repaid in full on March 2, 2026 by the current mortgage loan prior to such date.

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As of the cut-off date, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loans.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	With respect to seven (7) of the mortgaged properties (3.0%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Morgan Stanley Mortgage Capital Holdings LLC, as retaining sponsor, see “Credit Risk Retention”.

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EU SR Rules and UK

Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest Owner a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the VRR Interest Owners may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, LSEG, CRED iQ, KBRA Analytics, LLC, MBS Data, LLC and DealView Technologies Ltd.;

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●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C trust components is reduced to zero, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), (iii) such holder (or holders) pay an amount equal to the VRR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest Owners in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage”

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within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, each related mortgage loan seller will be obligated to take the above remediation actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest Owners and any related companion loan holder(s) (as a collective whole as if such certificateholders, VRR Interest Owner and, if applicable, the related companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s)

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and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust (the “grantor trust”), the beneficial owners of which will be the holders of the Class V certificates and the VRR Interest Owners.

The upper-tier REMIC will issue several classes of REMIC “regular interests”, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more uncertificated REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.

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●	It is anticipated that the Class X-A and X-B certificates and the Class A-2, Class A-3, Class A-S and Class C Exchangeable Certificates will represent regular interests issued with original issue discount, the Class B Exchangeable Certificates will represent regular interests issued with de minimis original issue discount and the Class A-1 certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, hospitality, mixed use, self-storage, retail, manufactured housing, multifamily, industrial and leased fee) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

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Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such

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guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

With respect to certain of the mortgage loans, the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
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●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.
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Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the CityCenter (Aria & Vdara) Mortgaged Property (8.2%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized

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as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

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Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy, including tenants that are the sole tenant or significant tenants at the related Mortgaged Properties, may nonetheless be operating at a loss or be in financial distress, may be in danger of closing (or being closed by a parent entity) or may have filed for bankruptcy. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain or company that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores, offices or locations in the chain, reduce exposure, relocate stores, offices or locations or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing or redundant stores, offices or locations, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

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Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances, lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

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In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
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●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore,

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such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted over time. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time after the end of the pandemic, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

Certain of the mortgaged properties may contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science

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tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.
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Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality

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property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
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●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self-storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The

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value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers,

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discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so

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as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

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Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event

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that a manufactured housing or recreational vehicle community property constitutes a nonconforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In addition, manufactured housing pads are often leased month-to-month, and sometimes for shorter periods.

Some of the manufactured housing mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing mortgaged property.

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the

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Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.
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Certain of the mortgage loans are secured by multifamily properties that have been, or may be in the future, the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

We cannot assure you that such rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

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Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and
●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS program may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold.

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Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. Similarly, residential properties in California are subject to the California Tenant Protection Act of 2019, which went into effect in January 2020 and expires in January 2030 and caps annual rent increases at the lesser of (x) 5% plus the percentage change in the cost of living as provided in the national consumer price index or California consumer price index and (y) 10%.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
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●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Leased Fee Properties Have Special Risks

The mortgaged properties identified on Annex A-1 as Haven Leased Fee Portfolio (1.2%), are each comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements (which include office and multifamily properties). The improvements on the mortgaged property do not serve as collateral for such mortgage loan.

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Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

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The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

Certain franchise agreements may have loan-to-value ratio requirements, debt service coverage ratio requirements or other requirements with respect to loans that finance the related property. Such requirements may impair the ability of the borrower under a related mortgage loan to obtain refinancing of its debt.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Master Leased Properties Have Special Risks

Properties subject to a master lease present special risks. In such cases, where the borrower owns the fee interest but does not operate the related improvements, such borrower will only receive the rental income from the master lease and not from the operation of any related improvements. Any default by the master lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While master leases may contain certain restrictions on the use and operation of the related mortgaged property, the master lessee often enjoys certain of the rights and privileges of a fee owner, including the right to assign and sublet the master leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such master lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the landlord would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the master lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The master lessee is commonly permitted to mortgage its master leasehold interest without restriction, and the leasehold lender will often have notice and cure rights with respect to material defaults under the master lease. In addition, master leased interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remains in place. Furthermore, master leased interests are generally subject to the same risks associated with the property

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type of the master lessee’s use of the premises because that use is a source of revenue for the payment of master lease rent.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest Owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

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In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

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We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. See “—Risks Related to Conflicting Interests—Other Potential Conflicting Interests May Affect Your Investment”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders and VRR Interest Owners may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather

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conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or

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updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest Owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

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Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of

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any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
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●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

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In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total

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insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include

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restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. Certain buildings may be insured under the State of California’s FAIR Plan. See “Description of the Mortgage Pool—Insurance Considerations”. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

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In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest Owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such

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insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct

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earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage

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available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for

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inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or

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projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest Owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular

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class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest Owners. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest Owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and“—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property

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for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects

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past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the

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exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related

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borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity

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in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary

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business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and the VRR Interest Owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default

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History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
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●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the

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mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest Owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust

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structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR Interest Owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after

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the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank, was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

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In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
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●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	With respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of

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the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

In the event a ground lessee is a debtor in a bankruptcy proceeding, a leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction

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of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Code, which provides a tax credit from the state tax credit allocating

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agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

In addition, with respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to other state or local programs, such as New York City Department of Housing Preservation and Development 421-a tax abatements, which provide tax credits and incentives to borrowers for such properties. Such programs have their own requirements and restriction the borrowers must comply with to retain the related tax benefits.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The

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master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of JPMorgan Chase Bank, National Association, a sponsor, an originator, the retaining sponsor and a risk retention consultation party, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the VRR Interest. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to

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their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Bank of America, National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention” and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the VRR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation

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party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the majority of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain certificateholders, in particular if such risk retention consultation party or such VRR Interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or the holder of the VRR Interest or the majority of the VRR Interest by whom such risk retention consultation party was appointed (any such loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association or Bank of America, National Association (in each case as holders of the VRR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party)) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association or Bank of America, National Association (in each case as holders of the VRR Interest) or a risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each

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of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the party expected to be designated to consult with the special servicer on their behalf as the risk retention

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consultation parties are each affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Morgan Stanley Bank, N.A., Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association or Bank of America, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the VRR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing

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Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the

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pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2026-5YR21 non-offered certificates or the VRR Interest Owners, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

Eightfold Real Estate Capital, L.P. (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement (other than with

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respect to any non-serviced mortgage loan and any excluded loan), and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interest in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and

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its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the VRR Interest Owners if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

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In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the VRR Interest Owners if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Eightfold Real Estate Capital, L.P. (or its affiliate), will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan and any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan and any non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.
The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and

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without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest Owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest Owners. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest Owners, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling

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and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates, which are collectively referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates, in each case to the extent permitted under the credit risk retention rules. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

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The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

The special servicer (or a successor special servicer) may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

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Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents may contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)    in the European Economic Are (the “EEA”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”); and

(b)    in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in

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Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EEA; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EEA member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii)
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Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);

(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and
(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except, in the case of a UK Institutional Investor, with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

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Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any SR Institutional Investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Certain reforms have been proposed to the EU SR Rules and the UK Securitization Framework. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Investor Requirements and the UK Investor Requirements, respectively. In each case, such changes may be substantive. However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitisations).

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

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The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, any master servicer, any special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder or VRR Interest Owner may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
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●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the terms of the related securitization documents. We cannot assure you that any such downgrade, withdrawal or qualification of any rating assigned to any securities (including any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

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As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying

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the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by entering into a supplemental agreement with a third party providing for certain backup advancing functions. In any such case, the trustee could cease to be an eligible trustee. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the

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parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

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In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity anticipated repayment date, or that the

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special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the VRR Interest Owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different from the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1 certificates and Class A-2 and Class A-3 trust components
Class X-B	Class A-S trust component
Class A-2-X1	Class A-2-1 certificates
Class A-2-X2	Class A-2-2 certificates
Class A-3-X1	Class A-3-1 certificates
Class A-3-X2	Class A-3-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the

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mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of a class of certificates and the VRR Interest balance of the VRR Interest, pro rata based on the respective percentage allocation entitlements of the certificates (collectively) and the VRR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the certificates (other than the Class R certificates), first the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1 certificates and the Class A-2 and Class A-3 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust components will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1 certificates or the Class A-2 or Class A-3 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates, then your rights to receive distributions of amounts

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collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class X-A, Class X-B, Class X-D and Class X-E certificates, Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest Owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement.

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See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest Owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights

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will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation parties will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation parties have consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation parties, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

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You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                 may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)              may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)           does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)            may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates; and

(v)                will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, any risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest Owners and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest Owners and the companion

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loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders and the VRR Interest Owners will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator

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without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest Owners generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and VRR Interest Owners may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan, will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions

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to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest Owners;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest Owners may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.
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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates or of the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the

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modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. A financial failure or insolvency proceeding involving a sponsor may interfere with or prevent the trust’s enforcement of such sponsor’s obligation to repurchase, cure or indemnify. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event of Default

With respect to the CityCenter (Aria & Vdara) mortgage loan (8.2%) and the Torrey Heights mortgage loan (3.9%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions

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of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The CityCenter (Aria & Vdara) AB Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, compounded annually. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the VRR Interest Owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the

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exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Master Servicer”, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) transferred its third-party master servicing and primary servicing business (exclusive of Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae) to Trimont LLC (“Trimont”) on March 1, 2025. A business combination transaction of the size and nature of the transaction between Wells Fargo and

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Trimont may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo of this master and primary servicing business to Trimont, will not cause disruptions in the performance by Trimont of its duties and obligations as master servicer under the Pooling and Servicing Agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest Owners. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest Owners and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest Owners.

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When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”) that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If

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designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing

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factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The United States has imposed tariffs on certain imports from certain foreign countries in the last few years and may in the future impose additional tariffs or increase tariffs on imports from foreign countries. The current administration has recently been announcing and implementing new tariffs, some of which have gone into effect and others have been on hold temporarily, and other countries have been implementing new tariffs in response. The imposition of these tariffs or any additional future tariffs could have the effect of, among other things, raising prices to consumers and potentially eliciting reciprocal tariffs, which could slow the global economy, and the removal of tariffs may or may not yield the intended results. In addition, impacts on tariffs may have a material adverse impact on industrial and distribution warehouse properties, as businesses work through the impact of tariffs and how to change, if at all, the sourcing of products and materials as a result of these and other potential tariffs.

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The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates and the VRR Interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest, on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the VRR Interest Owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to

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make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in
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over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s
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ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-one (31) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $836,684,520 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in April 2026 (or, in the case of any Mortgage Loan that has its first payment due date after April 2026, the date that would have been its payment due date in April 2026 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Six (6) Mortgage Loans (37.9%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	19	$220,400,000	26.3%
Bank of America, National Association	Bank of America, National Association	11	20	285,612,000	34.1
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	7	8	224,627,520	26.8
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A. / Morgan Stanley Mortgage Capital Holdings LLC	8	17	106,045,000	12.7
Total		31	64	$836,684,520	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The CityCenter (Aria & Vdara) Mortgage Loan (8.2%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, German American Capital Corporation (“GACC”) and Goldman Sachs Bank USA (“GS Bank”).
●	The Torrey Heights Mortgage Loan (3.9%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, GACC and GS Bank.
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●	The Haven Leased Fee Portfolio Mortgage Loan (1.2%), for which Morgan Stanley Mortgage Capital Holdings LLC is the mortgage loan seller, is part of a Whole Loan that was co-originated by GS Bank and Morgan Stanley Mortgage Capital Holdings LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 17, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Hilton Waterfront Beach Resort Mortgage Loan or the Hilton Waterfront Beach Resort Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Hilton Waterfront Beach Resort Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Hilton Waterfront Beach Resort Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as

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loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period; and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that

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would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
CityCenter (Aria & Vdara)(1)	8.2%	36.2%	36.2%	$7,032,800,000	57.3%	57.3%	$4,450,000,000
Freeway Business Park(2)	7.8%	60.5%	60.5%	$157,000,000	64.2%	64.2%	$148,000,000
Storage of America Portfolio 1(3)	7.4%	72.1%	72.1%	$85,300,000	75.3%	75.3%	$81,720,000
MHC Fund V(4)	6.5%	41.3%	41.3%	$130,690,000	43.9%	43.9%	$123,090,000
360 Hamilton(5)	5.9%	63.9%	63.9%	$76,740,039	73.7%	73.7%	$66,500,000
Torrey Heights(6)	3.9%	50.7%	50.7%	$723,406,014	51.3%	51.3%	$714,000,000
SpringHill Suites Green Bay(7)	2.0%	67.5%	67.5%	$25,200,000	76.9%	76.9%	$22,100,000
Haven Leased Fee Portfolio(8)	1.2%	75.9%	75.9%	$210,735,000	79.7%	79.7%	$200,700,000

(1)	The Other Than “As-Is” Appraised Value represents a “hypothetical–fee simple” value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the lease by and among the borrowers and MGM Lessee III, LLC (the “MGM Tenant”), a subsidiary of MGM Resort International (“MGM”), dated September 28, 2021 (the “MGM Master Lease”) is no longer in place. The “as is” appraised value reflects the MGM Master Lease. With respect to the CityCenter (Aria & Vdara) Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Other Than “As-Is” appraised value is each 49.1%, and based on the “As-Is” appraised value is each 77.5%.
(2)	The Other Than “As-Is” Appraised Value represents an “Upon Completion” value as of April 1, 2026, which assumes that all the leasing costs are paid for the second largest tenant, County of LA - DCFS. The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339 was reserved at the origination of the Freeway Business Park Whole Loan. The appraiser concluded an “As-Is” appraised value of $148,000,000 as of July 24, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As-Is” appraised value are 64.2% and 64.2%, respectively.
(3)	The Other Than “As-Is” Appraised Value represents the “Bulk Portfolio” value as of February 27, 2026, which includes a 4.38% portfolio premium . The sum of the individual “as is” appraised values for the Mortgaged Properties on a property-by-property basis is $81,720,000, as of various dates between November 13, 2025 to November 20, 2025, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio, respectively, of 75.3%.
(4)	The Other Than “As-Is” Appraised Value represents the “As Portfolio” value as of January 9, 2026, which includes a 5.8% portfolio premium and the value of excess land. The sum of the individual “as is” appraised values for the Mortgaged Properties on a property-by-property basis is $123,090,000, as of various dates between October and November 2025, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio, respectively, of 43.9%.
(5)	The Other Than “As-Is” Appraised Value represents the “Prospective Value Upon Funded Reserve” value as of March 9, 2026, reflecting the extraordinary assumption that a reserve was fully funded at the origination of the 360 Hamilton Mortgage Loan to cover capital expenditure and outstanding contractual leasing costs such as tenant improvements and leasing commissions (“TI/LCs”). At loan origination, the borrower deposited (i) $7,700,000.00 into a replacement reserve, (ii) $2,575,039.29 into an outstanding TI/LC reserve to cover all
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outstanding TI/LCs, (iii) $2,300,786.84 into a free rent reserve to cover all outstanding free rent obligations, and (iv) $1,936,876.69 into the rollover reserve.

(6)	The Other Than “As-Is” Appraised Value represents the “Upon Funding of Reserve Account” value as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. At loan origination, the borrower reserved $10,242,043 for the foregoing purpose.
(7)	The Other Than “As-Is” Appraised Value assumes the completion of the PIP renovation, which is expected to be completed June 1, 2027. The lender required the borrower to reserve $2,071,259 (110% of the cost of the remaining PIP work) at origination. See also “—Redevelopment, Renovation and Expansion” below.
(8)	The Appraised Value of $210,735,000 is the “as-is” portfolio value of the Mortgaged Properties as of November 22, 2025, which includes a portfolio premium of 5.0% based on the assumption that the Mortgaged Properties are sold together as a portfolio on a bulk basis. The aggregate “as-is” value of the Mortgaged Properties as of various dates between November 13, 2025 and November 21, 2025 without a portfolio premium is $200,700,000.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental

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revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a

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reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable

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indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), unless otherwise indicated, the U/W NCF DSCR reflects the WholeCo (as defined below) look through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers and the MGM Tenant are collectively referred to as the “WholeCo”. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash flow. Based on the Master Rent, the U/W NCF DSCR of the CityCenter (Aria & Vdara) Mortgage Loan and the related senior pari passu companion notes is 1.71x, and of the CityCenter (Aria & Vdara) Whole Loan is 1.26x.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value.

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With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

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“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
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●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self-storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

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“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In

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addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing and self-storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

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For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), unless otherwise indicated, Underwritten NCF Debt Yield reflects the WholeCo look-through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash flow. Based on the Master Rent, the NCF Debt Yield of the CityCenter (Aria & Vdara) Mortgage Loan and the related senior pari passu companion notes is 9.13%, and of the CityCenter (Aria & Vdara) Whole Loan is 6.75%.

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“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), unless otherwise indicated, U/W NOI DSCR reflects the WholeCo look-through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash flow. Based on the Master Rent, the U/W NOI DSCR of the CityCenter (Aria & Vdara) Mortgage Loan and the related senior pari passu companion notes is 1.71x and of the CityCenter (Aria & Vdara) Whole Loan is 1.26x.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), unless otherwise indicated, Underwritten NOI Debt Yield reflects the WholeCo look-through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash

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flow. Based on the Master Rent, the Underwritten NOI Debt Yield of the CityCenter (Aria & Vdara) Mortgage Loan and the related senior pari passu companion notes is 9.13%, and of the CityCenter (Aria & Vdara) Whole Loan is 6.75%.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self-storage properties, the number of self-storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

With respect to the Torrey Heights Mortgage Loan (3.9%), for purposes of calculating interest and other amounts payable on the Torrey Heights Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including the Torrey Heights Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Torrey Heights Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the Torrey Heights Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

With respect to the Torrey Heights Mortgage Loan (3.9%), the Mortgage Rate of the Torrey Heights Whole Loan is approximately 5.13175188172043%, representing the weighted average interest rate of the respective components of the Torrey Heights Whole Loan, as follows:

Mortgage Loan Component	Component Balance	Interest Rate
Torrey Heights Component A	$305,400,000	4.927925%
Torrey Heights Component B	$61,100,000	5.171325%
Torrey Heights Component C	$55,400,000	5.463025%
Torrey Heights Component D	$43,100,000	6.094125%
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The Mortgage Rate of the Torrey Heights Mortgage Loan (3.9%) is 4.96834477263158%. The Mortgage Rate of the Torrey Heights Whole Loan may change if any portion of any of the Torrey Heights Components is paid down in accordance with the related Whole Loan documents. See “Description of the Whole Loans—The Non-Serviced AB Whole Loans—The Torrey Heights AB Whole Loan”.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s mortgage rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$836,684,520
Number of Mortgage Loans	31
Number of Mortgaged Properties	64
Range of Cut-off Date Balances	$3,255,000 to $80,000,000
Average Cut-off Date Balance per Mortgage Loan	$26,989,823
Range of Interest Rates	4.96834477263158% to 7.10000000000000%
Weighted average Interest Rate	6.1776%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	56 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months
Weighted average remaining amortization term(2)	358 months
Range of Cut-off Date LTV Ratios(3)(4)	36.2% to 75.9%
Weighted average Cut-off Date LTV Ratio(3)(4)	57.0%
Range of LTV Ratios at Maturity(3)(4)	36.2% to 75.9%
Weighted average LTV Ratio at Maturity(3)(4)	56.8%
Range of U/W NCF DSCRs(4)(5)	1.10x to 4.46x
Weighted average U/W NCF DSCR(4)(5)	2.09x
Range of U/W NOI Debt Yields(4)	6.1% to 24.8%
Weighted average U/W NOI Debt Yield(4)	13.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	88.7%
Interest Only – ARD(6)	3.9%
Amortizing	7.4%

(1)	Subject to a variance of plus or minus 5%.
(2)	Excludes thirty (30) mortgage loans (collectively, 92.6%) that are interest only for the entire term or until the Anticipated Repayment Date, as applicable.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 49.1%, 49.1%, 3.28x and 18.3%, respectively. With respect to the Torrey Heights Mortgage Loan (3.9%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield calculated including the related Subordinate Companion Loans are 64.3%, 64.3%, 1.61x and 8.5%, respectively.
(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Definitions”.
(6)	Each of the LTV Ratios as of the maturity date/ARD, debt service coverage ratios, interest only and amortizing balloon values assume that the Torrey Heights Mortgage Loan will be interest-only for the entire term.
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The issuing entity will include six (6) Mortgage Loans (20.1%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties		Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office		6	$249,420,000	29.8%
Suburban		4	140,420,000	16.8
CBD		2	109,000,000	13.0
Hospitality		4	$176,140,000	21.1%
Full Service		2	149,000,000	17.8
Limited Service		1	17,000,000	2.0
Select Service		1	10,140,000	1.2
Mixed Use		6	$119,700,000	14.3%
Retail/Office		1	37,000,000	4.4
Lab/Office		1	33,000,000	3.9
Multifamily/Retail		1	20,500,000	2.5
Retail/Multifamily		1	15,400,000	1.8
Office/Retail		1	8,200,000	1.0
Manufactured Housing/Retail/Office		1	5,600,000	0.7
Self-Storage	1	3	$86,637,000	10.4%
Self-Storage	1	3	86,637,000	10.4
Retail		2	$76,132,520	9.1%
Super Regional Mall		1	61,882,520	7.4
Anchored		1	14,250,000	1.7
Manufactured Housing	1	9	$67,105,000	8.0%
Manufactured Housing	1	9	67,105,000	8.0
Multifamily		7	$39,300,000	4.7%
Garden		2	21,425,000	2.6
Low Rise		3	12,400,000	1.5
Mid Rise		2	5,475,000	0.7
Industrial		1	$12,250,000	1.5%
R&D/Flex		1	12,250,000	1.5
Other		6	$10,000,000	1.2%
Leased Fee		6	10,000,000	1.2
Total	6	4	$836,684,520	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
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Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 360 Hamilton Mortgage Loan (5.9%), the 391,798 total square feet of net rentable area at the Mortgaged Property include 2,393 square feet of storage space.
●	With respect to the 360 Hamilton Mortgage Loan (5.9%), the purchase price of $56,652,366 reflects the purchase price net of seller credits. At the time of purchase, the borrower sponsor received a $10,847,634 seller credit, which was reserved for at origination net of approximately $271,808 of free rent which burned off prior to loan origination, with $5,147,634 designated for outstanding leasing obligations and $5,700,000 designated for capital expenditures. At origination, the borrower sponsor deposited an additional $2,000,000 into the capital expenditure reserve, bringing the total capital expenditure reserve balance to $7,700,000. Without giving consideration to the seller credits, the purchase price would be $67,500,000.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

In the case of the hospitality properties or mixed use properties with hospitality components set forth in the above chart, we note the following:

●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (9.6%), 38.6% of the underwritten income is attributable to food and beverage sales.
●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (9.6%), the related borrower is the lessee on a lease with the City of Huntington Beach as the lessor whereby the related borrower operates a beach side stand that rents cabanas and beach equipment (the “Cabana Lease”). Under the Cabana Lease, the related borrower collects the revenue from the rentals, and pays the City of Huntington Beach rent starting at $1,100, subject to 2% annual increases, plus percentage rent based on gross sales (5% low season, 10% mid-season, 12% peak-season). The Cabana Lease is not recorded. The related Mortgage Loan documents provide recourse for losses in the event the Cabana Lease is terminated, cancelled or otherwise ceases to exist as a result of the related borrower’s action, inaction or omission.
●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (9.6%), the current franchise agreement expires on July 31, 2030. On or before July 31, 2029, the related borrower is required to post cash or a letter of credit in the amount equal to 100% of the estimated cost of completion of the Hilton provided PIP scope of work (the “PIP Reserve”). In the event funds are not posted, a cash flow sweep will be triggered and capped in the amount equal to the estimated cost of completing the Hilton provided scope of work. Notwithstanding the foregoing, the PIP Reserve will not be required in the event the related borrower provides written confirmation from the franchisor that the related franchise agreement has been extended to expire no sooner than July 31, 2035 and no remaining obligations are required by the franchisee to secure the extension.
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●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the related Mortgaged Property is subject to the MGM Master Lease, which has an initial term of 30 years expiring in 2051, with three 10-year renewal options. The borrowers are entitled to a current MGM Master Lease rent of approximately $232.7 million per annum (the “Master Rent”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum. The borrowers are entitled to only receive the Master Rent and are not entitled to the underlying rents or receipts from the operation of the related Mortgaged Property. In addition to the cash flow generated by the Mortgaged Property, the MGM Master Lease is structured with a corporate guarantee for all lease obligations from MGM. The MGM Master Lease and the related guaranty has been collaterally assigned to the lenders. The MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market cap declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and EBITDAR to Master Rent declines below a 2.0x coverage. The MGM Master Lease requires a capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling test which schedule is as follows: (a) years 4.0% of revenues for one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years 11 through 20 and (d) 3.5% of revenues for years 21 and thereafter.

The MGM Tenant has the exclusive right to operate the Mortgaged Property. The MGM Tenant is permitted to voluntarily cease operations for up to one year in any five-year period, provided that certain conditions are satisfied, including no event of default under the MGM Master Lease. The MGM Tenant cannot transfer its interest in the MGM Master Lease without borrowers’ consent, except for (x) transfers to MGM or a wholly owned and controlled subsidiary of the MGM Tenant or MGM or (y) permitted tenant financing and foreclosure of such leasehold mortgage by a permitted leasehold mortgagee that satisfies certain conditions including (i) such transferee being or engaging a qualified operator with applicable gaming licenses and (ii) providing a guaranty from a qualified transferee that has a net worth (exclusive of the Mortgaged Property) of not less than $5 billion. The MGM Tenant is permitted, without the borrowers’ consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the MGM Master Lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the MGM Master Lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the MGM Master Lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Property. The lender under any fee mortgage encumbering the Mortgaged Property will be deemed, without executing any further document or instrument, to have agreed to recognize the rights of any leasehold mortgagee and to have agreed not to disturb such rights in any way except through the exercise of the rights expressly granted to borrowers under the MGM Master Lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the MGM Tenant under the MGM Master Lease, including a default triggered by a bankruptcy proceeding of the MGM Tenant or the guarantor of the MGM Master

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Lease. There could be a possible deterioration of the Mortgaged Properties or their business or operations during this extended cure period. The ability of the borrowers and the lender to terminate the MGM Master Lease as a result of a default by the MGM Tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the MGM Tenant (or any permitted leasehold mortgagee that succeeds to its interest) non-disturbance in the event that certain conditions are met, including that there is no uncured MGM Master Lease event of default.

Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Property, if the MGM Tenant (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all.

The MGM Tenant is not a bankruptcy remote entity. A bankruptcy of the MGM Tenant, the MGM Master Lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the MGM Master Lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding.

Pursuant to the MGM Master Lease, so long as no event of default exists under the MGM Master Lease, the borrowers (or any successor landlord, such as the issuing entity) may not transfer their interest under the MGM Master Lease to a tenant competitor (a person among the top 10 global gaming companies or which operates or manages 1,000 rooms on the Las Vegas Strip).

Pursuant to a subordination, non-disturbance and attornment agreement among the lenders of the CityCenter (Aria & Vdara) Mortgage Loan, the borrowers, and the MGM Tenant, the lenders agreed that they would not terminate or disturb the MGM Tenant’s right to use, occupy and possess the Mortgaged Properties, nor any of MGM Tenant’s rights under the MGM Master lease so long as the MGM Tenant is not in default beyond any applicable notice and cure periods under the MGM Master Lease.

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the historical financial information is based on the financial reporting package delivered by the MGM Tenant and reflects the operating results of the CityCenter (Aria & Vdara) Mortgaged Property and does not reflect the borrowers’ financial condition. The MGM Tenant’s leasehold interest in the CityCenter (Aria & Vdara) Mortgaged Property is not part of the collateral securing the CityCenter (Aria & Vdara) Whole Loan, and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The CityCenter (Aria & Vdara) Whole Loan is secured by the borrowers’ leased fee interest in the CityCenter (Aria & Vdara) Mortgaged Property that is subject to the MGM Master Lease and by the borrowers’ rights under the MGM Master Lease.
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●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), a number of employees at the related Mortgaged Property are covered by a collective bargaining agreement. In addition, a collective bargaining agreement covering a significant number of employees at the Mortgaged Property requires the MGM Tenant to participate in a multiemployer pension plan. To the extent the plan is underfunded, ERISA may subject the borrowers to substantial liabilities under the plan if the MGM Tenant withdraws from the plan or the plan is terminated or experiences a mass withdrawal.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the CityCenter (Aria & Vdara) Mortgaged Property is operated as an independent, boutique hotel and is not subject to a “flag.”
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), 28.6% of underwritten revenue is generated from food and beverage and 26.3% of underwritten revenue is generated from casino operations.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the historical financial information is based on the financial reporting package delivered by the MGM Tenant and reflects the operating results of the CityCenter (Aria & Vdara) Mortgaged Property and does not reflect the borrowers’ financial condition. The MGM Tenant’s leasehold interest in the CityCenter (Aria & Vdara) Mortgaged Property is not part of the collateral securing the CityCenter (Aria & Vdara) Whole Loan, and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The CityCenter (Aria & Vdara) Whole Loan is secured by the borrowers’ leased fee interest in the CityCenter (Aria & Vdara) Mortgaged Property that is subject to the MGM Master Lease and the borrowers’ rights under the MGM Master Lease.
●	In addition, the CityCenter (Aria & Vdara) Mortgage Loan (8.2%) is secured in part by a pledge of the revenue from the monthly transient rental fees from the residential condominium units. Since such pledged income may not qualify as an interest in real property or as personal property incident to real property, the REMIC provisions will restrict the issuing entity from taking title to such pledged income upon a foreclosure unless an opinion of counsel can be delivered that taking title will not cause any Trust REMIC to fail to qualify as a REMIC. Such opinion of counsel may be premised on the designation under the pooling and servicing agreement of such pledged income being deemed part of an “outside reserve fund” within the meaning of Treasury Regulations Section 1.860G-2(h). Therefore, upon the occurrence of an event of default under the CityCenter (Aria & Vdara) Whole Loan, the issuing entity will not be permitted to take title to such pledged income, but rather will be required to exercise the legal remedies available to it under applicable law, including the sale of such pledged income, and apply the proceeds toward the repayment of the CityCenter (Aria & Vdara) Whole Loan. Depending on market conditions, the proceeds from the sale of such pledged income could be less than the proceeds that would be received if such pledged income were foreclosed on by the applicable issuing entity and sold at a later date.
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The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Waterfront Beach Resort	$80,000,000	9.6%	7/31/2030	3/1/2031
SpringHill Suites Green Bay	$17,000,000	2.0%	9/11/2039	3/11/2031
Hampton Inn Harrisburg West	$10,140,000	1.2%	2/29/2036	3/1/2031

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more retail, office, multifamily or manufactured housing community components, we note the following:

●	With respect to the 785 Flushing Avenue Mortgage Loan (4.4%), the office space at the Mortgaged Property, comprising 38.3% of the net rentable area, is only 62.8% occupied. In addition, there are three new mixed-use developments expected to complete construction containing retail and/or office space within one mile of the Mortgaged Property that are expected to directly compete with the Mortgaged Property.
●	With respect to the 785 Flushing Avenue Mortgage Loan (4.4%), in connection with the origination of such Mortgage Loan, the largest tenant, Burlington Coat Factory (approximately 30.6% of the net rentable area and approximately 32.8% of the annual underwritten base rent), delivered an estoppel which asserted certain claims against the borrower, including, but not limited to, the claim that the borrower had failed to timely deliver the Burlington Coat Factory premises, and the tenant is entitled to liquidated damages in connection therewith, and in addition, that the borrower is required to address all 10 month construction warranty deficiencies, to pay outstanding billback invoices totaling $33,717.44, to repair HVAC issues and to perform roof repairs to address ongoing leaks. The lease limits liquidated damages to $350,000. At origination, the borrower was required to deposit $500,000 into escrow for any liquidated damages, rent offsets, abatements or other sums asserted by Burlington Coat Factory pursuant to such estoppel.
●	With respect to the Torrey Heights Mortgage Loan (3.9%), the loan is secured in part by a pledge of the equity interests in a taxable REIT subsidiary of the borrower. Since such pledged equity interests may not qualify as an interest in real property or as personal property incident to real property, the REMIC provisions will restrict the issuing entity from taking title to such pledged equity interests upon a foreclosure unless an opinion of counsel can be delivered that taking title will not cause any Trust REMIC to fail to qualify as a REMIC. Such opinion of counsel may be premised on the designation under the pooling and servicing agreement of such pledged equity
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interests being deemed part of an “outside reserve fund” within the meaning of Treasury Regulations Section 1.860G-2(h). Therefore, upon the occurrence of an event of default under the applicable mortgage loan, the issuing entity will not be permitted to take title to such pledged equity interests, but rather will be required to exercise the legal remedies available to it under applicable law, including the sale of such pledged equity interests, and apply the proceeds toward the repayment of the applicable mortgage loan. Depending on market conditions, the proceeds from the sale of such pledged equity interests could be less than the proceeds that would be received if such pledged equity interests were foreclosed on by the applicable issuing entity and sold at a later date.

●	With respect to the 535 Broadway Mortgage Loan (1.8%), the Mortgaged Property is comprised of (i) four multifamily units, which include one full-floor, rent-stabilized unit, (ii) 4,625 square feet of retail space, and (iii) 2,350 square feet of below grade storage space which was not included in the 13,625 square feet of net rentable area.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Self-Storage Properties

In the case of the self-storage properties set forth in the above chart, we note the following:

●	With respect to the Guardian Storage North Strabane Mortgage Loan (1.6%), the related borrower, Guardian Storage North Strabane, LLC, as landlord, and Range Resources - Appalachia, LLC, as tenant, entered into a 5 year (initial term) lease (expiring September 8, 2030) to allow the tenant to potentially monetize certain oil and gas under the related Mortgaged Property. Under such lease, the tenant will not have any surface rights to the related Mortgaged Property and may not drill any well on the surface of such Mortgaged Property without written consent. The survey reveals no wells located on the related Mortgaged Property and no revenue has been collected thus far. The related lender has not underwritten any income associated with this oil and gas lease. Such lease provides that the tenant indemnifies borrower, as landlord, for injury or death to persons or damage to related Mortgaged Property occurring as a result of tenant’s use of the leased premises and for releases of hazardous substances occurred as a result of tenant’s subsurface activities, and under the related Mortgage Loan documents, the related lender is indemnified by the related borrower and guarantor in accordance with the related environmental indemnity agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

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Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Manufactured Housing Properties

In the case of the manufactured housing properties or mixed use properties with manufactured housing components set forth in the above chart, we note the following:

●	With respect to the MHC Fund V Mortgage Loan (6.5%), the underwritten loan amounts allocated to each of the related Mortgaged Properties are hypothetical values based on the individual “As-Is” appraised values for each of the Mortgaged Properties. Partial release is not permitted under the Mortgage Loan and specific allocated loan amounts were not provided under the related Mortgage Loan documents.
●	With respect to the MHC Fund V Mortgage Loan (6.5%), approximately $24.4 million of the $47,385,069 of the previously existing debt that was paid off with the proceeds from the Mortgage Loan was used to repay previously outstanding debt held by an affiliate of the borrower.
●	With respect to the MHC Fund V Mortgage Loan (6.5%), approximately $359,580 of rent was underwritten based on contractual rent steps through the second quarter of 2026.
●	With respect to the Daytona Beach MHC Mortgage Loan (0.4%) the Mortgaged Property includes 10 mobile homes owned by a borrower affiliate (two homes rented to the ultimate occupant by the borrower affiliate, and eight “rent to own” homes, as to which the occupant pays installment payments to the borrower affiliate to purchase such home).
●	Other manufactured housing properties may include mobile homes owned by a borrower affiliate. Many Mortgage Loans secured by manufactured housing properties do not limit such home ownership.

See “Risk Factors—Manufactured Housing Properties Have Special Risks”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Brooklyn Multifamily Portfolio Mortgage Loan (1.0%), in connection with 421-a tax abatements, the 264 Albany Mortgaged Property (10 units) and the 221 Clarkson Ave Mortgaged Property (9 units), constituting all of the residential units at each such Mortgaged Property, are subject to rent stabilization for the duration of their respective benefit periods.
●	With respect to the Brooklyn Multifamily Portfolio Mortgage Loan (1.0%), existing leases at the 264 Albany and 221 Clarkson Ave Mortgaged Properties, each of which is subject to a 421-a tax abatement and related rent stabilization requirements, did
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not include the required 421-a/rent stabilization rider or notice. The absence of such rider or notice may subject the borrower to potential penalties or fines and may, in certain circumstances, limit the borrower’s ability to increase rents to market levels upon expiration of the applicable 421-a benefit period for affected tenants.

●	With respect to the Spring Hill Village Apartments Mortgage Loan (0.6%), of the total unit count, 27 units (34.6%) are designated as affordable housing under an existing 40-year Land Use Restriction Agreement (“LURA”) that is scheduled to expire on March 26, 2031. Under the LURA, the related Mortgaged Property is required to set aside 27 units (34.6%) as affordable housing, of which a minimum of 12 units must be designated as very low income units leased to households earning no more than 50% of AMI. The remaining affordable units are designated as low income units for households earning no more than 65% of AMI. Maximum rents are restricted to 30% of 50% of AMI for very low income units and 30% of 65% of AMI for very low income units. Upon expiration of the LURA in 2031, all units are expected to convert to market-rate housing with no income or rent restrictions.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

With respect to leased fee properties set forth in the above chart:

●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), the Mortgage Loan is secured by the related borrowers’ leased fee interest in the related Mortgaged Properties. On November 25, 2025, Valley National Bank, as lender under a loan secured by the leasehold interest at the 25 Vreeland Mortgaged Property, filed a Lis Pendens evidencing a foreclosure action against such leasehold interest (which leasehold interest is not collateral for the Mortgage Loan). As of the origination date, the ground tenant at the 25 Vreeland Mortgaged Property is not delinquent in its payment of ground rent or otherwise in default under the related ground lease. However, pending a resolution of such foreclosure action the Mortgage Loan documents provide for an ongoing cash management period, pursuant to which all funds in the lockbox account will be swept into a lender-controlled cash management account to be distributed in accordance with the requirements of the Mortgage Loan documents. Such cash management period will conclude when either (i) the ground lease reserve contains at least $702,000 or (ii) (x) a completion of the foreclosure proceedings by Valley National Bank, (y) Valley National Bank’s agreement to a loan modification or waiver of default under the loan that gave rise to the foreclosure proceeding such that the leasehold loan is in good standing and no longer in default or (iii) the purchase of the ground lease in effect at the 25 Vreeland Mortgaged Property by a third party, in each instance subject to, among other conditions, there being (a) no event of default under the Mortgage
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Loan, (b) no monetary or material non-monetary default then in effect pursuant to the ground lease in effect at the 25 Vreeland Mortgaged Property, and (c) no default by any ground tenant arising out of a failure to pay rent under any ground lease that is subject to the Mortgage Loan. We cannot assure you that the pending foreclosure action will not have a material adverse impact on the related Mortgage Loan or the related Mortgaged Property.

●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), in connection with certain tax abatement programs described under “—Real Estate and Other Tax Considerations,” certain of the related Mortgaged Properties are subject to affordable housing restrictions that according to the related borrower sponsor require, among other things, (i) with respect to each of The Arches Mortgaged Property and the 276 Grand Concourse Mortgaged Property, 30% of the related multifamily units to be rented to households with incomes at or below 130% of the applicable median income (the “AMI”), with any increases in rent for such units subject to standards set by the New York Rent Guidelines Board and (ii) with respect to The Illustrator Mortgaged Property, 8 of the related multifamily units to be leased to households with incomes at or below 80% of the AMI, with any increases in rent for such units subject to certain requirements set forth in the PILOT documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical Office	2	10.2%
Movie Theater	1	7.4%
Laboratory space	1	3.7%
Gym, fitness center, spa or health club	2	3.4%
Restaurant	1	1.0%

With respect to the Sand Canyon Mortgage Loan (0.7%), the related Mortgaged Property includes a Shell-branded fuel station, which operates under a ground lease which expires in July 2031 and contributes approximately 21.2% of such Mortgaged Property’s effective gross income.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Hilton Waterfront Beach Resort	$80,000,000	9.6%	$290,617.85	1.79x	58.0%	Hospitality
CityCenter (Aria & Vdara)	$69,000,000	8.2%	$476,313.33	4.46x	36.2%	Hospitality
Freeway Business Park	$65,000,000	7.8%	$192.29	1.99x	60.5%	Office
Coral Ridge Mall	$61,882,520	7.4%	$108.02	2.04x	52.4%	Retail
Storage of America Portfolio 1	$61,500,000	7.4%	$72.88	1.28x	72.1%	Self Storage
1500 Post Oak Boulevard	$60,000,000	7.2%	$232.10	2.40x	50.8%	Office
MHC Fund V	$54,000,000	6.5%	$23,126.34	1.85x	41.3%	Manufactured Housing
360 Hamilton	$49,000,000	5.9%	$125.06	2.77x	63.9%	Office
785 Flushing Avenue	$37,000,000	4.4%	$263.51	1.58x	54.4%	Mixed Use
Redstone Corporate Center I	$33,240,000	4.0%	$156.74	2.17x	59.1%	Office
Torrey Heights	$33,000,000	3.9%	$703.99	2.11x	50.7%	Mixed Use
Forty 540 II	$30,680,000	3.7%	$154.56	2.21x	65.7%	Office
Fairhaven Plaza and Apartments	$20,500,000	2.5%	$215,789.47	1.37x	72.6%	Mixed Use
SpringHill Suites Green Bay	$17,000,000	2.0%	$133,858.27	1.73x	67.5%	Hospitality
Ivy Bridge Townhomes	$16,000,000	1.9%	$175,824.18	1.38x	70.8%	Multifamily
Top 3 Total/Weighted Average	$ 214,000,000	25.6%		2.71x	51.7%
Top 5 Total/Weighted Average	$ 337,382,520	40.3%		2.33x	55.6%
Top 15 Total/Weighted Average	$ 687,802,520	82.2%		2.20x	56.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%) based on the combined senior notes and subordinate notes 3.28x and 49.1%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Torrey Heights Mortgage Loan (3.9%) based on the combined senior notes and subordinate notes are 1.61x and 64.3%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (18.3%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Storage of America Portfolio 1	$61,500,000	7.4%
MHC Fund V	54,000,000	6.5
Haven Leased Fee Portfolio	10,000,000	1.2
Lubbock MHC Portfolio	9,850,000	1.2
Graham & Havemeyer Portfolio	9,575,000	1.1
Brooklyn Multifamily Portfolio	8,300,000	1.0
Total	$153,225,000	18.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	4	$183,600,000	21.9%
New York	13	$150,106,813	17.9%
Texas	6	$89,525,000	10.7%
Nevada	1	$69,000,000	8.2%
Iowa	1	$61,882,520	7.4%
Washington	2	$53,740,000	6.4%
Indiana	10	$53,273,867	6.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twelve (12) other states with no more than 4.5% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eleven (11) Mortgaged Properties (33.0%) located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.
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●	Six (6) Mortgaged Properties (28.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 15.0%.
●	One (1) Mortgaged Property (0.4%) is located within approximately 25 miles of the coast of the Gulf of America or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Seven (7) of the Mortgaged Properties (3.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Delaware Statutory Trusts

A borrower that is a Delaware statutory trust (“DST”) is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties.

With respect to the MHC Fund V Mortgage Loan (6.5%), the related borrower is a DST. The related Mortgage Loan documents limit the number of ultimate owners of the related borrower to 100 persons. To accommodate certain restrictions related to the DST structure, the borrower has leased the individual Mortgaged Properties in their entirety to an affiliated master tenant (the “Master Tenant”) under a master lease (the “Master Lease”). The Mortgaged Properties consist of 2,335 pads, some of which are directly leased to third-party tenants and the remainder (the “Subleased Pads”) of which are subleased through a borrower affiliate as the master subtenant (each an “Affiliated Subtenant”). The Master Tenant, in turn, has entered into a master sublease with the Affiliated Subtenants with respect to the Subleased Pads, and the Affiliated Subtenants lease to third-party tenants

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such Subleased Pads on which homes owned by affiliates of the borrower (the “Affiliate-Owned Homes”) are located and subleased to third-party subtenants on lease-to-own arrangements. Pursuant to Mortgage Loan documents, the borrower has assigned and pledged to the lender as security for the Mortgage Loan (i) all rents payable to the borrower under any lease, including the Master Lease, and (ii) all rights of the borrower, as assigned, specific to the Master Lease and the sublease structure, including any and all rights in connection with a pledge of equity that secures the obligations under the master sublease. However, there is no mortgage on the Master Lease, and the mobile homes on the pads, including both the homes owned by third-party individuals and the Affiliate-Owned Homes, are not pledged as collateral for the Mortgage Loan. In the event of a foreclosure, the lender would have the right to (i) terminate the Master Lease and sublease structure or assume the borrower’s position in the Master Lease and sublease structure and/or (ii) control the applicable Affiliated Subtenants subject to the equity pledge by exercising its remedies under the pledge and master sublease. In addition, under the related Mortgage Loan documents, the lender has the right to convert the structure of the borrower from a DST to a Delaware limited liability company upon (a) notice from the lender that an event of default under the Mortgage Loan documents has occurred and is continuing or (b) the lender not receiving evidence that the Mortgage Loan will be repaid on the stated maturity date of the Mortgage Loan in the form of either (i) a commitment to refinance the Mortgage Loan or (ii) an executed contract of sale, in each case, within 30 days prior to the stated maturity date of the Mortgage Loan.

With respect to the MHC Fund V Mortgage Loan (6.5%), the trustee of the related borrower may transfer up to 95% of the beneficial interests in the borrower to up to 100 “accredited investors” (as defined in Rule 501 of Regulation D of the Securities Act of 1933), upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) prior to the first such transfer, the borrower delivers a copy of its private placement memorandum and SEC Form D Filing relating to the offering, solicitation or sale of beneficial interests together with a copy of the tax opinion delivered to the beneficial interest holders; (b) there is no change of control of the borrower in connection with any such transfer; and no beneficial owner, or any of its affiliates, may own more than a 20% beneficial ownership interest in the borrower; (c) if any such transfer causes the transferee (together with its affiliates) to acquire, or to increase, its direct interest in the borrower to an amount which equals or exceeds 10% of the beneficial interests, the prior written consent of the lender is required; (d) if the borrower is a Delaware statutory trust and is required by the Mortgage Loan documents to satisfy the conversion requirement by either (i) converting to a Delaware limited liability company (a “Conversion Event”), or (ii) contributing the entire Mortgaged Property to a Delaware limited liability company to be owned by the same beneficial owners of the borrower in the same proportions as immediately prior to such transfer of the Mortgaged Property (a “Drop-Down Distribution”), then the lender may not withhold or delay its consent to such Conversion Event or Drop-Down Distribution, in accordance with the related terms of the Mortgage Loan documents; and (e) the removal and replacement of the signatory trustee (the “Signatory Trustee”) under the trust agreement of the borrower (the “DST Trust Agreement”) in accordance with the DST Trust Agreement is permitted, provided that (i) such replacement Signatory Trustee is (A) under the control of the related non-recourse carveout guarantor (the “Guarantor”) and owned, directly or indirectly, at least a 51% by the Guarantor or (B) approved by the lender, (ii) the borrower delivers, at the borrower’s sole cost and expense, customary searches reasonably acceptable to the lender with respect to such replacement Signatory Trustee, and (iii) the lender receives not less than 10 days prior written notice of such removal and replacement.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The CityCenter (Aria & Vdara) Mortgage Loan, the Haven Leased Fee Portfolio Mortgage Loan (solely with respect to The Arches Mortgaged Property) and the Hampton Inn Harrisburg West Mortgage Loan (collectively, 10.0%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the related Whole Loan is secured in part by the related borrower’s interest in the Vdara Hotel, which is subject to a condominium declaration. The Vdara Hotel consists of (i) a hotel operated as the “Hotel Unit” by the MGM Tenant which includes 1,347 “all-suite” units that are part of the collateral for the CityCenter (Aria & Vdara) Whole Loan and (ii) 148 individual “Residential Units” owned by third parties, which may be made available as hotel rooms and are not part of the collateral for the CityCenter (Aria & Vdara) Whole Loan. The condominium board is currently comprised of three board members and the related borrower is permitted to appoint one member to the board. As such, the borrower does not control the condominium board. In addition, while the MGM Master Lease is in effect and no MGM Master Lease event of default is continuing, the MGM Tenant has the right to exercise all rights and remedies of the borrower under the condominium documents.

In addition, 32 of the residential condominium units in the condominium related to the Vdara hotel owned by third parties participate in a rental program whereby they can be made available as hotel rooms. The CityCenter (Aria & Vdara) Whole Loan is secured in part by a pledge of the revenue from the monthly transient rental fees from the residential condominium units. Since such pledged income may not qualify as an interest in real property or as personal property incident to real property, the REMIC provisions will restrict the issuing entity from taking title to such pledged income upon a foreclosure unless an opinion of counsel can be delivered that taking title will not cause any Trust REMIC to fail to qualify as a REMIC. Such opinion of counsel may be premised on the designation under the pooling and servicing agreement of such pledged income being deemed part of an “outside reserve fund” within the meaning of Treasury Regulations Section 1.860G-2(h). Therefore, upon the occurrence of an event of default under the CityCenter (Aria & Vdara) Whole Loan, the issuing entity will not be permitted to take title to such pledged income, but rather will be required to exercise the legal remedies available to it under applicable law, including the sale of such pledged income, and apply the proceeds toward the repayment of the CityCenter (Aria & Vdara) Whole Loan. Depending on market conditions, the proceeds from the sale of such pledged income could be less than the proceeds that would be received if such pledged income were foreclosed on by the applicable issuing entity and sold at a later date.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	64	$ 836,684,520	100.0%
Total	64	$ 836,684,520	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as

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needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Storage of America Portfolio 1 Mortgage Loan (7.4%), the Phase I ESAs dated between December 2, 2025 and December 9, 2025, identified a REC at two of the Storage of America Portfolio 1 Mortgaged Properties, the SOA – E. Washington Mortgaged Property and SOA - Gratiot Mortgaged Property. With respect to the SOA – E. Washington Mortgaged Property (1.7%), the related ESA identified a REC based on the former onsite presence of a 2,000-gallon heating oil UST and report of a spill that occurred on May 22, 1992 (reported on June 1, 1992) during site construction activities 30 feet south and 36 feet east of the property line. The 240 SF of stained soil was excavated. In lieu of a Phase II report, an opinion of probable cost was obtained to quantify the remediation cost based on the scope of the Phase II ESA recommendation. The probable low estimate was $7,920, and the probable maximum estimate was $191,400. With respect to the SOA – Gratiot Mortgaged Property (0.8%), the related ESA identified a REC based on an adjoining property to the northeast, identified as Westside Shell, being the current location of one 8,000-gallon gasoline UST, one 6,000-gallon gasoline UST, and one 10,000-gallon gasoline UST and being associated with a release which was identified on October 13, 2020 (REL-0221-20) and is considered open. A March 5, 2024 report of testing did not identify target pollution constituents above method detection limits. The ESA suggested future corrective actions including additional groundwater and soil gas monitoring activities as well as institutional controls for the adjoining property and the impacted portion of the related Mortgaged Property. The ESA concluded no further investigation to be warranted based on the distance between the edge of the plume and the Mortgaged Property, the lack of groundwater use for potable purposes, and the presence of pavement in the area of soil contamination that serves as a barrier for contact with soil, inhalation, ingestion, and dermal contact. In addition, with respect to the SOA – Gratiot Mortgaged Property (0.8%), the related ESA identified a REC based on an adjoining property 40 feet to the east, identified as Imperial Dry Cleaners, Center Rd, 125. S., and Morton’s Imperial Dry Cleaners at 125 South Center Road. The Phase II ESA identified concentrations of contaminants above the most restrictive cleanup criteria requirements for response activity and a potential acute hazard due to the exceedances of vapor intrusion criteria at the adjoining property. Additionally, migration from the adjoining property off-site was listed as “probable”. An opinion of probable cost was obtained to quantify the remediation cost for both RECs at the SOA – Gratiot Mortgaged Property based on the scope of the Phase II ESA recommendation with a probable low estimate was $45,540 and the probable maximum estimate was $481,840. At origination of the Storage of America Portfolio 1 Mortgage Loan, the related borrowers obtained an environmental insurance policy with Beazley Excess and
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Surplus Insurance, Inc. (rated “A+” by S&P and “A:XV” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (three years past loan maturity), with a $25,000 deductible.

●	With respect to the MHC Fund V Mortgage Loan (6.5%), none of the ESAs showed a REC, controlled REC, or historical REC. However, the ESA related to each of the individual Mortgaged Properties identified as Harbourtown, Arrowhead Lake, and Rustic Cove indicated that open compliance issues with respect to the onsite wastewater treatment plant existed, and that related remedial efforts have been conducted and/or are ongoing. In each case, the related ESA recommended continued remediation to complete and resolve any required repairs and any other outstanding issues with the wastewater treatment facilities to comply with the Ohio Environmental Protection Agency requirements as described in the ESA. In addition, certain of the individual Mortgaged Properties are subject to privately managed water and sewer facilities (rather than public utilities), potentially exposing such individual Mortgaged Properties to heightened costs should such privately managed utilities require any repairs.
●	With respect to the SpringHill Suites Green Bay Mortgage Loan (2.0%), the Phase I ESA identified a controlled recognized environmental conditions (“CREC”) relating to a release of petroleum and chlorinated solvents in July 2006 that resulted in soil and groundwater contamination in the area of the Mortgaged Property’s south parking lot. A Notice of Contamination has been recorded in the applicable deed records as to the Mortgaged Property and an adjacent property. Regulatory closure was granted subject to certain conditions, including required maintenance of engineering controls (the asphalt parking lot) and customary use restrictions that do not materially affect the current use of the Mortgaged Property, but could potentially affect future development activities.
●	With respect to the Guardian Storage North Strabane Mortgage Loan (1.6%), the related Phase I ESA did not report of any petroleum discharge documented for the related Mortgaged Property, however, based on the noted length of time that such Mortgaged Property has been utilized as a car dealership with a service garage (approximately 28-years from as early as 1985 through 2014), confirmation of hazardous waste generation activities, inground hydraulic lifts, former use of solvents, and the presence of a former onsite waste oil underground storage tank, the Phase I ESA considered the historical onsite automotive service/repair operations to represent a REC. In lieu of a Phase II report, an opinion of probable cost was obtained to quantify the remediation cost based on the scope of the Phase II recommendation and showed the probable low estimate was $40,598 and the probable maximum estimate was $667,920.
●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), the related ESAs identified certain CRECs in connection with residual groundwater, soil and/or soil vapor impacts at (i) The Arches Mortgaged Property including, among other things, volatile organic compounds, semi-volatile organic compounds, pesticides and metals, resulting from historical industrial operations at such Mortgaged Property and (ii) the 276 Grand Concourse Mortgaged Property including, among other things, volatile organic compounds, semi-volatile organic compounds and metals, resulting from historical operations including a gasoline filling station, welding business, line painter business and certain auto service facilities at such Mortgaged Property, which in each instance are required to be managed in-place pursuant to certain engineering and institutional controls.
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●	With respect to the Sand Canyon Mortgage Loan (0.7%), the related Phase I ESA noted that the related Mortgaged Property has been occupied by a gasoline station since 1987 to present and the current onsite underground storage tank system consists of three 12,000-gallon underground storage tank systems for gasoline and diesel fuel storage (installed in 1987), six fuel islands, and twelve pump dispensers. The Phase I ESA identified that during dispenser island and piping run upgrades in 2002, impacted soil and groundwater contamination was discovered which was investigated and the LUST case was closed in 2007. Based on the age of the current underground storage tank systems, such reported release case, and the possibility that releases may occur from tanks or tank systems that are otherwise testing as tight, the storage of petroleum products at the related Mortgaged Property was considered a REC. In lieu of a Phase II report, an opinion of probable cost was obtained to quantify the remediation cost based on the scope of the Phase II recommendation and showed a probable low estimate was $12,782 and the probable maximum estimate was $1,822,735. The related borrower obtained an environmental policy from Beazley Excess and Surplus Insurance, Inc. (rated “A+” by S&P and “A:XV” by A.M. Best) with a policy term of 8 years (3 years past the related Mortgage Loan maturity date) with an aggregate limit for all claims of $3,000,000 and is subject to a $25,000 deductible.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans (“PIPs”). Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), pursuant to the Whole Loan agreement, the borrowers are pre-approving renovations at the Mortgaged Property (specifically, the Aria Hotel), which permit refreshing approximately 3,300 standard rooms at an estimated total project cost of $300 million (approximately $86,000 per room). Renovations are expected to commence in late November 2026 and are projected to be completed in the third quarter of 2027.
●	With respect to the 360 Hamilton Mortgage Loan (5.9%), the borrower sponsor is expected to undertake future renovations at the Mortgaged Property, including renovations to, among other items, the lobby, café, garage, and conference center. At origination of the Mortgage Loan, (i) $7,700,000 was reserved for replacements and repairs, including for elective replacements pursuant to the related Mortgage Loan agreement, and (ii) $1,936,876.69 was reserved for tenant improvement and leasing commission obligations.
●	With respect to the SpringHill Suites Green Bay Mortgage Loan (2.0%), the loan documents require an upfront PIP reserve in the amount of $2,071,259 (110% of estimated PIP costs) for completion of remaining PIP work which is part of Marriott’s new 14-year Core Renovation Plan program, and includes site and exterior work to parking areas, landscaping, exterior signage and graphics; guestroom improvements including case goods and kitchenette countertop replacements; guest bathroom improvements including countertops, millwork, and plumbing fixtures, among other things. The PIP work is expected to be completed June 1, 2027.
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●	With respect to the 535 Broadway Mortgage Loan (1.8%), the sole retail tenant, Pop Mart (approximately 33.9% of the net rentable area and approximately 74.0% of the underwritten rent), is currently building out its space, with the buildout expected to be completed in the first half of 2026. In connection with such buildout, the lender reserved $2,700,000, which may be disbursed upon receipt of (i) a letter of credit in the amount equal to $1,350,000 as permitted under the Mortgage Loan documents and (ii) an estoppel or other evidence acceptable to the lender that Pop Mart is open for business and operating during its normal business hours.
●	With respect to the Hampton Inn Harrisburg West Mortgage Loan (1.2%), the related Mortgaged Property is subject to a pending change-of-ownership PIP under the hotel franchise agreement, which includes landscaping work, cosmetic upgrades to elevators, HVAC testing, replacement of lighting with LED lighting, and other cosmetic upgrades. At origination, the borrower deposited $70,500 with the lender, representing 120% of the estimated remaining cost to complete the PIP.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination

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of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-three (23) Mortgage Loans (79.2%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Eight (8) Mortgage Loans (20.8%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan, Coral Ridge Mall Mortgage Loan, 360 Hamilton Mortgage Loan, 785 Flushing Avenue Mortgage Loan, Redstone Corporate Center I Mortgage Loan, 274 Riverside Ave Mortgage Loan and Graham & Havemeyer Portfolio Mortgage Loan (collectively, 32.4%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or
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bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), affiliates of the borrower sponsor, Blackstone Real Estate Partners IX L.P., have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.
●	With respect to the Coral Ridge Mall Mortgage Loan (7.4%), affiliates of the related borrower sponsor were the subject of prior defaults, including (i) a default in February 2023 on a commercial mortgage loan secured by a Los Angeles, CA office property, (ii) a default in April 2023 on a securitized commercial mortgage loan secured by multiple office buildings located primarily in the Washington, D.C. area, and (iii) a September 2024 maturity default on a Los Angeles, CA office property that is currently in receivership.
●	With respect to the 360 Hamilton Mortgage Loan (5.9%), the related Mortgaged Property previously secured, in part, a portfolio loan (the “Previous Loan”) that was also secured by mortgaged properties located in Valhalla, New York (non-collateral with respect to the Mortgage Loan). The Previous Loan was approximately $229 million, with approximately $89 million allocable to the Mortgaged Property. The borrower sponsor of the Mortgage Loan purchased the Mortgaged Property for approximately $67.5 million, representing an approximately 24.6% discount to the prior allocated loan amount.
●	With respect to the 785 Flushing Avenue Mortgage Loan (4.4%), the Mortgaged Property was previously encumbered by a loan (the “Prior Loan”) that was provided by Signature Bank on August 19, 2016 with an original principal balance of $30,000,000 and a maturity date of January 10, 2026. Following the receivership of Signature Bank, the Prior Loan was subsequently included in a portfolio of commercial loans that were sold at a discount to a new lender. The borrower negotiated a 30 day extension with the new lender along with an option to extend the Prior Loan for an additional 30 day period, in each case at an interest rate of 12.0% per annum. The final extended maturity date was March 10, 2026. The Prior Loan was repaid in full by the current Mortgage Loan on March 2, 2026.
●	With respect to the Redstone Corporate Center I Mortgage Loan (4.0%), the borrow sponsor (Matthew Felton) or his affiliates have been involved in various mortgage defaults, including: (i) a loan secured by a suburban office property in Denver, CO that is currently in receivership and was liquidated in May 2025; (ii) a loan secured by a suburban office property in Denver, CO that was transferred to special servicing in July 2023 and is currently in receivership and being marketed for sale; and (iii) a
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loan secured by a suburban office property in Beaverton, OR that was transferred to special servicing in 2016 was ultimately resulted in foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	One (1) Mortgaged Property (7.2%) is leased entirely to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Coral Ridge Mall and Redstone Corporate Center I Mortgage Loans.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an

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oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the 785 Flushing Avenue Mortgage Loan (4.4%),the second largest tenant at the Mortgaged Property, SCO Family Services, which leases 13.3% of the net rentable area, has the right to terminate its lease at the Mortgaged Property at any time upon not less than 120 days’ written notice if funding from governmental and/or other agencies to the tenant for the programs the tenant is maintaining at the premises is terminated or substantially reduced. In addition, the third largest tenant at the Mortgaged Property, GSA – Social Security, which leases 10.7% of the net rentable area, has an ongoing termination option at any time with not less than 120 days’ written notice.
●	With respect to the Redstone Corporate Center I Mortgage Loan (4.0%), the largest tenant, PEMCO Mutual Insurance Co., has a one-time option to terminate its lease between December 1, 2026 and December 31, 2027 with at least 10 months’ notice prior to the intended early termination date (i.e., February 28, 2027 being the latest notice date) and payment of a termination fee based on unamortized tenant improvements and leasing commissions. The tenant has subleased the entirety of its space to Expeditors International of Washington, Inc. (“Expeditors”), and agreed in the sublease not to terminate or modify the prime lease in any manner that would materially adversely affect Expeditors’ rights under the sublease (through January 30, 2030).
●	With respect to the 535 Broadway Mortgage Loan (1.8%), the sole retail tenant, Pop Mart, which occupies approximately 33.9% of the net rentable area and represents approximately 74.0% of the underwritten rent, has an option to terminate its lease in July 2031, with 150 days’ notice and the payment of a termination fee in the amount equal to the unamortized landlord costs and an additional $50,000.
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●	With respect to the Torrey Heights Mortgage Loan (3.9%), Pfizer Inc., the largest tenant at the Mortgaged Property (44.2% of the NRA), has a one-time option to reduce its occupancy by one floor in either Building A or Building B, effective July 31, 2036 (the “Contraction Date”), subject to a contraction fee equal to the prorated share, based on the net rentable area of the floor being terminated compared to the total square footage of the tenant’s leased premises, of (i) the unamortized portion of the tenant improvement allowance contributed by the landlord as of the Contraction Date, which total tenant improvement allowance is not to exceed $350 per rentable square foot of the tenant’s premises, and brokerage commissions payable as of the Contraction Date, each amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing.
●	With respect to the 360 Hamilton Mortgage Loan (5.9%), (i) the second largest tenant at the Mortgaged Property, Heineken (13.2% of the net rentable area), has a one-time right to terminate its lease effective November 30, 2031, subject to 12 months’ prior notice and a termination fee of $1,540,392, (ii) the third largest tenant at the Mortgaged Property, Merrill Lynch (12.6% of the net rentable area), has a one-time right to terminate its lease effective October 31, 2027, subject to 15 months’ prior notice and a termination fee of $3,288,509, (iii) the fourth largest tenant at the Mortgaged Property, Webster Bank (8.1% of the net rentable area), has (a) the right to terminate its lease at any time, subject to six months’ prior notice and a termination fee equal to 100% of the fixed annual rent due and owing for the balance of the lease term plus any unamortized portion of the $1,953,080 tenant improvement allowance and (b) a one-time right to terminate its lease effective July 1, 2026, subject to six months’ prior notice and a termination fee equal to one year of the fixed annual rent payable during the 12-month period constituting the penultimate rent period under the current lease, plus any unamortized portion of the $1,953,080 tenant improvement allowance (equal to $515,098), and (iv) the fifth largest tenant at the Mortgaged Property (5.6% of the net rentable area), Arch Capital, has the right to terminate its lease effective January 1, 2030, subject to 12 months’ prior notice and a termination fee of $1,237,449.
●	With respect to the Forty 540 II Mortgage Loan (3.7%), the largest tenant, Renesas Electronic America Inc, has an ongoing termination right exercisable at any time after April 30, 2031 (the 96th month of the lease term) upon at least 12 months’ notice and payment of a termination fee equal to the sum (i) of the unamortized portion of the tenant allowance, abatement, attorneys’ fees and leasing commissions and (ii) three months of monthly rental installments (based on the minimum annual rent that would have been due to landlord in the three months following the lease termination date) (if exercised on April 30, 2030, the termination fee is estimated at $3.8 million).

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

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Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Freeway Business Park Mortgage Loan (7.8%), the second largest tenant, County of LA - DCFS, is currently building out its space with an anticipated substantial completion date of May 22, 2026 and an expected lease commencement date of July 1, 2026. In connection with this space, the lender has reserved gap rent of $1,060,761 until the expected lease commencement date and one month of free rent pursuant to the tenant’s lease ($265,190). The lender has also reserved all outstanding TI/LCs in connection with this space in the amount of $16,666,339.
●	With respect to the Freeway Business Park Mortgage Loan (7.8%), rent was straight-lined for the two largest tenants, County of LA - DPSS and County of LA – DCFS, based on the investment grade rating of the County of Los Angeles and the State of California.
●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (7.2%), the rent for the sole tenant, Woodside Energy, is underwritten on a straight line rent averaging basis.
●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (7.2%), the sole tenant, Woodside Energy, currently, occupies 326,904 SF and is subleasing (i) 114,875 SF of its space to SEMPRA LNG, LLC, (ii) 68,772 SF of its space to Sumitomo Corporation of Americas, (iii) 23,390 SF of its space to Tricon Energy, Ltd., (iv) 23,390 SF of its space to DRW Trading Texas LLC, (v) 22,924 SF of its space to New Fortress Energy Inc. and (vi) 22,924 SF of its space to Brenntag Latin America, Inc. Additionally, Sumitomo Corporate of America sub-subleases 12,209 SF of its space to DRW Texas, LLC. All subleases and the sub-sublease are co-terminus with the Woodside Energy prime lease. In addition, the loan documents provide for personal liability to the SPE borrower only for losses related to the recourse carve-outs.
●	With respect to the 360 Hamilton Mortgage Loan (5.9%), (a) the largest tenant at the Mortgaged Property, Skadden (14.4% of the net rentable area), is benefitting from free rent through March 2026 with an aggregate rent reduction of $201,877.51, and (b) the second largest tenant at the Mortgaged Property, Heineken (13.2% of the net rentable area), is benefitting from free rent from May 2026 through November 2026 with an aggregate rent reduction of $1,527,765. The borrower was required at origination to deposit $2,300,787 to cover free rent for Skadden, Heineken, and two other tenants at the Mortgaged Property.
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●	With respect to the 360 Hamilton Mortgage Loan (5.9%), $159,647 of rent was underwritten on a straight-line basis through the lesser of the loan term and the tenant’s remaining lease term.
●	With respect to the 785 Flushing Avenue Mortgage Loan (4.4%), the second largest tenant, SCO Family Services, which leases 13.3% of the net rentable area at the Mortgaged Property, has not yet taken occupancy of its space. The borrower sponsor is completing the build-out of the space and the tenant is expected to be in occupancy and start paying rent in June 2026. We cannot assure you whether the tenant will take occupancy or begin paying rent as expected or at all.
●	With respect to the Redstone Corporate Center I Mortgage Loan (4.0%), (i) the second largest tenant, Radia, Inc., has abated rent for the period from January 2027 through and including May 2027, and (ii) the fifth largest tenant, Expeditors International of Washington, Inc., has abated rent for the period from December 2026 through and including April 2027. A rent concession reserve was required at origination for related abatement amounts. In addition, the largest tenant, PEMCO Mutual Insurance Co., has subleased the entirety of its space to Expeditors International of Washington, Inc. (as described above under “—Terminations”).
●	With respect to the Torrey Heights Mortgage Loan (3.9%), Pfizer Inc., the largest tenant at the Mortgaged Property (44.2% of the NRA), has been pre-leasing its space since February 2024 for a build-out, which was recently completed. According to the borrower sponsor, Pfizer is fully moved into its space in Building A and is expected to complete moving into its space in Building B by the end of April 2026. In addition, Pfizer Inc. is entitled to a remaining $10,887,119 of free rent as of the loan origination date through July 2026, which amount was reserved for upfront at loan origination. The lender underwrote the Mortgage Loan based on the assumption that the tenant will take occupancy and commence paying rent as expected. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
●	With respect to the Torrey Heights Mortgage Loan (3.9%), the largest tenant, Pfizer Inc. (44.2% of the NRA), is entitled to free rent through July 2026. The borrower was required at origination to deposit $10,887,119 to cover free rent for Pfizer Inc.
●	With respect to the Torrey Heights Mortgage Loan (3.9%), $2,013,004 of rent was underwritten on a straight-line basis with average rent steps across a five-year loan term.
●	With respect to the Forty 540 II Mortgage Loan (3.7%), the largest tenant, Renesas, is not fully occupying its space. The related space is finished-out and being held by tenant for expansion. The second largest tenant, N-Able Technologies, has subleased portions of its space to each of BE & K Building Group (comprising 20,643 SF) and United Therapeutics (comprising 20,643 SF). Rents were underwritten at the lesser of prime rent or sub-rent. In addition, the rent for the largest tenant, Renesas, and the third largest tenant, Synopsys, Inc., is underwritten on a straight line rent averaging basis.
●	With respect to the 535 Broadway Mortgage Loan (1.8%), the sole retail tenant, Pop Mart (approximately 33.9% of the net rentable area and approximately 74.0% of the underwritten rent), has commenced paying rent but is not in occupancy of its space. We cannot assure you whether the tenant will take occupancy as expected or at all. See “—Redevelopment, Renovation and Expansion” for additional information.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as CityCenter (Aria & Vdara), 1500 Post Oak Boulevard, SpringHill Suites Green Bay, Haven Leased Fee Portfolio and Sand Canyon (collectively, 19.3%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the holder of the preferred equity in the indirect owner of the borrowers has a ROFO as described under “Additional Indebtedness—Preferred Equity” below.
●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (7.2%), the sole tenant, Woodside Energy, has a right of first offer ( “ROFO”) to purchase the subject Mortgaged Property if the borrower intends to market the Mortgaged Property for sale so long as (i) Woodside Energy is leasing at least 75% of the rentable square feet in the premises and (ii) no significant event of default under the Woodside Energy lease exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
●	With respect to the 360 Hamilton Mortgage Loan (5.9%), the Mortgaged Property is subject to a recorded Reciprocal Easement Agreement (the “REA”) between one of the tenants, AT&T, and the borrower, which provides AT&T with a right of first refusal to purchase the related Mortgaged Property, subject to certain conditions outlined in the REA (the “360 Hamilton ROFR”). The 360 Hamilton ROFR has been subordinated to the 360 Hamilton Mortgage Loan.
●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), the ground tenant at each of the related Mortgaged Properties has a right to purchase the fee interest in its applicable Mortgaged Property in accordance with a schedule of dates set forth in the related ground leases for a purchase price determined in accordance with such ground leases. Each purchase option is exercisable after the maturity date
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of the Mortgage Loan (with the first such purchase option exercisable in 2061) except that the ground tenant at The Arches Mortgaged Property has the right to purchase the fee interest in such Mortgaged Property in the event of a termination of the ground lease or dispossession of the ground tenant by summary proceedings following a default under the ground lease (the “Default Purchase Option”) for an amount equal to 150% of the sum of (i) an “Inflation-Adjusted Purchase Price” equal to a base amount of $107,388,508.48 (the “Base Amount”), adjusted in accordance with a formula set forth in the related ground lease depending on the date when the Default Purchase Option is exercised (which, in no event, may be less than the Base Amount), and (ii) any remaining base rent through the next applicable purchase option date (in each instance as calculated in accordance with the ground lease). In addition, the ground tenant at The Arches Mortgaged Property has a right of first offer to purchase the fee interest in such Mortgaged Property in the event of a proposed transfer of such interest. The right of first offer will become null and void and of no further force and effect from and after (i) the conveyance of the fee estate by the related borrower to a third party in compliance with the requirements of the ground lease or (ii) the acquisition of the title to the fee estate by the lender.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Torrey Heights Mortgage Loan (3.9%), a direct wholly-owned subsidiary of the borrower provides certain services within the tenant occupied spaces and amenities (common) areas at the Mortgaged Property that may be required by the borrower or under the tenants’ leases and such subsidiary is party to certain tenant services agreements, operating leases, restaurant agreements and fitness agreements in order to provide such services.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves.

●	With respect to the Hilton Waterfront Beach Resort Mortgage Loan (9.6%), the related borrower sponsor maintains an ownership interest in the adjacent Hyatt Regency Huntington Beach Resort, which targets a different demand segment, but is part of the competitive property set for Hilton Waterfront Beach Resort.
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●	With respect to CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the related borrower sponsor or its affiliates own other hotel and/or casino properties in the related market that may compete with the Mortgaged Property.
●	With respect to the Coral Ridge Mall Mortgage Loan (7.4%), the borrower has a conditional free release, conditional free substitution and expansion parcel rights that make the extent of sponsor competition issues fluid over the life of the Mortgage Loan. See “—Releases; Partial Releases; Substitutions; Property Additions.”
●	With respect to the Torrey Heights Mortgage Loan (3.9%), affiliates of the borrower sponsor own five other life science properties (named Torrey Plaza by Breakthrough, Enclave Park, Governor Pointe by Breakthrough, Callan Ridge and Muse) which are all also located in San Diego.
●	With respect to the Ivy Bridge Townhomes Mortgage Loan (1.9%), the borrower sponsor owns other multifamily properties in the submarket where the Mortgaged Property is located which directly compete with the Mortgaged Property, including a property adjacent to the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Washington) do not require earthquake insurance. Six (6) of the Mortgaged Properties (28.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 15%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

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Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the borrowers are not required to maintain the coverages on the Mortgaged Property required under the Whole Loan agreement for so long as (A) the MGM Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Master Lease and (C) MGM Tenant maintains insurance policies on the Mortgaged Property that satisfies the requirements set forth in the Whole Loan agreement (the “MGM Policies”) (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements under the Whole Loan agreement with respect to any property or terrorism deductible, which must be no greater than $5,000,000).
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), upon a casualty at the related Mortgaged Property (i) involving proceeds of $100,000,000 or more (i) where MGM Tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which MGM Tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (ii) where MGM Tenant is required by the MGM Master Lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to MGM Tenant so long as it satisfies the conditions in the MGM Master Lease.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), MGM Tenant may provide or cause to be provided self-insured retentions under the MGM Master Lease in commercially reasonable amounts. Upon (i) the termination of the MGM Master Lease, (ii) the election of any lender to apply any proceeds payable under any property policy of insurance in accordance with the applicable lender, or (iii) any proceeds payable under any property policy of insurance being retained by the borrowers, MGM Tenant must pay to the borrowers the amount of any self-insured retentions.
●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), the Mortgage Loan documents permit the borrowers to rely on the insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the

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borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the 535 Broadway Mortgage Loan (1.8%), the Mortgaged Property is located within the SoHo Cast Iron Historic District, which is designated an historic district by the New York City Landmarks Preservation Commission (the “Commission”). The Commission has promulgated design guidelines which regulate exterior elements of designated commercial buildings, among other things, including new construction, additions and demolition.

In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”) or are in the process of obtaining either a TCO or a permanent certificate of occupancy (“PCO”). In such cases, the related Mortgage Loan documents

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require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a PCO is obtained for the related Mortgaged Property or contain covenants to similar effect.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the related non-recourse carveout guarantor’s aggregate liability under the related non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 10% of the outstanding principal balance of the CityCenter (Aria & Vdara) Whole Loan, plus certain costs and expenses of enforcement set forth in the related guaranty.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), there is no separate environmental indemnitor. The related borrowers are required to maintain environmental insurance against claims for pollution and remediation legal liability related to each Mortgaged Property (“PLL Policy”), and have delivered endorsements
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of such policy to the lender. At origination, the related Mortgaged Properties were covered by MGM Tenant’s environmental policy, issued by Indian Harbor Insurance Company with a policy term ending September 30, 2026, which provides coverage of $25,000,000 per incident and in the aggregate (the “PLL Limits”), subject to a $50,000 self-insured retention, except $1,000,000 for each pollution condition resulting from Legionella. The lender is an additional named insured. Pursuant to the Whole Loan documents, the related borrowers are required to renew such policy at least 10 business days prior to its expiration. If the related borrowers fail during the period that ends at least two years after the maturity date of the Whole Loan (the “Required PLL Period”) to have environmental insurance against claims for pollution and remediation legal liability related to each Mortgaged Property with a coverage limit of at least $25,000,000 for each incident and a combined aggregate, and with no self-insured retention of more than $250,000, the related non-recourse carveout guarantor, then the related guarantor will be liable under certain specified provisions of the environmental indemnity as to any liability that first arises after the expiration of the PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender, provided that such liability will be subject to a cap equal to the PLL Limits.

●	With respect to the Coral Ridge Mall Mortgage Loan (7.4%), the loan documents provide for personal liability to the SPE co-borrowers and guarantor for losses related to violations of the borrower loan covenants pertaining to transfers of property or equity interests.
●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (7.2%), the loan documents provide that the SPE borrower-only has personal liability for the enumerated recourse carve-out events. There is no separate loan guarantor.
●	With respect to the Torrey Heights Mortgage Loan (3.9%), there is no separate non-recourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement. The borrower is required to maintain pollution legal liability insurance against claims for pollution remediation and legal liability resulting from existing conditions and new pollution events related to the Mortgaged Property in form and substance acceptable to the lender.

Certain of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

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In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

With respect to the 785 Flushing Avenue Mortgage Loan (4.4%), the Mortgaged Property is in the 20th year of a 25-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement. The ICIP tax exemption provides a 60% exemption during the 2025-2026 tax year and thereafter declines by 10% each year through 2030/2031 after which the 785 Flushing Avenue Property will be subject to full unabated taxes. According to the appraisal, estimated unabated taxes for the 2026/2027 fiscal year would be $1,105,681 compared to estimated abated taxes of $864,023. Real estate taxes were underwritten based on the lender’s estimated abated taxes for the 2026/2027 fiscal year of $842,359.

With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), certain of the related Mortgaged Properties benefit from tax abatement programs including (i) The Arches Mortgaged Property and the 276 Grand Concourse Mortgaged Property, which are each subject to a 35-year New York 421-a tax abatement through the 2055-2056 tax year (with respect to The Arches Mortgaged Property) and the 2056-2057 tax year (with respect to the 276 Grand Concourse Mortgaged Property), respectively, providing an exemption on taxes attributable to an increase in the assessed value of such Mortgaged Properties from certain qualified improvements (with a 100% exemption on such taxes through the 2045-2046 tax year (with respect to The Arches Mortgaged Property) and the 2046-2047 tax year (with respect to the 276 Grand Concourse Mortgaged Property), respectively, and a 30% exemption thereafter), and (ii) the Illustrator Mortgaged Property, which is subject to a 20-year payment-in-lieu of taxes (“PILOT”) program with the City of New Rochelle through the 2043-2044 tax year providing an exemption on taxes at the Mortgaged Property in an amount equal to 70% for the 2025-2026 tax year, 50% for the 2026-2027 tax year through the 2034-2035 tax year and a percentage decreasing by 5% for each tax year thereafter. In each instance, such abatements are subject to the satisfaction of conditions including, among other things, certain affordable housing restrictions discussed under “—Multifamily Properties”. According to the related appraisals, estimated 2026-2027 abated taxes are (i) with respect to The Arches Mortgaged Property, $32,743 versus unabated taxes of $3,728,617, (ii) with respect to the 276 Grand Concourse Mortgaged Property, $44,416 versus unabated taxes of $1,841,706, and (iii) with respect to The Illustrator Mortgaged Property, $187,280 versus unabated taxes of $374,559 (provided that the appraisal based such figures solely on the residential component of the Mortgaged Property given that the commercial tenants reimburse taxes on a triple-net basis). Under the related ground leases, the respective ground tenants are responsible for property tax payments and the lender did not therefore include such taxes in underwriting.

With respect to the Brooklyn Multifamily Portfolio Mortgage Loan (1.0%), two of the three related Mortgaged Properties are subject to 15-year New York 421-a tax abatements providing an exemption on taxes attributable to the increase in assessed value resulting from qualified improvements, which abatements provide a 100% exemption for years 1

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through 11 and thereafter phase down to 80% in year 12, 60% in year 13, 40% in year 14 and 20% in year 15. The 221 Clarkson Ave Mortgaged Property’s abatement began in 2019, expires in the 2032-2033 tax year, and is currently in Year 8 of the 15-year abatement period. According to the related appraisal, estimated 2026-2027 abated taxes are $4,775 versus unabated taxes of $92,665. Taxes for the 221 Clarkson Ave Mortgaged Property were underwritten based upon the average of the appraisal’s projected abated taxes over the loan term. The 264 Albany Mortgaged Property’s abatement began in 2017, expires in the 2030-2031 tax year, and is currently in Year 10 of the 15-year abatement period. According to the related appraisal, estimated 2026-2027 abated taxes are $7,151 versus unabated taxes of $115,692. Taxes for the 264 Albany Mortgaged Property were underwritten based upon the average of the appraisal’s projected abated taxes over the loan term.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty (30) Mortgage Loans (92.6%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

One (1) Mortgage Loan (7.4%) requires monthly payments of interest and principal based on an amortization schedule significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	29	$ 741,802,000	88.7%
Amortizing Balloon	1	61,882,520	7.4
Interest Only, ARD	1	33,000,000	3.9
Total	31	$ 836,684,520	100.0%

(1)       The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

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Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	20	$ 492,539,520	58.9%
11	5	102,745,000	12.3
9	2	102,000,000	12.2
6	2	70,000,000	8.4
5	2	69,400,000	8.3
Total	31	$ 836,684,520	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	13	$ 485,527,520	58.0%
5	11	228,895,000	27.4
3	2	75,000,000	9.0
4	5	47,262,000	5.6
Total	31	$ 836,684,520	100.0%

(1) With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), the related Whole Loan documents provide for a grace period of 3 business days after notice once in any rolling 24 month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the

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allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the applicable Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amounts are withheld, but prior to the Withheld Amounts’ inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amounts may not reflect the increased interest rate when the Withheld Amounts are included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

●	With respect to the Brooklyn Multifamily Portfolio Mortgage Loan (1.0%), the Mortgage Loan is supported by a partial payment guaranty pursuant to which the guarantors are jointly and severally liable for 25% of the outstanding principal balance of the Mortgage Loan and related obligations. The partial payment guaranty remains in effect until the collective debt service coverage ratio for the Mortgaged Properties securing the Mortgage Loan is at least 1.30x, calculated without giving effect to any 421-a tax exemption or other real estate tax abatements, at which time the payment guaranty terminates. We cannot assure you that the guarantor will have the financial ability to perform its obligation under such payment guaranty. In addition, the existence of such guaranty will increase the likelihood of a consolidation of the assets and liabilities of the borrower with those of the guarantor or other affiliates in the event of a bankruptcy of the guarantor or its affiliates.

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

ARD Loans

The Mortgage Pool includes one ARD Loan, the Torrey Heights Mortgage Loan (3.9%). An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

With respect to the Torrey Heights Mortgage Loan (3.9%), the Whole Loan has a five-year Anticipated Repayment Date and a 10-year final maturity date. On each monthly payment date after January 2031 (the “Torrey Heights ARD”), the borrower will be required to pay monthly an amount equal to the sum of (i) the interest accrued on the outstanding principal balance of the Torrey Heights Whole Loan at the initial interest rate (the “Torrey Heights Monthly Debt Service Payment Amount”) and (ii) solely to the extent of excess cash flow available and after reduction of the outstanding Torrey Heights Whole Loan amount to zero, an amount equal to (a) the interest which has accrued for the interest period in which such monthly payment date occurs, calculated at the adjusted interest rate, minus (b) the Torrey Heights Monthly Debt Service Payment Amount for such monthly payment date (the “Torrey Heights Accrued Interest”). From and after the Torrey Heights ARD, all excess cash

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flow will be applied first to reduce the outstanding Torrey Heights Whole Loan amount to zero and then to Torrey Heights Accrued Interest.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates and the VRR Interest.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Substitutions; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected

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Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to paydown a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Eighteen (18) Mortgage Loans (56.4%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Ten (10) Mortgage Loans (24.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and the lender is not entitled to require a defeasance in lieu of prepayment, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (7.2%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the
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payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

●	One (1) Mortgage Loan (4.0%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and following such period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (8.2%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
7	19	66.1%
6	4	16.0
3	1	6.5
5	3	6.1
4	4	5.3
Total	31	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the

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maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders and the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-one (21) Mortgage Loans (the “Defeasance Loans”) (collectively, 75.8%) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a

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release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the related Balloon Payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Substitutions; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Substitutions; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial

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defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), the related borrowers have the right to obtain the free release of (i) unimproved non-income producing land located at the Mortgaged Property, (ii) land which does not generate material income and such income was not taken into account for purposes of the appraisals obtained in connection with the origination of the Mortgage Loan, and (iii) any air rights, development rights, mineral rights or water rights relating to the Mortgaged Property which are not necessary for the operation of the Mortgaged Property, subject to various conditions, including but not limited to compliance with the MGM Master Lease, other documents governing the Mortgaged Property and applicable legal requirements, separate zoning and tax lots (or an application therefor) from the rest of the Mortgaged Property, if reasonably necessary, entry into reciprocal easement agreements, and compliance with REMIC related conditions.
●	With respect to the Coral Ridge Mall Mortgage Loan (7.4%), the loan documents provide for the conditional free release of certain parcels or out-lots, including acquired parcels or acquired expansion parcels, but excluding existing anchor tenant parcels, subject to payment of lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the release date; (B) the release parcel’s being unnecessary to the borrower’s current use of the remaining property and its being susceptible of being separated without a material diminution in value to the remaining property; (C) the release parcel’s being legally subdivided, constituting a separate tax lot and being unnecessary to remaining property’s continuing conformity with applicable zoning and legal requirements; (D) the remaining property’s having ingress and egress; (E) except for release parcels that are acquired expansion parcels, the release parcel’s being vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining property or surface parking; (F) except for release parcels that are acquired expansion parcels, a rating agency confirmation (unless the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and (G) compliance with REMIC loan-to-value requirements, including borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance. In addition, the loan documents provide for the release of certain portions of the property (“exchange parcels”) in connection with the corresponding acquisition and encumbrance of other acquired parcels (“substitutions”), subject to payment of lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the substitution date; (B) except for exchange parcels that are acquired expansion parcels, the exchange parcel’s being vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining property or surface parking, (C) the acquired parcel’s being reasonably equivalent in value to the exchange parcel at or adjacent to the related shopping center of which of the exchange parcel is a part, as established by a letter of value from the appraiser at loan origination or a comparably-experienced, borrower-selected appraiser; (D) various documentary requirements, including loan documents evidencing the substitution and related opinions of counsel; (E) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots; (F) a rating agency confirmation;
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and (G) compliance with REMIC loan-to-value requirements, including borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance. Further, the loan documents provide for the borrower’s acquisition of certain expansion parcels (parcels of land, together with any improvements thereon, that are an integral part of, adjoining or proximate to the shopping center of which the mortgaged property is a part, that are not owned by the borrower as of loan origination and that are not otherwise acquired parcels), subject to payment of lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the acquisition date; (B) various documentary requirements, including loan documents evidencing the expansion parcel and related opinions of counsel; and (C) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots. In the event of the Dillard’s, Target, JC Penney or Ashley Homestore anchor parcels (each of which is currently a non-collateral parcel) becoming expansion parcels, the loan documents provide that each would thereafter be subject to the conditional free release provisions noted above, provided that any transferee will continue to operate the anchor parcels until the release conditions for any anchor tenant reserve funds have been satisfied. The loan documents do not limit borrower sponsor affiliates from owning anchor parcels.

●	With respect to the Storage of America Portfolio 1 Mortgage Loan (7.4%), on any payment date 60 days after the Closing Date and provided that no event of default has occurred and is continuing, the related borrowers have the right to obtain the release of one or more individual Storage of America Portfolio 1 Mortgaged Properties in connection with a bona fide third party sale of such Storage of America Portfolio 1 Mortgaged Properties, subject to payment of a release price equal to 110% of the allocated loan amount of such Storage of America Portfolio 1 Mortgaged Property together with an applicable yield maintenance, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Storage of America Portfolio 1 Mortgaged Properties is equal to or greater than the greater of the debt service coverage ratio immediately preceding the release and 1.28x, (ii) after giving effect to such release, the debt yield of the remaining Storage of America Portfolio 1 Mortgaged Properties is equal to or greater than the greater of the debt yield immediately preceding the release and 7.80%, (iii) the loan-to-value ratio is equal to or less than the lesser of the loan-to-value ratio immediately preceding the release and 72.10%, (iv) satisfaction of REMIC related conditions and (v) rating agency confirmation.
●	With respect to the Haven Leased Fee Portfolio Mortgage Loan (1.2%), on any date on and after the earlier to occur of (i) January 27, 2029 and (ii) the second anniversary of the date on which the last promissory note has been securitized, the Mortgage Loan documents permit the related borrowers to obtain the release of any individual Mortgaged Property provided that, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to the greater of (x)(a) with respect to The Arches Mortgaged Property, the 276 Grand Concourse Mortgaged Property or the Illustrator Mortgaged Property, 125% of the allocated loan amount for the individual Mortgaged Property to be released or (b) with respect to the Paramus Mortgaged Property, the Corporate Hill IV Mortgaged Property or the 25 Vreeland Mortgaged Property (collectively, the “Office Properties”), 120% of the allocated loan amount for the individual Mortgaged Property to be released or (y) 100% of the net sales proceeds for such Mortgaged Property, (ii) after giving effect to such release, (x) the debt yield will be no less than the greater of (1) 5.8% and (2) the debt yield immediately prior to such release, and (y) the allocated loan
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amounts with respect to the Office Properties do no exceed 65% of the then-outstanding principal balance of the Mortgage Loan, and (iii) the borrowers satisfy REMIC related conditions.

●	With respect to the Graham Havemeyer Portfolio Mortgage Loan (1.1)%, the Mortgaged Property is comprised of two properties. The loan documents provide that, following the defeasance lockout period and prior to the open period start date, the borrower may obtain the release of either individual property in connection with a bona fide sale of the release property to an unaffiliated third party, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial defeasance of the Mortgage Loan in an amount equal to the 110% of the allocated loan amount for the release property, (iii) the post-release DSCR being not less than the greater of the pre-release DSCR and 1.28x, (iv) the post-release debt yield being not less than the greater of the pre-release debt-yield and 8.17%, (v) the post-release LTV Ratio being not greater than the lesser of the pre-release LTV Ratio or 68.9%; (vi) receipt of a rating agency confirmation, and (vii) receipt of a REMIC opinion.
●	With respect to the Brooklyn Multifamily Portfolio Mortgage Loan (1.0%), the Mortgage Loan documents permit the related borrowers to obtain the release of any individual Mortgaged Property provided that, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to the greater of (x) 120% of the allocated loan amount for the individual Mortgaged Property to be released or (y) 85% of the net sales proceeds from the sale of such Mortgaged Property, (ii) after giving effect to such release, (x) the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (1) 72.17% or (2) the loan-to-value ratio immediately prior to such release, (y) the debt service coverage ratio with respect to the remaining Mortgaged Properties is no less than the greater of (1) 1.40x or (2) the debt service coverage ratio immediately prior to such release, and (z) the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (1) 8.31% or (2) the debt yield immediately prior to such release, and (iii) the borrowers satisfy REMIC related conditions.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-six (26) Mortgage Loans (72.0%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

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Eleven (11) Mortgage Loans (41.1%) that are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail and industrial properties only.

Twenty-five (25) Mortgage Loans (70.2%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixteen (16) Mortgage Loans (46.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the mortgage loans secured by hospitality properties may require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks” and Annex A-1 and the footnote related thereto.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing	15	$566,229,520	67.7%
Springing	13	194,205,000	23.2
Soft/Springing	2	66,250,000	7.9
Hard/In Place	1	10,000,000	1.2
Total	31	$836,684,520	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all
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rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically
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includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Certain of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; and “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”.

●	With respect to the Coral Ridge Mall Mortgage Loan (7.4%), (i) the underwritten vacancy is 1.7% of gross potential rent, which is below 5.0% of gross potential rent, and (ii) the underwritten base rent includes one new tenant totaling 2,500 square feet (0.2% of net rentable area and 0.9% of underwritten base rent) whereby the borrower has submitted lease execution documentation for execution following discussion of deal terms, but the documentation has not yet been executed by the tenant, each of which represents exceptions to the underwriting guidelines for Wells
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Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Coral Ridge Mall Mortgage Loan notwithstanding these exceptions was based on the following: (i) the loan metrics for the Coral Ridge Mall Mortgage Loan are 52.4% Cut-off Date LTV, 2.04x UW NCF DSCR, and 17.6% Underwritten NOI Debt Yield, (ii) the Coral Ridge Mall Mortgaged Property was 98.4% leased as of December 31, 2025, excluding the foregoing lease; and (iii) the Coral Ridge Mall Mortgaged Property performance has been stable with occupancy (excluding temporary tenants) averaging 96% since 2019. In addition, certain characteristics of the Coral Ridge Mall Mortgage Loan can be found in Annex A-1 to this Prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Coral Ridge Mall Mortgage Loan into this transaction.

●	With respect to the 1500 Post Oak Boulevard Mortgage Loan (7.2%), the underwritten vacancy is 0.0% of gross potential rent, which is below 3.0% of gross potential rent, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the 1500 Post Oak Boulevard Mortgage Loan notwithstanding this exception was supported by the following: (i) the loan metrics for the 1500 Post Oak Boulevard Mortgage Loan are 50.8% Cut-off Date LTV, 2.40x UW NCF DSCR, and 17.4% Underwritten NOI Debt Yield; (ii) the 1500 Post Oak Boulevard Mortgaged Property is 100% leased to Woodside Energy on a lease through October 2031; and (iii) the Whole Loan amount of $140,000,000 is less than the appraiser’s concluded dark value of $158,600,000. In addition, certain characteristics of the 1500 Post Oak Boulevard Mortgage Loan can be found in Annex A-1 to this Prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the 1500 Post Oak Boulevard Mortgage Loan into this transaction.
●	With respect to Forty 540 II Mortgage Loan (3.7%), the largest tenant, Renesas Electronic America Inc, which leases 44.8% of the total NRA for the Forty 540 II Mortgage Property, is not utilizing approximately 21.2% of its space and the space was underwritten as in-place, which represent an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Forty 540 II Mortgage Loan notwithstanding this exception was supported by the following: (i) the loan metrics for the Forty 540 II Mortgage Loan are 65.7% Cut-off Date LTV, 2.21x UW NCF DSCR, and 16.2% Underwritten NOI Debt Yield; (ii) Renesas invested approximately $14.0 million of capital (approximately $7.3 million of their own capital in addition to an approximately $6.7 million landlord-provided tenant improvement allowance) building out their space; and (iii) the Forty 540 II Mortgage Loan represents $15,775,264 cash-in from the borrower sponsor to facilitate the purchase of the property. In addition, certain characteristics of the Forty 540 II Mortgage Loan can be found in Annex A-1 to this Prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Forty 540 II Mortgage Loan into this transaction.
●	With respect to the Graham & Havemeyer Portfolio Mortgage Loan (1.1%), the underwritten vacancy is 4.0% of gross potential rent, which is below 5.0% of gross potential rent, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Graham & Havemeyer Portfolio Mortgage Loan notwithstanding these exceptions was based on the following: (i) the commercial component of income was underwritten to a vacancy of 5.0% of gross potential rent; (ii) the average multifamily submarket vacancy according to the appraisal is 3.7%; and (iii) the
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Mortgaged Properties in connection with the Graham & Havemeyer Portfolio Mortgage Loan are 100.0% leased as of February 1, 2026. In addition, certain characteristics of the Graham & Havemeyer Portfolio Mortgage Loan can be found in Annex A-1 to this Prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Graham & Havemeyer Portfolio Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan

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documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off % of Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
CityCenter (Aria & Vdara)	$69,000,000	8.2%	N/A	77.5%	NAP	6.75%	Yes	No
Torrey Heights	$33,000,000	3.9%	$23,250,000	64.3%	1.61x	8.5%	Yes	Yes

(1) Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(2) Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer

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of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to each of the Mortgaged Properties located in Florida (collectively, 0.4%), Florida statutes render unenforceable any provision in the Mortgage Loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall

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and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (8.2%), a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and the borrower sponsor entered into a perpetual preferred equity agreement on the origination date whereby the Investor LP will contribute $800,000,000 in exchange for 100% of the preferred limited partnership interests (the “Preferred Interests”) in a Delaware limited partnership (the “Partnership”). The general partner of the Partnership and the holder of 100% of the common limited partnership interests in the Partnership are both owned and controlled by the borrower sponsor. The rate of return for the Investor LP is 7.40% per annum until (but excluding) the fifth anniversary of the origination date, subject to annual increases of 0.25% thereafter, subject to a cap of 13%. In connection with a redemption of the Preferred Interests (x) prior to the first anniversary of the origination date, the Investor LP will be entitled to an early redemption premium of 3% of the unreturned preferred capital being redeemed on such date, and (y) after the first anniversary of the origination date but on or prior to the fourth anniversary of the origination date, 2% of the unreturned preferred capital being redeemed on such date. If the Preferred Interests are repaid in full or in part prior to the date on which the Investor LP has received an 8.325% internal rate of return on its capital contribution amount, the Partnership will pay the Investor LP a make-whole payment in an amount equal to the amount that would result in the Investor LP receiving an 8.325% internal rate of return.

The Preferred Interests do not have a fixed redemption or maturity date. The common equity manages the business of the Partnership, subject to consent rights of all partners to certain major decisions, including among others acquiring real property, and borrowing money. The general partner may cause the Partnership to redeem all or a portion of the Preferred Interests at any time, subject to payment of the amounts described above. In connection with certain bad acts by the general partner or the common equity, including fraud, gross negligence, willful misconduct, or intentional misappropriation of funds and (ii) a voluntary bankruptcy by or with respect to the general partner, provided that such bad act is not then being disputed or in the process of being cured, the Investor LP will have the right to cause the Partnership to fully redeem all of the Preferred Interests, and the applicable preferred rate will increase by 2%.

If the general partner and/or the common equity intends to effectuate a change of control, the general partner must provide at least 45 days’ prior written notice to the Investor LP, and the Investor LP and the general partner will each have the right to cause the Partnership to fully redeem all of the Preferred Interests effective as of a redemption date, which will be the later of (x) the effective date of such change of control and (y) in the case of a redemption notice delivered by the Investor LP only, five business days after the date of such redemption notice.

The general partner has the right to cause the Partnership or the applicable subsidiary to sell, exchange or transfer any Mortgaged Property, provided that any such sale, exchange or transfer is for substantially all cash consideration in an arms-length transaction with a third party. If the general partner exercises its right to cause the Partnership or its applicable subsidiary to sell the Mortgaged Properties, the Preferred Interests have a right of first offer. In addition, any partner that wants to transfer its interests in the Partnership is subject to a right of first offer in favor of the other partner.

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If the mortgage lender accelerates the Mortgage Loan or it is otherwise accelerated, and the lender is pursuing default remedies, and the general partner is not diligently pursuing a workout, the Investor LP will have the right to redeem all the general partner’s and common equity’s interests and admit a qualified investor transferee as substitute general partner or require the general partner and common equity to sell their interests in the Partnership. However, the general partner has the right to negotiate with the lender for a refinancing or workout to cure the default, in which case the Investor LP may not consummate the redemption if the Mortgage Loan is paid in full and discharged, the default is cured or waived, or the general partner is diligently pursing a workout.

●	With respect to the Fairhaven Plaza and Apartments Mortgage Loan (2.5%), the related borrower is owned 61.69% by Fairhaven Plaza Holdco LLC and 38.31% by MSC-Fairhaven HoldCo, LLC (which is owned by Northmarq Fund Management (“NFM”)). NFM made an investment of $3,000,000 in the borrower, which accrues a return at a rate of 15.0%, compounded quarterly, and will be due upon any recapitalization, refinancing, and/or sale of the Mortgaged Property. Such preferred equity is subject to a minimum dividend, to the extent available of cash flow after debt service and any lender required reserves, the greater of (i) 8.0% annualized cash return, prorated based on the number of days in the period, assuming a calendar month of thirty (30) days, on the then current NFM equity account balance (compounded quarterly); or (ii) investors’ pro rata share of distributable free cash flow for the period. Pursuant to the related Mortgage Loan agreement, MSC-Fairhaven HoldCo, LLC has the right to take control of the related borrower, however, such a takeover is not permitted without the lender’s consent and is subject to the conditions such as continued satisfaction of special purpose entity requirements, confirmation of the borrower representations and satisfaction of the requirements for a replacement guarantor. In addition, pursuant to the Operating Agreement between MSC and NFM, MSC has the immediate right (but no obligation), without prior notice to NFM, to pay all or any part of the Mortgage Loan and any other sums that are then due and payable, and take any action as may be appropriate, to cure or, if the same is imminent, to prevent the occurrence of, any default under the Mortgage Loan. Finally, pursuant to the terms of the Subordination and Standstill Agreement between the related lender, the MSC-Fairhaven HoldCo, LLC and the related borrower, the terms, covenants and conditions of the related preferred equity documents are subordinate to all of the terms, covenants and conditions of the related Mortgage Loan documents and the MSC-Fairhaven HoldCo, LLC acknowledged and agreed that it will not take any enforcement action against the related Mortgaged Property and/or the related borrower, until, in any such case, 91 days following the repayment in full of the outstanding principal and accrued interest on the related Mortgage Loan.

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Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	With respect to the Freeway Business Park Mortgage Loan (7.8%), the related borrower is permitted to incur subordinate debt in an aggregate amount equal to no greater than $9,500,000 in connection with one or more unsecured loans from the borrower sponsor (for so long as the borrower sponsor is an affiliate of the borrower), the guarantor or any affiliate thereof, in each case subordinate to the Mortgage Loan pursuant to a subordination agreement reasonably acceptable to the lender, and in each case which provides that no amounts will be due and payable by the borrower until all amounts due and payable, or which may become due and payable, by the borrower under the Mortgage Loan documents have been paid in full; provided that, if no event of default has occurred and is continuing, such subordinate debt will not prohibit the borrower from repaying such subordinate debt from funds available to the borrower under the cash management provisions of the Mortgage Loan documents.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Hilton Waterfront Beach Resort, CityCenter (Aria & Vdara), Freeway Business Park, 1500 Post Oak Boulevard, Torrey Heights and Haven Leased Fee Portfolio is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

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The following terms are used in reference to the Whole Loans:

“BX 2025-ARIA TSA” means the trust and servicing agreement that governs the servicing of the CityCenter (Aria & Vdara) AB Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. Each of the CityCenter (Aria & Vdara) AB Whole Loan and the Torrey Heights AB Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

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“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. As of the Closing Date, there are no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

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“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“TORY 2026-HGTS TSA” means the trust and servicing agreement that governs the servicing of the Torrey Heights AB Whole Loan.

“WFCM 2026-5C8 PSA” means the pooling and servicing agreement that governs the servicing of the Haven Leased Fee Portfolio Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)(2)
Hilton Waterfront Beach Resort	Serviced	Note A-1	Control	$80,000,000	BANK5 2026-5YR21
		Note A-2	Non-Control	$47,000,000	Bank of America, N.A.
CityCenter (Aria & Vdara)	Non-Serviced	Note A-1	Control	$779,120,000	BX 2025-ARIA
		Note A-2	Non-Control	$389,560,000	BX 2025-ARIA
		Note A-3	Non-Control	$389,560,000	BX 2025-ARIA
		Note A-4	Non-Control	$389,560,000	BX 2025-ARIA
		Note A-5-1	Non-Control	$54,000,000	BANK5 2026-5YR21
		Note A-5-2	Non-Control	$2,000,000	BANK5 2026-5YR21
		Note A-6	Non-Control	$40,000,000	BMO 2025-5C13
		Note A-7	Non-Control	$48,000,000	BANK5 2026-5YR20
		Note A-8	Non-Control	$48,000,000	BANK5 2026-5YR20
		Note A-9-1	Non-Control	$35,000,000	WFCM 2026-5C8
		Note A-9-2	Non-Control	$13,000,000	BANK5 2026-5YR21
		Note A-10	Non-Control	$30,000,000	Benchmark 2026-V21(3)
		Note A-11	Non-Control	$25,000,000	BBCMS 2026-5C40
		Note A-12	Non-Control	$25,000,000	Benchmark 2026-V20
		Note A-13	Non-Control	$20,000,000	WFCM 2026-5C8
		Note A-14	Non-Control	$20,000,000	WFCM 2026-5C8
		Note A-15	Non-Control	$25,000,000	BBCMS 2026-5C40
		Note A-16	Non-Control	$25,000,000	Benchmark 2026-V20
		Note A-17	Non-Control	$25,000,000	Benchmark 2026-V21(3)
		Note A-18-1	Non-Control	$17,500,000	German American Capital Corporation
		Note A-18-2	Non-Control	$7,500,000	Benchmark 2026-V21(3)
		Note A-19	Non-Control	$20,000,000	German American Capital Corporation
		Note A-20-1	Non-Control	$25,000,000	Benchmark 2026-V20
		Note A-20-2-1	Non-Control	$22,500,000	Goldman Sachs Mortgage Company
		Note A-20-2-2	Non-Control	$2,500,000	Benchmark 2026-V21(3)
		Note A-21	Non-Control	$30,000,000	Benchmark 2026-V21(3)
		Note A-22	Non-Control	$25,000,000	BBCMS 2026-5C40
		Note A-23	Non-Control	$10,000,000	Goldman Sachs Mortgage Company
		Note A-24	Non-Control	$5,000,000	Goldman Sachs Mortgage Company
		Note B-1	Non-Control	$360,880,000	BX 2025-ARIA
		Note B-2	Non-Control	$180,440,000	BX 2025-ARIA
		Note B-3	Non-Control	$180,440,000	BX 2025-ARIA
		Note B-4	Non-Control	$180,440,000	BX 2025-ARIA
Freeway Business Park	Serviced	Note A-1	Control	$65,000,000	BANK5 2026-5YR21
		Note A-2	Non-Control	$30,000,000	Bank of America, N.A.
1500 Post Oak Boulevard	Serviced	Note A-1	Control	$60,000,000	BANK5 2026-5YR21
		Note A-2	Non-Control	$35,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$25,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$20,000,000	Wells Fargo Bank, National Association
Torrey Heights	Non-Serviced	Note A-1	Control	$144,900,000	TORY 2026-HGTS
		Note A-2	Non-Control	$48,300,000	TORY 2026-HGTS
		Note A-3	Non-Control	$48,300,000	TORY 2026-HGTS
		Note A-4-1	Non-Control	$42,000,000	BANK5 2026-5YR20
		Note A-4-2	Non-Control	$8,000,000	BANK5 2026-5YR21
		Note A-5	Non-Control	$25,000,000	BANK5 2026-5YR21
		Note A-6-1	Non-Control	$15,000,000	Benchmark 2026-V21(3)
		Note A-6-2	Non-Control	$10,000,000	Benchmark 2026-V20
		Note A-7	Non-Control	$15,000,000	Benchmark 2026-V21(3)
		Note A-8	Non-Control	$10,000,000	Benchmark 2026-V20
		Note B-1	Non-Control	$59,100,000	TORY 2026-HGTS
		Note B-2	Non-Control	$19,700,000	TORY 2026-HGTS
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)(2)
		Note B-3	Non-Control	$19,700,000	TORY 2026-HGTS
Haven Leased Fee Portfolio	Non-Serviced	Note A-1-1	Control	$40,000,000	WFCM 2026-5C8
		Note A-1-2	Non-Control	$28,000,000	Benchmark 2026-V21(3)
		Note A-1-3	Non-Control	$22,000,000	Benchmark 2026-V21(3)
		Note A-1-4	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-1-5	Non-Control	$7,000,000	Goldman Sachs Bank USA
		Note A-2-1-1	Non-Control	$10,000,000	BANK5 2026-5YR21
		Note A-2-1-2	Non-Control	$10,000,000	MSMCH
		Note A-2-2	Non-Control	$20,000,000	MSMCH
		Note A-2-3	Non-Control	$8,000,000	MSMCH

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	The identification of a securitization trust means we have identified another securitization that has closed or as to which (a) a term sheet, preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (b) a premarketing term sheet, term sheet, preliminary offering circular or final offering circular has been printed, that, in each case, has included or is expected to include the subject Control Note or Non-Control Note, as the case may be.
(3)	The Benchmark 2026-V21 securitization is expected to close on or about March 26, 2026.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
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●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party

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requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

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The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.
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Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are

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actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If the special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

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Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The CityCenter (Aria & Vdara) AB Whole Loan

General

The CityCenter (Aria & Vdara) Mortgage Loan (8.2%) is part of a split loan structure comprised of the notes listed in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—The Whole Loans—General”, including (a) the CityCenter (Aria & Vdara) Mortgage Loan, (b) four senior promissory notes held by the BX 2025-ARIA trust (the “CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans”), (c) two senior promissory notes held by GACC (the “CityCenter (Aria & Vdara) GACC Pari Passu Notes”), (d) three senior promissory notes held by GSMC (the “CityCenter (Aria & Vdara) GSMC Pari Passu Notes”), (e) one senior promissory note held by the BMO 2025-5C13 trust (the “CityCenter (Aria & Vdara) 5C13 Pari Passu Companion Loan”), (f) three senior promissory notes held by the BBCMS 2026-5C40 trust (the “CityCenter (Aria & Vdara) 5C40 Pari Passu Companion Loans”), (g) three senior promissory notes held by the Benchmark 2026-V20 trust (the “CityCenter (Aria & Vdara) V20 Pari Passu Companion Loans”), (h) two senior promissory notes held by the BANK5 2026-5YR20 trust (the “CityCenter (Aria & Vdara) 5YR20 Pari Passu Companion Loans”), (i) three senior promissory notes held by the WFCM 2026-5C8 trust (the “CityCenter (Aria & Vdara) 5C8 Pari Passu Companion Loans”, and (j) five senior promissory notes held by the Benchmark 2026-V21 trust (the “CityCenter (Aria & Vdara) V21 Pari Passu Companion Loans”), collectively with the CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans, CityCenter (Aria & Vdara) GACC Pari Passu Notes, CityCenter (Aria & Vdara) GSMC Pari Passu Notes, CityCenter (Aria & Vdara) 5C13 Pari Passu Companion Loan, CityCenter (Aria & Vdara) 5C40 Pari Passu Companion Loans, CityCenter (Aria & Vdara) V20 Pari Passu Companion Loans, CityCenter (Aria & Vdara) 5YR20 Pari Passu Companion Loans, CityCenter (Aria & Vdara) 5C8 Pari Passu Companion Loans, and CityCenter (Aria & Vdara) V21 Pari Passu Companion Loans, the “CityCenter (Aria & Vdara) Pari Passu Companion Loans” and, together with the CityCenter (Aria & Vdara) Mortgage Loan, the “CityCenter (Aria & Vdara) Senior Loans”), and (k) four subordinate promissory notes held by the BX 2025-ARIA trust (the “CityCenter (Aria & Vdara) Subordinate Companion Loans”).

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The CityCenter (Aria & Vdara) Mortgage Loan, the CityCenter (Aria & Vdara) Pari Passu Companion Loans and the CityCenter (Aria & Vdara) Subordinate Companion Loans are referred to herein, collectively, as the “CityCenter (Aria & Vdara) Whole Loan”, and the CityCenter (Aria & Vdara) Pari Passu Companion Loans and the CityCenter (Aria & Vdara) Subordinate Companion Loans are referred to herein as the “CityCenter (Aria & Vdara) Companion Loans”. The CityCenter (Aria & Vdara) Whole Loan excluding the CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans and the CityCenter (Aria & Vdara) Subordinate Companion Loans is referred to herein as the “CityCenter (Aria & Vdara) Non-SASB Loans”. The CityCenter (Aria & Vdara) Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the CityCenter (Aria & Vdara) Mortgage Loan. The CityCenter (Aria & Vdara) Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the CityCenter (Aria & Vdara) Mortgage Loan and CityCenter (Aria & Vdara) Pari Passu Companion Loans.

The CityCenter (Aria & Vdara) Mortgage Loan and the CityCenter (Aria & Vdara) Non-SASB Loans collectively represent Component A-C of the CityCenter (Aria & Vdara) Whole Loan. The CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans collectively represent Component A of the CityCenter (Aria & Vdara) Whole Loan, and the CityCenter (Aria & Vdara) Subordinate Companion Loans collectively represent Component B and Component C of the CityCenter (Aria & Vdara) Whole Loan. (1) Component A-C of the CityCenter (Aria & Vdara) Whole Loan is generally pari passu with Component A of the CityCenter (Aria & Vdara) Whole Loan, (2) Component A-C and Component A of the CityCenter (Aria & Vdara) Whole Loan are generally senior in right of payment to Component B and Component C of the CityCenter (Aria & Vdara) Whole Loan, and (3) Component B of the CityCenter (Aria & Vdara) Whole Loan is generally senior in right of payment to Component C of the CityCenter (Aria & Vdara) Whole Loan.

As of the Closing Date, the interest rate of the CityCenter (Aria & Vdara) Mortgage Loan is 6.07880916113333%, and the weighted average interest rate of the CityCenter (Aria & Vdara) Whole Loan is 5.29420%. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for the initial balances and interest rates of the components of the CityCenter (Aria & Vdara) Whole Loan.

The holders of each promissory note evidencing the CityCenter (Aria & Vdara) Whole Loan are each, a “Note Holder” and, collectively, the “Note Holders”. The holders of such CityCenter (Aria & Vdara) Senior Loans are collectively referred to as the “CityCenter (Aria & Vdara) Senior Loan Holders” and the holder of such CityCenter (Aria & Vdara) Subordinate Companion Loans is referred to as the “CityCenter (Aria & Vdara) Subordinate Companion Loan Holder”. The holders of the CityCenter (Aria & Vdara) Companion Loans are referred to as the “CityCenter (Aria & Vdara) Companion Loan Holders”. The holders of the CityCenter (Aria & Vdara) Senior Loans are collectively referred to as the “CityCenter (Aria & Vdara) Senior Loan Holders”. The holders of the CityCenter (Aria & Vdara) Non-SASB Loans are collectively referred to as the “CityCenter (Aria & Vdara) Non-SASB Loans Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying portfolio of Mortgaged Properties, and such promissory notes have an aggregate initial principal balance of $3,450,000,000. The holder of the CityCenter (Aria & Vdara) Mortgage Loan, the CityCenter (Aria & Vdara) Subordinate Companion Loan Holder and the holders of the CityCenter (Aria & Vdara) Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “CityCenter (Aria & Vdara) Co-Lender Agreement”).

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Pursuant to CityCenter (Aria & Vdara) Whole Loan documents, each Note was deemed to be comprised of one or more note components (each, a “Component”) as follows: (i) each of Note A-1, Note A-2, Note A-3 and Note A-4 comprises “Component A”, (ii) each of Note A-5-1, A-5-2, Note A-6, Note A-7, Note A-8, Note A-9-1, Note A-9-2, Note A-10, Note A-11, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16, Note A-17, Note A-18-1, Note A-18-2, Note A-19, Note A-20-1, Note A-20-2-1, Note A-20-2-2, Note A-21, Note A-22, Note A-23 and Note A-24 (each a “Non-Lead Note”, and collectively, the “Non-Lead Notes”) comprises “Component A-C” and (iii) each B Note comprises “Component B” and “Component C”, and the interest rate of each Component was set, in each case, pursuant to the related loan agreement. See the definition of “Weighted Average Interest Rate” under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” in this prospectus.

Only the CityCenter (Aria & Vdara) Mortgage Loan is included in the issuing entity. The CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans and the CityCenter (Aria & Vdara) Subordinate Companion Loans have been contributed to a securitization trust (the “BX 2025-ARIA Securitization”) governed by the BX 2025-ARIA Trust and Servicing Agreement (the “BX 2025-ARIA TSA”). The CityCenter (Aria & Vdara) Pari Passu Companion Loans, other than those that have been contributed to the BX 2025-ARIA Securitization, are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized CityCenter (Aria & Vdara) Pari Passu Companion Loans are under no obligation to do so.

The following summaries describe certain provisions of the CityCenter (Aria & Vdara) Co-Lender Agreement.

Servicing

The CityCenter (Aria & Vdara) Co-Lender Agreement provides that the administration of the CityCenter (Aria & Vdara) Whole Loan will be governed by the CityCenter (Aria & Vdara) Co-Lender Agreement and the BX 2025-ARIA TSA. The CityCenter (Aria & Vdara) Whole Loan and any related foreclosed CityCenter (Aria & Vdara) Mortgaged Properties will be serviced and administered by the master servicer (the “BX 2025-ARIA Master Servicer”) or the special servicer (the “BX 2025-ARIA Special Servicer”) under the BX 2025-ARIA TSA (if the CityCenter (Aria & Vdara) Whole Loan is a Specially Serviced Loan) pursuant to the BX 2025-ARIA TSA. The BX 2025-ARIA Master Servicer and the BX 2025-ARIA Special Servicer will be required to service and administer the CityCenter (Aria & Vdara) Whole Loan in accordance with the Accepted Servicing Practices (as defined in the BX 2025-ARIA TSA), taking into account the interests of the Certificateholders, the owners of the RR Interest (as defined in the BX 2025-ARIA TSA) under the BX 2025-ARIA trust, and the CityCenter (Aria & Vdara) Companion Loan Holders.

Custody of the Mortgage File

Computershare Trust Company, National Association, is the custodian of the mortgage file related to the CityCenter (Aria & Vdara) Whole Loan (other than any promissory notes not contributed to the BX 2025-ARIA Securitization).

Advances

The general master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the CityCenter (Aria & Vdara) Mortgage Loan (but not on the CityCenter (Aria & Vdara) Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the general master servicer, the general special

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servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the CityCenter (Aria & Vdara) Mortgage Loan. Principal and interest advances in respect of the CityCenter (Aria & Vdara) Companion Loans and property protection advances in respect of the CityCenter (Aria & Vdara) Whole Loan will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

All amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the CityCenter (Aria & Vdara) Whole Loan or the CityCenter (Aria & Vdara) Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the CityCenter (Aria & Vdara) Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the CityCenter (Aria & Vdara) Mortgaged Properties or released to the borrowers in accordance with the terms of the CityCenter (Aria & Vdara) Whole Loan documents, to the extent permitted by the REMIC provisions, (2) all amounts for required reserves or escrows required by the CityCenter (Aria & Vdara) Whole Loan documents (to the extent and in accordance with the terms of the CityCenter (Aria & Vdara) Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the BX 2025-ARIA Master Servicer or the master servicer with respect to any of the securitization trusts holding any portion of the CityCenter (Aria & Vdara) Whole Loan under the BX 2025-ARIA TSA, (4) all amounts that are then due, payable or reimbursable to any of the BX 2025-ARIA Master Servicer, certificate administrator under the BX 2025-ARIA TSA (the “BX 2025-ARIA Certificate Administrator”) or trustee under the BX 2025-ARIA TSA (the “BX 2025-ARIA Trustee”) with respect to the CityCenter (Aria & Vdara) Whole Loan pursuant to the BX 2025-ARIA TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the CityCenter (Aria & Vdara) Whole Loan and P&I Advances on the CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to another securitization trust in respect of any P&I Advances and interest thereon in respect of any CityCenter (Aria & Vdara) Companion Loan or the CityCenter (Aria & Vdara) Mortgage Loan (pursuant to each applicable servicing agreement, including, without limitation, the PSA)) will be applied and distributed by the BX 2025-ARIA Master Servicer in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2025-ARIA TSA):

(i)                     first, to pay accrued and unpaid interest on the CityCenter (Aria & Vdara) Senior Loans (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a CityCenter (Aria & Vdara) Senior Loan in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(ii)                  second, to each Note Holder of a CityCenter (Aria & Vdara) Senior Loan (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(iii)               third, to each Note Holder of a CityCenter (Aria & Vdara) Senior Loan (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note Holder of a CityCenter (Aria & Vdara) Senior Loan in accordance with the terms of “—Workout” below or “—Servicing” above, plus interest

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thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to such Note Holder of a CityCenter (Aria & Vdara) Senior Loan, such amount to be allocated to such Note Holder of a CityCenter (Aria & Vdara) Senior Loan (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Note Holder;

(iv)                fourth, to pay accrued and unpaid interest on the B notes (on a pro rata and pari passu basis) (other than default interest) to each Note Holder of a B note, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(v)                   fifth, to each Note Holder of a B note (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(vi)                sixth, to each Note Holder of a B note (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note Holder of a B note in accordance with the terms of “—Workout” below or “—Servicing” above, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each B note, such amount to be allocated to such Note Holder of a B note (on a pro rata and pari passu basis) based on the amount of Realized Losses previously allocated to each such Note Holder;

(vii)             seventh, to pay yield maintenance premiums then due and payable in respect of first, the CityCenter (Aria & Vdara) Senior Loan (on a pro rata and pari passu basis) (and to their related component) and second, the B notes (on a pro rata and pari passu basis) (and, as relates to any such amounts allocated to the B Notes, first to Component B up to an amount payable in respect of Component B under the terms of the Mortgage Loan Agreement, and then to Component C up to an amount payable in respect of Component B under the terms of the Mortgage Loan Agreement, in that order);

(viii)          eighth, to pay default interest and late payment charges then due and owing under the CityCenter (Aria & Vdara) Whole Loan, all of which will be applied in accordance with the lead securitization servicing agreement and the CityCenter (Aria & Vdara) Co-Lender Agreement; and

(ix)              ninth, if any excess amount is available to be distributed in respect of the CityCenter (Aria & Vdara) Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(viii), any remaining amount will be paid pro rata to each Note Holder of a note based on their initial principal balances.

All payments of principal in respect of each Note will be applied to the corresponding components of such Note in accordance with the terms of the Mortgage Loan Agreement in Component Sequential Order.

All expenses and losses relating to the CityCenter (Aria & Vdara) Whole Loan and the CityCenter (Aria & Vdara) Mortgaged Properties, including without limitation losses of principal and interest, property protection advances, interest on such Advances, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, in respect of each Note, will be allocated to the Notes in reverse Sequential Order and to the corresponding Components in reverse Component Sequential Order; provided, however, that all P&I Advances will be reimbursed pro rata and pari passu among the Notes without regard to the subordination of each B Note as set forth herein.

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Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the CityCenter (Aria & Vdara) Whole Loan (and correspondingly any Note) will be reimbursed to the Notes in Sequential Order and to the corresponding Components of such Note in Component Sequential Order after all amounts of interest and principal have otherwise been paid in full on such Note.

“Component Sequential Order” means (i) with respect to each A Note, (a) in the case of Note A-1, Note A-2, Note A-3 and Note A-4, to the reduction of the principal balance of Component A, until the principal balance of such Component is reduced to zero, and (b) in the case of each Non-Lead Note, to the reduction of the principal balance of Component A-C, until the principal balance of such Component is reduced to zero, and (ii) with respect to each B Note, (a) first, to the reduction of the principal balance of Component B, until the principal balance of such Component is reduced to zero, and (b) second, to the reduction of the principal balance of Component C, until the principal balance of such Component is reduced to zero.

“Sequential Order” means (a) first, to the reduction of the principal balance of each of the CityCenter (Aria & Vdara) Senior Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such Note is reduced to zero and (b) second, to the reduction of the principal balance of each of the CityCenter (Aria & Vdara) Subordinate Companion Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such Note is reduced to zero.

Notwithstanding anything to the contrary herein, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of one or more of the CityCenter (Aria & Vdara) Mortgaged Properties (including following a condemnation) from the lien of the applicable Mortgage and CityCenter (Aria & Vdara) Whole Loan documents must be allocated to reduce the principal balance of the CityCenter (Aria & Vdara) Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to-value ratio of the CityCenter (Aria & Vdara) Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each of the CityCenter (Aria & Vdara) Non-SASB Loan Holders agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such Advances at the advance rate and (ii) any trust fund expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the CityCenter (Aria & Vdara) Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any Rating Agency Confirmation) in accordance with the BX 2025-ARIA TSA and the CityCenter (Aria & Vdara) Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts have been applied to pay such amounts.

In the event that the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer has determined that expected proceeds of the CityCenter (Aria & Vdara) Whole Loans or any foreclosed CityCenter (Aria & Vdara) Mortgaged Property would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such Advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the CityCenter (Aria & Vdara) Whole Loan or CityCenter (Aria & Vdara) Mortgaged Properties (including, without, limitation, any fees, costs and expenses related to obtaining any Rating Agency Confirmation), each of the CityCenter (Aria & Vdara) Non-SASB Loans Holders will be

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required to, promptly following notice from the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, pay the BX 2025-ARIA Master Servicer, the BX 2025-ARIA Special Servicer, the BX 2025-ARIA Certificate Administrator, the BX 2025-ARIA Trustee or the BX 2025-ARIA trust, as applicable, such CityCenter (Aria & Vdara) Non-SASB Loan Holders’ pro rata share of the insufficiency from general collections on the other mortgage loans in the securitization of the related CityCenter (Aria & Vdara) Non-SASB Loan.

Consultation and Control

The CityCenter (Aria & Vdara) Co-Lender Agreement provides that the controlling class or any other party assigned the right to exercise the rights of the “Controlling Holder” under the CityCenter (Aria & Vdara) Co-Lender Agreement will have certain control rights set forth in the BX 2025-ARIA TSA.

Pursuant to the CityCenter (Aria & Vdara) Co-Lender Agreement, neither the BX 2025-ARIA trust nor the directing certificateholder under the BX 2025-ARIA TSA (the “BX 2025-ARIA Directing Certificateholder”) will have liability to the other Note Holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the CityCenter (Aria & Vdara) Co-Lender Agreement or the BX 2025-ARIA TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The BX 2025-ARIA Directing Certificateholder under the CityCenter (Aria & Vdara) Co-Lender Agreement (the “CityCenter (Aria & Vdara) Directing Certificateholder”) will be entitled to advise (1) the BX 2025-ARIA Special Servicer with respect to all major decisions related to a “Specially Serviced Whole Loan” (as defined in the BX 2025-ARIA TSA) and (2) the BX 2025-ARIA Special Servicer with respect to all major decisions for which the BX 2025-ARIA Master Servicer must obtain the consent or deemed consent of the BX 2025-ARIA Special Servicer, and except as described below: (i) the BX 2025-ARIA Master Servicer will not be permitted to implement any major decisions unless it has obtained the prior consent of the BX 2025-ARIA Special Servicer; and (ii) prior to a Control Event (as defined in the BX 2025-ARIA TSA), the BX 2025-ARIA Special Servicer will not be permitted to consent to the BX 2025-ARIA Master Servicer’s implementing any major decisions nor will the BX 2025-ARIA Special Servicer itself be permitted to implement any major decision as to which the CityCenter (Aria & Vdara) Directing Certificateholder has objected in writing within 10 Business Days after receipt of a written report by the BX 2025-ARIA Special Servicer. The CityCenter (Aria & Vdara) Directing Certificateholder may also direct the BX 2025-ARIA Special Servicer to take, or to refrain from taking, such other actions with respect to the CityCenter (Aria & Vdara) Whole Loan as the CityCenter (Aria & Vdara) Directing Certificateholder may deem advisable.

In the event that the BX 2025-ARIA Special Servicer or the BX 2025-ARIA Master Servicer (if the BX 2025-ARIA Master Servicer is otherwise authorized by the BX 2025-ARIA TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the CityCenter (Aria & Vdara) Directing Certificateholder is necessary to protect the interests of the Note Holders (as a collective whole) and the BX 2025-ARIA Special Servicer has made a reasonable effort to contact the CityCenter (Aria & Vdara) Directing Certificateholder, the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as the case may be, may take any such action without waiting for the CityCenter (Aria & Vdara) Directing Certificateholder’s response.

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Pursuant to the CityCenter (Aria & Vdara) Co-Lender Agreement, the BX 2025-ARIA Special Servicer will be required (1) to provide to each CityCenter (Aria & Vdara) Non-SASB Loan Holder (provided that the BX 2025-ARIA Special Servicer is not aware that none of such CityCenter (Aria & Vdara) Non-SASB Loan Holder is a borrower affiliate) (i) notice, information and reports with respect to any major decisions (similar to such notice, information and reports it would have been required to deliver to the CityCenter (Aria & Vdara) Directing Certificateholder pursuant to the BX 2025-ARIA TSA) (for this purpose, without regard to whether such items are actually required to be provided to the CityCenter (Aria & Vdara) Directing Certificateholder under the BX 2025-ARIA TSA due to the occurrence of a “control termination event”) and (ii) a summary of the asset status report relating to the CityCenter (Aria & Vdara) Whole Loan (at the same time as it would have been required to be delivered to the CityCenter (Aria & Vdara) Directing Certificateholder pursuant to the BX 2025-ARIA TSA) (for this purpose, without regard to whether such items are actually required to be provided to the CityCenter (Aria & Vdara) Directing Certificateholder under the BX 2025-ARIA TSA due to the occurrence of a control termination event); and (2) to consult with each CityCenter (Aria & Vdara) Non-SASB Loan Holder (or a representative thereof) on a strictly non-binding basis with respect to any major decision or the implementation of any recommended actions in the summary of the asset status report relating to the CityCenter (Aria & Vdara) Whole Loan, and consider alternative actions recommended by the related CityCenter (Aria & Vdara) Non-SASB Loan Holder (or a representative thereof).

However, after the expiration of 10 Business Days from the delivery to a CityCenter (Aria & Vdara) Non-SASB Loan Holder (or a representative thereof) by the BX 2025-ARIA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports required to be provided to such CityCenter (Aria & Vdara) Non-SASB Loan Holder, the BX 2025-ARIA Special Servicer will no longer be obligated to consult with such CityCenter (Aria & Vdara) Non-SASB Loan Holder (or its representative) whether or not such Note Holder (or its representative) has responded within such 10 Business Days (unless the BX 2025-ARIA Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-Business Day period will begin anew from the date of such proposal and delivery of all information relating thereto).

Despite the consultation rights of any CityCenter (Aria & Vdara) Non-SASB Loan Holder (or a representative thereof) set forth in the immediately preceding paragraph, the BX 2025-ARIA Master Servicer or BX 2025-ARIA Special Servicer, as applicable, may make any major decision or take any action set forth in the asset status report before the expiration of the 10 Business Day period if the BX 2025-ARIA Master Servicer or BX 2025-ARIA Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Note Holders. In no event will the BX 2025-ARIA Master Servicer or BX 2025-ARIA Special Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any of the CityCenter (Aria & Vdara) Non-SASB Loan Holder (or its representative). In addition, each CityCenter (Aria & Vdara) Non-SASB Loan Holder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable) with the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer at the offices of the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, in which servicing issues related to the CityCenter (Aria & Vdara) Whole Loan are discussed. However, each CityCenter (Aria & Vdara) Non-SASB Loan Holder, at the request of the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, will be required to

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execute a confidentiality agreement in form and substance satisfactory to such CityCenter (Aria & Vdara) Non-SASB Loan Holder, the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, and the BX 2025-ARIA trust.

Notwithstanding anything to the contrary stated in the CityCenter (Aria & Vdara) Co-Lender Agreement, a CityCenter (Aria & Vdara) Non-SASB Loan Holder will not be able to exercise (i) its consent rights with respect to a sale of the Specially Serviced Whole Loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement BX 2025-ARIA Special Servicer following a Special Servicer termination event if such CityCenter (Aria & Vdara) Non-SASB Loan Holder is a borrower affiliate.

Workout

Subject to the terms and conditions of the BX 2025-ARIA TSA, and the obligation to act in accordance with the Accepted Servicing Practices, if the BX 2025-ARIA Special Servicer, in connection with a workout or proposed workout of the CityCenter (Aria & Vdara) Whole Loan, modifies the terms thereof such that (i) the principal balance of the CityCenter (Aria & Vdara) Whole Loan is decreased, (ii) any note rate is reduced, (iii) payments of interest or principal on any note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the CityCenter (Aria & Vdara) Whole Loan, such modification will not alter, and any modification of the CityCenter (Aria & Vdara) Whole Loan documents will be structured to preserve, the sequential order of payment of the notes pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each CityCenter (Aria & Vdara) Senior Loan remaining the same as they were on the closing date of the BX 2025-ARIA trust, and the full economic effect of all waivers, reductions or deferrals of amounts due on the CityCenter (Aria & Vdara) Whole Loan attributable to such workout will be borne, first, by the Note Holders of the B notes (on a pro rata and pari passu basis) (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the B notes, as applicable); and second, by the Note Holders of the CityCenter (Aria & Vdara) Senior Loans (on a pro rata and pari passu basis) (together with accrued interest thereon at the related note rate and any other amounts due to each Note Holder of the CityCenter (Aria & Vdara) Senior Loans, as applicable).

Sale of Defaulted Whole Loan

Pursuant to the terms of the CityCenter (Aria & Vdara) Co-Lender Agreement, if the CityCenter (Aria & Vdara) Whole Loan becomes a defaulted Mortgage Loan, and if the BX 2025-ARIA Special Servicer determines to sell the CityCenter (Aria & Vdara) Whole Loan in accordance with the BX 2025-ARIA TSA, then the BX 2025-ARIA Special Servicer will be required to sell the related CityCenter (Aria & Vdara) Pari Passu Companion Loans and CityCenter (Aria & Vdara) Subordinate Companion Loans together with the CityCenter (Aria & Vdara) Mortgage Loan as one Whole Loan. In connection with any such sale, the BX 2025-ARIA Special Servicer will be required to follow the procedures set forth under the BX 2025-ARIA TSA.

However, the BX 2025-ARIA Special Servicer will not be permitted to sell a Specially Serviced Loan without the written consent of each of the CityCenter (Aria & Vdara) Non-SASB Loan Holders (provided that such consent is not required if such the CityCenter (Aria & Vdara) Non-SASB Loan Holder is a borrower affiliate) unless the BX 2025-ARIA Special Servicer has delivered to each of the CityCenter (Aria & Vdara) Non-SASB Loan Holders: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the CityCenter (Aria & Vdara) Whole Loan; (b) at least 10 days prior to the proposed sale date,

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a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2025-ARIA Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the CityCenter (Aria & Vdara) Whole Loan, and any documents in the servicing file reasonably requested by such Note Holder that are material to the price of the CityCenter (Aria & Vdara) Whole Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer in connection with the proposed sale; provided that the CityCenter (Aria & Vdara) Non-SASB Loan Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the BX 2025-ARIA TSA, each CityCenter (Aria & Vdara) Non-SASB Loan Holder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the CityCenter (Aria & Vdara) Whole Loan.

Special Servicer Appointment Rights

The CityCenter (Aria & Vdara) Co-Lender Agreement provides that the CityCenter (Aria & Vdara) Directing Certificateholder may, with or without cause, replace the BX 2025-ARIA Special Servicer and appoint a replacement special servicer at any time.

Any designation by the CityCenter (Aria & Vdara) Directing Certificateholder of a person to serve as CityCenter (Aria & Vdara) Special Servicer will be made by delivering to the CityCenter (Aria & Vdara) Companion Loan Holders, the CityCenter (Aria & Vdara) Master Servicer, the then existing CityCenter (Aria & Vdara) Special Servicer and other parties to the CityCenter (Aria & Vdara) TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the CityCenter (Aria & Vdara) TSA (including a Rating Agency Confirmation if required by the CityCenter (Aria & Vdara) TSA). The CityCenter (Aria & Vdara) Directing Certificateholder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a CityCenter (Aria & Vdara) Special Servicer termination event has occurred with respect to the BX 2025-ARIA Special Servicer that affects a CityCenter (Aria & Vdara) Non-SASB Loan Holder, such CityCenter (Aria & Vdara) Non-SASB Loan Holder will have the right to direct the CityCenter (Aria & Vdara) Trustee to terminate the CityCenter (Aria & Vdara) Special Servicer under the CityCenter (Aria & Vdara) TSA. Any successor special servicer appointed to replace the CityCenter (Aria & Vdara) Special Servicer that was terminated for cause at any CityCenter (Aria & Vdara) Non-SASB Loan Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such CityCenter (Aria & Vdara) Non-SASB Loan Holder. The applicable CityCenter (Aria & Vdara) Non-SASB Loan Holder will be solely responsible for reimbursing the CityCenter (Aria & Vdara) Trustee’s or the controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the CityCenter (Aria & Vdara) Trustee, that would otherwise be reimbursed to the CityCenter (Aria & Vdara) Trustee from amounts on deposit in the Collection Account or a subaccount maintained for the benefit of the CityCenter (Aria & Vdara) Non-SASB Loan Holder.

The Torrey Heights AB Whole Loan

General

The Torrey Heights Mortgage Loan (3.9%) is part of a split loan structure comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—The Whole Loans—General”, including (a) the Torrey Heights Mortgage

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Loan, which is comprised of two senior promissory notes with a principal balance as of the Cut-off Date of $33,000,000, (b) three senior promissory notes held by TORY Commercial Mortgage Trust 2026-HGTS (the “TORY 2026-HGTS Trust”), with an aggregate principal balance as of the Cut-off Date of $241,500,000 (collectively, the “Torrey Heights SASB Pari Passu Companion Loans”), (c) two senior promissory notes held by Benchmark 2026-V20 Mortgage Trust, with an aggregate principal balance as of the Cut-off Date of $20,000,000 (the “Torrey Heights BMARK-V20 Pari Passu Companion Loans”), (d) one senior promissory note held by BANK5 2026-5YR20 Mortgage Trust (the “Torrey Heights 5YR20 Pari Passu Companion Loan”), (e) two senior promissory notes held by Benchmark 2026-V21 Mortgage Trust, (the “Torrey Heights BMARK-V21 Pari Passu Companion Loans”; collectively, with the Torrey Heights BMARK-V20 Pari Passu Companion Loans and the Torrey Heights 5YR20 Pari Passu Companion Loan, the “Torrey Heights Non-SASB Pari Passu Companion Loans”), and (f) three subordinate promissory notes, designated as Note B-1, Note B-2 and Note B-3, held by the TORY 2026-HGTS Trust, with an aggregate principal balance as of the Cut-off Date of $98,500,000 (collectively, the “Torrey Heights Subordinate Companion Loans”).

The Torrey Heights SASB Pari Passu Companion Loans and the Torrey Heights Subordinate Companion Loans are collectively referred to herein as the “Torrey Heights SASB Loans”. The Torrey Heights Mortgage Loan and the Torrey Heights Non-SASB Pari Passu Companion Loans are collectively referred to herein as the “Torrey Heights Non-SASB Senior Loans” or the “Torrey Heights Non-SASB Loans”. The Torrey Heights SASB Pari Passu Companion Loans and the Torrey Heights Non-SASB Senior Loans are collectively referred to herein as the “Torrey Heights Senior Loans”. The Torrey Heights Senior Loans and the Torrey Heights Subordinate Companion Loans are collectively referred to herein as the “Torrey Heights Notes” or the “Torrey Heights Whole Loan”. The Torrey Heights Senior Loans (other than the Torrey Heights Mortgage Loan) and the Torrey Heights Subordinate Companion Loans are collectively referred to herein as the “Torrey Heights Companion Loans”. The Torrey Heights Senior Loans are generally pari passu in right of payment with each other. The Torrey Heights Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Torrey Heights Senior Loans.

As of the Closing Date, the interest rate of the Torrey Heights Mortgage Loan is 4.96834477263158%, and the weighted average interest rate of the Torrey Heights Whole Loan is 5.13175188172043%.

Each holder of a promissory note evidencing a portion of the Torrey Heights Whole Loan is referred to herein as a “Torrey Heights Noteholder”, each holder of a promissory note evidencing a Torrey Heights Senior Loan is referred to herein as a “Torrey Heights Senior Noteholder”, and each holder of a Torrey Heights Subordinate Companion Loan is referred to herein as a “Torrey Heights Subordinate Noteholder”, and each holder of a Torrey Heights Non-SASB Senior Loan is referred to herein as a “Torrey Heights Non-SASB Noteholder”. Each such promissory note is secured by the same mortgage instrument on the same underlying portfolio Mortgaged Property, and such promissory notes have an aggregate principal balance as of the Cut-off Date of $465,000,000. The Torrey Heights Noteholders are subject to the terms of a co-lender agreement (the “Torrey Heights Co-Lender Agreement”) governing the servicing and administration of the Torrey Heights Whole Loan.

Pursuant to the loan documents governing the Torrey Heights Whole Loan, each promissory note evidencing a portion of the Whole Loan is deemed to be comprised of one or more components (each, a “Torrey Heights Component”) as follows: (i) the promissory notes evidencing the Torrey Heights Senior Loans comprise “Torrey Heights Component A” and “Torrey Heights Component B” and (ii) the promissory notes evidencing the Torrey Heights Subordinate Companion Loans comprise “Torrey Heights Component C” and “Torrey

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Heights Component D”. The related loan documents provide that the interest rate of Torrey Heights Component A is 4.927925% per annum, the interest rate of Torrey Heights Component B is 5.171325% per annum, the interest rate of Torrey Heights Component C is 5.463025% per annum, and the interest rate of Torrey Heights Component D is 6.094125% per annum.

Only the Torrey Heights Mortgage Loan is included in the issuing entity. The Torrey Heights SASB Pari Passu Companion Loans and the Torrey Heights Subordinate Companion Loans have been contributed to the TORY 2026-HGTS Trust, which is governed by the TORY 2026-HGTS TSA. The Torrey Heights Non-SASB Senior Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations in the future; however, the holders of unsecuritized Torrey Heights Non-SASB Senior Loans are under no obligation to do so.

The following summaries describe certain provisions of the Torrey Heights Co-Lender Agreement.

Servicing

The Torrey Heights Co-Lender Agreement provides that the administration of the Torrey Heights Whole Loan will be governed by the Torrey Heights Co-Lender Agreement and the TORY 2026-HGTS TSA. The Torrey Heights Whole Loan and any related foreclosed Torrey Heights Mortgaged Property will be serviced and administered under the TORY 2026-HGTS TSA by the master servicer acting thereunder (the “TORY 2026-HGTS Master Servicer”) or (if the Torrey Heights Whole Loan becomes a specially serviced loan thereunder) by the special servicer acting thereunder (the “TORY 2026-HGTS Special Servicer”). The TORY 2026-HGTS Master Servicer and the TORY 2026-HGTS Special Servicer will be required to service and administer the Torrey Heights Whole Loan in accordance with the accepted servicing practices set forth in the TORY 2026-HGTS TSA, taking into account the interests of the certificateholders under the TORY 2026-HGTS TSA, the owners of the vertical risk retention interests issued under the TORY 2026-HGTS TSA and the Torrey Heights Non-SASB Noteholders.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the mortgage file related to the Torrey Heights Whole Loan (other than any promissory notes not contributed to the TORY 2026-HGTS Trust).

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the Torrey Heights Mortgage Loan (but not on the Torrey Heights Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Torrey Heights Mortgage Loan. Principal and interest advances in respect of the Torrey Heights Companion Loans and property protection advances in respect of the Torrey Heights Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Application of Payments

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Torrey Heights Whole Loan or the Torrey Heights Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Torrey Heights Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the Torrey Heights Mortgaged Property or released to the borrower in accordance with the terms of the Torrey Heights Whole Loan documents, to the extent permitted by the REMIC provisions, (2) all amounts for required reserves or escrows required by the Torrey Heights Whole Loan documents (to the extent and in accordance with the terms of the Torrey Heights Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable under the TORY 2026-HGTS TSA to the TORY 2026-HGTS Master Servicer or any master servicer with respect to a securitization trust holding any portion of a Torrey Heights Non-SASB Senior Loan (any such trust, a “Torrey Heights Non-SASB Securitization Trust”), (4) penalty charges and all amounts that are then due, payable or reimbursable to any of the TORY 2026-HGTS Master Servicer, the certificate administrator under the TORY 2026-HGTS TSA (the “TORY 2026-HGTS Certificate Administrator”) or the trustee under the TORY 2026-HGTS TSA (the “TORY 2026-HGTS Trustee”) with respect to the Torrey Heights Whole Loan pursuant to the TORY 2026-HGTS TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the Torrey Heights Whole Loan and principal and interest advances on the Torrey Heights SASB Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to a Torrey Heights Non-SASB Securitization Trust in respect of any principal and interest advances and interest thereon in respect of any Torrey Heights Non-SASB Senior Loan (pursuant to any servicing agreement related to a Torrey Heights Non-SASB Securitization Trust) will be applied and distributed by the TORY 2026-HGTS Master Servicer in the following order of priority without duplication (and payments will be made at such times as are set forth in the TORY 2026-HGTS TSA):

(i)	first, to pay accrued and unpaid interest on the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the Torrey Heights Senior Loans (on a pro rata and pari passu basis) (other than default interest) to the related Torrey Heights Senior Noteholder in an amount equal to the accrued and unpaid interest on the applicable principal balance at the applicable net interest rate;
(ii)	second, to each Torrey Heights Senior Noteholder in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, to the Torrey Heights Components (in Sequential Order (Torrey Heights)) for the Torrey Heights Senior Notes (on a pro rata and pari passu basis) until the respective principal balances have been reduced to zero;
(iii)	third, to each Torrey Heights Senior Noteholder, to the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the Torrey Heights Senior Notes (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Torrey Heights Senior Noteholder in accordance with the terms of “—Workout” below or the paragraph immediately following the definition of “Reverse Sequential Order (Torrey Heights)” below, plus interest thereon at the applicable net
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interest rate compounded monthly from the date the related realized loss was allocated to each Torrey Heights Component, such amount to be allocated to such Torrey Heights Senior Noteholder, to the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the related Torrey Heights Senior Notes (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Torrey Heights Senior Noteholder;

(iv)	fourth, to pay accrued and unpaid interest on the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the Torrey Heights Subordinate Companion Loans (on a pro rata and pari passu basis) (other than default interest) to the related Torrey Heights Subordinate Noteholder, in an amount equal to the accrued and unpaid interest on the applicable principal balance at the applicable net interest rate;
(v)	fifth, to each Torrey Heights Subordinate Noteholder in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, to the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the Torrey Heights Subordinate Companion Loans (on a pro rata and pari passu basis) until the respective principal balances have been reduced to zero;
(vi)	sixth, to each Torrey Heights Subordinate Noteholder, to the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the Torrey Heights Subordinate Companion Loans (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Torrey Heights Subordinate Noteholder in accordance with the terms of “—Workout” below or the paragraph immediately following the definition of “Reverse Sequential Order (Torrey Heights)” below, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each Torrey Heights Component, such amount to be allocated to such Torrey Heights Subordinate Noteholder, to the Torrey Heights Components (in Sequential Order (Torrey Heights)) (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such Torrey Heights Subordinate Noteholder;
(vii)	seventh, to pay yield maintenance default payments then due and payable in respect of first, the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the Torrey Heights Senior Loans (on a pro rata and pari passu basis), and then, the Torrey Heights Components (in Sequential Order (Torrey Heights)) of the Torrey Heights Subordinate Companion Loans (on a pro rata and pari passu basis);
(viii)	eighth, on a pro rata and pari passu basis, to each Torrey Heights Senior Noteholder up to an amount equal to the unpaid post-anticipated repayment date additional interest accrued on the related principal balance pursuant to the applicable loan agreement (such interest, the “Torrey Heights Post-ARD Additional Interest”), with the aggregate amount so payable to be allocated between the Torrey Heights Senior Noteholders on a pro rata and pari passu basis according to the amount of accrued and unpaid Torrey Heights Post-ARD Additional Interest due to each such noteholder;
(ix)	ninth, on a pro rata and pari passu basis, to each Torrey Heights Subordinate Noteholder up to an amount equal to the unpaid Torrey Heights Post-ARD Additional Interest accrued on the related principal balance, with the aggregate amount so payable to be allocated between the Torrey Heights Subordinate Noteholders on a pro rata and pari passu basis according to the
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amount of accrued and unpaid Torrey Heights Post-ARD Additional Interest due to each such noteholder;.

(x)	tenth, to pay default interest and late payment charges then due and owing under the Torrey Heights Whole Loan, all of which will be applied in accordance with the TORY 2026-HGTS TSA; and
(xi)	eleventh, if any excess amount is available to be distributed in respect of the Torrey Heights Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(x), any remaining amount will be paid pro rata to each Torrey Heights Senior Noteholder and Torrey Heights Subordinate Noteholder (to the Torrey Heights Components of each such Torrey Heights Note in Sequential Order (Torrey Heights)) based on their principal balances prior to the application of payments in accordance with the foregoing clauses (i)-(x).

“Sequential Order (Torrey Heights)” means (i) with respect to the Torrey Heights Notes, (a) first, to the reduction of the principal balance of each of the Torrey Heights Senior Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such Torrey Heights Note is reduced to zero, and (b) second, to the reduction of the principal balance of each of the Torrey Heights Subordinate Companion Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such Torrey Heights Note is reduced to zero, (ii) with respect to the Torrey Heights Components of each Torrey Heights Senior Loan, (a) first, to the reduction of the principal balance of the related Torrey Heights Component A, and (b) second, to the reduction of the principal balance of the related Torrey Heights Component B, until the principal balance of each such Torrey Heights Component is reduced to zero, and (iii) with respect to the Torrey Heights Components of each Torrey Heights Subordinate Companion Loan, (a) first, to the reduction of the principal balance of the Torrey Heights Component C and (b) second, to the reduction of the principal balance of the related Torrey Heights Component D, until the principal balance of each such Torrey Heights Component is reduced to zero.

“Reverse Sequential Order (Torrey Heights)” means (a) first, to the reduction of the principal balance of the related Torrey Heights Component D, (b) second, to the reduction of the principal balance of the related Torrey Heights Component C, (c) third, to the reduction of the principal balance of the related Torrey Heights Component B, and (d) fourth, to the reduction of the principal balance of the related Torrey Heights Component A until the principal balance of each such Torrey Heights Component is reduced to zero.

Prior to calculating any amount of interest or principal due to the Torrey Heights Noteholders as described above, the TORY 2026-HGTS Master Servicer will be required to reduce the principal balance of the Torrey Heights Components (in Reverse Sequential Order (Torrey Heights)) of the Torrey Heights Subordinate Companion Loans (on a pro rata and pari passu basis) (in each case, not below zero) by any realized loss with respect to the Torrey Heights Whole Loan, and after the principal balance of each Torrey Heights Subordinate Companion Loan has been reduced to zero, the Torrey Heights Master Servicer will be required to reduce the principal balance of the Torrey Heights Components (in Reverse Sequential Order (Torrey Heights)) of the Torrey Heights Senior Loans (on a pro rata and pari passu basis) (in each case, not below zero) by any realized loss with respect to the Torrey Heights Whole Loan.

Notwithstanding anything to the contrary in the Torrey Heights Co-Lender Agreement, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of the Torrey Heights Mortgaged Property (including following a condemnation) from the lien of the applicable mortgage and loan documents

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must be allocated to reduce the principal balance of the Torrey Heights Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to-value ratio of the Torrey Heights Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each Torrey Heights Non-SASB Noteholder agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the applicable advance rate and (ii) any trust fund expenses under the TORY 2026-HGTS TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the Torrey Heights Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any rating agency confirmation) in accordance with the TORY 2026-HGTS TSA and the Torrey Heights Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Torrey Heights Subordinate Companion Loans have been applied to pay such amounts. Any such amounts paid by the Torrey Heights Non-SASB Noteholders as described in this paragraph will be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such Torrey Heights Noteholder, prior to any subsequent amounts being paid under the Torrey Heights Co-Lender Agreement in respect of any Torrey Heights Subordinate Companion Loans.

In the event that the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer has determined that expected proceeds of the Torrey Heights Whole Loan or any foreclosed Torrey Heights Mortgaged Property would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses under the TORY 2026-HGTS TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the Torrey Heights Whole Loan (including, without, limitation, any fees, costs and expenses related to obtaining any rating agency confirmation), each of the Torrey Heights Non-SASB Noteholders will be required to, promptly following notice from the TORY 2026-HGTS Master Servicer, pay the TORY 2026-HGTS Master Servicer, the TORY 2026-HGTS Special Servicer, the TORY 2026-HGTS Certificate Administrator, the TORY 2026-HGTS Trustee or the TORY 2026-HGTS Trust, as applicable, such Torrey Heights Non-SASB Noteholder’s pro rata share of the insufficiency and if such Torrey Heights Non-SASB Noteholder is a securitization trust, then such Torrey Heights Non-SASB Noteholder will be required to use general collections on the other mortgage loans in the securitization of the related Torrey Heights Non-SASB Loan.

Penalty charges paid in respect of the Torrey Heights Whole Loan will be used (i) to the extent set forth in the TORY 2026-HGTS TSA, (a) to pay the parties to any securitization of a Torrey Heights Note for any advances and any interest accrued thereon, and (b) to pay certain other expenses (including special servicing fees, unpaid work-out fees and liquidation fees) incurred with respect to the Torrey Heights Whole Loan and (ii) (a) in the case of the remaining amount of penalty charges allocable to any Torrey Heights SASB Loan, to pay the TORY 2026-HGTS Master Servicer and/or the TORY 2026-HGTS Special Servicer as additional servicing compensation as provided in the TORY 2026-HGTS TSA and (b) in the case of the remaining amount of penalty charges allocable to any Torrey Heights Non-SASB Loan, to pay, (x) prior to the securitization of such Torrey Heights Non-SASB Loan, the related Torrey Heights Senior Noteholder and (y) following the securitization of such Torrey Heights Non-SASB Loan, the related Non-Serviced Master Servicer and/or the related Non-Serviced Special Servicer as additional servicing compensation as provided in the TORY 2026-HGTS TSA.

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Consultation and Control

The Torrey Heights Co-Lender Agreement provides that the controlling class or any other party assigned the right to exercise the rights of the “Controlling Holder” under the Torrey Heights Co-Lender Agreement will have certain control rights set forth in the TORY 2026-HGTS TSA.

Pursuant to the Torrey Heights Co-Lender Agreement, neither the TORY 2026-HGTS Trust as the “Controlling Holder” or the directing certificateholder under the TORY 2026-HGTS TSA (the “TORY 2026-HGTS Directing Certificateholder”), as representative of the “Controlling Holder”, will have liability to the Torrey Heights Non-SASB Noteholders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the Torrey Heights Co-Lender Agreement or the TORY 2026-HGTS TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The TORY 2026-HGTS Directing Certificateholder will be entitled to advise (1) the TORY 2026-HGTS Special Servicer with respect to all major decisions set forth in the TORY 2026-HGTS TSA related to a specially serviced whole loan pursuant to the TORY 2026-HGTS TSA and (2) the TORY 2026-HGTS Special Servicer with respect to all major decisions set forth in the TORY 2026-HGTS TSA for which the TORY 2026-HGTS Master Servicer must obtain the consent or deemed consent of the TORY 2026-HGTS Special Servicer, and except as described below: (i) the TORY 2026-HGTS Master Servicer will not be permitted to implement any such major decisions unless it has obtained the prior consent of the TORY 2026-HGTS Special Servicer; and (ii) prior to a control event under the TORY 2026-HGTS TSA, the TORY 2026-HGTS Special Servicer will not be permitted to consent to the TORY 2026-HGTS Master Servicer’s implementing any such major decisions nor will the TORY 2026-HGTS Special Servicer itself be permitted to implement any such major decision as to which the TORY 2026-HGTS Directing Certificateholder has objected in writing within 10 business days after receipt of the written analysis and such additional information requested by the TORY 2026-HGTS Directing Certificateholder as may be necessary in the reasonable judgment of the TORY 2026-HGTS Directing Certificateholder in order to make a judgment with respect to such Major Decision. The TORY 2026-HGTS Directing Certificateholder may also direct the TORY 2026-HGTS Special Servicer to take, or to refrain from taking, such other actions with respect to the Torrey Heights Whole Loan as the TORY 2026-HGTS Directing Certificateholder may deem advisable.

In the event that the TORY 2026-HGTS Special Servicer or the TORY 2026-HGTS Master Servicer (if the TORY 2026-HGTS Master Servicer is otherwise authorized by the TORY 2026-HGTS TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the TORY 2026-HGTS Directing Certificateholder is necessary to protect the interests of the Torrey Heights Noteholders (as a collective whole) and the TORY 2026-HGTS Special Servicer has made a reasonable effort to contact the TORY 2026-HGTS Directing Certificateholder, the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer, as the case may be, may take any such action without waiting for the TORY 2026-HGTS Directing Certificateholder’s response.

Pursuant to the Torrey Heights Co-Lender Agreement, the TORY 2026-HGTS Special Servicer will be required (1) to provide to each Torrey Heights Non-SASB Noteholder or its representative (provided that the TORY 2026-HGTS Special Servicer does not have knowledge that such Torrey Heights Non-SASB Noteholder is a borrower related party) (i) notice, information and reports with respect to any such major decisions (similar to such

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notice, information and reports it is required to deliver to the TORY 2026-HGTS Directing Certificateholder pursuant to the TORY 2026-HGTS TSA) (for this purpose, without regard to whether such items are actually required to be provided to the TORY 2026-HGTS Directing Certificateholder under the TORY 2026-HGTS TSA due to the occurrence of a control event or a consultation termination event under the TORY 2026-HGTS TSA) and (ii) a summary of the asset status report relating to the Torrey Heights Whole Loan (at the same time as it is required to deliver to the TORY 2026-HGTS Directing Certificateholder pursuant to the TORY 2026-HGTS TSA) (for this purpose, without regard to whether such asset status report is actually required to be provided to the TORY 2026-HGTS Directing Certificateholder under the TORY 2026-HGTS TSA due to the occurrence of a control event or a consultation termination event under the TORY 2026-HGTS TSA); and (2) to consult with each Torrey Heights Non-SASB Noteholder (or a representative thereof) on a strictly non-binding basis with respect to any such major decision or the implementation of any recommended actions in the summary of the asset status report relating to the Torrey Heights Whole Loan, and consider alternative actions recommended by the related Torrey Heights Non-SASB Noteholder (or a representative thereof).

However, after the expiration of 10 business days from the delivery to a Torrey Heights Non-SASB Noteholder (or a representative thereof) by the TORY 2026-HGTS Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports required to be provided to such Torrey Heights Non-SASB Noteholder, the TORY 2026-HGTS Special Servicer will no longer be obligated to consult with such Torrey Heights Non-SASB Noteholder (or its representative) whether or not such Torrey Heights Non-SASB Noteholder (or its representative) has responded within such 10 business days (unless the TORY 2026-HGTS Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will begin anew from the date of such proposal and delivery of all information relating thereto).

Despite the consultation rights of any Torrey Heights Non-SASB Noteholder (or a representative thereof) set forth in the immediately preceding paragraph, the TORY 2026-HGTS Special Servicer may make any major decision or take any action set forth in the asset status report before the expiration of the 10 business day period if the TORY 2026-HGTS Special Servicer determines that immediate action is necessary to protect the interests of the Torrey Heights Noteholders. In no event will the TORY 2026-HGTS Special Servicer be obligated to follow or take any alternative actions recommended by any Torrey Heights Non-SASB Noteholder (or its representative).

In addition, each Torrey Heights Non-SASB Noteholder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer, as applicable) with the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer at the offices of the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer, as applicable, in which servicing issues related to the Torrey Heights Whole Loan are discussed. However, each Torrey Heights Non-SASB Noteholder, at the request of the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to such Torrey Heights Non-SASB Noteholder, the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer, as applicable, and the TORY 2026-HGTS Trust.

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Notwithstanding anything to the contrary stated in the Torrey Heights Co-Lender Agreement, a Torrey Heights Non-SASB Noteholder will not be able to exercise (i) its consent rights with respect to a sale of the Torrey Heights Whole Loan if it is a specially serviced loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement TORY 2026-HGTS Special Servicer following a special servicer termination event under the TORY 2026-HGTS TSA if such Torrey Heights Non-SASB Noteholder is a borrower related party.

Workout

Subject to the terms and conditions of the TORY 2026-HGTS TSA, and the obligation to act in accordance with the Accepted Servicing Practices under the TORY 2026-HGTS TSA, if the TORY 2026-HGTS Special Servicer, in connection with a workout or proposed workout of the Torrey Heights Whole Loan, modifies the terms thereof such that (i) the principal balance of the Torrey Heights Whole Loan is decreased, (ii) any interest rate is reduced, (iii) payments of interest or principal on any Torrey Heights Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Torrey Heights Whole Loan, such modification will not alter, and any modification of the Torrey Heights Whole Loan documents will be structured to preserve the Sequential Order (Torrey Heights) of payment of the Torrey Heights Notes and the Torrey Heights Components pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each Torrey Heights Senior Loan remaining the same as they were on the closing date of the TORY 2026-HGTS Trust, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Torrey Heights Whole Loan attributable to such workout will be borne, first, by the Torrey Heights Subordinate Noteholders (on a pro rata and pari passu basis), allocated to the Torrey Heights Component of each Torrey Heights Subordinate Companion Loan in Reverse Sequential Order (Torrey Heights) (up to their respective principal balances, together with accrued interest thereon at the related interest rate and any other amounts due to each Torrey Heights Subordinate Noteholder, as applicable); and then, by the Torrey Heights Senior Noteholders (on a pro rata and pari passu basis), allocated to the Torrey Heights Components of each Torrey Heights Senior Loan in Reverse Sequential Order (Torrey Heights) (up to their respective principal balances, together with accrued interest thereon at the related interest rate and any other amounts due to each Torrey Heights Senior Noteholder, as applicable).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Torrey Heights Co-Lender Agreement, if the Torrey Heights Whole Loan becomes a defaulted Mortgage Loan, and if the TORY 2026-HGTS Special Servicer determines to sell the Torrey Heights Whole Loan in accordance with the TORY 2026-HGTS TSA, then the TORY 2026-HGTS Special Servicer will be required to sell the related Torrey Heights Pari Passu Companion Loans and Torrey Heights Subordinate Companion Loans together with the Torrey Heights Mortgage Loan as one Whole Loan. In connection with any such sale, the TORY 2026-HGTS Special Servicer will be required to follow the procedures set forth under the TORY 2026-HGTS TSA.

However, the TORY 2026-HGTS Special Servicer will not be permitted to sell the Torrey Heights Whole Loan while it is a specially serviced loan under the TORY 2026-HGTS TSA without the written consent of each of the Torrey Heights Non-SASB Noteholders (provided that such consent is not required if such Torrey Heights Non-SASB Noteholder is a borrower related party) unless the TORY 2026-HGTS Special Servicer has delivered to each of the Torrey Heights Non-SASB Noteholders: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Torrey Heights Whole Loan; (b) at least 10 days prior to

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the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the TORY 2026-HGTS Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Torrey Heights Whole Loan, and any documents in the servicing file reasonably requested by such Torrey Heights Non-SASB Noteholder that are material to the price of the Torrey Heights Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the TORY 2026-HGTS Master Servicer or the TORY 2026-HGTS Special Servicer in connection with the proposed sale; provided that such Torrey Heights Non-SASB Noteholder may waive any of the delivery or timing requirements described in this sentence. Subject to the TORY 2026-HGTS TSA, each Torrey Heights Non-SASB Noteholder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the Torrey Heights Whole Loan.

Special Servicer Appointment Rights

The Torrey Heights Co-Lender Agreement provides that the Torrey Heights Directing Certificateholder will have the right at any time and from time to time, with or without cause, to replace the TORY 2026-HGTS Special Servicer and appoint a replacement special servicer in lieu thereof.

Any designation by the Torrey Heights Directing Certificateholder of a person to serve as Torrey Heights Special Servicer will be made by delivering to the Torrey Heights Non-SASB Noteholders, the TORY 2026-HGTS Master Servicer, the then existing TORY 2026-HGTS Special Servicer and other parties to the TORY 2026-HGTS TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the TORY 2026-HGTS TSA (including one or more rating agency confirmations if required by the TORY 2026-HGTS TSA). The TORY 2026-HGTS Directing Certificateholder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a special servicer termination event has occurred with respect to the TORY 2026-HGTS Special Servicer that affects a Torrey Heights Non-SASB Noteholder, such Torrey Heights Non-SASB Noteholder will have the right to direct the TORY 2026-HGTS Trustee to terminate the TORY 2026-HGTS Special Servicer under the TORY 2026-HGTS TSA. Any successor special servicer appointed to replace the TORY 2026-HGTS Special Servicer that was terminated for cause at any Torrey Heights Non-SASB Noteholder’s direction cannot at any time be the person (or an affiliate thereof) that was so terminated without the prior written consent of such Torrey Heights Non-SASB Noteholder. The applicable Torrey Heights Non-SASB Noteholder will be solely responsible for reimbursing the TORY 2026-HGTS Trustee’s or the TORY 2026-HGTS Trust’s costs and expenses, if not paid within a reasonable time by the terminated TORY 2026-HGTS Special Servicer and, in the case of the TORY 2026-HGTS Trustee, that would otherwise be reimbursed to the TORY 2026-HGTS Trustee from amounts on deposit in the collection account under the TORY 2026-HGTS TSA or a subaccount maintained for the benefit of the Torrey Heights Non-SASB Noteholders.

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Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in March 2026 and ending on the hypothetical Determination Date in April 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association, Bank of America, National Association, Wells Fargo Bank, National Association, Morgan Stanley Bank, N.A. and Morgan Stanley Mortgage Capital Holdings LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from JPMorgan Chase Bank, National Association, Bank of America, National Association, Wells Fargo Bank, National Association and Morgan Stanley Mortgage Capital Holdings LLC on or about April 17, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the

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depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2025, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2024 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2024, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $196 billion. Of that amount, approximately $150 billion has been securitized by the depositor, a subsidiary of JPMCB. In its fiscal year ended December 31, 2024, JPMCB originated and securitized approximately $12 billion of commercial mortgage loans, of which approximately $5 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB

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acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Midland and JPMCB, a sponsor and a mortgage loan seller, or Midland and certain affiliates of JPMCB, Midland acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Midland in regard to any JPMCB Mortgage Loan that is serviced by Midland prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Midland and JPMCB, a sponsor and a mortgage loan seller, or Midland and certain affiliates of JPMCB, Midland acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Midland in regard to any JPMCB Mortgage Loan that is serviced by Midland prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such

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JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any

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Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the

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Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account.

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Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing

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escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items
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do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

The Depositor’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on February 12, 2026, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for the Depositor is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from January 1, 2023 to December 31, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	1	$178,662,124	100.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	1	$178,662,124	100.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	1	$1,410,611	0.652%	1	1,403,621	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	1	$1,410,611	0.652%	1	$1,403,611	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0	(4)
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
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Total by Asset Class	561	$2,193,389,012	12	$$660,676,060	4	$10,890,023	0	0.00	4	$645,747,945	5	$184,077,597	3	$3,918,516	$2,193,389,012

(1)	A second repurchase demand with respect to the same asset still remains in dispute, as reported on the Form ABS-15Ga-1 submitted on February 7, 2025.
(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMorgan Chase Bank, National Association undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization except that JPMCB will retain the Class R certificates and will retain $3,967,200 VRR Interest Balance of the VRR Interest. In addition, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. JPMCB will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2021	2022	2023	2024	2025
Multifamily	$1,576,830,000	$232,015,000	$0	$650,293,491	$657,870,000
Office	2,238,206,667	591,310,000	789,100,001	2,779,200,000	3,603,380,400
Retail	529,055,000	859,459,375	1,056,100,000	883,685,000	2,122,465,000
Industrial	4,255,654,000	2,053,524,502	0	2,417,080,001	1,804,978,801
Manufactured Housing	197,260,000	70,735,000	19,000,000	79,715,000	205,236,100
Self Storage	303,825,400	762,467,500	24,150,000	672,673,000	221,405,000
Lodging	970,000,000	1,780,143,333	500,096,295	2,759,843,750	2,102,670,000
Mixed Use	139,610,000	0	23,750,000	383,800,000	37,410,000
Other	402,510,992	0	0	174,700,000	968,244,191
Total	$10,612,952,059	$6,349,654,710	$2,412,196,296	$10,800,990,242	$11,723,659,492

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

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The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated

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entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

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Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

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●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
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●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans were originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

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Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the

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exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

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Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing January 1, 2023 and ending December 31, 2025 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from October 1, 2025 through December 31, 2025 was set forth in a Form ABS-15G filed by Bank of America on January 21, 2026. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	370,519,549	7.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,911,069,414	40.18	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,171	12.44	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	593,819,754	12.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,880,640,687	39.54	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			318	4,756,049,404		0	0		0	0		0	0		0	0		1	6,813,171		0	0
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	549,529,805	53.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	266,498,190	25.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	220,816,779	21.30	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	4,410,714	2.00	0	0	0.00
Total by Issuing Entity			67	1,036,844,774		0	0		0	0		0	0		0	0		1	4,410,714		0	0
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	530,944,810	100.00	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	40,171,35	5.46	0	0	0.00
Commercial Mortgages Total			386	6,323,838,988		0	0		0	0		0	0		0	0		3	51,395,238		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed-up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
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a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	The assets subject to the repurchase demands were paid off in December 2023, July 2024 and December 2023, respectively. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on January 21, 2026. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on January 21, 2026. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $5,141,016 VRR Interest Balance of the VRR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates (other than its portion of the VRR Interest) to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia

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Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through December 31, 2025, Wells Fargo Bank originated approximately 3,077 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $79.8 billion, which were included in 283 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk

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Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service

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coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells

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Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
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●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
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●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the

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review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Wells Fargo Bank engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

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Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2023 to December 31, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
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(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset, but where no decision has yet been made to accept or contest the demand. (For columns s-u). Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset. by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division’s decisions.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
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(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2025 through December 31, 2025 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 5, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 5, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $4,043,295.35 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates (other than its portion of the VRR Interest) to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, the Retaining Sponsor, one of the mortgage loan sellers of this securitization and an anticipated initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator or co-originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (12.7%), which MSMCH will acquire on or prior to the Closing Date, other than the Haven Leased Fee Portfolio Mortgage Loan, which was originated by MSMCH. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One

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Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

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The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2024.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2024	11.1	5.1	3.7	8.8
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to December 31, 2025, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $136,375,563,957.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self-storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have

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affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

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Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related
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mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
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●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party

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reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
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●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

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Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. MSMCH engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
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●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

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Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing January 1, 2023 and ending December 31, 2025, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from October 1, 2025 through December 31, 2025 was set forth in a Form ABS-15G filed by MSMCH on February 17, 2026. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021-BNK31 (0001840121)(11)	X	Wells Fargo Bank, National Association	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from January 1, 2023 through December 31, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from January 1, 2023 through December 31, 2025.
(6)	Includes demands received during and prior to the reporting period from January 1, 2023 through December 31, 2025, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the
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securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from January 1, 2023 through December 31, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from January 1, 2023 through December 31, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the December 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $1,908,810.01 VRR Interest Balance of the VRR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB and an affiliate of J.P. Morgan Securities LLC. The depositor maintains its principal office at 270 Park Avenue, 4th Floor, New York, New York 10017. Its telephone number is (212) 834-5467. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the VRR Interest Owners upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BANK5 2026-5YR21 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates and the Class RR Certificates, making distributions, providing reports to Certificateholders and the VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates and the Class RR Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer-related services, since 1997, and corporate trust related services

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since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 653 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $419 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate

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administrator, on approximately 1,338 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $746 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 458,363 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

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For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will be responsible for the master servicing and administration of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers or sub-subservicers that previously serviced the Mortgage Loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

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Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, DBRS, Inc. (“Morningstar DBRS”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland operates under a work from home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
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●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, VRR Interest Owners, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess

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servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate (A) minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.000625%, (B) if no primary servicing fee payable to a third-party primary servicer and a serviced mortgage loan, then minus 0.00125%, or (C) if a non-serviced mortgage loan, then minus 0.000625%.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

As of December 31, 2025, Midland was master and primary servicing approximately 19,041 commercial and multifamily mortgage loans with a principal balance of approximately $429 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,765 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2023 to 2025.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
CMBS	$336	$347	$352
Other	$244	$173	$156
Total	$580	$521	$508

As of December 31, 2025, Midland was named the special servicer in approximately 298 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $105 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 213 assets with an outstanding principal balance of approximately $5.2 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2023 to 2025.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
Total	$119	$118	$105

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

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Pursuant to certain interim servicing agreements between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any holder of a companion loan, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

The foregoing information set forth under this sub-heading regarding Midland has been provided by Midland.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

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The Primary Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the primary servicer for the Serviced Mortgage Loans for which Wells Fargo Bank is acting as mortgage loan seller: the Coral Ridge Mall Mortgage Loan, the 1500 Post Oak Boulevard Mortgage Loan, the Redstone Corporate Center I Mortgage Loan, the Forty 540 II Mortgage Loan, the SpringHill Suites Green Bay Mortgage Loan, the 316 Business Center Mortgage Loan and the Graham & Havemeyer Portfolio Mortgage Loan (collectively, the “Trimont Serviced Mortgage Loans”) and any related Serviced Companion Loans. Trimont will be responsible for the primary servicing and administration of the Trimont Serviced Mortgage Loans pursuant to a primary servicing agreement between Trimont, as primary servicer, and Midland, as master servicer (the “Trimont Primary Servicing Agreement”). Trimont is also (i) the Non-Serviced Master Servicer and Non-Serviced Special Servicer for the CityCenter (Aria & Vdara) Whole Loan under the BX 2025-ARIA TSA, (ii) the Non-Serviced Master Servicer and Non-Serviced Special Servicer for the Torrey Heights Whole Loan under the TORY 2026-HGTS TSA and (iii) the Non-Serviced Master Servicer for the Haven Leased Fee Portfolio Whole Loan under the WFCM 2026-5C8 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1       During the integration period associated with the CMS transaction, as is consistent with Fitch’s criteria and historical practice, the Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative”.

2       During the integration period associated with the CMS transaction, the S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” and the S&P special servicer rating of Trimont has been placed on “Ranking Watch with negative implications”.

3       Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

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The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6

The following table sets forth information as of December 31, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 12/31/2025
By Approximate Number:	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$628.12

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of December 31, 2025, approximately 15,522 commercial and multifamily loans with an unpaid principal balance of approximately $430.73 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master, primary and special servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following the CMS Acquisition Closing Date.

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The following table sets forth information as of December 31, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)**	Approximate Outstanding Advances (P&I and PPA)**	Approximate Outstanding Advances as % of UPB
12/31/2025	$392,234,136,761	$888,123,108	0.23%

**       “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the Trimont Primary Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may enter into agreements with certain firms to act as a sub-subservicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans it services. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and Serviced Companion Loans it services will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then

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be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or Serviced Companion Loans it services. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving such Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans it services or is anticipated to service, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the Trimont Primary Servicing Agreement and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans it services or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

The following table sets forth information as of the dates indicated about Trimont’s portfolio of active specially serviced commercial and multifamily loans (securitized and non-securitized):

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	27	53	93
By Approximate Aggregate UPB (in billions):	$0.6	$2.1	$3.4

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The following table sets forth information as of December 31, 2025 showing the portfolio of Trimont named specially serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 12/31/2025
By CMBS pools By Approximate Aggregate Number of Loans:	174 2,737
By Approximate Aggregate UPB (in billions):	$106.51

The following table sets forth information as of December 31, 2025 showing the portfolio of Trimont active specially serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 12/31/2025
By CMBS pools By Approximate Number of Active Specially Serviced Loans:	21 178
By Approximate Aggregate UPB (in billions) for Active Specially Serviced Loans:	$5.36

The properties securing the loans in Trimont’s special servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this named special servicing portfolio, as of December 31, 2025, approximately 2,573 commercial and multifamily loans with an unpaid principal balance of approximately $103.33 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. Of these loans, 46 loans with an unpaid principal balance of approximately $3.45 billion were active specially serviced loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Generally, Trimont’s servicing functions under servicing agreements as special servicer do not include maintenance of accounts for securitization assets, however Trimont does maintain certain operating accounts with respect to REO loans in accordance with the terms of the applicable servicing agreements and consistent with the servicing standard set forth in each of such servicing agreements.

Trimont does not have any material advancing rights or obligations with respect to the commercial real estate securitization pools as to which it acts as special servicer. In certain instances, Trimont may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial real estate securitization pools as to which it acts as special servicer.

Trimont has developed strategies and procedures for managing delinquent loans, breaches by borrowers of the underlying loan documents and loans subject to borrower bankruptcy filings which are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis and include but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the applicable servicing standard. The strategy pursued by Trimont for any particular asset depends upon, among other things, the condition and type of the underlying property, the borrower, and the jurisdiction where the asset is located.

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Trimont, when acting as a special servicer, may enter into one or more arrangements with the related controlling class representative, directing certificateholder, or equivalent party or related entity, which has the right to remove, or vote to remove the related special servicer, to provide for a discount and/or revenue sharing with respect to certain special servicer compensation. In such cases, the related controlling class representative, directing certificateholder, or equivalent party or related entity, which has the right to remove, or vote to remove the related special servicer, may further consider any such economic arrangements with the related special servicer or a prospective replacement servicer in entering into any decision to appoint or replace the related special servicer from time to time, and such considerations would not be required to take into account the best interests of any certificateholder.

Trimont will enter into an agreement with Wells Fargo Bank (1) to purchase the primary servicing rights to the Trimont Serviced Mortgage Loans and any related Serviced Companion Loans and/or (2) to be appointed as the primary servicer with respect to the Trimont Serviced Mortgage Loans and any related Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank or its affiliates from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between MSMCH (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by MSMCH or its affiliates from time to time, which may include certain of the Mortgage Loans for which MSMCH is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America or its affiliates from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer,

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under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. Until the two instances of Strategy CS are consolidated, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date and Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans it services, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information set forth under this “Transaction Parties—The Primary Servicer” heading has been provided by Trimont.

Summary of the Primary Servicing Agreement

Trimont LLC will be appointed to act as the primary servicer with respect to all of the Trimont Serviced Mortgage Loans pursuant to a primary servicing agreement between Midland, as master servicer, and Trimont LLC, as primary servicer (the “Primary Servicing Agreement”). The Primary Servicing Agreement will govern the primary servicing of all the Trimont Serviced Mortgage Loans.

Pursuant to the Primary Servicing Agreement, the primary servicer, on behalf of the master servicer, will be responsible for certain cashiering and other obligations of the master servicer described under “Pooling and Servicing Agreement” in this prospectus with respect to the Trimont Serviced Mortgage Loans. The Primary Servicing Agreement will obligate the primary servicer to comply with all applicable terms and conditions of the PSA and diligently primary service and administer the Trimont Serviced Mortgage Loans that it is obligated to service pursuant to the Primary Servicing Agreement, as an independent contractor, on behalf of the trust fund, in the best interests of and for the benefit of the relevant parties in interest and in accordance with the Servicing Standard. See “Pooling and Servicing Agreement—Servicing Standard” in this prospectus.

Subject to the terms of the Primary Servicing Agreement, the primary servicer will be entitled to receive as compensation for its activities thereunder a primary servicing fee with respect to each of the Trimont Serviced Mortgage Loans from the master servicer, to the extent the master servicer receives its Servicing Fees with respect such Mortgage Loan under the PSA. In addition, the primary servicer will be entitled to retain certain additional servicer compensation payable to the master servicer under the PSA. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicer Compensation” in this prospectus.

The primary servicer may not resign as primary servicer except (a) by mutual consent of the primary servicer and the master servicer, or (b) upon certain conditions as further set forth in the Primary Servicing Agreement.

The primary servicer can only be terminated for cause by the master servicer or the Trustee, as the case may be, in connection with certain termination events specified in the Primary Servicing Agreement.

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The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 27 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 188 as of December 31, 2025. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

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●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion;
●	196 domestic commercial mortgage backed securitization pools as of December 31, 2024 with a then current face value in excess of $111.8 billion; and
●	188 domestic commercial mortgage backed securitization pools as of December 31, 2025 with a then current face value in excess of $99.1 billion.

As of December 31, 2025, LNR Partners has resolved approximately $93.9 billion of U.S. commercial and multifamily loans over the past 27 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1

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billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2024, and approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2025.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of December 31, 2025, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,211 assets across the United States with a then current face value of approximately $99.1 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant

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provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (Strong), Fitch (CSS1), and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

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LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

Except for (i) LNR Partners acting as special servicer for this securitization transaction (with respect to all Serviced Mortgage Loans and Serviced Companion Loans) and (ii) LNR Partners or its affiliate assisting Eightfold Real Estate Capital, L.P. (or its affiliate), Eightfold Real Estate Capital Fund VI, L.P. (or its affiliate) and Eightfold Real Estate Capital Fund VII, L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Neither LNR Partners nor any of its affiliates intend to acquire any certificates issued by the Trust on the Closing Date or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation described in this prospectus with respect to the Mortgage Loans, the Serviced Companion Loans and any Non-Serviced Whole Loan serviced by LNR Partners). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under the heading “—The Special Servicer” has been provided by LNR Partners.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

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The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the directing holder, (b) for cause at any time, and (c) otherwise without cause as described under “The Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and Serviced Whole Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831.

Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses compliance checking software and has a team of industry specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support and expert testimony as well as other consulting assignments.

As of December 31, 2025, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 338 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $285 billion. As of December 31, 2025, Pentalpha Surveillance was acting as asset representations reviewer for 147 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $135 billion.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any property of Pentalpha Surveillance is subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The VRR Interest is intended to be an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and MSMCH is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Wells Fargo Bank, JPMCB, Morgan Stanley Bank and Bank of America (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below.

The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of $15,060,321.36, representing approximately 1.80% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates (other than the Class R certificates) and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively as the “VRR Interest Owners”.

MSMCH will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of Wells Fargo Bank, JPMCB and Bank of America, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Morgan Stanley Bank, N.A., in its capacity as a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Morgan Stanley Mortgage Capital Holdings LLC, the Retaining Sponsor, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $1,908,810.01 of the VRR Interest, representing approximately 12.67% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. JPMCB will acquire from the depositor, and retain, in the form of a the RR Interest, $3,967,200 of the VRR Interest, representing approximately 26.34% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. JPMCB originated approximately 26.34% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Wells Fargo Bank will acquire from the depositor, and retain, in the form of a portion of Class RR Certificates, $4,043,295.35 of the VRR Interest, representing approximately 26.85% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Wells Fargo Bank originated approximately 26.85% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Bank of America will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $5,141,016 of the VRR Interest, representing approximately 34.14% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Bank of America originated approximately 34.14% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool

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Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules.

Each Retaining Party (other than Morgan Stanley Bank, N.A.) will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the VRR Interest. The VRR Interest Balance of such applicable portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirement through the purchase by Eightfold Real Estate Capital Fund VI, L.P., a Delaware limited partnership (“Eightfold Fund VI”) and Eightfold Real Estate Capital Fund VII, L.P., a Delaware limited partnership (“Eightfold Fund VII”), as the “third-party purchasers” (as defined in the Credit Risk Retention Rules, Eightfold Fund VI and Eightfold Fund VII, collectively, the “Third Party Purchasers”) of the Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates (the “Horizontal Risk Retention Certificates”), with an estimated initial Certificate Balance of $50,325,198 and representing approximately 3.28% of the aggregate fair value of the certificates (other than the Class R certificates) and the VRR Interest as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The sum of (i) the percentage of the aggregate Certificate Balance of all Principal Balance Certificates and the VRR Interest Balance of the VRR Interest as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates and the VRR Interest that is represented by the Horizontal Risk Retention Certificates must (and will) equal at least 5% as of the Closing Date (the “Fair Value Condition”). In order to satisfy the Fair Value Condition (as defined in this prospectus), the VRR Interest Balance of the VRR Interest retained by the Retaining Parties may be increased (and correspondingly, the Certificate Balance or Notional Amount of each Class of Certificates may be decreased).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Framework. In particular, no such person undertakes to take any action which may be required by any potential investor or

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certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Framework. In addition, the arrangements described under this “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Framework. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in this prospectus.

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R Certificates (as a collective whole). The amount available for distribution to the holders of the VRR Interest on each Distribution Date (other than from Yield Maintenance Charges and Prepayment Premiums) will, in general, equal the sum of (i) the VRR Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

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Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balances thereof, an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates and Trust Components pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first and Twenty-fourth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, representing the REMIC residual interest in each Trust REMIC, in compliance with the Code and Treasury regulations. A REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC.  A REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC provisions of the Code require that the amount, if any, remaining in a REMIC after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

“VRR Percentage” means a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the sum of the aggregate initial Certificate Balances of all of the classes of the Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

The “Non-Retained Percentage” is 100% minus the VRR Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates and Trust Components according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth and Twenty-second in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates and Trust Components according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth and Twenty-third in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the VRR Percentage divided by the Non-Retained Percentage.

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Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans (but excluding any related Companion Loans) expected to be outstanding immediately following such Distribution Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute the VRR Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the VRR Interest, pro rata, based on the VRR Interest Balance of the RR Interest and the Class RR Certificates. Excess Interest will not be available to make distributions to any class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the VRR Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

HRR Interest

Third Party Purchasers

Eightfold Real Estate Capital Fund VI, L.P., a Delaware limited partnership (“Eightfold Fund VI”) and Eightfold Real Estate Capital Fund VII, L.P., a Delaware limited partnership (“Eightfold Fund VII”), will act as “third-party purchasers” (as contemplated by the Credit Risk Retention Rules) (collectively, the “Third Party Purchasers”). Eightfold Fund VI (or an MOA thereof) and Eightfold Fund VII (or an MOA thereof) are expected to purchase and hold 35% and 65%, respectively, of each Class of the Horizontal Risk Retention Certificates.

Eightfold Fund VI and Eightfold Fund VII were formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). The Horizontal Risk Retention Certificates will represent Eightfold Fund VI’s twelfth purchase and Eightfold Fund VII’s third purchase of CMBS B-Piece Securities. Eightfold Fund VI and Eightfold Fund VII are advised by Eightfold Real Estate Capital, L.P. (“Eightfold”), an experienced commercial real estate debt investor. Eightfold and its affiliates have served as controlling class representative or directing certificateholder (or in a similar capacity) for over 65 CMBS securitizations. The members of Eightfold’s management team have on

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average over 35 years of CMBS experience, as well as experience in special servicing of defaulted and performing loans. Eightfold serves as investment manager for twelve investment funds with more than $2.3 billion in original committed capital as of December 31, 2025. Eightfold is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

General

The Third Party Purchasers are expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

The interest of each Third Party Purchaser in the Class X-FRR, Class X-GRR, Class F-RR and Class G-RR Certificates is expected to be pari passu to the interest of the other Third Party Purchaser. Eightfold Fund VI is expected to purchase for cash approximately 35% of each Class of the Class X-FRR, Class X-GRR, Class F-RR and Class G-RR Certificates, in an aggregate initial Certificate Balance of approximately $17,613,819.30, representing approximately 1.15% of the fair value of all Classes of Certificates and the VRR Interest. Eightfold Fund VII is expected to purchase for cash approximately 65% of each Class X-FRR, Class X-GRR, Class F-RR and Class G-RR Certificates, in an aggregate initial Certificate Balance of approximately $32,711,378.70 representing approximately 2.13% of the aggregate fair value of all Classes of Certificates and the VRR Interest.

Class of Horizontal Risk Retention Certificates	Initial Certificate Balance or Notional Amount	Fair Value of the Horizontal Risk Retention Certificates (in $ and %)(1)	Purchase Price(2)
Class X-FRR	$12,325,000	$486,698 / 0.06%	3.94887%
Class X-GRR	$38,000,198	$1,500,578 / 0.18%	3.94887%
Class F-RR	$12,325,000	$6,259,073 / 0.74%	50.78355%
Class G-RR	$38,000,198	$19,297,850 / 2.30%	50.78355%

(1)	The fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a dollar amount and as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates) and VRR Interest.
(2)	Expressed as a percentage of the initial Certificate Balance of the indicated class of Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchasers is approximately $27,544,199, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates in the above table is equal to approximately $27,544,199, representing approximately 3.28% of the aggregate fair value of all of the Classes of Certificates (other than the Class R certificates) and VRR Interest. The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible risk retention interest with an aggregate fair value dollar amount of approximately $42,017,683, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) and the VRR Interest.

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The approximate fair value of each class of certificates (other than the Class R certificates) and VRR Interest based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$3,108,974
Class A-2	$170,083,983
Class A-3	$415,728,585
Class X-A	$20,186,698
Class X-B	$1,173,413
Class A-S	$70,873,493
Class B	$45,495,786
Class C	$33,638,061
Class X-D	$2,171,211
Class X-E	$811,098
Class D	$23,980,862
Class E	$10,430,941
Class X-FRR	$486,698
Class X-GRR	$1,500,578
Class F-RR	$6,259,073
Class G-RR	$19,297,850
Class RR	$11,141,768
RR Interest	$3,984,597
Total:	$840,353,670

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) and VRR Interest is approximately $840,353,670. The Retaining Sponsor determined that the Class V certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received, and if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is no market for the Class V certificates.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and the Retained Interest and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchasers based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

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Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3 and Class X-A certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Hedging, Transfer and Financing Restrictions

Each Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by each Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) for a period of five years after the Closing Date. On and after that date, each Third Party Purchaser may transfer its interest in the eligible horizontal residual interest to a successor third party purchaser as long as such Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the Horizontal Risk Retention Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization, or the Horizontal Risk Retention Certificates.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances

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described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA; and for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when (i) the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate or (ii) a Control Termination Event is continuing.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

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The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by the special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of JPMCB (solely in its capacity as a mortgage loan seller), Bank of America, MSMCH, Wells Fargo Bank and BANA will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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At the time of MSMCH’s decision to include each of its Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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At the time of Bank of America’s decision to include each of its Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates and the VRR Interest will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21 will consist of the following classes: the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates (collectively with the Class A-S Exchangeable

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Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-E, Class X-FRR and Class X-GRR certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F-RR, Class G-RR, Class V and Class R certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in Regulation RR), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, neither the Class RR Certificates nor the RR Interest will be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X-A, Class X-B, Class X-D and Class X-E Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (in each case, excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-2, Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2 certificates (collectively, the “Class A-2 Exchangeable Certificates”), (ii) the Class A-3, Class A-3-1, Class A-3-2, Class A-3-X1 and Class A-3-X2 certificates (collectively, the “Class A-3 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

The Certificates (other than the Class X Certificates, the Class V Certificates, the Class R certificates and the Exchangeable IO Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A certificates, the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”. The Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased by Eightfold Fund VI and Eightfold Fund VII (in each case, or an MOA thereof).

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, and the Class RR Certificates and the RR Interest will have the respective VRR Interest Balances shown under “Summary of Certificates and VRR Interest”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components outstanding from time to time.

The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class A-S Trust Component outstanding from time to time.

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The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time.

The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time.

The Notional Amount of the Class X-FRR certificates will equal the Certificate Balance of the Class F-RR certificates outstanding from time to time.

The Notional Amount of the Class X-GRR certificates will equal the Certificate Balance of the Class G-RR certificates outstanding from time to time.

The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Trust Components will equal the Certificate Balance of the Class A-2 Trust Component. The Notional Amounts of the Class A-2-X1 and Class A-2-X2 Certificates will equal the Certificate Balances of the Class A-2-1 and Class A-2-2 Certificates, respectively.

The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Trust Components will equal the Certificate Balance of the Class A-3 Trust Component. The Notional Amounts of the Class A-3-X1 and Class A-3-X2 Certificates will equal the Certificate Balances of the Class A-3-1 and Class A-3-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Non-Retained Percentage of any Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V Certificates and the Exchangeable Certificates) and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components and the regular interest portion of the VRR Interest (excluding the entitlement to Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the entitlement of the VRR Interest to receive

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a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in May 2026.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last Business Day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest.”

The Percentage Interest of any Class V or Class R certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the

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Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account and the VRR Interest Gain-On-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (other than the Class V certificates) and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)    the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders or the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the VRR Interest);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;
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(b)    if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)    all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates and each Trust Component that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

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“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)                prior to the Cross-Over Date:

(a)            to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)            to the Class A-2 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balances of the Class A-2 Trust Component is reduced to zero; and

(c)            to the Class A-3 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) and (b) have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 Trust Component is reduced to zero;

(ii)             on or after the Cross-Over Date, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components remaining outstanding, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, as applicable, are reduced to zero;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

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Fifth, after the Certificate Balances of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components have been reduced to zero, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B Trust Component, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B Trust Component have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class X-FRR, Class X-GRR and Class F-RR certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of such classes;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B and Class C Trust Components and the Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or VRR Interest Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Risk Retention Allocation Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the Risk Retention Allocation Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Interest Realized Losses previously allocated to the VRR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-Retained Certificates or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the VRR Interest is so increased, the amount of unreimbursed Realized Losses or Retained Certificate

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Realized Loss, as applicable, of such class of certificates or Trust Components will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each of the Class A-1, Class A-2, Class A-3, Class D, Class E and Class F-RR certificates for any Distribution Date will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates and VRR Interest” in this prospectus, as applicable. The Pass-Through Rate for each of the Class A-S and Class G-RR certificates will be a variable rate per annum equal to the lesser of (a) the Pass-Through Rate set forth opposite such class of certificates in the table on the cover of this prospectus or the table under the heading “Summary of Certificates and VRR Interest” in this prospectus, as applicable, and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for each of the Class B and Class C certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-FRR certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F-RR certificates for the related Distribution Date.

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The Pass-Through Rate for the Class X-GRR certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G-RR certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-Retained Percentage of any Excess Interest with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

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“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. The Torrey Heights Mortgage Loan is the only Componentized Mortgage Loan related to the Trust.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

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On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2	$168,400,000	Class A-2 Certificate Pass-Through Rate minus 1.00%
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	0.50%
Class A-3	$403,627,000	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$68,811,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$44,163,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$33,892,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class A-2 Trust Component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 Trust Component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B”

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designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class A-2 Exchangeable Certificates	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
Class A-3 Exchangeable Certificates	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
Class A-S Exchangeable Certificates	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
Class B Exchangeable Certificates	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-2 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B Trust Component, and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component. The maximum Certificate Balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-2 Trust

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Component, Class A-3 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-2 certificates, Class A-3 certificates, Class A-S certificates, Class B certificates or Class C certificates, respectively, shown above in the “Summary of Certificates and VRR Interest” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the Grantor Trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the

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outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date,

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or

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reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.
The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and the VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the

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extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                 the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)              all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)           the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)            any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

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The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                 the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)              the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

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With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute the Non-Retained Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of

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the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

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Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero); and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest on such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in

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the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

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Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest on such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the classes of Certificates specified below, in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date,

(2) to the Class A-2-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(3) to the Class A-2-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(4) to the Class A-3-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(5) to the Class A-3-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the

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Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

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(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1 certificates, the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates for that Distribution Date, and the denominator of which is the YM Denominator for the Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates as described above, and

(14) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above; and

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“YM Denominator” means, for any Distribution Date, the total amount of principal distributed to the Class A-1, Class D, Class E, Class F-RR and Class G-RR certificates, Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

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“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified

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amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

Except to the extent provided with respect to the Control Eligible Certificates in the third paragraph in this section, no Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-E, Class E, Class X-FRR, Class X-GRR, Class F-RR, Class G-RR, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown (or, with respect to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-2 certificates, Class A-3 certificates, Class A-S certificates, Class B certificates or Class C certificates, respectively) in the table under “Summary of Certificates and VRR Interest”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”.

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Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                 the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)              the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

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If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates and the Class D, Class E, Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates to receive distributions of principal and/or interest, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise be protected by the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates. The Class B Exchangeable Certificates will likewise be protected by the subordination of the Class C

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Exchangeable Certificates and the Class D, Class E, Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates. The Class C Exchangeable Certificates will likewise be protected by the subordination of the Class D, Class E, Class X-FRR, Class X-GRR, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-1 certificates, until its Certificate Balance has been reduced to zero, second, to the Class A-2 Trust Component, until its Certificate balance has been reduced to zero, and third, to the Class A-3 Trust Component, until its Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances) until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F-RR and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

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On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C Trust Component;

sixth, to the Class B Trust Component; and

seventh, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-2, Class A-3, Class A-S, Class B or Class C Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the VRR Interest, the Class V or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans,

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Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates, a Trust Component or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance

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of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

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The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such
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information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or any Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on

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information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Parties” will be each of (i) the party selected by Morgan Stanley Bank, N.A., (ii) the party selected by Wells Fargo Bank, National Association, (iii) the party selected by JPMorgan Chase Bank, National Association and (iv) the party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of each Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar).

The initial Risk Retention Consultation Parties are expected to be JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Bank of America, National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports

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related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) from the Master Servicer (to the extent in the possession of the Master Servicer) or the Special Servicer (to the extent in the possession of the Special Servicer), as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

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A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

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Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, LSEG, CRED iQ, KBRA Analytics, LLC, MBS Data, LLC and DealView Technologies Ltd., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

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●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
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o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
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o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central

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Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related

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answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Owners and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder or any VRR Interest Owner that has in each case provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability

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of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders and VRR Interest Owners” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such

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Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Class RR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners thereof.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder,

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Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owner or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owner or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owner or VRR Interest Owner.

Any Certificateholder, Certificate Owner or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2026-5YR21

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners or VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such

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Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                 an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                  the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                     an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(vi)                  the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)               originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                   an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)           the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)              the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)           the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xvii)        the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)     the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA).

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)                A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                 any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                  all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                     the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                  any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

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(vii)               any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)            any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)             any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          all related environmental reports; and

(xiv)           all related environmental insurance policies;

(b)    a copy of any engineering reports or property condition reports;

(c)    other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)    for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)    a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)     a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)    a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

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(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)    a copy of all litigation searches;

(p)    a copy of all bankruptcy searches;

(q)    a copy of any origination settlement statement;

(r)    a copy of the insurance summary report;

(s)    a copy of organizational documents of the related mortgagor and any guarantor;

(t)     a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)   a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)    a copy of any closure letter (environmental); and

(w)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of

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the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or any VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code

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Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or the PSA) precluded the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

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With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)    have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)    have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)    have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)    accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

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(e)    have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)     have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)    comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)    prohibit defeasance within two years of the Closing Date;

(p)    not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)    have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

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In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

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Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On or prior to

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the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and the VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, and the VRR Interest Owners and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual

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standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

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In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, Excess Interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

The special servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and a responsible officer of the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

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The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. The master servicer and the trustee will be entitled to rely

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conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of

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the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on

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P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

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On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and Trust Components and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and of the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular

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Certificates and Trust Components (including to reimburse for Realized Losses previously allocated to such certificates or components), and the amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates, the Trust Components and the VRR Interest have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, a servicing account, loss of value reserve fund or the REO Account (each an “Investment Account”), the master servicer (in the case of a Collection Account, the Companion Distribution Account or any servicing account maintained by the master servicer) or the special servicer (in the case of an REO Account, the loss of value reserve fund or any servicing account maintained by the special servicer) will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible

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Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one month period ending on the related Determination Date, if any;

(ii)                   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)              to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)           to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the

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enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)               to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                  to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)               to recoup any amounts deposited in the Collection Account in error;

(xii)            to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)          to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)             to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)          to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)       to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

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(xix)        to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)           to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and

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trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each Mortgage Loan, REO Loan and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan, REO Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and REO Loan or any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and a Specially Serviced Loan) and the related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related mortgage loan seller due to material breaches of	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
representations and warranties or material document defects.
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	in the Collection Account with respect to the other Mortgage Loans.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.001259% to 0.03125%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be

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payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) and any Serviced Companion Loan, the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions, amendments or similar fees of any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA and to the extent such action is not a Major Decision and (y) 50% of Excess Modification Fees related to any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) that the master servicer is not permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the special servicer under the PSA consisting of a Major Decision (in each case, regardless of who processes such action);
●	(x) 100% of all assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is not a Major Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA consisting of a Major Decision (in each case, regardless of who processes such consent, approval or other action);
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan), for which the master servicer is processing the underlying assumption transaction;
●	(x) 100% of consent fees and loan service transaction fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA that is not a Major Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or
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amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer) consisting of a Major Decision (in each case, regardless of who processes such action);

●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such items are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (i) the master servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer and (ii) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan (whether collected while the loan is a Specially Serviced Loan, a Non-Specially Serviced Loan or a Corrected Loan), in each case to the extent accrued while the loan is a not a Specially Serviced Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive all or a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent the master servicer or the special servicer exercises its right to reduce, waive or elect not to

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charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. Notwithstanding the preceding language, the special servicer will have the right to waive any late fees or default interest regardless of when it accrued. For the avoidance of doubt, the special servicer may waive any or all penalty charges regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

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With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee that accrues at a per annum rate initially equal to the Servicing Fee Rate (A) minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.000625% (B) if no primary servicing fee payable to a third-party primary servicer and a serviced mortgage loan, then minus 0.00125%, or (C) if a non-serviced mortgage loan, then minus 0.000625% (but which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”. A Liquidation Fee (at the Liquidation Fee Rate) will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related mortgage loan seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

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Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) of a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and any Companion Loan(s), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Servicing Transfer Event” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. Notwithstanding the foregoing, with respect to the Freeway Business Park Mortgage Loan, no Workout Fee will be payable to the extent the related borrower is not required to pay a Workout Fee in connection with a “Workout Request” as defined under the related mortgage loan agreement. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by

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the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan, (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) or (d) each defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments or other recoveries resulting from repurchases by the related mortgage loan seller due to material breaches of representations and warranties or material document defects, as described in the PSA.

A “Liquidation Fee” for each Mortgage Loan (and each related Serviced Companion Loan) and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with

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respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer or the master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                      (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                   the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                  with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

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(vi)                 if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Servicing Transfer Event” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                 100% of all Excess Modification Fees, ancillary fees (other than fees for insufficient or returned checks), review fees, transfer fees or waiver fees earned in connection with any Specially Serviced Loan whether or not such fees become due while the loan is Specially Serviced or a Corrected Mortgage Loan;

(ii)               50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA including but not limited to a Major Decision;

(iii)            (x) 100% of assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA including but not limited to a Major Decision;

(iv)            100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)                (x) 100% of consent fees and loan service transaction fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced

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Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer) consisting of a Major Decision;

(vi)            100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demands were prepared by the special servicer;

(vii)           with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)        late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan (whether collected while the loan is Specially Serviced Loan, a performing Mortgage Loan or a Corrected Loan), in each case to the extent accrued while the loan is a Specially Serviced Loan and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

For the avoidance of doubt, the special servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive all or a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive its respective portion in any such fee, the party that reduced or elected not to charge or waived its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. Notwithstanding the foregoing, the special servicer will have the right to waive any default interest or late fees regardless of when they accrued. If the special servicer has partially waived default interest, late fees or penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

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The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

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The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01127% (1.127 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00160% (0.160 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be

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required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% (0.030 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

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(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)    the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)    the excess of

1.    the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

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2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

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Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information requested by the special servicer from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded

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Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class G-RR certificates, second, pro rata based on interest entitlements, to the Class X-FRR, Class X-GRR and Class F-RR certificates,

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third, to the Class E certificates, fourth, to the Class D certificates, fifth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, sixth, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class X-A, Class X-B, Class X-D and Class X-E certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the certificates, on the other hand, based on the VRR Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) or provide access to the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within four (4) business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan and the calculation of the Collateral Deficiency Amount calculated by the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal, calculation and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect,

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and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer from the Non-Serviced Special Servicer or Non-Serviced Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts

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allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C Trust Component, sixth, to the Class B Trust Component, seventh, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1 certificates and the Class A-2 and Class A-3 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates, and second, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Collateral Deficiency Amount related to a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post such notice of the Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website; provided that such notification by the special servicer or the master servicer will be satisfied if such information is included in the CREFC® loan periodic update file.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has

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occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special

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servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (if the master servicer and the special servicer mutually agree that the master servicer will process such default with respect to a Non-Specially Serviced Loan) or by the special servicer (with respect to any Non-Specially Serviced Loan (unless the master servicer and the special servicer mutually agree that the master servicer will process such default) and with respect to any Specially Serviced Loan with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged

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Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with

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respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with a Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon the request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in each case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess

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flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the VRR Interest Owners. Any cost incurred by the master servicer or the special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder or the consent or approval of the special servicer (in each case, except as specified in the definition of “Master Servicer Decision”). The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage

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Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement), plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s or the master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will be required to deliver any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Parties:

(i)                   grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to

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the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)             approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)              grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                 consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)              consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000 and (b) the master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

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(vii)           approve annual operating budgets for Mortgage Loans;

(viii)        consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)            grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered a Refinancing/P&S Document reasonably acceptable to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)               any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(xi)            any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)         approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)      any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)       grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action

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would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, as applicable, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case, as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property

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from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan if that extension, modification, waiver, amendment or forbearance would:

(1)      extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in each such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If the special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), each Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an

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Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

“Refinancing/P&S Document” means any of (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of a Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of a Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, if such agreement includes delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or

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withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the

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special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested by the special servicer in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the VRR Interest, upon request of a Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an

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REO Property, an REO Loan or a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

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Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if (each of the following, a “Servicing Transfer Event”):

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a Refinancing/P&S Document from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable, and the special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if (x) such refinancing or sale does not occur (i) before the expiration of the time period for refinancing or sale specified in such documentation or (ii) within 120 days of the date the original balloon payment was due, or (y) the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      as to which, in the judgment of the master servicer or the special servicer (and, (i) in the case of the master servicer, so long as no Control Termination Event is continuing, with the consent of the special servicer who will be required to obtain the consent of the Directing Certificateholder and (ii) in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)), a payment default (other than as set forth in clause (1) with respect to a balloon payment) is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days; provided that the special servicer will not be permitted to make such judgment at any time that the special servicer is affiliated with the Directing Certificateholder;

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the

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special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      as to which the master servicer or the special servicer (and, (i) in the case of the master servicer, so long as no Control Termination Event is continuing, with the consent of the special servicer who will be required to obtain the consent of the Directing Certificateholder and (ii) in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) determines that (a) a default (other than as described in clause (3) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and the VRR Interest Owners (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified

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and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan; provided that the special servicer will not be permitted to make such judgment at any time that the special servicer is affiliated with the Directing Certificateholder.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If a Mortgage Loan or Serviced Whole Loan would become a Specially Serviced Loan because of an event described in clause (1) of the definition of “Servicing Transfer Event” and the related borrower has provided prior to the related maturity date a Refinancing/P&S Document, until a Consultation Termination Event, the Directing Certificateholder will be entitled to consult on a strictly non-binding basis with the master servicer and the special servicer regarding whether or not such Refinancing/P&S Document is satisfactory in form and substance and from an acceptable lender or purchaser; provided that in the event the master servicer and the special servicer receive no response from the Directing Certificateholder within 5 business days following delivery by the master servicer or the special servicer to the Directing Certificateholder of the Refinancing/P&S Document and a request to consult, the master servicer and the special servicer will not be obligated to consult with the Directing Certificateholder.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

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Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
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●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion

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Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction is inconsistent with the Servicing Standard, the special servicer, may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or any Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder and the applicable Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation

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Termination Event has occurred, to the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of an Operating Advisor Consultation Event the operating advisor will consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the

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applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)    such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and the VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)    there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous

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materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or

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not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the VRR Interest Owners to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced

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Pari Passu Companion Loan or any holder of a Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Parties, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners and the special servicer would be entitled to such Liquidation Fee to the same extent as if such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) , the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Parties not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a Refinancing/P&S Document that is satisfactory in form and substance to the master servicer or the special servicer from an acceptable lender or purchaser, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person

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constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Parties, in each case, and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any

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Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing

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Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances and “—The Non-Serviced AB Whole Loans”.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

The Risk Retention Consultation Parties will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Parties or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

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The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be Eightfold Real Estate Capital, L.P. (or its affiliate).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class F-RR or Class G-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders

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(or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent of the Directing Certificateholder or consultation with the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or consultation is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following written request for consent or consultation, as the case may be, and its receipt of all reasonably requested information on any required consent or consultation, such consent will be deemed given or such consultation will be deemed to have occurred, as applicable; provided that the failure of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent, which report may (in sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time

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period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the special servicer, other than with respect to an Excluded Loan as to a Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Parties with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that comes into and continues in default;

(ii)                    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)                 any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)                  any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)                  (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a

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Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)               releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)            any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                   other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)                other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)             any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)          requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

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(xiv)           other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)              agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)           determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)        other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)         other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)            the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is a Non-Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or such Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the

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special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Parties, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which they are entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Parties (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with

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respect to any Excluded Loan with respect to the Risk Retention Consultation Parties or the holder of a majority of the VRR Interest, the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which they are entitled, and the special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Parties (on a non-binding basis) in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Reports or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the

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Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Parties in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by a Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder or a Risk Retention Consultation Party to respond will not relieve the special servicer from consulting with the Directing Certificateholder or such Risk Retention Consultation Party on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

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In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor, and in the possession of the Special Servicer, related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial Certificate Balance of that class; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

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The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event”, “Operating Advisor Consultation Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Parties or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interests of the Certificateholders, the VRR Interest Owners and holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Parties or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and the Risk Retention Consultation Parties (or the operating advisor, if

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applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, a Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities, or materially reduce the rights, of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu

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Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Non-Serviced Companion Loan or its designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder

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described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, any third-party, the VRR Interest or any VRR Interest Owner. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

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(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)              if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)          if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation or Appraisal Reduction Amount.

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With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates or VRR Interest Owners (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any VRR Interest Owner, any Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special

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servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)             that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)          that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)       that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, a Third Party Purchaser, a Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the

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securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)        that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)           that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)        that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or any Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Parties’ consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined (and has labeled, identified or otherwise communicated as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege (that has been labeled, identified or otherwise communicated as being subject to such privilege) and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the

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Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

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(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Risk Retention Consultation Party, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Parties, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

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Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders, and VRR Interest Owners, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate

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administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after May 1, 2017, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2021 and December 31, 2025 was approximately 10.4%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 17.8% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the Certificate Administrator’s Website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of these Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Parties, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

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(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the

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special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate

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administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information and any information that appears on its face to be Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset

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representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer thereunder.

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Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of Certificateholders, all VRR Interest Owners evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an

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Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Parties:

(a)          may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)          may act solely in the interests of the holders of the VRR Interest;

(c)          does not have any liability or duties to the holders of any class of certificates;

(d)          may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest Owners over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)          will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against any Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Parties for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the recommendation of the Risk Retention Consultation Parties, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

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Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website

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and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If (i) at any time the special servicer that had acted as the special servicer for an Excluded Special Servicer Loan prior to it becoming an Excluded Special Servicer Loan or (ii) an Excluded Special Servicer was appointed on the Closing Date and, in either case, the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to

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all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has the special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required

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to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not “risk retention affiliated” with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

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Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of a Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of any Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

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(b)    any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)    any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)    any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)     Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan

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Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with the master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)    (I) the master servicer or the special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as the master servicer or the special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (II) if the master servicer or the special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with the master servicer or the special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(h)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition,

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none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu

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Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or

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replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties under the PSA. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’

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fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties under the PSA, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or

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Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the

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trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will

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be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The master servicer or the special servicer, as applicable, will then be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller.

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The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

In the event a Repurchase Request is Resolved in a manner contemplated by clause (v) of the definition thereof, in the event the Enforcing Servicer determines in its reasonable judgment that such a contractually binding agreement to be entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller could reasonably be expected to result in losses or other shortfalls on or in respect of the related Mortgage Loan directly attributable to the contractually binding agreement, then the Enforcing Servicer will be required to, prior to the occurrence of a Control Termination Event, obtain the consent of the Directing Certificateholder before entering into such contractually binding agreement; provided, however, no such consent will be required (i) if the related Mortgage Loan is an Excluded Loan with regard to the Directing Certificateholder, or (ii) if no such determination is made by the Enforcing Servicer.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of

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Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—

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Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

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If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or

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mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

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For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2026-5YR21 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
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●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related
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Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2026-5YR21 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
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●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event or control termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the CityCenter (Aria & Vdara) Mortgage Loan

The CityCenter (Aria & Vdara) Mortgage Loan is being serviced pursuant to the BX 2025-ARIA TSA. The servicing terms of the BX 2025-ARIA TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BX 2025-ARIA TSA earns a primary servicing fee with respect to the CityCenter (Aria & Vdara) Mortgage Loan equal to 0.000009% per annum.
●	Upon the CityCenter (Aria & Vdara) Mortgage Loan becoming a specially serviced loan under the BX 2025-ARIA TSA, the related Non-Serviced Special Servicer under the BX 2025-ARIA TSA will earn a special servicing fee payable monthly with respect to the CityCenter (Aria & Vdara) Mortgage Loan accruing at a rate equal to 0.15%.
●	The related Non-Serviced Special Servicer under the BX 2025-ARIA TSA agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the BX 2025-ARIA TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.
●	The BX 2025-ARIA TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the BX 2025-ARIA TSA.
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●	The BX 2025-ARIA TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the CityCenter (Aria & Vdara) Whole Loan.
●	The BX 2025-ARIA TSA does not provide for any operating advisor or similar entity.

Prospective investors are encouraged to review the full provisions of the BX 2025-ARIA TSA, which is available via request from the underwriters.

Servicing of the Torrey Heights Mortgage Loan

The Torrey Heights Mortgage Loan is being serviced pursuant to the TORY 2026-HGTS TSA. The servicing terms of the TORY 2026-HGTS TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the TORY 2026-HGTS TSA earns a primary servicing fee with respect to the Torrey Heights Mortgage Loan equal to 0.0000222% per annum.
●	Upon the Torrey Heights Mortgage Loan becoming a specially serviced loan under the TORY 2026-HGTS TSA, the related Non-Serviced Special Servicer under the TORY 2026-HGTS TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the TORY 2026-HGTS TSA agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the TORY 2026-HGTS TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.
●	The TORY 2026-HGTS TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There will be no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the TORY 2026-HGTS TSA.
●	The TORY 2026-HGTS TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the Torrey Heights Whole Loan.
●	The TORY 2026-HGTS TSA does not provide for any operating advisor or similar entity.

Prospective investors are encouraged to review the full provisions of the TORY 2026-HGTS TSA, which is available via request from the underwriters.

Servicing of the Haven Leased Fee Portfolio Mortgage Loan

The Haven Leased Fee Portfolio Mortgage Loan is being serviced pursuant to the WFCM 2026-5C8 PSA. The servicing terms of the WFCM 2026-5C8 PSA are similar in all material

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respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Haven Leased Fee Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the Haven Leased Fee Portfolio Whole Loan becoming a specially serviced loan under the WFCM 2026-5C8 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the Haven Leased Fee Portfolio Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to such Whole Loan.

Prospective investors are encouraged to review the full provisions of the WFCM 2026-5C8 PSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain

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a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of any master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a commercial mortgage-backed securitization transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch, Morningstar DBRS and Moody’s.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material

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necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional

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master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to

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such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or the VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owner will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the VRR Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Certificates (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class D and Class E certificates and the Class A-2, Class A-3, Class A-S, Class B and Class C Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of

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then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)    to correct any defect or ambiguity in the PSA;

(b)    to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)    to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)    to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)    to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

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(g)    to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR

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Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers

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and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) (a) in the case of the trustee, an institution whose (A) long-term senior unsecured debt or issuer rating is rated at least “A2” by Moody’s or that has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) long-term senior unsecured debt or issuer default rating is rated at least “A” by Fitch (or short-term rating is at least “F1” by Fitch) (provided, however, that the trustee may maintain a long-term senior unsecured debt or issuer default rating of at least “BBB-” by Fitch as long as either (1) the master servicer has a long-term unsecured debt or issuer default rating of at least “A” by Fitch or a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer default rating of “A” by Fitch or a short-term rating of at least “F1” by Fitch which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (C) if rated by Morningstar DBRS, a long-term senior unsecured or issuer rating by Morningstar DBRS of at least “A” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs (which may include Fitch or Moody’s)) (provided that the trustee may maintain a long-term senior unsecured or issuer rating of at least “BBB(low)” by Morningstar DBRS so long as either (1) the master servicer maintains a long term rating of “A” by Morningstar DBRS, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” by Morningstar DBRS on its long-term senior unsecured debt, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Morningstar DBRS within 30 days in the event there is a downgrade of such banking association’s Morningstar DBRS rating, the agreement is terminated, or any other changes that may limit the agreement), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least (x) “Baa3” by Moody’s and (y) “BBB(low)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs (which may include Fitch or Moody’s), or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not on the depositor’s “prohibited party” list.
The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing

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Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Four (4) Mortgaged Properties (21.9%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Thirteen (13) Mortgaged Properties (17.9%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to

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foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas. Six (6) Mortgaged Properties (10.7%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is

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secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after

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notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will

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commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that

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were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations

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as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.

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Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately

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protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the

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bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition,

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the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code

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does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person

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will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy

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proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member and/or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of a partnership borrower or its general partner, a limited liability company borrower or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any partnership borrower or its general partner, or any limited liability company borrower or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial,

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manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to

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accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction,

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thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party

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to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly owned subsidiary of JPMCB. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, the holder of a portion of the VRR Interest, an anticipated initial risk retention consultation party and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

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MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller, a sponsor, the Retaining Sponsor and an anticipated initial risk retention consultation party, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, N.A., an originator, the holder of a portion of the VRR Interest and the current holder of one or more of the Companion Loans to the extent set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, the holder of a portion of the VRR Interest, an anticipated initial risk retention consultation party and a mortgage loan seller, is also the master servicer under this securitization and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters.

Bank of America and its affiliates are playing several roles in this transaction. Bank of America, a mortgage loan seller, an originator, the holder of a portion of the VRR Interest, an anticipated initial risk retention consultation party, a sponsor, the holder of the companion loans for which the noteholder is identified as “Bank of America, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and is an affiliate of BofA Securities, Inc., one of the underwriters.

Midland is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Morgan Stanley Mortgage Capital Holdings LLC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Trimont, the primary servicer with respect to certain Mortgage Loans sold to the depositor by Wells Fargo Bank, is also (i) the Non-Serviced Master Servicer and Non-Serviced Special Servicer for the CityCenter (Aria & Vdara) Whole Loan under the BX 2025-

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ARIA TSA, (ii) the Non-Serviced Master Servicer and Non-Serviced Special Servicer for the Torrey Heights Whole Loan under the TORY 2026-HGTS TSA and (iii) the Non-Serviced Master Servicer for the Haven Leased Fee Portfolio Whole Loan under the WFCM 2026-5C8 PSA.

Computershare Trust Company, National Association is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that Bank of America will transfer to the depositor.

Computershare Trust Company, National Association, the trustee, certificate administrator and custodian, is (i) the certificate administrator and custodian under the WFCM 2026-5C8 PSA, which governs the servicing and administration of the Haven Leased Fee Portfolio Whole Loan, (ii) the trustee, certificate administrator and custodian under the BX 2025-ARIA TSA, which governs the servicing and administration of the CityCenter (Aria & Vdara) Whole Loan and (iii) the trustee, certificate administrator and custodian under the TORY 2026-HGTS TSA, which governs the servicing and administration of the Torrey Heights Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

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Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

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Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance of the VRR Interest.

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Realized Losses and VRR Interest Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$575,136,000	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class X-B	$68,811,000	Class A-S Trust Component
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-1 certificates
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-2 certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

597

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Substitutions; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

598

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates or Trust Components
Class X-A	$575,136,000	Class A-1 certificates and Class A-2 and Class A-3 Trust Components
Class X-B	$68,811,000	Class A-S Trust Component
Class A-2-X1	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-1 certificates
Class A-2-X2	Equal to Class A-2 Trust Component Certificate Balance	Class A-2-2 certificates
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-1 certificates
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	Class A-3-2 certificates
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	Class A-S-1 certificates
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	Class A-S-2 certificates
Class B-X1	Equal to Class B Trust Component Certificate Balance	Class B-1 certificates
Class B-X2	Equal to Class B Trust Component Certificate Balance	Class B-2 certificates
Class C-X1	Equal to Class C Trust Component Certificate Balance	Class C-1 certificates
Class C-X2	Equal to Class C Trust Component Certificate Balance	Class C-2 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest-Priority of Distributions”.

599

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-2, Class A-3, Class A-S, Class B and Class C certificates apply equally to each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively, that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

600

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date (in the case of a 0% CPR scenario);
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding bullet point, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in May 2026;
●	the Offered Certificates are settled with investors on April 17, 2026; and
●	the Interest Rate in effect for each Mortgage and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Interest Rate (which, in the case of a Componentized Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment).
601

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	81%	81%	81%	81%	81%
April 2028	61%	61%	61%	61%	61%
April 2029	39%	39%	39%	39%	39%
April 2030	16%	16%	16%	16%	16%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.50	2.46	2.46	2.46	2.46

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.74	4.62	4.52	4.42	4.25

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.87	4.83	4.75	4.41

602

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.91	4.91	4.49

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.91	4.91	4.49

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.94	4.91	4.91	4.91	4.59

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

603

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.99915%	5.1928%	5.1973%	5.1973%	5.1973%	5.1973%
99.24915%	5.0812%	5.0844%	5.0844%	5.0844%	5.0844%
99.49915%	4.9702%	4.9719%	4.9719%	4.9719%	4.9719%
99.74915%	4.8595%	4.8599%	4.8599%	4.8599%	4.8599%
99.99915%	4.7493%	4.7483%	4.7483%	4.7483%	4.7483%
100.24915%	4.6395%	4.6371%	4.6371%	4.6371%	4.6371%
100.49915%	4.5301%	4.5263%	4.5263%	4.5263%	4.5263%
100.74915%	4.4212%	4.4160%	4.4160%	4.4160%	4.4160%
100.99915%	4.3127%	4.3060%	4.3060%	4.3060%	4.3060%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.99999%	5.0477%	5.0466%	5.0456%	5.0447%	5.0428%
100.24999%	4.9872%	4.9848%	4.9826%	4.9804%	4.9761%
100.49999%	4.9270%	4.9231%	4.9197%	4.9163%	4.9097%
100.74999%	4.8669%	4.8617%	4.8570%	4.8523%	4.8434%
100.99999%	4.8070%	4.8004%	4.7945%	4.7886%	4.7773%
101.24999%	4.7472%	4.7393%	4.7321%	4.7251%	4.7114%
101.49999%	4.6876%	4.6783%	4.6700%	4.6617%	4.6457%
101.74999%	4.6282%	4.6176%	4.6080%	4.5985%	4.5802%
101.99999%	4.5690%	4.5570%	4.5462%	4.5355%	4.5149%

604

Pre-Tax Yield to Maturity for the Class A-2-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.90235%	5.0505%	5.0613%	5.0709%	5.0805%	5.0990%
98.15235%	4.9894%	4.9987%	5.0071%	5.0154%	5.0315%
98.40235%	4.9284%	4.9363%	4.9434%	4.9505%	4.9641%
98.65235%	4.8676%	4.8741%	4.8800%	4.8858%	4.8970%
98.90235%	4.8070%	4.8121%	4.8167%	4.8212%	4.8301%
99.15235%	4.7465%	4.7502%	4.7536%	4.7569%	4.7633%
99.40235%	4.6863%	4.6886%	4.6907%	4.6928%	4.6968%
99.65235%	4.6262%	4.6271%	4.6280%	4.6288%	4.6304%
99.90235%	4.5663%	4.5658%	4.5655%	4.5651%	4.5643%

Pre-Tax Yield to Maturity for the Class A-2-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.85978%	10.2460%	9.2837%	8.4126%	7.5368%	5.8208%
1.86978%	9.9956%	9.0307%	8.1571%	7.2789%	5.5584%
1.87978%	9.7473%	8.7798%	7.9039%	7.0232%	5.2983%
1.88978%	9.5012%	8.5310%	7.6527%	6.7697%	5.0403%
1.89978%	9.2570%	8.2843%	7.4036%	6.5182%	4.7845%
1.90978%	9.0149%	8.0396%	7.1566%	6.2688%	4.5307%
1.91978%	8.7748%	7.7969%	6.9116%	6.0215%	4.2790%
1.92978%	8.5366%	7.5562%	6.6686%	5.7761%	4.0294%
1.93978%	8.3004%	7.3175%	6.4275%	5.5328%	3.7818%

Pre-Tax Yield to Maturity for the Class A-2-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
95.80471%	5.0534%	5.0763%	5.0968%	5.1172%	5.1566%
96.05471%	4.9915%	5.0130%	5.0322%	5.0513%	5.0881%
96.30471%	4.9298%	4.9498%	4.9677%	4.9855%	5.0199%
96.55471%	4.8683%	4.8868%	4.9035%	4.9200%	4.9519%
96.80471%	4.8070%	4.8241%	4.8394%	4.8547%	4.8841%
97.05471%	4.7458%	4.7615%	4.7755%	4.7895%	4.8165%
97.30471%	4.6848%	4.6991%	4.7119%	4.7246%	4.7491%
97.55471%	4.6241%	4.6369%	4.6484%	4.6598%	4.6819%
97.80471%	4.5635%	4.5749%	4.5851%	4.5953%	4.6149%

Pre-Tax Yield to Maturity for the Class A-2-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-2-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.75956%	9.7473%	8.7798%	7.9039%	7.0232%	5.2983%
3.76956%	9.6240%	8.6552%	7.7780%	6.8962%	5.1690%
3.77956%	9.5012%	8.5310%	7.6527%	6.7697%	5.0403%
3.78956%	9.3788%	8.4074%	7.5279%	6.6437%	4.9121%
3.79956%	9.2570%	8.2843%	7.4036%	6.5182%	4.7845%
3.80956%	9.1357%	8.1617%	7.2799%	6.3933%	4.6573%
3.81956%	9.0149%	8.0396%	7.1566%	6.2688%	4.5307%
3.82956%	8.8946%	7.9180%	7.0338%	6.1449%	4.4046%
3.83956%	8.7748%	7.7969%	6.9116%	6.0215%	4.2790%
605

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99821%	5.0655%	5.0642%	5.0605%	5.0532%	5.0166%
102.24821%	5.0073%	5.0058%	5.0017%	4.9936%	4.9529%
102.49821%	4.9492%	4.9475%	4.9430%	4.9341%	4.8894%
102.74821%	4.8912%	4.8894%	4.8846%	4.8748%	4.8260%
102.99821%	4.8335%	4.8315%	4.8262%	4.8157%	4.7629%
103.24821%	4.7759%	4.7738%	4.7681%	4.7567%	4.6999%
103.49821%	4.7184%	4.7162%	4.7101%	4.6980%	4.6371%
103.74821%	4.6612%	4.6588%	4.6523%	4.6393%	4.5745%
103.99821%	4.6041%	4.6015%	4.5947%	4.5809%	4.5121%

Pre-Tax Yield to Maturity for the Class A-3-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.84516%	5.0683%	5.0683%	5.0682%	5.0681%	5.0674%
100.09516%	5.0093%	5.0091%	5.0087%	5.0077%	5.0028%
100.34516%	4.9505%	4.9502%	4.9493%	4.9475%	4.9385%
100.59516%	4.8919%	4.8914%	4.8901%	4.8875%	4.8743%
100.84516%	4.8335%	4.8328%	4.8311%	4.8276%	4.8103%
101.09516%	4.7752%	4.7744%	4.7723%	4.7680%	4.7465%
101.34516%	4.7171%	4.7161%	4.7136%	4.7085%	4.6829%
101.59516%	4.6592%	4.6581%	4.6551%	4.6492%	4.6195%
101.84516%	4.6014%	4.6001%	4.5968%	4.5900%	4.5563%

Pre-Tax Yield to Maturity for the Class A-3-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.92506%	9.7423%	9.6350%	9.3459%	8.7633%	5.7789%
1.93506%	9.5082%	9.4006%	9.1107%	8.5265%	5.5343%
1.94506%	9.2760%	9.1681%	8.8774%	8.2916%	5.2916%
1.95506%	9.0456%	8.9374%	8.6459%	8.0586%	5.0509%
1.96506%	8.8171%	8.7086%	8.4163%	7.8275%	4.8120%
1.97506%	8.5904%	8.4816%	8.1886%	7.5982%	4.5751%
1.98506%	8.3655%	8.2564%	7.9626%	7.3707%	4.3400%
1.99506%	8.1423%	8.0330%	7.7384%	7.1450%	4.1067%
2.00506%	7.9209%	7.8113%	7.5160%	6.9211%	3.8753%

Pre-Tax Yield to Maturity for the Class A-3-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.69210%	5.0711%	5.0725%	5.0761%	5.0833%	5.1194%
97.94210%	5.0114%	5.0126%	5.0158%	5.0222%	5.0540%
98.19210%	4.9519%	4.9530%	4.9557%	4.9612%	4.9888%
98.44210%	4.8926%	4.8935%	4.8958%	4.9005%	4.9238%
98.69210%	4.8335%	4.8342%	4.8361%	4.8399%	4.8589%
98.94210%	4.7745%	4.7750%	4.7765%	4.7795%	4.7943%
99.19210%	4.7157%	4.7161%	4.7172%	4.7193%	4.7299%
99.44210%	4.6571%	4.6573%	4.6580%	4.6592%	4.6656%
99.69210%	4.5986%	4.5987%	4.5989%	4.5994%	4.6016%
606

Pre-Tax Yield to Maturity for the Class A-3-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-3-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.89013%	9.2758%	9.1679%	8.8772%	8.2915%	5.2915%
3.90013%	9.1604%	9.0524%	8.7613%	8.1748%	5.1709%
3.91013%	9.0455%	8.9373%	8.6458%	8.0585%	5.0507%
3.92013%	8.9310%	8.8226%	8.5308%	7.9427%	4.9311%
3.93013%	8.8170%	8.7085%	8.4162%	7.8274%	4.8119%
3.94013%	8.7034%	8.5947%	8.3021%	7.7125%	4.6932%
3.95013%	8.5903%	8.4815%	8.1885%	7.5981%	4.5749%
3.96013%	8.4776%	8.3687%	8.0753%	7.4841%	4.4572%
3.97013%	8.3653%	8.2563%	7.9625%	7.3706%	4.3399%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.46990%	7.5729%	7.1225%	6.6050%	5.9034%	3.4241%
3.47990%	7.4443%	6.9933%	6.4751%	5.7726%	3.2897%
3.48990%	7.3164%	6.8647%	6.3458%	5.6423%	3.1559%
3.49990%	7.1890%	6.7367%	6.2171%	5.5126%	3.0227%
3.50990%	7.0621%	6.6093%	6.0890%	5.3835%	2.8901%
3.51990%	6.9359%	6.4824%	5.9614%	5.2550%	2.7581%
3.52990%	6.8102%	6.3561%	5.8344%	5.1270%	2.6266%
3.53990%	6.6850%	6.2304%	5.7080%	4.9996%	2.4958%
3.54990%	6.5604%	6.1052%	5.5821%	4.8727%	2.3655%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.66527%	7.2438%	7.2535%	7.2644%	7.2763%	3.8473%
1.67527%	6.9819%	6.9916%	7.0026%	7.0145%	3.5751%
1.68527%	6.7225%	6.7321%	6.7432%	6.7551%	3.3055%
1.69527%	6.4654%	6.4751%	6.4862%	6.4981%	3.0383%
1.70527%	6.2107%	6.2204%	6.2315%	6.2435%	2.7736%
1.71527%	5.9583%	5.9680%	5.9791%	5.9912%	2.5112%
1.72527%	5.7081%	5.7179%	5.7290%	5.7411%	2.2512%
1.73527%	5.4602%	5.4700%	5.4812%	5.4933%	1.9936%
1.74527%	5.2146%	5.2244%	5.2356%	5.2477%	1.7382%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
101.99733%	5.3877%	5.3877%	5.3877%	5.3877%	5.3454%
102.24733%	5.3292%	5.3292%	5.3292%	5.3292%	5.2822%
102.49733%	5.2709%	5.2709%	5.2709%	5.2709%	5.2193%
102.74733%	5.2128%	5.2128%	5.2128%	5.2128%	5.1565%
102.99733%	5.1548%	5.1548%	5.1548%	5.1548%	5.0939%
103.24733%	5.0971%	5.0971%	5.0971%	5.0971%	5.0315%
103.49733%	5.0395%	5.0395%	5.0395%	5.0395%	4.9693%
103.74733%	4.9820%	4.9820%	4.9820%	4.9820%	4.9072%
103.99733%	4.9247%	4.9247%	4.9247%	4.9247%	4.8454%
607

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.84867%	5.3904%	5.3904%	5.3904%	5.3904%	5.3894%
100.09867%	5.3313%	5.3313%	5.3313%	5.3313%	5.3254%
100.34867%	5.2723%	5.2723%	5.2723%	5.2723%	5.2616%
100.59867%	5.2135%	5.2135%	5.2135%	5.2135%	5.1980%
100.84867%	5.1548%	5.1548%	5.1548%	5.1548%	5.1346%
101.09867%	5.0964%	5.0964%	5.0964%	5.0964%	5.0714%
101.34867%	5.0381%	5.0381%	5.0381%	5.0381%	5.0084%
101.59867%	4.9800%	4.9800%	4.9800%	4.9800%	4.9456%
101.84867%	4.9220%	4.9220%	4.9220%	4.9220%	4.8829%

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.94584%	9.4808%	9.4808%	9.4808%	9.4808%	6.0791%
1.95584%	9.2512%	9.2512%	9.2512%	9.2512%	5.8404%
1.96584%	9.0234%	9.0234%	9.0234%	9.0234%	5.6037%
1.97584%	8.7975%	8.7975%	8.7975%	8.7975%	5.3688%
1.98584%	8.5733%	8.5733%	8.5733%	8.5733%	5.1358%
1.99584%	8.3509%	8.3509%	8.3509%	8.3509%	4.9046%
2.00584%	8.1302%	8.1302%	8.1302%	8.1302%	4.6752%
2.01584%	7.9112%	7.9112%	7.9112%	7.9112%	4.4476%
2.02584%	7.6940%	7.6940%	7.6940%	7.6940%	4.2217%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.70000%	5.3933%	5.3933%	5.3933%	5.3933%	5.4344%
97.95000%	5.3334%	5.3334%	5.3334%	5.3334%	5.3696%
98.20000%	5.2737%	5.2737%	5.2737%	5.2737%	5.3050%
98.45000%	5.2142%	5.2142%	5.2142%	5.2142%	5.2406%
98.70000%	5.1548%	5.1548%	5.1548%	5.1548%	5.1764%
98.95000%	5.0957%	5.0957%	5.0957%	5.0957%	5.1123%
99.20000%	5.0367%	5.0367%	5.0367%	5.0367%	5.0485%
99.45000%	4.9779%	4.9779%	4.9779%	4.9779%	4.9849%
99.70000%	4.9193%	4.9193%	4.9193%	4.9193%	4.9214%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.93168%	9.0234%	9.0234%	9.0234%	9.0234%	5.6037%
3.94168%	8.9102%	8.9102%	8.9102%	8.9102%	5.4860%
3.95168%	8.7975%	8.7975%	8.7975%	8.7975%	5.3688%
3.96168%	8.6852%	8.6852%	8.6852%	8.6852%	5.2521%
3.97168%	8.5733%	8.5733%	8.5733%	8.5733%	5.1358%
3.98168%	8.4619%	8.4619%	8.4619%	8.4619%	5.0200%
3.99168%	8.3509%	8.3509%	8.3509%	8.3509%	4.9046%
4.00168%	8.2403%	8.2403%	8.2403%	8.2403%	4.7897%
4.01168%	8.1302%	8.1302%	8.1302%	8.1302%	4.6752%
608

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
102.01788%	5.7902%	5.7903%	5.7904%	5.7905%	5.7481%
102.26788%	5.7311%	5.7312%	5.7313%	5.7314%	5.6844%
102.51788%	5.6722%	5.6723%	5.6724%	5.6725%	5.6208%
102.76788%	5.6134%	5.6135%	5.6136%	5.6137%	5.5574%
103.01788%	5.5548%	5.5549%	5.5550%	5.5552%	5.4942%
103.26788%	5.4964%	5.4965%	5.4966%	5.4968%	5.4311%
103.51788%	5.4382%	5.4383%	5.4384%	5.4385%	5.3683%
103.76788%	5.3802%	5.3803%	5.3804%	5.3805%	5.3056%
104.01788%	5.3223%	5.3224%	5.3225%	5.3226%	5.2431%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
99.88932%	5.7930%	5.7931%	5.7932%	5.7933%	5.7918%
100.13932%	5.7332%	5.7333%	5.7334%	5.7335%	5.7272%
100.38932%	5.6736%	5.6736%	5.6738%	5.6739%	5.6628%
100.63932%	5.6141%	5.6142%	5.6143%	5.6144%	5.5986%
100.88932%	5.5548%	5.5549%	5.5550%	5.5552%	5.5345%
101.13932%	5.4958%	5.4959%	5.4960%	5.4961%	5.4707%
101.38932%	5.4368%	5.4369%	5.4370%	5.4372%	5.4071%
101.63932%	5.3781%	5.3782%	5.3783%	5.3784%	5.3436%
101.88932%	5.3195%	5.3196%	5.3197%	5.3199%	5.2803%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.92872%	9.8782%	9.8782%	9.8782%	9.8782%	6.4921%
1.93872%	9.6454%	9.6454%	9.6454%	9.6454%	6.2501%
1.94872%	9.4145%	9.4145%	9.4145%	9.4145%	6.0101%
1.95872%	9.1854%	9.1854%	9.1854%	9.1854%	5.7721%
1.96872%	8.9582%	8.9582%	8.9582%	8.9582%	5.5359%
1.97872%	8.7327%	8.7327%	8.7327%	8.7327%	5.3015%
1.98872%	8.5091%	8.5091%	8.5091%	8.5091%	5.0690%
1.99872%	8.2871%	8.2871%	8.2871%	8.2871%	4.8384%
2.00872%	8.0670%	8.0670%	8.0670%	8.0670%	4.6095%

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.76076%	5.7958%	5.7959%	5.7960%	5.7962%	5.8365%
98.01076%	5.7353%	5.7354%	5.7355%	5.7356%	5.7710%
98.26076%	5.6750%	5.6751%	5.6752%	5.6753%	5.7058%
98.51076%	5.6148%	5.6149%	5.6150%	5.6151%	5.6407%
98.76076%	5.5548%	5.5549%	5.5551%	5.5552%	5.5759%
99.01076%	5.4951%	5.4952%	5.4953%	5.4954%	5.5112%
99.26076%	5.4354%	5.4355%	5.4356%	5.4358%	5.4468%
99.51076%	5.3760%	5.3761%	5.3762%	5.3763%	5.3825%
99.76076%	5.3168%	5.3169%	5.3170%	5.3171%	5.3184%
609

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.89744%	9.4145%	9.4145%	9.4145%	9.4145%	6.0101%
3.90744%	9.2997%	9.2997%	9.2997%	9.2997%	5.8909%
3.91744%	9.1854%	9.1854%	9.1854%	9.1854%	5.7721%
3.92744%	9.0716%	9.0716%	9.0716%	9.0716%	5.6537%
3.93744%	8.9582%	8.9582%	8.9582%	8.9582%	5.5359%
3.94744%	8.8452%	8.8452%	8.8452%	8.8452%	5.4185%
3.95744%	8.7327%	8.7327%	8.7327%	8.7327%	5.3015%
3.96744%	8.6207%	8.6207%	8.6207%	8.6207%	5.1851%
3.97744%	8.5091%	8.5091%	8.5091%	8.5091%	5.0690%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.25074%	6.7012%	6.7026%	6.7027%	6.7028%	6.7238%
98.50074%	6.6396%	6.6407%	6.6408%	6.6409%	6.6583%
98.75074%	6.5783%	6.5790%	6.5792%	6.5793%	6.5930%
99.00074%	6.5171%	6.5176%	6.5177%	6.5178%	6.5279%
99.25074%	6.4561%	6.4563%	6.4564%	6.4565%	6.4629%
99.50074%	6.3953%	6.3952%	6.3953%	6.3954%	6.3982%
99.75074%	6.3347%	6.3343%	6.3344%	6.3345%	6.3337%
100.00074%	6.2742%	6.2736%	6.2737%	6.2738%	6.2694%
100.25074%	6.2140%	6.2130%	6.2131%	6.2133%	6.2052%

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
96.15649%	6.7042%	6.7080%	6.7081%	6.7082%	6.7607%
96.40649%	6.6419%	6.6454%	6.6455%	6.6456%	6.6943%
96.65649%	6.5797%	6.5830%	6.5831%	6.5832%	6.6281%
96.90649%	6.5178%	6.5208%	6.5209%	6.5210%	6.5622%
97.15649%	6.4561%	6.4588%	6.4589%	6.4590%	6.4964%
97.40649%	6.3946%	6.3969%	6.3970%	6.3972%	6.4309%
97.65649%	6.3332%	6.3353%	6.3354%	6.3355%	6.3655%
97.90649%	6.2721%	6.2738%	6.2739%	6.2741%	6.3004%
98.15649%	6.2111%	6.2126%	6.2127%	6.2128%	6.2355%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
1.92756%	10.1012%	9.9054%	9.9054%	9.9054%	7.3885%
1.93756%	9.8687%	9.6723%	9.6723%	9.6723%	7.1486%
1.94756%	9.6382%	9.4412%	9.4412%	9.4412%	6.9106%
1.95756%	9.4094%	9.2119%	9.2119%	9.2119%	6.6746%
1.96756%	9.1825%	8.9844%	8.9844%	8.9844%	6.4404%
1.97756%	8.9574%	8.7588%	8.7588%	8.7588%	6.2080%
1.98756%	8.7341%	8.5349%	8.5349%	8.5349%	5.9775%
1.99756%	8.5126%	8.3128%	8.3128%	8.3128%	5.7488%
2.00756%	8.2927%	8.0924%	8.0924%	8.0924%	5.5218%
610

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
94.06224%	6.7072%	6.7136%	6.7137%	6.7138%	6.7984%
94.31224%	6.6441%	6.6502%	6.6503%	6.6505%	6.7312%
94.56224%	6.5812%	6.5871%	6.5872%	6.5873%	6.6642%
94.81224%	6.5186%	6.5241%	6.5242%	6.5243%	6.5974%
95.06224%	6.4561%	6.4613%	6.4614%	6.4615%	6.5307%
95.31224%	6.3938%	6.3987%	6.3988%	6.3989%	6.4643%
95.56224%	6.3317%	6.3363%	6.3364%	6.3365%	6.3982%
95.81224%	6.2698%	6.2741%	6.2742%	6.2743%	6.3322%
96.06224%	6.2081%	6.2121%	6.2122%	6.2123%	6.2664%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.89512%	9.6382%	9.4412%	9.4412%	9.4412%	6.9106%
3.90512%	9.5236%	9.3263%	9.3263%	9.3263%	6.7924%
3.91512%	9.4094%	9.2119%	9.2119%	9.2119%	6.6746%
3.92512%	9.2958%	9.0979%	9.0979%	9.0979%	6.5572%
3.93512%	9.1825%	8.9844%	8.9844%	8.9844%	6.4404%
3.94512%	9.0698%	8.8714%	8.8714%	8.8714%	6.3240%
3.95512%	8.9574%	8.7588%	8.7588%	8.7588%	6.2080%
3.96512%	8.8456%	8.6466%	8.6466%	8.6466%	6.0925%
3.97512%	8.7341%	8.5349%	8.5349%	8.5349%	5.9775%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the VRR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

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The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-FRR, Class X-GRR, Class D, Class E, Class F-RR and Class G-RR certificates, the Class A-2, Class A-2-X1, Class A-2-X2, the Class A-3, Class A-3-X1, Class A-3-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components (the “Trust Components”) and the regular interest portion of the VRR Interest (excluding the entitlement to Excess Interest), each representing a regular interest in the Upper-Tier REMIC (together, the “Regular Interests”) and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Trust Components will be classified as a trust under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The holders of the Class V certificates and the VRR Interest Owners will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code. The Grantor Trust will also issue the Exchangeable Certificates. Under Section 671 of the Code, the holders of the Exchangeable Certificates will be treated as the beneficial owners of the specific Trust Components underlying their particular Exchangeable Certificates.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

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A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

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In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off

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Date, nine (9) of the Mortgaged Properties (collectively, 9.0%) securing or partially securing six (6) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Exchangeable Certificates

Whether or not an Exchangeable Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by an Exchangeable Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring an Exchangeable Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Exchangeable Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of an Exchangeable Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Exchangeable Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests underlying an Exchangeable Certificate will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Exchangeable Certificate representing one group of Trust Components in exchange for two or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificates received, immediately after the exchange, each of the Trust Components represented by the Exchangeable Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Exchangeable Certificates representing one group of Trust Components in exchange for one or more Exchangeable Certificates representing the same group of Trust Components in different combinations. Regardless of the value of the Exchangeable Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Exchangeable Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Trust Component is a Regular Interest and generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by an Exchangeable Certificate.

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Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest

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payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates and the Exchangeable IO Trust Components) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the A-2, Class A-3, Class A-S and Class C Exchangeable Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Trust Components as having no qualified stated interest. Accordingly, such classes of certificates representing such Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP; provided that it is assumed any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class B Exchangeable Certificates will be issued with de minimis original issue discount for federal income tax purposes.

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A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or an Exchangeable Certificate representing Exchangeable IO Trust Components) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

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Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount

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rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1 certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or the Exchangeable Certificates representing Exchangeable IO Trust Components. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

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Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an Exchangeable Certificate or any portion of the VRR Interest, the related Certificateholder or

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VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMICs at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY,

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with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

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Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

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Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class V certificates or any Class of Exchangeable Certificates or any VRR Interest Owners who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

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DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-2-1	Class A-2-2
J.P. Morgan Securities LLC	$818,975	$44,360,042	$0	$0
BofA Securities, Inc.	$1,061,293	$57,485,300	$0	$0
Wells Fargo Securities, LLC	$834,684	$45,210,917	$0	$0
Morgan Stanley & Co. LLC	$394,048	$21,343,741	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$3,109,000	$168,400,000	$0	$0

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Underwriter	Class A-2-X1	Class A-2-X2	Class A-3	Class A-3-1
J.P. Morgan Securities LLC	$0	$0	$106,323,696	$0
BofA Securities, Inc.	$0	$0	$137,782,775	$0
Wells Fargo Securities, LLC	$0	$0	$108,363,104	$0
Morgan Stanley & Co. LLC	$0	$0	$51,157,425	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$0	$0	$403,627,000	$0

Underwriter	Class A-3-2	Class A-3-X1	Class A-3-X2	Class X-A
J.P. Morgan Securities LLC	$0	$0	$0	$151,502,713
BofA Securities, Inc.	$0	$0	$0	$196,329,368
Wells Fargo Securities, LLC	$0	$0	$0	$154,408,705
Morgan Stanley & Co. LLC	$0	$0	$0	$72,895,214
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$0	$0	$0	$575,136,000
Underwriter	Class X-B	Class A-S	Class A-S-1	Class A-S-2
J.P. Morgan Securities LLC	$18,126,239	$18,126,239	$0	$0
BofA Securities, Inc.	$23,489,436	$23,489,436	$0	$0
Wells Fargo Securities, LLC	$18,473,922	$18,473,922	$0	$0
Morgan Stanley & Co. LLC	$8,721,403	$8,721,403	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$68,811,000	$68,811,000	$0	$0
Underwriter	Class A-S-X1	Class A-S-X2	Class B	Class B-1
J.P. Morgan Securities LLC	$0	$0	$11,633,447	$0
BofA Securities, Inc.	$0	$0	$15,075,554	$0
Wells Fargo Securities, LLC	$0	$0	$11,856,590	$0
Morgan Stanley & Co. LLC	$0	$0	$5,597,409	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$0	$0	$44,163,000	$0
Underwriter	Class B-2	Class B-X1	Class B-X2	Class C
J.P. Morgan Securities LLC	$0	$0	$0	$8,927,853
BofA Securities, Inc.	$0	$0	$0	$11,569,429
Wells Fargo Securities, LLC	$0	$0	$0	$9,099,100
Morgan Stanley & Co. LLC	$0	$0	$0	$4,295,618
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$0	$0	$0	$33,892,000

Underwriter	Class C-1	Class C-2	Class C-X1	Class C-X2
J.P. Morgan Securities LLC	$0	$0	$0	$0
BofA Securities, Inc.	$0	$0	$0	$0
Wells Fargo Securities, LLC	$0	$0	$0	$0
Morgan Stanley & Co. LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Total	$0	$0	$0	$0
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The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 105.30% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2026, before deducting expenses payable by the depositor (estimated at approximately $5,206,663.53, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an

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ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an initial Risk Retention Consultation Party, an originator, a holder of a portion of the VRR Interest, and a mortgage loan seller under this securitization, and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, National Association, which is a sponsor, an originator, a holder of a portion of the VRR Interest, an initial Risk Retention Consultation Party and a mortgage loan seller under this securitization. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a holder of a portion of the VRR Interest, an initial Risk Retention Consultation Party and a mortgage loan seller under this securitization. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor, the Retaining Sponsor, an initial Risk Retention Consultation Party and a mortgage loan seller under this securitization and Morgan Stanley Bank, which is an originator and a holder of a portion of the VRR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of BofA Securities, Inc., affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, and affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB;

(2)      the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America;

(3)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank; and

(4)      the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH.

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As a result of the circumstances described above in the prior two paragraphs, each of J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the Securities Investor Protection Corporation (“SIPC”) and the New York Stock Exchange.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, National Association, member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the FINRA and the SIPC, and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the Financial Industry Regulatory Authority (“FINRA”), the New York Stock Exchange, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-280318-04)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

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The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 270 Park Avenue, 4th Floor, New York, New York 10017, Attention: President, or by telephone at (212) 834-5467.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-280318) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) gives, or has authority or responsibility to give, investment advice within the meaning of ERISA and Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation

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in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption (“PTE”) 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than

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reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has

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discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

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Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

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The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

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The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in April 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts

640

receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

641

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642

Index of Defined Terms

@
@%(#)	191
1
17g-5 Information Provider	420
1986 Act	614
1996 Act	588
3
30/360 Basis	460
360 Hamilton ROFR	227
4
401(c) Regulations	638
A
AB Modified Loan	475
Accelerated Mezzanine Loan Lender	412
Acceptable Insurance Default	479
Acting General Counsel’s Letter	172
Actual/360 Basis	236
Actual/360 Loans	447
ADA	591
Additional Exclusions	479
Administrative Fee Rate	387
ADR	184
Advances	442
Affiliated Subtenant	212
Affiliate-Owned Homes	213
Affirmative Asset Review Vote	528
Aggregate Available Funds	379
Aggregate Excess Prepayment Interest Shortfall	405
Aggregate Gain-on-Sale Entitlement Amount	380
Aggregate Principal Distribution Amount	391
AIFM Regulations	150
Allocated Appraisal Reduction Amount	471
Allocated Collateral Deficiency Amount	475
Allocated Cumulative Appraisal Reduction Amount	471
AMI	209

Annual Debt Service	184
Anticipated Repayment Date	237
Appraisal Institute	316
Appraisal Reduction Amount	470
Appraisal Reduction Event	469
Appraised Value	184
Appraised-Out Class	476
Approved Exchange	25
ARD Loan	237
ASR Consultation Process	497
Assessment of Compliance	564
Asset Representations Reviewer Asset Review Fee	468
Asset Representations Reviewer Fee	468
Asset Representations Reviewer Fee Rate	468
Asset Representations Reviewer Termination Event	534
Asset Representations Reviewer Upfront Fee	468
Asset Review	530
Asset Review Notice	528
Asset Review Quorum	528
Asset Review Report	531
Asset Review Report Summary	531
Asset Review Standard	530
Asset Review Trigger	526
Asset Review Vote Election	528
Asset Status Report	494
Assumed Final Distribution Date	403
Assumed Scheduled Payment	393
Attestation Report	564
Available Funds	380
B
Balloon or ARD LTV Ratio	189
Balloon or ARD Payment	190
BAMLCM	312
Bank of America	298
Bank of America Data File	307
Bank of America Guidelines	299
Bank of America Mortgage Loan	306
Bank of America Qualification Criteria	309
Bank of America Reporting Period	309
Bank of America Securitization Database	307
Bankruptcy Code	79, 580

643

Base Amount	228
Base Interest Fraction	402
Beds	197
Borrower Party	412
Borrower Party Affiliate	412
Breach Notice	432
Bridge Bank	129
BSCMI	287
BX 2025-ARIA Certificate Administrator	269
BX 2025-ARIA Directing Certificateholder	272
BX 2025-ARIA Master Servicer	268
BX 2025-ARIA Securitization	268
BX 2025-ARIA Special Servicer	268
BX 2025-ARIA Trustee	269
BX 2025-ARIA TSA	256, 268
C
C(WUMP)O	24
Cabana Lease	201
CapEx	202
Cash Flow Analysis	186
CERCLA	588
Certificate Administrator/Trustee Fee	467
Certificate Administrator/Trustee Fee Rate	467
Certificate Balance	376
Certificate Owners	423
Certificateholder	414
Certificateholder Quorum	538
Certificateholder Repurchase Request	550
Certificates	375
Certifying Certificateholder	425
CityCenter (Aria & Vdara) Companion Loans	267
CityCenter (Aria & Vdara) 5C13 Pari Passu Companion Loan	266
CityCenter (Aria & Vdara) 5C40 Pari Passu Companion Loans	266
CityCenter (Aria & Vdara) 5C8 Pari Passu Companion Loans	266
CityCenter (Aria & Vdara) 5YR20 Pari Passu Companion Loans	266
CityCenter (Aria & Vdara) Co-Lender Agreement	267
CityCenter (Aria & Vdara) Companion Loan Holders	267
CityCenter (Aria & Vdara) Directing Certificateholder	272

CityCenter (Aria & Vdara) GACC Pari Passu Notes	266
CityCenter (Aria & Vdara) GSMC Pari Passu Notes	266
CityCenter (Aria & Vdara) Non-SASB Loans	267
CityCenter (Aria & Vdara) Non-SASB Loans Holders	267
CityCenter (Aria & Vdara) Pari Passu Companion Loans	266
CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans	266
CityCenter (Aria & Vdara) Senior Loan Holders	267
CityCenter (Aria & Vdara) Senior Loans	266
CityCenter (Aria & Vdara) Subordinate Companion Loan Holder	267
CityCenter (Aria & Vdara) Subordinate Companion Loans	266
CityCenter (Aria & Vdara) V20 Pari Passu Companion Loans	266
CityCenter (Aria & Vdara) V21 Pari Passu Companion Loans	266
CityCenter (Aria & Vdara) Whole Loan	267
CityFHEPS	94
Class A Certificates	375
Class A-3 Exchangeable Certificates	375
Class A-S Exchangeable Certificates	375
Class B Exchangeable Certificates	375
Class C Exchangeable Certificates	375
Class Percentage Interest	388
Class RR Certificateholders	5, 363
Class RR Certificates	363, 375
Class X Certificates	375
Clearstream	422
Clearstream Participants	424
Closing Date	183, 286
CMBS	177, 345
CMBS B-Piece Securities	367
CMS	349, 354
CMS Acquisition Closing Date	349
CMS Loans	355
CMS Transaction	349
Code	65, 175
Collateral Deficiency Amount	475
Collection Account	446
Collection Period	380
Commission	231

644

Communication Request	426
Companion Distribution Account	446
Companion Holder	255
Companion Holders	255
Companion Loan	56
Companion Loan Rating Agency	256
Companion Loans	181
Compensating Interest Payment	404
Component	268
Component A	268
Component A-C	268
Component B	268
Component C	268
Component Sequential Order	271
Componentized Mortgage Loan	387
Computershare	342
Computershare Limited	341
Computershare Trust Company	341
Constant Prepayment Rate	600
Consultation Termination Event	513
Contraction Date	224
Control Appraisal Period	256
Control Eligible Certificates	505
Control Note	256
Control Termination Event	513
Controlling Class	505
Controlling Class Certificateholder	505
Controlling Holder	256
Conversion Event	213
Corrected Loan	493
Corresponding Trust Components	388
CPP	600
CPR	600
CPY	600
CRE Loans	322, 337
CREC	217
Credit Risk Retention Rules	363
CREFC®	409
CREFC® Intellectual Property Royalty License Fee	469
CREFC® Intellectual Property Royalty License Fee Rate	469
CREFC® Reports	409
Cross-Over Date	384
CTS	342
Cumulative Appraisal Reduction Amount	474, 476
Cure/Contest Period	531
Cut-off Date	181
Cut-off Date Balance	187
Cut-off Date Loan-to-Value Ratio	188
Cut-off Date LTV Ratio	188

D
D or @%(#)	191
D or YM(#)	191
D or YM@(#)	192
D(#)	191
Debt Service Coverage Ratio	188
Default Purchase Option	228
Defaulted Loan	501
Defeasance Deposit	242
Defeasance Loans	241
Defeasance Lock-Out Period	241
Defeasance Option	242
Definitive Certificate	422
Delegated Directive	20
Delinquent Loan	527
Demand Entities	311, 338
Depositories	422
Determination Date	378
Diligence File	429
Directing Certificateholder	505
Directing Certificateholder Asset Status Report Approval Process	496
DISC	21
Disclosable Special Servicer Fees	466
Discount Rate	402
Dispute Resolution Consultation	553
Dispute Resolution Cut-off Date	553
Distribution Accounts	446
Distribution Date	378
Distribution Date Statement	409
Dodd-Frank Act	179
DOL	634
Drop-Down Distribution	213
DSCR	188
DST	212
DST Trust Agreement	213
DTC	422
DTC Participants	422
DTC Rules	423
E
EBITDAR	202
EDGAR	633
EEA	20, 149
Effective Gross Income	186
Eightfold	367
Eightfold Fund VI	364, 367
Eightfold Fund VII	364, 367
Eligible Asset Representations Reviewer	532
Eligible Operating Advisor	521

645

Enforcing Party	550
Enforcing Servicer	550
ESA	215, 292
Escrow/Reserve Mitigating Circumstances	295
EU CRR	150
EU Institutional Investor	150
EU Investor Requirements	149
EU PRIIPS Regulation	20
EU Prospectus Regulation	20
EU Qualified Investor	20
EU Retail Investor	20
EU Securitization Regulation	149
EU SR Rules	149
Euroclear	422
Euroclear Operator	424
Euroclear Participants	424
EUWA	21
Excess Interest	237, 377
Excess Interest Distribution Account	447
Excess Modification Fee Amount	461
Excess Modification Fees	459
Excess Prepayment Interest Shortfall	405
Exchange Act	154, 286
Exchangeable Certificates	3, 375
Exchangeable IO Certificates	375
Exchangeable IO Trust Component	388
Exchangeable P&I Trust Component	388
Excluded Controlling Class Holder	411
Excluded Controlling Class Loan	412
Excluded Information	412
Excluded Loan	413
Excluded Plan	636
Excluded Special Servicer	538
Excluded Special Servicer Loan	538
Exemption	635
Exemption Rating Agency	635
Expeditors	223
F
Fair Value Condition	364
FATCA	625
FCA Handbook	21
FDIA	171
FDIC	129, 172
FIEL	26
Final Asset Status Report	496
Final Dispute Resolution Election Notice	553

Financial Promotion Order	22
FINRA	632
FIRREA	173, 292
Fitch	532
Flagstar	129
FPO Persons	22
FSMA	22, 149
G
GAAP	19, 364
GACC	182
Gain-on-Sale Remittance Amount	380
Gain-on-Sale Reserve Account	447
Garn Act	589
GLA	189
Government Securities	239
grantor trust	66
Grantor Trust	378, 612
GS Bank	182
Guarantor	213
H
Horizontal Risk Retention Certificates	364, 375
HSTP Act	95
I
ICIP	234
IDOT	122
Impermissible Risk Retention Affiliate	541
Impermissible TPP Affiliate	541
In Place Cash Management	189
Indirect Participants	422
Initial Delivery Date	494
Initial Pool Balance	181
Initial Rate	237
Initial Requesting Certificateholder	550
Institutional Investor	25
Insurance and Condemnation Proceeds	446
Intercreditor Agreement	255
Interest Accrual Amount	391
Interest Accrual Period	391
Interest Distribution Amount	391
Interest Rate	387
Interest Reserve Account	447
Interest Shortfall	391
Interested Person	503
Investment Account	448
Investor Certification	413

646

Investor LP	253
IRS	175
J
Japanese Affected Investors	152
Japanese Retention Requirement	152
JFSA	26, 152
JPMC	286
JPMCB	286
JPMCB Data Tape	289
JPMCB Deal Team	288
JPMCB Mortgage Loans	288
JPMCB’s Qualification Criteria	290
JRR Rule	152
K
KBRA	532
L
L(#)	191
Liquidation Fee	462
Liquidation Fee Rate	462
Liquidation Proceeds	446
LNR Partners	356
Loan Per Unit	189
Loan-to-Value Ratio at Maturity or Anticipated Repayment Date	189
Local Law 97	132
Lock-out Period	239
Loss of Value Payment	433
Lower-Tier Regular Interests	611
Lower-Tier REMIC	377, 611
LTV Ratio	187
LTV Ratio at Maturity	189
LURA	208
M
MAI	435
Major Decision	507
Major Decision Reporting Package	506
MAS	25
Master Lease	212
Master Rent	202
Master Servicer Decision	482
Master Servicer Proposed Course of Action Notice	551
Master Tenant	212
Material Defect	432
Maturity Date Balloon or ARD Payment	190

MCR	155
MGM	185
MGM Master Lease	185
MGM Policies	230
MGM Tenant	185
Midland	344
MIFID II	20
MLPA	427
Modification Fees	459
Moody’s	532
Morgan Stanley Bank	326
Morgan Stanley Group	326
Morgan Stanley Origination Entity	328
Morningstar DBRS	345, 532
Mortgage	182
Mortgage File	427
Mortgage Loan	56
Mortgage Note	182
Mortgage Pool	181
Mortgaged Property	182
MSMCH	326
MSMCH Data File	335
MSMCH Mortgage Loans	326
MSMCH Qualification Criteria	337
MSMCH Securitization Database	335
N
Net Mortgage Rate	386
Net Operating Income	190
NFA	632
NFIP	111
NFM	254
NI 33-105	27
Non-Control Note	256
Non-Controlling Holder	256
Non-Lead Note	268
Non-Lead Notes	268
Nonrecoverable Advance	443
Non-Retained Percentage	46, 366
Non-Serviced AB Whole Loan	256
Non-Serviced Certificate Administrator	256
Non-Serviced Companion Loan	57, 256
Non-Serviced Companion Loans	57
Non-Serviced Custodian	256
Non-Serviced Directing Certificateholder	256
Non-Serviced Master Servicer	257
Non-Serviced Mortgage Loan	57, 257
Non-Serviced Pari Passu Companion Loan	257

647

Non-Serviced Pari Passu Mortgage Loan	257
Non-Serviced Pari Passu Whole Loan	257
Non-Serviced PSA	257
Non-Serviced Special Servicer	257
Non-Serviced Trustee	257
non-serviced whole loan	57
Non-Serviced Whole Loan	257
Non-Specially Serviced Loan	509
Non-U.S. Person	625
Note Holder	267
Note Holders	267
Notional Amount	376
NRA	190
NRSRO	411
NRSRO Certification	414
O
O(#)	191
OCC	298, 313
Occupancy As Of Date	191
Offer	21
Offered Certificates	375
Office Properties	244
OID Regulations	616
OLA	172
Operating Advisor Annual Report	519
Operating Advisor Consultation Event	371
Operating Advisor Consulting Fee	467
Operating Advisor Expenses	468
Operating Advisor Fee	467
Operating Advisor Fee Rate	467
Operating Advisor Standard	519
Operating Advisor Termination Event	523
Operating Advisor Upfront Fee	467
Other Master Servicer	257
Other PSA	257
Other Special Servicer	257
P
P&I Advance	441
P&I Advance Date	441
PACE	128, 252
Pads	197
PAR	293
Par Purchase Price	501
Pari Passu Companion Loans	181
Pari Passu Mortgage Loan	257

Participants	422
Parties in Interest	634
Partnership	253
partnership representative	624
Pass-Through Rate	385
Patriot Act	592
Payment Due Date	236, 381
PCO	231
Pentalpha Surveillance	361
Percentage Allocation Entitlement	46
Percentage Interest	378
Periodic Payments	379
Permitted Investments	448
Permitted Special Servicer/Affiliate Fees	466
PILOT	234
PIP Reserve	201
PIPs	218
PL	317
Plans	634
PLL Limits	233
PLL Policy	232
PML	317
POATRS	21
PRASR	149
PRC	24
Preferred Interests	253
Preliminary Dispute Resolution Election Notice	553
Prepayment Assumption	617
Prepayment Interest Excess	403
Prepayment Interest Shortfall	404
Prepayment Premium	402
Prepayment Provisions	191
Previous	221
Previous Loan	60
Primary Servicing Agreement	355
Prime Rate	446
Principal Balance Certificates	375
Principal Distribution Amount	392
Principal Shortfall	393
Prior Loan	60, 221
Privileged Information	522
Privileged Information Exception	523
Privileged Person	411
Professional Investors	24
Prohibited Prepayment	405
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	552
Proposed Course of Action Notice	552
Prospectus	24
PSA	374

648

PSA Party Repurchase Request	550
PTCE	637
Purchase Price	434
Q
Qualification Criteria	321
Qualified Replacement Special Servicer	539
Qualified Substitute Mortgage Loan	434
Qualifying CRE Loan Percentage	365
R
RAC No-Response Scenario	561
Rated Final Distribution Date	403
Rating Agencies	562
Rating Agency Confirmation	562
REA	89, 227
Realized Loss	407
REC	216
Received Classes	387
Record Date	378
Refinancing/P&S Document	487
Registration Statement	633
Regular Certificates	375
Regular Interestholder	616
Regular Interests	612
Regulation AB	564
Reimbursement Rate	445
Related Proceeds	444
Release Date	242
Relevant Persons	22
Relief Act	591
Remaining Term to Maturity or ARD	192
REMIC	611
REMIC Provisions	611
REO Account	448
REO Loan	394
REO Property	493
Repurchase Request	550
Requesting Certificateholder	553
Requesting Holders	477
Requesting Investor	426
Requesting Party	561
Required Credit Risk Retention Percentage	365
Required PLL Period	233
Requirements	591
Residual Certificates	375
Resolution Failure	551
Resolved	551

Restricted Group	635
Restricted Party	523
Retaining Parties	363
Retaining Sponsor	363
Reverse Sequential Order (Torrey Heights)	280
Review Materials	528
Revised Rate	237
RevPAR	192
Risk Retention Affiliate	522
Risk Retention Affiliated	522
Risk Retention Allocation Percentage	366
Risk Retention Consultation Parties	412
ROFO	227
ROFR	227
Rooms	197
RR Interest	363, 375
RR Interest Owner	5, 363
Rule 15Ga-1 Reporting Period	295, 322
Rule 17g-5	414
S
S&P	532
Scheduled Principal Distribution Amount	392
SEC	286
SECN	149
Securities Act	564
Securitization Accounts	374, 448
SEL	317
Senior Certificates	375
Sequential Order	271
Sequential Order (Torrey Heights)	280
Serviced A/B Whole Loan	257
Serviced Companion Loan	257
Serviced Companion Loans	56
Serviced Mortgage Loan	258
Serviced Mortgage Loans	56
Serviced Pari Passu Companion Loan	258
Serviced Pari Passu Companion Loan Securities	543
Serviced Pari Passu Mortgage Loan	258
Serviced Pari Passu Whole Loan	258
Serviced Subordinate Companion Loan	258
Serviced Whole Loan	258
Serviced Whole Loans	56
Servicer Termination Event	541
Servicing Advances	442
Servicing Fee	456

649

Servicing Fee Rate	456
Servicing Standard	439
Servicing Transfer Event	491
SF	192
SFA	25
SFO	24
Signatory Trustee	213
Similar Law	634
SIPC	632
SMMEA	67, 180, 638
Special Servicing Fee	461
Special Servicing Fee Rate	461
Specially Serviced Loans	491
Sq. Ft.	192
Square Feet	192
SR Institutional Investors	150
SR Investor Requirements	150
Startup Day	612
Stated Principal Balance	393
Structured Product	24
Structuring Assumptions	600
STWD	356
Subject 2025 Computershare CMBS Annual Statement of Compliance	343
Subject Loan	468
Subleased Pads	212
Subordinate Certificates	375
Subordinate Companion Loan	56, 258
Subordinate Companion Loans	181
Subsequent Asset Status Report	494
Sub-Servicing Agreement	440
Surrendered Classes	387
SVB	129
T
T-12	192
TCO	231
Term to Maturity	192
Termination Purchase Amount	566
Terms and Conditions	425
Tests	530
third country	150
Third Party Purchasers	364, 367
TI/LCs	185
Title V	590
Torrey Heights 5YR20 Pari Passu Companion Loan	276
Torrey Heights Accrued Interest	237
Torrey Heights ARD	237
Torrey Heights BMARK-V20 Pari Passu Companion Loans	276

Torrey Heights Co-Lender Agreement	276
Torrey Heights Companion Loans	276
Torrey Heights Component	276
Torrey Heights Component A	276
Torrey Heights Component B	276
Torrey Heights Component C	276
Torrey Heights Component D	277
Torrey Heights GSMC Pari Passu Companion Loan	276
Torrey Heights Monthly Debt Service Payment Amount	237
Torrey Heights Non-SASB Loans	276
Torrey Heights Non-SASB Noteholder	276
Torrey Heights Non-SASB Pari Passu Companion Loans	276
Torrey Heights Non-SASB Securitization Trust	278
Torrey Heights Non-SASB Senior Loans	276
Torrey Heights Noteholder	276
Torrey Heights Notes	276
Torrey Heights Post-ARD Additional Interest	279
Torrey Heights SASB Loans	276
Torrey Heights SASB Pari Passu Companion Loans	276
Torrey Heights Senior Loans	276
Torrey Heights Senior Noteholder	276
Torrey Heights Subordinate Companion Loans	276
Torrey Heights Subordinate Noteholder	276
Torrey Heights Whole Loan	276
TORY 2026-HGTS Certificate Administrator	278
TORY 2026-HGTS Directing Certificateholder	282
TORY 2026-HGTS Master Servicer	277
TORY 2026-HGTS Special Servicer	277
TORY 2026-HGTS Trust	276
TORY 2026-HGTS Trustee	278
TORY 2026-HGTS TSA	258
Total Operating Expenses	186
Transaction Parties	637
Trimont	173, 349
Trimont Primary Servicing Agreement	349
Trimont Serviced Mortgage Loans	349
TRIPRA	112
Trust	341
Trust Components	388, 612

650

Trust REMICs	377, 611
TTM	192
U
U.S. Person	625
U/W DSCR	188
U/W Expenses	193
U/W NCF	193
U/W NCF Debt Yield	195
U/W NCF DSCR	188
U/W Net Cash Flow	193
U/W Net Operating Income	196
U/W NOI	196
U/W NOI Debt Yield	196
U/W NOI DSCR	196
U/W Revenues	197
UCC	575
UK	21, 149
UK CRR	150
UK Institutional Investor	150
UK Investor Requirements	150
UK MIFIR Product Governance Rules	22
UK PRIIPS Regulation	21
UK Qualified Investor	21
UK Retail Investor	21
UK Securitization Framework	149
Underwriter Entities	139
Underwriting Agreement	628
Underwritten Debt Service Coverage Ratio	188
Underwritten Economic Occupancy	192
Underwritten Expenses	193
Underwritten NCF	193
Underwritten NCF Debt Yield	195
Underwritten Net Cash Flow	193
Underwritten Net Cash Flow Debt Service Coverage Ratio	188
Underwritten Net Operating Income	196
Underwritten Net Operating Income Debt Service Coverage Ratio	196
Underwritten NOI	196
Underwritten NOI Debt Yield	196
Underwritten Revenues	197

Units	197
Unscheduled Principal Distribution Amount	392
Unsolicited Information	530
Upper-Tier REMIC	377, 611
V
Volcker Rule	180
Voting Rights	421
VRR Interest	5, 375
VRR Interest Available Funds	365
VRR Interest Balance	376
VRR Interest Distribution Amount	366
VRR Interest Gain-on-Sale Remittance Amount	365
VRR Interest Gain-on-Sale Reserve Account	447
VRR Interest Owners	5, 363
VRR Percentage	46, 366
VRR Principal Distribution Amount	366
W
WAC Rate	386
Wachovia Bank	313
Weighted Average Interest Rate	197
Weighted Averages	198
Wells Fargo	342
Wells Fargo Bank	173, 313, 342
Wells Fargo Bank Data Tape	320
Wells Fargo Bank Deal Team	319
WFCM 2026-5C8 PSA	258
Whole Loan	56, 181
WholeCo	189
Withheld Amounts	447
Workout Fee	461
Workout Fee Rate	461
Workout-Delayed Reimbursement Amount	445
Y
Yield Maintenance Charge	402
YM Denominator	401
YM(#)	191
YM@%(#)	192

651

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
							1	1
1	Loan	5,9	1	Hilton Waterfront Beach Resort	9.6%	100.0%	BANA	BANA	NAP	NAP	21100 Pacific Coast Highway	Huntington Beach
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	8.2%	100.0%	JPMCB	JPMCB	NAP	NAP	3730 South Las Vegas Boulevard and 2600 West Harmon Avenue	Las Vegas
3	Loan	5,14	1	Freeway Business Park	7.8%	100.0%	BANA	BANA	NAP	NAP	1500 Hughes Way	Long Beach
4	Loan	8	1	Coral Ridge Mall	7.4%	100.0%	WFB	WFB	NAP	NAP	1451 Coral Ridge Avenue	Coralville
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	7.4%		BANA	BANA	NAP	NAP	Various	Various
5.01	Property		1	SOA - E. Washington	1.7%	23.6%					7339 East Washington Street	Indianapolis
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	1.4%	19.5%					2800 Shiloh Springs Road	Trotwood
5.03	Property		1	SOA - South Blvd & Crawfordsville	1.0%	13.4%					311 East South Boulevard	Crawfordsville
5.04	Property		1	SOA - Gratiot	0.8%	10.7%					5135 Gratiot Road	Saginaw
5.05	Property		1	SOA - 62nd	0.6%	7.9%					4225 West 62nd Street	Indianapolis
5.06	Property		1	SOA - Roethel Drive	0.5%	6.3%					22222 Roethel Drive	Novi
5.07	Property		1	SOA - Busha	0.4%	5.6%					1515 Busha Highway	Marysville
5.08	Property		1	SOA - Townline	0.3%	4.7%					1515 Townline Road	Benton Harbor
5.09	Property		1	SOA - Pendleton	0.3%	4.4%					8805 Pendleton Pike	Lawrence
5.10	Property		1	SOA - W. Washington	0.3%	3.9%					7910 West Washington Street	Indianapolis
6	Loan	5,B	1	1500 Post Oak Boulevard	7.2%	100.0%	WFB	WFB	NAP	NAP	1500 Post Oak Boulevard	Houston
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	6.5%		JPMCB	JPMCB	NAP	NAP	Various	Various
7.01	Property		1	Harbourtown	0.9%	14.0%					6320 Poorman Road North	Vermilion
7.02	Property		1	Whispering Pines	0.8%	11.9%					94 East Levi Lee Road	Warsaw
7.03	Property		1	Maple Grove	0.7%	10.9%					1713 Maple Grove Boulevard	Kendallville
7.04	Property		1	Arrowhead Lake	0.6%	9.2%					2170 South Berkey Southern Road	Swanton
7.05	Property		1	Friendly Village	0.5%	8.2%					1100 South Main Street	Adrian
7.06	Property		1	Colonial	0.5%	7.2%					1206 South State Street	Kendallville
7.07	Property		1	Sherwood	0.4%	6.7%					27 Robin Hood Drive	Greenville
7.08	Property		1	Recreacres	0.4%	6.7%					1540 Torun Road	Stevens Point
7.09	Property		1	Twinwall	0.3%	4.4%					2757 Tremainsville Road	Toledo
7.10	Property		1	Swanton Meadows	0.3%	4.4%					10487 County Road 4	Swanton
7.11	Property		1	Town and Country	0.3%	4.3%					7304 Everglades Drive	Evansville
7.12	Property		1	Johnson	0.2%	3.7%					1516 Maple Street and 201 East Waits Road	Kendallville
7.13	Property		1	Rustic Cove	0.2%	3.7%					3017, 3085 & 3107 South Myers Road	Geneva
7.14	Property		1	Sylvania Estates	0.2%	2.6%					7924 West Central Avenue	Toledo
7.15	Property		1	Grand Rapids Estates	0.1%	2.2%					17468 Wapakoneta Road	Grand Rapids
8	Loan	23,24,25,26,D	1	360 Hamilton	5.9%	100.0%	JPMCB	JPMCB	NAP	NAP	360 Hamilton Avenue	White Plains
9	Loan		1	785 Flushing Avenue	4.4%	100.0%	MSBNA	MSMCH	NAP	NAP	785 Flushing Avenue	Brooklyn
10	Loan	E	1	Redstone Corporate Center I	4.0%	100.0%	WFB	WFB	NAP	NAP	19020 33rd Avenue West	Lynnwood
11	Loan	5,27,28,29	1	Torrey Heights	3.9%	100.0%	JPMCB	JPMCB	NAP	NAP	11202-11214 El Camino Real	San Diego
12	Loan	F	1	Forty 540 II	3.7%	100.0%	WFB	WFB	NAP	NAP	710 Slater Road	Morrisville
13	Loan	30	1	Fairhaven Plaza and Apartments	2.5%	100.0%	BANA	BANA	NAP	NAP	3101-3129 Old Fairhaven Parkway	Bellingham
14	Loan	31	1	SpringHill Suites Green Bay	2.0%	100.0%	WFB	WFB	NAP	NAP	1011 Tony Canadeo Run	Green Bay
15	Loan		1	Ivy Bridge Townhomes	1.9%	100.0%	MSBNA	MSMCH	NAP	NAP	10 Westview Commons Boulevard	Rochester
16	Loan	32,33	1	535 Broadway	1.8%	100.0%	JPMCB	JPMCB	NAP	NAP	535 Broadway	New York
17	Loan	G	1	Northland Center	1.7%	100.0%	BANA	BANA	NAP	NAP	1457, 1489, 1491 Spring Cypress Road	Spring
18	Loan	8,34,H	1	Guardian Storage North Strabane	1.6%	100.0%	BANA	BANA	NAP	NAP	2670 Washington Road	Canonsburg
19	Loan	I	1	316 Business Center	1.5%	100.0%	WFB	WFB	NAP	NAP	1000 Hurricane Shoals Road	Lawrenceville
20	Loan	35	1	274 Riverside Ave	1.4%	100.0%	MSBNA	MSMCH	NAP	NAP	274 Riverside Avenue	Westport
21	Loan	J	1	Hampton Inn Harrisburg West	1.2%	100.0%	MSBNA	MSMCH	NAP	NAP	4950 Ritter Road	Mechanicsburg
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	1.2%		MSMCH	MSMCH	NAP	NAP	Various	Various
22.01	Property		1	The Arches	0.5%	41.3%					224-228 East 135th Street	Bronx
22.02	Property		1	Paramus	0.2%	17.5%					15 East Midland Avenue & 461 From Road	Paramus
22.03	Property		1	276 Grand Concourse	0.2%	17.2%					276 Grand Concourse	Bronx
22.04	Property		1	Corporate Hill IV	0.1%	9.3%					12800 Corporate Hill Drive	Des Peres
22.05	Property		1	The Illustrator	0.1%	7.8%					600 and 606 North Avenue	New Rochelle
22.06	Property		1	25 Vreeland	0.1%	6.9%					25A Vreeland Road and 25B Vreeland Road	Florham Park
23.00	Loan	6,K	3	Lubbock MHC Portfolio	1.2%		MSBNA	MSMCH	NAP	NAP	Various	Various
23.01	Property		1	Town and Country Estates MHC	0.4%	37.0%					7331 4th Street	Lubbock
23.02	Property		1	Slaton MHC	0.4%	34.0%					605 North 20th Street	Slaton
23.03	Property		1	Executive Mobile Village MHC	0.3%	29.0%					8008 34th Street	Lubbock
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	1.1%		WFB	WFB	NAP	NAP	Various	Brooklyn
24.01	Property		1	376 Graham Avenue	0.6%	50.0%					376 Graham Avenue	Brooklyn
24.02	Property		1	24 Havemeyer Street	0.6%	50.0%					24 Havemeyer Street	Brooklyn
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	1.0%		MSBNA	MSMCH	NAP	NAP	Various	Brooklyn
25.01	Property		1	77 Graham	0.3%	34.0%					77 Graham Avenue	Brooklyn
25.02	Property		1	264 Albany	0.3%	33.4%					264 Albany Avenue	Brooklyn
25.03	Property		1	221 Clarkson Ave	0.3%	32.5%					221 Clarkson Avenue	Brooklyn
26	Loan		1	1401 Sheepshead Bay Road	1.0%	100.0%	BANA	BANA	NAP	NAP	1401 Sheepshead Bay Road	Brooklyn
27	Loan		1	Stor-N-Lock #27 - Boise Airport	0.7%	100.0%	BANA	BANA	NAP	NAP	5888 South Federal Way	Boise
28	Loan		1	ClearHome Self Storage, Loveland CO	0.7%	100.0%	BANA	BANA	NAP	NAP	325 Southwest 12th Street	Loveland
29	Loan	41,L	1	Sand Canyon	0.7%	100.0%	BANA	BANA	NAP	NAP	28367 and 28401-28405 Sand Canyon Road	Santa Clarita
30	Loan		1	Spring Hill Village Apartments	0.6%	100.0%	BANA	BANA	NAP	NAP	16700 Golf Club Drive	Crosby
31	Loan	M	1	Daytona Beach MHC	0.4%	100.0%	MSBNA	MSMCH	NAP	NAP	622 North Beach Street	Daytona Beach

A-1-1

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
												18,24,30,32,41		5,6	20	20
1	Loan	5,9	1	Hilton Waterfront Beach Resort	Orange	CA	92648	Hospitality	Full Service	1990	2018-2020	437	Rooms	290,617.85	80,000,000	80,000,000
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	Clark	NV	89158	Hospitality	Full Service	2009	NAP	5,349	Rooms	476,313.33	69,000,000	69,000,000
3	Loan	5,14	1	Freeway Business Park	Los Angeles	CA	90810	Office	Suburban	1982	2005	494,055	SF	192.29	65,000,000	65,000,000
4	Loan	8	1	Coral Ridge Mall	Johnson	IA	52241	Retail	Super Regional Mall	1998	2017	572,887	SF	108.02	62,000,000	61,882,520
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	Various	Various	Various	Self Storage	Self Storage	Various	Various	843,806	SF	72.88	61,500,000	61,500,000
5.01	Property		1	SOA - E. Washington	Marion	IN	46219	Self Storage	Self Storage	1992	2007	144,445	SF		14,525,000	14,525,000
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	Montgomery	OH	45426	Self Storage	Self Storage	1998, 2023	2018	190,685	SF		12,000,000	12,000,000
5.03	Property		1	SOA - South Blvd & Crawfordsville	Montgomery	IN	47933	Self Storage	Self Storage	1981	2019	84,998	SF		8,250,000	8,250,000
5.04	Property		1	SOA - Gratiot	Saginaw	MI	48638	Self Storage	Self Storage	1967	2019	142,390	SF		6,550,000	6,550,000
5.05	Property		1	SOA - 62nd	Marion	IN	46268	Self Storage	Self Storage	2007	NAP	50,900	SF		4,850,000	4,850,000
5.06	Property		1	SOA - Roethel Drive	Oakland	MI	48375	Self Storage	Self Storage	2001	2014	25,749	SF		3,900,000	3,900,000
5.07	Property		1	SOA - Busha	Saint Clair	MI	48040	Self Storage	Self Storage	1960	2019	57,955	SF		3,425,000	3,425,000
5.08	Property		1	SOA - Townline	Berrien	MI	49022	Self Storage	Self Storage	1980	2019	60,609	SF		2,900,000	2,900,000
5.09	Property		1	SOA - Pendleton	Marion	IN	46226	Self Storage	Self Storage	2018	NAP	34,300	SF		2,700,000	2,700,000
5.10	Property		1	SOA - W. Washington	Marion	IN	46231	Self Storage	Self Storage	2018	NAP	51,775	SF		2,400,000	2,400,000
6	Loan	5,B	1	1500 Post Oak Boulevard	Harris	TX	77056	Office	CBD	2016	NAP	603,179	SF	232.10	60,000,000	60,000,000
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	NAP	2,335	Pads	23,126.34	54,000,000	54,000,000
7.01	Property		1	Harbourtown	Erie	OH	44089	Manufactured Housing	Manufactured Housing	1974	NAP	228	Pads		7,550,085	7,550,085
7.02	Property		1	Whispering Pines	Kosciusko	IN	46582	Manufactured Housing	Manufactured Housing	1975	NAP	220	Pads		6,448,940	6,448,940
7.03	Property		1	Maple Grove	Noble	IN	46755	Manufactured Housing	Manufactured Housing	1989	NAP	251	Pads		5,878,625	5,878,625
7.04	Property		1	Arrowhead Lake	Lucas	OH	43558	Manufactured Housing	Manufactured Housing	1965	NAP	246	Pads		4,952,961	4,952,961
7.05	Property		1	Friendly Village	Lenawee	MI	49221	Manufactured Housing	Manufactured Housing	1971	NAP	179	Pads		4,430,904	4,430,904
7.06	Property		1	Colonial	Noble	IN	46755	Manufactured Housing	Manufactured Housing	1972	NAP	137	Pads		3,891,299	3,891,299
7.07	Property		1	Sherwood	Darke	OH	45331	Manufactured Housing	Manufactured Housing	1990	NAP	177	Pads		3,636,851	3,636,851
7.08	Property		1	Recreacres	Portage	WI	54482	Manufactured Housing	Manufactured Housing	1970	NAP	167	Pads		3,601,755	3,601,755
7.09	Property		1	Twinwall	Lucas	OH	43613	Manufactured Housing	Manufactured Housing	1957	NAP	136	Pads		2,368,998	2,368,998
7.10	Property		1	Swanton Meadows	Fulton	OH	43558	Manufactured Housing	Manufactured Housing	1970	NAP	136	Pads		2,368,998	2,368,998
7.11	Property		1	Town and Country	Vanderburgh	IN	47720	Manufactured Housing	Manufactured Housing	1975	NAP	123	Pads		2,325,128	2,325,128
7.12	Property		1	Johnson	Noble	IN	46755	Manufactured Housing	Manufactured Housing	1975	NAP	77	Pads		2,004,874	2,004,874
7.13	Property		1	Rustic Cove	Ashtabula	OH	44041	Manufactured Housing	Manufactured Housing	1950	NAP	100	Pads		1,974,165	1,974,165
7.14	Property		1	Sylvania Estates	Lucas	OH	43617	Manufactured Housing	Manufactured Housing	1942	NAP	92	Pads		1,403,851	1,403,851
7.15	Property		1	Grand Rapids Estates	Wood	OH	43522	Manufactured Housing	Manufactured Housing	1978	NAP	66	Pads		1,162,564	1,162,564
8	Loan	23,24,25,26,D	1	360 Hamilton	Westchester	NY	10601	Office	CBD	1973	1999, 2020, 2021	391,798	SF	125.06	49,000,000	49,000,000
9	Loan		1	785 Flushing Avenue	Kings	NY	11206	Mixed Use	Retail/Office	1900	2005	140,411	SF	263.51	37,000,000	37,000,000
10	Loan	E	1	Redstone Corporate Center I	Snohomish	WA	98036	Office	Suburban	2002	2022-2025	212,069	SF	156.74	33,240,000	33,240,000
11	Loan	5,27,28,29	1	Torrey Heights	San Diego	CA	92130	Mixed Use	Lab/Office	2023-2024	NAP	520,604	SF	703.99	33,000,000	33,000,000
12	Loan	F	1	Forty 540 II	Durham	NC	27560	Office	Suburban	2021	NAP	198,500	SF	154.56	30,680,000	30,680,000
13	Loan	30	1	Fairhaven Plaza and Apartments	Whatcom	WA	98225	Mixed Use	Multifamily/Retail	2005-2019, 2023	NAP	95	Units	215,789.47	20,500,000	20,500,000
14	Loan	31	1	SpringHill Suites Green Bay	Brown	WI	54304	Hospitality	Limited Service	2007	2019	127	Rooms	133,858.27	17,000,000	17,000,000
15	Loan		1	Ivy Bridge Townhomes	Monroe	NY	14624	Multifamily	Garden	2013, 2015	NAP	91	Units	175,824.18	16,000,000	16,000,000
16	Loan	32,33	1	535 Broadway	New York	NY	10012	Mixed Use	Retail/Multifamily	1852	2016	13,625	SF	1,130.28	15,400,000	15,400,000
17	Loan	G	1	Northland Center	Harris	TX	77373	Retail	Anchored	1974	2021	190,551	SF	74.78	14,250,000	14,250,000
18	Loan	8,34,H	1	Guardian Storage North Strabane	Washington	PA	15317	Self Storage	Self Storage	2020	NAP	86,700	SF	152.94	13,260,000	13,260,000
19	Loan	I	1	316 Business Center	Gwinnett	GA	30043	Industrial	R&D/Flex	1988	2023	98,851	SF	123.92	12,250,000	12,250,000
20	Loan	35	1	274 Riverside Ave	Fairfield	CT	06880	Office	Suburban	1973	2022	49,080	SF	234.31	11,500,000	11,500,000
21	Loan	J	1	Hampton Inn Harrisburg West	Cumberland	PA	17055	Hospitality	Select Service	1990	2020	127	Rooms	79,842.52	10,140,000	10,140,000
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	Various	Various	Various	Other	Leased Fee	NAP	NAP	2,206,442	SF	72.51	10,000,000	10,000,000
22.01	Property		1	The Arches	Bronx	NY	10451	Other	Leased Fee	NAP	NAP	48,976	SF		4,130,563	4,130,563
22.02	Property		1	Paramus	Bergen	NJ	07652	Other	Leased Fee	NAP	NAP	1,050,667	SF		1,753,875	1,753,875
22.03	Property		1	276 Grand Concourse	Bronx	NY	10451	Other	Leased Fee	NAP	NAP	27,916	SF		1,719,000	1,719,000
22.04	Property		1	Corporate Hill IV	St. Louis	MO	63131	Other	Leased Fee	NAP	NAP	303,613	SF		926,750	926,750
22.05	Property		1	The Illustrator	Westchester	NY	10801	Other	Leased Fee	NAP	NAP	37,669	SF		782,250	782,250
22.06	Property		1	25 Vreeland	Morris	NJ	07932	Other	Leased Fee	NAP	NAP	737,601	SF		687,563	687,563
23.00	Loan	6,K	3	Lubbock MHC Portfolio	Lubbock	TX	Various	Manufactured Housing	Manufactured Housing	Various	NAP	275	Pads	35,818.18	9,850,000	9,850,000
23.01	Property		1	Town and Country Estates MHC	Lubbock	TX	79416	Manufactured Housing	Manufactured Housing	1971	NAP	105	Pads		3,644,500	3,644,500
23.02	Property		1	Slaton MHC	Lubbock	TX	79364	Manufactured Housing	Manufactured Housing	1972	NAP	90	Pads		3,349,000	3,349,000
23.03	Property		1	Executive Mobile Village MHC	Lubbock	TX	79407	Manufactured Housing	Manufactured Housing	1972	NAP	80	Pads		2,856,500	2,856,500
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	Kings	NY	11211	Multifamily	Low Rise	Various	Various	13	Units	736,538.46	9,575,000	9,575,000
24.01	Property		1	376 Graham Avenue	Kings	NY	11211	Multifamily	Low Rise	1930	2017	6	Units		4,787,500	4,787,500
24.02	Property		1	24 Havemeyer Street	Kings	NY	11211	Multifamily	Low Rise	1910	2010	7	Units		4,787,500	4,787,500
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	Kings	NY	Various	Multifamily	Various	Various	NAP	23	Units	360,869.57	8,300,000	8,300,000
25.01	Property		1	77 Graham	Kings	NY	11206	Multifamily	Low Rise	1931	NAP	4	Units		2,825,000	2,825,000
25.02	Property		1	264 Albany	Kings	NY	11213	Multifamily	Mid Rise	2015	NAP	10	Units		2,775,000	2,775,000
25.03	Property		1	221 Clarkson Ave	Kings	NY	11226	Multifamily	Mid Rise	2017	NAP	9	Units		2,700,000	2,700,000
26	Loan		1	1401 Sheepshead Bay Road	Kings	NY	11235	Mixed Use	Office/Retail	2008	2012, 2019-2025	23,455	SF	349.61	8,200,000	8,200,000
27	Loan		1	Stor-N-Lock #27 - Boise Airport	Ada	ID	83716	Self Storage	Self Storage	2022	NAP	57,025	SF	107.44	6,127,000	6,127,000
28	Loan		1	ClearHome Self Storage, Loveland CO	Larimer	CO	80537	Self Storage	Self Storage	1995-1997, 2000	NAP	89,170	SF	64.48	5,750,000	5,750,000
29	Loan	41,L	1	Sand Canyon	Los Angeles	CA	91387	Mixed Use	Manufactured Housing/Retail/Office	1969, 1992	NAP	69	Pads	81,159.42	5,600,000	5,600,000
30	Loan		1	Spring Hill Village Apartments	Harris	TX	77532	Multifamily	Garden	1984	2018	78	Units	69,551.28	5,425,000	5,425,000
31	Loan	M	1	Daytona Beach MHC	Volusia	FL	32114	Manufactured Housing	Manufactured Housing	1972	NAP	59	Pads	55,169.49	3,255,000	3,255,000

A-1-2

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
					20	12,28	3						29	29
1	Loan	5,9	1	Hilton Waterfront Beach Resort	80,000,000	6.10700%	0.017420%	6.089580%	NAP	412,787.96	NAP	4,953,455.52	Interest Only	No	Actual/360
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	69,000,000	6.07880916113333%	0.014929%	6.063880%	NAP	354,386.13	NAP	4,252,633.56	Interest Only	No	Actual/360
3	Loan	5,14	1	Freeway Business Park	65,000,000	6.02400%	0.017420%	6.006580%	NAP	330,831.94	NAP	3,969,983.28	Interest Only	No	Actual/360
4	Loan	8	1	Coral Ridge Mall	58,656,010	6.82100%	0.016170%	6.804830%	405,061.27	NAP	4,860,735.24	NAP	Amortizing Balloon	No	Actual/360
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	61,500,000	6.00700%	0.017420%	5.989580%	NAP	312,134.57	NAP	3,745,614.84	Interest Only	No	Actual/360
5.01	Property		1	SOA - E. Washington	14,525,000
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	12,000,000
5.03	Property		1	SOA - South Blvd & Crawfordsville	8,250,000
5.04	Property		1	SOA - Gratiot	6,550,000
5.05	Property		1	SOA - 62nd	4,850,000
5.06	Property		1	SOA - Roethel Drive	3,900,000
5.07	Property		1	SOA - Busha	3,425,000
5.08	Property		1	SOA - Townline	2,900,000
5.09	Property		1	SOA - Pendleton	2,700,000
5.10	Property		1	SOA - W. Washington	2,400,000
6	Loan	5,B	1	1500 Post Oak Boulevard	60,000,000	6.74700%	0.016170%	6.730830%	NAP	342,035.42	NAP	4,104,425.04	Interest Only	No	Actual/360
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	54,000,000	5.45000%	0.016170%	5.433830%	NAP	248,656.25	NAP	2,983,875.00	Interest Only	No	Actual/360
7.01	Property		1	Harbourtown	7,550,085
7.02	Property		1	Whispering Pines	6,448,940
7.03	Property		1	Maple Grove	5,878,625
7.04	Property		1	Arrowhead Lake	4,952,961
7.05	Property		1	Friendly Village	4,430,904
7.06	Property		1	Colonial	3,891,299
7.07	Property		1	Sherwood	3,636,851
7.08	Property		1	Recreacres	3,601,755
7.09	Property		1	Twinwall	2,368,998
7.10	Property		1	Swanton Meadows	2,368,998
7.11	Property		1	Town and Country	2,325,128
7.12	Property		1	Johnson	2,004,874
7.13	Property		1	Rustic Cove	1,974,165
7.14	Property		1	Sylvania Estates	1,403,851
7.15	Property		1	Grand Rapids Estates	1,162,564
8	Loan	23,24,25,26,D	1	360 Hamilton	49,000,000	6.00000%	0.016170%	5.983830%	NAP	248,402.78	NAP	2,980,833.36	Interest Only	No	Actual/360
9	Loan		1	785 Flushing Avenue	37,000,000	6.46000%	0.017420%	6.442580%	NAP	201,949.77	NAP	2,423,397.24	Interest Only	No	Actual/360
10	Loan	E	1	Redstone Corporate Center I	33,240,000	6.37500%	0.016170%	6.358830%	NAP	179,040.10	NAP	2,148,481.20	Interest Only	No	Actual/360
11	Loan	5,27,28,29	1	Torrey Heights	33,000,000	4.96834477263158%	0.014942%	4.953403%	NAP	138,527.11	NAP	1,662,325.32	Interest Only - ARD	Yes	Actual/360
12	Loan	F	1	Forty 540 II	30,680,000	6.87700%	0.036170%	6.840830%	NAP	178,263.94	NAP	2,139,167.28	Interest Only	No	Actual/360
13	Loan	30	1	Fairhaven Plaza and Apartments	20,500,000	6.38400%	0.017420%	6.366580%	NAP	110,574.72	NAP	1,326,896.64	Interest Only	No	Actual/360
14	Loan	31	1	SpringHill Suites Green Bay	17,000,000	6.61000%	0.016170%	6.593830%	NAP	94,942.25	NAP	1,139,307.00	Interest Only	No	Actual/360
15	Loan		1	Ivy Bridge Townhomes	16,000,000	6.09000%	0.044920%	6.045080%	NAP	82,327.78	NAP	987,933.36	Interest Only	No	Actual/360
16	Loan	32,33	1	535 Broadway	15,400,000	6.01000%	0.016170%	5.993830%	NAP	78,199.56	NAP	938,394.72	Interest Only	No	Actual/360
17	Loan	G	1	Northland Center	14,250,000	6.04300%	0.017420%	6.025580%	NAP	72,757.30	NAP	873,087.60	Interest Only	No	Actual/360
18	Loan	8,34,H	1	Guardian Storage North Strabane	13,260,000	5.94200%	0.017420%	5.924580%	NAP	66,571.03	NAP	798,852.36	Interest Only	No	Actual/360
19	Loan	I	1	316 Business Center	12,250,000	6.06900%	0.016170%	6.052830%	NAP	62,814.85	NAP	753,778.20	Interest Only	No	Actual/360
20	Loan	35	1	274 Riverside Ave	11,500,000	6.82000%	0.017420%	6.802580%	NAP	66,266.09	NAP	795,193.08	Interest Only	No	Actual/360
21	Loan	J	1	Hampton Inn Harrisburg West	10,140,000	7.10000%	0.017420%	7.082580%	NAP	60,828.26	NAP	729,939.12	Interest Only	No	Actual/360
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	10,000,000	5.43600%	0.016170%	5.419830%	NAP	45,929.17	NAP	551,150.04	Interest Only	No	Actual/360
22.01	Property		1	The Arches	4,130,563
22.02	Property		1	Paramus	1,753,875
22.03	Property		1	276 Grand Concourse	1,719,000
22.04	Property		1	Corporate Hill IV	926,750
22.05	Property		1	The Illustrator	782,250
22.06	Property		1	25 Vreeland	687,563
23.00	Loan	6,K	3	Lubbock MHC Portfolio	9,850,000	6.06000%	0.017420%	6.042580%	NAP	50,433.37	NAP	605,200.44	Interest Only	No	Actual/360
23.01	Property		1	Town and Country Estates MHC	3,644,500
23.02	Property		1	Slaton MHC	3,349,000
23.03	Property		1	Executive Mobile Village MHC	2,856,500
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	9,575,000	6.31000%	0.016170%	6.293830%	NAP	51,047.83	NAP	612,573.96	Interest Only	No	Actual/360
24.01	Property		1	376 Graham Avenue	4,787,500
24.02	Property		1	24 Havemeyer Street	4,787,500
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	8,300,000	5.87000%	0.017420%	5.852580%	NAP	41,164.73	NAP	493,976.76	Interest Only	No	Actual/360
25.01	Property		1	77 Graham	2,825,000
25.02	Property		1	264 Albany	2,775,000
25.03	Property		1	221 Clarkson Ave	2,700,000
26	Loan		1	1401 Sheepshead Bay Road	8,200,000	5.86700%	0.017420%	5.849580%	NAP	40,647.99	NAP	487,775.88	Interest Only	No	Actual/360
27	Loan		1	Stor-N-Lock #27 - Boise Airport	6,127,000	6.52100%	0.017420%	6.503580%	NAP	33,757.57	NAP	405,090.84	Interest Only	No	Actual/360
28	Loan		1	ClearHome Self Storage, Loveland CO	5,750,000	6.33100%	0.017420%	6.313580%	NAP	30,757.38	NAP	369,088.56	Interest Only	No	Actual/360
29	Loan	41,L	1	Sand Canyon	5,600,000	5.73500%	0.017420%	5.717580%	NAP	27,135.05	NAP	325,620.60	Interest Only	No	Actual/360
30	Loan		1	Spring Hill Village Apartments	5,425,000	6.66100%	0.017420%	6.643580%	NAP	30,531.51	NAP	366,378.12	Interest Only	No	Actual/360
31	Loan	M	1	Daytona Beach MHC	3,255,000	6.08000%	0.017420%	6.062580%	NAP	16,721.06	NAP	200,652.72	Interest Only	No	Actual/360

A-1-3

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
																29
1	Loan	5,9	1	Hilton Waterfront Beach Resort	60	59	60	59	0	0	2/27/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	60	56	60	56	0	0	12/9/2025	4	9	1/9/2026	NAP	12/9/2030	NAP
3	Loan	5,14	1	Freeway Business Park	60	59	60	59	0	0	2/19/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
4	Loan	8	1	Coral Ridge Mall	0	0	60	58	360	358	1/30/2026	2	1	3/1/2026	3/1/2026	2/1/2031	NAP
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	60	60	60	60	0	0	3/12/2026	0	1	5/1/2026	NAP	4/1/2031	NAP
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	60	59	60	59	0	0	3/2/2026	1	6	4/6/2026	NAP	3/6/2031	NAP
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	60	59	60	59	0	0	3/2/2026	1	5	4/5/2026	NAP	3/5/2031	NAP
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	60	59	60	59	0	0	2/25/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
9	Loan		1	785 Flushing Avenue	60	60	60	60	0	0	3/2/2026	0	1	5/1/2026	NAP	4/1/2031	NAP
10	Loan	E	1	Redstone Corporate Center I	60	58	60	58	0	0	1/29/2026	2	11	3/11/2026	NAP	2/11/2031	NAP
11	Loan	5,27,28,29	1	Torrey Heights	60	57	60	57	0	0	1/9/2026	3	9	2/9/2026	NAP	1/9/2031	1/9/2036
12	Loan	F	1	Forty 540 II	60	58	60	58	0	0	1/28/2026	2	11	3/11/2026	NAP	2/11/2031	NAP
13	Loan	30	1	Fairhaven Plaza and Apartments	60	59	60	59	0	0	2/25/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
14	Loan	31	1	SpringHill Suites Green Bay	60	59	60	59	0	0	2/25/2026	1	11	4/11/2026	NAP	3/11/2031	NAP
15	Loan		1	Ivy Bridge Townhomes	60	58	60	58	0	0	1/28/2026	2	1	3/1/2026	NAP	2/1/2031	NAP
16	Loan	32,33	1	535 Broadway	60	58	60	58	0	0	2/4/2026	2	5	3/5/2026	NAP	2/5/2031	NAP
17	Loan	G	1	Northland Center	60	60	60	60	0	0	3/17/2026	0	1	5/1/2026	NAP	4/1/2031	NAP
18	Loan	8,34,H	1	Guardian Storage North Strabane	60	59	60	59	0	0	2/24/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
19	Loan	I	1	316 Business Center	60	58	60	58	0	0	1/30/2026	2	11	3/11/2026	NAP	2/11/2031	NAP
20	Loan	35	1	274 Riverside Ave	60	59	60	59	0	0	2/12/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
21	Loan	J	1	Hampton Inn Harrisburg West	60	59	60	59	0	0	2/11/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	60	58	60	58	0	0	1/27/2026	2	6	3/6/2026	NAP	2/6/2031	NAP
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	60	58	60	58	0	0	1/6/2026	2	1	3/1/2026	NAP	2/1/2031	NAP
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	60	58	60	58	0	0	2/2/2026	2	11	3/11/2026	NAP	2/11/2031	NAP
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	60	57	60	57	0	0	12/30/2025	3	1	2/1/2026	NAP	1/1/2031	NAP
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	60	59	60	59	0	0	2/13/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
27	Loan		1	Stor-N-Lock #27 - Boise Airport	60	58	60	58	0	0	1/28/2026	2	1	3/1/2026	NAP	2/1/2031	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO	60	59	60	59	0	0	2/19/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
29	Loan	41,L	1	Sand Canyon	60	59	60	59	0	0	2/27/2026	1	1	4/1/2026	NAP	3/1/2031	NAP
30	Loan		1	Spring Hill Village Apartments	60	57	60	57	0	0	12/30/2025	3	1	2/1/2026	NAP	1/1/2031	NAP
31	Loan	M	1	Daytona Beach MHC	60	58	60	58	0	0	1/21/2026	2	1	3/1/2026	NAP	2/1/2031	NAP

A-1-4

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
					40				41	17
1	Loan	5,9	1	Hilton Waterfront Beach Resort	0	0	L(25),D(28),O(7)	78,052,682	61,679,265	16,373,418	1/31/2026	T-12	77,970,681	61,531,690	16,438,991	12/31/2025
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	0	0	YM0.5(28),DorYM0.5(25),O(7)	1,611,366,280	975,978,925	635,387,355	9/30/2025	T-12	1,581,469,587	997,735,136	583,734,452	12/31/2024
3	Loan	5,14	1	Freeway Business Park	3	3	L(25),D(28),O(7)	11,369,978	4,101,817	7,268,161	11/30/2025	T-12	4,722,051	2,971,481	1,750,570	12/31/2024
4	Loan	8	1	Coral Ridge Mall	0	0	L(26),D(27),O(7)	17,598,162	5,874,561	11,723,601	12/31/2025	T-12	18,026,033	5,963,313	12,062,720	12/31/2024
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	5	5	L(24),D(29),O(7)	7,428,449	2,499,091	4,929,358	12/31/2025	T-12	7,077,327	2,455,048	4,622,279	12/31/2024
5.01	Property		1	SOA - E. Washington				1,585,183	370,560	1,214,624	12/31/2025	T-12	1,633,912	380,203	1,253,710	12/31/2024
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg				1,484,208	480,059	1,004,149	12/31/2025	T-12	1,312,843	371,828	941,015	12/31/2024
5.03	Property		1	SOA - South Blvd & Crawfordsville				992,242	288,496	703,746	12/31/2025	T-12	956,739	332,312	624,428	12/31/2024
5.04	Property		1	SOA - Gratiot				974,835	419,504	555,332	12/31/2025	T-12	938,435	430,222	508,213	12/31/2024
5.05	Property		1	SOA - 62nd				556,794	154,185	402,608	12/31/2025	T-12	574,591	160,122	414,469	12/31/2024
5.06	Property		1	SOA - Roethel Drive				422,604	138,342	284,262	12/31/2025	T-12	404,887	134,192	270,695	12/31/2024
5.07	Property		1	SOA - Busha				369,097	171,057	198,040	12/31/2025	T-12	278,889	181,950	96,939	12/31/2024
5.08	Property		1	SOA - Townline				368,658	193,359	175,299	12/31/2025	T-12	276,625	165,903	110,722	12/31/2024
5.09	Property		1	SOA - Pendleton				336,673	110,127	226,546	12/31/2025	T-12	319,489	112,927	206,562	12/31/2024
5.10	Property		1	SOA - W. Washington				338,155	173,404	164,751	12/31/2025	T-12	380,917	185,391	195,526	12/31/2024
6	Loan	5,B	1	1500 Post Oak Boulevard	5	5	L(25),DorYM1(29),O(6)	34,843,540	12,372,302	22,471,238	12/31/2025	T-12	33,940,299	12,353,736	21,586,564	12/31/2024
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	0	0	L(25),YM1(32),O(3)	9,431,939	4,881,212	4,550,727	12/31/2025	T-12	8,668,147	4,585,038	4,083,108	12/31/2024
7.01	Property		1	Harbourtown				1,405,509	592,436	813,073	12/31/2025	T-12	1,303,157	499,096	804,061	12/31/2024
7.02	Property		1	Whispering Pines				1,085,804	431,271	654,533	12/31/2025	T-12	961,937	457,269	504,668	12/31/2024
7.03	Property		1	Maple Grove				868,143	407,514	460,629	12/31/2025	T-12	792,717	355,018	437,699	12/31/2024
7.04	Property		1	Arrowhead Lake				905,693	595,939	309,755	12/31/2025	T-12	857,579	565,696	291,883	12/31/2024
7.05	Property		1	Friendly Village				789,103	372,277	416,827	12/31/2025	T-12	739,031	375,358	363,672	12/31/2024
7.06	Property		1	Colonial				650,296	280,928	369,368	12/31/2025	T-12	574,072	238,278	335,793	12/31/2024
7.07	Property		1	Sherwood				603,347	295,670	307,676	12/31/2025	T-12	544,174	314,579	229,596	12/31/2024
7.08	Property		1	Recreacres				678,711	403,623	275,088	12/31/2025	T-12	626,536	340,223	286,313	12/31/2024
7.09	Property		1	Twinwall				460,119	246,033	214,086	12/31/2025	T-12	453,029	285,404	167,625	12/31/2024
7.10	Property		1	Swanton Meadows				452,781	292,691	160,091	12/31/2025	T-12	427,809	281,097	146,712	12/31/2024
7.11	Property		1	Town and Country				445,562	224,453	221,109	12/31/2025	T-12	405,903	216,152	189,751	12/31/2024
7.12	Property		1	Johnson				234,318	115,212	119,106	12/31/2025	T-12	207,658	107,369	100,288	12/31/2024
7.13	Property		1	Rustic Cove				409,097	270,979	138,118	12/31/2025	T-12	367,295	248,343	118,952	12/31/2024
7.14	Property		1	Sylvania Estates				196,125	199,370	(3,246)	12/31/2025	T-12	186,190	164,230	21,960	12/31/2024
7.15	Property		1	Grand Rapids Estates				247,330	152,816	94,513	12/31/2025	T-12	221,061	136,925	84,135	12/31/2024
8	Loan	23,24,25,26,D	1	360 Hamilton	0	0	L(24),YM1(30),O(6)	15,722,486	7,876,769	7,845,716	12/31/2025	T-12	14,825,628	6,602,283	8,223,345	12/31/2024
9	Loan		1	785 Flushing Avenue	5	5	L(24),D(31),O(5)	4,648,304	1,436,721	3,211,583	12/31/2025	T-12	2,312,010	1,347,900	964,110	12/31/2024
10	Loan	E	1	Redstone Corporate Center I	0	0	L(19),YM1(7),DorYM1(27),O(7)	5,820,633	2,027,413	3,793,221	11/30/2025	T-12	5,391,927	1,745,157	3,646,770	12/31/2024
11	Loan	5,27,28,29	1	Torrey Heights	0	0	L(27),D(26),O(7)	23,291,490	14,197,457	9,094,033	10/31/2025	T-12	NAV	NAV	NAV	NAV
12	Loan	F	1	Forty 540 II	0	0	L(11),YM1(42),O(7)	6,161,109	1,865,422	4,295,687	11/30/2025	T-12	5,097,277	1,621,007	3,476,270	12/31/2024
13	Loan	30	1	Fairhaven Plaza and Apartments	0	0	L(25),D(28),O(7)	2,485,676	717,761	1,767,915	11/30/2025	T-12	2,436,351	735,200	1,701,151	12/31/2024
14	Loan	31	1	SpringHill Suites Green Bay	0	0	L(25),D(31),O(4)	5,104,070	2,903,221	2,200,849	12/31/2025	T-12	5,015,405	2,857,946	2,157,459	6/30/2024
15	Loan		1	Ivy Bridge Townhomes	5	5	L(26),D(27),O(7)	2,155,097	622,028	1,533,069	11/30/2025	T-12	2,056,319	614,504	1,441,815	12/31/2024
16	Loan	32,33	1	535 Broadway	0	0	L(26),D(28),O(6)	439,998	242,229	197,769	11/30/2025	T-12	247,868	35,417	212,452	12/31/2024
17	Loan	G	1	Northland Center	5	4	L(24),YM1(29),O(7)	3,023,256	1,317,580	1,705,676	1/31/2026	T-12	3,046,832	1,324,578	1,722,254	12/31/2025
18	Loan	8,34,H	1	Guardian Storage North Strabane	5	4	L(25),YM1(28),O(7)	1,729,599	574,661	1,154,938	1/31/2026	T-12	1,549,086	525,072	1,024,014	12/31/2024
19	Loan	I	1	316 Business Center	0	0	L(26),YM1(30),O(4)	1,754,690	472,720	1,281,970	12/31/2025	T-12	1,620,730	388,215	1,232,515	12/31/2024
20	Loan	35	1	274 Riverside Ave	5	5	L(25),D(28),O(7)	2,085,274	756,696	1,328,578	9/30/2025	T-12	2,060,576	790,247	1,270,328	12/31/2024
21	Loan	J	1	Hampton Inn Harrisburg West	0	5	L(24),YM1(29),O(7)	4,945,440	3,429,916	1,515,524	12/31/2025	T-12	4,442,180	3,235,897	1,206,283	12/31/2024
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	2	3	L(26),D(27),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.01	Property		1	The Arches				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	Paramus				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.03	Property		1	276 Grand Concourse				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.04	Property		1	Corporate Hill IV				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.05	Property		1	The Illustrator				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.06	Property		1	25 Vreeland				NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.00	Loan	6,K	3	Lubbock MHC Portfolio	5	5	L(23),YM1(31),O(6)	1,350,661	506,560	844,101	11/30/2025	T-12	1,197,630	536,077	661,553	12/31/2024
23.01	Property		1	Town and Country Estates MHC				547,076	245,206	301,869	11/30/2025	T-12	514,755	277,712	237,043	12/31/2024
23.02	Property		1	Slaton MHC				431,602	150,757	280,845	11/30/2025	T-12	352,827	166,675	186,153	12/31/2024
23.03	Property		1	Executive Mobile Village MHC				371,983	110,596	261,387	11/30/2025	T-12	330,047	91,690	238,357	12/31/2024
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	0	0	L(26),D(30),O(4)	905,375	74,580	830,795	12/31/2025	T-12	849,212	82,649	766,563	12/31/2024
24.01	Property		1	376 Graham Avenue				455,883	36,657	419,225	12/31/2025	T-12	425,660	41,808	383,852	12/31/2024
24.02	Property		1	24 Havemeyer Street				449,492	37,922	411,570	12/31/2025	T-12	423,552	40,841	382,711	12/31/2024
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	5	5	L(27),D(28),O(5)	906,127	153,039	753,088	10/31/2025	T-12	887,467	154,985	732,482	12/31/2024
25.01	Property		1	77 Graham				279,144	65,114	214,030	10/31/2025	T-12	278,594	71,705	206,889	12/31/2024
25.02	Property		1	264 Albany				330,721	49,284	281,437	10/31/2025	T-12	317,230	47,897	269,333	12/31/2024
25.03	Property		1	221 Clarkson Ave				296,262	38,641	257,621	10/31/2025	T-12	291,643	35,383	256,260	12/31/2024
26	Loan		1	1401 Sheepshead Bay Road	5	4	L(25),D(28),O(7)	1,477,232	299,529	1,177,703	11/30/2025	T-12	1,410,596	287,955	1,122,641	12/31/2024
27	Loan		1	Stor-N-Lock #27 - Boise Airport	5	4	L(26),D(27),O(7)	696,264	190,665	505,599	12/31/2025	T-12	591,792	186,752	405,040	12/31/2024
28	Loan		1	ClearHome Self Storage, Loveland CO	5	5	L(25),D(30),O(5)	914,799	406,664	508,135	12/31/2025	T-12	934,699	378,217	556,482	12/31/2024
29	Loan	41,L	1	Sand Canyon	5	5	L(25),YM1(28),O(7)	1,076,360	563,992	512,368	11/30/2025	T-12	1,055,534	553,220	502,314	12/31/2024
30	Loan		1	Spring Hill Village Apartments	5	4	L(27),D(29),O(4)	1,183,655	583,328	600,327	10/31/2025	T-12	1,085,350	578,540	506,810	12/31/2024
31	Loan	M	1	Daytona Beach MHC	0	5	L(23),YM1(30),O(7)	402,372	204,461	197,911	11/30/2025	T-12	380,182	241,683	138,499	12/31/2024

A-1-5

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
											2	10	41	13,17			13
1	Loan	5,9	1	Hilton Waterfront Beach Resort	T-12	74,235,079	56,986,171	17,248,908	12/31/2024	T-12	70.6%	78,052,682	60,879,324	17,173,358	3,122,107	0	14,051,251
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	T-12	1,554,337,182	968,370,899	585,966,283	12/31/2023	T-12	94.8%	1,629,791,517	997,391,757	632,399,759	24,446,873	0	607,952,887
3	Loan	5,14	1	Freeway Business Park	T-12	4,591,113	2,693,229	1,897,884	12/31/2023	T-12	90.1%	16,094,135	4,156,758	11,937,377	123,514	266,597	11,547,266
4	Loan	8	1	Coral Ridge Mall	T-12	16,549,193	5,739,323	10,809,870	12/31/2023	T-12	97.0%	17,786,400	6,882,156	10,904,244	154,679	837,164	9,912,401
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	T-12	6,485,906	2,835,591	3,650,315	12/31/2023	T-12	73.2%	7,615,883	2,737,099	4,878,783	84,381	0	4,794,403
5.01	Property		1	SOA - E. Washington	T-12	1,690,171	487,502	1,202,669	12/31/2023	T-12	80.4%	1,618,699	366,117	1,252,582	14,445	0	1,238,138
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	T-12	1,103,770	424,255	679,515	12/31/2023	T-12	72.1%	1,540,527	536,599	1,003,928	19,069	0	984,860
5.03	Property		1	SOA - South Blvd & Crawfordsville	T-12	915,215	372,753	542,462	12/31/2023	T-12	76.4%	1,014,528	321,332	693,196	8,500	0	684,696
5.04	Property		1	SOA - Gratiot	T-12	713,285	502,608	210,677	12/31/2023	T-12	70.9%	995,698	540,448	455,251	14,239	0	441,012
5.05	Property		1	SOA - 62nd	T-12	573,222	187,109	386,113	12/31/2023	T-12	76.6%	568,630	161,971	406,659	5,090	0	401,569
5.06	Property		1	SOA - Roethel Drive	T-12	401,153	149,726	251,428	12/31/2023	T-12	87.6%	428,283	140,646	287,637	2,575	0	285,062
5.07	Property		1	SOA - Busha	T-12	208,681	205,826	2,855	12/31/2023	T-12	64.8%	395,074	182,644	212,431	5,796	0	206,635
5.08	Property		1	SOA - Townline	T-12	205,818	184,323	21,495	12/31/2023	T-12	53.7%	379,038	196,502	182,536	6,061	0	176,475
5.09	Property		1	SOA - Pendleton	T-12	321,558	126,127	195,431	12/31/2023	T-12	77.2%	342,939	112,219	230,720	3,430	0	227,290
5.10	Property		1	SOA - W. Washington	T-12	353,034	195,362	157,671	12/31/2023	T-12	59.5%	332,467	178,623	153,844	5,178	0	148,667
6	Loan	5,B	1	1500 Post Oak Boulevard	T-12	33,496,901	11,685,284	21,811,617	12/31/2023	T-12	100.0%	37,429,617	13,124,385	24,305,232	120,636	1,206,358	22,978,239
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	T-12	8,201,312	4,535,960	3,665,352	12/31/2023	T-12	67.8%	10,448,870	4,817,315	5,631,555	116,750	0	5,514,805
7.01	Property		1	Harbourtown	T-12	1,194,317	504,581	689,735	12/31/2023	T-12	92.7%	1,550,709	595,113	955,596	11,400	0	944,196
7.02	Property		1	Whispering Pines	T-12	862,474	445,806	416,668	12/31/2023	T-12	95.5%	1,257,199	441,668	815,531	11,000	0	804,531
7.03	Property		1	Maple Grove	T-12	689,444	367,429	322,015	12/31/2023	T-12	58.6%	963,833	413,412	550,422	12,550	0	537,872
7.04	Property		1	Arrowhead Lake	T-12	875,756	547,254	328,502	12/31/2023	T-12	53.1%	966,852	563,356	403,497	12,300	0	391,197
7.05	Property		1	Friendly Village	T-12	711,464	365,076	346,388	12/31/2023	T-12	63.5%	840,021	356,007	484,014	8,950	0	475,064
7.06	Property		1	Colonial	T-12	505,462	232,992	272,470	12/31/2023	T-12	83.6%	745,666	282,955	462,711	6,850	0	455,861
7.07	Property		1	Sherwood	T-12	536,541	313,910	222,631	12/31/2023	T-12	59.7%	644,919	290,915	354,004	8,850	0	345,154
7.08	Property		1	Recreacres	T-12	628,001	381,522	246,480	12/31/2023	T-12	70.6%	769,311	398,094	371,217	8,350	0	362,867
7.09	Property		1	Twinwall	T-12	434,891	293,588	141,303	12/31/2023	T-12	49.6%	499,146	242,444	256,702	6,800	0	249,902
7.10	Property		1	Swanton Meadows	T-12	417,797	276,802	140,995	12/31/2023	T-12	56.8%	511,024	284,350	226,674	6,800	0	219,874
7.11	Property		1	Town and Country	T-12	399,430	197,378	202,052	12/31/2023	T-12	75.8%	491,212	210,437	280,776	6,150	0	274,626
7.12	Property		1	Johnson	T-12	187,397	102,161	85,237	12/31/2023	T-12	52.8%	261,146	120,254	140,892	3,850	0	137,042
7.13	Property		1	Rustic Cove	T-12	363,913	221,941	141,972	12/31/2023	T-12	66.5%	458,187	276,676	181,510	5,000	0	176,510
7.14	Property		1	Sylvania Estates	T-12	191,832	145,054	46,779	12/31/2023	T-12	31.8%	207,445	192,862	14,582	4,600	0	9,982
7.15	Property		1	Grand Rapids Estates	T-12	202,593	140,467	62,126	12/31/2023	T-12	68.5%	282,200	148,771	133,428	3,300	0	130,128
8	Loan	23,24,25,26,D	1	360 Hamilton	T-12	14,943,996	6,850,367	8,093,629	12/31/2023	T-12	84.4%	16,125,128	7,580,723	8,544,405	78,360	198,110	8,267,935
9	Loan		1	785 Flushing Avenue	T-12	3,184,673	1,160,700	2,023,973	12/31/2023	T-12	83.2%	5,777,633	1,775,428	4,002,205	23,886	141,411	3,836,909
10	Loan	E	1	Redstone Corporate Center I	T-12	5,195,655	1,858,489	3,337,167	12/31/2023	T-12	87.1%	7,151,815	2,139,161	5,012,654	91,190	259,138	4,662,326
11	Loan	5,27,28,29	1	Torrey Heights	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	54,040,332	14,485,288	39,555,043	104,121	520,604	38,930,319
12	Loan	F	1	Forty 540 II	T-12	4,482,340	1,593,502	2,888,838	12/31/2023	T-12	94.8%	6,494,955	1,520,779	4,974,176	39,700	198,500	4,735,976
13	Loan	30	1	Fairhaven Plaza and Apartments	T-12	NAV	NAV	NAV	NAV	NAV	95.9%	2,606,169	726,612	1,879,557	26,471	33,775	1,819,312
14	Loan	31	1	SpringHill Suites Green Bay	T-12	5,182,575	2,858,875	2,323,700	12/31/2023	T-12	64.3%	5,104,045	2,925,317	2,178,728	204,162	0	1,974,566
15	Loan		1	Ivy Bridge Townhomes	T-12	1,899,441	576,103	1,323,338	12/31/2023	T-12	95.0%	2,173,121	775,218	1,397,903	34,142	0	1,363,761
16	Loan	32,33	1	535 Broadway	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,735,208	510,145	1,225,063	2,175	4,625	1,218,263
17	Loan	G	1	Northland Center	T-12	3,238,988	1,258,968	1,980,020	12/31/2024	T-12	86.5%	3,349,495	1,245,084	2,104,411	38,110	187,025	1,879,276
18	Loan	8,34,H	1	Guardian Storage North Strabane	T-12	1,396,846	507,116	889,730	12/31/2023	T-12	90.2%	1,809,860	525,001	1,284,859	8,670	0	1,276,189
19	Loan	I	1	316 Business Center	T-12	1,371,867	371,968	999,899	12/31/2023	T-12	93.3%	1,996,068	510,442	1,485,626	21,747	49,426	1,414,453
20	Loan	35	1	274 Riverside Ave	T-12	2,057,464	834,186	1,223,279	12/31/2023	T-12	90.0%	2,322,406	812,516	1,509,890	14,233	94,399	1,401,258
21	Loan	J	1	Hampton Inn Harrisburg West	T-12	4,685,488	3,194,566	1,490,922	12/31/2023	T-12	76.9%	4,945,440	3,480,077	1,465,363	197,818	0	1,267,545
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	9,681,710	0	9,681,710	0	0	9,681,710
22.01	Property		1	The Arches	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.02	Property		1	Paramus	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.03	Property		1	276 Grand Concourse	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.04	Property		1	Corporate Hill IV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.05	Property		1	The Illustrator	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22.06	Property		1	25 Vreeland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.00	Loan	6,K	3	Lubbock MHC Portfolio	T-12	1,162,484	517,852	644,632	12/31/2023	T-12	77.7%	1,318,254	492,622	825,632	13,950	0	811,682
23.01	Property		1	Town and Country Estates MHC	T-12	552,019	263,961	288,058	12/31/2023	T-12	72.4%	521,506	223,253	298,254	5,450	0	292,804
23.02	Property		1	Slaton MHC	T-12	339,809	171,307	168,502	12/31/2023	T-12	79.4%	430,289	143,723	286,566	4,500	0	282,066
23.03	Property		1	Executive Mobile Village MHC	T-12	270,656	82,584	188,072	12/31/2023	T-12	82.8%	366,458	125,646	240,812	4,000	0	236,812
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	T-12	772,087	75,905	696,182	12/31/2023	T-12	96.0%	912,831	125,783	787,048	3,250	1,687	782,111
24.01	Property		1	376 Graham Avenue	T-12	382,442	37,571	344,871	12/31/2023	T-12	96.0%	461,593	62,762	398,831	1,500	1,687	395,644
24.02	Property		1	24 Havemeyer Street	T-12	389,645	38,334	351,311	12/31/2023	T-12	96.0%	451,238	63,021	388,217	1,750	0	386,467
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	T-12	861,662	168,254	693,408	12/31/2023	T-12	96.4%	904,270	207,296	696,974	5,750	1,500	689,724
25.01	Property		1	77 Graham	T-12	269,244	83,203	186,041	12/31/2023	T-12	95.0%	276,895	72,594	204,301	1,000	1,500	201,801
25.02	Property		1	264 Albany	T-12	311,943	45,616	266,327	12/31/2023	T-12	97.0%	330,426	86,909	243,517	2,500	0	241,017
25.03	Property		1	221 Clarkson Ave	T-12	280,475	39,435	241,040	12/31/2023	T-12	97.0%	296,949	47,793	249,157	2,250	0	246,907
26	Loan		1	1401 Sheepshead Bay Road	T-12	1,343,311	232,409	1,110,902	12/31/2023	T-12	95.0%	1,640,636	467,821	1,172,815	8,444	36,824	1,127,547
27	Loan		1	Stor-N-Lock #27 - Boise Airport	T-12	327,540	207,770	119,770	12/31/2023	T-12	84.0%	726,481	211,326	515,154	8,554	0	506,600
28	Loan		1	ClearHome Self Storage, Loveland CO	T-12	891,452	364,198	527,254	12/31/2023	T-12	82.4%	914,798	388,490	526,308	13,376	0	512,932
29	Loan	41,L	1	Sand Canyon	T-12	1,033,676	612,257	421,419	12/31/2023	T-12	97.5%	1,233,145	632,089	601,056	3,450	0	597,606
30	Loan		1	Spring Hill Village Apartments	T-12	1,085,228	542,615	542,613	1/31/2024	T-12	96.8%	1,183,348	592,898	590,450	19,500	0	570,950
31	Loan	M	1	Daytona Beach MHC	T-12	317,717	188,890	128,827	12/31/2023	T-12	88.0%	496,024	231,469	264,556	3,950	0	260,606

A-1-6

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date
					5,6	5,6	5,6	5,6	11,14,15,16,23,27,31,34,36	11,14,15,16,23,27,31,34,36		5,6	5,6	2,4	2,4
1	Loan	5,9	1	Hilton Waterfront Beach Resort	2.18	1.79	13.5%	11.1%	219,000,000	As Is	1/28/2026	58.0%	58.0%	70.6%	1/31/2026
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	4.64	4.46	24.8%	23.9%	7,032,800,000	As Is	11/25/2025	36.2%	36.2%	94.2%	9/30/2025
3	Loan	5,14	1	Freeway Business Park	2.06	1.99	12.6%	12.2%	157,000,000	As Complete	4/1/2026	60.5%	60.5%	89.9%	2/1/2026
4	Loan	8	1	Coral Ridge Mall	2.24	2.04	17.6%	16.0%	118,000,000	As Is	12/16/2025	52.4%	49.7%	98.4%	12/31/2025
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	1.30	1.28	7.9%	7.8%	85,300,000	Bulk Portfolio Value	2/27/2026	72.1%	72.1%	77.3%	12/31/2025
5.01	Property		1	SOA - E. Washington					18,640,000	As Is	11/14/2025			83.2%	12/31/2025
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg					15,500,000	As Is	11/13/2025			78.5%	12/31/2025
5.03	Property		1	SOA - South Blvd & Crawfordsville					10,650,000	As Is	11/17/2025			80.1%	12/31/2025
5.04	Property		1	SOA - Gratiot					8,860,000	As Is	11/18/2025			73.3%	12/31/2025
5.05	Property		1	SOA - 62nd					6,380,000	As Is	11/14/2025			79.5%	12/31/2025
5.06	Property		1	SOA - Roethel Drive					5,160,000	As Is	11/18/2025			82.4%	12/31/2025
5.07	Property		1	SOA - Busha					4,730,000	As Is	11/18/2025			82.5%	12/31/2025
5.08	Property		1	SOA - Townline					5,120,000	As Is	11/20/2025			62.0%	12/31/2025
5.09	Property		1	SOA - Pendleton					3,550,000	As Is	11/14/2025			82.9%	12/31/2025
5.10	Property		1	SOA - W. Washington					3,130,000	As Is	11/14/2025			66.6%	12/31/2025
6	Loan	5,B	1	1500 Post Oak Boulevard	2.54	2.40	17.4%	16.4%	275,400,000	As Is	10/28/2025	50.8%	50.8%	100.0%	4/6/2026
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	1.89	1.85	10.4%	10.2%	130,690,000	As Portfolio	Various	41.3%	41.3%	66.6%	3/1/2026
7.01	Property		1	Harbourtown					17,210,000	As Is	10/31/2025			92.5%	3/1/2026
7.02	Property		1	Whispering Pines					14,700,000	As Is	11/1/2025			95.0%	3/1/2026
7.03	Property		1	Maple Grove					13,400,000	As Is	11/1/2025			56.6%	3/1/2026
7.04	Property		1	Arrowhead Lake					11,290,000	As Is	10/31/2025			52.8%	3/1/2026
7.05	Property		1	Friendly Village					10,100,000	As Is	10/30/2025			63.1%	3/1/2026
7.06	Property		1	Colonial					8,870,000	As Is	11/1/2025			82.5%	3/1/2026
7.07	Property		1	Sherwood					8,290,000	As Is	11/1/2025			59.3%	3/1/2026
7.08	Property		1	Recreacres					8,210,000	As Is	10/29/2025			70.1%	3/1/2026
7.09	Property		1	Twinwall					5,400,000	As Is	10/31/2025			49.3%	3/1/2026
7.10	Property		1	Swanton Meadows					5,400,000	As Is	10/31/2025			56.6%	3/1/2026
7.11	Property		1	Town and Country					5,300,000	As Is	11/6/2025			75.6%	3/1/2026
7.12	Property		1	Johnson					4,570,000	As Is	11/1/2025			50.6%	3/1/2026
7.13	Property		1	Rustic Cove					4,500,000	As Is	11/2/2025			66.0%	3/1/2026
7.14	Property		1	Sylvania Estates					3,200,000	As Is	10/31/2025			31.5%	3/1/2026
7.15	Property		1	Grand Rapids Estates					2,650,000	As Is	10/30/2025			68.2%	3/1/2026
8	Loan	23,24,25,26,D	1	360 Hamilton	2.87	2.77	17.4%	16.9%	76,740,039	As If Reserve Funded	3/9/2026	63.9%	63.9%	84.5%	1/1/2026
9	Loan		1	785 Flushing Avenue	1.65	1.58	10.8%	10.4%	68,000,000	As Is	12/4/2025	54.4%	54.4%	83.4%	2/24/2026
10	Loan	E	1	Redstone Corporate Center I	2.33	2.17	15.1%	14.0%	56,250,000	As Is	12/30/2025	59.1%	59.1%	86.8%	1/26/2026
11	Loan	5,27,28,29	1	Torrey Heights	2.14	2.11	10.8%	10.6%	723,406,014	As If Reserve Funded	1/5/2026	50.7%	50.7%	100.0%	11/30/2025
12	Loan	F	1	Forty 540 II	2.33	2.21	16.2%	15.4%	46,700,000	As Is	12/23/2025	65.7%	65.7%	94.6%	1/22/2026
13	Loan	30	1	Fairhaven Plaza and Apartments	1.42	1.37	9.2%	8.9%	28,240,000	As Is	1/5/2026	72.6%	72.6%	93.7%	1/31/2026
14	Loan	31	1	SpringHill Suites Green Bay	1.91	1.73	12.8%	11.6%	25,200,000	Prospective As Complete	3/1/2027	67.5%	67.5%	64.3%	12/31/2025
15	Loan		1	Ivy Bridge Townhomes	1.41	1.38	8.7%	8.5%	22,600,000	As Is	12/3/2025	70.8%	70.8%	98.9%	1/15/2026
16	Loan	32,33	1	535 Broadway	1.31	1.30	8.0%	7.9%	22,400,000	As Is	10/29/2025	68.8%	68.8%	100.0%	1/8/2026
17	Loan	G	1	Northland Center	2.41	2.15	14.8%	13.2%	37,000,000	As Is	2/9/2026	38.5%	38.5%	86.5%	2/1/2026
18	Loan	8,34,H	1	Guardian Storage North Strabane	1.61	1.60	9.7%	9.6%	21,680,000	As Is	12/5/2025	61.2%	61.2%	94.2%	1/31/2026
19	Loan	I	1	316 Business Center	1.97	1.88	12.1%	11.5%	22,700,000	As Is	1/5/2026	54.0%	54.0%	93.6%	1/27/2026
20	Loan	35	1	274 Riverside Ave	1.90	1.76	13.1%	12.2%	19,400,000	As Is	11/24/2025	59.3%	59.3%	90.6%	12/1/2025
21	Loan	J	1	Hampton Inn Harrisburg West	2.01	1.74	14.5%	12.5%	15,000,000	As Is	12/2/2025	67.6%	67.6%	76.9%	12/31/2025
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	1.10	1.10	6.1%	6.1%	210,735,000	As Portfolio	11/22/2025	75.9%	75.9%	NAP	NAP
22.01	Property		1	The Arches					82,900,000	As Is	11/13/2025			NAP	NAP
22.02	Property		1	Paramus					35,200,000	As Is	11/14/2025			NAP	NAP
22.03	Property		1	276 Grand Concourse					34,500,000	As Is	11/13/2025			NAP	NAP
22.04	Property		1	Corporate Hill IV					18,600,000	As Is	11/21/2025			NAP	NAP
22.05	Property		1	The Illustrator					15,700,000	As Is	11/17/2025			NAP	NAP
22.06	Property		1	25 Vreeland					13,800,000	As Is	11/14/2025			NAP	NAP
23.00	Loan	6,K	3	Lubbock MHC Portfolio	1.36	1.34	8.4%	8.2%	14,800,000	As Is	12/1/2025	66.6%	66.6%	83.7%	12/19/2025
23.01	Property		1	Town and Country Estates MHC					5,400,000	As Is	12/1/2025			80.0%	12/19/2025
23.02	Property		1	Slaton MHC					5,000,000	As Is	12/1/2025			85.6%	12/19/2025
23.03	Property		1	Executive Mobile Village MHC					4,400,000	As Is	12/1/2025			86.3%	12/19/2025
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	1.28	1.28	8.2%	8.2%	13,900,000	As Is	12/18/2025	68.9%	68.9%	100.0%	2/1/2026
24.01	Property		1	376 Graham Avenue					6,910,000	As Is	12/18/2025			100.0%	2/1/2026
24.02	Property		1	24 Havemeyer Street					6,990,000	As Is	12/18/2025			100.0%	2/1/2026
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	1.41	1.40	8.4%	8.3%	11,500,000	As Is	11/7/2025	72.2%	72.2%	100.0%	Various
25.01	Property		1	77 Graham					3,900,000	As Is	11/7/2025			100.0%	12/22/2025
25.02	Property		1	264 Albany					3,850,000	As Is	11/7/2025			100.0%	12/1/2025
25.03	Property		1	221 Clarkson Ave					3,750,000	As Is	11/7/2025			100.0%	1/1/2026
26	Loan		1	1401 Sheepshead Bay Road	2.40	2.31	14.3%	13.8%	17,300,000	As Is	12/22/2025	47.4%	47.4%	94.9%	1/23/2026
27	Loan		1	Stor-N-Lock #27 - Boise Airport	1.27	1.25	8.4%	8.3%	9,150,000	As Is	12/31/2025	67.0%	67.0%	90.4%	1/14/2026
28	Loan		1	ClearHome Self Storage, Loveland CO	1.43	1.39	9.2%	8.9%	9,480,000	As Is	1/7/2026	60.7%	60.7%	85.1%	1/22/2026
29	Loan	41,L	1	Sand Canyon	1.85	1.84	10.7%	10.7%	10,840,000	As Is	12/11/2025	51.7%	51.7%	100.0%	12/1/2025
30	Loan		1	Spring Hill Village Apartments	1.61	1.56	10.9%	10.5%	8,100,000	As Is	11/21/2025	67.0%	67.0%	96.2%	11/30/2025
31	Loan	M	1	Daytona Beach MHC	1.32	1.30	8.1%	8.0%	5,000,000	As Is	11/15/2025	65.1%	65.1%	91.5%	1/8/2026

A-1-7

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
						2,4	2,4	2,4	2,4	2,4,25	2,4,25	2,4	2,4
1	Loan	5,9	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5,14	1	Freeway Business Park	No	County of LA - DPSS	207,289	42.0%	12/31/2039	County of LA - DCFS	89,895	18.2%	6/30/2041
4	Loan	8	1	Coral Ridge Mall	No	Scheels	121,808	21.3%	11/30/2030	Best Buy	38,007	6.6%	1/31/2029
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1
5.01	Property		1	SOA - E. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - South Blvd & Crawfordsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gratiot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - 62nd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Roethel Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Busha	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Townline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Pendleton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - W. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5,B	1	1500 Post Oak Boulevard	Yes	Woodside Energy	603,179	100.0%	10/31/2031	NAP	NAP	NAP	NAP
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V
7.01	Property		1	Harbourtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Whispering Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Maple Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Arrowhead Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Friendly Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Colonial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Sherwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Recreacres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Twinwall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.10	Property		1	Swanton Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.11	Property		1	Town and Country	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	Johnson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.13	Property		1	Rustic Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.14	Property		1	Sylvania Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.15	Property		1	Grand Rapids Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	23,24,25,26,D	1	360 Hamilton	No	Skadden	56,487	14.4%	3/30/2031	Heineken	51,711	13.2%	11/30/2033
9	Loan		1	785 Flushing Avenue	No	Burlington Coat Factory	43,013	30.6%	11/15/2034	SCO Family Services	18,700	13.3%	6/1/2035
10	Loan	E	1	Redstone Corporate Center I	No	PEMCO Mutual Insurance Co.	37,542	17.7%	1/31/2030	Radia Inc.	22,924	10.8%	12/31/2037
11	Loan	5,27,28,29	1	Torrey Heights	No	Pfizer Inc.	230,132	44.2%	3/30/2039	Becton, Dickinson and Company	220,270	42.3%	7/31/2036
12	Loan	F	1	Forty 540 II	No	Renesas Electronic America Inc	88,998	44.8%	4/18/2034	N-Able Technologies, Inc	83,584	42.1%	5/31/2032
13	Loan	30	1	Fairhaven Plaza and Apartments	No	Anytime Fitness	5,000	20.1%	10/31/2030	PeaceHealth	4,500	18.1%	8/31/2027
14	Loan	31	1	SpringHill Suites Green Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Ivy Bridge Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	32,33	1	535 Broadway	No	Pop Mart	4,625	33.9%	7/31/2035	NAP	NAP	NAP	NAP
17	Loan	G	1	Northland Center	No	Academy, Ltd.	71,685	37.6%	5/31/2030	Goodwill Industries of Houston, Inc.	20,400	10.7%	1/31/2029
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	I	1	316 Business Center	No	Gunter Construction, Inc.	7,365	7.5%	6/30/2029	Alliance Defending Freedom, Inc.	6,200	6.3%	8/31/2026
20	Loan	35	1	274 Riverside Ave	No	Northwestern Mutual (Alex Beilin)	11,575	23.6%	1/31/2035	Lime Rock	11,322	23.1%	12/31/2027
21	Loan	J	1	Hampton Inn Harrisburg West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio
22.01	Property		1	The Arches	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Paramus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6,K	3	Lubbock MHC Portfolio
23.01	Property		1	Town and Country Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Slaton MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Executive Mobile Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio
24.01	Property		1	376 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	24 Havemeyer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio
25.01	Property		1	77 Graham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	264 Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	221 Clarkson Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	1401 Sheepshead Bay Road	No	Aronoff Law P.C.	2,498	10.7%	10/31/2026 (1,974 SF); 10/31/2028 (524 SF)	Accident Lawyers of NY PLLC	2,175	9.3%	7/31/2026 (1,278 SF); 12/31/2028 (897 SF)
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	41,L	1	Sand Canyon	No	Western Refining Retail LLC	7,950	57.0%	7/19/2031	A & S Engineering Services, Inc.	6,000	43.0%	11/30/2040
30	Loan		1	Spring Hill Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	M	1	Daytona Beach MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-8

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
					2,4,25	2,4,25	2,4	2,4	2,4	2,4	2,4	2,4
1	Loan	5,9	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5,14	1	Freeway Business Park	Housing Authority of the City of Long Beach	46,915	9.5%	12/31/2034	State of California Department of Industrial Relations	37,294	7.5%	10/31/2028
4	Loan	8	1	Coral Ridge Mall	Coral Ridge 10	26,591	4.6%	1/31/2028	The Iowa Children's Museum	25,453	4.4%	1/31/2029
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1
5.01	Property		1	SOA - E. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - South Blvd & Crawfordsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gratiot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - 62nd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Roethel Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Busha	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Townline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Pendleton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - W. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V
7.01	Property		1	Harbourtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Whispering Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Maple Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Arrowhead Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Friendly Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Colonial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Sherwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Recreacres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Twinwall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.10	Property		1	Swanton Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.11	Property		1	Town and Country	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	Johnson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.13	Property		1	Rustic Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.14	Property		1	Sylvania Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.15	Property		1	Grand Rapids Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	23,24,25,26,D	1	360 Hamilton	Merrill Lynch	49,273	12.6%	10/31/2032	Webster Bank	31,718	8.1%	6/30/2028
9	Loan		1	785 Flushing Avenue	GSA - Social Security	15,089	10.7%	6/7/2029	Debevoise Discount Store	13,600	9.7%	1/31/2031
10	Loan	E	1	Redstone Corporate Center I	University Mechanical Contractors, Inc.	17,227	8.1%	12/31/2034	Old Republic Title Ltd.	10,671	5.0%	1/31/2029
11	Loan	5,27,28,29	1	Torrey Heights	Architect Therapeutics, Inc.	29,734	5.7%	9/30/2031	Actio Biosciences, Inc.	27,502	5.3%	2/28/2035
12	Loan	F	1	Forty 540 II	Synopsys, Inc	15,265	7.7%	11/30/2029	NAP	NAP	NAP	NAP
13	Loan	30	1	Fairhaven Plaza and Apartments	Pacific Northwest Retina, PLLC	3,000	12.1%	8/31/2031	Fairhaven Dermatology, PLLC	3,000	12.1%	1/31/2027
14	Loan	31	1	SpringHill Suites Green Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Ivy Bridge Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	32,33	1	535 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	G	1	Northland Center	Harbor Freight Tools	19,923	10.5%	3/31/2036	Aaron's, Inc.	10,600	5.6%	12/31/2026
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	I	1	316 Business Center	Envista Forensics, LLC	6,000	6.1%	7/31/2026	CM Systems, LLC	5,856	5.9%	9/30/2027
20	Loan	35	1	274 Riverside Ave	NCN Group (Charter Oak Equity)	5,000	10.2%	12/31/2030	Westport Wealth Management (Wealthspire Advisors, LLC)	3,446	7.0%	8/31/2026
21	Loan	J	1	Hampton Inn Harrisburg West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio
22.01	Property		1	The Arches	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Paramus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6,K	3	Lubbock MHC Portfolio
23.01	Property		1	Town and Country Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Slaton MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Executive Mobile Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio
24.01	Property		1	376 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	24 Havemeyer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio
25.01	Property		1	77 Graham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	264 Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	221 Clarkson Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	1401 Sheepshead Bay Road	Prestige Distribution Inc.	2,167	9.2%	7/31/2027	Caring Professionals, Inc.	1,943	8.3%	3/31/2031
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	41,L	1	Sand Canyon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Spring Hill Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	M	1	Daytona Beach MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
					2,4	2,4	2,4	2,4							40
1	Loan	5,9	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	2/11/2026	NAP	2/9/2026	2/5/2026	12%	No	Fee
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	NAP	12/3/2025	NAP	12/4/2025	NAP	NAP	No	Fee
3	Loan	5,14	1	Freeway Business Park	Altamed Health Services Corporation	25,317	5.1%	10/31/2030	1/26/2026	NAP	1/26/2026	1/26/2026	15%	No	Fee
4	Loan	8	1	Coral Ridge Mall	Barnes & Noble Bookseller	21,825	3.8%	1/31/2029	10/28/2025	NAP	1/7/2026	NAP	NAP	No	Fee
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1
5.01	Property		1	SOA - E. Washington	NAP	NAP	NAP	NAP	12/5/2025	NAP	12/8/2025	NAP	NAP	No	Fee
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	NAP	NAP	NAP	NAP	12/4/2025	NAP	12/5/2025	NAP	NAP	Yes - AE	Fee
5.03	Property		1	SOA - South Blvd & Crawfordsville	NAP	NAP	NAP	NAP	12/5/2025	NAP	12/8/2025	NAP	NAP	No	Fee
5.04	Property		1	SOA - Gratiot	NAP	NAP	NAP	NAP	12/9/2025	NAP	12/8/2025	NAP	NAP	No	Fee
5.05	Property		1	SOA - 62nd	NAP	NAP	NAP	NAP	12/2/2025	NAP	12/8/2025	NAP	NAP	No	Fee
5.06	Property		1	SOA - Roethel Drive	NAP	NAP	NAP	NAP	12/5/2025	NAP	12/8/2025	NAP	NAP	No	Fee
5.07	Property		1	SOA - Busha	NAP	NAP	NAP	NAP	12/5/2025	NAP	12/9/2025	NAP	NAP	No	Fee
5.08	Property		1	SOA - Townline	NAP	NAP	NAP	NAP	12/4/2025	NAP	12/9/2025	NAP	NAP	No	Fee
5.09	Property		1	SOA - Pendleton	NAP	NAP	NAP	NAP	12/2/2025	NAP	12/9/2025	NAP	NAP	No	Fee
5.10	Property		1	SOA - W. Washington	NAP	NAP	NAP	NAP	12/2/2025	NAP	12/5/2025	NAP	NAP	No	Fee
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	11/3/2025	NAP	11/4/2025	NAP	NAP	No	Fee
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V
7.01	Property		1	Harbourtown	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.02	Property		1	Whispering Pines	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.03	Property		1	Maple Grove	NAP	NAP	NAP	NAP	11/18/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.04	Property		1	Arrowhead Lake	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	Yes - A	Fee
7.05	Property		1	Friendly Village	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	Yes - AE	Fee
7.06	Property		1	Colonial	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.07	Property		1	Sherwood	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.08	Property		1	Recreacres	NAP	NAP	NAP	NAP	11/18/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.09	Property		1	Twinwall	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	Yes - AE	Fee
7.10	Property		1	Swanton Meadows	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.11	Property		1	Town and Country	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.12	Property		1	Johnson	NAP	NAP	NAP	NAP	11/19/2025	NAP	11/14/2025	NAP	NAP	Yes - AE	Fee
7.13	Property		1	Rustic Cove	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.14	Property		1	Sylvania Estates	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
7.15	Property		1	Grand Rapids Estates	NAP	NAP	NAP	NAP	11/14/2025	NAP	11/14/2025	NAP	NAP	No	Fee
8	Loan	23,24,25,26,D	1	360 Hamilton	Arch Capital	21,994	5.6%	5/31/2033	12/5/2025	NAP	11/18/2025	NAP	NAP	No	Fee
9	Loan		1	785 Flushing Avenue	Five Below	13,059	9.3%	3/31/2034	12/11/2025	NAP	12/11/2025	NAP	NAP	No	Fee
10	Loan	E	1	Redstone Corporate Center I	Expeditors International of Washington, Inc.	9,917	4.7%	1/31/2030	10/14/2025	NAP	6/17/2025	12/29/2025	8%	No	Fee
11	Loan	5,27,28,29	1	Torrey Heights	Charles River Laboratories Inc	12,966	2.5%	3/31/2037	12/12/2025	NAP	12/12/2025	12/12/2025	6%	No	Fee
12	Loan	F	1	Forty 540 II	NAP	NAP	NAP	NAP	10/15/2025	NAP	10/13/2025	NAP	NAP	No	Fee
13	Loan	30	1	Fairhaven Plaza and Apartments	Capstone Physical Therapy	2,450	9.9%	6/30/2029	1/7/2026	NAP	1/8/2026	12/30/2025	6%	No	Fee
14	Loan	31	1	SpringHill Suites Green Bay	NAP	NAP	NAP	NAP	12/10/2025	NAP	12/10/2025	NAP	NAP	No	Fee
15	Loan		1	Ivy Bridge Townhomes	NAP	NAP	NAP	NAP	12/9/2025	NAP	12/9/2025	NAP	NAP	No	Fee
16	Loan	32,33	1	535 Broadway	NAP	NAP	NAP	NAP	11/4/2025	NAP	11/4/2025	NAP	NAP	No	Fee
17	Loan	G	1	Northland Center	Harris County Toll Road Authority	10,000	5.2%	8/31/2030	2/18/2026	NAP	3/9/2026	NAP	NAP	Yes - AE	Fee
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	NAP	NAP	NAP	1/19/2026	NAP	12/15/2025	NAP	NAP	No	Fee
19	Loan	I	1	316 Business Center	GariMark Foods, Inc.	5,040	5.1%	12/31/2029	1/8/2026	NAP	1/9/2026	NAP	NAP	No	Fee
20	Loan	35	1	274 Riverside Ave	Third Constellation Consulting LLC	2,700	5.5%	4/30/2028	12/8/2025	NAP	12/8/2025	NAP	NAP	Yes - AE	Fee
21	Loan	J	1	Hampton Inn Harrisburg West	NAP	NAP	NAP	NAP	12/15/2025	NAP	12/15/2025	NAP	NAP	No	Fee
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio
22.01	Property		1	The Arches	NAP	NAP	NAP	NAP	11/21/2025	NAP	11/19/2025	NAP	NAP	No	Fee
22.02	Property		1	Paramus	NAP	NAP	NAP	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP	No	Fee
22.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP	No	Fee
22.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP	11/20/2025	NAP	11/21/2025	NAP	NAP	No	Fee
22.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP	No	Fee
22.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP	11/19/2025	NAP	11/19/2025	NAP	NAP	Yes - AE	Fee
23.00	Loan	6,K	3	Lubbock MHC Portfolio
23.01	Property		1	Town and Country Estates MHC	NAP	NAP	NAP	NAP	8/8/2025	NAP	8/8/2025	NAP	NAP	No	Fee
23.02	Property		1	Slaton MHC	NAP	NAP	NAP	NAP	11/19/2025	NAP	8/11/2025	NAP	NAP	No	Fee
23.03	Property		1	Executive Mobile Village MHC	NAP	NAP	NAP	NAP	8/11/2025	NAP	8/11/2025	NAP	NAP	No	Fee
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio
24.01	Property		1	376 Graham Avenue	NAP	NAP	NAP	NAP	12/22/2025	NAP	12/22/2025	NAP	NAP	No	Fee
24.02	Property		1	24 Havemeyer Street	NAP	NAP	NAP	NAP	12/22/2025	NAP	12/22/2025	NAP	NAP	Yes - AE	Fee
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio
25.01	Property		1	77 Graham	NAP	NAP	NAP	NAP	11/18/2025	NAP	11/18/2025	NAP	NAP	No	Fee
25.02	Property		1	264 Albany	NAP	NAP	NAP	NAP	11/18/2025	NAP	11/18/2025	NAP	NAP	No	Fee
25.03	Property		1	221 Clarkson Ave	NAP	NAP	NAP	NAP	11/18/2025	NAP	11/18/2025	NAP	NAP	No	Fee
26	Loan		1	1401 Sheepshead Bay Road	Health Spa NYC LLC	1,536	6.5%	9/30/2030	12/30/2025	NAP	1/8/2026	NAP	NAP	No	Fee
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	NAP	NAP	NAP	1/16/2026	NAP	1/16/2026	NAP	NAP	No	Fee
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	NAP	NAP	NAP	12/30/2025	NAP	12/30/2025	NAP	NAP	No	Fee
29	Loan	41,L	1	Sand Canyon	NAP	NAP	NAP	NAP	1/13/2026	NAP	12/18/2025	12/18/2025	13%	No	Fee
30	Loan		1	Spring Hill Village Apartments	NAP	NAP	NAP	NAP	12/3/2025	NAP	12/2/2025	NAP	NAP	No	Fee
31	Loan	M	1	Daytona Beach MHC	NAP	NAP	NAP	NAP	11/18/2025	NAP	11/18/2025	NAP	NAP	Yes - AE	Fee

A-1-10

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)

1	Loan	5,9	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	NAP	0	163,398	1,272,443	127,244	0	260,176
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing
3	Loan	5,14	1	Freeway Business Park	NAP	NAP	NAP	NAP	0	101,204	0	Springing	240,000	10,293
4	Loan	8	1	Coral Ridge Mall	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1					258,198	63,314	63,298	20,846	325,000	7,032
5.01	Property		1	SOA - E. Washington	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - South Blvd & Crawfordsville	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gratiot	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - 62nd	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Roethel Drive	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Busha	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Townline	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Pendleton	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - W. Washington	NAP	NAP	NAP	NAP
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V					105,000	49,441	140,305	16,110	655,395	9,729
7.01	Property		1	Harbourtown	NAP	NAP	NAP	NAP
7.02	Property		1	Whispering Pines	NAP	NAP	NAP	NAP
7.03	Property		1	Maple Grove	NAP	NAP	NAP	NAP
7.04	Property		1	Arrowhead Lake	NAP	NAP	NAP	NAP
7.05	Property		1	Friendly Village	NAP	NAP	NAP	NAP
7.06	Property		1	Colonial	NAP	NAP	NAP	NAP
7.07	Property		1	Sherwood	NAP	NAP	NAP	NAP
7.08	Property		1	Recreacres	NAP	NAP	NAP	NAP
7.09	Property		1	Twinwall	NAP	NAP	NAP	NAP
7.10	Property		1	Swanton Meadows	NAP	NAP	NAP	NAP
7.11	Property		1	Town and Country	NAP	NAP	NAP	NAP
7.12	Property		1	Johnson	NAP	NAP	NAP	NAP
7.13	Property		1	Rustic Cove	NAP	NAP	NAP	NAP
7.14	Property		1	Sylvania Estates	NAP	NAP	NAP	NAP
7.15	Property		1	Grand Rapids Estates	NAP	NAP	NAP	NAP
8	Loan	23,24,25,26,D	1	360 Hamilton	NAP	NAP	NAP	NAP	690,657	217,223	30,671	30,671	7,700,000	Springing
9	Loan		1	785 Flushing Avenue	NAP	NAP	NAP	NAP	210,500	70,167	76,421	25,474	0	1,990
10	Loan	E	1	Redstone Corporate Center I	NAP	NAP	NAP	NAP	143,994	35,998	0	Springing	0	7,600
11	Loan	5,27,28,29	1	Torrey Heights	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing
12	Loan	F	1	Forty 540 II	NAP	NAP	NAP	NAP	167,302	26,616	0	Springing	0	3,308
13	Loan	30	1	Fairhaven Plaza and Apartments	NAP	NAP	NAP	NAP	94,158	18,832	3,833	3,833	0	2,228
14	Loan	31	1	SpringHill Suites Green Bay	NAP	NAP	NAP	NAP	34,563	11,521	48,012	8,002	0	17,013
15	Loan		1	Ivy Bridge Townhomes	NAP	NAP	NAP	NAP	36,297	36,297	0	Springing	0	2,845
16	Loan	32,33	1	535 Broadway	NAP	NAP	NAP	NAP	98,042	32,681	6,528	Springing	0	Springing
17	Loan	G	1	Northland Center	NAP	NAP	NAP	NAP	215,633	53,908	0	Springing	0	3,176
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	NAP	NAP	NAP	54,760	8,089	0	Springing	0	723
19	Loan	I	1	316 Business Center	NAP	NAP	NAP	NAP	45,776	11,444	0	Springing	0	1,812
20	Loan	35	1	274 Riverside Ave	NAP	NAP	NAP	NAP	0	11,823	0	Springing	0	1,186
21	Loan	J	1	Hampton Inn Harrisburg West	NAP	NAP	NAP	NAP	91,048	11,381	0	8,996	500,000	20,606
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio					0	Springing	0	Springing	0	0
22.01	Property		1	The Arches	NAP	NAP	NAP	NAP
22.02	Property		1	Paramus	NAP	NAP	NAP	NAP
22.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP
22.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP
22.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP
22.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP
23.00	Loan	6,K	3	Lubbock MHC Portfolio					5,137	1,712	6,263	3,132	55,000	1,163
23.01	Property		1	Town and Country Estates MHC	NAP	NAP	NAP	NAP
23.02	Property		1	Slaton MHC	NAP	NAP	NAP	NAP
23.03	Property		1	Executive Mobile Village MHC	NAP	NAP	NAP	NAP
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio					7,180	3,590	0	Springing	0	271
24.01	Property		1	376 Graham Avenue	NAP	NAP	NAP	NAP
24.02	Property		1	24 Havemeyer Street	NAP	NAP	NAP	NAP
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio					4,085	4,085	12,216	2,036	0	479
25.01	Property		1	77 Graham	NAP	NAP	NAP	NAP
25.02	Property		1	264 Albany	NAP	NAP	NAP	NAP
25.03	Property		1	221 Clarkson Ave	NAP	NAP	NAP	NAP
26	Loan		1	1401 Sheepshead Bay Road	NAP	NAP	NAP	NAP	42,344	10,586	33,241	6,648	0	704
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	NAP	NAP	NAP	20,009	5,002	2,598	866	0	713
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	NAP	NAP	NAP	0	13,710	0	Springing	0	1,029
29	Loan	41,L	1	Sand Canyon	NAP	NAP	NAP	NAP	0	12,908	3,791	3,791	45,000	288
30	Loan		1	Spring Hill Village Apartments	NAP	NAP	NAP	NAP	16,627	16,627	7,345	7,345	0	1,625
31	Loan	M	1	Daytona Beach MHC	NAP	NAP	NAP	NAP	6,475	1,619	10,182	3,394	13,000	329

A-1-11

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
							35						22	38
1	Loan	5,9	1	Hilton Waterfront Beach Resort	0	0	0	0	0	0	0	0	0	0
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	0	0	0	0	0	0	0	0	0	0
3	Loan	5,14	1	Freeway Business Park	0	0	41,171	1,482,165	0	0	0	0	18,234,780	0
4	Loan	8	1	Coral Ridge Mall	286,444	356,250	69,764	0	0	0	0	0	0	Springing
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	0	0	0	0	0	0	0	104,621	0	0
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	0	0	Springing	0	0	0	0	0	0	0
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	0	0	0	0	0	0	0	1,758,846	1,000,000	0
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	500,000	1,936,877	65,300	0	0	0	0	0	4,875,826	0
9	Loan		1	785 Flushing Avenue	0	1,999,600	11,701	427,324	0	0	0	69,063	500,000	0
10	Loan	E	1	Redstone Corporate Center I	0	1,650,000	35,345	0	0	0	0	0	860,194	0
11	Loan	5,27,28,29	1	Torrey Heights	156,181	0	Springing	An amount equal to $125 per rentable square foot of the applicable Major Lease space.	0	0	0	0	21,129,162	0
12	Loan	F	1	Forty 540 II	100,000	0	16,542	0	0	0	0	0	0	Springing
13	Loan	30	1	Fairhaven Plaza and Apartments	0	100,000	Springing	100,000	0	0	0	0	0	0
14	Loan	31	1	SpringHill Suites Green Bay	0	0	0	0	0	0	0	0	2,121,259	Springing
15	Loan		1	Ivy Bridge Townhomes	0	0	0	0	0	0	0	5,688	0	0
16	Loan	32,33	1	535 Broadway	0	0	0	0	0	0	0	0	231,875	0
17	Loan	G	1	Northland Center	0	0	15,879	0	0	0	0	0	179,563	0
18	Loan	8,34,H	1	Guardian Storage North Strabane	26,010	0	0	0	0	0	0	0	0	0
19	Loan	I	1	316 Business Center	0	0	4,119	0	0	0	0	0	13,260	0
20	Loan	35	1	274 Riverside Ave	0	250,000	6,135	$250,000 (Once the balance in the TI/LC Reserve Account drops below $100,000, after Lime Rock Management, LP, or a new tenant has leased the Lime Rock space at prevailing market terms acceptable to lender).	0	0	0	62,500	142,403	0
21	Loan	J	1	Hampton Inn Harrisburg West	0	0	0	0	0	0	0	0	70,500	Springing
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	0	0	Springing	0	0	0	0	0	175,986	39,967
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	0	0	0	0	0	0	0	139,829	0	0
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	0	0	70	0	0	0	0	35,063	0	0
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	0	0	0	0	0	0	0	0	0	0
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	0	110,000	Springing	110,000	0	0	0	0	0	0
27	Loan		1	Stor-N-Lock #27 - Boise Airport	0	0	0	0	0	0	0	0	0	0
28	Loan		1	ClearHome Self Storage, Loveland CO	0	0	0	0	0	0	0	10,625	0	0
29	Loan	41,L	1	Sand Canyon	0	0	0	0	0	0	0	33,438	0	0
30	Loan		1	Spring Hill Village Apartments	0	0	0	0	0	0	0	0	0	0
31	Loan	M	1	Daytona Beach MHC	0	0	0	0	0	0	0	19,250	0	Springing

A-1-12

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
					9,22		33
1	Loan	5,9	1	Hilton Waterfront Beach Resort	PIP Reserve	0	$0
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	NAP	0	$0
3	Loan	5,14	1	Freeway Business Park	Landlord Obligation Reserve ($16,666,339); Free Rent Reserve ($1,568,441)	0	$0
4	Loan	8	1	Coral Ridge Mall	Anchor Reserve	0	$0
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	NAP	0	$0
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP	0	$0
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	Wastewater Reserve Fund	0	$0
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	Outstanding TI Reserve ($2,575,039.29), Free Rent Reserve ($2,300,786.84)	0	$0
9	Loan		1	785 Flushing Avenue	Burlington Reserve	0	$0
10	Loan	E	1	Redstone Corporate Center I	Rent Concession Reserve ($537,189); Existing TI/LC Reserve ($323,005)	0	$0
11	Loan	5,27,28,29	1	Torrey Heights	Specified Tenant Reserve	0	$0
12	Loan	F	1	Forty 540 II	Trigger Event Collateral Funds (Springing); Renesas Termination Reserve (Springing); Major Tenant Go-Dark/Sublease Trigger Reserve (Springing)	0	$0
13	Loan	30	1	Fairhaven Plaza and Apartments	NAP	0	$0
14	Loan	31	1	SpringHill Suites Green Bay	Seasonality Reserve Funds (Upfront: $50,000, Monthly: Springing), PIP Reserve (Initial: $2,071,259, Monthly: Springing)	0	$0
15	Loan		1	Ivy Bridge Townhomes	NAP	0	$0
16	Loan	32,33	1	535 Broadway	Outstanding Obligation Reserve	0	$2,700,000
17	Loan	G	1	Northland Center	Outstanding TI Reserve ($150,000); Free Rent Reserve ($29,563)	0	$0
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	0	$0
19	Loan	I	1	316 Business Center	Rent Concession Reserve (Upfront: $4,869); Existing TI/LC Reserve (Upfront: $8,391)	0	$0
20	Loan	35	1	274 Riverside Ave	Beilin Group Free Rent Reserve ($127,325); Harley Capital Free Rent Reserve ($15,078)	0	$0
21	Loan	J	1	Hampton Inn Harrisburg West	PIP Reserve	0	$0
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	Ground Lease Reserve	0	$0
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	NAP	0	$0
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	NAP	0	$0
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	NAP	0	$0
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	NAP	0	$0
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	0	$0
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	0	$0
29	Loan	41,L	1	Sand Canyon	NAP	0	$0
30	Loan		1	Spring Hill Village Apartments	NAP	0	$0
31	Loan	M	1	Daytona Beach MHC	Litigation Reserve	0	$0

A-1-13

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description

1	Loan	5,9	1	Hilton Waterfront Beach Resort	NAP
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	NAP
3	Loan	5,14	1	Freeway Business Park	NAP
4	Loan	8	1	Coral Ridge Mall	NAP
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	NAP
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	NAP
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	NAP
9	Loan		1	785 Flushing Avenue	NAP
10	Loan	E	1	Redstone Corporate Center I	NAP
11	Loan	5,27,28,29	1	Torrey Heights	NAP
12	Loan	F	1	Forty 540 II	NAP
13	Loan	30	1	Fairhaven Plaza and Apartments	NAP
14	Loan	31	1	SpringHill Suites Green Bay	NAP
15	Loan		1	Ivy Bridge Townhomes	NAP
16	Loan	32,33	1	535 Broadway	Pop Mart Holdback Reserve - Provided no event of default exists, Lender shall disburse all amounts on deposit in the Pop Mart Holdback Reserve Account upon receipt of (i) the re-issued tenant letter of credit in the name of the borrower pursuant to the
					loan agreement and (ii) evidence acceptable to lender that Pop Mart is open for business and operating during its normal business hours which evidence may be in the form of an estoppel from Pop Mart or such other form acceptable to lender.
17	Loan	G	1	Northland Center	NAP
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP
19	Loan	I	1	316 Business Center	NAP
20	Loan	35	1	274 Riverside Ave	NAP
21	Loan	J	1	Hampton Inn Harrisburg West	NAP
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	NAP
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	NAP
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	NAP
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	NAP
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	NAP
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP
29	Loan	41,L	1	Sand Canyon	NAP
30	Loan		1	Spring Hill Village Apartments	NAP
31	Loan	M	1	Daytona Beach MHC	NAP

A-1-14

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
						37,39
1	Loan	5,9	1	Hilton Waterfront Beach Resort	Hard	Springing	Yes	No	Yes	Yes	80,000,000	47,000,000	242,512.93	655,300.89
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	Hard	Springing	Yes	No	Yes	No	69,000,000	2,478,800,000	11,011,685.34	11,366,071.47
3	Loan	5,14	1	Freeway Business Park	Hard	Springing	Yes	Yes	Yes	Yes	65,000,000	30,000,000	152,691.67	483,523.61
4	Loan	8	1	Coral Ridge Mall	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	Hard	Springing	No	Yes	Yes	Yes	60,000,000	80,000,000	456,047.22	798,082.64
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
9	Loan		1	785 Flushing Avenue	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
10	Loan	E	1	Redstone Corporate Center I	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
11	Loan	5,27,28,29	1	Torrey Heights	Hard	Springing	Yes	Yes	Yes	No	33,000,000	333,500,000	1,400,012.32	1,538,539.43
12	Loan	F	1	Forty 540 II	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
13	Loan	30	1	Fairhaven Plaza and Apartments	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
14	Loan	31	1	SpringHill Suites Green Bay	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Ivy Bridge Townhomes	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
16	Loan	32,33	1	535 Broadway	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
17	Loan	G	1	Northland Center	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
18	Loan	8,34,H	1	Guardian Storage North Strabane	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
19	Loan	I	1	316 Business Center	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
20	Loan	35	1	274 Riverside Ave	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
21	Loan	J	1	Hampton Inn Harrisburg West	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	Hard	In Place	Yes	Yes	Yes	No	10,000,000	150,000,000	688,937.50	734,866.67
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Stor-N-Lock #27 - Boise Airport	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
29	Loan	41,L	1	Sand Canyon	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Spring Hill Village Apartments	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
31	Loan	M	1	Daytona Beach MHC	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP

A-1-15

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)

1	Loan	5,9	1	Hilton Waterfront Beach Resort	NAP	NAP	127,000,000	655,300.89	58.0%	1.79	13.5%	NAP	NAP	NAP	NAP
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	902,200,000	5.33423162879628%	3,450,000,000	15,432,225.35	49.1%	3.28	18.3%	NAP	NAP	NAP	NAP
3	Loan	5,14	1	Freeway Business Park	NAP	NAP	95,000,000	483,523.61	60.5%	1.99	12.6%	NAP	NAP	NAP	NAP
4	Loan	8	1	Coral Ridge Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP	NAP	140,000,000	798,082.64	50.8%	2.40	17.4%	NAP	NAP	NAP	NAP
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		1	785 Flushing Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	E	1	Redstone Corporate Center I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5,27,28,29	1	Torrey Heights	98,500,000	5.73917129441624%	465,000,000	2,016,172.66	64.3%	1.61	8.5%	NAP	NAP	NAP	NAP
12	Loan	F	1	Forty 540 II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	30	1	Fairhaven Plaza and Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	31	1	SpringHill Suites Green Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan		1	Ivy Bridge Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	32,33	1	535 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	G	1	Northland Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	I	1	316 Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	35	1	274 Riverside Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	J	1	Hampton Inn Harrisburg West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	NAP	NAP	160,000,000	734,866.67	75.9%	1.10	6.1%	NAP	NAP	NAP	NAP
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	41,L	1	Sand Canyon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Spring Hill Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	M	1	Daytona Beach MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor

1	Loan	5,9	1	Hilton Waterfront Beach Resort	NAP	NAP	NAP	No	NAP	The Mayer Corporation
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	Yes	Mezzanine	Blackstone Real Estate Partners IX L.P.
3	Loan	5,14	1	Freeway Business Park	NAP	NAP	NAP	No	NAP	Omninet Capital, LLC
4	Loan	8	1	Coral Ridge Mall	NAP	NAP	NAP	No	NAP	GGP LLC
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	NAP	NAP	NAP	No	NAP	Storage of America
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP	NAP	NAP	No	NAP	Nuveen Real Estate and PIMCO Prime Real Estate
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	NAP	NAP	NAP	No	NAP	Kwame Granderson, Steven Anderson and Bradley Froling
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	NAP	NAP	NAP	No	NAP	TKF Burnside Real Estate Partners
9	Loan		1	785 Flushing Avenue	NAP	NAP	NAP	No	NAP	Patricia Lampl
10	Loan	E	1	Redstone Corporate Center I	NAP	NAP	NAP	No	NAP	Felton Properties, Inc.
11	Loan	5,27,28,29	1	Torrey Heights	NAP	NAP	NAP	Yes	Mezzanine	Breakthrough Properties Income Portfolio, L.P.
12	Loan	F	1	Forty 540 II	NAP	NAP	NAP	No	NAP	DRA Advisors and Edgewater Ventures.
13	Loan	30	1	Fairhaven Plaza and Apartments	NAP	NAP	NAP	No	NAP	Fairhaven Plaza HoldCo LLC
14	Loan	31	1	SpringHill Suites Green Bay	NAP	NAP	NAP	No	NAP	Accomplish Commercial Real Estate Holdings, LLC
15	Loan		1	Ivy Bridge Townhomes	NAP	NAP	NAP	No	NAP	Mark Van Epps
16	Loan	32,33	1	535 Broadway	NAP	NAP	NAP	No	NAP	Saeed Hakakian
17	Loan	G	1	Northland Center	NAP	NAP	NAP	No	NAP	David Z. Mafrige
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	NAP	NAP	No	NAP	Steven H. Cohen
19	Loan	I	1	316 Business Center	NAP	NAP	NAP	No	NAP	Michael Godin
20	Loan	35	1	274 Riverside Ave	NAP	NAP	NAP	No	NAP	Lexham Realty Advisors
21	Loan	J	1	Hampton Inn Harrisburg West	NAP	NAP	NAP	No	NAP	Manish Shah and Bijesh Shah
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	NAP	NAP	NAP	No	NAP	Haven Propco I LP
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	NAP	NAP	NAP	No	NAP	Castle Peak Communities
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	NAP	NAP	NAP	No	NAP	Miriam Biederman
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	NAP	NAP	NAP	No	NAP	Jacob Schwimmer and David Templer
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	NAP	NAP	NAP	No	NAP	Babis Krasanakis
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	NAP	NAP	No	NAP	Alan R. Jones
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	NAP	NAP	No	NAP	VanWest Partners
29	Loan	41,L	1	Sand Canyon	NAP	NAP	NAP	No	NAP	Ahmad Ghaderi
30	Loan		1	Spring Hill Village Apartments	NAP	NAP	NAP	No	NAP	Richard Algoo
31	Loan	M	1	Daytona Beach MHC	NAP	NAP	NAP	No	NAP	COARE Communities

A-1-17

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)
						19
1	Loan	5,9	1	Hilton Waterfront Beach Resort	Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust	No	No	Refinance		127,000,000
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	Blackstone Real Estate Partners IX-TE (AIV) L.P.	No	No	Refinance	Y	2,547,800,000
3	Loan	5,14	1	Freeway Business Park	Benjamin Nazarian and Neil Kadisha	No	No	Refinance		95,000,000
4	Loan	8	1	Coral Ridge Mall	BPR Nimbus LLC	No	No	Refinance	Y	62,000,000
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	Robert B. Walker	No	No	Refinance		61,500,000
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard	Five Oaks Place Operating LP	No	No	Refinance		140,000,000
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	Kwame Granderson, Steven Anderson and Bradley Froling	Yes	No	Refinance		54,000,000
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village					Y
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton	Richard Clark and Dennis Friedrich	No	No	Acquisition		49,000,000
9	Loan		1	785 Flushing Avenue	Patricia Lampl and Patricia G. Lampl Trust	No	No	Refinance		37,000,000
10	Loan	E	1	Redstone Corporate Center I	Matthew J. Felton	No	No	Acquisition		33,240,000
11	Loan	5,27,28,29	1	Torrey Heights	NAP	No	No	Refinance		366,500,000
12	Loan	F	1	Forty 540 II	DRA Growth and Income Master Fund XI-C, LLC and DRA G&I Fund XI Holdco Real Estate Investment Trust	No	No	Acquisition		30,680,000
13	Loan	30	1	Fairhaven Plaza and Apartments	John L. Kelley, III, William L. Gaskins and The William L. Gaskins Trust	No	No	Acquisition		20,500,000
14	Loan	31	1	SpringHill Suites Green Bay	Andrea Scott, Brendan Johnson, and Linzey Erickson	No	No	Refinance	Y	17,000,000
15	Loan		1	Ivy Bridge Townhomes	Mark Van Epps	No	No	Refinance		16,000,000
16	Loan	32,33	1	535 Broadway	Saeed Hakakian	No	No	Acquisition
17	Loan	G	1	Northland Center	David Z. Mafrige	No	No	Refinance
18	Loan	8,34,H	1	Guardian Storage North Strabane	Steven H. Cohen	No	No	Refinance
19	Loan	I	1	316 Business Center	Michael Godin	No	No	Refinance
20	Loan	35	1	274 Riverside Ave	Marc K. Lewis	No	No	Refinance
21	Loan	J	1	Hampton Inn Harrisburg West	Manish Shah and Bijesh Shah	No	No	Acquisition
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	Haven Propco I LP	No	No	Refinance
22.01	Property		1	The Arches					Y
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse					Y
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio	Andrew Pollack and Benjamin Braband	No	No	Acquisition
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	Miriam Biederman	No	No	Refinance
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	Jacob Schwimmer and David Templer	No	No	Refinance
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany					Y
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road	Babis Krasanakis	No	No	Refinance
27	Loan		1	Stor-N-Lock #27 - Boise Airport	Alan R. Jones	No	No	Refinance
28	Loan		1	ClearHome Self Storage, Loveland CO	Jacob Vanderslice and Wade Buxton	No	No	Refinance
29	Loan	41,L	1	Sand Canyon	Ahmad Ghaderi and Susan L. Ghaderi	No	No	Refinance
30	Loan		1	Spring Hill Village Apartments	Richard Algoo	No	No	Acquisition
31	Loan	M	1	Daytona Beach MHC	Hansel Rodriguez	No	No	Refinance

A-1-18

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)
									21	26		22
1	Loan	5,9	1	Hilton Waterfront Beach Resort	0	0	0	127,000,000	123,853,007	0	1,371,652	1,272,443	502,898	0	127,000,000	7/31/2030	351.22
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	0	902,200,000	0	3,450,000,000	3,150,000,400	0	8,525,349	0	291,474,251	0	3,450,000,000	NAP	336.06
3	Loan	5,14	1	Freeway Business Park	0	0	0	95,000,000	63,338,236	0	898,056	18,474,780	12,288,928	0	95,000,000	NAP	NAP
4	Loan	8	1	Coral Ridge Mall	2,448,747	0	0	64,448,747	63,676,697	0	415,799	356,250	0	0	64,448,747	NAP	NAP
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	0	0	0	61,500,000	46,022,390	0	1,506,255	751,117	13,220,238	0	61,500,000	NAP	NAP
5.01	Property		1	SOA - E. Washington												NAP	NAP
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg												NAP	NAP
5.03	Property		1	SOA - South Blvd & Crawfordsville												NAP	NAP
5.04	Property		1	SOA - Gratiot												NAP	NAP
5.05	Property		1	SOA - 62nd												NAP	NAP
5.06	Property		1	SOA - Roethel Drive												NAP	NAP
5.07	Property		1	SOA - Busha												NAP	NAP
5.08	Property		1	SOA - Townline												NAP	NAP
5.09	Property		1	SOA - Pendleton												NAP	NAP
5.10	Property		1	SOA - W. Washington												NAP	NAP
6	Loan	5,B	1	1500 Post Oak Boulevard	392,713	0	0	140,392,713	139,251,999	0	1,140,714	0	0	0	140,392,713	NAP	NAP
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	0	0	0	54,000,000	47,385,069	0	2,853,839	3,659,547	101,546	0	54,000,000	NAP	NAP
7.01	Property		1	Harbourtown												NAP	NAP
7.02	Property		1	Whispering Pines												NAP	NAP
7.03	Property		1	Maple Grove												NAP	NAP
7.04	Property		1	Arrowhead Lake												NAP	NAP
7.05	Property		1	Friendly Village												NAP	NAP
7.06	Property		1	Colonial												NAP	NAP
7.07	Property		1	Sherwood												NAP	NAP
7.08	Property		1	Recreacres												NAP	NAP
7.09	Property		1	Twinwall												NAP	NAP
7.10	Property		1	Swanton Meadows												NAP	NAP
7.11	Property		1	Town and Country												NAP	NAP
7.12	Property		1	Johnson												NAP	NAP
7.13	Property		1	Rustic Cove												NAP	NAP
7.14	Property		1	Sylvania Estates												NAP	NAP
7.15	Property		1	Grand Rapids Estates												NAP	NAP
8	Loan	23,24,25,26,D	1	360 Hamilton	25,566,137	0	0	74,566,137	0	56,652,366	2,679,740	15,234,031	0	0	74,566,137	NAP	NAP
9	Loan		1	785 Flushing Avenue	0	0	0	37,000,000	27,886,108	0	3,162,789	2,855,584	3,095,520	0	37,000,000	NAP	NAP
10	Loan	E	1	Redstone Corporate Center I	17,735,834	0	1,344,491	52,320,325	0	48,473,500	1,192,637	2,654,188	0	0	52,320,325	NAP	NAP
11	Loan	5,27,28,29	1	Torrey Heights	0	98,500,000	0	465,000,000	340,034,733	0	4,844,881	21,129,162	98,991,224	0	465,000,000	NAP	NAP
12	Loan	F	1	Forty 540 II	15,775,264	0	194,278	46,649,541	0	45,450,000	1,032,239	167,302	0	0	46,649,541	NAP	NAP
13	Loan	30	1	Fairhaven Plaza and Apartments	8,019,104	0	0	28,519,104	0	27,650,000	671,113	197,991	0	0	28,519,104	NAP	NAP
14	Loan	31	1	SpringHill Suites Green Bay	3,363,719	0	0	20,363,719	17,937,698	0	222,187	2,203,834	0	0	20,363,719	9/11/2039	162.15
15	Loan		1	Ivy Bridge Townhomes	0	0	0	16,000,000	10,062,237	0	925,512	41,985	4,970,266	0	16,000,000	NAP	NAP
16	Loan	32,33	1	535 Broadway												NAP	NAP
17	Loan	G	1	Northland Center												NAP	NAP
18	Loan	8,34,H	1	Guardian Storage North Strabane												NAP	NAP
19	Loan	I	1	316 Business Center												NAP	NAP
20	Loan	35	1	274 Riverside Ave												NAP	NAP
21	Loan	J	1	Hampton Inn Harrisburg West												2/29/2036	134.71
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio												NAP	NAP
22.01	Property		1	The Arches												NAP	NAP
22.02	Property		1	Paramus												NAP	NAP
22.03	Property		1	276 Grand Concourse												NAP	NAP
22.04	Property		1	Corporate Hill IV												NAP	NAP
22.05	Property		1	The Illustrator												NAP	NAP
22.06	Property		1	25 Vreeland												NAP	NAP
23.00	Loan	6,K	3	Lubbock MHC Portfolio												NAP	NAP
23.01	Property		1	Town and Country Estates MHC												NAP	NAP
23.02	Property		1	Slaton MHC												NAP	NAP
23.03	Property		1	Executive Mobile Village MHC												NAP	NAP
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio												NAP	NAP
24.01	Property		1	376 Graham Avenue												NAP	NAP
24.02	Property		1	24 Havemeyer Street												NAP	NAP
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio												NAP	NAP
25.01	Property		1	77 Graham												NAP	NAP
25.02	Property		1	264 Albany												NAP	NAP
25.03	Property		1	221 Clarkson Ave												NAP	NAP
26	Loan		1	1401 Sheepshead Bay Road												NAP	NAP
27	Loan		1	Stor-N-Lock #27 - Boise Airport												NAP	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO												NAP	NAP
29	Loan	41,L	1	Sand Canyon												NAP	NAP
30	Loan		1	Spring Hill Village Apartments												NAP	NAP
31	Loan	M	1	Daytona Beach MHC												NAP	NAP

A-1-19

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	5,9	1	Hilton Waterfront Beach Resort	248.07	70.6%	351.53	248.08	70.6%	350.63	247.66	70.6%	355.24	240.73	67.8%
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)	318.44	94.8%	328.90	309.68	94.2%	340.58	324.22	95.2%	335.10	312.90	93.4%
3	Loan	5,14	1	Freeway Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	8	1	Coral Ridge Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	SOA - E. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	SOA - South Blvd & Crawfordsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	SOA - Gratiot	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	SOA - 62nd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	SOA - Roethel Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	SOA - Busha	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	SOA - Townline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	SOA - Pendleton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	SOA - W. Washington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5,B	1	1500 Post Oak Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	Harbourtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	Whispering Pines	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	Maple Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	Arrowhead Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.05	Property		1	Friendly Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.06	Property		1	Colonial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.07	Property		1	Sherwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.08	Property		1	Recreacres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.09	Property		1	Twinwall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.10	Property		1	Swanton Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.11	Property		1	Town and Country	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.12	Property		1	Johnson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.13	Property		1	Rustic Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.14	Property		1	Sylvania Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.15	Property		1	Grand Rapids Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	23,24,25,26,D	1	360 Hamilton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan		1	785 Flushing Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	E	1	Redstone Corporate Center I	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5,27,28,29	1	Torrey Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	F	1	Forty 540 II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	30	1	Fairhaven Plaza and Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	31	1	SpringHill Suites Green Bay	104.20	64.3%	162.15	104.20	64.3%	152.61	100.55	65.9%	153.71	104.08	67.7%
15	Loan		1	Ivy Bridge Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	32,33	1	535 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	G	1	Northland Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	8,34,H	1	Guardian Storage North Strabane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	I	1	316 Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	35	1	274 Riverside Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	J	1	Hampton Inn Harrisburg West	103.56	76.9%	134.71	103.56	76.9%	132.36	93.14	70.4%	134.40	98.26	73.1%
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.01	Property		1	The Arches	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Paramus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	276 Grand Concourse	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Corporate Hill IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	The Illustrator	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.06	Property		1	25 Vreeland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6,K	3	Lubbock MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Town and Country Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Slaton MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Executive Mobile Village MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1	376 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	24 Havemeyer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	77 Graham	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	264 Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	221 Clarkson Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		1	1401 Sheepshead Bay Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		1	Stor-N-Lock #27 - Boise Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		1	ClearHome Self Storage, Loveland CO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	41,L	1	Sand Canyon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Spring Hill Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	M	1	Daytona Beach MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

BANK5 2026-5YR21

Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry

1	Loan	5,9	1	Hilton Waterfront Beach Resort
2	Loan	5,8,10,11,12,13,A	1	CityCenter (Aria & Vdara)
3	Loan	5,14	1	Freeway Business Park
4	Loan	8	1	Coral Ridge Mall
5.00	Loan	6,7,8,15	10	Storage of America Portfolio 1
5.01	Property		1	SOA - E. Washington
5.02	Property		1	SOA - Shiloh Springs & Shiloh Pkg
5.03	Property		1	SOA - South Blvd & Crawfordsville
5.04	Property		1	SOA - Gratiot
5.05	Property		1	SOA - 62nd
5.06	Property		1	SOA - Roethel Drive
5.07	Property		1	SOA - Busha
5.08	Property		1	SOA - Townline
5.09	Property		1	SOA - Pendleton
5.10	Property		1	SOA - W. Washington
6	Loan	5,B	1	1500 Post Oak Boulevard
7.00	Loan	6,16,17,18,19,20,21,22,C	15	MHC Fund V
7.01	Property		1	Harbourtown
7.02	Property		1	Whispering Pines
7.03	Property		1	Maple Grove
7.04	Property		1	Arrowhead Lake
7.05	Property		1	Friendly Village
7.06	Property		1	Colonial
7.07	Property		1	Sherwood
7.08	Property		1	Recreacres
7.09	Property		1	Twinwall
7.10	Property		1	Swanton Meadows
7.11	Property		1	Town and Country
7.12	Property		1	Johnson
7.13	Property		1	Rustic Cove
7.14	Property		1	Sylvania Estates
7.15	Property		1	Grand Rapids Estates
8	Loan	23,24,25,26,D	1	360 Hamilton
9	Loan		1	785 Flushing Avenue
10	Loan	E	1	Redstone Corporate Center I
11	Loan	5,27,28,29	1	Torrey Heights
12	Loan	F	1	Forty 540 II
13	Loan	30	1	Fairhaven Plaza and Apartments
14	Loan	31	1	SpringHill Suites Green Bay
15	Loan		1	Ivy Bridge Townhomes
16	Loan	32,33	1	535 Broadway
17	Loan	G	1	Northland Center
18	Loan	8,34,H	1	Guardian Storage North Strabane
19	Loan	I	1	316 Business Center
20	Loan	35	1	274 Riverside Ave
21	Loan	J	1	Hampton Inn Harrisburg West
22.00	Loan	5,6,7,36,37,38,39,40	6	Haven Leased Fee Portfolio
22.01	Property		1	The Arches
22.02	Property		1	Paramus
22.03	Property		1	276 Grand Concourse
22.04	Property		1	Corporate Hill IV
22.05	Property		1	The Illustrator
22.06	Property		1	25 Vreeland
23.00	Loan	6,K	3	Lubbock MHC Portfolio
23.01	Property		1	Town and Country Estates MHC
23.02	Property		1	Slaton MHC
23.03	Property		1	Executive Mobile Village MHC
24.00	Loan	6,7	2	Graham & Havemeyer Portfolio
24.01	Property		1	376 Graham Avenue
24.02	Property		1	24 Havemeyer Street
25.00	Loan	6,7	3	Brooklyn Multifamily Portfolio
25.01	Property		1	77 Graham
25.02	Property		1	264 Albany
25.03	Property		1	221 Clarkson Ave
26	Loan		1	1401 Sheepshead Bay Road
27	Loan		1	Stor-N-Lock #27 - Boise Airport
28	Loan		1	ClearHome Self Storage, Loveland CO
29	Loan	41,L	1	Sand Canyon
30	Loan		1	Spring Hill Village Apartments
31	Loan	M	1	Daytona Beach MHC

A-1-21

BANK5 2026-5YR21

Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; BANA—Bank of America, National Association; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; JPMCB—JPMorgan Chase Bank, National Association.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced Mortgage Loan, pari passu loan primary servicing fee rate, in each case applicable to the related Mortgage Loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See "Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest Mortgage Loans and tenants that occupy 50% or more of the net rentable area at their respective mortgaged properties.

(5)	With respect to Mortgage Loan No. 1, Hilton Waterfront Beach Resort, Mortgage Loan No. 2, CityCenter (Aria & Vdara), Mortgage Loan No. 3, Freeway Business Park, Mortgage Loan No. 6, 1500 Post Oak Boulevard, Mortgage Loan No. 11, Torrey Heights and Mortgage Loan No. 22, Haven Leased Fee Portfolio, such Mortgage Loans are each part of a Whole Loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 5, Storage of America Portfolio 1, Mortgage Loan No. 7, MHC Fund V, Mortgage Loan No. 22, Haven Leased Fee Portfolio, Mortgage Loan No. 23, Lubbock MHC Portfolio, Mortgage Loan No. 24, Graham & Havemeyer Portfolio, and Mortgage Loan No. 25, Brooklyn Multifamily Portfolio, such Mortgage Loans are secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such mortgage loans, all LTV, DSCR, Debt Yield and Cut-Off Date Balance per SF/Units/Rooms/Pads/Spaces calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 5, Storage of America Portfolio 1, Mortgage Loan No. 22, Haven Leased Fee Portfolio, Mortgage Loan No. 24, Graham & Havemeyer Portfolio, and Mortgage Loan No. 25, Brooklyn Multifamily Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Substitutions; Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 2, CityCenter (Aria & Vdara), Mortgage Loan No. 4, Coral Ridge Mall, Mortgage Loan No. 5, Storage of America Portfolio 1 and Mortgage Loan No. 18, Guardian Storage North Strabane, the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Substitutions; Property Additions” in this prospectus.

(9)	With respect to Mortgage Loan No. 1, Hilton Waterfront Beach Resort, the borrower is required to deposit into a PIP reserve on or before July 31, 2029, an amount equal to 100% of the estimated cost to complete any PIP scope of work, as provided by franchisor and verified by the third-party contractor and lender; provided that such requirement will be waived if, prior to July 31, 2029, the borrower provides the lender with a signed comfort letter from the franchisor evidencing that the franchise agreement has been extended for a minimum term of five years (July 31, 2035). Additionally, in lieu of making deposits into the PIP reserve account, the borrower has the right to provide a letter of credit.

(10)	With respect to Mortgage Loan No. 2, CityCenter (Aria & Vdara), 26.3% of the underwritten revenue is generated from casino operations and 28.6% of the underwritten revenue is generated from food and beverage operations.

(11)	With respect to Mortgage Loan No. 2, CityCenter (Aria & Vdara) the Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025, based on the hypothetical condition that the MGM Master Lease is no longer in place. The appraisal’s concluded “as is” value as of November 25, 2025 for the CityCenter (Aria & Vdara) Properties is $4,450,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively. The CityCenter (Aria & Vdara) Whole Loan is secured by the borrowers’ leased fee interest in the CityCenter (Aria & Vdara) Properties that

A-1-22

are subject to the MGM Master Lease and the borrowers’ rights under the MGM Master Lease. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties.

(12)	With respect to Mortgage Loan No. 2, CityCenter (Aria & Vdara), the interest rate shown for notes contributed to the conduit trust (6.07880916113333%) reflects the conduit coupon and does not represent the Weighted Average Interest Rate applicable to the aggregate CityCenter (Aria & Vdara) Senior Notes (5.280024422835390%) or the CityCenter (Aria & Vdara) Whole Loan (5.29420%).

(13)	With respect to Mortgage Loan No. 2, CityCenter (Aria & Vdara), unless otherwise indicated, Underwritten NOI DSCR and Underwritten NCF DSCR for the CityCenter (Aria & Vdara) Whole Loan reflect WholeCo look-through operating results of the CityCenter (Aria & Vdara) Properties and have been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The CityCenter (Aria & Vdara ) Senior Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the MGM Master Lease rent of approximately $232.7 million are 57.3%, 57.3%, 1.71x and 9.1%, respectively. The CityCenter (Aria & Vdara) Whole Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield calculated based on the MGM Master Lease rent of approximately $232.7 million are 77.5%, 77.5%, 1.26x and 6.8%, respectively.

(14)	With respect to Mortgage Loan No. 3, Freeway Business Park, the appraised value represents the "As Complete" value of $157,000,00 as of April 1, 2026, which assumes all leasing costs are paid for the second largest tenant, County of LA – DCFS. The entire outstanding amount for tenant improvement and leasing commissions of $16,666,339 was reserved at origination. The appraisal concluded an "As Is" appraised value of $148,000,000 resulting in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 64.2%.

(15)	With respect to Mortgage Loan No. 5, Storage of America Portfolio 1, the appraised value represents the "Bulk Portfolio Value" of $85,300,000 which the appraisal attributes a portfolio premium of $3,580,000. The sum of the individual property values is $81,720,000 resulting in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 75.3%.

(16)	With respect to Mortgage Loan No. 7, MHC Fund V, the Appraised Value represents the “As Portfolio” value as of January 9, 2026 of $130,690,000, inclusive of a 6.2% portfolio premium. The sum of the individual “as is” appraised values for the MHC Fund V Properties on a property-by-property basis is $123,090,000, as of various dates between October and November 2025.

(17)	With respect to Mortgage Loan No. 7, MHC Fund V, the increase in UW NOI from the Most Recent NOI is primarily attributable to: (i) annual rental increases achieved through March 1, 2026 and (ii) inclusion of $359,580 in anticipated rental increases through the second quarter of 2026 included in lender underwriting.

(18)	With respect to Mortgage Loan No. 7, MHC Fund V, the total 2,335 pads at the MHC Fund V Properties include 1,775 pads with homes which consist of tenant-owned homes and 547 park-owned homes (“POH”). The MHC Fund V Mortgage Loan is secured by the underlying pads and associated revenues of those pads and not the physical improvements including the tenant-owned homes and POHs.

(19)	With respect to Mortgage Loan No. 7, MHC Fund V, to accommodate certain restrictions related to the Delaware Statutory Trust structure, the borrower has leased the MHC Fund V Mortgaged Properties to a borrower-affiliated master tenant (the “MHC Fund V Master Tenant”) under a master lease. The MHC Fund V Master Tenant has subleased the POH pads owned by certain borrower affiliates under a master sublease. For further information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts”, in this prospectus.

(20)	With respect to Mortgage Loan No. 7, MHC Fund V, the underwritten loan amounts allocated to each of the MHC Fund V Mortgaged Properties are hypothetical values based on the individual “As-Is” appraised values for each of the related Mortgaged Properties. Partial release is not permitted under the MHC Fund V Mortgage Loan and specific allocated loan amounts were not provided under the MHC Fund V Mortgage Loan documents.

(21)	With respect to Mortgage Loan No. 7, MHC Fund V, approximately $24.4 million of the $47,385,069 of the previously existing debt that was paid off with the proceeds from the MHC Fund V Mortgage Loan was used to repay previously outstanding debt provided by an affiliate of the borrower.

(22)	With respect to Mortgage Loan No. 7, MHC Fund V, the borrower was required to make an upfront deposit at origination of the MHC Fund V Mortgage Loan of (i) $1,000,000 to the Wastewater Reserve to be used in connection with construction and repairs of the wastewater treatment facilities at various MHC Fund V Mortgaged Properties and (ii) $1,758,846 to the Required Repairs Reserve to be used in connection with immediate and short-term repairs, including, among other repairs, for the rehabilitation of the wastewater treatment facilities at various MHC Fund V Mortgaged Properties.

(23)	With respect to Mortgage Loan No. 8, 360 Hamilton, the Appraised Value represents the “Prospective Value Upon Funded Reserve” value as of March 9, 2026 of $76,740,039, which assumes that a reserve was fully funded at loan origination to cover capital expenditures as well as outstanding contractual leasing costs such as tenant improvements and leasing commissions (“TI/LC”). At loan origination, the borrower deposited (i) $7,700,000.00 into a replacement reserve, (ii) $2,575,039.29 into an outstanding TI/LC reserve to cover all outstanding TI/LCs, and (iii) $2,300,786.84 into a free rent reserve to cover all outstanding free rent obligations. The “As Is” appraised value as of January 9, 2026, is $66,500,000, which results in Cut-off Date LTV and Maturity Date LTV, respectively, of 73.7% and 73.7%.

A-1-23

(24)	With respect to Mortgage Loan No. 8, 360 Hamilton, the 391,798 total square feet of net rentable area at the Mortgaged Property is inclusive of 2,393 square feet of storage space.

(25)	With respect to Mortgage Loan No. 8, 360 Hamilton, (i) the second largest tenant, Heineken, leases 51,710 square feet of space pursuant to a lease which expires on November 30, 2033 and 1 square foot of telecommunication space pursuant to a lease which expires on November 30, 2033 and (ii) the third largest tenant, Merrill Lynch, leases 48,772 square feet of space pursuant to a lease which expires on October 31, 2032, 500 square feet of storage space pursuant to a lease which expires on September 30, 2032 and 1 square foot of telecommunication space pursuant to a lease which expires on December 31, 2050.

(26)	With respect to Mortgage Loan No. 8, 360 Hamilton, the purchase price of $56,652,366 reflects the purchase price net of seller credits. At the time of purchase, the borrower sponsor received a $10,847,634 seller credit, which was reserved for at origination net of approximately $271,808 of free rent which burned off prior to loan origination, with $5,147,634 designated for outstanding leasing obligations and $5,700,000 designated for capital expenditures. At origination, the borrower sponsor deposited an additional $2,000,000 into the capital expenditure reserve, bringing the total capital expenditure reserve balance to $7,700,000. Without giving consideration to the seller credits, the purchase price would be $67,500,000.

(27)	With respect to Mortgage Loan No. 11, Torrey Heights, the Appraised Value represents the “Upon Funding of Reserve Account” value as of January 5, 2026 of $723,406,014, which assumes that a reserve was fully funded at loan origination to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer, the largest tenant, and that such reserve would transfer to a prospective purchaser as part of a sale transaction involving the Mortgaged Property. At loan origination, the borrower reserved $10,242,043 for the foregoing purpose. The “As Is” appraised value as of December 4, 2025, is $714,000,000, which results in Cut-off Date LTV and Maturity Date LTV, respectively, of 51.3% and 51.3%.

(28)	With respect to Mortgage Loan No. 11,Torrey Heights, the interest rate shown for notes contributed to the conduit trust (4.968344772631580%) reflects the conduit coupon and does not represent the Weighted Average Interest Rate applicable to the aggregate Torrey Heights Senior Notes (4.968502735334240%) or the Torrey Heights Whole Loan (5.131751881720430%).

(29)	With respect to Mortgage Loan No. 11, Torrey Heights, the Torrey Heights Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of January 9, 2031 and a final maturity date of January 9, 2036. Following the ARD, the interest rate of the Torrey Heights Whole Loan will increase to the greater of (a) the sum of (i) the initial interest rate plus (ii) 2.00%, and (b) the five-year U.S. Treasury rate on the ARD plus (i) the closing date spread and (ii) 2.00% (the “Adjusted Interest Rate”). After the ARD, additional interest will accrue monthly in an amount equal to (a)(i) interest which accrues for the interest accrual period during the preceding interest accrual period at the Adjusted Interest Rate, minus (ii) the monthly debt service payment calculated at the initial interest rate, together with (b) interest thereon at the Adjusted Interest Rate (the “Post-ARD Additional Interest”). If the debt is not paid by the ARD, on each monthly payment date thereafter, the borrower will be required to pay an amount equal to (i) the monthly debt service payment and (ii) solely to the extent of excess cash flow available and applied to Post-ARD Additional Interest, an amount equal to the Post-ARD Additional Interest. If no excess cash flow is available and applied to Post-ARD Additional Interest, such amount will be deferred and added to the debt to be paid at maturity. From and after the ARD, all excess cash flow will be applied, first, to reduce the outstanding Torrey Heights Whole Loan amount to zero and then to Post-ARD Additional Interest.

(30)	With respect to Mortgage Loan No. 13, Fairhaven Plaza and Apartments, the number of units represents 86 multifamily units and 9 retail spaces (approximately 24,853 SF). The multifamily units are 94.2% occupied by units as of January 31, 2026. The retail spaces are 90.0% leased by SF as of January 28, 2026.

(31)	With respect to Mortgage Loan No. 14, SpringHill Suites Green Bay, the Appraised Value of $25,200,000 represents the “Prospective As Complete” value as of March 1, 2027, which assumes (i) there is $2,025,000 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed by March 1, 2027. At origination, the borrower deposited $2,071,259 in an upfront PIP reserve for such capital expenditures. The related franchise agreement requires all PIP work to be completed by June 1, 2027, with certain items required to be completed by June 30, 2026. The “as-is” appraised value of the Mortgaged Property as of December 3, 2025 is $22,100,000 according to the appraisal.

(32)	With respect to Mortgage Loan No. 16, 535 Broadway, the 535 Broadway Mortgaged Property consists of (i) 4,625 square feet of retail space, (ii) 9,000 square feet of residential space which is comprised of four multifamily units and (iii) 2,350 square feet of below grade storage space which was not included in the 13,625 square feet of net rentable area.

(33)	With respect to Mortgage Loan No. 16, 535 Broadway, the sole retail tenant, Pop Mart (approximately 33.9% of the net rentable area and approximately 74.0% of the underwritten rent), is currently building out its space, with the buildout expected to be completed in the first half of 2026. In connection with such buildout, the lender reserved $2,700,000 which may be disbursed upon receipt of (i) the re-issued letter of credit in the amount equal to $1,350,000 in the name of the borrower and (ii) an estoppel or other evidence acceptable to the lender that Pop Mart is open for business and operating during its normal business hours.

(34)	With respect to Mortgage Loan No. 18, Guardian Storage North Strabane, the appraised value of $21,680,000 is the "As Is - Excess Land" value which excludes $370,000 attributed to a 4.36 acre non-income producing parcel. 91 days after the REMIC Prohibition Period, the borrower may obtain the free release of such non-income producing parcel as per the conditions set forth in the loan agreement. The appraisal concluded an "As-Is" value of $22,050,000 inclusive of non-income producing parcel, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 60.1%.

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(35)	With respect to Mortgage Loan No. 20, 274 Riverside Ave, on each monthly payment date, the borrower is required to make a payment of $6,135 into the TI/LC reserve account. Upon the renewal of the lease of Lime Rock Management, LP, or a new tenant has leased the Lime Rock Management, LP space at prevailing market terms acceptable to lender, the Monthly TI/LC Reserve ($) deposit requirement will pause and all funds in the TI/LC Reserve in excess of $250,000 will be returned to borrower provided the debt yield is greater than or equal to 12.2%. If on any following payment date, the balance in the TI/LC Reserve account is less than $100,000, the borrower is required to make payments of $6,135 until the cap of $250,000.

(36)	With respect to Mortgage Loan No. 22, Haven Leased Fee Portfolio, the Appraised Value of $210,735,000 is the “As Portfolio” of the Mortgaged Properties as of November 22, 2025, which includes a portfolio premium of 5.0% based on the assumption that the Mortgaged Properties are sold together as a portfolio on a bulk basis. The aggregate “as-is” value of the Mortgaged Properties as of November 22, 2025 without a portfolio premium is $200,700,000.

(37)	With respect to Mortgage Loan No. 22, Haven Leased Fee Portfolio, the Mortgage Loan is secured by the related borrowers’ leased fee interest in the related Mortgaged Properties. On November 25, 2025 Valley National Bank, as lender under a loan secured by the leasehold interest at the Vreeland Mortgaged Property, filed a Lis Pendens evidencing a foreclosure action against such leasehold interest (which leasehold interest is not collateral for the Mortgage Loan). As of the origination date, the ground tenant at the Vreeland Mortgaged Property is not delinquent in its payment of ground rent or otherwise in default under the related ground lease. However, pending a resolution of such foreclosure action or a sufficient reserve deposited, the Mortgage Loan documents provide for an ongoing cash management period, pursuant to which all funds in the lockbox account will be swept into a lender-controlled cash management account to be distributed in accordance with the requirements of the Mortgage Loan documents. Such cash management period will conclude when either (i) the ground lease reserve contains at least $702,000 or (ii) (x) a completion of the foreclosure proceedings by Valley National Bank, (y) Valley National Bank’s agreement to a loan modification or waiver of default under the loan that gave rise to the foreclosure proceeding such that the leasehold loan is in good standing and no longer in default or (iii) the purchase of the ground lease in effect at the Vreeland Mortgaged Property by a third party, in each instance subject to, among other conditions, there is (a) no event of default under the Mortgage Loan, (b) no monetary or material non-monetary default then in effect under such ground lease, and (c) no default by any ground tenant arising from a failure to pay rent under any ground lease that is subject to the Mortgage Loan under such ground lease. We cannot assure you that the pending foreclosure action will not have a material adverse impact on the related Mortgage Loan or the related Mortgaged Property.

(38)	With respect to Mortgage Loan No. 22, Haven Leased Fee Portfolio, pending a resolution of the leasehold foreclosure action pending at the 25 Vreeland Mortgaged Property, the Mortgage Loan documents provide for an ongoing cash management period pursuant to which, on each payment date following the commencement of a Trigger Period, the borrowers are required to deposit into the ground lease reserve account a monthly amount according a schedule set forth in the Haven Leased Fee Portfolio Whole Loan documents (equal to $39,967 for the month of April 2026 and increasing in accordance with such schedule thereafter) until the ground lease reserve contains at least $702,000.

(39)	With respect to Mortgage Loan No. 22, Haven Leased Fee Portfolio, the Whole Loan is structured with springing cash management. However, pending either (i) the occurrence of a Vreeland Resolution Event or (ii) the ground lease reserve containing at least $702,000, the Haven Leased Fee Portfolio Whole Loan is subject to an ongoing trigger period, pursuant to which all funds in the lockbox account will be swept into a lender-controlled cash management account to be distributed in accordance with the requirements of the Haven Leased Fee Portfolio Whole Loan documents.

(40)	With respect to Mortgage Loan No. 22, Haven Leased Fee Portfolio, a Grace Period – Late Fee (Days) of two days is permitted once during the term of the loan.

(41)	With respect to Mortgage Loan No. 29, Sand Canyon, the number of pads represents the 69 manufactured housing pads, that are 100.0% leased. The mortgaged property also includes a 6,000 SF office building and a 1,800 SF retail building with six multiproduct fuel dispensers. Both the office and retail spaces are 100.0% leased.

A.	With respect to Mortgage Loan No. 2, CityCenter (Aria & Vdara), “Yield Maintenance Premium” means, with respect to each Note, an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal amount of such Note to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under such Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such Note is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid provided, with respect to any prepayment of any portion of the Loan that is subject to a Rated Securitization and which is made after the Payment Date in May, 2030 but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium will be zero.

B.	With respect to Mortgage Loan No. 6, 1500 Post Oak Boulevard, “Yield Maintenance Premium” means, with respect to each component, an amount equal to the greater of (a) an amount equal to 1% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the Maturity Date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the Component being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the applicable Interest Rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the

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term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by the lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will the lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. The lender will notify the borrower of the amount and the basis of determination of the required prepayment consideration. The amount of the Yield Maintenance Premium will be calculated by the lender in its reasonable discretion and will be conclusive absent manifest error.

C.	With respect to Mortgage Loan No. 7, MHC Fund V, “Yield Maintenance Premium" means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

D.	With respect to Mortgage Loan No. 8, 360 Hamilton, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

E.	With respect to Mortgage Loan No. 10, Redstone Corporate Center I, “Yield Maintenance Premium” means an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid in connection with a prepayment or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” means (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. The lender’s calculation of the Yield Maintenance Premium, and all component calculations, will be conclusive and binding on the borrower absent manifest error.

F.	With respect to Mortgage Loan No. 12, Forty 540 II, "Yield Maintenance" means an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” means (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. The lender’s calculation of the Yield Maintenance Premium, and all component calculations, will be conclusive and binding on the borrower absent manifest error.

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G.	With respect to Mortgage Loan No. 17, Northland Center, "Yield Maintenance” means an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The "Prepayment Calculation Date" means, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender's calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

H.	With respect to Mortgage Loan No. 18, Guardian Storage North Strabane, “Yield Maintenance” means an amount equal to the greater of (i) one percent (1%) of the outstanding principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The "Prepayment Calculation Date" means, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender's calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

I.	With respect to Mortgage Loan No. 19, 316 Business Center, “Yield Maintenance Premium” means an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” means (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. The lender’s calculation of the Yield Maintenance Premium, and all component calculations, will be conclusive and binding on the borrower absent manifest error.

J.	With respect to Mortgage Loan No. 21, Hampton Inn Harrisburg West, “Yield Maintenance Premium” means an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Stated Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” means the date on which prepayment is made. As used in this definition, the term “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

K.	With respect to Mortgage Loan No. 23, Lubbock MHC Portfolio, “Yield Maintenance Premium” means an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” means the date on which prepayment is made. As used in this definition, the term “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment

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Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Principles of Construction. All references to Sections and Schedules are to Sections and Schedules in or to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any Loan Document shall be deemed to include references to such documents as the same may hereafter be amended, modified, supplemented, extended, replaced and/or restated from time to time (and, in the case of any note or other instrument, to any instrument issued in substitution therefor). Unless otherwise specified, the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. The terms “will” or “shall” as used in any covenant herein shall be deemed to create an obligation (as opposed to being a prediction of future events).

L.	With respect to Mortgage Loan No. 29, Sand Canyon, "Yield Maintenance” means an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” means, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

M.	With respect to Mortgage Loan No. 31, Daytona beach MHC, “Yield Maintenance Premium” means an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid and (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” means the date on which prepayment is made. As used in this definition, the term “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Stated Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

BANK5 2026-5YR21

Annex A-2

Mortgage Loan Sellers
Loan Seller			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

JPMorgan Chase Bank, National Association			5	$220,400,000	26.3%	5.7361%	58	2.87x	16.4%	48.1%	48.1%
Bank of America, National Association			11	$285,612,000	34.1%	6.0853%	59	1.70x	11.4%	61.8%	61.8%
Wells Fargo Bank, National Association			7	$224,627,520	26.8%	6.6641%	58	2.11x	15.9%	56.7%	56.0%
Morgan Stanley Mortgage Capital Holdings LLC			8	$106,045,000	12.7%	6.3129%	59	1.49x	10.1%	63.6%	63.6%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Cut-off Date Balances
Cut-off Date Balance ($)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

$3,255,000	-	$9,999,999	9	$62,082,000	7.4%	6.1425%	58	1.52x	9.6%	63.3%	63.3%
$10,000,000	-	$19,999,999	9	$119,800,000	14.3%	6.2304%	59	1.63x	11.1%	62.5%	62.5%
$20,000,000	-	$29,999,999	1	$20,500,000	2.5%	6.3840%	59	1.37x	9.2%	72.6%	72.6%
$30,000,000	-	$39,999,999	4	$133,920,000	16.0%	6.1669%	58	2.00x	13.1%	57.2%	57.2%
$40,000,000	-	$80,000,000	8	$500,382,520	59.8%	6.1637%	59	2.33x	15.3%	54.3%	53.9%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		$3,255,000
Maximum:		$80,000,000
Average:		$26,989,823

States

State			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

California			4	$183,600,000	21.9%	5.8616%	59	1.92x	12.6%	57.4%	57.4%
New York			13	$150,106,813	17.9%	6.1044%	59	1.91x	12.1%	63.2%	63.2%
Texas			6	$89,525,000	10.7%	6.5541%	59	2.19x	15.6%	51.6%	51.6%
Nevada			1	$69,000,000	8.2%	6.0788%	56	4.46x	24.8%	36.2%	36.2%
Iowa			1	$61,882,520	7.4%	6.8210%	58	2.04x	17.6%	52.4%	49.7%
Washington			2	$53,740,000	6.4%	6.3784%	58	1.86x	12.8%	64.2%	64.2%
Indiana			10	$53,273,867	6.4%	5.7922%	60	1.50x	8.9%	60.2%	60.2%
Ohio			9	$37,418,474	4.5%	5.6286%	59	1.67x	9.6%	51.2%	51.2%
North Carolina			1	$30,680,000	3.7%	6.8770%	58	2.21x	16.2%	65.7%	65.7%
Pennsylvania			2	$23,400,000	2.8%	6.4438%	59	1.66x	11.8%	64.0%	64.0%
Michigan			5	$21,205,904	2.5%	5.8906%	60	1.40x	8.4%	65.7%	65.7%
Wisconsin			2	$20,601,755	2.5%	6.4072%	59	1.75x	12.4%	62.9%	62.9%
Georgia			1	$12,250,000	1.5%	6.0690%	58	1.88x	12.1%	54.0%	54.0%
Connecticut			1	$11,500,000	1.4%	6.8200%	59	1.76x	13.1%	59.3%	59.3%
Idaho			1	$6,127,000	0.7%	6.5210%	58	1.25x	8.4%	67.0%	67.0%
Colorado			1	$5,750,000	0.7%	6.3310%	59	1.39x	9.2%	60.7%	60.7%
Florida			1	$3,255,000	0.4%	6.0800%	58	1.30x	8.1%	65.1%	65.1%
New Jersey			2	$2,441,438	0.3%	5.4360%	58	1.10x	6.1%	75.9%	75.9%
Missouri			1	$926,750	0.1%	5.4360%	58	1.10x	6.1%	75.9%	75.9%

Total / Wtd. Avg:			64	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

A-2-1

BANK5 2026-5YR21

Annex A-2

Property Types
Property Type	No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

Office
Suburban	4	$140,420,000	16.8%	6.3586%	59	2.06x	14.0%	61.2%	61.2%
CBD	2	$109,000,000	13.0%	6.4112%	59	2.57x	17.4%	56.7%	56.7%

Subtotal:	6	$249,420,000	29.8%	6.3816%	59	2.28x	15.5%	59.2%	59.2%

Hospitality
Full Service	2	$149,000,000	17.8%	6.0939%	58	3.03x	18.7%	47.9%	47.9%
Limited Service	1	$17,000,000	2.0%	6.6100%	59	1.73x	12.8%	67.5%	67.5%
Select Service	1	$10,140,000	1.2%	7.1000%	59	1.74x	14.5%	67.6%	67.6%

Subtotal:	4	$176,140,000	21.1%	6.2017%	58	2.83x	17.9%	50.9%	50.9%

Mixed Use
Retail/Office	1	$37,000,000	4.4%	6.4600%	60	1.58x	10.8%	54.4%	54.4%
Lab/Office	1	$33,000,000	3.9%	4.9683%	57	2.11x	10.8%	50.7%	50.7%
Multifamily/Retail	1	$20,500,000	2.5%	6.3840%	59	1.37x	9.2%	72.6%	72.6%
Retail/Multifamily	1	$15,400,000	1.8%	6.0100%	58	1.30x	8.0%	68.8%	68.8%
Office/Retail	1	$8,200,000	1.0%	5.8670%	59	2.31x	14.3%	47.4%	47.4%
Manufactured Housing/Retail/Office	1	$5,600,000	0.7%	5.7350%	59	1.84x	10.7%	51.7%	51.7%

Subtotal:	6	$119,700,000	14.3%	5.9033%	59	1.72x	10.4%	57.7%	57.7%

Self Storage
Self Storage	13	$86,637,000	10.4%	6.0549%	60	1.33x	8.3%	69.3%	69.3%

Subtotal:	13	$86,637,000	10.4%	6.0549%	60	1.33x	8.3%	69.3%	69.3%

Retail
Super Regional Mall	1	$61,882,520	7.4%	6.8210%	58	2.04x	17.6%	52.4%	49.7%
Anchored	1	$14,250,000	1.7%	6.0430%	60	2.15x	14.8%	38.5%	38.5%

Subtotal:	2	$76,132,520	9.1%	6.6754%	58	2.06x	17.1%	49.8%	47.6%

Manufactured Housing
Manufactured Housing	19	$67,105,000	8.0%	5.5701%	59	1.75x	10.0%	46.2%	46.2%

Subtotal:	19	$67,105,000	8.0%	5.5701%	59	1.75x	10.0%	46.2%	46.2%

Multifamily
Garden	2	$21,425,000	2.6%	6.2346%	58	1.43x	9.3%	69.8%	69.8%
Low Rise	3	$12,400,000	1.5%	6.2098%	58	1.31x	8.2%	69.7%	69.7%
Mid Rise	2	$5,475,000	0.7%	5.8700%	57	1.40x	8.4%	72.2%	72.2%

Subtotal:	7	$39,300,000	4.7%	6.1760%	58	1.38x	8.8%	70.1%	70.1%

Industrial
R&D/Flex	1	$12,250,000	1.5%	6.0690%	58	1.88x	12.1%	54.0%	54.0%
Subtotal:	1	$12,250,000	1.5%	6.0690%	58	1.88x	12.1%	54.0%	54.0%

Other
Leased Fee	6	$10,000,000	1.2%	5.4360%	58	1.10x	6.1%	75.9%	75.9%
Subtotal:	6	$10,000,000	1.2%	5.4360%	58	1.10x	6.1%	75.9%	75.9%

Total / Wtd. Avg:	64	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

A-2-2

BANK5 2026-5YR21

Annex A-2

Mortgage Rates
Mortgage Rate (%)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

4.968344773%	-	6.499990000%	23	$633,930,000	75.8%	5.9816%	59	2.10x	13.0%	57.0%	57.0%
6.500000000%	-	6.999000000%	7	$192,614,520	23.0%	6.7741%	58	2.10x	16.1%	56.6%	55.8%
7.000000000%	-	7.100000000%	1	$10,140,000	1.2%	7.1000%	59	1.74x	14.5%	67.6%	67.6%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		4.9683%
Maximum:		7.1000%
Weighted Average:		6.1776%

Original Terms to Maturity
Original Term to Maturity (mos.)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

60	-	60	31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		60
Maximum:		60
Weighted Average:		60

Remaining Terms to Maturity
Remaining Term to Maturity (mos.)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

56	-	60	31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%
Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		56
Maximum:		60
Weighted Average:		59

A-2-3

BANK5 2026-5YR21

Annex A-2

Original Amortization Terms
Original Amortization Term (mos.)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

Interest Only			30	$774,802,000	92.6%	6.1262%	59	2.10x	13.5%	57.4%	57.4%
360	-	360	1	$61,882,520	7.4%	6.8210%	58	2.04x	17.6%	52.4%	49.7%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:			360
Maximum:			360
Weighted Average:			360

Remaining Amortization Terms
Remaining Amortization Term (mos.)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

Interest Only			30	$774,802,000	92.6%	6.1262%	59	2.10x	13.5%	57.4%	57.4%
358	-	358	1	$61,882,520	7.4%	6.8210%	58	2.04x	17.6%	52.4%	49.7%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:			358
Maximum:			358
Weighted Average:			358

Debt Service Coverage Ratios
Debt Service Coverage Ratio (x)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

1.10x	-	1.49x	11	$166,257,000	19.9%	6.0727%	59	1.30x	8.2%	70.7%	70.7%
1.50x	-	1.99x	11	$311,175,000	37.2%	6.0982%	59	1.80x	12.1%	56.1%	56.1%
2.00x	-	2.49x	7	$241,252,520	28.8%	6.4165%	58	2.19x	15.8%	53.4%	52.7%
2.50x	-	2.99x	1	$49,000,000	5.86%	6.0000%	59	2.77x	17.4%	63.9%	63.9%
3.00x	-	4.46x	1	$69,000,000	8.2%	6.0788%	56	4.46x	24.8%	36.2%	36.2%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		1.10x
Maximum:		4.46x
Weighted Average:		2.09x

A-2-4

BANK5 2026-5YR21

Annex A-2

Cut-off Date Loan-to-Value Ratios
Cut-off Date Loan-to-Value Ratio (%)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

36.2%	-	49.9%	4	$145,450,000	17.4%	5.8299%	58	3.14x	17.9%	39.0%	39.0%
50.0%	-	54.9%	6	$209,732,520	25.1%	6.3717%	59	2.06x	14.8%	52.1%	51.3%
55.0%	-	59.9%	3	$124,740,000	14.9%	6.2441%	59	1.89x	13.9%	58.4%	58.4%
60.0%	-	64.9%	4	$133,010,000	15.9%	6.0203%	59	2.21x	13.9%	61.8%	61.8%
65.0%	-	75.9%	14	$223,752,000	26.7%	6.2780%	59	1.48x	10.0%	69.8%	69.8%

Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		36.2%
Maximum:		75.9%
Weighted Average:		57.0%

Maturity Date Loan-to-Value Ratios
Maturity Date Loan-to-Value Ratio (%)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

36.2%	-	49.9%	5	$207,332,520	24.8%	6.1257%	58	2.81x	17.8%	43.0%	42.2%
50.0%	-	59.9%	8	$272,590,000	32.6%	6.2113%	59	1.98x	13.7%	54.9%	54.9%
60.0%	-	64.9%	4	$133,010,000	15.9%	6.0203%	59	2.21x	13.9%	61.8%	61.8%
65.0%	-	75.9%	14	$223,752,000	26.7%	6.2780%	59	1.48x	10.0%	69.8%	69.8%
Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		36.2%
Maximum:		75.9%
Weighted Average:		56.8%

Amortization Type
Amortization Type			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

Interest Only			29	$741,802,000	88.7%	6.1777%	59	2.10x	13.6%	57.7%	57.7%
Amortizing Balloon			1	$61,882,520	7.4%	6.8210%	58	2.04x	17.6%	52.4%	49.7%
Interest Only - ARD			1	$33,000,000	3.9%	4.9683%	57	2.11x	10.8%	50.7%	50.7%
Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Underwritten NOI Debt Yield
Underwritten NOI Debt Yield (%)			No. of Mtg. Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term (Mos.)	Weighted Average U/W NCF DSCR(1)	Weighted Average U/W NOI Debt Yield(1)	Weighted Average Cut-off Date LTV(1)(2)	Weighted Average Maturity Date LTV(1)(2)

6.1%	-	7.0%	1	$10,000,000	1.2%	5.4360%	58	1.10x	6.1%	75.9%	75.9%
7.1%	-	8.0%	2	$76,900,000	9.2%	6.0076%	60	1.28x	7.9%	71.4%	71.4%
8.1%	-	9.0%	6	$53,107,000	6.3%	6.1388%	58	1.34x	8.4%	69.1%	69.1%
9.1%	-	10.0%	3	$39,510,000	4.7%	6.2279%	59	1.45x	9.4%	67.0%	67.0%
10.1%	-	24.8%	19	$657,167,520	78.5%	6.2089%	58	2.30x	15.3%	53.5%	53.2%
Total / Wtd. Avg:			31	$836,684,520	100.0%	6.1776%	59	2.09x	13.8%	57.0%	56.8%

Minimum:		6.1%
Maximum:		24.8%
Weighted Average:		13.8%

(1)  In the case of Loan Nos. 1, 2, 3, 6, 11 and 22, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s).

(2) In the case of Loan Nos. 3, 5, 7, 8, 11, 14 and 22, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions or an “as-is” value that includes certain portfolio premium. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition ” and “Description of the Mortgage Pool—Appraised Value ” in the Prospectus for additional details.

A-2-5

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

A-3-1

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Hilton Waterfront Beach Resort
21100 Pacific Coast Highway
Huntington Beach, CA 92648
Seal Beach Naval Weapons Station
Los Angeles Intl. Airport 30 miles
Garden Grove
Westminster
SANTA ANA
Willowick Golf Course
Westminster Mall
Bolsa Ave.
LITTLE SAIGON
Asian Garden Mall
Golden West College
Bella Terra Mall
San Diego Fwy
Edinger Ave.
Mile Square Regional Park
Centennial Regional Park
Pavilions Place
Goldenwest
Meadowlark Golf Course
Mile Square Golf Course
Warner Ave.
Green Valley
UCI Health Fountain Valley
Fountain Valley
ORANGE COUNTY
Huntington Beach Hospital
Segerstrom Ave.
Bolsa Chica Ecological Reserve
Huntington Central Park
Orange Coast Memorial Medical Ctr.
Talbert Ave.
SoCo Shopping Center
Five Points Plaza
Fountain Valley Promenade Shopping Center
Ellis Ave.
Sunflower Ave.
LA Chargers Performance Center
Harriett Wieder Reg. Park
Garfield Ave.
John Wayne Airport 5 miles
Sunset Beach
Seacliff Village
Huntington Beach Civic Center
Mesa Verde Country Club
Seacliff Country Club
Yorktown Ave.
Newland House Museum
Huntington Beach
Adams Ave.
Orange Coast College
Orange County Fairgrounds
Orange Ave.
Pacific Coast Hwy
International Surfing Museum
Fairview Park
Costa Mesa Golf and Country Club
Huntington Beach Pier
Pierside Pavilion
Beach Promenade
Atlanta Ave.
Costa Mesa
Costa Mesa Fwy
Victoria St.
Hamilton Ave.
Victoria Square
Santiago Dr.
19th St.
Newport 17th Plaza
Huntington State Beach
Talbert Regional Park
Coastline College Newport Beach
Santa Ana Ave.
Irvine Ave.
Hoag Hospital Newport Beach
Newport Beach
Pacific Coast Hwy.
Via Lido Plaza
Pacific Ocean
Balboa Blvd.
Newport Beach Pier
Newport Beach
Balboa Pier
Santa Ana River
Bolsa Chica St.
Springdale St.
Edwards St.
Goldenwest St.
Beach Blvd.
Newland St.
Magnolia St.
Brookhurst St.
Bushard St.
Ward St.
Euclid St.
Harbor Blvd.
Fairview St.
Placentia Ave.
405
39
1
55
SAN GABRIEL MTS
LOS ANGELES
Burbank
Glendale
Pasadena
Santa Monica
Pomona
Ontario
Chino
Rancho Cucamonga
Torrance
Fullerton
ANAHEIM
LONG BEACH
SANTA ANA
Orange
Tustin
IRVINE
Huntington Beach
Pacific Ocean

A-3-2

Mortgage Loan No. 1 – Hilton Waterfront Beach Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$80,000,000			Location:	Huntington Beach, CA 92648
Cut-off Date Balance(1):	$80,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	9.6%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	The Mayer Corporation			Year Built/Renovated:	1990/2018-2020
Guarantors:	Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust			Size:	437 Rooms
Mortgage Rate:	6.1070%			Cut-off Date Balance Per Room(1):	$290,618
Note Date:	2/27/2026			Maturity Date Balance Per Room(1):	$290,618
Maturity Date:	3/1/2031			Property Manager:	Mayer Hospitality Group, LLC (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$17,173,358
IO Period:	60 months			UW NCF:	$14,051,251
Seasoning:	1 month			UW NOI Debt Yield(1):	13.5%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NCF Debt Yield(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.5%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.79x
Additional Debt Balance(1):	$47,000,000			Most Recent NOI:	$16,373,418 (1/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$17,248,908 (12/31/2024)
				3rd Most Recent NOI:	$17,410,643 (12/31/2023)
				Most Recent Occupancy:	70.6% (1/31/2026)
Reserves(3)				2nd Most Recent Occupancy:	67.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.8% (12/31/2023)
RE Taxes:	$0	$163,398	NAP	Appraised Value (as of):	$219,000,000 (1/28/2026)
Insurance:	$1,272,443	$127,244	NAP	Appraised Value Per Room:	$501,144
FF&E Reserve:	$0	$260,176	NAP	Cut-off Date LTV Ratio(1):	58.0%
PIP Reserve(3):	$0	$0	NAP	Maturity Date LTV Ratio(1):	58.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$127,000,000	100.0%	Loan Payoff:	$123,853,007	97.5%
			Closing Costs:	$1,371,652	1.1%
			Upfront Reserves:	$1,272,443	1.0%
			Return of Equity:	$502,898	0.4%
Total Sources:	$127,000,000	100.0%	Total Uses:	$127,000,000	100.0%

(1)	The Hilton Waterfront Beach Resort Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $127,000,000. The information presented is based on the Hilton Waterfront Beach Resort Whole Loan (as defined below).
(2)	Defeasance of the Hilton Waterfront Beach Resort Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Hilton Waterfront Beach Resort Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of the BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The largest mortgage loan (the “Hilton Waterfront Beach Resort Mortgage Loan”) is part of a whole loan (the “Hilton Waterfront Beach Resort Whole Loan”) that is evidenced by two pari passu promissory notes in the original principal amount of $127,000,000 and secured by a first mortgage encumbering the fee interest in a 437-room full-service hotel located in Huntington Beach, California (the “Hilton Waterfront Beach Resort Property”).

The Hilton Waterfront Beach Resort Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $80,000,000. The Hilton Waterfront Beach Resort Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-3

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The table below identifies the promissory notes that comprise the Hilton Waterfront Beach Resort Whole Loan:

Hilton Waterfront Beach Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$47,000,000	$47,000,000	BANA	No
Total	$127,000,000	$127,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is The Waterfront Hotel, LLC, a single-purpose, Delaware limited liability company with two independent directors. The borrower sponsor is The Mayer Corporation and the non-recourse carveout guarantors are Robert L. Mayer, Jr. and Robert L. Mayer, Jr. as trustee of the Robert L. Mayer, Jr. Separate Property Trust.

The Mayer Corporation was founded over 50 years ago by Robert L. Mayer Sr. and is currently managed by his son, Robert L. Mayer Jr. The Mayer Corporation is a team of real estate development professionals based in Irvine, California with expertise in land acquisition and construction, management and operation of assets. The Mayer Corporation has constructed over 25,000 residences, hotels, and mixed-use complexes, with current holdings throughout California including two full-service hotels in Huntington Beach, two residential complexes and one mixed-use commercial development.

The Property. The Hilton Waterfront Beach Resort Property is a 437-room full-service hotel located in Huntington Beach, California. The improvements are located on a 7.15-acre site and are comprised of one 12-story tower (the “Huntington Tower”), one nine-story tower (the “Twin Dolphin Tower”), and a two-level subterranean parking structure totaling approximately 645,970 SF. Parking at the Hilton-Waterfront Beach Resort Property is valet-only with all parking managed by the hotel.

The borrower sponsor developed the Hilton Waterfront Beach Resort Property in 1990 with the construction of the original Huntington Tower (285 rooms). In 2018, the borrower sponsor constructed the Twin Dolphin Tower (152 rooms) at an approximate cost of $125 million. Additionally, in 2021, the borrower sponsor completed the renovations to the Huntington Tower guest rooms to meet the latest brand standards, at an approximate cost of $8 million. Since the expansion in 2018, the Hilton Waterfront Beach Resort Property underwent additional renovations to launch the Cabo Wabo Beach Club restaurant, renovations to the rooftop lounge, upgrades to the communal areas including the lobby, improvements to landscaping, upgrades to event spaces and ball rooms, renovations to the pools, and upgrades to elevators and roofs. In the aggregate, in addition to the investment to the Huntington Tower guest rooms, the borrower sponsor has invested approximately $23 million into the Hilton Waterfront Beach Resort Property since the 2018 expansion.

The guestroom mix at the Hilton Waterfront Beach Resort Property is comprised of 159 queen rooms, 122 king rooms, 120 one-bedroom suites and 36 studio suites. The room categories include resort view, partial ocean view, ocean view and oceanfront. The standard king and queen rooms each include a furnished balcony overlooking the resort grounds or coastline. The suites range in size from approximately 470 SF (studio suites) to 1,215 SF (deluxe and presidential suites) and feature separate living rooms, dining areas, expanded balconies, fireplaces, larger bathrooms and upgraded finish packages. Amenities at the Hilton Waterfront Beach Resort Property include two outdoor swimming pools with water slides, indoor and outdoor whirlpools, a sauna, steam room, full-service spa, fitness center, business center, two guest laundry rooms, two gift shops, outdoor communal areas and five food and beverage outlets.

The Hilton Waterfront Beach Resort Property provides more than 54,000 SF of event space across 16 indoor and outdoor venues. The largest venue at the Hilton Waterfront Beach Resort Property provides approximately 8,500 SF of space and accommodates up to 856 guests. The Hilton Waterfront Beach Resort Property provides on-site catering services, audiovisual technology and event-planning services. Additionally, the Hilton Waterfront Beach Resort Property has one full-service restaurant located within the hotel, two food and beverage options adjacent to the pool areas, a beachfront concession stand, a marketplace and a rooftop lounge located in the Twin Dolphin Tower with direct rooftop access. All food and beverage outlets are operated directly by the Hilton Waterfront Beach Resort Property management.

The Hilton Waterfront Beach Resort Property has been under a franchise agreement with Hilton Franchise LLC since 1990 with a current expiration of July 31, 2030. Twelve months prior to the expiration of the franchise agreement, the borrower will be required to deposit 100% of franchisor estimated property improvement plan (“PIP”) costs. This amount is waived if the borrower provides evidence that the franchise agreement is extended for a minimum term of five years. See “Escrows and Reserves” and “Cash Management” sections below for further discussion.

According to the appraisal, the property segmentation at the Hilton Waterfront Beach Resort Property is estimated at 70% transient and 30% meeting and group.

A-3-4

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

The following table presents certain information relating to the Historical Occupancy, ADR and RevPAR of the Hilton Waterfront Beach Resort Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Hilton Waterfront Beach Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	66.4%	$344.24	$228.59	67.8%	$355.21	$240.72	102.1%	103.2%	105.3%
12/31/2024	67.8%	$347.19	$235.36	67.8%	$360.68	$244.43	100.0%	103.9%	103.9%
12/31/2025	68.7%	$351.98	$241.64	70.7%	$355.01	$250.87	102.9%	100.9%	103.8%

Source: Third party market research report.

(1)	The competitive set includes Hyatt Recency Newport Beach, Laguna Cliffs Marriott Resort & Spa, Hyatt Recency Huntington Beach & Spa, VEA Newport Beach, A Marriott Resort & Spa, Kimpton Shorebreak Resort, Balboa Bay Resort, Pasea Hotel & Spa and Pendry Newport Beach.
(2)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Hilton Waterfront Beach Resort Property is located in Huntington Beach, California, and is part of the Los Angeles-Long Beach-Anaheim Metropolitan Statistical Area, the primary economic center of Southern California. The Hilton Waterfront Beach Resort Property is directly adjacent to the Pacific Ocean, separated by Pacific Coast Highway, and has direct access to the beachfront via signalized crosswalks. The market demand generators include the Huntington Beach Pier, Main Street Huntington Beach, the Huntington Beach International Surfing Museum and Pacific City. Huntington Beach benefits from strong year-round tourism, with the city reporting approximately 11 million visitors annually, driven by its oceanfront setting, established surf culture and numerous recreational activities. The Hilton Waterfront Beach Resort Property is located less than five miles from The Bolsa Chica Ecological Reserve, which contributes additional visitation through its protected coastal wetlands, birdwatching, and nature trails, while the adjacent beach provides beachfront bicycle paths and open space for recreational beach activities.

The Hilton Waterfront Beach Resort Property is located within the Huntington Beach submarket of Orange County. Orange County is one of California's most active tourism markets, driven by coastal recreation, resort infrastructure, and major attractions including Disneyland Resort and Knott's Berry Farm. Additional regional destinations such as Crystal Cove State Park, Laguna Beach, Angel Stadium, South Coast Plaza, and Lido Marina Village contribute to sustained demand across hospitality, retail, and leisure sectors. The Hilton Waterfront Beach Resort Property captures significant group business, with several event venues capable of accommodating corporate meetings, social events, weddings, receptions, and other gatherings. The City of Huntington Beach hosts two of the largest annual events on the West Coast, the U.S. Open of Surfing, drawing more than 500,000 attendees, and the Pacific Airshow, drawing more than 700,000 attendees. The Hilton Waterfront Beach Resort Property is located directly across from Pacific City, a 191,000 SF open-air retail and entertainment center with tenants including Equinox, Lululemon, Sephora, H&M, and Lemonade.

According to the appraisal, the estimated 2026 population within a one-, three- and five-mile radius of the Hilton Waterfront Beach Resort Property is 15,681, 96,422 and 257,257, respectively. The estimated 2026 average household income within the same radii is $160,155, $188,421 and $177,115, respectively.

The following table presents the primary competitive properties to the Hilton Waterfront Beach Resort Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2025 Occupancy	2025 ADR	2025 RevPAR
Hilton Waterfront Beach Resort (subject)	1990/2018-2020	437	70%	30%	70.7%	$350.44	$247.66
Hyatt Regency Huntington Beach Resort & Spa(2)	2003	519	60%	40%	70% - 75%	$350 - $375	$260 - $270
VEA Newport Beach, A Marriott Resort & Spa	1975/2022	400	60%	40%	70% - 75%	$350 - $375	$260 - $270
Pasea Hotel & Spa	2016	250	62%	38%	65% - 70%	$350 - $375	$240 - $250
Subtotal/Average		1606			71.0%	$359.98	$255.65

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Hyatt Regency Huntington Beach Resort & Spa is partially owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Hilton Waterfront Beach Resort Property of $219,000,000 as of January 28, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 11, 2026, there was no evidence of any recognized environmental conditions at the Hilton Waterfront Beach Resort Property.

A-3-5

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Waterfront Beach Resort Property:

Cash Flow Analysis
	2022	2023	2024	2025	1/31/2026 TTM	UW	UW per Room
Occupancy(1)	64.5%	67.8%	67.8%	70.6%	70.6%	70.6%
ADR(1)	$370.06	$350.65	$355.24	$350.63	$351.53	$351.22
RevPAR(1)	$238.66	$237.57	$240.73	$247.66	$248.08	$248.07

Room Revenue	$38,068,570	$37,893,166	$38,503,638	$39,503,263	$39,569,750	$39,569,750	$90,549
Food & Beverage Revenue	$24,576,761	$26,283,853	$26,658,575	$30,085,996	$30,121,580	$30,121,580	$68,928
Other Income(2)	$7,123,195	$7,577,549	$9,072,867	$8,381,422	$8,361,353	$8,361,352	$19,134
Total Revenue	$69,768,525	$71,754,568	$74,235,079	$77,970,681	$78,052,682	$78,052,682	$178,610

Room Expense	$8,932,900	$9,738,286	$10,643,396	$11,531,888	$11,560,194	$11,560,194	$26,454
Food & Beverage Expense	$16,652,690	$18,674,853	$19,609,826	$21,817,208	$21,847,016	$21,847,016	$49,993
Other Operated Department Expenses	$960,668	$1,142,777	$1,262,203	$1,240,590	$1,231,325	$1,231,326	$2,818
Real Estate Taxes	$1,693,596	$1,656,906	$1,770,199	$1,884,762	$1,884,933	$1,885,360	$4,314
Insurance	$1,060,479	$1,342,932	$1,249,823	$1,390,866	$1,405,280	$1,388,119	$3,176
Other Expenses(3)	$19,239,194	$21,788,172	$22,450,725	$23,666,376	$23,750,517	$22,967,309	$52,557
Total Expenses	$48,539,526	$54,343,925	$56,986,171	$61,531,690	$61,679,265	$60,879,324	$139,312

Net Operating Income	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$17,173,358	$39,298
FF&E	$0	$0	$0	$0	$0	$3,122,107	$7,144
Net Cash Flow	$21,228,999	$17,410,643	$17,248,908	$16,438,991	$16,373,418	$14,051,251	$32,154

NOI DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	2.18x
NCF DSCR	2.70x	2.21x	2.19x	2.09x	2.08x	1.79x
NOI Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	13.5%
NCF Debt Yield	16.7%	13.7%	13.6%	12.9%	12.9%	11.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Waterfront Beach Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes spa income, resort fees, parking income, audio visual rental income and cancellations fees.
(3)	Other Expenses are inclusive of advertising and marketing expenses, franchise fees, general and administrative expenses, management fees, repairs and maintenance, utilities, and other variable expenses.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $163,398.

Insurance – At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower deposited into escrow approximately $1,272,443 for insurance premiums and on a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which is currently approximately $127,244; provided that such requirement will be waived if the borrower maintains a blanket policy acceptable to the lender in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. As of the origination date of the Hilton Waterfront Beach Resort Whole Loan, a blanket policy was not in place.

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 4.0% of the operating income for the preceding calendar month prior to the applicable payment date, which currently is approximately $260,176.

PIP Reserve – The borrower is required to deposit into a PIP reserve on or before July 31, 2029, an amount equal to 100% of the estimated cost to complete any PIP scope of work, as provided by franchisor and verified by the third-party contractor and lender; provided that such requirement will be waived if, prior to July 31, 2029, the borrower provides the lender with a signed comfort letter from the franchisor evidencing that the franchise agreement has been extended for a minimum term of five years (July 31, 2035). Additionally, in lieu of making deposits into the PIP reserve account, the borrower has the right to provide a letter of credit.

Lockbox and Cash Management. The Hilton Waterfront Beach Resort Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Hilton Waterfront Beach Resort Whole Loan, the borrower was required to establish a lockbox account into which all rents and other revenues are required to be deposited and was required to deliver direction letters to each of the credit card companies with which the borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lockbox account all payments which would otherwise be paid to the borrower under the applicable credit card processing agreement. Upon the commencement of a Cash Sweep Period (as defined below), the lender is required to establish a lender-controlled cash management account. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Hilton Waterfront Beach Resort Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Hilton Waterfront Beach Resort Whole Loan.

A-3-6

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$80,000,000
21100 Pacific Coast Highway	Hilton Waterfront Beach Resort	Cut-off Date LTV:	58.0%
Huntington Beach, CA 92648		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	13.5%

A “Cash Sweep Period” means a period commencing upon the earliest to occur of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (“DSCR”) falling below 1.20x at the end of any calendar quarter or (iii) failure to deposit the PIP amount into the PIP reserve account. The Cash Sweep Period will end upon, as applicable (x) the cure of the event of default, (y) the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) the borrower depositing the PIP amount into the PIP reserve account or delivering a letter of credit that is satisfactory to the lender.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-7

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

A-3-8

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

W. Desert Inn Rd.
Downtown Las Vegas 4 miles
Sammy Davis Jr. Dr.
E. Desert Inn Rd.
LV CONV CENTER
Las Vegas Convention Center
Chinatown Vegas
Fashion Show Las Vegas
Las Vegas Blvd.
ENCORE LAS VEGAS
WYNN LAS VEGAS
Wynn Esplanade
Wynn Golf Club
LAS VEGAS MONORAIL
Spring Mountain Rd.
Chinatown Plaza
The Center at Spring Mountain
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
TREASURE ISLAND TRAM
The Atrium at the Palazzo
Grand Canal Shoppes
15
Sands Ave.
THE VENETIAN
Sands Expo & Convention Center
W. Twain Ave.
Las Vegas Strip
Madam Tussauds LV
Sphere
E. Twain Ave.
Wynn Rd.
S. Valley View Blvd.
Rio Convention Center
The Forum Shops at Caesars
HARRAH'S LAS VEGAS
HARRAH'S/THE LINQ
Koval Ln.
Howard Hughes Pkwy.
Paradise Rd.
THE LINQ
HOLIDAY INN CLUB VACATIONS
RIO HOTEL & CASINO
The Colosseum Theater
O'Shea's Pub LV
GOLD COAST
FLAMINGO LAS VEGAS
FLAMINGO/CAESAR'S PALACE
CAESAR'S PALACE
The Meridian Luxury Condos
592
W. Flamingo Rd.
THE CROMWELL
THE WESTIN LAS VEGAS
Flamingo Rd.
E. Flamingo Rd.
PALMS CASINO RESORT
Bottega Veneta LV Via Bellagio
Grand Bazaar Shops
HORSESHOE LAS VEGAS
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
LAS VEGAS
Fountains of Bellagio
PARIS LAS VEGAS
HORSESHOE/PARIS
CityCenter (Aria & Vdara)
3730 South Las Vegas Boulevard and
2600 West Harmon Avenue
Las Vegas, NV 89158
ARIA EXPRESS
THE COSMOPOLITAN OF LAS VEGAS
Miracle Mile Shops
Las Vegas Strip Circuit
VIRGIN HOTELS LAS VEGAS CURIO COLLECTION BY HILTON
PLANET HOLLYWOOD
Park Ave.
UNLV 2 miles
W. Harmon Ave.
W. Harmon Ave.
ARIA RESORT & CASINO
The Shops at Crystals
E. Harmon Ave.
CLUB WYNDHAM GRAND DESERT
ALEXIS PARK RESORT
Industrial Rd.
Frank Sinatra Dr.
THE SIGNATURE @ MGM GRAND
LAS VEGAS MONORAIL
WALDORF ASTORIA LV
MGM Grand Conference Center
Paradise
Tompkins Rd.
PARK MGM LAS VEGAS
Grand Garden Arena
Nevada Beverage Co. (Budweiser/ Bud Light)
Hard Rock Cafe LV
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
Tropicana Ave.
Tropicana Ave.
David Copperfield Theatre
593
Tropicana Ave.
EXCALIBUR NORTH
OYO HOTEL & CASINO
Hollywood Cars Museum & Liberace Garage
EXCALIBUR HOTEL & CASINO
Harry Reid International Airport
Reno Ave.
Reno Ave.
Titanic
Hacienda/ Polaris Business Park
LUXOR HOTEL & CASINO
LUXOR
Giles St.
The Shoppes At Mandalay Place
W. Hacienda Ave.
Mandalay Bay Theatre
MANDALAY BAY
Las Vegas Frwy
MANDALAY BAY
Allegiant Stadium
North Conv. Center
FOUR SEASONS
Michelob ULTRA Arena
Shark Reef Aquarium at Mandalay Bay
CLARK COUNTY
Mandalay Bay Convention Center
W. Russell Rd.
Dean Martin Dr.
Polaris Ave.
S. Las Vegas Blvd.
Bali Hai Golf Club
Welcome to Fabulous Las Vegas Sign
W. Oquendo Rd.
North Las Vegas
SPRING MTS.
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Spring Valley
LV Strip
CLARK COUNTY
Enterprise
Henderson

A-3-9

Mortgage Loan No. 2 – CityCenter (Aria & Vdara)

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$69,000,000			Location:	Las Vegas, NV 89158
Cut-off Date Balance(1):	$69,000,000			General Property Type(6):	Hospitality
% of Initial Pool Balance:	8.2%			Detailed Property Type(6):	Full Service
Loan Purpose:	Refinance			Title Vesting(6):	Fee
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.			Year Built/Renovated:	2009/NAP
Guarantor:	Blackstone Real Estate Partners IX-TE			Size(6):	5,349 Rooms
	(AIV) L.P.			Cut-off Date Balance Per Room(1):	$476,313
Mortgage Rate(1)(2):	6.07880916113333%			Maturity Date Balance Per Room(1):	$476,313
Note Date:	12/9/2025			Property Manager:	MGM (borrower-related)
Maturity Date:	12/9/2030			Underwriting and Financial Information(1)
Term to Maturity:	60 Months			UW NOI(7):	$632,399,759
Amortization Term:	0 Months			UW NCF(7):	$607,952,887
IO Period:	60 Months			UW NOI Debt Yield(7):	24.8%
Seasoning:	4 Months			UW NCF Debt Yield(7):	23.9%
Prepayment Provisions(4):	YM0.5(28),DorYM0.5(25),O(7)			UW NOI Debt Yield at Maturity(7):	24.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(7):	4.46x
Additional Debt Type(1)(3):	Pari Passu/B-Note			Most Recent NOI(7):	$635,387,355 (9/30/2025 TTM)
Additional Debt Balance(1)(3):	$2,478,800,000/$902,200,000			2nd Most Recent NOI(7):	$583,734,452 (12/31/2024)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(7):	$585,966,283 (12/31/2023)
				Most Recent Occupancy:	94.2% (9/30/2025)
Reserves(5)				2nd Most Recent Occupancy:	95.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.4% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(8):	$7,032,800,000 (11/25/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room(8):	$1,314,788
Replacement Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(8):	36.2%
				Maturity Date LTV Ratio(8):	36.2%

Sources and Uses(9)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$2,547,800,000	73.8%	Loan Payoff:	$3,150,000,400	91.3%
Subordinate Loan Amount:	$902,200,000	26.2%	Return of Equity:	$291,474,251	8.4%
			Closing Costs:	$8,525,349	0.2%
Total Sources:	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%

(1)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan (as defined below) evidenced by (i) 29 pari passu senior promissory notes with an aggregate original principal balance of $2,547,800,000 and (ii) four subordinate notes with an aggregate original principal balance of $902,200,000. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the CityCenter (Aria & Vdara) Senior Notes (as defined below) based on a weighted average mortgage rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are $644,980, $644,980, 18.3%, 17.6%, 18.3%, 3.28x, 49.1% and 49.1%, respectively.
(2)	Mortgage Rate represents the mortgage rate of components A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Mortgage Rate does not represent the mortgage rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(3)	See “Subordinate and Mezzanine Debt” below.
(4)	Provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the "Permitted Par Prepayment Date"). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by the greater of a yield maintenance premium and 0.5% of the amount prepaid. The defeasance lockout period of 28 payments is based on the anticipated closing date of the BANK5 2026-5YR21 securitization in April 2026. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below.
(6)	The CityCenter (Aria & Vdara) Properties (as defined below) are leased to MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), a subsidiary of MGM Resorts International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Properties” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.
(7)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Properties reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties. With respect to the Master Lease rent of approximately $232.7 million, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity and UW NCF DSCR based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 6.74%, 6.74%, 6.74% and 1.26x, respectively.
(8)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease. The appraisal’s concluded “as is” (based on the leased fee interest) value as of November 25, 2025 for CityCenter (Aria & Vdara) Properties is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(9)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning in year six. See “Additional Indebtedness—Preferred Equity” in the prospectus.
A-3-10

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Mortgage Loan. The second largest mortgage loan, the CityCenter (Aria & Vdara) mortgage loan (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Properties”) and a collateral assignment of the Master Lease (collectively with the CityCenter (Aria & Vdara) Properties, the “Collateral”). The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 29 pari passu senior promissory notes with an aggregate original principal balance as of the Cut-off Date of $2,547,800,000 consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate original principal balance of $1,947,800,000 (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6, A-7, A-8, A-9-1, A-9-2, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18-1, A-18-2, A-19, A-20-1, A-20-2-1, A-20-2-2, A-21, A-22, A-23 and A-24 (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate original principal as of the Cut-off Date of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Notes A-5-1, A-5-2 and A-9-2, with an aggregate original principal amount of $69,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The CityCenter (Aria & Vdara) AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

CityCenter (Aria & Vdara) Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5-1	$54,000,000	$54,000,000	BANK5 2026-5YR21	No
A-5-2	$2,000,000	$2,000,000	BANK5 2026-5YR21	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-8	$48,000,000	$48,000,000	BANK5 2026-5YR20	No
A-9-1	$35,000,000	$35,000,000	WFCM 2026-5C8	No
A-9-2	$13,000,000	$13,000,000	BANK5 2026-5YR21	No
A-10	$30,000,000	$30,000,000	Benchmark 2026-V21	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-12	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-13	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-14	$20,000,000	$20,000,000	WFCM 2026-5C8	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-16	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-17	$25,000,000	$25,000,000	Benchmark 2026-V21(2)	No
A-18-1	$17,500,000	$17,500,000	German American Capital Corporation(1)	No
A-18-2	$7,500,000	$7,500,000	Benchmark 2026-V21(2)	No
A-19	$20,000,000	$20,000,000	German American Capital Corporation(1)	No
A-20-1	$25,000,000	$25,000,000	Benchmark 2026-V20	No
A-20-2-1	$22,500,000	$22,500,000	Goldman Sachs Mortgage Company(1)	No
A-20-2-2	$2,500,000	$2,500,000	Benchmark 2026-V21(2)	No
A-21	$30,000,000	$30,000,000	Benchmark 2026-V21(2)	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-23	$10,000,000	$10,000,000	Goldman Sachs Mortgage Company(1)	No
A-24	$5,000,000	$5,000,000	Goldman Sachs Mortgage Company(1)	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Benchmark 2026-V21 securitization is expected to close on or about March 26, 2026.

The Borrowers and the Borrower Sponsor. The borrowers for the CityCenter (Aria & Vdara) Properties are, with respect to the Aria, Ace A PropCo LLC, a Delaware limited liability company, and, with respect to the Vdara, Ace V PropCo LLC, a Delaware limited liability company (collectively the “Borrowers”). The borrower sponsor is Blackstone Real Estate Partners IX L.P. (“Blackstone”).

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Properties and have leased the CityCenter (Aria & Vdara) Properties to a subsidiary of MGM pursuant to the Master Lease. The Borrowers, together with the MGM Tenant, are collectively referred to as the “WholeCo”.

A-3-11

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Properties. The CityCenter (Aria & Vdara) Properties are located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and are comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 SF of casino space, as well as various other retail, entertainment and amenity offerings.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Properties by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Properties from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone, pursuant to which the Borrowers acquired the fee interest in the CityCenter (Aria & Vdara) Properties from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Properties to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Properties, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a globally recognized and publicly traded company with a market cap of approximately $9.3 billion as of February 2026. The Master Lease and the MGM Master Lease Guaranty have been collaterally assigned to the lender. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market cap declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years 11 through 20 and (d) 3.5% of revenues for years 21 and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since the prior securitization in 2021, the CityCenter (Aria & Vdara) Properties have rapidly recovered from the COVID-19 pandemic, achieving record performance as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Properties had an overall EBITDAR of approximately $283.7 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The Aria comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received the AAA Five Diamond and Forbes Travel Guide Five-Star Awards, as well as seven additional Forbes Travel Guide distinctions. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating advanced energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 SF venue featuring world-class DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 SF and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a Forbes Five-Star rated, hotel-within-a-hotel, offering exclusive luxury, personalized service and enhanced amenities for discerning guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and spa-like bathrooms. The Sky Suites provide an elevated experience with perks like luxury airport transfers, butler service and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The Aria’s casino floor spans approximately 150,000 SF, featuring a comprehensive selection of 1,940 slot machines, 145 table games, a high-limit lounge and a racing and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of the Aria’s total property revenues as of TTM September 2025, reflecting a shift toward more durable, non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 SF of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, Michelin-starred and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, London’s two Michelin starred Indian restaurant, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 SF pool deck with four pools and 12,000 SF of cabanas, a Forbes Five-Star spa and salon, the Aria Fine Art Collection and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to the Aria within CityCenter, the Vdara is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design, providing a sophisticated retreat within the vibrant CityCenter ecosystem. The Vdara features approximately 16,500 SF of meeting and event space, including a 3,923 SF grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio and other CityCenter attractions via the express tram.

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 SF. Suites feature open floor plans, horizontal windows with city and mountain views and fully equipped gourmet kitchens with designer appliances. As of TTM September 2025, the Vdara reported an occupancy rate of 93.9%, ADR of $276.95 and RevPAR of $260.06, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

A-3-12

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges and heated chaise loungers. The rooftop pool deck offers panoramic views, private cabanas and a relaxing retreat for guests. A state-of-the-art fitness center and luxury retail outlets complete the guest experience.

The Market. The CityCenter (Aria & Vdara) Properties are located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry, claiming three AAA Five Diamond hotels. According to a third party research report, hotel fundamentals in Las Vegas have considerably strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 51.6% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing it’s 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue. Nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). Gaming revenue has been strong strip-wide while hotels have continued to diversify revenue sources.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand, propelling long-term sustainable gains in market performance. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The National Hockey League expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the National Football League’s Las Vegas Raiders. The team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than six million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Las Vegas Grand Prix annually through 2032, with the inaugural race held in November 2023, and the Oakland Athletics Major League Baseball team plans to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of properties along the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60

(1)	Source: Appraisal.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Properties had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” conclusions:

Appraisal Valuation Summary
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria – Hypothetical Fee Simple	$6,375,000,000(1)	8.50%	Income Capitalization Approach
The Vdara – Hypothetical Fee Simple	$657,800,000(1)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach

Source: Appraisal.

(1)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Properties but is secured by the Borrowers’ rights under the Master Lease.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at the CityCenter (Aria & Vdara) Properties.

A-3-13

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the CityCenter (Aria & Vdara) Properties:

Cash Flow Analysis(1)(2)
	2022	2023	2024	9/30/2025 TTM	UW(3)	UW per Room(3)(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(4)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44

Room Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232
Food & Beverage	$408,775,407	$445,587,845	$468,136,267	$443,366,197	$465,422,092	$87,011
Club Membership	$398,416,803	$379,429,580	$363,767,670	$445,674,245	$428,910,321	$80,185
Other Departmental Income(5)	$115,087,855	$115,820,055	$111,693,386	$115,354,233	$113,733,501	$21,263
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691

Room Expense	$151,452,587	$169,988,158	$185,046,225	$183,986,680	$188,651,419	$35,269
Food & Beverage Expenses	$280,374,257	$330,729,810	$341,847,365	$328,631,653	$345,361,697	$64,566
Club Membership Expense	$172,516,951	$198,058,944	$198,607,896	$198,748,960	$197,812,779	$36,981
Other Departmental Expense(5)	$42,444,516	$45,389,779	$45,077,711	$46,914,540	$46,305,073	$8,657
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219

Administrative and General	$63,269,875	$70,348,977	$68,335,109	$64,439,497	$65,217,842	$12,193
Sales and Marketing	$32,315,100	$24,130,762	$24,723,051	$18,560,141	$18,779,491	$3,511
Property Operation and Maintenance	$22,382,967	$23,366,146	$25,675,346	$25,004,506	$25,269,661	$4,724
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591

Real Estate Taxes	$19,280,539	$20,595,325	$21,694,635	$22,156,930	$22,156,930	$4,142
Insurance	$15,577,537	$15,889,993	$15,623,447	$15,138,129	$15,138,129	$2,830
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228

FF&E	$21,656,953	$23,315,058	$23,722,044	$24,170,494	$24,446,873	$4,570

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657

NOI DSCR(6)	4.25x	4.30x	4.28x	4.66x	4.64x
NCF DSCR(6)	4.09x	4.13x	4.11x	4.48x	4.46x
NOI Debt Yield(6)	22.7%	23.0%	22.9%	24.9%	24.8%
NCF Debt Yield(6)	21.9%	22.1%	22.0%	24.0%	23.9%

(1)	With respect to the Master Lease rent of approximately $232.7 million, the NOI DSCR, NFC DSCR, NOI Debt Yield and NCF Debt Yield based on the principal balance of CityCenter (Aria & Vdara) Whole Loan are 1.26x, 1.26x, 6.74% and 6.74%, respectively.
(2)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to the RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operations at the Aria are not a part of the Collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operations belong to BetMGM. The Borrowers will not receive financial reporting from MGM with respect to the RSB operations and any revenues or expenses derived therefrom. The lender will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM thereunder, the RSB services agreement will be terminated at MGM’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(3)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of lender’s underwritten cash flow.
(4)	Per Room is based on 5,349 rooms.
(5)	Other Departmental Income and Other Departmental Expenses consists of retail, entertainment and other departmental revenues and expenses.
(6)	Based on the CityCenter (Aria & Vdara) Senior Notes. UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan are 3.41x, 3.28x, 18.3% and 17.6%, respectively.

A-3-14

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Properties are subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenue at an eligible institution to be used for furniture, fixtures and equipment (“FF&E”) and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Real Estate Taxes – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required tax deposits will be reduced on a dollar-for-dollar basis by such amount.

Insurance – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Properties constitute an acceptable blanket policy, then no insurance deposits are required as described in “Description of the Mortgage Pool—Insurance Considerations” in the prospectus. An acceptable blanket policy was in place at origination. Further, if insurance premiums are reserved for or previously paid for by a brand manager pursuant to a brand management agreement or by a casino operator pursuant to a casino management agreement, then the required insurance deposits will be reduced on a dollar-for-dollar basis by such amount.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Properties are not subject to the Master Lease, on each payment date during a Trigger Period, the Borrowers are required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed F&B operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”) and if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Properties are managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, property improvement plan (“PIP”) work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025 and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and the Borrower-managed F&B operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox and Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (as defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below) and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan event of default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers and is discharged, stayed or dismissed within 90 days of its filing and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

A-3-15

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$69,000,000
3730 South Las Vegas Boulevard and	CityCenter (Aria & Vdara)	Cut-off Date LTV:	36.2%
2600 West Harmon Avenue		UW NCF DSCR:	4.46x
Las Vegas, NV 89158		UW NOI Debt Yield:	24.8%

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date and (b) the Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12-month period immediately preceding such calculation date.

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR, (ii) the Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) the Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate Debt. The subordinate debt (the “CityCenter (Aria & Vdara) Subordinate Loan”) is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate original principal balance as of the Cut-off Date of $902,200,000.

The following table presents certain metrics related to CityCenter (Aria & Vdara) Subordinate Loan:

CityCenter (Aria & Vdara) Subordinate Loan
Cut-off Date Balance	Interest Rate	Whole Loan UW NOI Debt Yield(1)	Whole Loan UW NCF Debt Yield(1)	Whole Loan UW NOI Debt Yield at Maturity(1)	Whole Loan UW NCF DSCR(1)	Whole Loan Cut-off Date LTV Ratio(1)	Whole Loan Maturity Date LTV Ratio(1)
$902,200,000	5.33423162879628%	18.3%(1)	17.6%	18.3%	3.28x	49.1%	49.1%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Release of Property. None.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 36 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030.

A-3-16

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

A-3-17

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Freeway Business Park
1500 Hughes Way
Long Beach, CA 90810
Lynwood
City Shopping Center
Rosecrans Ave
Los Angeles 15 miles
METRORAIL C LINE
Downey
Ralphs Distribution Center
Paramount
Paramount Towne Center
Compton Blvd
Compton
Citi Mall Compton
Paramount Business Center
Bellflower
Paramount Plaza
Alondra Blvd
Centerwood Plaza
Kindred Hospital Paramount
Garfield Ave
Downey Ave
Lakewood Blvd
Clark Ave
Greenleaf Blvd
Compton College
Artesia Fwy
Artesia Blvd
Artesia Business Centre
North Long Beach
American Transportation Services
Dignity Health Sports Park
General Mills
Cal. State University - Dominguez Hills
Amazon Distribution Center
Home Depot Distribution Center
South St
UCI Health Lakewood
Total Distribution Service
Long Beach Research Institute
Long Beach Blvd
Atlantic Ave
S. Central Ave
Wilmington Ave
Los Angeles Intl. Airport 15 miles
Del Amo Plaza
Lakewood
Lakewood Center
Del Amo Blvd
Del Amo
Anheuser-Busch
Southbay Pavilion
Bixby Knolls Shopping Center
San Antonio Dr
Carson
Alameda St
Santa Fe Ave
Virginia Country Club
Cherry Ave
Paramount Blvd
Lakewood Country Club
Long Beach College
Carson St
METRORAIL A LINE
LOS ANGELES COUNTY
Los Angeles County Govt. Offices
Long Beach Town Square
Regency Business Park
Douglas Business Park
E. 223rd St
Sunrise
Long Beach Airport
Veteran's Memorial Stadium
International Paper Co.
Wardlow
Wardlow Rd
Boeing
Gulfstream Aerospace Corporation
San Diego Fwy
Skylinks Golf Course
Arlington
Long Beach Memorial Medical Ctr.
Kilroy Airport Center
E. Sepulveda Blvd
Wrigley Marketplace
Junipero Business Park
Willow
Willow St
Towne Center East
Willow Palms Business Park
Phillips 66 Carson
Signal Hill
N. Avalon Blvd
Long Beach Fwy
Los Angeles River
Daisy Ave
Pacific Coast Hwy
The Banning Museum
PCH
Atherton St
Circle Center West
Lower West Side
Anaheim
LONG BEACH
Redondo Ave
E. Anaheim St
St. Mary Medical Ctr.
Toyota Logistics Services
Recreation Park Golf Course
Downtown Long Beach
7th St
Alameda St
PORT OF LONG BEACH
Orange Plaza
4th St
Pacific
5th St
Pine Square
E. Broadway
Downtown
1st St
Belmont Heights
Long Beach Channel
W. Ocean Blvd
Ocean Blvd
Long Beach Museum of Art
The Aquarium of the Pacific
Long Beach Convention and Entertainment Ctr.
Burbank
Glendale
Pasadena
Arcadia
Santa Monica
LOS ANGELES
Alhambra
El Monte
Monterey Park
Montebello
Florence
South Gate
Pico Rivera
Whittier
Inglewood
Santa Fe Springs
El Segundo
Hawthorne
Gardena
Norwalk
Pacific Ocean
Redondo Beach
Torrance
Cerritos
Garden Grove
Huntington Beach

A-3-18

Mortgage Loan No. 3 – Freeway Business Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$65,000,000			Location:	Long Beach, CA 90810
Cut-off Date Balance(1):	$65,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.8%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Omninet Capital, LLC			Year Built/Renovated:	1982/2005
Guarantors:	Neil Kadisha and Benjamin Nazarian			Size:	494,055 SF
Mortgage Rate:	6.0240%			Cut-off Date Balance Per SF(1):	$192
Note Date:	2/19/2026			Maturity Date Balance Per SF(1):	$192
Maturity Date:	3/1/2031			Property Manager:	Omninet Property Management, Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$11,937,377
Seasoning:	1 month			UW NCF:	$11,547,266
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield(1):	12.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	12.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Balance(1):	$30,000,000			UW NCF DSCR(1):	1.99x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5):	$7,268,161 (11/30/2025 TTM)
				2nd Most Recent NOI(5):	$1,750,570 (12/31/2024)
				3rd Most Recent NOI(5):	$1,897,884 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5):	89.9% (2/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	27.1% (12/31/2024)
RE Taxes:	$0	$101,204	NAP	3rd Most Recent Occupancy(5):	31.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$157,000,000 (4/1/2026)
Replacement Reserve:	$240,000	$10,293	NAP	Appraised Value Per SF:	$318
TI/LC Reserve:	$0	$41,171	$1,482,165	Cut-off Date LTV Ratio(1)(6):	60.5%
Other Reserves(4):	$18,234,780	$0	NAP	Maturity Date LTV Ratio(1)(6):	60.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$95,000,000	100.0%	Loan Payoff:	$63,338,236	66.7%
			Upfront Reserves:	$18,474,780	19.4%
			Return of Equity:	$12,288,928	12.9%
			Closing Costs:	$898,056	0.9%
Total Sources:	$95,000,000	100.0%	Total Uses:	$95,000,000	100.0%

(1)	The Freeway Business Park Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $95,000,000. The information presented is based on the Freeway Business Park Whole Loan (as defined below).
(2)	Defeasance of the Freeway Business Park Whole Loan is permitted at any time after the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Freeway Business Park Whole Loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Other Reserves consist of a landlord obligation reserve of $16,666,339 and a free rent reserve of $1,568,441.
(5)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section below for further discussion.
(6)	The appraised value represents the “Upon Completion” value, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS (as defined below). The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339 was reserved at the origination of the Freeway Business Park Whole Loan. The appraiser concluded an “as-is” appraised value of $148,000,000 as of July 24, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are 64.2% and 64.2%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Freeway Business Park Mortgage Loan”) is part of a whole loan (the “Freeway Business Park Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $95,000,000 and is secured by a first priority fee mortgage encumbering a 494,055 SF office property located in Long Beach, California (the “Freeway Business Park Property”).

The Freeway Business Park Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance of $65,000,000. The Freeway Business Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-19

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The table below identifies the promissory notes that comprise the Freeway Business Park Whole Loan:

Freeway Business Park Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$30,000,000	$30,000,000	Bank of America, N.A.	No
Total	$95,000,000	$95,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Omninet Freeway, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is Omninet Capital, LLC. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are principals of the borrower sponsor, Omninet Capital, LLC, a private investment firm focusing on private equity and commercial real estate. Neil Kadisha, together with Izak Nazarian (the father of Benjamin Nazarian), co-founded Omninet Corp. in 1984. Neil Kadisha and Izak Nazarian co-founded Omninet Capital, LLC, which focuses on private equity and commercial real estate. Their commercial real estate portfolio has grown to a total of 37 properties and is diversified in location and asset type. The portfolio includes 21 office, two retail and 14 multifamily properties. Omninet Capital, LLC owns and operates over 5 million SF of commercial space and more than 5,700 multifamily units throughout the United States.

The Property. The Freeway Business Park Property is a four-story class A, office building located in Long Beach, California. Originally built in 1982, the Freeway Business Park Property was renovated in 2005. The Freeway Business Park Property is comprised of 494,055 SF and is situated on 19.13 acres. The building amenities include conference rooms, atriums, a café and gym. The Freeway Business Park Property includes 1,642 surface parking spaces, resulting in a parking ratio of 3.32 spaces per 1,000 SF.

The borrower sponsor acquired the Freeway Business Park Property in 2012. The Freeway Business Park Property averaged 86.0% occupancy from 2015 to 2019. In December 2019, the then second largest tenant (157,707 SF, 32.2% of NRA) vacated at lease expiration and occupancy declined to 52.6% in 2020. In 2021, the then largest tenant (177,023 SF, 36.1% of NRA) downsized its space to 32,566 SF. The occupancy declined to 39.8% for 2021 and 2022. The borrower sponsor has relationships with government related entities and began backfilling the available space with General Services Administration (“GSA”) leases. Since 2020, the borrower sponsor has executed approximately 381,393 SF (77.2% of NRA) in GSA leases at the Freeway Business Park Property. Specifically, in 2023, the largest tenant, County of LA – DPSS (as defined below), executed a new 15-year lease representing 207,289 SF (42.0% of NRA). Furthermore, in 2025, the second largest tenant, County of LA – DCFS, executed a new 15-year lease representing 89,895 SF (18.2% of NRA).

As of February 1, 2026, the Freeway Business Park Property was 89.9% leased to eight tenants. GSA leases account for 77.2% of NRA and 88.8% of UW rent, with 60.2% of NRA leased directly to the investment grade rated GSA tenants. The three largest tenants represent 69.6% of NRA and 79.5% of UW rent. The remaining tenants, each representing less than 7.5% of NRA, include State of California Department of Industrial Relations, Altamed Health Services Corporation and Children's Institute, Inc.

Major Tenants.

County of LA – DPSS (207,289 SF, 42.0% of NRA, 49.2% of UW Rent). County of Los Angeles Department of Public Social Services (“County of LA – DPSS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) helps low-income families and individuals with a variety of programs and services for financial assistance through benefits programs, as well as housing and job assistance. County of LA – DPSS offers Medi-Cal health insurance, CalFresh food assistance, CalWORKs cash assistance for families, and general relief cash assistance for individuals. They also assist customers who are experiencing homelessness, domestic violence and substance use disorders. The Freeway Business Park Property serves as the South County regional office for County of LA – DPSS. County of LA – DPSS consolidated their space from three separate locations within Los Angeles County and signed a new 15 year lease in 2023 at the Freeway Business Park Property. The Freeway Business Park Property will service 1,158 employees and the space is designed to support anticipated growth of an additional 136 employees. County of LA – DPSS functions involve confidential information or require face to face services, so the majority of on-site employees are required to work in-office between three and five days per week.

The lease for County of LA – DPSS commenced in January 2025 and expires on December 31, 2039, with a one five-year renewal option. County of LA – DPSS currently pays rent of $37.67 PSF, with annual rent escalations based on Consumer Price Index (“CPI”), but increases are subject to certain caps per the lease. County of LA – DPSS received a landlord funded tenant improvement allowance of $12,437,340 ($60 PSF). In addition to the landlord funded tenant improvement allowance, County of LA – DPSS contributed an additional $23,838,235 ($115 PSF) into the buildout of their space and an additional $15,105,756 was paid by County of LA – DPSS for the installation of the required low-voltage systems. In total, $51,381,331 ($248 PSF) was invested into the buildout of the space.

County of LA – DCFS (89,895 SF, 18.2% of NRA, 21.1% of UW Rent). County of Los Angeles Department of Children and Family Services (“County of LA – DCFS”) (AA/Aa2/AA- by Fitch/Moody’s/S&P) was created in 1984 and is one of the largest county governed child protective agencies in the nation. The County of LA – DCFS oversees Los Angeles County's 24/7 child abuse and neglect hotline and responds to the immediate needs of any child at risk. The County of LA – DCFS works with more than 50 community-based organizations to provide support services to families in need. The County of LA – DCFS is responsible for ensuring the safety of more than two million children across 88 diverse cities in Los Angeles County. The County of LA – DCFS works with 9,000 staff across 20 regional offices with an annual budget of approximately $2.0 billion. County of LA – DCFS signed a 15 year lease in 2025 at the Freeway Business Park Property for this location to serve as their South County regional office. The Freeway Business Park Property will service approximately 560 staff and 500 workstations, including 21 hoteling stations. Of the total staff, 165 positions will be on-site full-time, while the remaining 395 positions will be required to be on-site two to three days per week.

The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026 and expires on June 30, 2041, with a one five-year renewal option. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. Upon lease commencement, after one month of free rent, County of LA – DCFS will pay rent of $35.40 PSF, with rent escalations assuming 2.5% annual CPI increases. County of LA – DCFS received a landlord funded tenant improvement and leasing commissions allowance of $6,328,414 ($70 PSF), which was fully reserved by the lender along with all gap rent and free

A-3-20

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

rent owed. In addition to the landlord funded tenant improvement allowance, County of LA – DCFS is committing an additional $10,337,925 into the buildout of their space and an additional $8,500,000 for the installation of the required low-voltage systems. In total, $25,166,339 ($280 PSF) is being invested into the County of LA - DCFS space.

Housing Authority of the City of Long Beach (46,915 SF, 9.5% of NRA, 9.3% of UW Rent). The Housing Authority of the City of Long Beach (“HACLB”) (AA/Aa2/AA-by Fitch/Moody’s/S&P) provides support and rental assistance to individuals and families in need, expanding access to affordable and safe housing through the effective use of government resources and community partnerships. HACLB presently manages four senior and adult disabled apartments complexes, the City of Long Beach’s rental housing assistance programs, and offers financial and technical assistance services to low-income, elderly, and disabled residents of Long Beach. HACLB collaborates with over 2,600 housing providers to assist more than 7,000 households in Long Beach. HACLB signed its initial 13 year lease at the Freeway Business Park Property in February 2020 for 19,124 SF. The lease was amended in March 2024 to expand its space to 46,915 SF. The HACLB has two departments on-site - Homeless Services and Housing Authority. HACLB has a lease expiration date of December 31, 2034 with one, five-year renewal option with nine months’ notice and no termination option. HACLB currently pays rent of $29.66 PSF, with 3% annual increases in April of each year. HACLB received a landlord funded tenant improvement allowance of $1,147,440 ($60 PSF) and is entitled to future free rent in the amount of $242,490, which amount has been fully reserved by the lender.

The following table presents certain information relating to the tenancy at the Freeway Business Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
County of LA - DPSS	AA/Aa2/AA-	207,289	42.0%	$7,809,605	49.2%	$37.67	12/31/2039	1 x 5yr	Y(3)
County of LA – DCFS(4)	AA/Aa2/AA-	89,895	18.2%	$3,345,425	21.1%	$37.21	6/30/2041	1 x 5yr	Y(4)
Housing Authority of the City of Long Beach	AA/Aa2/AA-	46,915	9.5%	$1,476,440	9.3%	$31.47	12/31/2034	1 x 5yr	N
State of California Department of Industrial Relations	AA/Aa2/AA-	37,294	7.5%	$1,477,984	9.3%	$39.63	10/31/2028	NAP	Y(5)
Altamed Health Services Corporation	NR/NR/NR	25,317	5.1%	$761,792	4.8%	$30.09	10/31/2030	2 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		406,710	82.3%	$14,871,245	93.6%	$36.56

Other Tenants		37,661	7.6%	$1,017,926	6.4%	$27.03
Occupied Subtotal/Wtd. Avg.		444,371	89.9%	$15,889,171	100.0%	$35.76

Vacant Space		49,684	10.1%
Total/Wtd. Avg.		494,055	100.0%

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain ratings are those of the government entity whether or not the government entity guarantees the lease.
(3)	County of LA – DPSS has a one-time right to terminate its lease effective as of the last day of the 144th month of the lease (12/31/2036) with at least 180 days’ prior written notice.
(4)	The County of LA – DCFS space is currently being built out with an anticipated substantial completion date of May 22, 2026. The lease is expected to commence on July 1, 2026. The tenant has a one-time right to terminate the lease that may be exercised any time after the 12th anniversary of the commencement date (June 2038), with at least 180 days prior written notice.
(5)	State of California Department of Industrial Relations has a one-time right to terminate its lease any time after December 31, 2023 upon 30 days written notice.

A-3-21

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to the lease rollover schedule at the Freeway Business Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	37,294	7.5%	7.5%	$1,477,984	9.3%	9.3%	$39.63
2029	1	12,545	2.5%	10.1%	$394,798	2.5%	11.8%	$31.47
2030	1	25,317	5.1%	15.2%	$761,792	4.8%	16.6%	$30.09
2031(3)	0	0	0.0%	15.2%	$0	0.0%	16.6%	$0.00
2032	1	20,069	4.1%	19.3%	$564,386	3.6%	20.1%	$28.12
2033	0	0	0.0%	19.3%	$0	0.0%	20.1%	$0.00
2034	1	46,915	9.5%	28.8%	$1,476,440	9.3%	29.4%	$31.47
2035	1	5,047	1.0%	29.8%	$58,742	0.4%	29.8%	$11.64
2036	0	0	0.0%	29.8%	$0	0.0%	29.8%	$0.00
2037 & Thereafter	2	297,184	60.2%	89.9%	$11,155,030	70.2%	100.0%	$37.54
Vacant	0	49,684	10.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg(4)	8	494,055	100.0%		$15,889,171	100.0%		$35.76

(1)	Information is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The Freeway Business Park Whole Loan has a maturity date of March 1, 2031.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Freeway Business Park Property is located in Long Beach, Los Angeles County, California, northwest of the intersection of I-405 and I-710, which provides broader access to I-110, I-105 and I-605. Interstate 405 near the Freeway Business Park Property carries approximately 246,000 vehicles per day. The Freeway Business Park Property is located approximately 16 miles from Downtown Los Angeles, 3.3 miles west of Long Beach Airport and four miles northeast of the City of Long Beach and the Pacific Ocean. According to the borrower sponsor, government agencies are drawn to the Freeway Business Park Property in part due to the accessibility and transportation connectivity for the public facing requirements of their programs.

Office demand in Long Beach is supported by aerospace, advanced technology, professional services, and port related businesses. The City of Long Beach has experienced growth in aerospace and space technology. Companies such as Relativity Space, SpinLaunch, and Vast operate in Long Beach and require engineering offices, research and development space, and modern collaborative environments. Professional services and corporate users contribute to demand, as shown by commitments from Blue Shield, Fluor, and American President Lines in both downtown and suburban areas. Port related businesses, including maritime services, freight forwarders, and international trade operators, also generate office demand due to proximity to the Port of Long Beach. The region includes major public universities such as the University of California at Los Angeles and the University of California at Irvine, as well as California State University campuses in Los Angeles, Fullerton, and Long Beach.

The Freeway Business Park Property is part of the South Bay office market and the Long Beach: Suburban office submarket. According to a third-party market report, the Long Beach: Suburban office submarket has a total inventory of 10.54 million SF, approximately 16.15% of the total inventory in the South Bay office market. According to a third party market report, the Long Beach: Suburban office submarket has a vacancy rate of 9.2% and an average asking rental rate of $34.25 PSF.

The 2025 population within a one-, three-, and five-mile radius of the Freeway Business Park Property was 21,195, 175,316 and 611,431, respectively. The average household income within the same radii was $114,162, $110,740, and $107,034, respectively.

A-3-22

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

The following table presents certain information relating to comparable office leases with respect to the Freeway Business Park Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (years)	Tenant Size (SF)	Base Rent PSF	TI PSF/Annual Rent increases/Free Rent
Freeway Business Park Long Beach, CA	1982/2005	494,055(2)	-	County of LA – DPSS County of LA - DCFS	Jan-25(2) July-26(2)	15.0(2) 15.0(2)	207,289(2) 89,895(2)	$37.67(2) $37.21(2)	$60.0/CPI/1 mos. $60.0/2.5%/1 mos.
3880 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.3 miles	Mangan	Nov-25	11.3	37,758	$38.40	$110.0/3.0%/15 mos.
3840 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.2 miles	Cabi Clothing	Aug-25	10.8	28,737	$40.80	$105.0/3.0%/10 mos.
4811 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.5 miles	NFI Port Services	Jul-25	3.0	10,747	$30.60	$0.0/Steps/0 mos.
3900 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.0 miles	SCS Engineering Treadway, Lumsdaine & Doyle	Jul-25 Jul-24	10.9 5.4	30,133 9,656	$38.76 $40.20	$110.0/3.0%/11 mos. $10.0/3.0%/5 mos.
3780 Kilroy Airport Way Long Beach, CA	NAV	NAV	4.1 miles	Visionaire Lighting Dermavant Science	Sep-24 Aug-24	6.0 5.4	5,427 6,684	$41.40 $41.40	$0.0/3.0%/6 mos. $10.0/3.0%/4 mos.
301 E. Ocean Boulevard Long Beach, CA	NAV	NAV	4.5 miles	General Services Administration	Aug-24	15.0	5,284	$41.88	$0.0/3.0%/0 mos.
4900 Airport Plaza Drive Long Beach, CA	NAV	NAV	4.6 miles	City of Long Beach	Dec-23	10.7	6,038	$33.60	$95.0/3.0%/8 mos.

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 1, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Freeway Business Park Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office	$35.40	84	3.0%

Appraisal. The appraised value represents the “Upon Completion” value for the Freeway Business Park Property of $157,000,000 as of April 1, 2026, which assumes that all the leasing costs are paid for the second largest tenant, County of LA – DCFS. The entire amount of outstanding tenant improvement and leasing commissions cost of $16,666,339, was reserved at the origination of the Freeway Business Park Whole Loan. The appraisal concluded to an “as-is” value for the Freeway Business Park Property of $148,000,000 as of July 24, 2025. The appraiser also concluded to a land value (unimproved) for the Freeway Business Park Property of $84,800,000 as of February 1, 2027.

Environmental Matters. The Phase I environmental site assessment dated January 26, 2026 identified no evidence of any recognized environmental condition at the Freeway Business Park Property.

A-3-23

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Freeway Business Park Property:

Cash Flow Analysis(1)
	2022	2023	2024	11/30/2025 TTM	UW	UW PSF
Gross Potential Rent(2)	$5,009,950	$4,416,955	$4,571,628	$10,886,317	$17,647,986	$35.72
Expense Reimbursements	$174,073	$155,929	$51,827	$372,197	$93,499	$0.19
Net Rental Income	$5,184,023	$4,572,884	$4,623,455	$11,258,514	$17,741,485	$35.91
Other Income(3)	$8,556	$18,229	$98,596	$111,464	$111,464	$0.23
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,758,814)	($3.56)
Effective Gross Income	$5,192,579	$4,591,113	$4,722,051	$11,369,978	$16,094,135	$32.58

Real Estate Taxes	$1,024,861	$1,057,938	$1,125,828	$1,175,602	$1,167,738	$2.36
Insurance	$218,344	$260,493	$289,495	$232,123	$202,180	$0.41
Other Operating Expenses	$1,428,123	$1,374,798	$1,556,158	$2,694,092	$2,786,840	$5.64
Total Operating Expenses	$2,671,328	$2,693,229	$2,971,481	$4,101,817	$4,156,758	$8.41

Net Operating Income	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,937,377	$24.16
Replacement Reserves	$0	$0	$0	$0	$123,514	$0.25
TI/LC	$0	$0	$0	$0	$266,597	$0.54
Net Cash Flow	$2,521,251	$1,897,884	$1,750,570	$7,268,161	$11,547,266	$23.37

Occupancy %	39.8%	31.0%	27.1%	89.9%(4)	90.1%(5)
NOI DSCR(6)	0.43x	0.33x	0.30x	1.25x	2.06x
NCF DSCR(6)	0.43x	0.33x	0.30x	1.25x	1.99x
NOI Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.6%
NCF Debt Yield(6)	2.7%	2.0%	1.8%	7.7%	12.2%

(1)	The increase in NOI and occupancy from historical periods to TTM and UW is attributed to recent leasing of the top two tenants (60.2% of NRA and 70.2% of UW Rent). See “The Property” section above for further discussion.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 1, 2026, with rent for investment grade tenants straight-lined through the Freeway Business Park Whole Loan term.
(3)	Other income includes miscellaneous income.
(4)	Represents occupancy based on the underwritten rent roll as of February 1, 2026.
(5)	Based on economic vacancy of 9.9%.
(6)	Based on the Freeway Business Park Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate tax payments (initially estimated to be approximately $101,204).

Insurance – On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The Freeway Business Park Property is currently insured under a blanket insurance policy.

Replacement Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited into escrow $240,000 for replacement reserves, and on each monthly payment date, is required to deposit approximately $10,293 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $41,171 for TI/LC reserves, subject to a cap of $1,482,165.

Outstanding TI/LC Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited approximately $16,666,339 for TI/LCs associated with the second largest tenant, County of LA – DCFS ($6,328,414 of which is owed to County of LA – DCFS and $10,337,925 of which was paid by the borrower and will be reimbursed by County of LA – DCFS within 60 days of its lease commencement date).

Free Rent Reserve – At origination of the Freeway Business Park Whole Loan, the borrower deposited approximately $1,568,441 for the free and gap rent associated with the second largest tenant, County of LA – DCFS ($1,325,951), and free rent associated with the third largest tenant, HACLB ($242,490).

Lockbox and Cash Management. The Freeway Business Park Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Freeway Business Park Whole Loan, the borrower was required to establish a deposit account into which all rents and other revenues are required to be deposited. Additionally, the borrower delivered tenant direction letters to each tenant instructing all tenants to deposit all rents into the deposit account. If the borrower or the manager receives any rent or income from the Freeway Business Park Property, the borrower and manager are required to deposit such amount into the deposit account within two business days of receipt. During a Cash Sweep Period, funds in the deposit account will be transferred on each business day to a lender-controlled cash management account and disbursed in accordance with the Freeway Business Park Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Freeway Business Park Whole Loan.

A-3-24

Office – Suburban	Loan #3	Cut-off Date Balance:	$65,000,000
1500 Hughes Way	Freeway Business Park	Cut-off Date LTV:	60.5%
Long Beach, CA 90810		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	12.6%

A “Cash Sweep Period” will commence on the earliest of (i) the occurrence of an event of default under the Freeway Business Park Whole Loan documents, (ii) the debt service coverage ratio (“DSCR”) being less than 1.20x on a trailing 12 month basis, and (iii) a Tenant Event (as defined below); and expiring when, (a) in connection with clause (i) above, the event of default is cured, (b) in connection with clause (ii) above, the DSCR equals or exceeds 1.20x on a trailing 12 month basis (tested quarterly) for two consecutive calendar quarters and (c) in connection with clause (iii) above, the Tenant Event is cured. If the Cash Sweep Period is solely caused by the DSCR being less than 1.20x, the borrower can cure the Cash Sweep Period, as long as the amount deposited in the excess cash subaccount exceeds or equals $7,500,000. If the Cash Sweep Period is solely caused by the Tenant Event, the borrower can cure the Cash Sweep Period, as long as the amount deposited in the trigger tenant reserve subaccount exceeds or equals $50.00, multiplied by the SF of net rentable area that the applicable Trigger Tenant (as defined below) has vacated under its Trigger Lease (as defined below).

A “Tenant Event” will commence upon any of the following:

(a)	if County of LA – DCFS or County of LA – DPSS (each, a “Trigger Tenant” under a “Trigger Lease”) fails to renew and/or extend its applicable Trigger Lease on or before the earliest to occur of: (a) the date required for renewal and/or extension as set forth in such Trigger Lease, and (b) the date that is 12 months prior to the expiration of the applicable Trigger Lease;
(b)	the date on which a Trigger Tenant defaults in the payment of rent beyond any applicable notice and cure periods under its applicable Trigger Lease;
(c)	the date on which a Trigger Tenant or the guarantor of the applicable Trigger Lease becomes subject to creditor’s rights laws as a debtor; and
(d)	the date on which a Trigger Tenant vacates, “goes dark”, or terminates its Trigger Lease or gives written notice to the borrower or manager that it will vacate, go dark, or terminate its Trigger Lease.

A Tenant Trigger Period will end upon:

(i)	with respect to clause (a) above, the date on which a replacement tenant re-tenants and takes occupancy of the premises, or such existing Trigger Tenant actually renews and/or extends its applicable Trigger Lease on terms reasonably acceptable to the lender;
(ii)	with respect to clause (b) above, the date on which all defaults with respect to the Tenant Lease are cured;
(iii)	with respect to clause (c) above, the Trigger Tenant, has assumed (without alteration of any material terms of the Trigger Lease) and any applicable bankruptcy court has affirmed such assumption of the Trigger Lease, or the action under creditor’s rights laws is discharged, stayed or dismissed; and
(iv)	with respect to clause (d) above, the date on which a replacement tenant re-tenants and takes occupancy of the premises currently leased under the applicable Trigger Lease pursuant to a replacement lease, or solely if a Trigger Tenant receives an offer to sublet 50% or more of its space, such applicable Trigger Tenant (x) retracts such offer to sublet or (y) re-tenants or sublets at least 75% of the space offered for sublet on terms reasonably acceptable to the lender.

Ground Lease. None.

Release of Property. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism, however terrorism coverage can be sub-limited to $100 million; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Freeway Business Park Property on a stand-alone basis at the time that any terrorism coverage is excluded from any insurance policy). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-25

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

A-3-26

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

A-3-27

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

A-3-28

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Cedar Rapids
17 miles
W. Penn St.
W. Penn St.
Penn Landing
Liberty Plaza
North Liberty
Quail Creek GC
Coral Ridge Ave
JOHNSON COUNTY
N. Dubuque St
N. Liberty Rd NE
Sugar Bottom Recreation Area
Coralville Lake
Devonian Fossil Gorge
Iowa River
Wickham
1st Ave
Dubuque St NE
Univ. of Iowa Rehabilitation Hospital
Univ. of Iowa Research Park
2nd St
Tiffin
Collins Aerospace
Coral North Shopping Center
Coralville
Brown Deer GC
Lincoln
Waterworks Prairie Park
Des Moines
107 miles
Coral Valley
Klein Quarry
Coral Ridge Mall
1451 Coral Ridge Avenue
Coralville, IA 52241
Iowa River Landing
Iowa River Landing
Coralville Center for the Performing Arts
2nd St
Elks CC
Terrell Mill Park
Dubuque St
Hoover
N. Dodge St
Hickory Hill Park
Park Rd
Iowa City
DOWNTOWN IOWA CITY
Univ. of Iowa Health Care Medical Ctr.
Carver Hawkeye Arena
University of Iowa
Finkbine GC
Kinnick Stadium
University of Iowa Hospital
Old Capitol Town Center
Iwv Rd. SW
Melrose Ave
Horn
University Heights
Benton St
Lucas
Mormon Trek Blvd
Willow Creek Park
Kirkwood Ave
Procter & Gamble
Iowa City Municipal Airport
Riverside Dr.
Sycamore Mall
Wetherby Park
Terry Trueblood Rec. Area
S. Gilbert St
Johnson Co. Fairgrounds
Iowa River
Pleasant Valley GC
MINNEAPOLIS
Eau Claire
MINNESOTA
Rochester
La Crosse
WISC.
Sioux Falls
Mason City
IOWA
Waterloo
Dubuque
Sioux City
Fort Dodge
Cedar Rapids
Ames
Marshalltown
Coralville
Iowa City
Davenport
DES MOINES
OMAHA
Council Bluffs
Lincoln
NEBR.
ILLINOIS
MISSOURI

A-3-29

Mortgage Loan No. 4 – Coral Ridge Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$62,000,000			Location:	Coralville, IA 52241
Cut-off Date Balance:	$61,882,520			General Property Type:	Retail
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	GGP LLC			Year Built/Renovated:	1998/2017
Guarantor:	BPR Nimbus LLC			Size:	572,887 SF
Mortgage Rate:	6.8210%			Cut-off Date Balance PSF:	$108
Note Date:	1/30/2026			Maturity Date Balance PSF:	$102
Maturity Date:	2/1/2031			Property Manager:	Brookfield Properties Retail Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$10,904,244
Prepayment Provisions(1):	L(26),D(27),O(7)			UW NCF:	$9,912,401
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	17.6%
Additional Debt Type:	NAP			UW NCF Debt Yield:	16.0%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	18.6%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	2.04x
				Most Recent NOI:	$11,723,601 (12/31/2025)
Reserves(2)				2nd Most Recent NOI:	$12,062,720 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$10,809,870 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	98.4% (12/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	98.8% (12/31/2024)
Replacement Reserve:	$0	Springing	$286,444	3rd Most Recent Occupancy:	97.9% (12/31/2023)
Rollover Reserve:	$356,250	$69,764	NAP	Appraised Value (as of):	$118,000,000 (12/16/2025)
Anchor Reserve:	$0	Springing	NAP	Appraised Value PSF:	$206
				Cut-off Date LTV Ratio:	52.4%
				Maturity Date LTV Ratio:	49.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$62,000,000	96.2%	Loan Payoff:	$63,676,697	98.8%
Borrower Sponsor Equity:	$2,448,747	3.8%	Closing Costs:	$415,799	0.6%
			Upfront Reserves:	$356,250	0.6%

Total Sources:	$64,448,747	100.0%	Total Uses:	$64,448,747	100.0%

(1)	The Coral Ridge Mall Mortgage Loan (as defined blow) documents permit partial prepayment of the Coral Ridge Mall Mortgage Loan upon the occurrence of a debt yield of less than 13.0%.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The fourth largest mortgage loan (the “Coral Ridge Mall Mortgage Loan”) is a mortgage loan with an original principal balance as of $62,000,000 secured by the borrower’s fee interest in a 572,887 SF portion of a larger 1,081,839 SF super regional mall located in Coralville, Iowa (the “Coral Ridge Mall Property”).

The Borrower and the Borrower Sponsor. The borrower for the Coral Ridge Mall Mortgage Loan is Coral Ridge Mall, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coral Ridge Mall Mortgage Loan. The borrower sponsor is GGP LLC (“GGP”) and the non-recourse guarantor is BPR Nimbus LLC.

GGP (formerly known as Brookfield Properties) is owned by affiliates of Brookfield Corporation and ranks among the largest retail real estate companies in the United States. GGP is a fully-integrated, global real estate services company that provides portfolio management and development capabilities across the real estate investment strategies of Brookfield Asset Management, a global alternative asset manager with over $1 trillion in assets under management. As of February 2026, Brookfield Asset Management had an equity market capitalization of approximately $79.9 billion.

A-3-30

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The Property. The Coral Ridge Mall Property is a Class A super-regional shopping mall, comprised of three buildings located in Coralville, Iowa. The Coral Ridge Mall Property is situated on a 69.77-acre site and contains 1,081,839 SF of NRA, of which 572,887 SF (approximately 53%) is owned by the borrower sponsor and serves as the collateral for the Coral Ridge Mall Mortgage Loan. Built in 1998 and renovated in 2017, the Coral Ridge Mall Property contains 5,394 surface parking spaces (5.36 per 1,000 SF). In 2017 the borrower sponsor purchased a parcel that was previously occupied by Sears and redeveloped into a multi-tenant space adding Marshalls, HomeGoods, PetSmart, Ulta, Five Below and Rally House for a total cost of approximately $40.8 million. The Coral Ridge Mall Property is anchored by Scheels (collateral), and Target, JCPenney, Dillard’s and Ashley Homestore, all of whom, except Scheels, own their land and improvements and are not part of the collateral. Other major tenants include Best Buy (as defined below), Coral Ridge 10, and Barnes & Noble (as defined below). Entertainment options at the Coral Ridge Mall Property include 10-screen Marcus Movie Theatre, The Iowa Children’s Museum, and a National Hockey League regulation ice rink. The Coral Ridge Mall Property demonstrates a strong occupancy profile, with average occupancy of approximately 96% since 2019 (approximately 93% excluding temporary tenants).

As of December 31, 2025, the Coral Ridge Mall Property collateral was 98.4% leased to 85 unique tenants. The trailing 12-month in-line sales PSF as of October 31, 2025, were $501 PSF, representing a 53.6% increase since 2020 and a 21.4% increase over pre-pandemic levels in 2019.

Major Tenants.

Scheels (121,808 SF; 21.3% of NRA; 8.8% of underwritten base rent). Founded in 1902 and headquartered in Fargo, North Dakota, Scheels began as a hardware store that began selling sporting goods in 1954. Since that time, Scheels has expanded its inventory to include athletic apparel and expanded its retail footprint throughout the Midwest and Great Plains. Currently, Scheels is one of the largest sporting goods retailers in the nation, with 34 locations in 16 states, including the world’s largest sports store in Reno, Nevada. Scheels has been a tenant at the Coral Ridge Mall Property since July 1998, and has a lease expiration in November 2030, with two five-year renewal options remaining and no termination options.

Barnes & Noble (21,825 SF; 3.8% of NRA; 5.3% of underwritten base rent). Barnes & Noble, Inc. (“Barnes & Noble”) traces its modern corporate foundation to 1971 and operates as the largest retail bookseller in the United States, with roughly 600 bookstores and a broad digital and online presence through BN.com, the NOOK® digital business, SparkNotes, and Paper Source. Barnes & Nobles’ business centers on bookselling and related media retail, offering print books, eBooks, audiobooks, educational materials, gifts, games, magazines, and specialty merchandise. Barnes & Noble has been a tenant at the Coral Ridge Mall Property since July 1998 and has a lease expiring in January 2029, with no renewal or termination options.

Best Buy (38,007 SF; 6.6% of NRA; 5.2% of underwritten base rent). Best Buy Co. Inc. (“Best Buy”), was originally founded in 1966 and adopted the Best Buy name in 1983, marking its shift toward a broader consumer electronics retail model. Best Buy’s core business involves the sale of consumer electronics, appliances, entertainment products, computing devices, smart home technologies, and related services through its retail stores in the United States and Canada, as well as robust online platforms, while also offering services such as technical support, installation, home technology solutions, and memberships through divisions like Geek Squad and Best Buy Health. Best Buy has been a tenant at the Coral Ridge Mall Property since July 1998 and has a lease expiring in January 2029, with no renewal or termination options.

A-3-31

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The following table presents certain information relating to tenancy at the Coral Ridge Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Total NRA	% of Total Collateral SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Occ Cost	Lease Expiration	Renewal Option	Term. Option	Sales PSF(3)
Anchors
Scheels	NR/NR/NR	121,808	21.3%	$885,544	8.8%	$7.27	1.1%	11/30/2030	2 x 5 yr	N	$710
Total/Wtd. Avg.		121,808	21.3%	$885,544	8.8%	$7.27	1.1%
Major Tenants
Barnes & Noble	NR/NR/NR	21,825	3.8%	$527,000	5.3%	$24.15	10.2%	1/31/2029	None	N	$257
Best Buy	NR/A3/BBB+	38,007	6.6%	$522,596	5.2%	$13.75	NAV	1/31/2029	None	N	NAV
Coral Ridge 10	NR/NR/NR	26,591	4.6%	$515,599	5.1%	$19.39	35.4%	1/31/2028	2 x 5 yr	N	$87
Old Navy	NR/Ba2/BB+	16,380	2.9%	$479,934	4.8%	$29.30	12.8%	1/31/2029	None	N	$241
Victoria's Secret/Pink	NR/B1/BB-	10,432	1.8%	$459,008	4.6%	$44.00	23.3%	1/31/2028	None	N	$332
PetSmart	NR/B2/B+	18,042	3.1%	$297,693	3.0%	$16.50	NAV	7/31/2027	3 x 5 yr	N	NAV
Panda Express	NR/NR/NR	864	0.2%	$243,389	2.4%	$281.70	21.4%	1/31/2028	None	N	$1,997
JD	NR/NR/NR	7,035	1.2%	$242,426	2.4%	$34.46	13.5%	10/31/2030	None	N	$485
Marshalls	NR/A2/A	21,000	3.7%	$241,500	2.4%	$11.50	NAV	9/30/2027	Various(4)	N	NAV
HomeGoods	NR/A2/A	21,000	3.7%	$241,500	2.4%	$11.50	NAV	9/30/2027	Various(4)	N	NAV
Largest Tenants Total / Wtd. Avg.		181,176	31.6%	$3,770,645	37.6%	$20.81
Non-Major Tenants		260,719	45.5%	$5,375,770	53.6%	$20.62
Occupied Collateral Total / Wtd. Avg.		563,703	98.4%	$10,031,959	100.0%	$17.80
Vacant Space		9,184	1.6%
Total Collateral / Wtd. Avg.		572,887	100.0%
Non-Collateral Anchor Tenants
Target	A/A2/A	132,700	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Dillard’s	BBB-/Baa3/BB+	127,112	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Ashley Homestore	NR/NR/NR	98,458	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
JCPenney	NR/NR/NR	84,095	NAP	$0	0.0%	$0.00	NAV	12/31/2048	NAV	NAV	NAV
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.(5)			NAP	$0	0.0%	$0.00

Collateral + Non-Collateral Total(5)		1,081,839

(1)	Based on the underwritten rent roll dated as of December 31, 2025.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Based on 10/31/2025 TTM sales, unless otherwise specified.
(4)	The Marshalls and HomeGoods leases provide the respective tenants with independently exercisable extension rights, as follows: (i) a one-time extra period extension of the original term or extension term, as applicable, to January 31 of the following year, and (ii) up to four, 5-year extensions of the original term (including any extra period extension), each extension being subject to the exercise of a prior extension option as applicable. In each instance, the tenant must give notice of its election on the later to occur of (A) nine months prior to expiration of original term or related extension term, as applicable, or (B) 20 days after tenant receives landlord’s non-extension notice pursuant to clause (A).
(5)	Collateral + Non-Collateral Total includes 66,587 SF of non-collateral, non-anchor tenant space that is excluded in Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.

The following table presents certain information relating to the tenant sales of the Coral Ridge Mall Property:

Sales History
	2019	2020	2021	2022	2023	2024	10/31/2025 TTM
Gross Property Sales(1)	$130,000,637	$108,987,623	$157,022,909	$155,370,962	$160,558,051	$163,926,174	$169,980,916
Gross Property Sales PSF(1)	$360	$325	$446	$434	$433	$418	$428
Comp Sales PSF (Inline < 10,000 SF)	$413	$326	$475	$473	$478	$512	$501
Occupancy Cost (Inline < 10,000 SF)	15.7%	18.1%	12.0%	13.2%	13.1%	13.3%	13.2%
(1)	Information obtained from the borrower.
(2)	Gross Property Sales and Gross Property Sales PSF excludes non-owned anchor tenants and non-reporting tenants, which includes, but is not limited to, Best Buy, Five Below, HomeGoods, Marshall’s, PetSmart and Ulta Beauty. Additionally, Gross Property Sales PSF is calculated based on the aggregate SF of the tenants reporting such sales in each respective period.

A-3-32

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

The following table presents certain information relating to the historical anchor and large tenant sales performance of the Coral Ridge Mall Property:

Historical Anchor and Large Format Tenant Sales Performance(1)
Tenant	SF	2021	PSF	2022	PSF	2023	PSF	2024	PSF	10/31/2025 TTM	PSF
Scheels	121,808	$80,081,581	$657	$78,819,938	$647	$82,974,110	$681	$86,694,644	$712	$86,433,297	$710
Coral Ridge 10	26,591	$1,204,305	$45	$2,538,476	$95	$2,456,369	$92	$2,330,881	$88	$2,324,025	$87
Barnes & Noble	21,825	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	$5,613,453	$257
Planet Fitness	17,855	NAV	NAV	NAV	NAV	NAV	NAV	$1,030,669	$58	$1,023,290	$57
Shoe Dept. Encore	17,713	$3,299,547	$186	$2,694,485	$152	$2,426,218	$137	$2,361,471	$133	$2,725,656	$154
Old Navy	16,380	$3,873,429	$236	$3,540,447	$216	$3,600,526	$220	$3,603,864	$220	$3,940,499	$241
H&M	15,818	NAV	NAV	$2,874,359	$182	$2,537,813	$160	$2,307,459	$146	$2,194,040	$139
Rally House	12,584	NAV	NAV	NAV	NAV	NAV	NAV	$1,305,290	$104	$1,176,004	$93
Victoria's Secret/Pink	10,432	$3,951,013	$379	$3,912,479	$375	$3,427,188	$329	$3,388,825	$325	$3,466,173	$332
Total	261,006	$92,409,875	$354	$94,380,185	$362	$97,422,224	$373	$103,023,103	$395	$108,896,437	$417
(1)	Large format tenants represent tenants over 10,000 SF. Total SF and sales information excludes non-owned anchor tenants and non-reporting tenants, which includes, but is not limited to, Best Buy, Five Below, HomeGoods, Marshall’s, PetSmart and Ulta Beauty.

The following table presents certain information relating to the lease rollover schedule at the Coral Ridge Mall Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	9	23,611	4.1%	4.1%	$492,416	4.9%	4.9%	$20.86
2027	22	120,049	21.0%	25.1%	$1,909,772	19.0%	23.9%	$15.91
2028	16	86,038	15.0%	40.1%	$2,797,720	27.9%	51.8%	$32.52
2029	8	115,455	20.2%	60.2%	$2,068,547	20.6%	72.5%	$17.92
2030	7	157,097	27.4%	87.7%	$1,674,717	16.7%	89.1%	$10.66
2031	4	14,461	2.5%	90.2%	$254,203	2.5%	91.7%	$17.58
2032	4	21,769	3.8%	94.0%	$240,316	2.4%	94.1%	$11.04
2033	2	19,155	3.3%	97.3%	$272,308	2.7%	96.8%	$14.22
2034	2	5,347	0.9%	98.3%	$183,943	1.8%	98.6%	$34.40
2035	1	720	0.1%	98.4%	$138,017	1.4%	100.0%	$191.69
2036	0	0	0.0%	98.4%	$0	0.0%	100.0%	$0.00
Thereafter	1	1	0.0%	98.4%	$0	0.0%	100.0%	$0.00
Vacant	0	9,184	1.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	76	572,887	100.0%		$10,031,959	100.0%		$17.80(2)
(1)	Based on the underwritten rent roll dated December 31, 2025.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Coral Ridge Mall Property, a Class A super-regional mall located in Coralville, Iowa, is located at the southeast quadrant of Interstate 80 and U.S. Highway 6, a major arterial running through Coralville and Iowa City. The location of the Coral Ridge Mall Property offers direct regional connectivity to Iowa City, Coralville, and the broader eastern Iowa metropolitan area and Interstate 80, the primary east-west corridor through Iowa, linking Des Moines (115 miles west) and Davenport (55 miles east). The Coral Ridge Mall Property’s placement along Interstate 80 provides strong vehicular access and visibility, functioning as a primary driver of regional retail demand. Coral Ridge Avenue, immediately adjacent to the Coral Ridge Mall Property, reports an average daily traffic count of approximately 30,600 vehicles. Public transportation is available via Coralville Transit, and the surrounding road network includes additional thoroughfares such as Oakdale Boulevard and Holiday Road, which enhance intracity accessibility. The Coral Ridge Mall Property benefits from numerous destination-oriented attractions both within and near the Coral Ridge Mall Property such as a 10-screen Marcus Movie

A-3-33

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Theatre, a large food court, The Iowa Children’s Museum and other neighboring retail centers. Major employers in the region include University of Iowa, University of Iowa Hospitals and Clinics, Veterans Administration Medical Center, and Procter & Gamble.

According to the appraisal, the estimated 2025 average household income within the one-, three- and five-mile radius of the Coral Ridge Mall Property was approximately $88,667, $112,642 and $104,346, respectively; and within the same radii, the 2025 estimated population was 7,462, 36,968 and 103,298, respectively.

According to the appraisal, the Coral Ridge Mall Property is situated in the Iowa City retail market. As of the third quarter of 2025, the Iowa City retail market reported a total inventory of approximately 9.5 million SF with 1.49% vacancy rate and average rents of $17.99 PSF.

The following table presents certain information relating to the market rent summary of the Coral Ridge Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Less Than <1,000 SF	$100.00	5	2.0% annually	$35.00
1,000-2,499 SF	$45.00	5	2.0% annually	$35.00
2,500-4,999 SF	$35.00	5	2.0% annually	$35.00
5,000-9,999 SF	$35.00	5	2.0% annually	$35.00
Over 10,000 SF	$50.00	5	2.0% annually	$35.00
Jewelry Space	$85.00	5	2.0% annually	$35.00
Food Court Space	$100.00	5	2.0% annually	$35.00
Restaurant Space	$25.00	5	2.0% annually	$100.00
Kiosk Space	$275.00	5	2.0% annually	$0.00
Outparcel Space	$16.50	5	2.0% annually	$0.00
SB Over 10,000 SF Space	$22.50	10	10% Mid-term	$35.00
Junior Anchor Space	$18.50	10	10% Mid-term	$35.00
Theatre Space	$20.00	10	10% Mid-term	$35.00
Anchor Space	$10.00	10	10% Mid-term	$35.00
(1)	Information obtained from the Appraisal.

The following table presents certain information relating to the competitive properties of the Coral Ridge Mall Property:

Competitive Property Summary (1)
Property Name	Year Built/ Renovated	Total NRA(SF)	Total Occupancy	Anchor / Major Tenants	Distance
Coral Ridge Mall	1998 / 2017	572,887(2)(3)	98.4%(2)(3)	Scheels and Best Buy(3)	NAP
Coral North	2006 / NAP	197,060	95.7%	Sierra, Michael's, and T.J. Maxx	5 miles
Westdale Mall	1978 / NAP	627,772	70.0%	JCPenney, Ross Dress for Less, and Burlington	24 miles
Lindale Mall	1960 / 2021	716,438	80.4%	Von Maur and Best Buy	29 miles
NorthPark Mall	1972 / 2003	1,170,760	75.0%	Dillard's, Von Maur, and JC Penney	60 miles
SouthPark Mall	1973 / 2015	861,836	70.0%	Dillard's Clearance Center, JCPenney, and Von Maur	67 miles
Jordan Creek Town Center	2004 / 2022	1,323,808	90.0%	Dillard's, Scheels, Von Maur, and Cinemark Century Jordan Creek 20 and XD	120 miles
Wtd. Avg.			81.2%
(1)	Information obtained from the Appraisal.
(2)	Based on the underwritten rent roll dated December 31, 2025.
(3)	Excludes non-collateral tenants.

Appraisal. According to the appraisal, the Coral Ridge Mall Property had an “as-is” appraised value of $118,000,000 as of December 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 28, 2025, there was no evidence of any recognized environmental conditions at the Coral Ridge Mall Property.

A-3-34

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the Coral Ridge Mall Property:

Cash Flow Analysis (1)
	2021	2022	2023	2024	2025	UW	UW PSF
Base Rent	$8,899,573	$8,331,989	$8,732,052	$10,176,152	$10,016,660	$9,908,086	$17.30
Contractual Rent Steps	$0	$0	$0	$0	$0	$123,873	$0.22
Percentage Rent	$776,245	$1,278,821	$1,153,069	$750,324	$762,281	$818,951	$1.43
(Bad Debt / Collection Loss)	($755,721)	$776,246	($355,546)	($13,927)	$22,152	$0	$0.00
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$306,142	$0.53
Gross Potential Rent	$8,920,096	$10,387,056	$9,529,575	$10,912,549	$10,801,093	$11,157,052	$19.48
(Vacancy)	$0	$0	$0	$0	$0	($306,142)	($0.53)
Net Rental Income	$8,920,096	$10,387,056	$9,529,575	$10,912,549	$10,801,093	$10,850,910	$18.94
Other Revenue	$1,641,811	$1,824,809	$1,888,278	$2,067,287	$1,892,995	$1,892,995	$3.30
Reimbursement Revenue	$4,906,429	$5,067,393	$5,131,340	$5,046,197	$4,904,074	$5,042,495	$8.80
Effective Gross Income	$15,468,336	$17,279,258	$16,549,193	$18,026,033	$17,598,162	$17,786,400	$31.05
Real Estate Taxes	$3,052,630	$2,847,296	$2,733,762	$2,982,955	$2,725,639	$2,957,236	$5.16
Insurance	$122,728	$122,804	$139,035	$160,179	$165,382	$166,693	$0.29
Management Fee(2)	$19,289	$8,750	$27,027	$31,455	$54,404	$711,456	$1.24
Other Expenses	$2,646,010	$2,877,928	$2,839,498	$2,788,724	$2,929,136	$3,046,771	$5.32
Total Expenses	$5,840,658	$5,856,778	$5,739,323	$5,963,313	$5,874,561	$6,882,156	$12.01
Net Operating Income(2)	$9,627,678	$11,422,480	$10,809,870	$12,062,720	$11,723,601	$10,904,244	$19.03
Capital Expenditures	$0	$0	$0	$0	$0	$154,679	$0.27
TI/LC	$0	$0	$0	$0	$0	$837,164	$1.46
Net Cash Flow	$9,627,678	$11,422,480	$10,809,870	$12,062,720	$11,723,601	$9,912,401	$17.30

Occupancy (%)(3)	94.6%	94.7%	97.9%	98.8%	98.4%	97.0%
NOI DSCR	1.98x	2.35x	2.22x	2.48x	2.41x	2.24x
NCF DSCR	1.98x	2.35x	2.22x	2.48x	2.41x	2.04x
NOI Debt Yield	15.6%	18.5%	17.5%	19.5%	18.9%	17.6%
NCF Debt Yield	15.6%	18.5%	17.5%	19.5%	18.9%	16.0%
(1)	Based on the underwritten rent roll dated December 31, 2025.
(2)	The increase from 2021 Net Operating Income to 2022 Net Operating Income and from 2023 Net Operating Income to 2024 Net Operating Income is primarily attributable to the impacts and subsequent recovery from the COVID-19 pandemic. The decrease from 2025 Net Operating Income to UW Net Operating Income is primarily due to the Coral Ridge Mall Property being historically self-managed. In connection with the origination of the Coral Ridge Mall Mortgage Loan, the borrower signed a formal property management and leasing agreement with the property manager, Brookfield Properties Retail Inc., an affiliate of the borrower sponsor, with a Management Fee equal to 4.0% of gross receipts.
(3)	Historical Occupancy (%) are based on the borrower provided rent roll as of December 31 of each respective year, unless otherwise specified. UW Occupancy (%) represents economic occupancy.

Escrows and Reserves.

Tax and Insurance Escrow – During the continuance of a Reserve Trigger Period (as defined below) or during a Cash Management Period (as defined below), the Coral Ridge Mall Mortgage Loan documents require the borrower to make monthly payments into the tax and insurance escrow in an amount (a) equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months, and (b) equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. The lender will waive the requirement for insurance premiums if the borrower has provided satisfactory evidence that the Coral Ridge Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy.

Replacement Reserve – During the continuance of a Reserve Trigger Period or during a Cash Management Period, the Coral Ridge Mall Mortgage Loan documents require springing ongoing monthly deposits of $11,935 for replacement reserves, capped at $286,444.

Rollover Reserve – The Coral Ridge Mall Mortgage Loan documents require an upfront deposit of $356,250 for existing tenant improvements and an ongoing monthly deposit of $69,764 for landlord obligations including tenant improvement allowances, leasing commissions, and gap rent, in the rollover reserve account.

Anchor Reserve – During the continuance of an Anchor Trigger Event (as defined below), the Coral Ridge Mall Mortgage Loan documents require an ongoing deposit equal to the initial excess cash flow for required landlord work and other costs related to re-tenanting the space, provided, however, that if the Anchor Trigger Event has occurred with respect to only one Anchor Tenant (as defined below), then the borrower deposits are capped by an amount equivalent to the product of (a) $50.00 PSF and (b) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant parcel.

A-3-35

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

An “Anchor Trigger Event” will occur if any of the Dillard’s, Target, JCPenney, Scheels or Ashley Homestore (each, an “Anchor Tenant”) has:

(i)	(A) gone dark (other than temporary closure in connection (w) with a restoration, repair or renovation, (x) compliance with applicable law, regulations and/or governmental mandates, (y) an event of force majeure, or (z) for any reason not to exceed 60 days, or (B) has vacated its premises;
(ii)	been subject to a bankruptcy action;
(iii)	terminates, surrenders or cancels its lease; or
(iv)	to the extent such Anchor Tenant parcel is owned by the borrower, such Anchor Tenant fails to renew its lease prior to the earlier of (x) the date specified in such lease, and (y) the date that is 12 months prior to such Anchor Tenant’s lease expiration.

An Anchor Trigger Event will end upon:

(i)	with regard to clause (i) above, if the Anchor Tenant operates the demised premise for at least 30 consecutive operating days;
(ii)	with regard to clause (ii) above, if such premise is occupied and owned by an Anchor Tenant, the bankruptcy action is either dismissed and the Anchor Tenant is continuing to occupy the premises;
(iii)	with regard to clause (iii) above, if the Anchor Tenant rescinds the notice of cancellation or termination in writing;
(iv)	with regard to clause (iv) above, if such Anchor Tenant renews and/or extends its lease pursuant to the terms; or
(v)	any Anchor Trigger Event, if the Anchor Tenant parcel is owned by the borrower, the entire parcel or at least 80% of the aggregate gross leasable square footage of the Anchor Tenant parcel becomes owned or leased by one or more replacement tenants pursuant to leases agreement approved by the lender.

A “Reserve Trigger Period” will commence once the debt yield has fallen below 14.0% for two consecutive calendar quarters and will end once the debt yield is at least 14.0% for two consecutive calendar quarters.

Lockbox and Cash Management. The Coral Ridge Mall Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Cash Management Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower daily. During the continuance of a Cash Management Period, all funds in the lockbox will be transferred daily to a lender-controlled cash management account to be disbursed in accordance with the Coral Ridge Mall Mortgage Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Cash Management Period continues.

A “Cash Management Period” will commence upon the earlier of the following:

(i)	an event of default, of the borrower;
(ii)	the debt yield falls below 13.0% for two consecutive calendar quarters; or
(iii)	the occurrence of an Anchor Trigger Event;

A Cash Management Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, the debt yield is at least 13.0% for two consecutive calendar quarters; or
(iii)	with regard to clause (iii) above, upon the occurrence of an applicable cessation of the Anchor Trigger Event.

Partial Releases.

The Coral Ridge Mall Mortgage Loan documents provide for the conditional free release of certain parcels or out-lots, including acquired parcels or acquired expansion parcels, but excluding existing Anchor Tenant parcels, subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the release date; (B) the release parcel’s being unnecessary to the borrower’s current use of the remaining Coral Ridge Mall Property and its being susceptible of being separated without a material diminution in value to the remaining Coral Ridge Mall Property; (C) except for release parcels that are acquired expansion parcels, the release parcel’s being vacant, non-income-producing and substantially unimproved only; (D) except for release parcels that are acquired expansion parcels, a rating agency confirmation (unless the rating agency has waived review or failed to respond within 30 days to a request for such confirmation); and (E) compliance with REMIC loan-to-value requirements, including the borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance.

In addition, the Coral Ridge Mall Mortgage Loan documents provide for the release of certain portions of the Coral Ridge Mall Property (“Exchange Parcels”) in connection with the corresponding acquisition and encumbrance of other acquired parcels (“Substitutions”), subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the Substitution date; (B) except for Exchange Parcels that are acquired expansion parcels, the Exchange Parcel’s being vacant, non-income-producing and improved only by landscaping, utility facilities otherwise accessible to the remaining Coral Ridge Mall Property or surface parking, (C) the acquired parcel’s being reasonably equivalent in value to the Exchange Parcel at or adjacent to the related shopping center of which of the Exchange Parcel is a part, as established by a letter of value from the appraiser at origination of the Coral Ridge Mall Mortgage Loan or a comparably-experienced, borrower-selected appraiser; and (D) compliance with REMIC loan-to-value requirements, including borrower’s prepayment of any qualified amounts that are necessary with applicable yield maintenance.

A-3-36

Retail – Super Regional Mall	Loan #4	Cut-off Date Balance:	$61,882,520
1451 Coral Ridge Avenue	Coral Ridge Mall	Cut-off Date LTV:	52.4%
Coralville, IA 52241		UW NCF DSCR:	2.04x
		UW NOI Debt Yield:	17.6%

Further, the Coral Ridge Mall Mortgage Loan documents provide for the borrower’s acquisition of certain expansion parcels (parcels of land, together with any improvements thereon, that are an integral part of, adjoining or proximate to the shopping center of which the Coral Ridge Mall Property is a part, that are not owned by the borrower as of origination of the Coral Ridge Mall Mortgage Loan and that are not otherwise acquired parcels), subject to payment of the lender’s reasonable out-of-pocket fees and expenses and certain other conditions, including: (A) no continuing event of default as of the acquisition date; (B) various documentary requirements, including the Coral Ridge Mall Mortgage Loan documents evidencing the expansion parcel and related opinions of counsel; and (C) various property diligence requirements, including those related to environmental, property conditions, title insurance, and separate tax lots. In the event of the Dillard’s, Target, JC Penney or Ashley Homestore anchor parcels (each of which is currently a non-collateral parcel) becoming expansion parcels, the Coral Ridge Mall Mortgage Loan documents provide that each would thereafter be subject to the conditional free release provisions noted above, provided that any transferee will continue to operate the anchor parcels until the release conditions for any Anchor Tenant reserve funds have been satisfied. The Coral Ridge Mall Mortgage Loan documents do not limit borrower sponsor affiliates from owning anchor parcels. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Substitutions; Property Additions” in the prospectus.

Terrorism Insurance. The Coral Ridge Mall Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Coral Ridge Mall Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-37

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

A-3-38

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

Lake Michigan
GRAND RAPIDS
Wyoming
Holland
Kalamazoo
Battle Creek
Portage
St. Joseph
Benton Harbor
MICHIGAN
INDIANA
South Bend
Elkhart
Goshen
Michigan City
Gary
Chesterton
La Porte
Valparaiso
Plymouth
Kendallville

Midland
Bay City
Saginaw
Flint
Lansing
East Lansing
Marysville
Port Huron
Pontiac
Rochester Hills
Southfield
Novi
Livonia
Ann Arbor
DETROIT
Dearborn
WINDSOR
ONTARIO
Lake St. Clair
Lake Erie
Lake Huron

ILLINOIS
INDIANA
West Lafayette
Lafayette
Kokomo
Crawfordsville
Carmel
INDIANAPOLIS
Plainfield
Greenwood
Terre Haute

MICHIGAN
Saginaw
Lansing
Marysville
Novi
Detroit
Benton Harbor
South Bend
INDIANA
Crawfordsville
Indianapolis
OHIO
Columbus
Cleveland
Trotwood
Dayton
Cincinnati

Storage of America Portfolio 1

1	SOA - E. Washington	Indianapolis, IN
2	SOA - Shiloh Springs & Pkg	Trotwood, OH
3	SOA - South Blvd. & Crawfordsville	Crawfordsville, IN
4	SOA - Gratiot	Saginaw, MI
5	SOA - 62nd	Indianapolis, IN
6	SOA - Roethel Drive	Novi, MI
7	SOA - Busha	Marysville, MI
8	SOA - Townline	Benton Harbor, MI
9	SOA - Pendleton	Lawrence, IN
10	SOA - W. Washington	Indianapolis, IN

Lebanon
Westfield
Noblesville
Carmel
Fishers
Zionsville
INDIANAPOLIS
Lawrence
Speedway
Plainfield
Beech Grove
Greenfield
Greenwood
Mooresville
Franklin
Shelbyville

Troy
Tipp City
Vandalia
Huber Heights
Springfield
Trotwood
Riverside
Fairborn
DAYTON
Beavercreek
Kettering
Xenia
Miamisburg
Centerville
Springboro
Middletown

A-3-39

Mortgage Loan No. 5 – Storage of America Portfolio 1

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$61,500,000			Location(2):	Various, Various
Cut-off Date Balance:	$61,500,000			General Property Type:	Self Storage
% of Initial Pool Balance:	7.4%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Storage of America			Year Built/Renovated(2):	Various/Various
Guarantor:	Robert B. Walker			Size(2):	843,806 SF
Mortgage Rate:	6.0070%			Cut-off Date Balance PSF:	$73
Note Date:	3/12/2026			Maturity Date Balance PSF:	$73
Maturity Date:	4/1/2031			Property Manager:	Storage of America LLC (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,878,783
IO Period:	60 months			UW NCF:	$4,794,403
Seasoning:	0 months			UW NOI Debt Yield:	7.9%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	7.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	7.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.28x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,929,358 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,622,279 (12/31/2024)
				3rd Most Recent NOI:	$3,650,315 (12/31/2023)
				Most Recent Occupancy:	77.3% (12/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	73.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	75.9% (12/31/2023)
RE Taxes:	$258,198	$63,314	NAP	Appraised Value (as of)(3):	$85,300,000 (Various)
Insurance:	$63,298	$20,846	NAP	Appraised Value PSF:	$101
Replacement Reserve:	$325,000	$7,032	NAP	Cut-off Date LTV Ratio:	72.1%
Immediate Repairs Reserve:	$104,621	$0	NAP	Maturity Date LTV Ratio:	72.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$61,500,000	100.0%	Existing Debt:	$46,022,390	74.8%
			Equity Recapture:	$13,220,238	21.5%
			Closing Costs:	$1,506,255	2.4%
			Upfront Reserves:	$751,117	1.2%
Total Sources:	$61,500,000	100.0%	Total Uses:	$61,500,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion of reserve information.
(2)	See “The Properties” section below for additional details for the Storage of America Portfolio 1 Properties (as defined below).
(3)	The appraised value represents the “Bulk Portfolio Value” which includes a portfolio premium of 4.38% ($3,580,000) over the aggregate individual as-is appraised values for the Storage of America Portfolio 1 Properties. Without the portfolio premium, the sum of the individual as-is appraised values for the Storage of America Portfolio 1 Properties of $81,720,000 results in the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.3% and 75.3%, respectively. Individual appraisal dates for the Storage of America Portfolio 1 Properties range from November 13, 2025 to November 20, 2025.

The Mortgage Loan. The fifth largest mortgage loan (the “Storage of America Portfolio 1 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $61,500,000 and secured by a first priority fee mortgage encumbering the fee interests in 10 self storage properties located in Indiana, Michigan and Ohio (the “Storage of America Portfolio 1 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Derek Capital, L.L.C., an Arizona limited liability company, Jacob International, LLC, SOA Crawfordsville LLC, SOA Pendleton Pike LLC, SOA South Blvd LLC, and SOA West Washington LLC, each an Indiana limited liability company, Novi Office & Warehouse LLC, a Michigan limited liability company, SOA Busha LLC, SOA Gratiot LLC, and SOA Townline LLC, each a Utah limited liability company, and SOA Shiloh Pkg LLC and SOA Shiloh Springs LLC, each an Ohio limited liability company. Each borrower is a single purpose entity with two independent directors. The non-recourse carveout guarantor is Robert B. Walker and the borrower sponsor is Storage of America.

Robert Walker founded Storage of America in 2003 and is a self-storage developer and operator based in Salt Lake City, Utah. Mr. Walker’s previous real estate experience includes establishing Walker International Capital in 1990, a privately held real estate firm, for the purpose of acquiring distressed commercial real estate from major financial and government institutions. Since 1990, Walker International Capital and related entities have acquired more than 700 properties. Storage of America’s current portfolio value is approximately $250 million across more than 30 projects and 20 sites under development, representing approximately 3 million SF and 17,000 storage units. Storage of America properties are located across the Midwest states of Illinois, Indiana, Michigan, Ohio, and Missouri.

A-3-40

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The Properties. The Storage of America Portfolio 1 Properties are comprised of 10 self storage properties totaling 843,806 SF and located in Indiana (five properties, 43.4% of NRA), Michigan (four properties, 34.0% of NRA) and Ohio (one property, 22.6% of NRA). Built between 1960 and 2018, the Storage of America Portfolio 1 Properties range in size from 25,749 SF to 190,685 SF. The Storage of America Portfolio 1 Properties consist of 6,570 units comprised of 6,458 self storage units (808,464 SF), 104 parking units, and eight office/commercial units (21,752 SF). Six of the 10 Storage of America Portfolio 1 Properties were converted from their original use to their existing use as self storage facilities. Amenities at the Storage of America Portfolio 1 Properties include exterior lighting, keypad entry, perimeter fencing, individual door alarms, video cameras, electronic gates, and a loading bay. As of December 31, 2025, the Storage of America Portfolio 1 Properties were 77.3% occupied by SF.

The following table presents certain information relating to the Storage of America Portfolio 1 Properties, which are presented in descending order of allocated loan amounts:

Portfolio Summary
Property Name Address	Year Built/ Renovated	Allocated Mortgage Loan Amount (“ALA”)	% of Mortgage ALA	Appraised Value(1)	% of Portfolio Appraised Value	UW NCF	% of Portfolio UW NCF
SOA - E. Washington 7339 East Washington Street Indianapolis, IN 46219	1992/2007	$14,525,000	23.6%	$18,640,000	22.8%	$1,238,138	25.8%
SOA - Shiloh Springs & Shiloh Pkg 2800 Shiloh Springs Road Trotwood, OH 45426	1998, 2023/2018	$12,000,000	19.5%	$15,500,000	19.0%	$984,860	20.5%
SOA - South Blvd & Crawfordsville 311 East South Boulevard Crawfordsville, IN 47933	1981/2019	$8,250,000	13.4%	$10,650,000	13.0%	$684,696	14.3%
SOA - Gratiot 5135 Gratiot Road Saginaw, MI 48638	1967/2019	$6,550,000	10.7%	$8,860,000	10.8%	$441,012	9.2%
SOA - 62nd 4225 West 62nd Street Indianapolis, IN 46268	2007/NAP	$4,850,000	7.9%	$6,380,000	7.8%	$401,569	8.4%
SOA - Roethel Drive 22222 Roethel Drive Novi, MI 48375	2001/2014	$3,900,000	6.3%	$5,160,000	6.3%	$285,062	5.9%
SOA - Busha 1515 Busha Highway Marysville, MI 48040	1960/2019	$3,425,000	5.6%	$4,730,000	5.8%	$206,635	4.3%
SOA - Townline 1515 Townline Road Benton Harbor, MI 49022	1980/2019	$2,900,000	4.7%	$5,120,000	6.3%	$176,475	3.7%
SOA - Pendleton 8805 Pendleton Pike Lawrence, IN 46226	2018/NAP	$2,700,000	4.4%	$3,550,000	4.3%	$227,290	4.7%
SOA - W. Washington 7910 West Washington Street Indianapolis, IN 46231	2018/NAP	$2,400,000	3.9%	$3,130,000	3.8%	$148,667	3.1%
Total		$61,500,000	100.0%	$81,720,000	100.0%	$4,794,403	100.0%

(1)	Information obtained from the appraisals. Individual appraisal dates for the Storage of America Portfolio 1 Properties range from November 13, 2025 to November 20, 2025. The appraiser concluded a “Bulk Portfolio Value” of $85,300,000 which includes a portfolio premium of 4.38% ($3,580,000) over the aggregate individual “as-is” appraised values for the Storage of America Portfolio 1 Properties.

A-3-41

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The following table presents certain information relating to the units at the Storage of America Portfolio 1 Properties:

Portfolio Unit Summary
Property Name	SF(1)	% of SF	Occ%(1)(2)	Total # of Units(1)	Average Unit Size (SF)(3)	# Climate Controlled Storage Units(1)	# Non-climate Controlled Storage Units(1)	# Parking Units(1)	Wtd. Avg. Storage Rent / Unit(1)	Market Storage Rent per Unit(4)
SOA - E. Washington	144,445	17.1%	83.2%	1,105	132	507	586	12	$141	$140
SOA - Shiloh Springs & Shiloh Pkg	190,685	22.6%	78.5%	1,417	135	789	628	0	$106	$112
SOA - South Blvd & Crawfordsville	84,998	10.1%	80.1%	731	118	449	272	10	$130	$140
SOA – Gratiot(5)	142,390	16.9%	73.3%	1,051	142	1,001	0	49	$80	$87
SOA - 62nd	50,900	6.0%	79.5%	402	127	0	402	0	$141	$139
SOA - Roethel Drive(6)	25,749	3.1%	82.4%	123	222	116	0	0	$323	$309
SOA - Busha	57,955	6.9%	82.5%	487	119	308	179	0	$78	$92
SOA - Townline	60,609	7.2%	62.0%	570	113	342	195	33	$90	$93
SOA - Pendleton	34,300	4.1%	82.9%	255	135	0	255	0	$125	$129
SOA - W. Washington	51,775	6.1%	66.6%	429	121	0	429	0	$91	$93
Total/Weighted Average	843,806	100.0%	77.3%	6,570	131	3,512	2,946	104	$115	$120

(1)	Based on borrower rent rolls dated December 31, 2025.
(2)	Occ% is calculated on SF.
(3)	Average Unit Size (SF) excludes parking units.
(4)	Information based on the appraisals.
(5)	SOA – Gratiot property includes 19,852 SF (1 unit) of commercial space. The entire space is leased to AbleLight through July 31, 2026. AbleLight pays an annual rent of $158,760 ($8.00 PSF).
(6)	SOA - Roethel Drive property includes 1,900 SF (7 units) of office space.

The following table presents certain information with respect to the unit mix of the Storage of America Portfolio 1 Properties:

Unit Mix Summary(1)
Unit Type	Total Units	Total SF	% of SF	Occ%(2)	Weighted Average Rent / Unit
Self Storage – Climate Controlled	3,512	387,690	48.0%	77.7%	$116
Self Storage – Non Climate Controlled	2,946	420,774	52.0%	75.4%	$112
Parking	104	N/A	N/A	68.3%	$133
Total/Weighted Average	6,562	808,464	100.0%

(1)	Based on borrower rent rolls dated December 31, 2025 and excludes 8 office/commercial units. No SF was assigned to parking units.
(2)	Occ% is calculated on SF for Climate Controlled and Non Climate Controlled. Occ% is calculated on units for parking.

The Market. The Storage of America Portfolio 1 Properties are located in three states: Indiana (five properties, 43.4% of NRA), Michigan (four properties, 34.0% of NRA) and Ohio (one property, 22.6% of NRA).

A-3-42

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

The following table presents certain local demographic data related to the Storage of America Portfolio 1 Properties:

Market Summary(1)
Property Name City, State	MSA	Appraiser’s Market Vacancy	2024 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Estimated Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
SOA - E. Washington Indianapolis, IN 46219	Indianapolis-Carmel-Greenwood, IN	12.0%	5,321 / 65,832 / 211,555	$77,964 / $78,169 / $72,871
SOA - Shiloh Springs & Shiloh Pkg Trotwood, OH 45426	Dayton-Kettering-Beavercreek, OH	10.0%	5,316 / 43,534 / 107,218	$59,220 / $80,128 / $74,625
SOA - South Blvd & Crawfordsville Crawfordsville, IN 47933	Crawfordsville, IN	10.0%	5,027 / 18,108 / 23,214	$63,647 / $76,876 / $81,438
SOA - Gratiot Saginaw, MI 48638	Saginaw, MI	15.0%	6,693 / 52,232 / 92,555	$97,952 / $83,151 / $83,727
SOA - 62nd Indianapolis, IN 46268	Indianapolis-Carmel-Greenwood, IN	12.0%	10,292 / 79,197 / 200,081	$77,124 / $87,955 / $104,470
SOA - Roethel Drive Novi, MI 48375	Detroit-Warren-Dearborn, MI	8.0%	10,328 / 63,127 / 166,510	$155,799 / $169,315 / $155,314
SOA - Busha Marysville, MI 48040	Detroit-Warren-Dearborn, MI	12.0%	4,540 / 14,971 / 33,726	$84,412 / $82,689 / $78,758
SOA - Townline Benton Harbor, MI 49022	Niles-Benton Harbor, MI	15.0%	997 / 23,519 / 49,915	$57,955 / $75,061 / $92,907
SOA - Pendleton Lawrence, IN 46226	Indianapolis-Carmel-Greenwood, IN	10.0%	15,875 / 86,188 / 197,241	$53,213 / $71,630 / $85,905
SOA - W. Washington Indianapolis, IN 46231	Indianapolis-Carmel-Greenwood, IN	12.0%	1,784 / 41,722 / 151,611	$70,291 / $83,882 / $86,974

(1)	Source: Appraisals.

Appraisal. According to the individual appraisals with valuation dates ranging from November 13, 2025 to November 20, 2025, the Storage of America Portfolio 1 Properties had an aggregate “as-is” value of $81,720,000. The appraiser concluded a “Bulk Portfolio Value” of $85,300,000 which includes a portfolio premium of 4.38% ($3,580,000) over the individual as-is appraised values for the Storage of America Portfolio 1 Properties.

Environmental Matters. According to the Phase I environmental site assessments dated between December 2, 2025 and December 9, 2025, there were recognized environmental conditions at two of the Storage of America Portfolio 1 Properties: SOA - Gratiot and SOA - E. Washington. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the two properties. The OPC provided a best-case scenario cost of $53,460 ($7,920 for SOA - E. Washington and $45,540 for SOA – Gratiot) and a worst-case scenario cost of $673,240 ($191,400 for SOA - E. Washington and $481,840 for SOA – Gratiot). The borrowers obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A+” by S&P and “A:XV” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (three years past Storage of America Portfolio 1 Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-43

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Storage of America Portfolio 1 Properties:

Cash Flow Analysis
	2022	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)	$5,754,134	$5,858,667	$6,397,518	$6,689,806	$9,393,829	$11.13
Other Income(2)	$534,822	$627,239	$679,809	$738,643	$738,643	$0.88
(Vacancy & Credit Loss)(3)	$0	$0	$0	$0	($2,516,589)	($2.98)
Effective Gross Income	$6,288,956	$6,485,906	$7,077,327	$7,428,449	$7,615,883	$9.03

Real Estate Taxes	$814,346	$840,668	$864,251	$958,368	$1,215,624	$1.44
Insurance	$91,685	$105,500	$103,363	$117,620	$167,034	$0.20
Management Fee	$251,558	$259,436	$283,093	$297,138	$228,476	$0.27
Other operating expenses	$1,690,791	$1,629,987	$1,204,341	$1,125,965	$1,125,965	$1.33
Total Operating Expenses	$2,848,380	$2,835,591	$2,455,048	$2,499,091	$2,737,099	$3.24

Net Operating Income	$3,440,577	$3,650,315	$4,622,279	$4,929,358	$4,878,783	$5.78
Replacement Reserves	$0	$0	$0	$0	$84,381	$0.10
Net Cash Flow	$3,440,577	$3,650,315	$4,622,279	$4,929,358	$4,794,403	$5.68

Occupancy %	81.3%	75.9%	73.8%	77.3%(3)	73.2%(4)
NOI DSCR	0.92x	0.97x	1.23x	1.32x	1.30x
NCF DSCR	0.92x	0.97x	1.23x	1.32x	1.28x
NOI Debt Yield	5.6%	5.9%	7.5%	8.0%	7.9%
NCF Debt Yield	5.6%	5.9%	7.5%	8.0%	7.8%

(1)	UW Gross Potential Rent is based on the appraisal’s concluded market rent.
(2)	Other Income includes administrative fees, late fees, merchandise sales and other miscellaneous income.
(3)	Based on borrower rent rolls dated December 31, 2025.
(4)	Based on economic vacancy of 26.8%.

Escrows and Reserves. At origination of the Storage of America Portfolio 1 Mortgage Loan, the borrowers deposited into escrow approximately (i) $258,198 into a real estate tax reserve account, (ii) $63,298 into an insurance reserve account, (iii) $325,000 into a replacement reserve account and (iv) $104,621 into a deferred maintenance reserve account.

Real Estate Taxes – The borrowers are required to deposit monthly 1/12th of the estimated annual real estate taxes for the Storage of America Portfolio 1 Properties (currently approximately $63,314).

Insurance – On each monthly payment date if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which is currently approximately $20,846. As of the origination date of the Storage of America Portfolio 1 Mortgage Loan, a blanket policy was not in place.

Replacement Reserve – The borrowers are required on each monthly payment date to deposit approximately $7,032 into a replacement reserve account.

Lockbox and Cash Management. The Storage of America Portfolio 1 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Storage of America Portfolio 1 Properties are required to be deposited by the borrowers and/or manager. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Storage of America Portfolio 1 Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Storage of America Portfolio 1 Mortgage Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio falling below 1.15x for any calendar quarter and will expire upon (i) the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters or (ii) the borrowers depositing with the lender an amount, which may be in the form of a letter of credit, as determined pursuant to the Storage of America Portfolio 1 Mortgage Loan documents, to cause the calculation of the debt service coverage ratio to be at least 1.20x for two consecutive calendar quarters.

Release of Property. On any payment date 60 days after the Closing Date, the borrowers have the right to obtain the release of one or more individual Storage of America Portfolio 1 Properties in connection with a bona fide third party sale of such Storage of America Portfolio 1 Properties, subject to a release price equal to 110% of the allocated loan amount of such Storage of America Portfolio 1 Property together with any applicable yield maintenance, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining Storage of America Portfolio 1 Properties is equal to or greater than the greater of the debt service coverage ratio immediately preceding the release and 1.28x, (ii) after giving effect to such release, the debt yield of the remaining Storage of America Portfolio 1 Properties is equal to or greater than the greater of the debt yield immediately preceding the release and 7.80%, (iii) the loan-to-value ratio is equal to or less than the lesser of the loan-to-value ratio immediately preceding the release and 72.1%, (iv) satisfaction of REMIC related conditions and (v) rating agency confirmation.

A-3-44

Self Storage – Self Storage	Loan #5	Cut-off Date Balance:	$61,500,000
Various	Storage of America Portfolio 1	Cut-off Date LTV:	72.1%
Various, Various		UW NCF DSCR:	1.28x
		UW NOI Debt Yield:	7.9%

Outparcel Release. On any payment date 60 days after the Closing Date, the borrowers have the right to obtain the free release of pre-identified non-income producing parcels (totaling 5.375 acres) from the SOA – Gratiot property, so along as the borrowers satisfy the conditions set forth in the Storage of America Portfolio 1 Mortgage Loan documents. The appraiser assigned a “Hypothetical Land Value” of $310,000 for the release parcel(s) however noted that the release of such parcel(s) will not alter or otherwise diminish the “as-is” Value of the SOA – Gratiot property.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 12 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-45

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

A-3-46

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Floor	Tenant	SF	Expiration
30	Woodside Energy	23,475 SF	10/31/2031
29	Woodside Energy	23,451 SF	10/31/2031
28	Woodside Energy	23,451 SF	10/31/2031
27	Woodside Energy	23,451 SF	10/31/2031
26	Woodside Energy	23,451 SF	10/31/2031
25	Woodside Energy	23,451 SF	10/31/2031
24	Woodside Energy	23,451 SF	10/31/2031
23	Woodside Energy	23,390 SF	10/31/2031
22	Woodside Energy	23,390 SF	10/31/2031
21	Woodside Energy	23,390 SF	10/31/2031
20	Woodside Energy (Subtenant: DRW Trading Texas LLC)	23,390 SF	10/31/2031
19	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	23,390 SF	10/31/2031
18	Woodside Energy (Subtenant: Tricon Energy, Ltd.)	23,390 SF	10/31/2031
17	Woodside Energy (Subtenant: New Fortress Energy Inc.)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
16	Woodside Energy (Subtenant: DRW Texas, LLC)	12,209 SF	10/31/2031
15	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
14	Woodside Energy (Subtenant: Sumitomo Corp. of America)	22,924 SF	10/31/2031
13	Woodside Energy (Subtenant: Brenntag Latin America, Inc.)	22,924 SF	10/31/2031
12	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,713 SF	10/31/2031
11	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
10	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
9	Woodside Energy (Subtenant: SEMPRA LNG, Inc.)	22,924 SF	10/31/2031
8	Woodside Energy	34,445 SF	10/31/2031
7	Woodside Energy	16,604 SF	10/31/2031
6			
5			
4			
3			
2	Woodside Energy	20,842 SF	10/31/2031
1	Woodside Energy	20,453 SF	10/31/2031

Main | Brenntag Latin America, Inc. | DRW Texas, LLC | DRW Trading Texas LLC | New Fortress Energy Inc. | SEMPRA LNG, Inc. | Sumitomo Corp. of America | Tricon Evergy, Ltd. | Building/ Amenity

A-3-47

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

1500 Post Oak Boulevard
1500 Post Oak Boulevard
Houston, TX 77056
HOUSTON
Uptown
West Oaks
Tanglewood
River Oaks
Hunters Creek Village
Spring Branch East
Lazybrook/ Timbergrove
Gulfton
Bellaire
West University Place
HARRIS COUNTY
Memorial Park
Memorial Park GC
Memorial Park Sports Complex
Houston Arboretum & Nature Center
Houston CC
River Oaks CC
Silber Shopping Center
Marq-E Entertainment Center
Gulf Tire Distributors
Intertek
Silver Eagle Distributors
Woodway Arch Center
The Shops on Woodway
IBM
Consulate General of Brazil
Uptown Park
Consulate General of Germany
Consulate General of Russia
Woodway Collection
5860 San Felipe Shopping Ctr.
Four Leaf Towers
Tanglewood Shopping Center
Bay Area Business Park
Post Oak Plaza
Tanglewood Court
Centre at Post Oak
River Oaks District
Highland Village
Westheimer Square
Golden Plaza
The Galleria
Uptown Plaza
Williams Tower
Greenway Commons
The Plaza on Richmond
Richmond Square
Houston Chronicle Corp. Office
Houston City College - West Loop Campus
Downtown Houston 6 miles
Westview Dr
Silber Rd
Post Oak Rd
West Loop
Hempstead Hwy
W. 11th St
Katy Rd
Katy Frwy
Memorial Dr
Chimney Rock Rd
Woodway Dr
Tanglewood Rd
Sage Rd
Willowick Rd
San Felipe St
Bering Dr
Westheimer Rd
Alabama St
Fountain View Dr
Richmond Ave
Skyline Dr
Windswept Ln
SW Frwy
Westpark Tollway
Westpark Dr
S. Rice Ave
Weslayan St
Bissonnet St
Glenmont Dr
610
10
90
69
59
Conroe
The Woodlands
Spring
Atascocita
Humble
Cypress
Katy
Brookshire
HOUSTON
Channelview
Baytown
Pasadena
Deer Park
Sugar Land
Missouri City
Pearland
Friendswood
Rosenberg
League City
Texas City
Dayton
Cleveland
Willis
Montgomery
Navasota
Tomball
Crosby
Richmond
Orchard
Mission Bend
Bellaire
Webster
Alvin
Manvel

A-3-48

Mortgage Loan No. 6 – 1500 Post Oak Boulevard

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Houston, TX 77056
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Office
% of Initial Pool Balance:	7.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Nuveen Real Estate and PIMCO Prime Real			Year Built/Renovated:	2016/NAP
	Estate			Size:	603,179 SF
Guarantor:	Five Oaks Place Operating LP			Cut-off Date Balance PSF(1):	$232
Mortgage Rate:	6.7470%			Maturity Date Balance PSF(1):	$232
Note Date:	3/2/2026			Property Manager:	CBRE, Inc.
Maturity Date:	3/6/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$24,305,232
IO Period:	60 months			UW NCF:	$22,978,239
Seasoning:	1 month			UW NOI Debt Yield(1):	17.4%
Prepayment Provisions(2):	L(25),DorYM1(29),O(6)			UW NCF Debt Yield(1):	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.40x
Additional Debt Balance(1):	$80,000,000			Most Recent NOI:	$22,471,238 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$21,586,564 (12/31/2024)
				3rd Most Recent NOI:	$21,811,617 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	100.0% (4/6/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$275,400,000 (10/28/2025)
CapEx Reserve:	$0	Springing	NAP	Appraised Value PSF:	$457
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.8%
				Maturity Date LTV Ratio(1):	50.8%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$140,000,000	99.7%	Loan Payoff:	$139,251,999	99.2%
Borrower Sponsor Equity:	$392,713	0.3%	Closing Costs:	$1,140,714	0.8%

Total Sources:	$140,392,713	100.0%	Total Uses:	$140,392,713	100.0%

(1)	The 1500 Post Oak Boulevard Mortgage Loan (as defined below) is part of the 1500 Post Oak Boulevard Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $140,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 1500 Post Oak Boulevard Whole Loan.
(2)	Defeasance of the 1500 Post Oak Boulevard Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 2, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2026-5YR21 securitization trust in April 2026. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “1500 Post Oak Boulevard Mortgage Loan”) is part of a whole loan (the “1500 Post Oak Boulevard Whole Loan”) evidenced by four pari passu promissory notes with an aggregate outstanding balance of $140,000,000. The controlling Note A-1 will be contributed to the BANK5 2026-5YR21 securitization trust. The 1500 Post Oak Boulevard Whole Loan is secured by the borrower’s fee interest in a single-tenant, Class A, high-rise office property containing 603,179 SF located in Houston, Texas (the “1500 Post Oak Boulevard Property”).

The relationship between the holders of the 1500 Post Oak Boulevard Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The 1500 Post Oak Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR21 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-49

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

The table below identifies the promissory notes that comprise the 1500 Post Oak Boulevard Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR21	Yes
A-2(1)	$35,000,000	$35,000,000	WFB	No
A-3(1)	$25,000,000	$25,000,000	WFB	No
A-4(1)	$20,000,000	$20,000,000	WFB	No
Whole Loan	$140,000,000	$140,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsors. The borrower and non-recourse carveout guarantor is Five Oaks Place Operating LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1500 Post Oak Boulevard Whole Loan. The borrower sponsors are Nuveen Real Estate and PIMCO Prime Real Estate.

Nuveen Real Estate is a global asset manager with approximately $142.0 billion of assets under management. Nuveen Real Estate manages a suite of funds and mandates across both public and private investments including both debt and equity. Nuveen Real Estate has more than 790 real estate employees across over 30 cities throughout the Unites States, Europe, and Asia.

PIMCO Prime Real Estate, a subsidiary of PIMCO and part of the PIMCO real estate platform, is a global real estate investor and manager responsible for managing the Allianz Group’s $89.0 billion real estate mandate. PIMCO Prime Real Estate assumed management of Allianz Real Estate, the subsidiary under Allianz, beginning October 2020. PIMCO Prime Real Estate manages a global investment portfolio with over $93.5 billion in assets under management, with an international team of over 455 employees working in 16 offices globally.

The Property. The 1500 Post Oak Boulevard Property is a 30 story, Class A/A+ high rise office tower building, totaling 603,179 SF, and located in Houston, Texas. Built in 2016, the 1500 Post Oak Boulevard Property is constructed on 2.76 acres of land along Post Oak Boulevard in the Galleria/Uptown office submarket and contains 1,450 parking spaces (2.4 spaces per 1,000 SF). Amenities at the 1500 Post Oak Boulevard Property include a fitness center, a conference center, dining/café services, a tenant lounge, green spaces, an EV charging station and bike storage. As of April 6, 2026, the 1500 Post Oak Boulevard Property was 100.0% leased to Woodside Energy (Deepwater) Inc. (“Woodside Energy”) and has a weighted-average remaining lease term of 5.8 years. The 1500 Post Oak Boulevard Property serves as the U.S. headquarters for Woodside Energy, and Woodside Energy subleases approximately 38.1% of the NRA to investment grade tenants. See the “Tenant Summary” table herein for additional details.

Major Tenants.

Woodside Energy (603,179 SF; 100.0% of NRA; 100.0% of underwritten rent). Woodside Energy is Australia’s largest oil and gas company and operates primarily as a liquefied natural gas producer. Beyond Australia, Woodside Energy has a global presence with operations across Asia Pacific, Africa, the United Kingdon and the Americas. Woodside Energy has been in occupancy at the 1500 Post Oak Boulevard Property since 2016, has a lease expiration in October 2031 and has three, 10-year renewal options and no termination options. Woodside Energy is currently subleasing 276,275 SF to six sub-tenants. See the “Tenant Summary” table herein for additional details.

The following table presents certain information relating to the tenancy at the 1500 Post Oak Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenant
Woodside Energy(3)	Baa1/NR/BBB+	603,179	100.0%	$23,767,138	100.0%	$39.40	10/31/2031	3 x 10 Yr	N
Total/Wtd. Avg.		603,179	100.0%	$23,767,138	100.0%	$39.40

(1)	Based on the underwritten rent roll dated April 6, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Woodside Energy currently occupies 326,904 SF and is subleasing (i) 114,875 SF of its space to SEMPRA LNG, LLC at a weighted average current base rent of $31.90 PSF, (ii) 68,772 SF of its space to Sumitomo Corporation of Americas at a current base rent of $32.50 PSF, (iii) 23,390 SF of its space to Tricon Energy, Ltd. at a current base rent of $29.50 PSF, (iv) 23,390 SF of its space to DRW Trading Texas LLC at a current base rent of $30.50 PSF, (v) 22,924 SF of its space to New Fortress Energy Inc. at a current base rent of $30.00 PSF and (vi) 22,924 SF of its space to Brenntag Latin America, Inc. at a current base rent of $29.00 PSF. Additionally, Sumitomo Corporate of America sub-subleases 12,209 SF of its space to DRW Texas, LLC at a current base rent of $30.50 PSF. All subleases and the sub-sublease expire on 10/31/2031, co-terminus with the Woodside Energy prime lease. Annual UW Rent reflects the Woodside Energy prime rent.

The Market. The 1500 Post Oak Boulevard Property is located in Houston, Texas, and within Houston-The Woodlands-Sugar Land, TX, metropolitan statistical area. The 1500 Post Oak Boulevard Property is part of the broader Four Oaks Place campus and is situated within one of Houston’s most highly amenitized districts. Primary ingress to and egress from the 1500 Post Oak Boulevard Property is provided via Post Oak Boulevard, with additional frontage along Four Oaks Place and Westbriar Lane. The 1500 Post Oak Boulevard Property also benefits from convenient access to major thoroughfares, including West Loop South (I-610), Southwest Freeway (US-59/I-69), and Katy Freeway (I-10). George Bush Intercontinental Airport and William P. Hobby Airport are located near the 1500 Post Oak Boulevard Property. The 1500 Post Oak Boulevard Property is located within one of Houston’s largest retail and entertainment concentrations with The Galleria super-regional mall situated less than one mile to the south, the River Oaks District situated approximately 0.8 miles away, and the Highland Village Shopping Center located approximately 1.1 miles away. Major employers in the area include ExxonMobil, Chevron, Phillips 66, Sysco and ConocoPhillips.

A-3-50

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

According to the appraisal, the 1500 Post Oak Boulevard Property is located within the Galleria/Uptown office submarket of the Houston office market. As of the fourth quarter of 2025, the Galleria/Uptown office submarket had an inventory of approximately 17,044,657 SF with a vacancy rate of 35.3% and average asking rent of $37.61 PSF. The appraiser concluded a market rent of $36.00 for the 1500 Post Oak Boulevard Property.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the 1500 Post Oak Boulevard Property was 20,652, 182,847 and 522,864, respectively. The median household income within the same radii, as of 2024, was $113,943, $92,908 and $91,363, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1500 Post Oak Boulevard Property:

Market Rent Summary
Market Rent (PSF)	$36.00
Lease Term (Years)	11.0
Lease Type	Net
Escalations (Annual)	2.5%
Tenant Improvements (New/Renewal)	$100 / $40
Leasing Commissions (New/Renewal)	6% / 6%
Free Rent (Months) (New/Renewal)	12 / 6
Source: Appraisal.

The table below presents certain information relating to comparable properties of the 1500 Post Oak Boulevard Property:

Comparable Office Leases
Property Name	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
1500 Post Oak Boulevard (Subject)(1) 1500 Post Oak Boulevard Houston, TX 77056	2016/NAP	603,179	Woodside Energy	603,179	Sep-16	15.2	$38.44	NNN
3 Houston Center 1301 McKinney Street Houston, TX 77010	1982/2023	1,247,061	NRG Energy	255,044	Sep-26	9.4	$27.50	NNN
Texas Tower 845 Texas Avenue Houston, TX 77002	2021/NAP	1,198,396	Skadden	52,482	Jan-26	10.0	$50.50	NNN
609 Main at Texas 609 Main Street Houston, TX 77002	2017/2020	1,091,052	Paul Hastings LLP	44,529	Dec-24	11.3	$40.00	NNN
BHP Billton Tower 1360 Post Oak Boulevard Houston, TX 77056	1983/2006	509,200	ENGIE North America Inc.	109,670	Apr-25	7.6	$29.00	NNN
Village Towers 9655 Katy Freeway Houston, TX 77024	2020/NAP	141,154	Workflow Solutions	21,632	Sep-24	3.5	$36.40	NNN
Towne Centre II 730 Town & Country Boulevard Houston, TX 77024	2023/NAP	167,141	Group I Automotive	45,330	Jul-24	10.4	$33.50	NNN

Source: Appraisal.

(1)	Based on the underwritten rent roll dated April 6, 2026, other than Year Built/Renovated.

Appraisal. According to the appraisal as of October 28, 2025, the 1500 Post Oak Boulevard Property had an “as-is” appraised value of $275,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the 1500 Post Oak Boulevard Property.

A-3-51

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1500 Post Oak Boulevard Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	UW	UW PSF
Base Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$23,187,452	$38.44
Rent Steps	$0	$0	$0	$0	$0	$579,686	$0.96
IG Rent Average	$0	$0	$0	$0	$0	$710,067	$1.18
Gross Potential Rent	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,796,239	$24,477,205	$40.58
(Vacancy/Credit Loss)	$0	$0	$0	$0	$30,504	$0	$0
Net Rental Income	$20,658,375	$21,162,663	$21,679,814	$22,208,876	$22,765,734	$24,477,205	$40.58
Expense Recoveries	$10,596,982	$11,141,329	$11,397,490	$11,066,505	$11,639,724	$12,482,232	$20.69
Direct Billbacks	$190,904	$420,203	$371,790	$604,065	$393,720	$411,300	$0.68
Other Income	$39,931	$36,604	$47,807	$60,852	$44,361	$58,880	$0.10
Effective Gross Income	$31,486,192	$32,760,800	$33,496,901	$33,940,299	$34,843,540	$37,429,617	$62.05

Real Estate Taxes	$5,605,152	$5,154,760	$5,329,551	$5,970,256	$5,403,096	$6,218,621	$10.31
Insurance	$675,799	$838,147	$1,263,745	$1,320,402	$1,085,317	$1,000,000	$1.66
Management Fee	$291,841	$253,300	$269,375	$280,230	$314,977	$374,296	$0.62
Other Operating Expenses	$4,479,960	$4,419,720	$4,822,613	$4,782,849	$5,568,912	$5,531,468	$9.17
Total Expenses	$11,052,752	$10,665,927	$11,685,284	$12,353,736	$12,372,302	$13,124,385	$21.76

Net Operating Income	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$24,305,232	$40.30
Replacement Reserves	$0	$0	$0	$0	$0	$120,636	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,206,358	$2.00
Net Cash Flow	$20,433,440	$22,094,872	$21,811,617	$21,586,564	$22,471,238	$22,978,239	$38.10

Occupancy (%)	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
NOI DSCR	2.13x	2.31x	2.28x	2.25x	2.35x	2.54x
NCF DSCR	2.13x	2.31x	2.28x	2.25x	2.35x	2.40x
NOI Debt Yield	14.6%	15.8%	15.6%	15.4%	16.1%	17.4%
NCF Debt Yield	14.6%	15.8%	15.6%	15.4%	16.1%	16.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 6, 2026, with rent steps taken through December 31, 2026 and rent for the investment grade tenant straight-lined through the earlier of (i) lease expiration and (ii) five years.

Escrows and Reserves.

Tax Escrow – During the continuance of a Trigger Period (as defined below), the 1500 Post Oak Boulevard Whole Loan documents require ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrow – The 1500 Post Oak Boulevard Whole Loan documents require ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no Trigger Period has commenced and is continuing; and (ii) the 1500 Post Oak Boulevard Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

CapEx Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly capex reserve deposit of $12,566.

TI/LC Reserve – During the continuance of a Trigger Period, the 1500 Post Oak Boulevard Whole Loan documents require an ongoing monthly TI/LC reserve deposit of $100,530.

A-3-52

Office – CBD	Loan #6	Cut-off Date Balance:	$60,000,000
1500 Post Oak Boulevard	1500 Post Oak Boulevard	Cut-off Date LTV:	50.8%
Houston, TX 77056		UW NCF DSCR:	2.40x
		UW NOI Debt Yield:	17.4%

Lockbox and Cash Management. The 1500 Post Oak Boulevard Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager are required to deposit rents if received into such lockbox account within two business day(s) of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are required to be distributed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 1500 Post Oak Boulevard Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 1500 Post Oak Boulevard Whole Loan during the continuance of the Trigger Period.

A “Trigger Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	March 2, 2028; or
(iii)	a Specified Tenant Trigger Event (as defined below).

A Trigger Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, (A) at least 65% of the leased SF of the 1500 Post Oak Boulevard Property as of the origination date of the 1500 Post Oak Boulevard Whole Loan is re-leased or renewed by tenants approved by the lender, (B) the lease terms of such leases are for at least four years and do not have a termination date earlier than January 1, 2035 and (C) the debt service coverage ratio, after giving effect to such renewal and/or replacement rents under such leases (only including leases with no more than 12 months of remaining free rent) are at least 2.00x for two consecutive calendar quarters; and
(iii)	with regard to clause (iii) above, a Specified Tenant Trigger Event Cure (as defined below).

A “Specified Tenant Trigger Event” will occur when Woodside Energy: (i) is in monetary or material non-monetary default under its lease beyond any applicable notice and cure periods; (ii) files for bankruptcy or insolvency relief, (iii) terminates its lease; (iv) through its ultimate parent, Woodside Energy Group Ltd, fails to maintain a long-term credit rating of at least BBB- by any two of S&P, Fitch and Moody’s, (v) provides notice of non-renewal of its lease and/or (vi) fully vacates and/or goes “dark” with respect to 50% or more of the space demised under the 326,904 SF that it currently occupies (the “Dark Calculation Space”) for 30 consecutive days.

A “Specified Tenant Trigger Event Cure” means: (i) with respect to any monetary or material non-monetary default under Woodside Energy’s lease, Woodside Energy is no longer subject to such default; (ii) with respect to any applicable bankruptcy or insolvency proceedings involving Woodside Energy, Woodside Energy is no longer subject to such bankruptcy or insolvency proceedings; (iii) with respect to a Specified Tenant Trigger Event pursuant to clause (iii) and/or (vi) of the definition thereof, (A) Woodside Energy has reoccupied and/or recommenced its operations in a sufficient portion of its leased premises such that it is in occupancy and operating in at least 50% of the Dark Calculation Space (subject to adjustment for space that is being renovated and/or remodeled or that is occupied by subtenants), (B) Woodside Energy is paying full rent under its lease or (C) the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space, (iv) with respect to a Specified Tenant Trigger Event pursuant to clause (iv) of the definition thereof, Woodside Energy Group Ltd maintains a long-term credit rating of at least BBB+ by any two of S&P, Fitch and Moody’s and (v) with respect to a Specified Tenant Trigger Event pursuant to clause (v) of the definition thereof, the space demised pursuant to Woodside Energy’s lease has been leased to one or more other tenants and such lease(s) provide for (1) base rent at least equal to the allocable portion of the base rent that would have been paid under Woodside Energy’s lease for such applicable space and (2) a lease term of at least the remaining term of Woodside Energy’s lease applicable to such space.

Right of First Refusal/Right of First Office. Woodside Energy has a right of first offer (“ROFO”) to purchase the 1500 Post Oak Boulevard Property so long as (i) Woodside Energy is leasing at least 75% of the rentable square feet in the premises and (ii) no significant event of default under the Woodside Energy lease exists. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Terrorism Insurance. The 1500 Post Oak Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of 1500 Post Oak Boulevard Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and a 12-month extended period of indemnity. The 1500 Post Oak Boulevard Whole Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-53

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

A-3-54

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

Stevens Point
Plover
PORTAGE COUNTY
Stevens Point Municipal Airport
Appleton 63 miles
Madison 93 miles
7

Adrian
Petersburg
Deerfield
Monroe
South Monroe
Blissfield
Jasper
MONROE COUNTY
LENAWEE COUNTY
Luna Pier
Lambertville
Temperance
MICHIGAN
OHIO
Lake Erie
Berkey
Sylvania
TOLEDO
Ottawa Hills
Oregon
FULTON COUNTY
LUCAS COUNTY
Holland
Ohio Turnpike
Rossford
Northwood
Walbridge
Delta
Swanton
Maumee
Millbury
Perrysburg
Whitehouse
Genoa
Stony Ridge
Waterville
Haskins
HENRY COUNTY
Cleveland 98 miles
Grand Rapids
Bowling Green
4
11
15
10
6
14

Sturgis
MICHIGAN
South Bend
Elkhart
Goshen
Kendallville
Nappanee
Bryan
Archbold
Plymouth
Napoleon
Warsaw
Auburn
Bowling Green
Columbia City
Rochester
INDIANA
FORT WAYNE
OHIO
Huntington
Van Wert
Wabash
Peru
Logansport
Bluffton
Lima
Marion
Celina
Kokomo
Portland
Frankfort
Sidney
Muncie
Greenville
Piqua
Anderson
Noblesville
Troy
Carmel
Fishers
INDIANAPOLIS
New Castle
Springfield
5
13
3
2
8

Indianapolis 168 miles
Darmstadt
VANDERBURGH COUNTY
WARRICK COUNTY
Parkers Settlement
POSEY COUNTY
Highland
Evansville
INDIANA
KENTUCKY
HENDERSON COUNTY
Henderson
Bowling Green, KY 108 miles
9

CANADA
Lake Erie
Conneaut
Ashtabula
Geneva
Mentor
Euclid
CLEVELAND
Cleveland Hts.
Shaker Hts.
Vermilion
Lorain
Westlake
Garfield Hts.
Elyria
Parma
Norwalk
Ohio Tpke
Warren
Medina
Kent
Stow
Youngstown
Barberton
AKRON
Alliance
Canal Fulton
Wooster
Massillon
Canton
Mansfield
East Liverpool
New Philadelphia
Mount Vernon
OHIO
PENN.
WV
1
12

MHC Fund V

1	Harbourtown	Vermilion, OH
2	Whispering Pines	Warsaw, IN
3	Maple Grove	Kendallville, IN
4	Friendly Village	Adrian, MI
5	Colonial	Kendallville, IN
6	Arrowhead Lake	Swanton, OH
7	Recreacres	Stevens Point, WI
8	Sherwood	Greenville, OH
9	Town and Country	Evansville, IN
10	Swanton Meadows	Swanton, OH
11	Twinwall	Toledo, OH
12	Rustic Cove	Geneva, OH
13	Johnson	Kendallville, IN
14	Grand Rapids Estates	Grand Rapids, OH
15	Sylvania Estates	Toledo, OH

A-3-55

Mortgage Loan No. 7 – MHC Fund V

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio(2):	Portfolio
Original Balance:	$54,000,000			Location:	Various
Cut-off Date Balance:	$54,000,000			General Property Type:	Manufactured Housing
% of Initial Pool Balance:	6.5%			Detailed Property Type:	Manufactured Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	Kwame Granderson, Steven Anderson and Bradley Froling			Year Built/Renovated(3):	Various/NAP
Guarantors:	Kwame Granderson, Steven Anderson and Bradley Froling			Size(4):	2,335 Pads
Mortgage Rate:	5.4500%			Cut-off Date Balance Per Pad:	$23,126
Note Date:	3/2/2026			Maturity Date Balance Per Pad:	$23,126
Maturity Date:	3/5/2031			Property Manager:	FTI Property Management, Inc.
Term to Maturity:	60 months				(borrower-affiliated)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$5,631,555
Seasoning:	1 months			UW NCF:	$5,514,805
Prepayment Provisions:	L(25),YM1(32),O(3)			UW NOI Debt Yield:	10.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF Debt Yield:	10.2%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.85x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5):	$4,550,727 (12/31/2025)
				2nd Most Recent NOI:	$4,083,108 (12/31/2024)
				3rd Most Recent NOI:	$3,665,352 (12/31/2023)
Reserves(1)				Most Recent Occupancy(4):	66.6% (3/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	67.8% (12/31/2025)
RE Taxes:	$105,000	$49,441	NAP	3rd Most Recent Occupancy:	67.9% (12/31/2024)
Insurance:	$140,305	$16,110	NAP	Appraised Value (as of)(6):	$130,690,000 (Various)
Replacement Reserve:	$655,395	$9,729	NAP	Appraised Value per Pad(6):	$55,970
Required Repairs:	$1,758,846	$0	NAP	Cut-off Date LTV Ratio(6):	41.3%
Other Reserves:	$1,000,000	$0	NAP	Maturity Date LTV Ratio(6):	41.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$54,000,000	100.0%	Loan Payoff(7):	$47,385,069	87.8%
			Upfront Reserves:	$3,659,547	6.8%
			Closing Costs:	$2,853,839	5.3%
			Return of Equity:	$101,546	0.2%
Total Sources:	$54,000,000	100.0%	Total Uses:	$54,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The MHC Fund V Mortgage Loan (as defined below) does not allow for individual property releases.
(3)	See “Portfolio Summary” below.
(4)	The MHC Fund V Properties (as defined below) are comprised of 2,335 pads, 1,775 of which are pads with homes. The 1,775 pads with homes are 87.7% occupied as of the underwritten rent roll dated March 1, 2026.
(5)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) annual rental increases achieved through March 1, 2026 and (ii) $359,580 in anticipated rental increases through the second quarter of 2026 included in lender underwriting.
(6)	Appraised Value (as of) represents the “As Portfolio” value as of January 9, 2026, inclusive of a 6.2% portfolio premium. The sum of the individual “as is” appraised values for the MHC Fund V Properties on a property-by-property basis is $123,090,000, as of various dates between October and November 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 43.9% and 43.9%, respectively.
(7)	A portion of the Loan Payoff (approximately $23.3 million) is attributable to previously outstanding debt held by a borrower-affiliate. According to the borrower sponsors, it is anticipated that the holder of the borrower-affiliated debt will not retain an interest in the MHC Fund V Properties or MHC Fund V Mortgage Loan following a capital raise associated with the Delaware statutory trust (“DST”) structure (as described herein). We cannot assure you that the anticipated capital raise associated with the DST structure will occur as described above, or at all.

The Mortgage Loan. The seventh largest mortgage loan (the “MHC Fund V Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $54,000,000. The MHC Fund V Mortgage Loan is secured by a first priority fee mortgage encumbering the Borrower’s (as defined below) fee interests in 15 manufactured housing properties totaling 2,335 pads located across four states (collectively the “MHC Fund V Properties”, or the “Portfolio”).

The Borrower and the Borrower Sponsors. The Borrower is MHC Affordable Housing DST V (the “Borrower” or the “DST Borrower”), a Delaware statutory trust and special purpose entity. The Borrower has leased the MHC Fund V Properties to an affiliate of the Borrower (the “Master Tenant”) under a master lease. The Master Tenant is responsible for all property-level operations and pad level leasing across the Portfolio. See “DST and Master Lease Structure” herein.

The borrower sponsors and non-recourse carve-out guarantors for the MHC Fund V Mortgage Loan are Kwame Granderson, Steven Anderson and Bradley Froling. Kwame Granderson, the primary operating partner of the Borrower, is a co-founder and partner of MHC Capital, a manufactured housing focused owner and operator with a current portfolio of 26 communities across Indiana, Michigan, Ohio, Pennsylvania and Wisconsin. MHC Capital and its partners have been raising private investment capital for 30 years, with over $1 billion in structured transactions and more than 300 renovation projects. According to the borrower sponsors, it is anticipated that the subsequent capital raise following MHC Fund V Mortgage Loan origination associated with

A-3-56

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

the creation of the DST Borrower will be used to buy out the equity interests of one or more of the prior beneficial owners of the MHC Fund V Properties (excluding the borrower sponsors). We cannot assure you that the anticipated capital raise associated with the DST structure will occur as described herein, or at all.

The Properties. The MHC Fund V Properties consist of 15 manufactured housing properties totaling 2,335 pads across four states. The MHC Fund V Properties are located in Ohio (eight properties, 50.6% of pads), Indiana (five properties, 34.6% of pads), Michigan (one property, 7.7% of pads) and Wisconsin (one property, 7.2% of pads). Across the MHC Fund V Properties there are 1,775 pads with homes, which include homes owned by third-party tenants and “park-owned homes” (“POH”) that are owned by affiliates of the Borrower and subleased through an affiliate of the Borrower as the master subtenant.

The MHC Fund V Mortgage Loan is secured by the underlying pads (and associated revenues generated by these pads), not the physical improvements (including tenant-owned homes and POHs). Lender underwriting is inclusive of underlying pad rent and excludes all revenues attributable to POH rentals. According to the borrower sponsors, the POH, while currently 60.0% occupied, have potential for cost-effective renovations/turnarounds, with 53.9% of the 219 currently vacant POHs scheduled for light touch (<$7,500) renovations prior to re-leasing. According to the borrower sponsors, the MHC Fund V Properties were acquired through multiple transactions between 2017 and 2020 from non-institutional owners and, since 2019, the borrower sponsors have invested approximately $10.9 million on various capital improvements including infrastructure and roads, grounds maintenance and electrical improvements. The borrower sponsors plan to continue to make strategic capital investments to the MHC Fund V Properties. Accounting for rental increases through March 1, 2026, rental rates across the Portfolio have increased by a compound annual growth rate of 8.3% since 2022 with minimal tenant attrition. The MHC Fund V Properties are diversified across primarily rural markets, with no individual property representing more than 10.8% of the Portfolio’s total pad count. The MHC Fund V Mortgage Loan does not allow for individual releases of any of the MHC Fund V Properties.

The following table presents certain information relating to the MHC Fund V Properties:

Portfolio Summary
Property Name	City, State	Pads	Year Built	Occupancy(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	UW NCF	% of UW NCF
Harbourtown	Vermilion, OH	228	1974	92.5%	$7,550,085	14.0%	$17,210,000	$944,196	17.1%
Whispering Pines	Warsaw, IN	220	1975	95.0%	$6,448,940	11.9%	$14,700,000	$804,531	14.6%
Maple Grove	Kendallville, IN	251	1989	56.6%	$5,878,625	10.9%	$13,400,000	$537,872	9.8%
Friendly Village	Adrian, MI	179	1971	63.1%	$4,430,904	8.2%	$10,100,000	$475,064	8.6%
Colonial	Kendallville, IN	137	1972	82.5%	$3,891,299	7.2%	$8,870,000	$455,861	8.3%
Arrowhead Lake	Swanton, OH	246	1965	52.8%	$4,952,961	9.2%	$11,290,000	$391,197	7.1%
Recreacres	Stevens Point, WI	167	1970	70.1%	$3,601,755	6.7%	$8,210,000	$362,867	6.6%
Sherwood	Greenville, OH	177	1990	59.3%	$3,636,851	6.7%	$8,290,000	$345,154	6.3%
Town and Country	Evansville, IN	123	1975	75.6%	$2,325,128	4.3%	$5,300,000	$274,626	5.0%
Swanton Meadows	Swanton, OH	136	1970	56.6%	$2,368,998	4.4%	$5,400,000	$219,874	4.0%
Twinwall	Toledo, OH	136	1957	49.3%	$2,368,998	4.4%	$5,400,000	$249,902	4.5%
Rustic Cove	Geneva, OH	100	1950	66.0%	$1,974,165	3.7%	$4,500,000	$176,510	3.2%
Johnson	Kendallville, IN	77	1975	50.6%	$2,004,874	3.7%	$4,570,000	$137,042	2.5%
Grand Rapids Estates	Grand Rapids, OH	66	1978	68.2%	$1,162,564	2.2%	$2,650,000	$130,128	2.4%
Sylvania Estates	Toledo, OH	92	1942	31.5%	$1,403,851	2.6%	$3,200,000	$9,982	0.2%
Total/Wtd. Avg.		2,335		66.6%	$54,000,000	100.0%	$130,690,000(3)	$5,514,805	100.0%

(1)	Occupancy is based on the underwritten rent roll dated March 1, 2026.
(2)	There are no releases permitted pursuant to the MHC Fund V Mortgage Loan documents. Allocated loan amounts are calculated based on the MHC Fund V Properties’ individual appraised values for illustrative purposes only.
(3)	Total Appraised Value represents the “As Portfolio” value, inclusive of a 6.2% portfolio premium. The sum of the individual “as is” appraised values for the MHC Fund V Properties on a property by property basis is $123,090,000 as of various dates between October and November 2025.

A-3-57

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

The following table presents certain information relating to the unit mix at the MHC Fund V Properties:

Portfolio Unit Mix(1)
Property Name	Total Pads	Leased Pads	Pads With Homes	Total Pads % Occupancy	Pads With Homes % Occupancy	Park-Owned Homes(2)	Park-Owned Homes % Occupancy(2)	Average Per Pad Rent(3)
Harbourtown	228	211	218	92.5%	96.8%	50	86.0%	$596
Whispering Pines	220	209	217	95.0%	96.3%	61	86.9%	$438
Maple Grove	251	142	161	56.6%	88.2%	100	81.0%	$452
Friendly Village	179	113	120	63.1%	94.2%	18	61.1%	$535
Colonial	137	113	121	82.5%	93.4%	46	82.6%	$455
Arrowhead Lake	246	130	183	52.8%	71.0%	63	15.9%	$503
Recreacres	167	117	119	70.1%	98.3%	24	91.7%	$488
Sherwood	177	105	133	59.3%	78.9%	40	30.0%	$449
Town and Country	123	93	105	75.6%	88.6%	20	40.0%	$435
Swanton Meadows	136	77	95	56.6%	81.1%	33	45.5%	$444
Twinwall	136	67	93	49.3%	72.0%	31	16.1%	$522
Rustic Cove	100	66	67	66.0%	98.5%	5	80.0%	$525
Johnson	77	39	47	50.6%	83.0%	25	68.0%	$453
Grand Rapids Estates	66	45	50	68.2%	90.0%	11	54.5%	$424
Sylvania Estates	92	29	46	31.5%	63.0%	20	15.0%	$478
Total/Wtd. Avg.	2,335	1,556	1,775	66.6%	87.7%	547	60.0%	$487

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	The Park-Owned Homes inventory is not collateral for the MHC Fund V Mortgage Loan, though the underlying pad and associated income are collateral for the MHC Fund V Mortgage Loan. Lender underwriting excludes all revenues associated with rental of physical Park-Owned Homes inventory, which are owned by various affiliates of the borrower sponsors.
(3)	Average Per Pad Rent is inclusive of anticipated annual rental rate increases through March 1, 2026.

The Markets. The appraisal concluded a projected stabilized occupancy for the MHC Fund V Properties of 89.0%, representing a 33.6% premium to in-place occupancy across the Portfolio. Similarly, in place pad rents of $487 represent a 7.4% discount to the appraisal’s concluded market rent per pad of $523, demonstrating growth potential and opportunity for value creation across the MHC Fund V Properties. The MHC Fund V Properties are located across four states; Ohio, Indiana, Michigan and Wisconsin; and nine markets. The top three markets by UW NOI are Kendallville, Indiana (three MHC Fund V Properties, 20.5% UW NCF, 465 pads), Toledo, Ohio (five MHC Fund V Properties, 18.2% UW NCF, 676 pads) and Sandusky, Ohio (one MHC Fund V Property, 17.1% UW NCF, 228 pads). These markets are largely tertiary with Kendallville, Indiana having a population of 10,255 and a median household income of $63,770 and Sandusky, Ohio having a population of 24,174 and a median household income of $50,139. The five properties within the Toledo, Ohio market are situated on the outskirts of the city’s statistical area, in more suburban and rural settings. The city of Toledo has a population of 263,314 and median household income of $49,724.

Appraisal. According to the appraisal report, the MHC Fund V Properties had an “As Portfolio” appraised value of $130,690,000, inclusive of an approximately 6.2% portfolio premium. The appraisal report also provides for an aggregate “as is” valuation on an individual property-by-property basis as of various dates in October and November 2025, of $123,090,000.

Environmental Matters. According to the Phase I environmental site assessments as of various dates in November 2025, there was no evidence of any recognized environmental conditions at the MHC Fund V Properties. The Phase I environmental site assessments also discuss open compliance concerns and repairs tied to wastewater treatment facilities at various MHC Fund V Properties, for which funds were reserved at origination of the MHC Fund V Mortgage Loan. (see “Wastewater Reserve” herein).

A-3-58

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the MHC Fund V Properties:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW per Pad
Rental Income	$7,168,448	$7,679,593	$8,437,191	$9,454,122(2)	$4,048.87
Vacant Income	$0	$0	$0	$4,499,674	$1,927.06
Gross Potential Rent	$7,168,448	$7,679,593	$8,437,191	$13,953,796	$5,975.93
Utilities Reimbursements	$956,388	$915,718	$921,282	$921,282	$394.55
Concessions	($120,482)	($137,150)	($148,471)	($148,471)	($63.59)
Vacancy	$0	$0	$0	($4,499,674)	($1,927.06)
Other Income	$196,958	$209,986	$221,937	$221,937	$95.05
Effective Gross Income	$8,201,312	$8,668,147	$9,431,939	$10,448,870	$4,474.89

Real Estate Taxes	$566,328	$525,613	$503,086	$503,086	$215.45
Insurance	$151,899	$177,662	$219,406	$187,685	$80.38
Other Operating Expenses	$3,817,733	$3,881,764	$4,158,719	$4,126,543	$1,767.26
Total Expenses	$4,535,960	$4,585,038	$4,881,212	$4,817,315	$2,063.09

Net Operating Income	$3,665,352	$4,083,108	$4,550,727	$5,631,555(4)	$2,411.80
Replacement Reserves	$0	$0	$0	$116,750	$50.00
Net Cash Flow	$3,665,352	$4,083,108	$4,550,727	$5,514,805(4)	$2,361.80

Occupancy %	69.1%	67.9%	67.8%	66.6%(3)
NOI DSCR	1.23x	1.37x	1.53x	1.89x
NCF DSCR	1.23x	1.37x	1.53x	1.85x
NOI Debt Yield	6.8%	7.6%	8.4%	10.4%
NCF Debt Yield	6.8%	7.6%	8.4%	10.2%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	UW Rental Income is based on the in place rent roll as of March 1, 2026, in addition to approximately $359,580 in anticipated rental increases through the second quarter of 2026.
(3)	UW Occupancy % is based on the underwritten rent roll dated March 1, 2026.
(4)	The increase in UW Net Operating Income from the 2025 Net Operating Income is primarily attributable to: (i) annual rental increases achieved through March 1, 2026 and (ii) $359,580 in anticipated rental increases through the second quarter of 2026 included in lender underwriting.

Escrows and Reserves.

RE Taxes – At origination, the Borrower was required to make an upfront deposit of approximately $105,000 for real estate taxes. In addition, the Borrower is required to make monthly deposits in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $49,441).

Insurance – At origination, the Borrower was required to make an upfront deposit of approximately $140,305 for insurance. In addition, the Borrower is required to make monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months (initially estimated to be approximately $16,110).

Replacement Reserve – At origination, the Borrower was required to make an upfront deposit of approximately $655,395. In addition, the Borrower is required to make monthly deposits in an amount of approximately $9,729 for replacements ($50 per pad, per annum).

Required Repairs – At origination, the Borrower was required to make an upfront deposit of approximately $1,758,846 to be used in connection with immediate repairs to be completed within 120 days following the origination date of the MHC Fund V Mortgage Loan.

Wastewater Reserve – At origination, the Borrower was required to make an upfront deposit in the amount of $1,000,000 to be used in connection with construction and repairs of wastewater treatment facilities at various MHC Fund V Properties. On or before the date that is six months from the MHC Fund V Mortgage Loan origination, the Borrower is required to deliver to the lender a third-party report prepared by an environmental engineer, or other qualified engineer approved by the lender, which (i) assesses the condition of the wastewater treatment plants at certain MHC Fund V Properties for material deficiencies that would lead to inoperability beyond the scope of amounts to be paid from the Replacement Reserve, (ii) confirms that the treatment plants are functional and operational facilities in compliance with legal requirements or, to the extent applicable, clearly identifies required remediation needed to achieve such compliance and (iii) provides an estimate of all material repair costs. If the lender reasonably determines that the amount within the Wastewater Reserve will not be sufficient to pay for the required wastewater repairs based on the information within the wastewater reports, the lender will notify the Borrower in writing and the Borrower will be required to deposit (or will cause Master Tenant or guarantor to deposit) the amount that the lender reasonably determines is sufficient to pay for the wastewater repairs.

Lockbox and Cash Management. The MHC Fund V Mortgage Loan is structured with a soft lockbox and springing cash management. Any rents received by the Borrower, Master Tenant, any other master tenant pursuant to a master sublease or the property manager are required to be deposited into a lender controlled lockbox account within two business days of receipt. If no Cash Sweep Period (as defined below) is in effect, all such amounts are required to be transferred to an account designated by the Borrower in accordance with the terms of the lockbox agreement. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each

A-3-59

Manufactured Housing	Loan #7	Cut-off Date Balance:	$54,000,000
Various	MHC Fund V	Cut-off Date LTV:	41.3%
Various		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	10.4%

payment date in accordance with the MHC Fund V Mortgage Loan documents with all excess funds to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Sweep Period” will commence following the occurrence of any of the following: (i) an event of default; (ii) any bankruptcy action of the Borrower or the property manager; or (iii) the debt service coverage ratio falling below 1.25x. A Cash Sweep Period will end upon the occurrence of the following: (x) with regard to clause (i) above, the acceptance by the lender of a cure of such event of default; (y) with regard to clause (ii) above solely with respect to a bankruptcy action of the property manager, if the Borrower replaces the property manager with a “Qualified Manager” (in accordance with the MHC Fund V Mortgage Loan documents) within 60 days after such bankruptcy action; or (z) with regard to clause (iii) above, the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

DST and Master Lease Structure: The Borrower, MHC Affordable Housing DST V, is a Delaware statutory trust and special purpose entity. To accommodate certain restrictions related to the DST structure, the Borrower has leased the MHC Fund V Properties to the Master Tenant under a master lease. The Master Tenant maintains responsibility for all property-level operations and leasing across the Portfolio. The Master Tenant has pledged all rents received, including rents under the master sublease (as described below) and direct residential third-party leases, as well as all of its rights under any equity pledge (as described below), to the Borrower. All parties to the master lease and master sublease are Borrower affiliated.

Pursuant to the MHC Fund V Mortgage Loan documents, the Borrower assigned and pledged to the lender as security for the MHC Fund V Mortgage Loan: (i) all rents payable to the Borrower under any lease, including the master lease, and (ii) all rights of the Borrower, as assigned, specific to the master lease and master sublease structure, which includes any and all rights in connection with a pledge of equity that secures the obligations under the master sublease. In the event of a foreclosure, the lender would have the right to terminate the master lease and master sublease structure or assume the Borrower’s position in the master lease and master sublease structure and control the applicable POH-owning entities.

Each of the individual MHC Fund V Properties includes a number of non-collateral POHs owned by affiliates of the Borrower (the “Affiliated POH Owners”). To accommodate the MHC Fund V Mortgage Loan, the Affiliated POH Owners will sublease those pads containing POHs from the Master Tenant pursuant to a master sublease. Under the master sublease, the Affiliated POH Owners will only pay rent to the Master Tenant when the applicable pad and home are leased to a third party residential tenant. The master sublease provides for certain lender protections, such as subordination to the MHC Fund V Mortgage Loan documents (and the terms thereof) and requiring the parties to the sublease to comply with the terms of the MHC Fund V Mortgage Loan documents. In the event that the master lease terminates, the master sublease will terminate or become a direct lease, at the option of the lender.

Further, the MHC Fund V Mortgage Loan documents include various provisions related to the POHs and Affiliated POH Owners including: (i) POHs will only be sold for use at the applicable MHC Fund V Property subject to a site agreement for the pad or rented to third-parties pursuant to a lease and site agreement for the pad, (ii) any sale of a POH will be on commercially reasonable terms comparable to an arm’s-length transaction with an unrelated third party, (iii) the net sale proceeds from any POH sale will be distributed to the owners of the applicable Affiliated POH Owner in accordance with the applicable Affiliated POH Owner’s organizational documents, (iv) the Borrower will provide lender with statements detailing the POHs’ rent schedules and (v) Borrower or Master Tenant will ensure that all POH are maintained in good and safe condition. In addition, the MHC Fund V Mortgage Loan documents include various operational and maintenance covenants related to the POHs, including requiring that Borrower and Master Tenant may not permit any of the Affiliated POH Owners to remove any POH from the MHC Fund V Properties (other than in the case of (i) dilapidated POHs, (ii) temporary removal for repairs or maintenance with prompt return upon completion, or (iii) removal in connection with leasing to a direct residential tenant who owns their own home). Further, the MHC Fund V Mortgage Loan documents provide that during the continuance of an event of default, no POH may be removed from the applicable individual property without the lender’s prior consent, other than where removal is required for health and safety reasons under applicable law.

Upon origination of the MHC Fund V Mortgage Loan, for nine of the 15 MHC Fund V Properties, each of the equity owners of the Affiliated POH Owners at such properties pledged its ownership interests in the related Affiliated POH Owners to the Master Tenant to secure the Affiliated POH Owners’ obligations under the master sublease. With respect to the remaining six properties, an affiliate of the Borrower will own all future POHs and the sole member of the related Affiliated POH Owner has likewise pledged its ownership interest in such entity to the Master Tenant as security for its obligations under the master sublease. According to the borrower sponsors, a portion of the POHs are subject to existing third party financing (six properties, up to 306 POHs) in the form of a $2.0 million line of credit, preventing such a pledge of equity. As of origination, the third party financing had a drawn balance of approximately $1.4 million (five properties, 155 POHs).

See “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

Release of Properties. None.

Terrorism Insurance. The MHC Fund V Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Borrower, in an amount equal to the full replacement cost of the MHC Fund V Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 12 months and a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-60

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

A-3-61

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

A-3-62

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

360 Hamilton
360 Hamilton Avenue
White Plains, NY 10601
Greenwich
FAIRFIELD COUNTY
CONNECTICUT
NEW YORK
Kensico Lake
Valhalla
Rye Lake
Westchester County Airport
Westchester Medical Center
New York Medical College
Blythedale Children's Hospital
Grasslands Rd
Valhalla College
SUNY Westchester Comm. College
Taconic State Parkway
METRO NORTH HARLEM LINE
VALHALLA
Mt. Kisco Rd
Cranberry Lake County Park
North White Plains
Sprain Brook Pkwy
Bronx River Pkwy
Lake St
Purchase St
Barnes Ln
SUNY at Purchase
The Performing Arts Center
Knollwood CC
Elmsford
Fairview
NORTH WHITE PLAINS
Silver Lake Park
Brae Burn GC
Cross Westchester Expwy
Crossroads Shopping Center
Pace University
West Harrison
Purchase
Century CC
Anderson Hill Rd
Dobbs Ferry Rd
Westchester County Center
White Plains Transportation Center
Metropolis CC
The College of Westchester
WHITE PLAINS
City Center
One City Place
The Westchester
Fordham Univ. Graduate School fo Social Service
Manhattanville College
Dalewood I II & III Shopping Center
DOWNTOWN WHITE PLAINS
White Plains Hospital
NY-Presbyterian Hospital-Westchester
The Centre
MasterCard
Ridge Road Park
Westchester Square
METRO NORTH
White Plains
Bryant Ave
Burke Neurological Institute
NewYork - Presbyterian Medical Center
Red Oak Corp. Park
Morgan Stanley
Hartsdale
WESTCHESTER COUNTY
Hiscox Business Insurance
Scarsdale GC
HARTSDALE
Central Park Ave
West Post Road
Soundview Ave
North St
Sunningdale CC
Scarsdale Park Mall
Ridgeway
Westchester Hills CC
Mamaroneck Ave
Kenilworth Rd
Fenway GC
Secor Rd
Rosedale Ave
Westchester CC
North St
Scarsdale
Hutchinson River Pkwy
Pleasant Ridge Rd
Harrison
Apawamis CC
Saxon Woods County Park
Saxon Woods GC
Union Ave
Rye
New England Thruway
Quaker Ridge GC
Mamaroneck Ave
N.Y. City 28 miles
HARRISON
METRO NORTH
9A
100
22
684
287
119
120
125
127
104
95
NEW YORK
CONNECTICUT
STAMFORD
NEW JERSEY
YONKERS
BRONX
NEW YORK CITY
MANHATTAN
QUEENS
Long Island Sound
LONG ISLAND
White Plains

A-3-63

Mortgage Loan No. 8 – 360 Hamilton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Original Balance:		$49,000,000		Location:	White Plains, NY 10601
Cut-off Date Balance:		$49,000,000		General Property Type:	Office
% of Initial Pool Balance:		5.9%		Detailed Property Type:	CBD
Loan Purpose:		Acquisition		Title Vesting:	Fee
Borrower Sponsor:		TKF Burnside Real Estate Partners		Year Built/Renovated:	1973/1999, 2020, 2021
Guarantors:		Richard Clark and Dennis Friedrich		Size:	391,798 SF
Mortgage Rate:		6.0000%		Cut-off Date Balance PSF:	$125
Note Date:		2/25/2026		Maturity Date Balance PSF:	$125
Maturity Date:		3/1/2031		Property Manager:	G&E Real Estate Management
Term to Maturity:		60 months			Services, Inc.
Amortization Term:		0 month		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$8,544,405
Seasoning:		1 months		UW NCF:	$8,267,935
Prepayment Provisions:		L(24),YM1(30),O(6)		UW NOI Debt Yield:	17.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield:	16.9%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	17.4%
Additional Debt Balance:		NAP		UW NCF DSCR:	2.77x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$7,845,716 (12/31/2025)
				2nd Most Recent NOI:	$8,223,345 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$8,093,629 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (1/1/2026)
RE Taxes:	$690,657	$217,223	NAP	2nd Most Recent Occupancy:	80.0% (12/31/2024)
Insurance:	$30,671	$30,671	NAP	3rd Most Recent Occupancy:	84.9% (12/31/2023)
Replacement Reserve:	$7,700,000	Springing	$500,000	Appraised Value (as of)(2):	$76,740,039 (3/9/2026)
TI/LC Reserve:	$1,936,877	$65,300	NAP	Appraised Value PSF(2):	$196
Free Rent Reserve:	$2,300,787	$0	NAP	Cut-off Date LTV Ratio:	63.9%
Outstanding TI/LC Reserve:	$2,575,039	$0	NAP	Maturity Date LTV Ratio:	63.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,000,000	65.7%	Purchase Price(3):	$56,652,366	76.0%
Borrower Sponsor Equity:	$25,566,137	34.3%	Upfront Reserves:	$15,234,031	20.4%
			Closing Costs:	$2,679,740	3.6%
Total Sources:	$74,566,137	100.0%	Total Uses:	$74,566,137	100.0%

(1)	See “Escrows and Reserves”.
(2)	Appraised value is based on the “Prospective Value Upon Funded Reserve” value as of March 9, 2026, reflecting a hypothetical assumption that reserves in the amount of $10,240,039 are fully funded at loan origination for certain capital expenditures and outstanding contractual leasing obligations. At origination, the borrower deposited (i) $7.7 million for replacement reserves, (ii) approximately $2.6 million for all outstanding tenant improvement and leasing commissions and (iii) approximately $2.3 million for all outstanding free rent obligations. The appraisal concluded an “as-is” value as of January 9, 2026, for the 360 Hamilton Property (as defined below) of $66,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 73.7% and 73.7%, respectively.
(3)	The borrower sponsor acquired the 360 Hamilton Property for a gross purchase price of $67,500,000. Purchase Price above reflects the net purchase price accounting for certain seller credits in the amount of $10,847,634 for outstanding leasing obligations ($5,147,634) and capital expenditures ($5,700,000), the outstanding portion of which was reserved at origination. Approximately $271,808 of seller credits earmarked for free rent burned off prior to origination. At origination, the borrower sponsor deposited an additional $2.0 million into the capital expenditure reserve, bringing the total capital expenditure reserve balance to $7.7 million.

The Mortgage Loan. The eighth largest mortgage loan (the “360 Hamilton Mortgage Loan”) is evidenced by one promissory note with an original principal balance of $49,000,000. The 360 Hamilton Mortgage Loan is secured by the borrower’s fee interest in a 391,798 SF office property which sits above a multi-level, 530-space parking structure, located in White Plains, New York (the “360 Hamilton Property”).

The Borrower and the Borrower Sponsor. The borrower for the 360 Hamilton Mortgage Loan is TKF Burnside 360 Hamilton Owner LLC, a Delaware limited liability company. The non-recourse carveout guarantors are Richard Clark and Dennis Friedrich, the co-founders of TKF Burnside Real Estate Partners (“TKF”), the borrower sponsor.

TKF is a private real estate investment and operating firm that targets office, multifamily, retail and mixed-use properties in select metropolitan areas including New York City, Washington D.C., Boston, Los Angeles, Denver and South Florida. TKF’s strategy focuses on opportunistic assets which have strong value enhancement potential through repositioning, redevelopment and leasing. TKF is led by Dennis Friedrich, a senior leader in the real estate industry with over 30 years of real estate investment and development experience including a 20 year career at Brookfield where he was responsible for $17 billion in mergers and acquisitions (“M&A”), asset acquisition and disposition activity.

A-3-64

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The Property. The 360 Hamilton Property is a Class A, 12-story office building comprised of 391,798 SF, which sits above a multi-level, 530-space parking structure (resulting in a parking ratio of 1.35 spaces per 1,000 SF) located in White Plains, New York. The borrower sponsor purchased the 360 Hamilton Property in February 2026 for $67.5 million (gross purchase price) contributing approximately $25.6 million of cash equity. The 360 Hamilton Property offers extensive amenities including a café and executive dining room, a 140-seat teleconferencing auditorium, a private boardroom with internet access, a fitness center with locker rooms, a steam room and showers and outdoor amenity space that includes a bocce ball court and a basketball court. The 360 Hamilton Property was built in 1973 and most recently renovated by the prior owner in 2020/2021. The renovations completed include refreshes to the lobby, upper floor hallways and bathrooms, among other projects. The borrower sponsor anticipates completing further enhancements (capitalized via $7.7 million in upfront reserves) to various amenities including the lobby, building café and conference center, among other improvements.

As of January 1, 2026, the 360 Hamilton Property is 84.5% occupied by 30 tenants, of which nine are investment grade rated or AM Law #100 ranked, comprising 63.0% NRA and 77.9% UW Rent. Investment grade tenants have, on average, occupied their spaces at the 360 Hamilton Property for a tenure of approximately 10.0 years. Top tenants at the 360 Hamilton Property include Skadden, Arps, Slate, Meagher & Flom (“Skadden”) (AM Law #5, 14.4% NRA, 18.3% UW Rent), Merrill Lynch (M/S/F: A1/A-/AA-, 12.6% NRA, 17.6% UW Rent) and Heineken (M/S/F: A3/BBB+/NR, 13.2% NRA, 14.0% UW Rent). Notably, the 360 Hamilton Property serves as Heineken’s United States headquarters. The 360 Hamilton Property benefits from a granular tenant mix with no tenant accounting for greater than 14.4% of NRA or 18.3% of UW Rent. Tenant demand for the 360 Hamilton Property has remained steady post COVID-19 pandemic, with nine new or renewal leases signed since 2022, comprising an aggregate of approximately 39.0% of NRA and 45.3% of UW Rent. Though the appraisal’s concluded office market rent ($39.43 PSF) is marginally less than in-place underwritten office rent ($42.58 PSF), the 360 Hamilton Mortgage Loan is structured with a debt service coverage ratio (“DSCR”) of 2.77x and is well positioned to absorb certain deteriorations in leasing spreads. Further, the 360 Hamilton Mortgage Loan is structured with an approximately $1.9 million upfront reserve to capitalize future leasing obligations, despite limited rollover throughout the term of the 360 Hamilton Mortgage Loan.

The 360 Hamilton Property is located in White Plains, New York, just a few blocks from the White Plains Transportation Center, which has undergone a $95 million renovation and provides express service to Grand Central Terminal. White Plains, New York is a suburb of New York City and a commercial hub of Westchester County. The 360 Hamilton Property also benefits from immediate access to I-287, the Bronx River Parkway and is only a 15-minute drive from the Westchester County Airport. The 360 Hamilton Property is located in the White Plains Central Business District (“CBD”) office market, which has created a mix of walkable amenities via mixed-use projects like Hamilton Green and the Galleria redevelopment. The White Plains Galleria redevelopment is a multi-billion dollar plan to reconstruct the Galleria at White Plains, a former shopping mall just a few blocks away from the 360 Hamilton Property into a mixed-use residential building featuring a grocery store and dining retail portions.

The 360 Hamilton Property had previously been financed via a multi-property cross-collateralized portfolio (allocated loan amount of approximately $89.0 million). Collectively, the portfolio securing the prior financing underperformed, ultimately resulting in a lender-driven sale with the borrower sponsor having acquired the 360 Hamilton Property from an affiliate of SL Green and Cappelli Organization (on a standalone basis) at a reset mortgage basis. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Major Tenants.

Skadden (AM Law #5, 56,487 SF; 14.4% of NRA; 18.3% of UW Rent) is an American multinational law firm headquartered in New York City. Skadden has approximately 1,800 lawyers and is the fourth highest grossing law firm in the United States. Skadden works in more than 50 practice areas including capital markets, M&A, corporate governance and restructuring. Skadden was named Best Lawyers’ 2026 Law Firm of the Year for corporate law and a 2025 Law360 Mergers & Acquisitions Practice Group of the Year, in addition to receiving the US Corporate M&A Law Firm of the Year 2023 Chambers USA Awards. Skadden’s global presence spans across 8 US offices and 13 international offices from New York to Shanghai. Skadden has also been named the top corporate law firm in the United States in Corporate Board Member magazine’s annual survey of America’s Best Corporate Law Firms more times than any other law firm. According to the borrower sponsor, Skadden has invested heavily in its leased space. Skadden has occupied its leased space since 2002 with a lease expiration in March 2031, two, five-year renewal options and no termination options.

Merrill Lynch (49,272 SF; 12.6% of NRA; 17.6% of UW Rent) is an American investment management and wealth management division of Bank of America. Merrill Lynch employs over 14,000 financial advisors and manages $2.8 trillion in client assets ($3.4 trillion for global wealth and investment management). According to the borrower sponsor, Merrill Lynch has invested heavily into building out its leased space and utilizes its space as one of their approximately 500 wealth management offices. Merrill Lynch has occupied its leased space since 2020, with a lease expiration in October 2032, and two five-year renewal options. The Merrill Lynch lease contains a termination option effective October 31, 2027, subject to 15 months’ notice and a payment of an estimated termination fee equal to $3,288,509.

Heineken (51,710 SF; 13.2% of NRA; 14.0% of UW Rent) is a Dutch multinational brewing company, founded in 1864 and is the world’s second-largest beer producer. Heineken is known for its iconic green bottle and red star and owns over 165 brands such as Amstel, Tiger and Tecate. Heineken has a deep focus on global reach, sustainability and a balanced growth strategy through innovation and digital tools while maintaining its family-rooted heritage. Heineken utilizes its space at the 360 Hamilton Property as its U.S. headquarters. Heineken plans to invest heavily into building out its leased space with an allocated budget of $1,672,007 for capital improvements, according to the appraisal. Heineken has occupied its leased space since 2000, with a lease expiration in November 2033 and one five-year renewal option. The Heineken lease contains a termination option effective November 30, 2031, subject to 12 months’ notice and a payment of an estimated termination fee equal to $1,540,392.

A-3-65

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the 360 Hamilton Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/S&P/ Fitch) (2)	Tenant SF(3)	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Skadden(4)	NR/NR/NR	56,487	14.4%	$2,487,556	18.3%	$44.04	3/30/2031	2 x 5 years	N
Heineken(5)	A3/BBB+/NR	51,710	13.2%	$1,901,270	14.0%	$36.77	11/30/2033	1 x 5 years	Y
Merrill Lynch(6)	A1/A-/AA-	49,272	12.6%	$2,397,328	17.6%	$48.65	10/31/2032	2 x 5 years	Y
Webster Bank(7)	Baa2/BBB+/NR	31,718	8.1%	$1,260,791	9.3%	$39.75	6/30/2028	1 x 5 years	Y
Arch Capital(8)	A3/A/A-	21,994	5.6%	$922,978	6.8%	$41.96	5/31/2033	2 x 5 years	Y
DelBello / DDDWW(9)	NR/NR/NR	17,884	4.6%	$617,096	4.5%	$34.51	1/31/2036	2 x 5 years	Y
National Econ.(10)	NR/NR/NR	13,817	3.5%	$579,694	4.3%	$41.96	7/31/2032	2 x 5 years	Y
Crown Castle Fiber	NR/NR/NR	10,430	2.7%	$511,070	3.8%	$49.00	7/31/2028	1 x 5 years	N
Prudential	A3/A/A-	10,632	2.7%	$454,164	3.3%	$42.72	5/31/2027	2 x 5 years	N
Flagstar Bank	B1/NR/BB-	8,021	2.0%	$385,008	2.8%	$48.00	10/31/2026	1 x 5 years	N
Top 10 Tenants Total/Wtd. Avg.		271,965	69.4%	$11,516,955	84.6%	$42.35
Other Occupied		58,997	15.1%	$2,098,275	15.4%
Vacant		60,836	15.5%
Total		391,798	100.0%	$13,615,230	100.0%

(1)	Based on the underwritten rent roll as of January 1, 2026, inclusive of contractual rent steps through January 2027.
(2)	Credit Ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Certain tenants are inclusive of associated storage spaces less than 500 SF.
(4)	Skadden is in occupancy though currently subject to abated rent through March 2026 with an aggregate rent reduction of approximately $201,878.
(5)	Heineken may terminate its lease effective November 30, 2031, subject to 12 months’ prior notice and payment of an estimated termination fee equal to $1,540,392. Heineken is in occupancy though currently subject to abated rent from May 2026 to November 2026 with an aggregate rent reduction of approximately $1,527,765.
(6)	Merrill Lynch may terminate its lease effective October 31, 2027, subject to 15 months’ prior notice and payment of an estimated termination fee equal to $3,288,509.
(7)	Webster Bank may terminate its lease effective July 1, 2026, subject to six months’ prior notice and payment of an estimated termination fee equal to $1,795,712.
(8)	Arch Capital may terminate its lease effective January 1, 2030, subject to 12 months’ prior notice and payment of an estimated termination fee equal to $1,237,449.
(9)	DelBello/DDDWW may terminate its lease effective January 30, 2031, January 30, 2033 or January 30, 2035, each with a nine months’ prior notice and no termination fee.
(10)	National Econ. may terminate its lease effective December 1, 2028, subject to 12 months’ prior notice and payment of an estimated termination fee equal to $1,045,394.

The following table presents certain information relating to the lease rollover schedule at the 360 Hamilton Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling(3)
MTM/2026	3	10,444	2.7%	2.7%	$492,654	3.6%	3.6%	$47.17
2027	4	27,982	7.1%	9.8%	$813,969	6.0%	9.6%	$29.09
2028	2	42,148	10.8%	20.6%	$1,771,861	13.0%	22.6%	$42.04
2029	1	6,708	1.7%	22.3%	$284,743	2.1%	24.7%	$42.45
2030	0	0	0.0%	22.3%	$0	0.0%	24.7%	$0.00
2031	3	67,329	17.2%	39.5%	$2,908,213	21.4%	46.1%	$43.19
2032	4	70,846	18.1%	57.5%	$3,357,115	24.7%	70.7%	$47.39
2033	3	77,267	19.7%	77.3%	$2,964,947	21.8%	92.5%	$38.37
2034	0	0	0.0%	77.3%	$0	0.0%	92.5%	$0.00
2035	0	0	0.0%	77.3%	$0	0.0%	92.5%	$0.00
2036 & Thereafter	12	28,238	7.2%	84.5%	$1,021,728	7.5%	100.0%	$36.18
Vacant	0	60,836	15.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	32	391,798	100.0%		$13,615,230	100.0%		$34.75

(1)	Based on the underwritten rent roll as of January 1, 2026, inclusive of contractual rent steps through January 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-66

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

The Market. The 360 Hamilton Property is situated in the White Plains CBD office submarket, within the broader Westchester County office market. The White Plains CBD office submarket is among the larger, higher performing office submarkets in Westchester County. The White Plains CBD office submarket commands a rental premium in comparison to nearby competing submarkets (approximately 18.7%), primarily due to its express access to New York City. The White Plains CBD office submarket has the highest concentration of high-rise Class A office buildings in the broader Westchester County office market. Beginning in the 1950s, many major corporations based in New York City moved operations to White Plains including Sabra, General Foods, PepsiCo, IBM, Nestle, Snapple and Heineken USA (located in the 360 Hamilton Property).

As of the first quarter of 2026, the White Plains CBD office submarket is comprised of 5.0 million SF of supply, with a vacancy rate of 14.3% and average rents of approximately $35.71. Of note, the appraisal identifies no new office supply currently under construction. During the third quarter of 2025, the White Plains CBD office submarket was the primary driver contributing to the broader Westchester County office market’s growth. The White Plains CBD office submarket led all Westchester County submarkets in leasing activity for the second consecutive year, contributing 39% of 2025’s total leasing volume. The White Plains CBD office submarket recorded 27,000 SF of new activity in the fourth quarter of 2025, bringing its full-year total to 338,000 SF. Annual leasing rose 12% from the prior year, as the White Plains CBD office submarket saw an influx of tenants relocating from the northern part of Westchester County. The White Plains CBD office submarket also posted 121,000 SF of renewals, including Westchester County’s largest deal of 2025, Heineken’s 51,000 SF renewal at the 360 Hamilton Property.

The following table presents certain information relating to the appraisal’s office market rent conclusions for the 360 Hamilton Property:

Market Rent Conclusions(1)
	Market Rent (PSF)	Average Lease Term	Escalations	Tenant Improvements (New Tenants)	Tenant Improvements (Renewals)	Leasing Commissions (New Tenants)	Leasing Commissions (Renewals)
Low/Mid Floors	$36.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Upper Floors	$39.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Premium Space	$42.00	84 Months	2.50% per year	$50.00	$20.00	5.00%	2.50%
Storage/Other	$13.00	60 Months	2.50% per year	$0.00	$0.00	5.00%	2.50%

(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 360 Hamilton Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built/Renovated	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
360 Hamilton 360 Hamilton Avenue White Plains, NY	1973/1999, 2020, 2021		391,798(2)		10.3(2)(3)	$42.58(2)(4)
Gateway 1 1 North Lexington Avenue, White Plains, NY	1985/2022	Pure Insurance Leason Ellis Law	33,369 15,500	Apr-25 Oct-24	11.5 11.0	$40.00 $37.50
GDC City Square Office Complex 50 Main Street, White Plains, NY	1986/2022	Invesco Real Estate	6,069	May-21	5.8	$39.50
Ten Bank Street 10 Bank Street, White Plains, NY 10686	1989/2023	Matrix Asset Advisors Amur Capital Group	3,154 4,631	March-25 June-24	6.4 5.4	$37.00 $39.00
Class A Office Properties 7 Renaissance Square, White Plains, NY	2008/2022	OnMed Interoceanic Corporation	8,477 5,500	March-25 Jun-23	5.0 5.0	$39.50 $41.00
White Plains Plaza One North Broadway & 445 Hamilton Ave, White Plains, NY	1968/2019	NOF American Corp. Divney, Tung Schwalbe	2,468 9,188	Dec-23 May-23	7.3 5.0	$32.00 $32.00
Westchester One 44 S. Broadway & 120 Westchester Ave, White Plains, NY	1976/2015	Melody Capital	16,159	Sep-22	10.0	$35.00
Grand Street Plaza 140 & 150 Grand Street, White Plains, NY	1962/2017	777 Partners	5,805	Sep-23	10.8	$30.50
Urban Class A Office Building 81 Main Street, White Plains, NY	1984/2003	Harrington, Ocko & Mank Maxwell Shmerler & Co CPA	8,966 3,574	Mar-24 Aug-23	5.3 5.5	$31.50 $32.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2026.
(3)	Represents the weighted average lease term of all occupied office tenants based on UW Base Rent.
(4)	Represents the average Rent PSF of all occupied office tenants.

Appraisal. Appraised value of $76,740,039 is based on the “Prospective Value Upon Funded Reserve” value as of March 9, 2026, reflecting a hypothetical assumption that reserves in the amount of $10,240,039 are fully funded at loan origination for certain capital expenditures and outstanding contractual leasing obligations. At origination, the borrower deposited (i) $7.7 million for replacement reserves, (ii) approximately $2.6 million for all outstanding tenant improvement and leasing commissions and (iii) approximately $2.3 million for all outstanding free rent obligations. The appraisal concluded an “as-is” value as of January 9, 2026, for the 360 Hamilton Property of $66,500,000.

A-3-67

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

Environmental Matters. The Phase I environmental site assessment dated December 5, 2025 (the “ESA”) did not identify any recognized environmental conditions (a “REC”) at the 360 Hamilton Property. However, the ESA identified three historical RECs at the 360 Hamilton Property related to the release of fuel oil and other hazardous materials from 1999 to 2022, all of which have been remediated and granted closure by the New York State Department of Environmental Conservation with no further investigation recommended at this time.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 360 Hamilton Property:

Cash Flow Analysis(1)
	2023	2024	2025	UW	UW PSF
Rents in Place	$12,679,699	$12,466,734	$13,267,877	$13,615,229	$34.75
IG Rent Steps(2)	$0	$0	$0	$159,647	$0.41
Vacant Income	$0	$0	$0	$2,507,335	$6.40
Gross Potential Rent	$12,679,699	$12,466,734	$13,267,877	$16,282,210	$41.56

CAM	$1,407,736	$1,519,224	$1,629,128	$1,538,062	$3.93
Net Rental Income	$14,087,434	$13,985,958	$14,897,005	$17,820,273	$45.48

Vacancy	$0	$0	$0	($2,507,335)	($6.40)
Other Income	$856,561	$839,669	$825,480	$812,190	$2.07
Effective Gross Income	$14,943,996	$14,825,628	$15,722,486	$16,125,128	$41.16

Real Estate Taxes	$2,918,442	$1,951,340	$2,508,483	$2,530,758	$6.46
Insurance	$174,730	$286,177	$347,426	$368,057	$0.94
Management Fee	$448,320	$444,769	$471,675	$483,754	$1.23
Other Operating Expenses	$3,308,875	$3,919,997	$4,549,186	$4,198,155	$10.72
Total Expenses	$6,850,367	$6,602,283	$7,876,769	$7,580,723	$19.35

Net Operating Income	$8,093,629	$8,223,345	$7,845,716	$8,544,405	$21.81
Replacement Reserves	$0	$0	$0	$78,360	$0.20
TI/LC(3)	$0	$0	$0	$198,110	$0.51
Net Cash Flow	$8,093,629	$8,223,345	$7,845,716	$8,267,935	$21.10

Occupancy %(4)	84.9%	80.0%	82.5%	84.4%
NOI DSCR	2.72x	2.76x	2.63x	2.87x
NCF DSCR	2.72x	2.76x	2.63x	2.77x
NOI Debt Yield	16.5%	16.8%	16.0%	17.4%
NCF Debt Yield	16.5%	16.8%	16.0%	16.9%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	IG Rent Steps are based on straight line average rent for investment grade rated tenants through the lesser of loan or lease term.
(3)	UW TI/LC is inclusive of a $193,688 offset against underwritten TI/LC expenditures based on the upfront TI/LC reserve for future leasing in the amount of $1,936,877.
(4)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrower was required to make an upfront deposit of $690,657 with the lender and is required to make a monthly deposit on each payment date equal to $217,223, representing 1/12th of the taxes and other charges that the lender estimates will be payable during the next 12 month period.

Insurance – At origination, the borrower was required to make an upfront deposit of approximately $30,671, and is required to make a monthly deposit on each payment date equal to $30,671 thereafter.

Replacement Reserve – At origination, the borrower was required to make an upfront deposit of $7,700,000. If the balance in the replacement reserve account is less than $500,000, then a monthly deposit of $6,529.97 will be required. At any given time, the replacement reserve account will be capped at $500,000.

TI/LC Reserve – At origination, the borrower reserved $1,936,877 with the lender and is required on each payment date to reserve an amount equal to $65,300 for tenant improvement and leasing commission obligations.

Free Rent Reserve – At origination, the borrower reserved $2,300,787 to cover free rent, gap rent or rent abatement for the tenants at the 360 Hamilton Property.

Outstanding TI/LC Reserve – At origination, the borrower reserved $2,575,039 to cover outstanding improvement and leasing commission obligations for the tenants at the 360 Hamilton Property.

A-3-68

Office – CBD	Loan #8	Cut-off Date Balance:	$49,000,000
360 Hamilton Avenue	360 Hamilton	Cut-off Date LTV:	63.9%
White Plains, NY 10601		UW NCF DSCR:	2.77x
		UW NOI Debt Yield:	17.4%

Lockbox and Cash Management. The 360 Hamilton Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower must maintain a lockbox account under the lender’s sole dominion and control and deliver tenant direction letters requiring all tenants to remit rent directly to the lockbox. Any rents otherwise received by the borrower or the property manager must be deposited into the lockbox within two business days after receipt. All amounts deposited into the lockbox are held as additional security for the debt. If no Cash Sweep Period (as defined below) is in effect, lockbox collections are transferred in accordance with the lockbox agreement to an account designated by the borrower. During any Cash Sweep Period, the lockbox bank must sweep all lockbox funds once each business day to a lender-controlled cash management account. Funds in the cash management account are applied to the monthly debt service payment amount and the required reserve and escrow deposits (including taxes and insurance, replacement reserves and rollover reserves), with the borrower’s payment obligations deemed satisfied to the extent sufficient funds are on deposit when due. Any excess cash flow is then deposited (i) during a Lease Sweep Period (as defined below) into a lease sweep reserve account held by the lender as additional security for approved leasing costs for the affected space, or (ii) if there is no Lease Sweep Period, into an excess cash flow reserve account held by the lender as additional security for the 360 Hamilton Mortgage Loan.

A “Cash Sweep Period” begins upon the occurrence of any of the following: (a) an event of default; (b) any bankruptcy action with respect to the borrower or the property manager; (c) a DSCR of less than 1.30x (a “DSCR Trigger”); or (d) the commencement of a Lease Sweep Period. A Cash Sweep Period is no longer continuing (i) if caused by a DSCR Trigger, DSCR is at least 1.30x for two consecutive calendar quarters; (ii) if caused by an event of default, the lender accepts a cure (the lender may accept in the lender’s reasonable discretion; provided, however, that if (i) the lender has applied for the appointment of a receiver pursuant to the 360 Hamilton Mortgage Loan, (ii) the lender has declared the entire unpaid debt to be immediately due and payable, or (iii) the lender has commenced a foreclosure action pursuant to the 360 Hamilton Mortgage Loan, the lender is not obligated to accept such cure and may reject or accept such cure in lender’s sole and absolute discretion); (iv) if caused by a manager bankruptcy, the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days; or (v) if caused by a Lease Sweep Period, the Lease Sweep Period has ended. No cure is permitted for a borrower bankruptcy. In addition, cures under clauses (ii)–(v) above may occur no more than four times in the aggregate during the term of the 360 Hamilton Mortgage Loan, no event of default may be continuing, and the borrower must pay the lender’s reasonable expenses in connection with such cure.

A “Lease Sweep Period” is a tenant-focused sweep tied to designated “Lease Sweep Leases” (initially, the Skadden and Merrill Lynch leases, or permitted replacements). A Lease Sweep Period commences upon the first payment date after the earliest to occur of any of the following: (i) with respect to each Lease Sweep Lease, (A) 12 months before the earliest stated expiration of a Lease Sweep Lease (including any renewal term); and (B) upon the date by which the tenant under the applicable Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (ii) the receipt of notice from any tenant under a Lease Sweep Lease (other than the lease with Merrill Lynch) exercising its right to terminate its Lease Sweep Lease; (iii) the date that a Lease Sweep Lease (other than Merrill Lynch), is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice from any tenant (other than Merrill Lynch) under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (iv) the tenant vacates, abandons or ceases to use all or any material portion of its premises, or gives written notice of intent to do so; (v) an insolvency proceeding involving a tenant under a Lease Sweep Lease or its parent; or (vi) 100% of the related premises is subleased or listed for sublease.

A Lease Sweep Period ends upon satisfaction of specified conditions, including: (a) in the case of clauses (i), (ii), (iii), (iv) and (vi), the affected space is re-leased under one or more Qualified Lease(s) (as defined below) and, in the lender’s judgment, sufficient funds have accumulated in the lease sweep reserve to cover all anticipated approved tenant improvements, leasing commissions, any scheduled free-rent and/or abatement periods, or operating expenses resulting from any anticipated downtime prior to rent commencement; (b) in the case of clause (i), the subject tenant irrevocably exercises a renewal or extension option for all of its space (provided, that if Skadden is the subject tenant exercising such renewal or extension option, the Lease Sweep Period does not end unless either (A) Merrill Lynch has also irrevocably exercised a renewal or extension option for a term of not less than five years or (B) clause (a) is satisfied as if Merrill Lynch caused the Lease Sweep Period), with sufficient funds reserved for any related concessions; (c) in the case of clause (ii), any termination option is not validly exercised by the latest exercise date or is validly and irrevocably waived in writing by the related tenant; (d) in the case of clause (v), in an insolvency proceeding, the lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (e) in the case of clause (vi), all listings for subletting are removed and the tenant is no longer subletting the space.

A “Qualified Lease” means either (A) a modification of the Lease Sweep Lease approved by the lender (i) with a term of at least five years, (ii) for at least 95% of the square footage occupied by the applicable Lease Sweep Lease tenant and (iii) including base rent and additional rent of at least 95% of the lesser of (x) then-current full and unabated rent due under the applicable Lease Sweep Lease or (y) market rent, or (B) one or more replacement lease(s) (i) with an initial term of at least five years, (ii) entered into in accordance with the 360 Hamilton Mortgage Loan agreement and reasonably approved by the lender, (iii) on market terms, including, among other things, recoveries and tenant improvement allowances, and (iv) including base rent and additional rent equal to or greater than 95% of (x) then-current full and unabated rent due under the applicable Lease Sweep Lease or (y) market rent.

During any Lease Sweep Period, all excess cash flow on each payment date is deposited into the lease sweep reserve account and may be drawn monthly (subject to customary documentation) to fund approved third-party leasing costs for the affected space. Remaining amounts are released when occupancy and other post-leasing conditions have been satisfied, with any required holdbacks retained for unpaid tenant improvement/leasing commission obligations or scheduled rent abatements and disbursed pursuant to an agreed schedule. If no Lease Sweep Period is in effect during a Cash Sweep Period, excess cash flow is deposited into an excess cash flow reserve account; amounts in that account may be applied to approved leasing items or, with lender consent, replacements, and are released following a Cash Sweep Period cure. During any event of default or borrower/manager bankruptcy, the lender may apply funds on deposit in the lockbox and/or cash management account to the debt in its discretion.

Terrorism Insurance. The 360 Hamilton Mortgage Loan documents require that the borrower maintain comprehensive “all risk" or “special form” property insurance in an amount equal to 100% of full replacement cost, and business income/loss of rents insurance for at least 18 months with an extended period of indemnity of up to 12 months, which must include coverage for acts of terrorism; while the federal Terrorism Risk Insurance Program Reauthorization Act of 2015 is in effect and covers both domestic and foreign acts. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Partial Release. None.

A-3-69

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

A-3-70

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

785 Flushing Avenue
785 Flushing Avenue
Brooklyn, NY 11206
BROOKLYN
QUEENS
Bushwick
East Williamsburg
Williamsburg
Greenpoint
Bedford-Stuyvesant
Clinton Hill
Prospect Heights
Crown Heights
Fresh Pond
East River
Newtown Creek
Hunters Point
PULASKI BRIDGE
WILLIAMSBURG BRIDGE
BROOKLYN NAVY YARD
FIRST CALVARY CEMETERY
LINDEN HILL CEMETERY
THE EVERGREENS CEMETERY
La Guardia Airport 4 miles
Downtown Brooklyn 1 mile
LI Expwy
Brooklyn-Queens Expwy
Brooklyn Queens Expwy
495
278
The Box House Hotel
The Greenpoint Gallery
Le Fanfare
Bakeri
Eagle + West
Broadway Stages
THE JAVA PROJECT
Greenpoint Ferry Terminal
WNYC Transmitter Park
The Brooklyn Barge
Brooklyn EXPO Center
Key Food
Henry Norman Hotel
Windmill Studios
Silvercup Studios East
Greenpoint Sidewalk Clock
Hurricane Point
Brooklyn Winery
Msgr. McGolrick Park
E. River State Park
Arlo Williamsburg
McCarren Park
Warsaw Concerts
N. Williamsburg Ferry Terminal
Brooklyn Bowl/ Brooklyn Brewery
Coda Williamsburg
Music Hall of Williamsburg
Museum of Food and Drink (MOFAD) Lab
Studio Eberle
Brooklyn Steel
National Grid
Nitehawk Cinema
Knitting Factory Records
Cooper Park
Vandervoort Studio
The City Reliquary Museum
George Washington at Valley Forge
Frito-Lay
Area 53 - Adventure Park
The Brooklyn Monarch
Peter Luger Steak House
S. Williamsburg Ferry Terminal
The Bushwick Collective
House of Yes
Grover Cleveland Athletic Field
Maria Hernandez Park
Wycoff Heights Medical Ctr.
Bogart Hotel
Steiner Studios
Pfizer Building
NYC Health Hospitals/ Woodhull
Market Hotel
Ridgewood Veterans Memorial
Bushwick Playground
Marcy Playground
The Home Depot
Pratt Institute
Herbert Von King Park
Reinaldo Salgado Playground
Saratoga Square Park
Interfaith Medical Center
Harmony Park
Brooklyn Children's Museum
Brower Park
St. John's Recreation Center
Historic Hunterfly Road Houses
Weeksville Heritage Center
Prospect Park
Greenpoint Ave.
Kingsland Ave.
Meeker Ave.
Manhattan Ave.
McGuinness Blvd.
Vandervoort Ave.
Grand St.
Flushing Ave.
Metropolitan Ave.
Troutman St.
Union Ave.
Humboldt St.
Broadway
Division Ave.
Marcy Ave.
Lee Ave.
Kent Ave.
Cypress Ave.
Myrtle Ave.
Bedford Ave.
Bushwick Ave.
Greene Ave.
Woodbine St.
Knickerbocker Ave.
Wilson Ave.
Evergreen Ave.
DeKalb Ave.
Lafayette Ave.
Gates Ave.
Nostrand Ave.
Marcus Garvey Blvd.
Lewis Ave.
Malcolm X Blvd.
Ralph Ave.
Halsey St.
Fulton St.
Atlantic Ave.
Washington Ave.
Bergen St.
Eastern Pkwy.
NY Ave.
GREENPOINT AVE
NASSAU AVE
BEDFORD AVE
LORIMER ST
GRAHAM AVE
METROPOLITAN AVE - GRAND ST
GRAND ST
MONTROSE AVE
MORGAN AVE
JEFFERSON ST
DEKALB AVE
FOREST AVE
SENECA AVE
MARCY AVE
HEWES STREET
BROADWAY- UNION AVE
FLUSHING AVE
MYRTLE AVE.- BROADWAY
CENTRAL AVE
KNICKERBOCKER
WYCKOFF AVENUE
HALSEY ST
MYRTLE - WILLOUGHBY AVE
KOSCIUSKO ST
GATES AVE
WILSON AVE
BEDFORD - NOSTRAND AVE
CLASSON AVE
CLINTON - WASHINGTON AVE
CHAUNCEY ST
BUSHWICK - ABERDEEN
FRANKLIN AVE
NOSTRAND AVE
KINGSTON- THROOP AVE
UTICA AVE
RALPH AVE
ROCKAWAY AVE
BROADWAY JCT
PARK PL
EAST NEW YORK
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
NJ
Elizabeth
Bayonne
Hoboken
Union City
Clifton
Passaic
Mount Vernon
New Rochelle
Atlantic Ocean

A-3-71

Mortgage Loan No. 9 – 785 Flushing Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$37,000,000			Location:	Brooklyn, NY 11206
Cut-off Date Balance:	$37,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Patricia Lampl			Year Built/Renovated:	1900/2005
Guarantors:	Patricia Lampl and			Size:	140,411 SF
	Patricia G. Lampl Trust			Cut-off Date Balance Per SF:	$264
Mortgage Rate:	6.4600%			Maturity Date Balance Per SF:	$264
Note Date:	3/2/2026			Property Manager:	Abeco Management LLC
Maturity Date:	4/1/2031				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(2):	$4,002,205
Seasoning:	0 months			UW NCF:	$3,836,909
Prepayment Provisions:	L(24),D(31),O(5)			UW NOI Debt Yield:	10.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	10.4%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.58x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$3,211,583 (12/31/2025)
				2nd Most Recent NOI(2):	$964,110 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$2,023,973 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	83.4% (2/24/2026)
RE Taxes:	$210,500	$70,167	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance:	$76,421	$25,474	NAP	3rd Most Recent Occupancy(3):	NAV
Deferred Maintenance	$69,063	$0	NAP	Appraised Value (as of):	$68,000,000 (12/4/2025)
Replacement Reserve:	$0	$1,990	NAP	Appraised Value Per SF:	$484
TI/LC Reserve:	$1,999,600	$11,701	$427,324	Cut-off Date LTV Ratio:	54.4%
Burlington Reserve	$500,000	$0	NAP	Maturity Date LTV Ratio:	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$37,000,000	100.0%	Loan Payoff:	$27,886,108	75.4%
			Closing Costs:	$3,162,789	8.5%
			Return of Equity:	$3,095,520	8.4%
			Reserves:	$2,855,584	7.7%
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)	See “Escrows and Reserves”.
(2)	The increase from 2nd Most Recent NOI to Most Recent NOI and UW NOI is due to the recent repositioning of the 785 Flushing Avenue Property (as defined below) inclusive of new leasing activity including SCO Family Services (“SCO”), which is now in its final stages. Historical financial information does not reflect stabilized operations.
(3)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy are unavailable due to the repositioning of the 785 Flushing Avenue Property, which is now in its final stages.

The Mortgage Loan. The ninth largest mortgage loan (the “785 Flushing Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $37,000,000 and secured by a first priority fee mortgage encumbering a 140,411 SF mixed-use retail and office property in Brooklyn, New York (the “785 Flushing Avenue Property”).

The Borrower and the Borrower Sponsor. The borrower for the 785 Flushing Avenue Mortgage Loan is REVA Propco LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The non-recourse carveout guarantors are Patricia Lampl and Patricia G. Lampl Trust, a revocable trust organized under the laws of the State of Florida. The borrower sponsor is Patricia Lampl, who is president and treasurer of REVA Holding Corp., the sole member of the borrower. The Patricia G. Lampl Trust, of which Patricia Lampl is trustee, indirectly owns 51% of the borrower, with the remaining 49% owned by The Sarah Joy Azrak Family Trust. Patricia Lampl has ownership interests in seven commercial properties located across Brooklyn (five properties), Queens (one property), and Philadelphia (one property).

The Property. The 785 Flushing Avenue Property is comprised of a fee interest in three contiguous inter-connected buildings, encompassing 86,622 SF of retail space and 53,789 SF of office space on an approximately 0.9-acre site in Brooklyn, New York. Originally built in 1900 as a manufacturing warehouse facility, the 785 Flushing Avenue Property was acquired by the borrower in 1981 for a purchase price of $1,200,000. During the 1990s, the borrower sponsor began conversion of the 785 Flushing Avenue Property to a mixed-use space, with retail on the ground and second floors for the developing neighborhood residential tenancy, and the remaining three floors consisting of warehouse space. In 2020, the borrower sponsor began a second repositioning of the 785 Flushing Avenue Property, having since spent approximately $13.6 million in capital expenditures, landlord work, and tenant improvements on the 785 Flushing Avenue Property.

A-3-72

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The retail portion of the 785 Flushing Avenue Property is currently 96.2% leased to 10 tenants, which includes a mix of local retailers and national tenants such as Burlington Coat Factory (which occupies the entire second floor), Five Below, Taco Bell, and IHOP. The office portion of the 785 Flushing Avenue Property is currently 62.8% leased to two tenants, SCO and the United States of America (“GSA – Social Security”). GSA – Social Security occupies the entire third floor, having invested approximately $1,419,000 upon its original lease execution in 2017. The entire fourth floor was recently leased to SCO pursuant to a lease dated July 14, 2025. The buildout of this fourth-floor space is currently ongoing, and SCO is currently not yet in occupancy of the space or paying rent. SCO is expected to commence paying rent in June 2026. The buildout is expected to cost $1,482,300. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower sponsor reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. There can be no assurance that SCO will take occupancy of its space or commence paying rent. The fifth floor space is currently vacant, with the borrower looking to lease to a medical tenant as the 785 Flushing Avenue Property is across the street from Woodhull Medical Center. As of February 24, 2026, the 785 Flushing Avenue Property is 83.4% occupied.

Major Tenants.

Burlington Coat Factory (43,013 SF, 30.6% of NRA, 32.8% of underwritten rent). Burlington Coat Factory is an American national off-price department store retailer, that started approximately 50 years ago as a business selling off-price coats out of a factory building. The Burlington Coat Factory sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington, New Jersey. Burlington Coat Factory has been a tenant at the 785 Flushing Avenue Property since February 2022, has a lease expiration date of November 15, 2034, and has three, five-year renewal options remaining.

In connection with the origination of the 785 Flushing Avenue Mortgage Loan, Burlington Coat Factory delivered an estoppel which asserted certain claims against the borrower, including but not limited to that the borrower had failed to timely deliver the Burlington Coat Factory premises, and Burlington Coat Factory is entitled to liquidated damages in connection therewith, and additional claims relating to construction warranty deficiencies, outstanding billback invoices totaling $33,717.44, and the need to repair HVAC issues and perform roof repairs to address ongoing leaks. The lease limits liquidated damages to $350,000. At origination of the 785 Flushing Avenue Mortgage Loan, $500,000 was deposited into an escrow related to the foregoing claims, as described under “Escrows and Reserves” below.

SCO Family Services (18,700 SF, 13.3% of NRA, 11.4% of underwritten rent). SCO is a non-profit organization, that provides an array of services to children, families, and individuals with special needs throughout New York City and Long Island, via 84 programs at 120 locations. SCO has a staff of 3,000 people who serve 45,000 New Yorkers each year. SCO currently operates several locations through Brooklyn, and one of its two Brooklyn food pantries is located at 164 Suydam Street less than one mile from the 785 Flushing Avenue Property. SCO has two, five-year renewal options remaining. SCO has the right to terminate its lease at any time upon not less than 120 days’ notice if funding from governmental and/or other agencies to SCO for the programs SCO is maintaining at the 785 Flushing Avenue Property is terminated or substantially reduced. The SCO space is currently being built out, and SCO is not yet in occupancy or paying rent. SCO is expected to commence paying rent in June 2026. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. There can be no assurance that SCO will take occupancy of its space or commence paying rent.

GSA – Social Security (15,089 SF, 10.7% of NRA, 13.7% of underwritten rent). The U.S. General Services Administration (“GSA”) serves as the landlord and real estate manager for the U.S. Federal Government. The GSA leases its space on behalf of a local Social Security Administration office at the 785 Flushing Avenue Property which provides services to the public, such as processing retirement, disability, and Medicare applications. GSA – Social Security executed its lease in June 2017 and the lease commenced on June 7, 2019. GSA – Social Security has no renewal options remaining. GSA –Social Security has the right to terminate its lease at any time upon not less than 120 days’ notice.

A-3-73

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The following table presents a summary regarding the major tenants at the 785 Flushing Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Burlington Coat Factory	NR/NR/BB+	43,013	30.6%	$1,781,375	32.8%	$41.41	11/15/2034	3 x 5 yr	N
SCO Family Services(3)	NR/NR/NR	18,700	13.3%	$617,100	11.4%	$33.00	6/1/2035	2 x 5 yr	Y(3)
GSA - Social Security	AA+u/Aa1/AA+u	15,089	10.7%	$746,906	13.7%	$49.50	6/7/2029	None	Y(4)
Debevoise Discount Store	NR/NR/NR	13,600	9.7%	$375,078	6.9%	$27.58	1/31/2031	2 x 5 yr	N
Five Below	NR/NR/NR	13,059	9.3%	$799,992	14.7%	$61.26	3/31/2034	2 x 5 yr	N
Subtotal/Wtd. Avg.		103,461	73.7%	$4,320,451	79.5%	$41.76

Other Tenants		13,650	9.7%	$1,113,979	20.5%	$81.61
Occupied Subtotal/Wtd. Avg.		117,111	83.4%	$5,434,429	100.0%	$46.40

Vacant Space		23,300	16.6%
Total/Wtd. Avg.		140,411	100.0%

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
(2)	Certain ratings are those of the parent company or government whether or not the parent company or government guarantees the lease.
(3)	SCO is currently in the process of building out its space at the 785 Flushing Avenue Property and is not yet in occupancy or paying rent. On the origination date of the 785 Flushing Avenue Mortgage Loan, the borrower reserved $1,999,600 for SCO, which is the sum of the remaining balance to be paid of the tenant improvement and landlord work and 12 months of gap rent. SCO has the right to terminate its lease at any time upon not less than 120 days’ notice if funding from governmental and/or other agencies to SCO for the programs SCO is maintaining at the 785 Flushing Avenue Property is terminated or substantially reduced.
(4)	GSA – Social Security has the right to terminate its lease at any time provided that it provides no less than 120 days' notice to the landlord.

The following table presents certain information relating to the lease rollover at the 785 Flushing Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	Total UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026(3)	1	0	0.0%	0.0%	$10,177	0.2%	0.2%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.2%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.2%	$0.00
2029	2	16,089	11.5%	11.5%	$850,215	15.6%	15.8%	$52.84
2030	2	6,550	4.7%	16.1%	$502,157	9.2%	25.1%	$76.67
2031	1	13,600	9.7%	25.8%	$375,078	6.9%	32.0%	$27.58
2032	0	0	0.0%	25.8%	$0	0.0%	32.0%	$0.00
2033	1	800	0.6%	26.4%	$114,577	2.1%	34.1%	$143.22
2034	3	58,572	41.7%	68.1%	$2,749,125	50.6%	84.7%	$46.94
2035	1	18,700	13.3%	81.4%	$617,100	11.4%	96.0%	$33.00
2036 & Thereafter	1	2,800	2.0%	83.4%	$216,000	4.0%	100.0%	$77.14
Vacant	0	23,300	16.6%	100.0%	$0	0.0%	0.0%	$0.00
Total/Wtd. Avg.(4)	12	140,411	100.0%		$5,434,429	100.0%		$46.40

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	2026 includes an antenna lease with Verizon for 0 SF.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 785 Flushing Avenue Property is located in the Williamsburg retail and Williamsburg / Bushwick office submarkets within the Brooklyn retail and office markets. The 785 Flushing Avenue Property is positioned at the southern edge of Williamsburg, Brooklyn at the corner of Flushing Avenue, Broadway, and Graham Avenue. In the immediate area, Flushing Avenue serves as the boundary between three Brooklyn neighborhoods: Williamsburg, Bedford-Stuyvesant, and Bushwick. Flushing Avenue serves as the southern edge of the Broadway Triangle, a large commercial corridor for retail shopping and food shops. The 785 Flushing Avenue Property is located within a large residential neighborhood that is well serviced by public transportation. The Metropolitan Transportation Authority operates several subway lines in the immediate vicinity of the 785 Flushing Avenue Property, including the J, M, and G train lines, which provide access throughout Brooklyn along with direct service to Manhattan and Queens. The Flushing Avenue Station, which provides access to the J and M trains, has an entrance directly in front of the 785 Flushing Avenue Property. There are also multiple bus routes that operate through

A-3-74

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

the neighborhood connecting Brooklyn to the other boroughs of New York City including the B43 and B57 routes. Along with public transportation options to travel around New York City, the 785 Flushing Avenue Property is also a short drive away from the Brooklyn Queens Expressway (Interstate 287) which provides access to other boroughs of New York City and other regional destinations.

According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Williamsburg retail submarket was approximately 4.6%, with average asking rents of $69.32 PSF and an inventory of approximately 6.2 million SF. According to the appraisal, the availability rate in the Williamsburg / Bushwick office submarket was approximately 25.2%, with average asking rents for prime assets of $62.25 PSF, average asking rents for standard assets of $41.55 PSF, and an inventory of approximately 3.9 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Brooklyn retail market was approximately 4.5%, with average asking rents of $45.53 PSF and inventory of approximately 27.6 million SF. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Brooklyn office market was approximately 16.7%, with average asking rents of $51.31 PSF and inventory of approximately 37.2 million SF. According to the appraisal, the total 2025 population within a one-, three-, and five-mile radius of the 785 Flushing Avenue Property was 199,199, 1,231,802, and 3,229,232, respectively. Additionally, the 2025 average household income within the same radii was $108,670, $139,560, and $158,699, respectively.

There are currently three mixed use properties that are under construction and/or nearing completion within one mile of the 785 Flushing Avenue Property. These three include 433-437 Flushing Avenue, a planned seven-story mixed use building that will contain 34 residential units and 14,000 SF of community facility space on the ground floor and cellar (approximately one mile from the 785 Flushing Avenue Property), 11 and 55 Gerry Street, a near-complete two-building residential mixed use complex consisting of 106 residential units that will feature ground floor retail and an ambulatory diagnostic center on the second level (approximately 0.5 miles from the 785 Flushing Avenue Property), and 88 Throop Street, a near-complete nine-story residential building that will include 140 affordable residential units and 6,400 SF of ground floor space that will be a workforce development center operated by St. Nick’s Alliance (approximately 0.25 miles from the 785 Flushing Avenue Property).

The following table presents recent large retail tenant leasing data at comparable retail properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	Burlington Coat Factory Five Below	120 120	43,013 13,059	11/15/2024 4/1/2024	$41.41 $61.26	MG MG
25 Kent Avenue Williamsburg, Brookyln NY	Five Iron Golf Kith	120 126	15,110 29,497	Q4 2025 Q2 2024	$32.00 $44.99	MG MG
100 East 170th Street Bronx, The Bronx NY	Confidential Tenant	144	36,000	Q3 2025	$44.44	MG
29 Wythe Avenue Williamsburg, Brooklyn NY	Skyzone	120	20,000	Q1 2025	$50.00	MG
7802-7812 Flatlands Avenue South Brooklyn, Brooklyn NY	C-Town Supermarket	120	11,077	Q1 2025	$45.00	MG
1730 Bedford Avenue Crown Heights, Brooklyn NY	Lidl	180	33,000	Q4 2024	$45.00	MG
48-18 Northern Boulevard Long Island City, Queens NY	H Mart	180	63,500	Q2 2023	$35.00	Net

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.

The following table presents recent small retail tenant leasing data at comparable retail properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	Bora Bora Smoothies & Deli Taco Bell	180 124	2,800 2,500	7/18/2025 1/1/2024	$77.14 $67.10	MG MG
11 Gerry Street Williamsburg, Brooklyn NY	Perri Malek, DMD Popular Bank	120 120	2,196 2,290	Q4 2025 Q3 2025	$49.00 $75.00	MG Net
80 Graham Avenue Williamsburg, Brooklyn NY	375 Chicken N’ Fries	120	1,200	Q1 2025	$54.55	MG
3 Debevoise Street Williamsburg, Brooklyn	Wendy’s	120	3,460	Q1 2025	$46.82	Net
65 Graham Avenue Williamsburg, Brooklyn NY	Capital Tax Services	120	500	Q1 2025	$120.00	MG
1134 Broadway Williamsburg, Brooklyn NY	Devocion	180	900	Q4 2024	$200.00	MG
77-85 Graham Avenue Williamsburg, Brooklyn NY	Majesty Ink	60	850	Q3 2024	$77.65	MG
57 Graham Avenue Williamsburg, Brooklyn NY	Adobo Mexican Gril	120	1,530	Q2 2024	$67.00	MG

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.
A-3-75

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

The following table presents recent leasing data at comparable office properties with respect to the 785 Flushing Avenue Property:

Comparable Leases Summary
Property/Location	Tenant Name	Lease Term (months)	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
785 Flushing Avenue Property (subject)(1) 785 Flushing Avenue Williamsburg, Brooklyn NY	SCO Family Services GSA – Social Security	120 120	18,700 15,089	7/14/2025 6/7/2019	$33.00 $49.50	MG MG
1 Pierrepont Plaza Downtown Brooklyn, Brooklyn NY	City of New York	40	22,500	Jul. 2025	$33.89	MG
20 Jay Street Downtown Brooklyn, Brooklyn NY	Aveda Arts & Sciences Fabrik	120 12	16,761 5,600	Jun. 2025 Feb. 2025	$36.00 $30.00	MG MG
422 Fulton Street Downtown Brooklyn, Brooklyn NY	Brooklyn Prospect Charter School	418	152,180	Mar. 2025	$42.00	MG
134 Broadway Williamsburg, Brooklyn NY	Blue Panda, LLC	126	9,990	Jan. 2025	$41.00	MG
44 Court Street Downtown Brooklyn, Brooklyn NY	Self Made Psychological Services, PLLC	65	1,603	Nov. 2024	$46.00	MG
4000-4014 1st Avenue Sunset Park, Brooklyn NY	Adafruit Industries	132	41,531	Jun. 2024	$29.00	MG
220 36th Street Sunset Park, Brooklyn NY	Puff Media	60	15,329	Apr. 2024	$34.00	MG
45 Nevins Street Downtown Brooklyn, Brooklyn NY	NYPD	12	42,179	Jan. 2024	$35.47	MG
390 Berry Street Williamsburg, Brooklyn NY	Bridging Access to Care, Inc	192	14,384	Mar. 2023	$34.00	MG
800 Broadway Williamsburg, Brooklyn NY	Ahem Painting Contractors Inc.	42	6,219	Mar. 2023	$32.00	MG

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated February 24, 2026.

The following table presents information relating to the appraisal’s market rent conclusions for the 785 Flushing Avenue Property:

Market Rent Summary
	Market Rent	Escalations	Term (years)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Retail (Grade - Corner) Space:	$120.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Broadway/Graham Avenue) Space:	$150.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Flushing Avenue) Space:	$70.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Grade – Debevoise Street) Space:	$25.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (2nd Floor) Space:	$50.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Retail (Basement) Space:	$50.00	3.0%/year	10	MG	$50.00 / $25.00	4.00% / 2.00%
Office (Floors 4-5) Space:	$35.00	3.0%/year	5	MG	$50.00 / $25.00	4.88% / 2.44%
Office (Floor 3) Space:	$45.00	3.0%/year	5	MG	$50.00 / $25.00	4.88% / 2.44%
Storage Space:	$25.00	3.0%/year	10	MG	$0.00 / $0.00	4.00% / 2.00%

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 785 Flushing Avenue Property of $68,000,000 as of December 4, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 11, 2025, there was no evidence of any recognized environmental conditions at the 785 Flushing Avenue Property.

A-3-76

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 785 Flushing Avenue Property:

Cash Flow Analysis
	2023	2024	2025	UW	UW PSF
Gross Potential Rent(1)(2)	$2,869,777	$1,997,658	$4,378,370	$6,530,429	$46.51
Reimbursements	$314,896	$313,221	$269,467	$343,204	$2.44
Other Income	$0	$1,132	$467	$0	$0.00
(Vacancy / Credit Loss)	$0	$0	$0	($1,096,000)	($7.81)
Effective Gross Income	$3,184,673	$2,312,010	$4,648,304	$5,777,633	$41.15

Real Estate Taxes(3)	$482,447	$559,210	$649,630	$842,359	$6.00
Insurance	$205,445	$224,481	$221,454	$305,686	$2.18
Other Operating Expenses	$472,808	$564,209	$565,637	$627,383	$4.47
Total Operating Expenses	$1,160,700	$1,347,900	$1,436,721	$1,775,428	$12.64

Net Operating Income(1)	$2,023,973	$964,110	$3,211,583	$4,002,205	$28.50
Replacement Reserves	$0	$0	$0	$23,886	$0.17
TI/LC	$0	$0	$0	$141,411	$1.01
Net Cash Flow	$2,023,973	$964,110	$3,211,583	$3,836,909	$27.33

Occupancy (%)(4)	NAV	NAV	83.4%	83.2%
NOI DSCR	0.84x	0.40x	1.33x	1.65x
NCF DSCR	0.84x	0.40x	1.33x	1.58x
NOI Debt Yield	5.5%	2.6%	8.7%	10.8%
NCF Debt Yield	5.5%	2.6%	8.7%	10.4%

(1)	The increase from 2024 Gross Potential Rent and Net Operating Income to UW Gross Potential Rent and Net Operating Income is due to the recent repositioning of the 785 Flushing Avenue Property inclusive of new leasing activity including SCO, which is now in its final stages. Historical financial information does not reflect stabilized operations.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 24, 2026 and includes rent steps underwritten through March 1, 2027 totaling $42,872.
(3)	The 785 Flushing Avenue Property is in the 20th year of a 25 year Industrial and Commercial Incentive Program ("ICIP") tax abatement. The ICIP tax exemption provides a 60% exemption during the 2025-2026 tax year and thereafter declines by 10% each year through 2030/2031 after which the 785 Flushing Avenue Property will be subject to full unabated taxes. According to the appraisal, estimated unabated taxes for the 2026/2027 fiscal year would be $1,105,681 compared to estimated abated taxes of $864,023. UW Real Estate Taxes reflects the anticipated real estate tax expense net of the ICIP exemption for the 2026-2027 fiscal year.
(4)	UW Occupancy % represents economic occupancy and 2025 Occupancy % is based on the underwritten rent roll dated as of February 24, 2026. 2023 and 2024 Occupancy % are unavailable due to the borrower sponsor’s repositioning of the 785 Flushing Avenue Property, which is now in its final stages.

Escrows and Reserves.

At origination of the 785 Flushing Avenue Mortgage Loan, the borrower was required to deposit into escrow (i) $210,500 for real estate taxes, (ii) $76,421 for insurance premiums, (iii) $69,063 for required repairs, (iv) $500,000 for any liquidated damages, rent offsets, abatements or other sums asserted by Burlington Coat Factory pursuant to its estoppel delivered in connection with the origination of the 785 Flushing Avenue Mortgage Loan, including without limitation, claims related to the alleged failure to timely deliver possession of the premises under the Burlington Coat Factory lease, and (v) approximately $1,999,600 (the “Initial TI/LC Deposit”) for outstanding tenant improvements and leasing commissions (“TI/LC”) obligations and gap rent relating to the SCO lease. The Initial TI/LC Deposit is permitted to be released in two installments; (i) an installment of $691,000 upon satisfaction of conditions related to completion of certain work required under the SCO lease, and (ii) the remaining amount of the Initial TI/LC Deposit, less the initial installment, upon the lender’s receipt of (A) an estoppel from SCO confirming that SCO has accepted its premises, its lease is in full force and effect without offsets, claims or defenses, SCO has no remaining termination or cancellation rights, and is paying full, unabated rent and (B) a fully executed commencement date agreement in the form contemplated by the SCO lease.

Tax Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $70,167 monthly).

Insurance Escrow – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the 785 Flushing Avenue Property (initially approximately $25,474 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit if (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 785 Flushing Avenue Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender evidence of renewal of such policies and payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrower is required to escrow approximately $1,990 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $11,701 for TI/LC. In addition, (i) if GSA – Social Security exercises any contractual right to terminate its lease and the debt service coverage ratio excluding any rent from GSA is less than 1.57x, the borrower is required to escrow an additional $754,450 (the “GSA Deposit”) within 30 days of the lender’s written request, and (ii) if SCO exercises any contractual right to terminate its lease and the debt service coverage ratio excluding any rent from SCO is less than 1.57x, the borrower is required to escrow an additional $935,000 (the “SCO Deposit”) within 30 days of the lender’s written request. However, the borrower will not be required to make the monthly deposit into the TI/LC

A-3-77

Mixed Use – Retail/Office	Loan #9	Cut-off Date Balance:	$37,000,000
785 Flushing Avenue	785 Flushing Avenue	Cut-off Date LTV:	54.4%
Brooklyn, NY 11206		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	10.8%

reserve on any monthly payment date on which the amount in such reserve (excluding the Initial TI/LC Deposit and, if applicable, the GSA Deposit and the SCO Deposit) equals or exceeds approximately $427,324.

Lockbox and Cash Management. The 785 Flushing Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. At origination of the 785 Flushing Avenue Mortgage Loan, the borrower was required to establish a lockbox account within 20 days after the origination date (or if the originally designated bank for such account is unwilling or unable to establish it within 15 days after the origination date, the borrower is required to promptly attempt to establish such account with another eligible institution (an “Alternate Account”). In addition, by the later of three days after the opening of the Alternate Account, and 15 days prior to the first payment date, the borrower is required to direct all tenants to pay rent directly into the lockbox account. If notwithstanding such direction the borrower or property manager receives any rents, they are required to deposit such rents into the lockbox account within two business days of receipt. If no Cash Sweep Event Period (as defined below) exists, all funds deposited into the lockbox account are required to be transferred to an account designated by the borrower. Upon the occurrence of a Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account. During any Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all rents in the lockbox account to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 785 Flushing Avenue Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, if any, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, and (v) to deposit all remaining amounts (a) during a Lease Sweep Period (as defined below), into a lease sweep account to be used for out-of-pocket expenses incurred by the borrower in leasing the space currently occupied by Burlington Coat Factory at the 785 Flushing Avenue Property pursuant to a qualified lease, or, (b) for any Cash Sweep Event Period other than a Lease Sweep Period, into an excess cash flow account to be held as additional collateral for the 785 Flushing Avenue Mortgage Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrower.

A “Cash Sweep Event Period” commences upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) a Lease Sweep Period.

A Cash Sweep Event Period ends upon, as applicable, (x) the cure (if applicable) of the event of default, (y) the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, or (z) the date a cure or termination of the applicable Lease Sweep Period has occurred pursuant to the terms of the definition of Lease Sweep Period.

A “Lease Sweep Period” commences upon the earliest to occur of (i) any default under a Lease Sweep Lease (as defined below) by the tenant thereunder that continues beyond any applicable notice and/or cure periods, (ii) any tenant under a Lease Sweep Lease Going Dark (as defined below) in its space (or any substantial portion thereof), (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or its agents of written notice from the tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease or vacate the space currently occupied by Burlington Coat Factory, (iv) any voluntary or involuntary insolvency or bankruptcy action of any tenant under a Lease Sweep Lease and (v) 12 months prior to the earliest stated expiration date in the Lease Sweep Lease.

A Lease Sweep Period ends upon, as applicable, (a) in the case of clause (i) above, the cure of all defaults under the Lease Sweep Lease, (b) in the case of clause (ii) above, the tenant under the Lease Sweep Lease no longer having Gone Dark in its space, and is open to the general public for business and paying full unabated rent, (c) in the case of clause (iii) above, the tenant under the Lease Sweep Lease has revoked its termination or cancellation notices or indicated in writing its intent to not vacate its space or terminate or cancel the Lease Sweep Lease, (d) in the case of clause (iv), the tenant under the Lease Sweep Lease is no longer insolvent or subject to any bankruptcy or insolvency proceedings and the Lease Sweep Lease has been affirmed through final court order or the applicable bankruptcy or insolvency proceedings have been dismissed or withdrawn, and (e) in the case of clause (v) above, the tenant under the Lease Sweep Lease has renewed or extended such lease and (f) in the case of any clause above, the entirety or substantially all of the space rented under the Lease Sweep Lease is leased pursuant to one or more qualified leases reasonably approved by the lender and the related tenant has taken occupancy, there are no contingencies to the effectiveness of such qualified leases, all leasing commissions and tenant improvement obligations have been paid or satisfied or reserved for, and all rent abatements or free rent periods have expired and the related tenant is paying full contractual rent.

A “Lease Sweep Lease” is (i) the lease for Burlington Coat Factory and (ii) any qualified replacement lease for the space occupied by Burlington Coat Factory as of the origination date of the 785 Flushing Avenue Mortgage Loan.

“Going Dark” and similar terms mean a tenant has vacated, surrendered or ceased to conduct business in its space but is still continuing to pay rent, other than cessation of business operations for a commercially reasonable period of time (i) in the ordinary course of business, (ii) during renovations following a casualty, condemnation or other destruction or damage to the 785 Flushing Avenue Property, or (iii) for a period of not more than 90 days, due to force majeure or a governmental mandated shutdown.

Terrorism Insurance. The 785 Flushing Avenue Mortgage Loan documents require that the borrower maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 18 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrower’s comprehensive all risk policies, the borrower is required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (including any extensions thereof, “TRIPRA”) or another federal governmental program providing substantially similar protections is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-78

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

A-3-79

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

A-3-80

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Redstone Corporate Center I
19020 33rd Avenue West
Lynnwood, WA 98036
Everett
Mukilteo
Boeing
Boeing Future of Flight
Paine Field
Flying Heritage & Combat Armor Museum
Harbour Pointe GC
Cascade Plaza
Everett Mall
Eastmont
Fobes Hill
Glenwood Ave
Evergreen Way
Larimer Rd
Holly Dr
112th St
4th Ave
35th Ave
5th St
MUKILTEO
Park Pointe Plaza
Picnic Point
148th St
Gateway Shopping Ctr.
Swedish Mill Creek Campus
Mill Creek
Mill Creek CC
Mill Creek Town Ctr.
Seattle Hill Rd
Silver Firs Shopping Center
Silver Firs
North Lynnwood
North Lynnwood Shopping Center
164th St
Mill Creek Square
Martha Lake
Lynnwood
Alderwood
Alderwood Village
Alderwood Towne Center
Lynnwood Crossroads
Lynnwood City Center
180th St SE
Mill Creek East
Alderwood Manor
76th Ave
SOUNDER COMMUTER RAIL
Puget Sound
Edmonds
EDMONDS
Kingston Ferry
Main St
Edmonds Center for the Arts
Edmonds Comm. Coll.
Swedish Edmonds Campus
SNOHOMISH COUNTY
Philips Healthcare
Maltby
228th St SE
Canyon Park Shopping Ctr.
Mountlake Terrace
Woodway
Aurora Marketplace
Pacific Hwy
Nile Shrine GC
Mountlake Terrace
Ballinger Village
Aurora Village Mall
8th Ave
Meridian Ave
Lake Forest Park
Bothell
Lakeside at Canyon Park
Google Bothell
Woodinville
Kenmore
The Bothell Center
Cascadia College
University of Washington Bothell
Bothell Business Park
Shoreline
Link Line 1
Shoreline North/185th
Town Center at Lake Forest Park
Shoreline Community College
Seattle GC
NE 145th St
Shoreline South/148th
Inglewood GC
Simonds Rd
KING COUNTY
Woodinville Center
Kingsgate
Juanita Dr
Saint Edward State Park
Inglewood-Finn Hill
SEATTLE
Pinehurst
Lake City Way NE
UW Medical Center - Northwest
Lake Washington
NE 132nd St
Kirkland
The Village at Totem Lake
Totem Square
Downtown Seattle 10 miles
Northgate Station
Northgate
Bellevue 11 miles
5
405
99
525
526
527
96
524
522
202
Everett
Lake Stevens
Mukilteo
Lynnwood
Monroe
Edmonds
Bothell
Shoreline
Cottage Lake
Inglewood
Redmond
Poulsbo
Silverdale
SEATTLE
Kirkland
Bainbridge Island
Bremerton
Bellevue
Sammamish
Issaquah
Mercer Island
Port Orchard
White Center
Renton
SeaTac
Des Moines
Maple Valley
Kent
Federal Way
Auburn
Gig Harbor
TACOMA
Lakewood
Enumclaw

A-3-81

Mortgage Loan No. 10 – Redstone Corporate Center I

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Original Balance:		$33,240,000		Location:	Lynnwood, WA 98036
Cut-off Date Balance:		$33,240,000		General Property Type:	Office
% of Initial Pool Balance:		4.0%		Detailed Property Type:	Suburban
Loan Purpose:		Acquisition		Title Vesting:	Fee
Borrower Sponsor:		Felton Properties, Inc.		Year Built/Renovated:	2002/2022-2025
Guarantor:		Matthew J. Felton		Size:	212,069 SF
Mortgage Rate:		6.3750%		Cut-off Date Balance PSF:	$157
Note Date:		1/29/2026		Maturity Date Balance PSF:	$157
Maturity Date:		2/11/2031		Property Manager:	Felprop Management Inc.
Term to Maturity:		60 months			(borrower-related)
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$5,012,654
Seasoning:		2 months		UW NCF:	$4,662,326
Prepayment Provisions(1):		L(19),YM1(7),DorYM1(27),O(7)		UW NOI Debt Yield:	15.1%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NCF Debt Yield:	14.0%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	15.1%
Additional Debt Balance:		NAP		UW NCF DSCR:	2.17x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$3,793,221 (11/30/2025 TTM)
				2nd Most Recent NOI:	$3,646,770 (12/31/2024)
				3rd Most Recent NOI:	$3,337,167 (12/31/2023)
Reserves(2)				Most Recent Occupancy:	86.8% (1/26/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.0% (12/31/2024)
RE Taxes:	$143,994	$35,998	NAP	3rd Most Recent Occupancy:	76.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$56,250,000 (12/30/2025)
Replacement Reserve:	$0	$7,600	NAP	Appraised Value PSF:	$265
Leasing Reserve:	$1,650,000	$35,345	NAP	Cut-off Date LTV Ratio:	59.1%
Existing TI/LC Reserve:	$323,005	$0	NAP	Maturity Date LTV Ratio:	59.1%
Rent Concession Reserve:	$537,189	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$33,240,000	63.5%	Purchase Price:	$48,473,500	92.6%
Borrower Sponsor Equity:	$17,735,834	33.9%	Upfront Reserves:	$2,654,188	5.1%
Seller Prorations:	$1,344,491	2.6%	Closing Costs:	$1,192,637	2.3%
Total Sources:	$52,320,325	100.0%	Total Uses:	$52,320,325	100.0%

(1)	The Redstone Corporate Center I Mortgage Loan (as defined below) documents permit the borrower the option of either (i) defeasance or (ii) the greater of 1% of the amount prepaid or yield maintenance-based call protection.
(2)	See “Escrows and Reserves” below.

The Mortgage Loan. The tenth largest mortgage loan (the “Redstone Corporate Center I Mortgage Loan”) is a mortgage loan with an original principal of $33,240,000 secured by the borrower’s fee interest in a six-story, 212,069 SF suburban office building located in Lynnwood, Washington (the “Redstone Corporate Center I Property”).

The Borrower and the Borrower Sponsor. The borrower is Lynnwood Redstone Equities LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redstone Corporate Center I Mortgage Loan.

The borrower sponsor is Felton Properties, Inc. and the non-recourse carveout guarantor is Matthew J. Felton (“Matt Felton”). Matt Felton is the co-founder and CEO of Felton Properties, Inc., a full-service real estate firm which owns and operates properties throughout the central and western United States. Through institutional and private partnerships, Felton Properties Inc. and Felton Management Corp. have closed on more than 30 acquisitions over the past 10 years, representing over $600 million in transactional volume.

The Property. The Redstone Corporate Center I Property is a Class A, six-story, suburban office building totaling 212,069 SF with a four-level structured parking garage, located in Lynnwood, Washington. Built in 2002 and most recently renovated in 2025, the Redstone Corporate Center I Property is constructed on 2.45-acres of land and contains 668 parking spaces (3.15 spaces per 1,000 SF). Between 2022 and 2025, the prior owner invested approximately $3.4 million in capital expenditures at the Redstone Corporate Center I Property, including enhancements to exterior entrance designs, amenities, elevators, restrooms on floors three and four, upgraded HVAC controls and elevator mechanical systems, painting, as well as modernization of ceiling design with energy-efficient LED lighting. As of January 26, 2026, the Redstone Corporate Center I Property was 86.8% leased to 22 unique tenants and has a weighted-average remaining lease term of 5.2 years.

A-3-82

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Major Tenants.

PEMCO Mutual Insurance Co. (37,542 SF; 17.7% of NRA; 22.0% of underwritten rent). Founded in 1949, PEMCO Mutual Insurance Co. (“PEMCO”) is a personal-lines mutual insurance company based in Seattle, Washington. PEMCO provides auto, home, renters, boat coverage and pet insurance. PEMCO employs over 670 people and primarily serves the Pacific Northwest. PEMCO has been in occupancy at the Redstone Corporate Center I Property since 2008, has a lease expiration date in January 2030 and has one, five-year renewal option and a one-time option to terminate its lease between December 1, 2026 and December 31, 2027 with at least 10 months’ notice prior to the intended early termination date and payment of a termination fee for unamortized tenant improvement and leasing commissions (estimated at $1,407,825 ($37.50 PSF)). PEMCO is currently subleasing it’s entire 37,542 SF space (suite 680) to Expeditors International of Washington, Inc. (“Expediters International”). In its sublease with Expeditors International, PEMCO has agreed not to terminate or modify the prime lease, so long as the sublease agreement is in full force and effect and no sublease event of default has occurred or is continuing.

Radia Inc. (22,924 SF; 10.8% of NRA; 12.3% of underwritten rent). Radia Inc. (“Radia”) is the largest 100% physician-owned and managed radiology group in the United States. With 200 board-certified, subspecialty trained radiologists nationally, Radia serves more than 50 hospital and clinic partners. Radia has been in occupancy at the Redstone Corporate Center I Property since 2014, has a lease expiration in December 2037 and has one, five-year renewal option and no termination options.

University Mechanical Contractors, Inc. (17,227 SF; 8.1% of NRA; 8.7% of underwritten rent). Established in 1920, University Mechanical Contractors, Inc. delivers services across various sectors, including commercial construction, engineering, project management, HVAC service & repair, building automation systems, and energy services. University Mechanical Contractors, Inc. has been in occupancy at the Redstone Corporate Center I Property since 2023, has a lease in December 2034 and has one, five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Redstone Corporate Center I Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
PEMCO(3)	NR/NR/NR	37,542	17.7%	$1,145,913	22.0%	$30.52	1/31/2030	1 x 5 Yr	Y(4)
Radia	NR/NR/NR	22,924	10.8%	$641,872	12.3%	$28.00	12/31/2037	1 x 5 Yr	N
University Mechanical Contractors, Inc.	NR/NR/NR	17,227	8.1%	$451,864	8.7%	$26.23	12/31/2034	1 x 5 Yr	N
Old Republic Title Ltd.	NR/NR/NR	10,671	5.0%	$315,221	6.0%	$29.54	1/31/2029	1 x 5 Yr	N
CardioNow PLLC	NR/NR/NR	9,331	4.4%	$273,958	5.2%	$29.36	4/30/2036	Various(5)	N
Expeditors International(3)	NR/NR/NR	9,917	4.7%	$265,280	5.1%	$26.75	1/31/2030	2 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		107,612	50.7%	$3,094,109	59.3%	$28.75
Other Tenants		76,376	36.0%	$2,124,442	40.7%	$27.82
Occupied Subtotal/Wtd. Avg.		183,988	86.8%	$5,218,551	100.0%	$28.36
Vacant Space		28,081	13.2%
Total/Wtd. Avg.		212,069	100.0%

(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Annual UW Base Rent and Annual UW Base Rent PSF are inclusive of contractual rent steps underwritten through January 2027.
(3)	In July 2021, PEMCO subleased (the entirety of PEMCO’s leased space (suite 680)) to Expeditors International. Expeditors International’s Annual UW Base Rent with respect to the PEMCO subleased space is underwritten to the prime lease base rent of $30.52 PSF per year, triple net. Expeditors International’s sublease base rent is $33.68 PSF per year, triple net.
(4)	PEMCO has subleased the entirety of its leased space (37,542 SF) to Expeditors International. PEMCO has a one-time option to terminate its lease between December 1, 2026 and December 31, 2027 with 10 months’ notice and payment of a termination fee. In its sublease with Expeditors International, PEMCO has agreed not to exercise its termination rights so long as the sublease is in full force and effect and no sublease default has occurred and is continuing.
(5)	CardioNow PLLC has the option to extend its lease, with at least 12 months’ but no more than 15 months’ prior notice, subject to certain other conditions set forth in its lease, (i) one, ten-year extension option or (ii) two, five-year extension options.

A-3-83

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

The following table presents certain information relating to the lease rollover schedule at the Redstone Corporate Center I Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent	UW Base Rent PSF Rolling
MTM/2026	4	15,127	7.1%	7.1%	$399,397	7.7%	7.7%	$26.40
2027	4	14,252	6.7%	13.9%	$396,353	7.6%	15.2%	$27.81
2028	3	18,815	8.9%	22.7%	$542,512	10.4%	25.6%	$28.83
2029	2	13,534	6.4%	29.1%	$398,649	7.6%	33.3%	$29.46
2030	3	52,948	25.0%	54.1%	$1,556,761	29.8%	63.1%	$29.40
2031	0	0	0.0%	54.1%	$0	0.0%	63.1%	$0.00
2032	3	16,596	7.8%	61.9%	$465,339	8.9%	72.0%	$28.04
2033	0	0	0.0%	61.9%	$0	0.0%	72.0%	$0.00
2034	1	17,227	8.1%	70.0%	$451,864	8.7%	80.7%	$26.23
2035	0	0	0.0%	70.0%	$0	0.0%	80.7%	$0.00
2036	2	12,565	5.9%	75.9%	$365,804	7.0%	87.7%	$29.11
Thereafter	1	22,924	10.8%	86.8%	$641,872	12.3%	100.0%	$28.00
Vacant	0	28,081	13.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	23	212,069	100.0%		$5,218,551	100.0%		$28.36(3)

(1)	Based on the underwritten rent roll dated January 26, 2026.
(2)	Total UW Base Rent Rolling is inclusive of contractual rent steps underwritten through January 2027.
(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Redstone Corporate Center I Property is a suburban office building located in the City of Lynnwood, Snohomish County, and within the Edmonds/Lynnwood submarket of the Seattle/Puget Sound Office market. The immediate area around the Redstone Corporate Center I Property is comprised of a mix of office, retail, and multifamily uses. The Redstone Corporate Center I Property benefits from strong regional access and transportation linkages, including Interstate 5, Interstate 405, and State Routes 524, 99, and 527, all within a two- to five-mile radius of the Redstone Corporate Center I Property. These arterials provide direct connections to Seattle, Everett, and the broader Puget Sound region, improving worker accessibility and supporting tenant demand. Public transportation is also available, with bus routes operating along nearby Alderwood Mall Parkway. Air travel access is provided by Paine Field, located approximately seven miles north of Lynnwood, offering additional connectivity for corporate users. Lynnwood serves as a significant retail and commercial center with Alderwood Mall, numerous dining establishments, and fitness studios being the major demand generators in the area. Major employers in the area include the Boeing Company, Providence Swedish, Naval Station Everett, Edmonds Public School District, and The Tulalip Tribes.

According to the appraisal, the Redstone Corporate Center I Property is located within Edmonds/Lynnwood submarket of the Seattle/Puget Sound Office market. As of the fourth quarter of 2025, the Edmonds/Lynnwood submarket had an office inventory of approximately 5,351,444 SF with a vacancy rate of 6.0% and asking rent of $30.92 PSF.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Redstone Corporate Center I Property was 15,466, 155,966 and 374,524, respectively. The median household income within the same radii, as of 2024, was $93,165, $113,117 and $121,470, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Redstone Corporate Center I Property:

Market Rent Summary(1)
Market Rent (PSF)	$30.92
Lease Term (Years)	7
Lease Type	NNN
Escalations (Annual)	None
Tenant Improvements (New/Renewal)	$50 / $15
Leasing Commissions (New/Renewal)	5.0% / 2.5%
Free Rent (Months) (New/Renewal)	5 / 5
(1) Information obtained from the appraisal.

A-3-84

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

The table below presents certain information relating to comparable office leases with respect to the Redstone Corporate Center I Property:

Comparable Office Leases
Property Name	Year Built/ Renovated	Occ	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
Redstone Corporate Center I 19020 33rd Avenue West Lynnwood, WA 98036	2002/2022-2025	86.8%(1)	212,069(1)	-	-	-	-
Pacific Cascade Building 21905 64th Avenue West, Mountlake Terrace, WA 98043	1990/NAV	83.0%	32,683	The Summit Group	May-25 / 5.0	1,655	$31.00
Plaza 220 21907 64th Ave W Mountlake Terrace WA 98043	1986/NAV	42.0%	17,838	Market Share	May-25 / 2.0	1,926	$28.50
Romero Professional Building 19110 Bothell Way Northeast Bothell, WA 98011	1987/NAV	75.0%	9,744	Medical Tenant	Jan-25 / 3.0	1,588	$26.00
45th Street Plaza 1100 Northeast 45th street Seattle, WA 98105	2001/NAV	80.6%	52,398	UW - MHCI	Dec-25 / 5.3	9,213	$39.00
Redmond Technology Center 18300 Redmond Way, Redmond, WA 98052	2008/NAV	NAV	101,252	Office Tenant	Jun-24 / 5.0	8,096	$40.00
Offices at River Park 15809 Bear Creek Parkway Redmond, WA 98052	2008/NAV	85.7%	103,719	Kaiser Foundation Health Plan Inc.	Dec-23 / 5.1	31,991	$35.50

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 26, 2026.

The table below presents certain information relating to comparable office sales with respect to the Redstone Corporate Center I Property:

Comparable Office Sales
Property Name	Year Built/ Renovated	Occ	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Redstone Corporate Center I 19020 33rd Avenue West Lynnwood, WA 98036	2002/2022-2025	86.8%(1)	212,069(1)	-	-	-	-
Spring District Block 13 1325 123rd Avenue Northeast Bellevue, WA 98005	2024/NAV	100.0%	212,128	Jun-25	$192,612,224	$908	6.65%
101 Elliott Buidling 101 Elliott Ave. W. Seattle, WA 98119	1986/NAV	100.0%	102,777	Mar-24	$39,500,000	$384	NAV
CostCo Corporate Office Building E 21930 Southeast 51st Street Issaquah, WA 98029	2000/NAV	100.0%	176,656	Mar-24	$61,826,600	$350	NAV
428 Westlake 428 Westlake Ave N Seattle, WA 98109	2004/NAV	100.0%	88,225	Oct-24	$47,600,000	$540	NAV
SeaTac Office Center 17900 International Boulevard SeaTac, WA 98188	1974/NAV	75.0%	548,704	Feb-25	$120,000,000	$219	NAV

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 26, 2026.

Appraisal. According to the appraisal as of December 30, 2025, the Redstone Corporate Center I Property had an “as-is” appraised value of $56,250,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 14, 2025, there was no evidence of any recognized environmental conditions at the Redstone Corporate Center I Property.

A-3-85

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Redstone Corporate Center I Property:

Cash Flow Analysis
	2021	2022	2023	2024	11/30/2025 TTM	UW	UW PSF
Base Rent(1)	$4,117,208	$4,191,175	$4,122,792	$4,240,636	$4,538,826	$5,218,551	$24.61
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$772,228	$3.64
Gross Potential Rent	$4,117,208	$4,191,175	$4,122,792	$4,240,636	$4,538,826	$5,990,779	$28.25
(Vacancy/Credit Loss)	$0	$0	$0	$0	$0	($772,228)	($3.64)
(Free Rent Adjustment)	($123,063)	($309,717)	($264,008)	($672,241)	($613,167)	$0	$0.00
(Collection Loss)	($312,903)	$48,523	($258,935)	$70,327	$4,717	$0	$0.00
Net Rental Income	$3,681,242	$3,929,981	$3,599,849	$3,638,722	$3,930,376	$5,218,551	$24.61
CAM Reimbursements	$1,499,165	$1,506,548	$1,515,404	$1,669,483	$1,784,314	$2,142,177	$10.10
Expense Reimbursement	$0	$0	$0	$0	$0	($286,272)	($1.35)
Antenna Rent	$52,089	$52,039	$52,839	$54,381	$54,048	$57,158	$0.27
Other Income	$34,671	$31,215	$27,564	$29,341	$51,895	$20,200	$0.10
Effective Gross Income	$5,267,168	$5,519,783	$5,195,655	$5,391,927	$5,820,633	$7,151,815	$33.72

Real Estate Taxes	$428,951	$429,839	$346,474	$371,591	$393,015	$392,707	$1.85
Insurance	$76,935	$81,063	$102,596	$151,384	$155,852	$186,150	$0.88
Management Fee	$100,934	$116,354	$126,474	$86,940	$132,795	$214,554	$1.01
Other Operating Expenses	$1,093,026	$1,126,417	$1,282,945	$1,135,242	$1,345,750	$1,345,750	$6.35
Total Expenses	$1,699,847	$1,753,674	$1,858,489	$1,745,157	$2,027,413	$2,139,161	$10.09

Net Operating Income(2)	$3,567,321	$3,766,109	$3,337,167	$3,646,770	$3,793,221	$5,012,654	$23.64
Capital Expenses	$0	$0	$0	$0	$0	$91,190	$0.43
TI/LC	$0	$0	$0	$0	$0	$259,138	$1.22
Net Cash Flow	$3,567,321	$3,766,109	$3,337,167	$3,646,770	$3,793,221	$4,662,326	$21.98

Occupancy (%)(3)	83.0%	84.0%	76.0%	79.0%	86.8%	87.1%
NOI DSCR	1.66x	1.75x	1.55x	1.70x	1.77x	2.33x
NCF DSCR	1.66x	1.75x	1.55x	1.70x	1.77x	2.17x
NOI Debt Yield	10.7%	11.3%	10.0%	11.0%	11.4%	15.1%
NCF Debt Yield	10.7%	11.3%	10.0%	11.0%	11.4%	14.0%

(1)	UW Base Rent is inclusive of contractual rent steps underwritten through January 2027.
(2)	The decrease in Net Operating Income from 2022 to 2023 is primarily driven by occupancy decline from 84% to 76% and the increase in Net Operating Income from 11/30/2025 TTM to UW is primarily driven by free rent burn-off, underwritten rent steps through January 2027 and a new lease to CardioNow PLLC that had not commenced during the 11/30/2025 TTM period.
(3)	11/30/2025 TTM Occupancy (%) represents physical occupancy based on the underwritten rent roll dated January 26, 2026. Historical occupancies represent physical occupancies and UW Occupancy (%) represents economic occupancy.

Escrows and Reserves.

Tax Escrow – The Redstone Corporate Center I Mortgage Loan documents require an upfront reserve of $143,994 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12-month period (initially $35,998).

Insurance Escrow – The Redstone Corporate Center I Mortgage Loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the Redstone Corporate Center I Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

Replacement Reserve – The Redstone Corporate Center I Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $7,600.

Leasing Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $1,650,000 and an ongoing monthly deposit of $35,345 for future TI/LC expenses.

Existing TI/LC Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit of $323,055 for outstanding tenant improvements and leasing commissions related to BRPH Architects Engineers Inc., Expeditors International (direct lease), and Wayfinding Financial.

A-3-86

Office - Suburban	Loan #10	Cut-off Date Balance:	$33,240,000
19020 33rd Avenue West	Redstone Corporate Center I	Cut-off Date LTV:	59.1%
Lynnwood, WA 98036		UW NCF DSCR:	2.17x
		UW NOI Debt Yield:	15.1%

Rent Concession Reserve – The Redstone Corporate Center I Mortgage Loan documents require an upfront deposit of $537,189 for outstanding free rent or abatements related to BRPH Architects Engineers Inc., CardioNow PLLC, Radia, Expeditors International (direct lease), Direct Travel, Village Life, and Wayfinding Financial.

Major Tenant Trigger Cash Trap Avoidance Reserve – Upon occurrence of a Major Tenant Trigger Event (as defined below) and within 10 business days, the borrower may deposit $2,610,245 with the lender via cash or letter of credit (a “Major Tenant Trigger Cash Trap Avoidance Deposit”), as additional collateral for the Redstone Corporate Center I Mortgage Loan and avoid cash trap caused by a Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will occur upon (a) the date that is 12 months before the scheduled lease termination date of Expeditors International, (b) bankruptcy or insolvency of Expeditors International, (c) Expeditors International goes dark and fails to occupy suite 680, or (d) Expeditors International terminates or cancels its lease.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the Major Tenant Space (as defined below) is leased or subleased to a tenant whose lease is a Net Rent Threshold Lease (as defined below) and (ii) the Major Tenant Space has been leased to one or more replacement tenants, the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant Space” means the space occupied by Expeditors International, its successors and assigns, and any new tenant or replacement tenant that enters into a lease for space that demises 50% or more of the space occupied by Expeditors International.

“Major Tenant” means the tenant Expeditors International, its successors and assigns, and any new tenant or replacement tenant that enters into a lease for space that demises 50% or more of the space occupied by Expeditors International.

“Net Rent Threshold Lease” means any Major Lease (as defined below) which (i) the Minimum Rental Rate (as defined below) is satisfied and (ii) the net effective rent for such Major Lease is equal to or greater than $15.50 PSF per annum, which amount represents a net effective rent under a triple net lease, provided that such amount will be adjusted as reasonably determined by the lender in the case of a gross rental lease. Net effective rent is calculated as the contract rental rate for such Major Lease (excluding any period of free rent) over the lease term of such Major Lease (excluding any period of free rent), less tenant improvement costs and leasing commissions payable for such Major Lease. If a Major Lease does not meet the net effective rent minimum set forth in the first sentence, such Major Lease will still be deemed a Net Rent Threshold Lease (and the borrower may execute such Major Lease without the lender's approval) so long as the borrower deposits with the lender an amount necessary to create a Net Rent Threshold Lease.

“Major Lease” means (i) any lease with a Major Tenant, or which demises 40,000 SF or more, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Redstone Corporate Center I Property, and (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) and/or (ii) above.

“Minimum Rental Rate” means an average rental rate of $22.50 PSF per annum with respect to leases over the term of the subject lease on a triple net basis.

Lockbox and Cash Management. The Redstone Corporate Center I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Redstone Corporate Center I Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), after accounting for Major Tenant Trigger Cash Trap Avoidance Deposit, is below 1.30x (amortizing);
(iii)	the date that is 12 months before the scheduled lease termination date of the Major Tenant;
(iv)	a bankruptcy or insolvency of the Major Tenant;
(v)	the Major Tenant goes dark, vacates, or otherwise fails to continuously occupy suite 680; or
(vi)	the Major Tenant terminates or cancels its lease.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default;
(ii)	with regard to clause (ii) above, the NCF DSCR being at least 1.30x (amortizing) for two consecutive calendar quarters;
(iii)	with regard to clause (iii) above, the lender receives satisfactory evidence, in form and substance acceptable to the lender, that the Major Tenant has extended its lease term;
(iv)	with regard to clauses (iii)-(vi) above, a Major Tenant Re-Tenanting Event has occurred or the funds in the Major Tenant Trigger Cash Trap Avoidance Reserve are greater than or equal to $2,610,245;
(v)	with regard to clause (iv) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender;
(vi)	with regard to clause (v) above, the Major Tenant has resumed normal business operations in suite 680 and is continuing for two consecutive calendar quarters; or
(vii)	with regard to clause (vi) above, the lender receives a tenant estoppel certificate, in form and substance that the Major Tenant has revoked notification of termination, cancellation or surrender of lease.

Terrorism Insurance.  The Redstone Corporate Center I Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Redstone Corporate Center I Property, as well as business interruption insurance covering up to 12 months following a casualty event, with an extended period of indemnity covering up to six months following the physical repair of the subject improvements. The Redstone Corporate Center I Mortgage Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors-Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-87

Mortgage Loan No. 11 – Torrey Heights

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$33,000,000			Location:	San Diego, CA 92130
Cut-off Date Balance(1):	$33,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Lab/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Breakthrough Properties Income Portfolio, L.P.			Year Built/Renovated:	2023-2024/NAP
Guarantor:	NAP			Size:	520,604 SF
Mortgage Rate(2):	4.96834477263158%			Cut-off Date Balance PSF(1)(6):	$704
Note Date:	1/9/2026			Maturity Date Balance PSF(1)(6):	$704
Anticipated Repayment Date(3):	1/9/2031			Property Manager(7):	Tishman Speyer Properties,
Maturity Date(3):	1/9/2036				L.L.C. (borrower affiliate)
Term to ARD(3):	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$39,555,043
IO Period(3):	60 months			UW NCF:	$38,930,319
Seasoning:	3 months			UW NOI Debt Yield(1):	10.8%
Prepayment Provisions:	L(27),D(26),O(7)			UW NCF Debt Yield(1):	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.8%
Additional Debt Type(1):	Pari Passu/B-Notes			UW NCF DSCR(1):	2.11x
Additional Debt Balance(1):	$333,500,000/$98,500,000			Most Recent NOI(8):	$9,094,033 (10/31/2025 TTM)
Future Debt Permitted (Type):	Yes (Mezzanine)			2nd Most Recent NOI(9):	NAV
				3rd Most Recent NOI(9):	NAV
Reserves				Most Recent Occupancy:	100.0% (11/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(9):	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(9):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(10):	$723,406,014 (1/5/2026)
Replacement Reserve:	$0	Springing	$156,181	Appraised Value PSF(10):	$1,390
TI/LC Reserve:	$0	Springing	NAP(5)	Cut-off Date LTV Ratio(1)(10):	50.7%
Specified Tenant Reserve:	$21,129,162(4)	$0	NAP	Maturity Date LTV Ratio(1)(10):	50.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$366,500,000	78.8%	Preferred Equity Payoff(11):	$340,034,733	73.1%
Subordinate Loan Amount:	$98,500,000	21.2%	Return of Equity:	$98,991,224	21.3%
			Upfront Reserves:	$21,129,162	4.5%
			Closing Costs:	$4,844,881	1.0%
Total Sources:	$465,000,000	100.0%	Total Uses:	$465,000,000	100.0%

(1)	The Torrey Heights Mortgage Loan (as defined below) is part of the Torrey Heights Whole Loan (as defined below) evidenced by (i) ten pari passu senior promissory notes with an aggregate original principal balance of $366,500,000 (the “Torrey Heights Senior Notes”) and (ii) three subordinate notes with an aggregate original principal balance of $98,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Torrey Heights Senior Notes based on a weighted average mortgage rate of 4.968502735334240% per annum on the Torrey Heights Senior Notes. Based on the Torrey Heights Whole Loan, the UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 8.5%, 8.4%, 8.5%, 1.61x, 64.3% and 64.3%, respectively.
(2)	The Mortgage Rate represents the weighted average interest rate of Notes A-4-1, A-4-2, A-5, A-6-1, A-6-2, A-7 and A-8 of the Torrey Heights Whole Loan. The Mortgage Rate does not represent the weighted average interest rate for the Torrey Heights Senior Notes or the Torrey Heights Whole Loan.
(3)	The Torrey Heights Whole loan is structured with an anticipated repayment date (the “ARD”) of January 9, 2031 and a final maturity date of January 9, 2036. The initial interest rate for the Torrey Heights Whole Loan is 5.13175188172043% per annum. Following the ARD, the interest rate of the Torrey Heights Whole Loan will increase to the greater of: (a) the sum of (i) the initial interest rate plus (ii) 2.00%, and (b) the five-year U.S. Treasury rate on the ARD plus (i) the origination date spread and (ii) 2.00%. The metrics presented above are calculated based on the ARD. Please see “The Mortgage Loan” herein for further details.
(4)	The Torrey Heights Whole Loan is structured with an upfront reserve of $21,129,162, encompassing outstanding leasing obligations and free rent associated with Pfizer Inc.’s (“Pfizer”) lease.
(5)	The springing TI/LC Reserve deposit occurs following a Cash Trap Event Period (as defined in the Torrey Heights Whole Loan agreement) and is capped at $125 PSF of the applicable space triggering the Lease Sweep Period (as defined in the Torrey Heights Whole Loan agreement).
(6)	Cut-off Date Balance PSF and Maturity Date Balance PSF shown are based on the Torrey Heights Senior Notes balance of $366,500,000. The Cut-off Date Balance PSF and Maturity Date Balance PSF for the Torrey Heights Whole Loan is $893.
(7)	The Torrey Heights Property (as defined below) is managed by Tishman Speyer Properties, L.L.C., however, Breakthrough Spaces, L.L.C. is the Torrey Heights Property’s sub-manager.
(8)	Most Recent NOI is inclusive of material rent abatements for nearly every tenant, all of which have burned off with the exception of Pfizer (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with the Torrey Heights Whole Loan origination.
(9)	The Torrey Heights Property was completed in 2024.
(10)	Appraised Value of $723,406,014 represents the appraisal’s concluded “Upon Funding of Reserve Account” value as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. The actual figure reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value, as of December 4, 2025, of $714,000,000. Based on the As Is appraised value and the Torrey Heights Senior Notes, the Appraised Value PSF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $1,371, 51.3% and 51.3%, respectively.
(11)	Preferred Equity Payoff is a preferred equity investment from a large Japanese real estate investment firm. The preferred equity has been paid off with the net proceeds of the Torrey Heights Whole Loan.

A-3-88

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The Mortgage Loan. The eleventh largest mortgage loan (the “Torrey Heights Mortgage Loan”) has an original principal balance as of the Cut-off Date of $33,000,000 and is secured by the borrower’s fee interest in a four-building life science campus totaling 520,604 SF located in San Diego, California (the “Torrey Heights Property”). The Torrey Heights Mortgage Loan is a part of a whole loan that has an aggregate original principal balance of $465,000,000 as of the Cut-off Date (the “Torrey Heights Whole Loan”). The Torrey Heights Mortgage Loan is evidenced by two of ten pari passu Torrey Heights Senior Notes with an aggregate outstanding principal balance of $366,500,000 as of the Cut-off Date. The remainder of the Torrey Heights Whole Loan is comprised of three pari passu subordinate junior notes with an aggregate principal balance of $98,500,000 as of the Cut-off Date (the “Torrey Heights Junior Notes”). The Torrey Heights Mortgage Loan has an ARD after five years, with final maturity occurring ten years after the note date, is interest-only through the ARD and accrues interest at a fixed rate of 4.96834477263158% per annum. The Torrey Heights Whole Loan has a weighted average interest rate of 5.13175188172043% and was originated by JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GSMC”) and German American Capital Corporation (“GACC”) on January 9, 2026. The Torrey Heights Whole Loan is serviced pursuant to the trust and servicing agreement for the TORY 2026-HGTS securitization. The relationship between the holders of the Torrey Heights Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The promissory notes comprising the Torrey Heights Whole Loan are summarized in the below table:

Torrey Heights Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$144,900,000	$144,900,000	TORY 2026-HGTS	Yes
A-2	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-3	$48,300,000	$48,300,000	TORY 2026-HGTS	No
A-4-1	$42,000,000	$42,000,000	BANK5 2026-5YR20	No
A-4-2	$8,000,000	$8,000,000	BANK5 2026-5YR21	No
A-5	$25,000,000	$25,000,000	BANK5 2026-5YR21	No
A-6-1	$15,000,000	$15,000,000	Benchmark 2026-V21(1)	No
A-6-2	$10,000,000	$10,000,000	Benchmark 2026-V20	No
A-7	$15,000,000	$15,000,000	Benchmark 2026-V21(1)	No
A-8	$10,000,000	$10,000,000	Benchmark 2026-V20	No
Total Senior Notes	$366,500,000	$366,500,000
B-1(2)	$59,100,000	$59,100,000	TORY 2026-HGTS	No
B-2(2)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
B-3(2)	$19,700,000	$19,700,000	TORY 2026-HGTS	No
Total Junior Notes	$98,500,000	$98,500,000
Whole Loan	$465,000,000	$465,000,000

(1)	The Benchmark 2026-V21 securitization is expected to close on or about March 26, 2026.
(2)	The Torrey Heights Junior Notes are subordinate in right of payment to the Torrey Heights Senior Notes.

The Borrower and the Borrower Sponsor. The borrower is Torrey View Owner, L.L.C., a single-purpose, Delaware limited liability company. The borrower sponsor is Breakthrough Properties Income Portfolio, L.P., a private fund indirectly controlled by Breakthrough Properties LLC (“Breakthrough Properties”). Breakthrough Properties is a joint venture between Tishman Speyer Properties, L.L.C. (“Tishman Speyer”) and Bellco Capital.

Tishman Speyer is a globally recognized real estate developer and operator, with over $131.0 billion in property transactions and a portfolio spanning major cities across four continents. Bellco Capital has decades of life science entrepreneurship and investment experience, with a particular focus on founding and scaling biotech companies.

The Property. The Torrey Heights Property is a 520,604 SF life science campus comprised of three lab/office buildings and one amenity building located in San Diego, California. The Torrey Heights Property is situated on approximately 10 acres and is approximately 15 miles north of downtown San Diego, within a top-three life science market in the United States. Constructed in phases between 2023-2024 and effectively 100.0% leased since inception, the Torrey Heights Property exhibits favorable design elements including research infrastructure, high-capacity HVAC systems, emergency power generators and flexible lab spaces. The Torrey Heights Property achieved LEED Gold certification and includes architectural elements such as steel-framed beams, 15.5-foot ceiling heights and flexible, daylight-infused floor plates. The Torrey Heights Property also features amenities such as a Wright Fitness designed gym, a yoga studio, a pickleball court and multiple dining venues. The Torrey Heights Property also features a clubhouse building with a full-service café, bike and surfboard storage rooms and a 400-person conference center for large-scale meetings and events. The Torrey Heights Property is conveniently located for employees and visitors, with nearby access to major transportation routes such as Interstate 5, State Route 56, and Interstate 805. Furthermore, the Torrey Heights Property benefits from its proximity to nearby neighborhoods (Del Mar Heights, Rancho Santa Fe, and Carmel Valley) and retail/leisure amenities, including Westfield UTC Mall (A++ Green Street rated), One Paseo/Del Mar Highlands retail centers, Torrey Pines State Beach, and Torrey Pines Golf Course. The Torrey Heights Property also features a partially below grade podium parking garage with 1,356 parking stalls (2.6 spaces per 1,000 SF).

The Torrey Heights Property is 100.0% leased to five tenants, of which 87.9% of underwritten base rent (“UW Base Rent”) and 89.0% of net rentable area (“NRA”) is attributable to investment-grade tenants on long-term leases, with no leases expiring prior to the ARD. The Torrey Heights Property is anchored by Pfizer (44.2% of NRA) and Becton, Dickinson and Company (“Becton Dickinson”) (42.3% of NRA), two prominent life science industry companies. According to the borrower sponsor, Pfizer recently completed the build-out of its space and has started taking occupancy of Building A as of February 2, 2026. Pfizer is expected to take full occupancy of Building B in April 2026 following final equipment testing. Beyond borrower sponsor-provided tenant improvement allowances, according to the borrower sponsor, Pfizer is reportedly investing approximately $36.6 million ($159 PSF) out of pocket into the build-out of its space. Becton Dickinson pre-leased its space prior to the start of vertical construction in 2021 and has invested approximately $18.2 million ($83 PSF) out of pocket toward the buildout of its space. As of December 1, 2025, the Torrey Heights Property had a remaining weighted average lease

A-3-89

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

term of 11.5 years with no rollover through the ARD of the Torrey Heights Whole Loan. All investment grade rated tenancy (87.9% UW Base Rent; 89.0% NRA) expires in 2036 or later.

Major Tenants.

Pfizer (230,132 SF; 44.2% of NRA; 45.6% of UW Base Rent). Pfizer (NYSE: PFE; Fitch/S&P/Moody’s: NR/A/A2) is a global leader in the pharmaceutical industry. Per the borrower sponsor, Pfizer recently completed the build-out of its space and has started taking occupancy of Building A as of February 2, 2026. Pfizer is expected to take full occupancy of Building B in April 2026 following final equipment testing. According to the borrower sponsor, upon taking full occupancy of their space at the Torrey Heights Property, Pfizer will use its space as a headquarter for its Oncology division following their $43 billion Seagen acquisition. Pfizer is relocating from their facility in Torrey Pines, composed of five buildings totaling nearly 631,000 SF, and moving their entire San Diego operation to the Torrey Heights Property. Pfizer has recently completed its build-out and the borrower sponsor notes that Pfizer is expected to have invested approximately $36.6 million ($159 PSF) into their space at the Torrey Heights Property. Pfizer’s lease expires March 30, 2039 and Pfizer has a one-time option to reduce their occupancy by one floor in either Building A or Building B, effective July 31, 2036 (the “Contraction Date”), subject to payment of a contraction fee equal to the prorated share, based on the NRA of the floor being terminated compared to the total square footage, of (i) the unamortized portion of the tenant improvement allowance contributed by the landlord, which is not to exceed $350 per rentable SF, and brokerage commissions payable as of the Contraction Date, amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing. This figure is estimated per the borrower sponsor to be approximately $96 PSF of applicable NRA. Pfizer has no termination options within its lease.

Becton Dickinson (220,270 SF; 42.3% of NRA; 39.4% of UW Base Rent). Becton Dickinson (NYSE: BDX; Fitch/S&P/Moody’s: BBB/BBB/Baa2) is a longstanding leader in medical technology, delivering devices and diagnostic systems that span hospital and research applications globally. As noted above, Becton Dickinson pre-leased its space prior to the start of vertical construction of the Torrey Heights Property in 2021 and has invested over $18.2 million ($83 PSF) into their space at the Torrey Heights Property. Becton Dickinson’s lease expires July 31, 2036 and has no termination options.

Actio Biosciences, Inc. (27,502 SF; 5.3% of NRA; 6.1% of UW Base Rent). Actio Biosciences, Inc. (“Actio Biosciences”) was founded by leaders in genetics and drug development. Actio Biosciences works to develop drugs for homogenous rare disease populations by directly addressing the root causes of disease. Actio Biosciences closed a $55.0 million series A funding in the third quarter of 2023 and a $66.0 million series B funding in the second quarter of 2025 and is backed by investors such as Regeneron Ventures, Deerfield, Canaan, Droia Ventures and EcoR1. Actio Biosciences’ lease expires February 28, 2035 and has no termination options.

The following table presents certain information relating to the tenancy at the Torrey Heights Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/S&P/Moody)(2)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Pfizer(3)	NR/A/A2	230,132	44.2%	$18,896,981	45.6%	$82.11	3/30/2039	2 x 7 years	Y(4)
Becton Dickinson	BBB/BBB/Baa2	220,270	42.3%	$16,319,804	39.4%	$74.09	7/31/2036	2 x 5 years	N
Actio Biosciences	NR/NR/NR	27,502	5.3%	$2,538,388	6.1%	$92.30	2/28/2035	1 x 5 years	N
Architect Therapeutics, Inc.	NR/NR/NR	29,734	5.7%	$2,460,494	5.9%	$82.75	9/30/2031	1 x 5 years	N
Charles River Laboratories Inc	BBB-/BB+/Ba2	12,966	2.5%	$1,180,233	2.9%	$91.03	3/31/2037	1 x 5 years	N
Total Occupied Space		520,604	100.0%	$41,395,900	100.0%	$79.52
Vacant Space		0	0.0%
Total/Wtd. Avg.		520,604	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Pfizer has not yet taken occupancy of its entire space or commenced paying rent. Per the borrower sponsor, Pfizer recently completed the build-out of its space and has started taking occupancy of Building A as of February 2, 2026. Pfizer is expected to take occupancy of Building B in April 2026 following final equipment testing. Pfizer is entitled to a remaining $10,887,119 of free rent as of the Torrey Heights Whole Loan origination date until July 2026 which amount was reserved for upfront costs at the Torrey Heights Whole Loan origination.
(4)	Pfizer has a one-time option to reduce its occupancy by one floor in either Building A or Building B, effective on the Contraction Date, subject to payment of a contraction fee equal to the prorated share, based on the NRA of the floor being terminated compared to the total square footage, of (i) the unamortized portion of the tenant improvement allowance contributed by the landlord, which is not to exceed $350 per rentable SF, and brokerage commissions payable as of the Contraction Date, amortized on a straight-line basis over the initial term, plus (ii) 8% annual interest on the foregoing. This figure is estimated per the borrower sponsor to be approximately $96 PSF of applicable NRA. Pfizer has no termination options within its lease and no other tenant has a termination or contraction option in their lease.

A-3-90

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease rollover schedule at the Torrey Heights Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031(3)	1	29,734	5.7%	5.7%	$2,460,494	5.9%	5.9%	$82.75
2032	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2033	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2034	0	0	0.0%	5.7%	$0	0.0%	5.9%	$0.00
2035	1	27,502	5.3%	11.0%	$2,538,388	6.1%	12.1%	$92.30
2036 & Beyond	3	463,368	89.0%	100.0%	$36,397,018	87.9%	100.0%	$78.55
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	5	520,604	100.0%		$41,395,900	100.0%		$79.52

(1)	Based on the underwritten rent roll dated November 30, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	The Torrey Heights Mortgage Loan has an ARD of January 9, 2031.

The Market. The Torrey Heights Property is located within the Del Mar Heights/Torrey Hills submarket of San Diego, California. Per the appraisal and third-party market reports, the Torrey Heights Property most closely competes with assets in the Torrey Pines submarket, which is among the most desirable life science submarkets for established companies seeking a prominent life science location and Class A space. Torrey Pines’ desirability is enhanced by its proximity to Del Mar Heights, a highly affluent neighborhood (median HH Income of approximately $193,000). Through the third quarter of 2025, Torrey Pines led the San Diego Class A life sciences core markets with the lowest direct vacancy rate of 6.6% and highest direct asking rent of $73.68 PSF across approximately 5.2 million SF of supply with no purpose-built, ground-up lab projects under construction. According to the borrower sponsor, only four true ground-up new construction lab buildings have been delivered in the last decade, with all being 100.0% pre-leased upon delivery. The Torrey Heights Property benefits from the Torrey Pines and Del Mar Heights submarkets both having high barriers to entry for new constructions. Limited land availability and topography/zoning (strict overlay districts such as the Coastal Overlay Zone that limits developments’ heights and the Airport Land Use Compatibility Plan; Accident Potential Zone that limits density) severely constrain supply. While the Del Mar Heights/Torrey Hills submarket had a 33% vacancy rate as of the third quarter of 2025, the small size of the Del Mar Heights/Torrey Hills submarket makes it more susceptible to large swings in vacancy (per the appraisal, the Del Mar Heights/Torrey Hills submarket represents approximately 1.2 million SF of approximately 29.0 million SF of life science product in the San Diego market). As noted above, the Torrey Heights Property competes most directly with assets in the Torrey Pines submarket, which currently has a vacancy rate of only 11.3%, more than 50% lower than the vacancy rate in the overall market. The average asking rental rates within the Torrey Pines and Del Mar Heights submarkets as of the third quarter of 2025 were $73.68 PSF and $67.44 PSF, respectively.

The broader San Diego life science market is robust and known as one of the fastest growing in the United States. Notable life science companies with major presences include Bristol Myers Squibb, Eli Lilly, Dexcom, Illumina, Hologic, Quidel, Scripps Laboratories and Vertex. The industry is well supported by higher education and research institutions including UC San Diego (approximately 45,000 students), University of San Diego (approximately 8,800 students) and San Diego State University (approximately 41,000 students).

The following table presents certain information relating to the appraisal’s market rent conclusions for the Torrey Heights Property:

Market Rent Summary(1)
	Market Rent (PSF)	Average Lease Term	Escalations
Life Science (NNN)	$81.00	84 Months	3.00% per year

A-3-91

Mixed Use – Lab/Office	Loan #11	Cut-off Date Balance:	$33,000,000
11202-11214 El Camino Real	Torrey Heights	Cut-off Date LTV:	50.7%
San Diego, CA 92130		UW NCF DSCR:	2.11x
		UW NOI Debt Yield:	10.8%

The following table presents certain information relating to life science leases comparable to those at the Torrey Heights Property:

Comparable Life Science Lease Summary(1)
Tenant Name	Address	Submarket	NRA (SF)	Lease Start Date	Term (mos.)	Rent PSF (NNN)
Mirador Therapeutics	4902 Headquarters Point	Sorrento Mesa	66,569	February-25	94	$75.24
Rayze Bio	3013 Science Park Road	Torrey Pines	61,127	January-26	120	$75.60
BlossomHill Therapeutics	10255 Science Center Drive	Torrey Pines	46,353	May-25	120	$78.00
Altos Lab	10945-19045 Alexandria Way	Torrey Pines	158,990	April-25	180	$87.00
Novartis	10210 Campus Point Drive	UTC	466,598	December-28	192	$87.00
Minimum			46,353		94	$75.24
Maximum			466,598		192	$87.00
Weighted Average(2)			159,927		172	$84.63
Torrey Heights	11202-11214 El Camino Real	Del Mar Heights/Torrey Hills	520,604			$79.52

(1)	Source: Appraisal, unless otherwise noted.
(2)	Weighted by NRA.

Appraisal. The appraisal concluded an “Upon Funding of Reserve Account” appraised value of $723,406,014 as of January 5, 2026, which is subject to the extraordinary assumption that a reserve is fully funded at the origination of the Torrey Heights Whole Loan to cover the assumed remaining $9,406,014 contractual tenant improvement allowance for Pfizer. The actual figure reserved for this purpose was $10,242,043. The appraisal also concluded an “As Is” value of $714,000,000 as of December 4, 2025.

Environmental Matters. The Phase I environmental assessment of the Torrey Heights Property dated December 12, 2025 identified no recognized environmental conditions.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Torrey Heights Property:

Cash Flow Analysis(1)
	10/31/2025 TTM(2)	UW	UW PSF
Rents In Place	$36,643,474	$40,189,530	$77.20
Rent Steps	$0	$1,206,371	$2.32
Straight Line IG Rent Steps	$0	$2,013,004	$3.87
Gross Potential Rent	$36,643,474	$43,408,904	$83.38
Vacancy	$0	($2,844,228)	($5.46)
Free Rent	($20,002,090)	$0
Expense Reimbursement(3)	$6,650,105	$13,475,655	$25.88
Effective Gross Income	$23,291,490	$54,040,332	$103.80

Real Estate Taxes	$5,021,460	$4,905,420	$9.42
Insurance	$921,111	$884,030	$1.70
Management	$916,879	$1,000,000	$1.92
Other Operating Expenses	$7,338,006	$7,695,838	$14.78
Total Expenses	$14,197,457	$14,485,288	$27.82

Net Operating Income	$9,094,033	$39,555,043	$75.98
TI/LC	$0	$520,604	$1.00
Replacement Reserves	$0	$104,121	$0.20
Net Cash Flow	$9,094,033	$38,930,319	$74.78

Occupancy %	100.0%	95.0%(4)
NOI DSCR(5)	0.49x	2.14x
NCF DSCR(5)	0.49x	2.11x
NOI Debt Yield(5)	2.5%	10.8%
NCF Debt Yield(5)	2.5%	10.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten net cash flow.
(2)	10/31/2025 TTM is inclusive of material rent abatements for nearly every tenant, all of which have burned off with the exception of Pfizer (which has a free rent period through July 2026). All outstanding obligations have been reserved for upfront in connection with the Torrey Heights Whole Loan origination.
(3)	Pfizer’s reimbursement did not commence until October 2025. Additionally, reimbursements are subject to true-ups at the end of the calendar year. As a result, the expense reimbursements for 10/31/2025 TTM reflect December 2024 figures.
(4)	UW assumes an in-place vacancy rate of 5.0%. As of November 30, 2025, the Torrey Heights Property was 100.0% occupied.
(5)	Calculations based on the Torrey Heights Senior Notes.
A-3-92

Mortgage Loan No. 12 – Forty 540 II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,680,000			Location:	Morrisville, NC 27560
Cut-off Date Balance:	$30,680,000			General Property Type:	Office
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	DRA Advisors and Edgewater Ventures			Year Built/Renovated:	2021/NAP
	DRA Growth and Income Master Fund XI-C, LLC			Size:	198,500 SF
Guarantors:	and DRA G&I Fund XI Holdco Real Estate			Cut-off Date Balance PSF:	$155
	Investment Trust			Maturity Date Balance PSF:	$155
Mortgage Rate:	6.8770%			Property Manager:	CBRE, Inc. and Edgewater
Note Date:	1/28/2026				Innovation, LLC (borrower-related)
Maturity Date:	2/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$4,974,176
Seasoning:	2 months			UW NCF:	$4,735,976
Prepayment Provisions:	L(11),YM1(42),O(7)			UW NOI Debt Yield:	16.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	15.4%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	16.2%
Additional Debt Balance:	NAP			UW NCF DSCR:	2.21x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5)(6):	$4,295,687 (11/30/2025 TTM)
				2nd Most Recent NOI(6)(7):	$3,476,270 (12/31/2024)
Reserves				3rd Most Recent NOI(7):	$2,888,838 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.6% (1/22/2026)
RE Taxes:	$167,302	$26,616	NAP	2nd Most Recent Occupancy(8):	94.6% (12/31/2025)
Insurance:	$0	Springing(1)	NAP	3rd Most Recent Occupancy(8):	94.6% (12/31/2024)
Replacement Reserve:	$0	$3,308	$100,000	Appraised Value (as of):	$46,700,000 (12/23/2025)
Leasing Reserve:	$0	$16,542	NAP	Appraised Value PSF:	$235
Trigger Event Collateral Funds:	$0	Springing(2)	NAP	Cut-off Date LTV Ratio:	65.7%
Renesas Termination Reserve:	$0	Springing(3)	NAP	Maturity Date LTV Ratio:	65.7%
Major Tenant Go-Dark / Sublease Trigger Reserve:	$0	Springing(4)	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$30,680,000	65.8%	Purchase Price:	$45,450,000	97.4%
Borrower Sponsor Equity:	$15,775,264	33.8%	Closing Costs:	$1,032,239	2.2%
Seller Prorations:	$194,278	0.4%	Upfront Reserves:	$167,302	0.4%

Total Sources:	$46,649,541	100.0%	Total Uses:	$46,649,541	100.0%

(1)	The borrower is required to deposit 1/12th of insurance premiums upon failure of the borrower to maintain a blanket policy acceptable to the lender.
(2)	The Forty 540 II Mortgage Loan (as defined below) documents provide for a cash management event period trigger (i) if the tested debt yield is less than 10.5%, or (ii) on or before February 1, 2030. The borrower may elect to avoid the cash management event period by depositing cash or a letter of credit into the trigger event collateral reserve in an amount that, with respect to clause (i), if applied to the Forty 540 II Mortgage Loan balance, would result in a debt yield of 10.5% or greater; and, with respect to clause (ii), is equal to the greater of (A) $3,390,000 and (B) excess cash flow that would have otherwise been collected by lender for the remaining Forty 540 II Mortgage Loan term.
(3)	Upon the occurrence of Renesas (as defined below) providing notice of lease termination, the borrower is required to either (i) deposit, in the form of either cash or a letter of credit, $3,838,005 in the Renesas Termination Reserve or (ii) satisfy certain re-tenanting requirements per the Forty 540 II Mortgage Loan documents. Failure to make such deposit or satisfy the re-tenanting requirements results in springing partial recourse to the guarantors in the amount of $7,676,010.
(4)	The Forty 540 II Mortgage Loan documents provide for a cash management event period trigger in the event of certain N-Able (as defined below) or Renesas (including replacement tenants of 45,000 SF or greater, but excluding sub-tenants under existing leases) lease events, including a material lease default beyond the applicable cure period therefor, a tenant going dark or subleasing any portion of its space (other than existing subleases or the existing Renesas dark space) or notice thereof, a tenant bankruptcy or tenant’s lease termination or notice thereof. The borrower may elect to avoid the cash management event period by depositing cash or a letter of credit into the Major Tenant Go-Dark / Sublease Trigger Reserve in an amount equal to $75 PSF of the applicable affected leased space (other than existing subleases or the existing Renesas dark space).
(5)	The increase from Most Recent NOI to UW NOI is primarily due to underwriting of rent steps for investment-grade tenants and lower taxes following a successful appeal of the 2025 tax bill.
(6)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to burn-off of a free rent adjustment associated with previously executed leases.
(7)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to executing a new lease in 2023 to Renesas.
(8)	Based on the underwritten rent roll dated as of January 22, 2026.

The Mortgage Loan. The twelfth largest mortgage loan (the “Forty 540 II Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,680,000 and secured by the borrower’s fee interest in a multi-tenant suburban Class A office building totaling 198,500 SF located in Morrisville, North Carolina (the “Forty 540 II Property”).

A-3-93

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

The Borrower and the Borrower Sponsors. The borrower for the Forty 540 II Mortgage Loan is G&I XI Forty 540 II LLC, a Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Forty 540 II Mortgage Loan. The borrower sponsors are DRA Advisors and Edgewater Ventures, and the non-recourse carveout guarantors are DRA Growth and Income Master Fund XI-C, LLC, a Delaware limited liability company, and DRA G&I Fund XI Holdco Real Estate Investment Trust, a Maryland business trust.

DRA Advisors is a privately-owned registered investment adviser specializing in real estate investment and management services for institutional and private investors. DRA Advisors was founded in 1986 as a subsidiary of the Dreyfus Corporation before being taken private by the partners in 1994. Today, DRA Advisors’ management team is made up of 19 partners with 23 years’ average experience together at DRA. DRA Advisors is headquartered in New York City with regional offices in Miami and San Francisco. As of September 30, 2025, DRA Advisors had approximately $11.6 billion in assets under management. DRA Advisors’ current portfolio consists of 566 properties across 35 states including approximately 11.7 million SF of office space, approximately 49.8 million SF of industrial space, 11.1 million SF of retail space, and 15,565 multifamily units.

Edgewater Ventures is a Raleigh, North Carolina based real estate investment firm that acquires and develops industrial, office, life-science, residential, and mixed-use assets across the Carolinas. Edgewater Ventures’ current real estate portfolio consists of approximately 4.6 million SF of industrial and office space and 1,500 residential units.

The Property. The Forty 540 II Property is a multi-tenant office property consisting of a five story, mid-rise, Class A single building located in Morrisville, North Carolina. Situated within the Research Triangle Park at the southeast quadrant of the interchange formed by Interstate 40 and Interstate 540, the Forty 540 II Property spans 16.2 acres and contains 198,500 SF of net rentable area (“NRA”). Built in 2021, the Forty 540 II Property includes 840 surface parking spaces, which results in a parking ratio of 4.23 spaces per 1,000 SF of NRA. As of January 22, 2026, the Forty 540 II Property was 94.6% leased to three tenants with a weighted average remaining lease term of approximately 6.8 years.

Tenants.

Renesas Electronic America Inc. (88,998 SF; 44.8% of NRA; 49.9% of UW rent). Renesas Electronics Americas Inc. (“Renesas”) is a subsidiary of Renesas Electronics Limited Japan. Renesas’ major operations include research, development, design, manufacture, sale, and servicing of semiconductor products primarily for the automotive, industrial, and infrastructure industries. Renesas has been in occupancy at the Forty 540 II Property since 2023, has a lease expiration in April 2034 and has two, five-year renewal options. The Renesas lease is structured with a termination option. See the “Tenant Summary” table herein for additional details.

N-Able Technologies, Inc. (83,584 SF; 42.1% of NRA; 41.6% of UW rent). N-Able Technologies Inc. (“N-Able”) is a computer and network security company which protects businesses against evolving cyberthreats with a unified cyber resiliency platform to manage, secure, and recover. N-Able’s scalable technology infrastructure includes AI-powered capabilities, third-party integrations, and the flexibility to employ technologies of choice, to transform workflows and deliver critical security outcomes. N-Able has been in occupancy at the Forty 540 II Property since 2021, has a lease expiration in May 2032 and has two, five-year renewal options and no termination options. N-Able is currently subleasing (i) 20,643 SF of its space to United Therapeutics Corporation and (ii) 20,643 SF of its space to BE&K Building Group, LLC. See the “Tenant Summary” table herein for additional details.

Synopsys, Inc. (15,265 SF; 7.7% of NRA; 8.5% of UW rent). Synopsys, Inc. provides industry-leading silicon design, IP, simulation and analysis solutions, and design services. Synopsys, Inc.’s specialties include electronic design automation, computer software, semiconductor IP, software quality and software security. Synopsys, Inc. has been in occupancy at the Forty 540 II Property since 2022, has a lease expiration in November 2029 and has one, five-year renewal option and no termination options.

The following table presents certain information relating to the tenancy at the Forty 540 II Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Renesas(3)	BBB/NR/BBB	88,998	44.8%	$3,177,851	49.9%	$35.71	4/18/2034	Y(4)	2 x 5
N-Able(5)	NR/NR/NR	83,584	42.1%	$2,652,128	41.6%	$31.73	5/31/2032	N(6)	2 x 5(7)
Synopsys, Inc.	NR/Baa1/BBB	15,265	7.7%	$543,517	8.5%	$35.61	11/30/2029	N	1 x 5
Subtotal/Wtd. Avg.		187,847	94.6%	$6,373,496	100.0%	$33.93

Occupied Collateral Total		187,847	94.6%	$6,373,496	100.0%	$33.93
Vacant Space		10,653	5.4%
Total/Wtd. Avg.		198,500	100.0%

(1)	Based on the underwritten rent roll dated as of January 22, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	18,851 SF of Renesas’ leased space is currently not fully utilized. The space was underwritten as in-place as Renesas is paying rent and not marketing the space for sublease.
(4)	Renesas has an ongoing right to terminate its lease at any time on or after May 1, 2031 upon at least 12 months’ notice and payment of a termination fee equal to the sum of (i) the unamortized portion of any tenant allowance, rental abatement, broker commissions and attorneys’ fees and (ii) an amount equal to three months of rent following the lease termination date. The Forty 540 II Mortgage Loan documents provide that, following notice of Renesas lease termination, unless the borrower deposits $3,838,005 (cash or letter of credit) into a springing Renesas termination reserve or satisfies re-tenanting requirements, the Forty 540 II Mortgage Loan becomes partial recourse to the borrower and the guarantors on a “last dollar” basis up to $7,676,010. See “Mortgage Loan Information” above.
(5)	N-Able currently occupies 42,298 SF and is subleasing (i) 20,643 SF of its space to United Therapeutics Corporation at a current base rent of $26.78 PSF through April 30, 2032 and (ii) 20,643 SF of its space to BE&K Building Group at a current base rent of $27.06 PSF through May 31, 2032. Annual UW Rent for the related subleases is based on the applicable sublease rents.
(6)	N-Able does not have a lease termination right under its primary lease; however, with respect to the 20,643 SF it subleases to United Therapeutics Corporation, the subtenant has the one-time right to terminate its sublease effective May 31, 2029 upon at least six months’ notice and payment of a termination fee totaling $281,995.72 (one-half of which is due on or before the notice date and the remaining one-half due on or before May 31, 2029).
(7)	The renewal options only apply to N-Able under the primary lease.
A-3-94

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

The following table presents certain information relating to the lease rollover schedule at the Forty 540 II Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	1	15,265	7.7%	7.7%	$543,517	8.5%	8.5%	$35.61
2030	0	0	0.0%	7.7%	$0	0.0%	8.5%	$0.00
2031	0	0	0.0%	7.7%	$0	0.0%	8.5%	$0.00
2032	1	83,584	42.1%	49.8%	$2,652,128	41.6%	50.1%	$31.73
2033	0	0	0.0%	49.8%	$0	0.0%	50.1%	$0.00
2034	1	88,998	44.8%	94.6%	$3,177,851	49.9%	100.0%	$35.71
2035	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	94.6%	$0	0.0%	100.0%	$0.00
Vacant	0	10,653	5.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	3	198,500	100.0%		$6,373,496	100.0%		$33.93

(1)	Based on the underwritten rent roll dated as of January 22, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the loan rollover schedule.

The Market. The Forty 540 II Property is located in Morrisville, North Carolina, within the Research Triangle Park and the Durham Metropolitan Statistical Area. The Forty 540 II Property is located near Interstate 40 at the Interstate 540 interchange, offering convenient east–west and north–south access across the Raleigh–Durham region. The Forty 540 II Property is situated approximately one mile from Airport Boulevard and 3.5 miles from home Raleigh–Durham International Airport. The Forty 540 II Property is located in close proximity to Downtown Raleigh, Downtown Durham, Chapel Hill and Wake County boundary. Major employers within the area include Duke University, Walmart, UNC - Chapel Hill, IBM Corp, IQVIA RDS and Cisco Systems.

According to the appraisal, the Forty 540 II Property is located in the Research Triangle submarket of the Raleigh-Durham market and the 2025 total population within a one-, three- and five- mile radius of the Forty 540 II Property is 2,915, 39,221 and 131,087 respectively. The median household income for the same one-, three- and five-mile radius was $93,819, $119,468 and $124,815 respectively.

According to the appraisal, as of the third quarter of 2025, the Research Triangle submarket reported a total inventory of 14.2 million SF with an overall vacancy rate of 9.9% and average asking rents of $26.99 PSF.

The following table presents certain information relating to the appraisal’s market rental conclusions for the Forty 540 II Property:

Market Rent Summary
Market Rent (PSF)	$33.00
Lease Term (Years)	7.5
Lease Type	Full Service
Escalations	3.0% annual increase
Tenant Improvements (New/Renewal)	$50 / $15
Leasing Commissions (New/Renewal)	6.0% / 4.0%
Free Rent (Months) (New/Renewal)	6

Source: Appraisal

A-3-95

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

The following table presents certain information relating to comparable leases pertaining to the Forty 540 II Property:

Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
Forty 540 II (Subject)(1) 710 Slater Road Morrisville, NC	2021/NAP	198,500	Renesas N-Able Synopsys, Inc.	88,998 83,584 15,265	Apr-23 Jul-21 Jun-22	132 131 90	$35.71 $31.73 $35.61	Modified Gross
4000 Sancar Way 4000 Sancar Way Durham, NC	1999/2023	74,419	NCInnovation, Inc.	7,875	Dec-25	61	$27.50	Full Service
Nottingham Hall 4505 Emperor Durham, NC	2001/2026	105,130	Mind Medicine, Inc.	4,938	Oct-25	65	$30.50	Full Service
Horseshoe at Hub RTP 3151 Elion Drive Durham, NC	2024/NAP	169,422	Genesys Cloud Services	26,393	Jan-25	144	$46.00	Full Service
Palladian Corporate Center I and II 220 - 240 Leigh Farm Durham, NC	2005/NAP	201,008	Citrin Cooperman & Company	7,941	Jan-25	89	$30.00	Full Service
The Chesterfield 701 West Main Street Durham, NC	1945/2017	358,462	Nutanix, Inc.	92,665	Jan-25	65	$33.00	Full Service

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 22, 2026, other than Year Built/Renovated.

The following table presents certain information relating to comparable sales pertaining to the Forty 540 II Property:

Comparable Sales Summary
Property/Location	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Forty 540 II (Subject) 710 Slater Road Morrisville, NC	2021/NAP	198,500(1)	94.6%(1)	Jan-26	$45,450,000	$228.97
The Linville Building 10130 Perimeter Parkway Charlotte, NC	2008/NAP	118,506	75%	Dec-25	$16,500,000	$139.23
One University Place 8770 & 8801 J. M. Keynes Drive Charlotte, NC	1986/NAP	83,753	90%	Nov-25	$11,750,000	$140.29
Nottingham Hall 4505 Emperor Boulevard Durham, NC	2001/2026	105,130	59%	Nov-25	$7,075,000	$163.94
555 Mangum 555 South Mangum Street Durham, NC	2020/NAP	262,593	73%	Oct-25	$72,000,000	$274.19
Ballantyne Tower 13320 Ballantyne Corporate Place Charlotte, NC	2011/NAP	260,958	100%	Jul-25	$71,500,000	$273.99
Advance Auto Parts Tower 4200 Six Forks Road, Tower 4 Condo Raleigh, NC	2020/NAP	346,000	100%	Mar-25	$137,500,000	$397.40

Source: Appraisal.

(1)	Based on the underwritten rent roll dated January 22, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Forty 540 II Property of $46,700,000 as of December 23, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 15, 2025, there was no evidence of any recognized environmental conditions at the Forty 540 II Property.

A-3-96

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,680,000
710 Slater Road	Forty 540 II	Cut-off Date LTV:	65.7%
Morrisville, NC 27560		UW NCF DSCR:	2.21x
		UW NOI Debt Yield:	16.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Forty 540 II Property:

Cash Flow Analysis
	2023	2024	11/30/2025 TTM	UW	UW PSF
Base Rent	$5,144,515	$6,108,909	$6,262,781	$6,373,496	$32.11
Grossed Up Vacant Space	0	0	0	$351,549	$1.77
Gross Potential Rent	$5,144,515	$6,108,909	$6,262,781	$6,725,045	$33.88
(Vacancy & Credit Loss)	$0	$0	$0	(351,549)	($1.77)
(Free Rent Adjustment)	($844,925)	($1,231,176)	($414,415)	$0	$0
Net Rental Income	$4,299,590	$4,877,733	$5,848,366	$6,373,496	$32.11
Reimbursements	$181,250	$218,044	$311,243	$119,959	$0.60
Other Income	$1,500	$1,500	$1,500	$1,500	$0.01
Effective Gross Income	$4,482,340	$5,097,277	$6,161,109	$6,494,955	$32.72

Real Estate Taxes	$453,681	$456,264	$660,878	$304,182	$1.53
Insurance	$59,197	$73,481	$82,853	$65,172	$0.33
Management Fee	$130,998	$153,507	$182,961	$194,849	$0.98
Other Operating Expenses	$949,626	$937,754	$938,730	$956,576	$4.82
Total Expenses	$1,593,502	$1,621,007	$1,865,422	$1,520,779	$7.66

Net Operating Income(1)(2)(3)	$2,888,838	$3,476,270	$4,295,687	$4,974,176	$25.06
Replacement Reserves	$0	$0	$0	$39,700	$0.20
TI/LC	$0	$0	$0	$198,500	$1.00
Net Cash Flow	$2,888,838	$3,476,270	$4,295,687	$4,735,976	$23.86

Occupancy %	94.6%(4)	94.6%(4)	94.6%(4)	94.8%(5)
NOI DSCR	1.35x	1.63x	2.01x	2.33x
NCF DSCR	1.35x	1.63x	2.01x	2.21x
NOI Debt Yield	9.4%	11.3%	14.0%	16.2%
NCF Debt Yield	9.4%	11.3%	14.0%	15.4%

(1)	The increase from 2023 Net Operating Income to 2024 Net Operating Income is primarily due to executing a new lease in 2023 to Renesas.
(2)	The increase from 2024 Net Operating Income to 11/30/2025 TTM Net Operating Income is primarily due to burn-off of Free Rent Adjustment associated with previously executed leases.
(3)	The increase from 11/30/2025 TTM Net Operating Income to UW Net Operating Income is primarily due to underwriting of rent steps for investment-grade tenants and lower taxes following a successful appeal of the 2025 tax bill.
(4)	Based on the underwritten rent roll dated as of January 22, 2026.
(5)	UW Occupancy % represents the economic occupancy.

A-3-97

Mortgage Loan No. 13 – Fairhaven Plaza and Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Original Balance:		$20,500,000		Location:	Bellingham, WA 98225
Cut-off Date Balance:		$20,500,000		General Property Type:	Mixed Use
% of Initial Pool Balance:		2.5%		Detailed Property Type(3):	Multifamily/Retail
Loan Purpose:		Acquisition		Title Vesting:	Fee
Borrower Sponsor:		Fairhaven Plaza HoldCo LLC		Year Built/Renovated:	2005-2019, 2023/NAP
Guarantors:		John L. Kelley, III, William L. Gaskins and The William L. Gaskins Trust		Size(3):	95 Units
Mortgage Rate:		6.3840%		Cut-off Date Balance per Unit(3):	$215,789
Note Date:		2/25/2026		Maturity Date Balance per Unit(3):	$215,789
Maturity Date:		3/1/2031		Property Manager:	Gather Property Management, LLC and Pacific Continental Realty, LLC
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$1,879,557
IO Period:		60 months		UW NCF:	$1,819,312
Seasoning:		1 month		UW NOI Debt Yield:	9.2%
Prepayment Provisions:		L(25),D(28),O(7)		UW NCF Debt Yield:	8.9%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity:	9.2%
Additional Debt Type(1):		Preferred Equity		UW NCF DSCR:	1.37x
Additional Debt Balance(1):		$3,000,000		Most Recent NOI:	$1,767,915 (11/30/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$1,701,151 (12/31/2024)
				3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy(3):	93.7% (1/31/2026)
Reserves				2nd Most Recent Occupancy(3):	92.6% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAV
RE Taxes:	$94,158	$18,832	NAP	Appraised Value (as of):	$28,240,000 (1/5/2026)
Insurance:	$3,833	$3,833	NAP	Appraised Value per Unit(3):	$297,263
Replacement Reserve:	$0	$2,228	NAP	Cut-off Date LTV Ratio:	72.6%
TI/LC Reserve(2):	$100,000	Springing	$100,000	Maturity Date LTV Ratio:	72.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	71.9%	Purchase Price:	$27,650,000	97.0%
Sponsor Equity(1):	$8,019,104	28.1%	Closing Costs:	$671,113	2.4%
			Upfront Reserves:	$197,991	0.7%
Total Sources:	$28,519,104	100.0%	Total Uses:	$28,519,104	100.0%

(1)	See “Additional Debt” below for further discussion.
(2)	If the balance of the TI/LC Reserve is less than $100,000 the borrower will be required to make monthly deposits of approximately $4,142.
(3)	The Fairhaven Plaza and Apartments Property (as defined below) includes 86 multifamily units and nine retail spaces (24,853 SF). The multifamily component was 94.2% occupied by unit count as of January 31, 2026. The retail component was 90.0% leased by SF by eight tenants as of January 28, 2026. The size shown above assumes nine units for the retail space. The occupancy shown above assumes eight leased units for the retail space.
(4)	Historical financial information is not available prior to 2024 as the multifamily component of the Fairhaven Plaza and Apartments Property was developed in 2023.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Fairhaven Plaza and Apartments Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,500,000 and secured by a first priority fee mortgage encumbering a mixed-use multifamily and retail property located in Bellingham, Washington (the “Fairhaven Plaza and Apartments Property”).

The Borrower and the Borrower Sponsor. The borrower is Fairhaven Plaza LLC, a Washington limited liability limited company and single purpose entity with one independent director. The borrower sponsor is Fairhaven Plaza HoldCo LLC and the non-recourse carveout guarantors are John L. Kelley, III, William L. Gaskins and The William L. Gaskins Trust. Fairhaven Plaza HoldCo LLC is 7.12% owned by Fairhaven Plaza Management LLC. Fairhaven Plaza Management LLC is owned by John L. Kelley, III (66.67%), and William L. Gaskins (33.33%).

John L. Kelley III is an experienced private equity real estate investor in Seattle, Washington and Los Angeles, California. Over the course of his career, Mr. Kelley has participated in more than $400 million of multifamily asset investments as both a limited partner and general partner. He currently maintains ownership interests in three multifamily properties totaling 142 units.

William L. Gaskins is the founder and general partner of TGP Ventures and has overseen all phases of TGP Ventures development and capital deployment. He established TGP Ventures in 2010 with an initial $100,000 commitment and has since grown TGP Ventures to over $250 million in discretionary assets under management. TGP Ventures' portfolio includes real estate across all asset types. Mr. Gaskins currently has an ownership interest in 28 multifamily properties, three office properties, one industrial property, and one single-family rental.

A-3-98

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

The Property. The Fairhaven Plaza and Apartments Property is a five building, 73,906 SF, mixed use residential and retail property located in Bellingham, Washington. The Fairhaven Plaza and Apartments Property is situated on a 3.62-acre site and includes a 86 unit, four-story apartment building (49,053 SF) and a nine tenant retail strip center spread throughout four buildings (24,853 SF). The Fairhaven Plaza and Apartments Property was developed in 1990, and the multifamily component was added in 2023. The multifamily component accounts for 70.3% of the underwritten gross potential rent and the retail component accounts for 29.7% of the underwritten gross potential rent.

The Fairhaven Plaza and Apartments Property’s multifamily component consists of 86 residential units comprised of 52 studio units, 27 one-bedroom units, and seven two-bedroom units in a four-story apartment building. Unit amenities include in-unit washer/dryer, stone countertops, stainless steel appliances, nine foot ceilings, fans, vinyl plank wood floors, individual water heaters, and prewiring for one gigabit of fiber internet. Amenities at the Fairhaven Plaza and Apartments Property include controlled access entry, garage with controlled parking, a fitness center, lobby, on-site rentable storage, bike storage, a central courtyard with BBQ, firepit, and bocce ball court, interior mail and parcel room, two elevators, and onsite management. The multifamily component features 66 open and garage parking spaces, resulting in a parking ratio of 0.77 spaces per unit. As of January 31, 2026, the multifamily component is 94.2% occupied with in-place rents of $1,743 per unit per month.

Constructed between 2005 and 2019, the 24,853 SF retail component of the Fairhaven Plaza and Apartments Property is leased to seven inline tenants and one outparcel tenant (Starbucks Coffee). The in-line tenants including Anytime Fitness, Subway Real Estate, LLC, PeaceHealth, Fairhaven Dermatology, PLLC, Pacific Northwest Retina, PLLC (“Pacific Northwest”), Capstone Physical Therapy, and Sunset Variety, LLC which is a liquor store. There is one vacant space (2,476 SF). Parking for the retail component is provided via 157 surface parking spaces resulting in a parking ratio of 6.3 spaces per 1,000 net rentable retail SF. As of January 28, 2026, the retail component was 90.0% leased.

The following table presents certain information relating to the residential unit mix at the Fairhaven Plaza and Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit(2)
Studio	52	48	92.3%	455	$1,578	$1,642
1 BR / 1 BA	27	27	100.0%	681	$1,863	$1,890
2 BR / 1 BA	7	6	85.7%	1,001	$2,519	$2,514
Total/Wtd. Avg.	86	81	94.2%	570	$1,743	$1,791

(1)	Based on the borrower multifamily rent roll dated January 31, 2026.
(2)	Based on the appraisal.

Major Tenants.

Anytime Fitness (5,000 SF, 20.1% of Retail NRA, 20.8% of UW Retail Rent). Anytime Fitness is a global fitness franchise offering 24/7 access to health and wellness facilities. Anytime Fitness caters to a broad demographic by providing flexible membership options and a network of gyms that allow members to work out at any location. Anytime Fitness has built a reputation for affordability and accessibility in the fitness industry. Anytime Fitness executed its original 10-year lease commencing November 1, 2020, which expires October 31, 2030, and has two five-year renewal options remaining. Current base rent is approximately $24.89 PSF, increasing to $25.51 PSF effective November 1, 2026.

PeaceHealth (4,500 SF, 18.1% of Retail NRA, 19.9% of UW Retail Rent). PeaceHealth is a not-for-profit healthcare system serving communities across Washington, Oregon, and Alaska. PeaceHealth operates multiple hospitals and clinics, including the flagship St. Joseph Medical Center in Bellingham, which is one of the largest employers in the region. PeaceHealth provides comprehensive medical services, including primary care, specialty care, and advanced treatments, and is recognized for its commitment to patient-centered care and community health initiatives. PeaceHealth operates as a primary care clinic at the Fairhaven Plaza and Apartments Property. PeaceHealth executed its lease commencing December 17, 2018, which expires August 31, 2027, and has one three-year renewal option remaining. Current base rent is approximately $27.03 PSF, increasing to $27.57 PSF effective September 1, 2026.

Pacific Northwest (3,000 SF, 12.1% of Retail NRA, 12.4% of UW Retail Rent). Pacific Northwest is a specialized ophthalmology practice focused on the diagnosis and treatment of retinal diseases and conditions. Pacific Northwest is known for its expertise in advanced retinal care, including surgical and non-surgical interventions. Pacific Northwest has operated at the Fairhaven Plaza and Apartments Property since its lease was assigned in August 2021 from Proliance Surgeons, Inc. The original lease expiration was August 31, 2026, and Pacific Northwest has since executed a five-year extension through August 31, 2031, with one additional five-year renewal option remaining. Current base rent is approximately $25.30 PSF, increasing to $27.83 PSF effective September 1, 2026.

A-3-99

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the retail tenants at the Fairhaven Plaza and Apartments Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of Retail SF	Annual UW Retail Rent	% of Total Annual UW Retail Rent	Annual UW Retail Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Anytime Fitness	NR / NR / NR	5,000	20.1%	$155,559	20.8%	$31.11	10/31/2030	2 x 5 Yr	N
PeaceHealth	NR / NR / NR	4,500	18.1%	$149,274	19.9%	$33.17	8/31/2027	1 x 3 Yr	N
Pacific Northwest Retina, PLLC	NR / NR / NR	3,000	12.1%	$92,705	12.4%	$30.90	8/31/2031	1 x 5 Yr	N
Fairhaven Dermatology, PLLC	NR / NR / NR	3,000	12.1%	$89,405	11.9%	$29.80	1/31/2027	2 x 5 Yr	N
Capstone Physical Therapy	NR / NR / NR	2,450	9.9%	$80,654	10.8%	$32.92	6/30/2029	1 x 5 Yr	N
Major Tenants Subtotal/Wtd. Avg.		17,950	72.2%	$567,596	75.8%	$31.62

Other Tenants		4,427	17.8%	$180,984	24.2%	$40.88
Occupied Subtotal/Wtd. Avg.		22,377	90.0%	$748,580	100.0%	$33.45

Vacant Space		2,476	10.0%
Total/Wtd. Avg.		24,853	100.0%

(1)	Based on the underwritten retail rent roll dated January 28, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule relating to the retail tenants at the Fairhaven Plaza and Apartments Property:

Lease Rollover Schedule(1)(2)
Year	# of Retail Leases Rolling	Retail SF Rolling	Approx. % of Retail SF Rolling	Approx. Cumulative % of Retail SF Rolling	Total UW Retail Rent Rolling	Approx. % of Total UW Retail Rent Rolling	Approx. Cumulative % of Total UW Retail Rent Rolling	UW Retail Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	3	8,765	35.3%	35.3%	$276,377	36.9%	36.9%	$31.53
2028	0	0	0.0%	35.3%	$0	0.0%	36.9%	$0.00
2029	1	2,450	9.9%	45.1%	$80,654	10.8%	47.7%	$32.92
2030	1	5,000	20.1%	65.2%	$155,559	20.8%	68.5%	$31.11
2031(3)	2	4,156	16.7%	82.0%	$129,953	17.4%	85.8%	$31.27
2032	0	0	0.0%	82.0%	$0	0.0%	85.8%	$0.00
2033	0	0	0.0%	82.0%	$0	0.0%	85.8%	$0.00
2034	1	2,006	8.1%	90.0%	$106,037	14.2%	100.0%	$52.86
2035	0	0	0.0%	90.0%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	90.0%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	90.0%	$0	0.0%	100.0%	$0.00
Vacant	0	2,476	10.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	24,853	100.0%		$748,580	100.0%		$30.12(4)

(1)	Based on the underwritten retail rent roll dated January 28, 2026.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The Fairhaven Plaza and Apartments Mortgage Loan has a maturity date of March 1, 2031.
(4)	Total/Wtd. Avg. UW Retail Rent PSF Rolling excludes vacant space.

The Market. The Fairhaven Plaza and Apartments Property is located in Bellingham, Whatcom County, Washington, adjacent to Western Washington University and St. Joseph’s Medical Center, and is less than three miles from downtown Bellingham. The Fairhaven Plaza and Apartments Property benefits from strong regional accessibility via Interstate 5, the primary north-south corridor connecting Seattle to Vancouver, British Columbia, as well as State Route 11 and local arterial roads. Public transit is provided by the Whatcom Transportation Authority, linking the university, downtown, and surrounding neighborhoods. The area is supported by St. Joseph’s Medical Center, Bellingham International Airport, and a broad employment base across healthcare, education, government, energy, and retail sectors, as well as ongoing cross-border economic activity with British Columbia, all of which contribute to stable population growth in the market.

The Fairhaven Plaza and Apartments Property is located in the south Bellingham multifamily submarket and Bellingham retail market of Whatcom County, Washington. The south Bellingham multifamily submarket is influenced by Bellingham’s position between the Seattle metropolitan area and the Canadian border and is anchored by Western Washington University (approximately 14,700 students), along with steady demand from retirees, students, and remote workers. According to a third party market report, as of the fourth quarter of 2025 the south Bellingham multifamily submarket has total inventory of 10,567 units, a vacancy rate of 6.3%, and average effective rents of $1,729 per unit per month. The 10-year average vacancy rate for the Bellingham multifamily market is approximately 4.4% and the cumulative 10-year rent growth is approximately 36.0%. According to a third party market report, as of the fourth quarter of 2025 the Bellingham retail market has total inventory of approximately 10.5 million SF, a vacancy rate of 4.4%, and asking rents of $20.40 PSF. The 10-year average vacancy rate for the Bellingham retail market is approximately 3.2% and the 10-year average annual rent growth is approximately 3.0%.

A-3-100

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

The 2025 population within a one-, three-, and five-mile radius of the Fairhaven Plaza and Apartments Property was 10,692, 47,235, and 90,819, respectively. The average household income within the same radii was $52,611, $63,684, and $69,744, respectively.

The following table presents information regarding certain competitive multifamily properties to the Fairhaven Plaza and Apartments Property:

Competitive Multifamily Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
Fairhaven Plaza and Apartments(2)	-	2005-2019, 2023 / NAP	94.2%	86	Studio 1 BR 2 BR	455 SF 681 SF 1,001 SF	$1,642 $1,890 $2,514
Crescent 420 West Stuart Road Bellingham, WA	7.4 Miles	2022 / NAP	89.3%	224	Studio 1 BR / 1 BA 2 BR / 2 BA	530 SF 639 SF 835 SF	$1,649 $2,089 $2,352
Celestia 430 West Stuart Road Bellingham, WA	7.3 Miles	2024 / NAP	91.8%	110	Studio 1 BR / 1 BA 2 BR / 2 BA	465 SF 602 SF 836 SF	$1,640 $1,940 $2,277
Mahogany Manor 1300 Mahogany Avenue Bellingham, WA	7.6 Miles	2020 / NAP	90.3%	134	Studio 1 BR / 1 BA 2 BR / 1 BA 2BR / 2.5 BA	492 SF 695 SF 865 SF 1,327 SF	$1,546 $1,949 $2,103 $2,730
Park Place Apartments 3928 Northwest Avenue Bellingham, WA	6.8 Miles	2023 / NAP	97.7%	177	Studio 1 BR / 1 BA 2 BR / 2 BA	532 SF 755 SF 972 SF	$1,695 $1,959 $2,470
Park View Apartments 425 West Stuart Road Bellingham, WA	7.4 Miles	2018 / NAP	95.2%	83	Studio 1 BR / 1 BA 2 BR / 2 BA	531 SF 612 SF 985 SF	$1,586 $1,836 $1,974
Calypso North Apartments 3815 Elwood Avenue Bellingham, WA	1.6 Miles	2021 / NAP	91.4%	79	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA 4 BR / 2.5 BA	334 SF 692 SF 913 SF 931 SF 1,020 SF	$1,128 $1,713 $2,026 $1,791 $5,790
Kerf 208 North Samish Way Bellingham, WA	1.8 Miles	2024 / NAP	100.0%	196	Studio 1 BR / 1 BA 2 BR / 2 BA	449 SF 549 SF 1,185 SF	$1,606 $1,599 $2,379

(1)	Source: Appraisal, unless otherwise noted.
(2)	Based on the borrower multifamily rent roll dated January 31, 2026.

The following table presents information regarding certain retail leases competitive to the Fairhaven Plaza and Apartments Property:

Competitive Retail Leases Summary(1)
Property Name/Location	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF
Fairhaven Plaza and Apartments(2) Bellingham, WA	Pacific Northwest Retina, PLLC	3,000	Feb-26	60	$25.30
910 Harris Avenue Bellingham, Washington	Confidential	1,146	Dec-25	36	$26.00
1305 Harris Avenue Bellingham, Washington	Veroboard	601	Aug-25	12	$25.00
1305 Harris Avenue Bellingham, Washington	Edward Jones	1,158	Jul-25	120	$25.00
2945 Newmarket Street Bellingham, Washington	Yodi Ventures	1,548	Aug-25	120	$25.01
4225 Meridian Street Bellingham, Washington	Trader Joe's	11,500	Jun-25	120	$21.00
1001 East Sunset Drive Bellingham, Washington	Starbuck's	2,240	Oct-21	60	$49.50
222 36th Street Bellingham, Washington	Starbuck's	2,000	Feb-19	120	$38.64

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten retail rent roll dated January 28, 2026.

A-3-101

Mixed Use – Multifamily/Retail	Loan #13	Cut-off Date Balance:	$20,500,000
3101-3129 Old Fairhaven Parkway	Fairhaven Plaza and Apartments	Cut-off Date LTV:	72.6%
Bellingham, WA 98225		UW NCF DSCR:	1.37x
		UW NOI Debt Yield:	9.2%

Appraisal. The appraisal concluded to an “as-is” value for the Fairhaven Plaza and Apartments Property of $28,240,000 as of January 5, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated January 7, 2026, there was no evidence of any recognized environmental conditions at the Fairhaven Plaza and Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fairhaven Plaza and Apartments Property:

Cash Flow Analysis(1)
	2024	11/30/2025 TTM	UW	UW Per Unit(2)
Gross Potential Rent(3)	$1,741,064	$1,769,045	$1,799,708	$18,944
Net Commercial Income(4)	$732,895	$727,135	$760,265	$8,003
Expense Reimbursements	$57,154	$64,298	$64,298	$677
Gross Potential Rent	$2,531,113	$2,560,478	$2,624,271	$27,624
Other Income(5)	$79,699	$111,130	$111,130	$1,170
Vacancy/Credit Loss(6)	($174,461)	($185,932)	($129,231)	($1,360)
Effective Gross Income	$2,436,351	$2,485,676	$2,606,169	$27,433

Real Estate Taxes	$182,410	$211,057	$211,057	$2,222
Insurance	$43,440	$0	$41,818	$440
Other Operating Expenses	$509,350	$506,704	$473,737	$4,987
Total Operating Expenses	$735,200	$717,761	$726,612	$7,649

Net Operating Income	$1,701,151	$1,767,915	$1,879,557	$19,785
Replacement Reserves	$0	$0	$26,471	$279
TI/LC	$0	$0	$33,775	$356
Net Cash Flow	$1,701,151	$1,767,915	$1,819,312	$19,151

Occupancy	92.6%	93.7%(7)	95.9%(8)
NOI DSCR	1.28x	1.33x	1.42x
NCF DSCR	1.28x	1.33x	1.37x
NOI Debt Yield	8.3%	8.6%	9.2%
NCF Debt Yield	8.3%	8.6%	8.9%

(1)	Historical financial information is not available prior to 2024 as the multifamily component of the Fairhaven Plaza and Apartments Property was developed in 2023.
(2)	Based on 95 units. The Fairhaven Plaza and Apartments Property includes 86 multifamily units and nine retail spaces (24,853 SF).
(3)	Underwritten to the residential rent roll dated January 31, 2026, with vacant units grossed up at average in-place rent for each unit type.
(4)	Underwritten to the retail rent roll dated January 28, 2026, including rent bumps until March 2027.
(5)	Other Income includes late charges, lease cancellation fees, administrative fees, parking rent, storage rent, pet rent, and miscellaneous charges.
(6)	Vacancy/Credit Loss includes concessions as well as vacancy and credit loss.
(7)	The multifamily component was 94.2% occupied by unit count as of January 31, 2026. The retail component was 90.0% leased by SF by eight tenants as of January 28, 2026. The size shown above assumes nine units for the retail space. The occupancy shown above assumes eight leased units for the retail space.
(8)	Underwritten occupancy is based on the economic vacancy of 4.1%.

Additional Debt. With respect to the Fairhaven Plaza and Apartments Mortgage Loan, the borrower is owned 61.69% by Fairhaven Plaza Holdco LLC and 38.31% by MSC-Fairhaven HoldCo, LLC (which is owned by Northmarq Fund Management (“NFM”)). NFM made a preferred equity investment of $3,000,000 in the borrower, which accrues a return at a rate of 15.0%, compounded quarterly, and will be due upon any recapitalization, refinancing, and/or sale of the Fairhaven Plaza and Apartments Property. Such preferred equity is subject to a minimum dividend, to the extent available of cash flow after debt service and any lender required reserves, the greater of (i) 8.0% annualized cash return, prorated based on the number of days in the period, assuming a calendar month of 30 days, on the then current NFM equity account balance (compounded quarterly); or (ii) investors’ pro rata share of distributable free cash flow for the period. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus.

A-3-102

Mortgage Loan No. 14 – SpringHill Suites Green Bay

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$17,000,000			Location:	Green Bay, WI 54304
Cut-off Date Balance:	$17,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Limited Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Accomplish Commercial Real Estate			Year Built/Renovated:	2007/2019
	Holdings, LLC			Size:	127 Rooms
Guarantors:	Andrea Scott, Brendan Johnson and			Cut-off Date Balance Per Room:	$133,858
	Linzey Erickson			Maturity Date Balance Per Room:	$133,858
Mortgage Rate:	6.6100%			Property Manager:	Aimbridge Hospitality, LLC
Note Date:	2/25/2026
Maturity Date:	3/11/2031
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,178,728
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF:	$1,974,566
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	12.8%
Additional Debt Type:	NAP			UW NCF Debt Yield:	11.6%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	12.8%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.73x
				Most Recent NOI:	$2,200,849 (12/31/2025)
Reserves				2nd Most Recent NOI:	$2,157,459 (6/30/2024 TTM)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$2,323,700 (12/31/2023)
RE Taxes:	$34,563	$11,521	NAP	Most Recent Occupancy:	64.3% (12/31/2025)
Insurance:	$48,012	$8,002	NAP	2nd Most Recent Occupancy:	65.9% (6/30/2024)
FF&E Reserve:	$0	$17,013	NAP	3rd Most Recent Occupancy:	67.7% (12/31/2023)
Seasonality Reserve:	$50,000	Springing(1)	NAP	Appraised Value (as of)(3):	$25,200,000 (3/1/2027)
PIP Reserve:	$2,071,259	Springing(2)	NAP	Appraised Value Per Room(3):	$198,425
				Cut-off Date LTV Ratio(3):	67.5%
				Maturity Date LTV Ratio(3):	67.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$17,000,000	83.5%	Loan Payoff:	$17,937,698	88.1%
Borrower Sponsor Equity:	$3,363,719	16.5%	Upfront Reserves:	$2,203,834	10.8%
			Closing Costs:	$222,187	1.1%
Total Sources:	$20,363,719	100.0%	Total Uses:	$20,363,719	100.0%

(1)	On each monthly payment date occurring in July, August, September, October, November, and December, the SpringHill Suites Green Bay Mortgage Loan (as defined below) documents require the borrower to deposit with the lender an amount equal to 16.667% of the difference between the then-current seasonality reserve deposit amount (the “Seasonality Reserve Deposit Amount”), initially $215,000, and the amount of seasonality reserve funds then on deposit immediately prior to the monthly payment date occurring in July of such calendar year. At origination, the borrower deposited $50,000 as an initial deposit toward the full Seasonality Reserve Deposit Amount. The seasonality reserve funds may be used for disbursements or the payment of any part of the monthly debt service payments occurring in January, February, March, April, and May to the extent that there is insufficient cash flow from the SpringHill Suites Green Bay Property (as defined below) to make the monthly debt service payment; provided that in no event will the borrower be entitled to a disbursement of more than 33.3% of the then-applicable Seasonality Reserve Deposit Amount in any calendar month; and provided further that the insufficiency of seasonality reserve funds available for disbursement does not relieve the borrower from its obligation to make any payment under the SpringHill Suites Green Bay Mortgage Loan documents.
(2)	The SpringHill Suites Green Bay Mortgage Loan documents require an upfront deposit of $2,071,259 in connection with the existing property improvement plan (“PIP”) work and that on the date that any additional PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 125% of the estimated costs to complete the PIP work, as reasonably determined by the lender.
(3)	The appraisal concluded to a “Prospective As Complete” value for the SpringHill Suites Green Bay Property of $25,200,000 as of March 1, 2027, which assumes (i) there is $2,025,000 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed by March 1, 2027. At origination, the borrower deposited $2,071,259 in an upfront PIP reserve for such capital expenditures. The related franchise agreement requires all PIP work to be completed by June 1, 2027, with certain items required to be completed by June 30, 2026. The appraisal concluded to an “As Is” appraised value of $22,100,000 as of December 3, 2025, resulting in an appraised value per room of approximately $174,016, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.9% and 76.9%, respectively.

The Mortgage Loan. The fourteenth largest mortgage loan (the “SpringHill Suites Green Bay Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $17,000,000 and secured by the fee interest in a 127-room limited-service hotel located in Green Bay, Wisconsin (the “SpringHill Suites Green Bay Property”).

The Borrower and the Borrower Sponsor. The borrower is ACRE Green Bay SPE, LLC, a single-purpose, Delaware limited liability company.

The borrower sponsor is Accomplish Commercial Real Estate Holdings, LLC and the non-recourse carveout guarantors are Andrea Scott, Brendan Johnson and Linzey Erickson. Accomplish Commercial Real Estate Holdings, LLC is an owner operator that specializes sourcing, acquiring, and managing real estate investments through its real estate ventures, primarily targeting the acquisition of hospitality assets in the United States.

The Property. The SpringHill Suites Green Bay Property is a five-story, 127-room, limited-service hotel located in Green Bay, Wisconsin. The SpringHill Suites Green Bay Property is located approximately 3.0 miles southwest of downtown Green Bay, and less than one mile southeast of Lambeau Field,

A-3-103

Hospitality – Limited Service	Loan #14	Cut-off Date Balance:	$17,000,000
1011 Tony Canadeo Run	SpringHill Suites Green Bay	Cut-off Date LTV:	67.5%
Green Bay, WI 54304		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	12.8%

home of the Green Bay Packers, benefitting from event-driven demand. Built in 2007 and renovated in 2019, the SpringHill Suites Green Bay Property is situated on an approximately 2.37-acre site and operates under the Marriott International, Inc. (“Marriott”) flag with a franchise agreement expiring in September 2039. The borrower acquired the SpringHill Suites Green Bay Property in 2024 for $21,125,000 and since the acquisition, the borrower has invested approximately $253,648 in renovations. Furthermore, the SpringHill Suites Green Bay Property has a brand-mandated PIP of approximately $2,025,000 with a required completion date of March 1, 2027, which includes updates to guest rooms and commercial/common areas to maintain compliance with the Marriott brand standards. The SpringHill Suites Green Bay Property provides 130 surface parking spaces (approximately 1.02 space per room) and amenities at the SpringHill Suites Green Bay Property include an indoor swimming pool, exercise room, market, breakfast room (complimentary breakfast), lobby bar, guest laundry, a business center and two meeting rooms totaling 1,020 SF.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the SpringHill Suites Green Bay Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites Green Bay Property (3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023 TTM	63.1%	$131.37	$82.90	67.7%	$153.71	$104.08	107.3%	117.0%	125.5%
12/31/2024 TTM(4)	60.8%	$133.82	$81.35	65.9%	$152.61	$100.55	108.4%	114.0%	123.6%
12/31/2025 TTM	59.6%	$143.02	$85.21	64.3%	$162.15	$104.20	107.9%	113.4%	122.3%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes the Hilton Garden Inn Green Bay, Spark by Hilton Green Bay, Holiday Inn & Suites Green Bay Stadium, Aloft Green Bay, and Comfort Suites Green Bay.
(3)	The information for the SpringHill Suites Green Bay Property is obtained from the underwriting.
(4)	The information for the SpringHill Suites Green Bay Property is based on the trailing-twelve months (“TTM”) ending June 30, 2024, as the borrower sponsor acquired the SpringHill Suites Green Bay Property on September 11, 2024.

The Market. The SpringHill Suites Green Bay Property, a Marriott-affiliated, limited-service, all-suite hotel is located in Green Bay, Wisconsin. The SpringHill Suites Green Bay Property is situated in the stadium district of Green Bay, approximately 0.5 miles west of Lambeau Field and proximate to the Resch Center (multi-purpose arena) and Resch Expo (125,000 SF exposition center). Primary access is via Lombardi Avenue, Oneida Street, and Ashland Avenue. The SpringHill Suites Green Bay Property benefits from near-term interstate connectivity: State Highway 172 is accessible from Ashland Avenue approximately 1.5 miles south of the SpringHill Suites Green Bay Property, and Interstate 41 is reached from Lombardi Avenue approximately 2.0 miles west of the SpringHill Suites Green Bay Property. The SpringHill Suites Green Bay Property’s demand ecosystem is anchored by Lambeau Field, home of the National Football League’s (NFL) Green Packers, and the Resch Center/Resch Expo complex, which sustain year-round event calendars, while retail and dining at Bay Park Square Mall and surrounding pads supplement guest convenience and length-of-stay potential. According to the appraisal, these attractions contribute over $300 million in tourism revenues to Green Bay County.

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the SpringHill Suites Green Bay Property is 8,861, 83,444, and 162,340 respectively, and the median household income for the same radii is $62,432, $66,787 and $70,621 respectively.

According to a third-party report, the SpringHill Suites Green Bay Property is in the Green Bay hospitality submarket, which is within the Wisconsin North USA hospitality market. According to a third-party report, the Green Bay hospitality submarket is comprised of 4,989 rooms in total. As of December 2025, the Green Bay hospitality submarket had a TTM occupancy, ADR and RevPAR of 55.5%, $137.13 and $76.05, respectively.

The following table presents comparable hotel sales to the SpringHill Suites Green Bay Property:

Competitive Property Summary
Property / Location	Year Built	Rooms	Sale Date	Sale Price(1)(2)	Price Per Room	RevPAR	NOI Per Room
SpringHill Suites Green Bay, Green Bay, WI	2007	127	-	$25,200,000	$198,425	$104.20	$17,155
SpringHill Suites, Indianapolis, IN	2007	130	March 2025	$17,950,000	$138,077	$113.12	$13,034
Hyatt Place, Champaign, IL	2014	145	December 2024	$24,650,000	$170,000	$132.28	$14,892
Courtyard, Fishers, IN	2021	145	October 2024	$35,000,000	$241,379	$134.57	$20,179
Fairfield Inn & Suites, Littleton, CO	2022	108	August 2024	$18,250,000	$168,981	$109.50	$13,603
Hampton Inn & Suites, Petoskey, MI	2002	77	July 2024	$11,250,000	$146,104	$120.46	$14,084
SpringHill Suites, Round Rock, TX	2000	104	January 2024	$14,760,000	$141,923	$96.20	$11,822
SpringHill Suites, Sioux Falls, SD	2008	84	May 2023	$11,698,333	$139,266	$110.21	$12,478
Springhill Suites, Roanoke, VA	2010	127	March 2023	$25,000,000	$196,850	$129.60	$17,126
Average		115		$19,819,792	$167,823	$118.24	$14,652

Source: Appraisal

(1)	The SpringHill Suites Green Bay Property value represents the appraised “Prospective As Complete” value of $25.2 million as of March 1, 2027.
(2)	According to the appraisal, Sale Price for competitive properties is adjusted for cash equivalency, lease-up and/or deferred maintenance (where applicable).

A-3-104

Hospitality – Limited Service	Loan #14	Cut-off Date Balance:	$17,000,000
1011 Tony Canadeo Run	SpringHill Suites Green Bay	Cut-off Date LTV:	67.5%
Green Bay, WI 54304		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	12.8%

Appraisal. The appraisal concluded to a “Prospective As Complete” value for the SpringHill Suites Green Bay Property of $25,200,000 as of March 1, 2027, which assumes (i) there is $2,025,000 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed by March 1, 2027. At origination, the borrower deposited $2,071,259 in an upfront PIP reserve for such capital expenditures. The related franchise agreement requires all PIP work to be completed by June 1, 2027, with certain items required to be completed by June 30, 2026. The appraisal concluded to an “As Is” appraised value of $22,100,000 as of December 3, 2025, resulting in an appraised value per room of approximately $174,016, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 76.9% and 76.9%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated December 10, 2025, there was no evidence of any recognized environmental conditions at the SpringHill Suites Green Bay Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the SpringHill Suites Green Bay Property:

Cash Flow Analysis(1)(2)
	2021	2022	2023	6/30/2024 TTM	10/31/2025 TTM	2025	UW	UW per Room
Occupancy	65.3%	68.2%	67.7%	65.9%	64.2%	64.3%	64.3%
ADR	$126.71	$148.43	$153.71	$152.61	$160.62	$162.15	$162.15
RevPAR	$82.74	$101.22	$104.08	$100.55	$103.09	$104.20	$104.20

Rooms Revenue	$3,835,304	$4,691,838	$4,824,735	$4,673,826	$4,778,709	$4,829,987	$4,829,962	$38,031
Food & Beverage Revenue	$26,049	$70,434	$74,256	$68,577	$50,972	$54,096	$54,096	$426
Parking Revenue	$0	$0	$0	$0	$0	$0	$0	$0
Other Income	$121,105	$231,190	$283,584	$273,002	$217,570	$219,987	$219,987	$1,732
Total Revenue	$3,982,458	$4,993,462	$5,182,575	$5,015,405	$5,047,251	$5,104,070	$5,104,045	$40,189

Room Expense	$757,895	$932,410	$989,832	$1,030,257	$910,658	$927,808	$927,803	$7,306
Food & Beverage Expense	$13,952	$45,716	$57,526	$58,243	$51,225	$56,601	$56,601	$446
Other Department Expense	$31,045	$39,219	$36,240	$38,748	$32,663	$30,248	$30,248	$238
Total Department Expenses	$802,892	$1,017,345	$1,083,598	$1,127,248	$994,546	$1,014,657	$1,014,652	$7,989
Gross Operating Income	$3,179,566	$3,976,117	$4,098,977	$3,888,157	$4,052,705	$4,089,413	$4,089,393	$32,200

Total Undistributed Expenses	$1,226,722	$1,449,776	$1,468,536	$1,459,321	$1,682,772	$1,661,250	$1,683,595	$13,257
Gross Operating Profit	$1,952,844	$2,526,341	$2,630,441	$2,428,836	$2,369,933	$2,428,163	$2,405,798	$18,943

Property Taxes	$181,737	$200,004	$221,844	$183,720	$145,963	$125,861	$135,622	$1,068
Insurance	$60,645	$63,147	$84,897	$87,657	$122,005	$101,454	$91,448	$720
Other Fixed Expenses	$0	$0	$0	$0	$0	$0	$0	$0
Total Operating Expenses	$2,271,996	$2,730,272	$2,858,875	$2,857,946	$2,945,285	$2,903,221	$2,925,317	$23,034

Net Operating Income(3)	$1,710,462	$2,263,190	$2,323,700	$2,157,459	$2,101,966	$2,200,849	$2,178,728	$17,155
FF&E	$0	$0	$0	$0	$0	$0	$204,162	$1,608
Net Cash Flow	$1,710,462	$2,263,190	$2,323,700	$2,157,459	$2,101,966	$2,200,849	$1,974,566	$15,548

NOI DSCR	1.50x	1.99x	2.04x	1.89x	1.84x	1.93x	1.91x
NCF DSCR	1.50x	1.99x	2.04x	1.89x	1.84x	1.93x	1.73x
NOI Debt Yield	10.1%	13.3%	13.7%	12.7%	12.4%	12.9%	12.8%
NCF Debt Yield	10.1%	13.3%	13.7%	12.7%	12.4%	12.9%	11.6%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Green Bay Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The borrower sponsor acquired the SpringHill Suites Green Bay Property in September 2024. As a result, 2024 financials are only available for the 6/30/2024 TTM period.
(3)	The increase in NOI between 2021 and 2022 is primarily attributable to higher occupancy and ADR, resulting in increased rooms revenue.

A-3-105

Mortgage Loan No. 15 – Ivy Bridge Townhomes

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,000,000			Location:	Rochester, NY 14624
Cut-off Date Balance:	$16,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Mark Van Epps			Year Built/Renovated:	2013, 2015/NAP
Guarantor:	Mark Van Epps			Size:	91 Units
Mortgage Rate:	6.0900%			Cut-off Date Balance per Unit:	$175,824
Note Date:	1/28/2026			Maturity Date Balance per Unit:	$175,824
Maturity Date:	2/1/2031			Property Manager:	Brickwood Management Corp.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,397,903
Seasoning:	2 months			UW NCF:	$1,363,761
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield:	8.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.7%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.38x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$1,533,069 (11/30/2025 TTM)
				2nd Most Recent NOI:	$1,441,815 (12/31/2024)
				3rd Most Recent NOI:	$1,323,338 (12/31/2023)
				Most Recent Occupancy:	98.9% (1/15/2026)
Reserves				2nd Most Recent Occupancy:	99.2% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.9% (12/31/2023)
RE Taxes:	$36,297	$36,297	NAP	Appraised Value (as of):	$22,600,000 (12/3/2025)
Insurance:	$0	Springing	NAP	Appraised Value per Unit:	$248,352
Deferred Maintenance:	$5,688	$0	NAP	Cut-off Date LTV Ratio:	70.8%
Replacement Reserve:	$0	$2,845	NAP	Maturity Date LTV Ratio:	70.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,000,000	100.0%	Loan Payoff:	$10,062,237	62.9%
			Return of Equity:	$4,970,266	31.1%
			Closing Costs:	$925,512	5.8%
			Upfront Reserves:	$41,985	0.3%
Total Sources:	$16,000,000	100.0%	Total Uses:	$16,000,000	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Ivy Bridge Townhomes Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $16,000,000 and secured by the fee interest in a 91-unit multifamily property located in Rochester, New York (the “Ivy Bridge Townhomes Property”).

The Borrower and the Borrower Sponsor. The borrower for the Ivy Bridge Townhomes Mortgage Loan is IBTH, LLC, a single-purpose New York limited liability company. IBTH, LLC is owned by Mark Van Epps (99.0%), the borrower sponsor and non-recourse carveout guarantor, and IBTH SPE LLC (1.0%), which in turn is owned by Mark Van Epps. Mark Van Epps is the owner of Brickwood Management Corp. and has over 20 years of experience in residential and commercial real estate. Brickwood Management Corp. is responsible for leasing and maintenance for the Ivy Bridge Townhomes Property and six other multifamily properties owned by Mark Van Epps in Rochester, New York.

The Property. The Ivy Bridge Townhomes Property consists of 17 one- and two- story apartment buildings located on an approximately 18.8-acre site in Rochester, New York. The Ivy Bridge Townhomes Property contains 91 residential units and 364 parking spaces (4.0 spaces per unit). The Ivy Bridge Townhomes Property was originally constructed in two phases in 2013 and 2015 by the borrower sponsor for a total cost of $11.0 million. Since the original construction, the borrower sponsor has invested approximately $200,000 in capital improvements including replacing appliances, replacing carpet with vinyl tile, paving repairs, and roof repairs.

The Ivy Bridge Townhomes Property’s residential unit mix includes 39 two-bedroom two-bathroom units and 52 three-bedroom two-and-a-half-bathroom units. The Ivy Bridge Townhomes Property was 98.9% leased as of January 15, 2026, with a new tenant moving into the one vacant unit with a lease start date of February 1, 2026. Unit amenities include a basement, in-unit washer and dryer, granite countertops, tile floors, stainless steel appliances, electric glass cooktop stove, central air conditioning, and patios accessible via a sliding glass door. There are no property amenities located on the Ivy Bridge Townhomes Property, but tenants have access to the amenities at an adjacent property owned by the borrower sponsor, known as Ivy Bridge Extension, via a permanent easement. These amenities include a clubhouse, fitness center, and a heated pool.

A-3-106

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$16,000,000
10 Westview Commons Boulevard	Ivy Bridge Townhomes	Cut-off Date LTV:	70.8%
Rochester, NY 14624		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	8.7%

The following table presents detailed information with respect to the units at the Ivy Bridge Townhomes Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
2 BR / 2 BA	39	39	100.0%	1,210	$1,852	$1.53
3 BR / 2.5 BA	52	51	98.1%	1,526	$2,077	$1.36
Total/ Wtd. Average	91	90	98.9%	1,391	$1,980	$1.43

(1)	Information is based on the borrower rent roll dated January 15, 2026.
(2)	Based on occupied units.

The Market. The Ivy Bridge Townhomes Property is located in Rochester, New York in the Outer West/Southwest Monroe County multifamily submarket of the Rochester multifamily market. The Ivy Bridge Townhomes Property is situated in a suburban neighborhood with a mix of residential and commercial developments. Rochester has numerous educational institutions, including the University of Rochester and Rochester Institute of Technology, which have experienced a recent increase in enrollment. The University of Rochester’s medical school produces a large pool of healthcare workers, and its network of providers combines with that of Rochester Regional Health to extend care to those who live in more rural outposts. This makes Monroe County, the metropolitan area’s population and economic hub, a destination for patients from both inside and outside of Rochester’s boundaries. Additionally, the Ivy Bridge Townhomes Property is approximately 8.3 miles (an approximate 15-minute drive) from the Rochester central business district, providing residents with access to downtown dining, entertainment and recreational activities. The Greater Rochester International Airport is located approximately 6.6 miles away (an approximate 10-minute drive) from the Ivy Bridge Townhomes Property and provides regional and national air service.

According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Rochester multifamily market was 4.8%, with average monthly asking rents of $1,403 per unit, and an inventory of 94,387 units. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Outer West/Southwest Monroe County multifamily submarket was 5.2%, with average monthly asking rents of $1,475 per unit, and an inventory of 6,999 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Ivy Bridge Townhomes Property was 3,911, 43,385, and 94,922, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $89,676, $101,356, and $95,541, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Ivy Bridge Townhomes Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy %	Unit Mix	Units	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Rent PSF(2)
Ivy Bridge Townhomes (subject)(1) 10 Westview Commons Boulevard Rochester, NY	2013, 2015	91	98.9%	2 BR / 2 BA 3 BR / 2.5 BA	39 52	1,210 1,526	$1,852 $2,077	$1.53 $1.36
Green Wood Park Luxury Apartments and Townhome 10 Green Spring Rochester, NY	2017	87	96.6%	2 BR / 2 BA 3 BR(3)	44 30	1,105 1,147	$2,065 $2,400	$1.87 $2.09
Cottage Grove Townhomes 4420 Buffalo Road North Chili, NY	2008	57	100.0%	2 BR / 2 BA	57	1,264	$1,964	$1.55
Emerald Point Landing 111 Whittier Road Rochester, NY	2020	39	79.5%	2 BR(4) 3 BR / 2.5 BA	32 7	1,160 1,400	$2,300 $2,500	$1.98 $1.79
King’s Crossing Townhomes(5) 3395 Union Street North Chili, NY	2008	61	98.4%	2 BR / 2 BA 3 BR / 2.5 BA	13 48	1,200 1,400	$2,300 $2,050	$1.92 $1.46

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated January 15, 2026 other than Year Built / Renovated.
(2)	Based on occupied units.
(3)	3 BR information includes data from 3 BR / 2.5 BA units and 3 BR / 3 BA units at the comparable rental property.
(4)	2 BR information includes data from 2 BR / 1.5 BA units and 2 BR / 2 BA units at the comparable rental property
(5)	King’s Crossing Townhomes is owned by the borrower sponsor. The adjacent non-collateral Ivy Bridge Extension property is also owned by the borrower sponsor and competes with the Ivy Bridge Townhomes Property.

A-3-107

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$16,000,000
10 Westview Commons Boulevard	Ivy Bridge Townhomes	Cut-off Date LTV:	70.8%
Rochester, NY 14624		U/W NCF DSCR:	1.38x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Ivy Bridge Townhomes Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
2 BR / 2 BA	39	1,210	$1,852	$1.53	$2,175	$1.80
3 BR / 2.5 BA	52	1,526	$2,077	$1.36	$2,400	$1.57
Total/ Wtd. Average	91	1,391	$1,980	$1.43	$2,304	$1.66

(1)	Based on the borrower rent roll dated January 15, 2026.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Ivy Bridge Townhomes Property of $22,600,000 as of December 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated December 9, 2025, there was no evidence of any recognized environmental conditions at the Ivy Bridge Townhomes Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow for the Ivy Bridge Townhomes Property:

Cash Flow Analysis
	2020	2021	2022	2023	2024	11/30/2025 TTM	UW	UW per Unit
Gross Potential Rent(1)	$1,545,512	$1,603,579	$1,697,130	$1,793,039	$1,950,860	$2,040,690	$2,167,067	$23,814
Reimbursements	$0	$0	$0	$0	$0	$0	$0	$0
Other Income(2)	$102,593	$86,947	$94,938	$106,402	$105,459	$114,407	$114,407	$1,257
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($108,353)	($1,191)
Effective Gross Income	$1,648,105	$1,690,526	$1,792,068	$1,899,441	$2,056,319	$2,155,097	$2,173,121	$23,880

Real Estate Taxes	$360,364	$385,844	$391,059	$384,078	$400,359	$400,659	$422,884	$4,647
Insurance	$28,285	$28,285	$34,125	$36,400	$38,343	$38,343	$42,805	$470
Other Expenses	$190,589	$168,159	$174,515	$155,625	$175,802	$183,026	$309,529	$3,401
Total Expenses	$579,238	$582,288	$599,699	$576,103	$614,504	$622,028	$775,218	$8,519

Net Operating Income	$1,068,867	$1,108,239	$1,192,370	$1,323,338	$1,441,815	$1,533,069	$1,397,903	$15,362
Capital Expenditures	$0	$0	$0	$0	$0	$0	$34,142	$375
TI/LC	$0	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$1,068,867	$1,108,239	$1,192,370	$1,323,338	$1,441,815	$1,533,069	$1,363,761	$14,986

Occupancy %(3)	95.6%	95.6%	97.8%	98.9%	99.2%	98.9%	95.0%
NOI DSCR	1.08x	1.12x	1.21x	1.34x	1.46x	1.55x	1.41x
NCF DSCR	1.08x	1.12x	1.21x	1.34x	1.46x	1.55x	1.38x
NOI Debt Yield	6.7%	6.9%	7.5%	8.3%	9.0%	9.6%	8.7%
NCF Debt Yield	6.7%	6.9%	7.5%	8.3%	9.0%	9.6%	8.5%

(1)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated January 15, 2026.
(2)	Other Income is comprised of various sources of ancillary income, including application fees, late charges, pet rent, utility reimbursements, and other various fees.
(3)	11/30/2025 TTM Occupancy % is based on the rent roll dated January 15, 2026. UW Occupancy % represents economic occupancy. 2024 Occupancy % represents the average occupancy over the course of 2024. All other Historical Occupancy % figures are as of December 31 of the applicable year.

A-3-108

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Contacts
Role	Party and Contact Information
Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp.
	Attention: Kunal K. Singh	US_CMBS_Notice@jpmorgan.com
270 Park Avenue, 4th Floor | New York, NY 10017 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	NoticeAdmin@pnc.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	LNR Partners, LLC
	Heather Bennett and Arne Shulkin	hbennett@starwood.com; ashulkin@lnrpartners.com; lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Attention: Surveillance Manager	notices@pentalphasurveilllance.com
501 John James Audubon Parkway, Suite 401 | Amherst, NY 14228 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Cert		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-FRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-GRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Cert		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-FRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-GRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-FRR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-GRR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Cert	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Int	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-2 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-2-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-2-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	05/15/26	BANK5 2026-5YR21
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5YR21

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of April 1, 2026 (the “Pooling and Servicing Agreement”).

Transaction: BANK5 2026-5YR21,

Commercial Mortgage Pass-Through Certificates, Series 2026-5YR21

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: LNR Partners, LLC

Directing Certificateholder: Eightfold Real Estate Capital, L.P. (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] Non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] Non-Specially Serviced Loans], to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the Pooling and Servicing Agreement and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

C-2

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.  Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that

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certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien

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or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

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14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer

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members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and

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disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings

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and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to

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any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury

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Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the

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Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after

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the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated

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maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions

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(as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

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49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

JPMorgan Chase Bank, National Association	Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC
None	None	None	None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

JPMorgan Chase Bank, National Association	Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC
CityCenter (Aria & Vdara (Loan No. 2)	None	None	None
Torrey Heights
(Loan No. 11)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

JPMorgan Chase Bank, National Association	Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC
None	None	None	None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

JPMorgan Chase Bank, National Association	Bank of America, National Association	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC
None	None	None	None

D-1-20

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	CityCenter (Aria & Vdara) (Loan No. 2)

The lender may, (i) sell or otherwise transfer the Mortgage Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Mortgage Loan and the Mortgage Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization) may only be to an eligible assignee in accordance with the Mortgage Loan documents or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents or a pool of assets that include the Mortgage Loan and the Mortgage Loan documents.

The related master lease (the “MGM Lease”) under which MGM Lessee III, LLC is the master tenant (“MGM Tenant”) of the Mortgaged Property, provides that, unless there is an event of default of the MGM Tenant under the MGM Lease, the Mortgaged Property may not be sold to a Tenant Competitor. A “Tenant Competitor” is defined in the MGM Lease to include a person or entity or an affiliate of a person or entity which (i) is among the top 10 global gaming companies by annual revenues or (ii) operates, leases or manages resorts with at least 1,000 rooms in the greater Las Vegas Strip area; provided, that a “Tenant Competitor” shall not include (x) commercial or corporate banks, pension funds, mutual funds and any other funds that are managed or controlled by a commercial or corporate bank which funds principally invest in commercial loans or debt securities or (y) any person or entity that has elected to be treated as a real estate investment trust and whose primary business activity is limited to acting as a landlord of properties under long-term triple-net leases that may include gaming facilities.

(8) Permitted Liens; Title Insurance	CityCenter (Aria & Vdara) (Loan No. 2)	See exception to Representation and Warranty No. 7 above.
(8) Permitted Liens; Title Insurance	535 Broadway (Loan No. 16)	The party wall constituting part of the improvements of the Mortgaged Property as shown on the related survey has been excepted from the Title Policy with no party wall agreement between the Mortgagor and the owner of the property adjacent to the Mortgaged Property. The Mortgage Loan documents provide for a non-recourse carveout for any loss associated with the foregoing, including, without limitation, as the result of the failure of the Mortgagor or the lender, as applicable, to recover insurance proceeds following a casualty at the Mortgaged Property involving such party wall.
(18) Insurance	CityCenter (Aria & Vdara) (Loan No. 2)

The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.

With respect to all risk insurance, the deductible may be up to $1,000,000, and with respect to flood, windstorm and earthquake coverage, the deductible may not to exceed 5% of the total insurable value of the applicable individual Mortgaged Property (each, an “Individual Property”), subject to a $5,000,000 minimum (provided that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and the rating agencies guaranteeing any failure by the Mortgagor to pay its obligations actually incurred with

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

respect to that portion of the deductible that exceeds 5% of the total insurable value of an Individual Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Individual Property). Additionally, the Mortgagor may utilize a $4,000,000 aggregate deductible subject to a $1,000,000 per occurrence deductible and a $1,000,000 maintenance deductible following the exhaustion of the aggregate and the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may not be considered customary.

The Mortgagor is not be required to maintain the coverages on the Mortgaged Property required under the Mortgage Loan documents for so long as (A) the related master lease (the “MGM Lease”) under which MGM Lessee III, LLC is the master tenant (“MGM Tenant”), is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Lease and (C) MGM Tenant maintains insurance policies on each Individual Property that satisfies the requirements set forth in the Mortgage Loan documents (the “MGM Policies”) (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of set forth in the Mortgage Loan documents with respect to any property or terrorism deductible, which must be no greater than $5,000,000).

With respect to Syndicate Insurance Ratings, the Mortgagors are only required to use commercially reasonable efforts to obtain insurance from insurance companies with the required ratings. In the event that the Mortgagors are not able to obtain insurance from insurance companies rated at least BBB+ by S&P (and to the extent the applicable rating agency rates securities representing an interest in the Whole Loan and the applicable insurance carrier, Baa1 by Moody’s and BBB+ by Fitch), for 40% of the insurance coverage, the Mortgagors may instead obtain such insurance from insurance companies rated A:X or better in the current Best’s Insurance Reports.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagor and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property; provided that if the total amount of proceeds payable net of applicable deductibles is $100,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

(18) Insurance	535 Broadway (Loan No. 16)	The Mortgagor is permitted to finance the payment of the insurance premiums through a third-party premium financing company under a premium finance agreement (the “Premium Finance Agreement”), provided (A) the Mortgagor is required to submit to the lender evidence of payment of each and every installment due under the Premium Finance Agreement as each installment becomes due and payable; and (B) the premium financing company must have agreed to provide the lender with notice in the event of cancellation of the Policies that are subject to the Premium Finance Agreement.
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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	CityCenter (Aria & Vdara) (Loan No. 2)	The Mortgagor did not covenant in the Mortgage Loan documents (so long as the Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect. For so long as the MGM Lease is in full force and effect, the covenant for the Mortgagor to keep in full force and effect the licenses and permits is limited to (x) the Mortgagor not directly taking such prohibited actions (or granting its consent under the MGM Lease to permit the MGM Tenant to take such a prohibited action to the extent such action is prohibited under the MGM Lease) and (y) the Mortgagor using commercially reasonable efforts to exercise its rights under the MGM Lease to cause the MGM Tenant to satisfy its obligations under the MGM Lease.
(26) Local Law Compliance	MHC Fund V (Loan No. 7)	Pursuant to the zoning report delivered in connection with the Mortgage Loan, each of the following individual Mortgaged Properties is legal non-conforming as to use: Arrowhead Lake, Rustic Cove, Sherwood, Sylvania, Twinwall, and Whispering Pines. Any legal non-conforming use can be continued following a casualty when continued within a certain time period set forth in each applicable rebuildability code.
(28) Recourse Obligations	CityCenter (Aria & Vdara) (Loan No. 2)

Clause (a)(i) – The full recourse carveouts do not cover acquiescence by the Mortgagor.

Clause (a)(ii) is limited to collusion in writing. Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the bankruptcy related full recourse carveouts, including clause (a)(i) and (a)(ii) above, are limited to 10% of the outstanding loan amount as of the date that the first full recourse event occurs, plus costs of enforcement.

Clause (b)(i) – There is no loss carveout for misappropriation of security deposits. There is only a loss carveout for rents received with respect to the property paid more than one month in advance.

Additionally, all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Mortgage Loan documents or applied to pay other obligations required to be paid pursuant to the Mortgage Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), breaches of environmental covenants do not trigger recourse to the guarantor except, subject to a cap equal to a coverage limit of at least $25,000,000 for each incident and a combined aggregate of $25,000,000, to the extent that (A) the Mortgaged Property is not subject to the MGM Lease and (B) the Mortgagor obtains environmental insurance against claims for pollution and remediation legal liability (the “PLL Policies”) that do not run through the date that is at least two years past the date of repayment of the Mortgage Loan (the “Required PLL Period”) and the Mortgagor fails to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Mortgage Loan documents, any liability under the environmental indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

With respect to (b)(iii), there is no separate environmental indemnitor with respect to the Loan.

With respect to clause (b)(iv) recourse for waste is limited to willful misconduct of Mortgagors or any of their affiliates that are controlled by the guarantor which results in physical damage or waste.

The obligations of the Borrower, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect after the second anniversary of the earlier of (i) the payment in full of the Debt, or (ii) the date on which indemnitee, a receiver or any third party takes title to, or control of an Individual Property, by foreclosure, assignment in lieu of foreclosure or otherwise, provided that, among other conditions, the Borrower delivers to the indemnitee an environmental assessment report relating to the Individual Property, which report is reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement and concludes that such Individual Property does not contain any hazardous substances that have not been remediated to the extent required by environmental law.

(28) Recourse Obligations	MHC Fund V (Loan No. 7)	The obligations of the Mortgagor and guarantor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect after the second anniversary of the date on which, among other things, (i) the Mortgage Loan is paid in full in the ordinary course and (ii) the indemnitor delivers a satisfactory current Phase I environmental site assessment with respect to the Mortgaged Property in accordance with the related environmental indemnity agreement.
(28) Recourse Obligations	Torrey Heights (Loan No. 11)

There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan or the related Whole Loan.

The obligations of the Mortgagor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect after the third anniversary of the date on which, among other things, (i) the Mortgage Loan is paid in full in the ordinary course and (ii) the indemnitor delivers a satisfactory current Phase I environmental site assessment with respect to the Mortgaged Property in accordance with the related environmental indemnity agreement.

(28) Recourse Obligations	360 Hamilton (Loan No. 8)	The obligations of the Mortgagor and guarantor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect after the second anniversary of the date on which, among other things, (i) the Mortgage Loan is paid in full in the ordinary course and (ii) the indemnitor delivers a satisfactory current Phase I environmental site assessment with respect to the Mortgaged Property in accordance with the related environmental indemnity agreement.
(28) Recourse Obligations	535 Broadway (Loan No. 16)	The obligations of the Mortgagor and guarantor, as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect after the second anniversary of the date on which, among other things, (i) the Mortgage Loan is paid in full in the ordinary course and (ii) the indemnitor delivers a satisfactory current Phase I environmental site assessment with respect to the Mortgaged Property in accordance with the related environmental indemnity agreement.
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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(29) Mortgage Releases	CityCenter (Aria & Vdara) (Loan No. 2)	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of the Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the least of one of the following amounts: (i) the net proceeds plus the net proceeds of any arm’s length sale of the released portion of such Individual Property to an unrelated person, (ii) the fair market value of the released portion of such Individual Property at the time of the release (as determined in accordance with the definition of “Loan-to-Value Ratio”), or (iii) an amount such that the Loan-to-Value Ratio after giving effect to the release is not greater than the Loan-to-Value Ratio immediately prior to such release, if the lender receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC as a result of the related release of the lien.
(30) Financial Reporting and Rent Rolls	CityCenter (Aria & Vdara) (Loan No. 2)

For so long as the MGM Lease is in effect, the Mortgagor must deliver the annual financial statements of MGM Tenant and any subtenant under a sublease to the MGM Lease (each, a “MGM Operating Subtenant”) on a combined basis. For so long as the Mortgaged Property is not subject to the MGM Lease, the Mortgagor will furnish to the lender annually a complete copy of the Mortgagor’s (or, at the Mortgagor’s election, any 100% direct or indirect owner of the Mortgagor that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in the Mortgagor) annual financial statements.

There is an obligation to deliver trailing 12-month and year to date operating statements on a quarterly basis but operating statements are not part of the annual reporting package.

There is no obligation to deliver a rent roll.

Annual financial statements only required to be delivered commencing with the 2026 calendar year and annually thereafter.

(31) Acts of Terrorism Exclusion	CityCenter (Aria & Vdara) (Loan No. 2)

For so long as the Property is subject to the MGM Lease, Borrowers are permitted to rely on terrorism insurance provided by MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

(32) Due on Sale or Encumbrance	CityCenter (Aria & Vdara) (Loan No. 2)

The Mortgage Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” means (i) any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor or (ii) any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor. “Initial Sponsor” means certain Blackstone funds specified or described in the Mortgage Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Mortgage Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents. “RIC Investor” means Realty Income Corporation (or any successor thereto by operation of law (whether through a merger, consolidation or similar transaction)).

The Mortgage Loan documents provide that none of the Mortgagor, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagor up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgagor or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. Notwithstanding the foregoing, no consent of the lender is required in connection with (i) any foreclosure of any pledge of an indirect equity interest in the Mortgagor or (ii) exercise of remedies or acquisition of control by a provider of preferred equity or debt to an indirect owner of the Mortgagor that may or may not result in a change of control of the Mortgagor and no assumption fee will be payable in connection therewith; provided that (x) the foreclosing party or the party acquiring control of the Mortgagor or exercising remedies is an eligible assignee (or with respect to preferred equity, a certain permitted assumption party) that is able to satisfy certain conditions, including remaking representations and covenants relating to embargoed persons.

Upon satisfaction of certain conditions set forth in the Mortgage Loan documents, a sale or pledge of the direct or indirect equity interests in the Mortgagor are permitted without the lender consent provided that after giving effect to such sale or pledge, (A) (i) one or more of the entities comprising any Initial Sponsor and/or a Blackstone fund entity, (ii) the RIC Investor, (iii) following a permitted assumption, a permitted assumption party or (iv) following a public sale, a public vehicle (each, an “Approved Control Party”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest. The “Required Ownership Interest” means (i) for so long as one or more entities comprising an Approved Control Party individually or collectively controls the Mortgagor and the mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagor and the mezzanine borrower, or (ii) in the event that an Approved Control Party does not individually or collectively control the Mortgagor and the mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagor and the mezzanine borrower.

In the event that any gaming authority requires the Mortgagor or its direct or indirect owner to apply for a gaming license in connection with its ownership of the Mortgaged Property, the Mortgagor may, without Lender’s consent, implement a “voteco” structure which would result in (A) 100% of the voting membership interests in the Mortgagor (or a direct or indirect owner of the Mortgagor) being owned by a Voteco Entity, (B) Voteco Entity thereafter controlling the Mortgagor, and (C) the direct or indirect economic interests in the Mortgagor continuing to be owned in accordance with the requirements of the Mortgage Loan documents, provided that certain conditions are satisfied, including that no event of default is continuing. A “Voteco Entity” means a newly formed Delaware limited liability company that would (i) control the Mortgagor and (ii) be 100% owned and controlled by one or more senior management officers of the sponsor, or if a replacement guarantor has executed and delivered a replacement guaranty substantially in the form of the guaranty or otherwise in form reasonably satisfactory to the lender in accordance with the terms and provisions of the Mortgage Loan documents, one or more senior management officers of the applicable qualified transferee, in each case, that satisfies applicable gaming laws.

(32) Due on Sale or Encumbrance	MHC Fund V (Loan No. 7)	The trustee of the related Mortgagor may transfer up to 95% of the beneficial interests in the Mortgagor to up to 100 “accredited investors” (as defined in Rule 501 of Regulation D of the Securities Act of 1933), upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) prior to the first such transfer, the Mortgagor delivers a copy of its private placement memorandum and SEC Form D Filing relating to the offering, solicitation or sale of beneficial interests
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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
together with a copy of the tax opinion delivered to the beneficial interest holders; (b) there is no change of control of the Mortgagor in connection with any such transfer; and no beneficial owner, or any of its affiliates, may own more than a 20% beneficial ownership interest in the Mortgagor; (c) if any such transfer causes the transferee (together with its affiliates) to acquire, or to increase, its direct interest in the Mortgagor (x) prior to a securitization, the lender has performed searches and/or received other diligence such that the lender is in compliance with the lender’s then current “know your customer” requirements, or (y) after a securitization, to an amount which equals or exceeds 10% of the beneficial interests, the prior written consent of the lender is required; (d) if the Mortgagor is a Delaware statutory trust and is required by the Mortgage Loan documents to satisfy the conversion requirement by either (i) converting to a Delaware limited liability company (a “Conversion Event”), or (ii) contributing the entire Mortgaged Property to a Delaware limited liability company to be owned by the same beneficial owners of the Mortgagor in the same proportions as immediately prior to such transfer of the Mortgaged Property (a “Drop-Down Distribution”), then the lender may not withhold or delay its consent to such Conversion Event or Drop-Down Distribution, in accordance with the related terms of the Mortgage Loan documents; and (e) the removal and replacement of the signatory trustee (the “Signatory Trustee”) under the trust agreement of the Mortgagor (the “DST Trust Agreement”) in accordance with the DST Trust Agreement is permitted, provided that (i) such replacement Signatory Trustee is (A) under the control of the related non-recourse carveout guarantor (the “Guarantor”) and owned, directly or indirectly, at least a 51% by the Guarantor or (B) approved by the lender, (ii) the Mortgagor delivers, at the Mortgagor’s sole cost and expense, customary searches reasonably acceptable to the lender with respect to such replacement Signatory Trustee, and (iii) the lender receives not less than 10 days prior written notice of such removal and replacement.

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Sand Canyon (Loan No. 29)	The related ground tenant/service station operator has a right of first refusal (“ROFR”), however, such ROFR is triggered only if the related borrower receives an offer for only the service station portion of the Mortgaged Property.
(8) Permitted Liens; Title Insurance	Sand Canyon (Loan No. 29)	See exception to Representation No. 7.
(18) Insurance	All Bank of America Mortgage Loans (Loan Nos. 1, 3, 5, 13, 17, 18, 26, 27, 28, 29 and 30)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
(18) Insurance	Freeway Business Park (Loan No. 3)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $5,000,000.
(18) Insurance	Freeway Business Park (Loan No. 3)	The Mortgage Loan documents permit a $100,000 property insurance deductible (except for windstorm and earthquake for which the deductible must not in excess of 5% of the total insurable value of the related Mortgaged Property).
(18) Insurance	Freeway Business Park (Loan No. 3)	The related Mortgage Loan documents provide that terrorism insurance may be sub-limited to $100,000,000 rather than the actual replacement value.
(18) Insurance	Guardian Storage North Strabane (Loan No. 18)	With respect to multi-layered policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB” or (B) if five (5) or more insurance companies issue the insurance policies, in the first layer of coverage, then at least 60% of the insured amount shall be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent ratings for Moody’s, Fitch and DBRS to the extent each such rating agency rates the insurance company and is rating the securities secured by the related Mortgage Loan), with no carrier below “BBB”.
(28) Recourse Obligations	All Bank of America Mortgage Loans (Loan Nos. 1, 3, 5, 13, 17, 18, 26, 27, 28, 29 and 30)	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
(28) Recourse Obligations	Freeway Business Park (Loan No. 3)	Recourse for misapplication or misappropriation of tenant security deposits is limited to willful misapplication or misappropriation.
(31) Acts of Terrorism Exclusion	Freeway Business Park (Loan No. 3)	The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
(33) Single-Purpose Entity	Hilton Waterfront Beach Resort (Loan No. 1)	Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Freeway Business Park (Loan No. 3)

Storage of America Portfolio 1 (Loan No. 5)

Guardian Storage North Strabane (Loan No. 18)

1401 Sheepshead Bay Road (Loan No. 26)

Stor-N-Lock #27 - Boise Airport (Loan No. 27)

ClearHome Self Storage, Loveland CO (Loan No. 28)

Sand Canyon (Loan No. 29)

backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(33) Single-Purpose Entity	Freeway Business Park (Loan No. 3)	The related borrower is permitted to incur subordinate debt in an aggregate amount equal to no greater than $9,500,000 in connection with one or more unsecured loans from the borrower sponsor (for so long as the borrower sponsor is an affiliate of the borrower), the guarantor or any affiliate thereof, in each case subordinate to the Mortgage Loan pursuant to a subordination agreement reasonably acceptable to the lender, and in each case which provides that no amounts will be due and payable by the borrower until all amounts due and payable, or which may become due and payable, by the borrower under the Mortgage Loan documents have been paid in full; provided that, if no event of default has occurred and is continuing, such subordinate debt will not prohibit the borrower from repaying such subordinate debt from funds available to the borrower under the cash management provisions of the Mortgage Loan documents.
(34) Defeasance	Freeway Business Park (Loan No. 3)	The defeasance conditions in the related loan agreement do not expressly require a certification from an independent certified public accountant that the defeasance collateral will generate amounts sufficient to make all scheduled payments under the related Mortgage Loan documents. However, the related Mortgage Loan agreement does require delivery of evidence satisfactory to the lender in its reasonable discretion that the defeasance collateral will generate amounts sufficient to make all payments of principal and interest due under the Mortgage Loan documents (including the scheduled outstanding principal balance of the Mortgage Loan on the last day of the lockout period).
(37) Servicing	Freeway Business Park (Loan No. 3)	The related Mortgage Loan documents provide that (x) special servicing fees may not exceed 0.50% per annum of the outstanding balance of the related Whole Loan, (y) liquidation fees may not exceed 1.00% of any liquidation proceeds received on the related Whole Loan, and (z) workout fees may not exceed 1.00% of all principal and interest received on the related Whole Loan following a workout. In addition, the related Mortgage Loan documents provide that if the related Mortgagor has requested a workout with the Mortgagee (or a related servicer) and subsequently rescinds such workout request in writing prior to the Mortgagee (and/or such servicer) and the Mortgagor agreeing to such workout request in writing, then the Mortgagor will not be liable for any workout (or modification) fee, but will only be liable for the actual out of pocket costs and expenses of the Mortgagee and/or the related servicer (including, but not limited to, any reasonable attorneys’ fees).

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Coral Ridge Mall Mortgage Loan (Loan No. 4)	Except with respect to (i) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan, (ii) any subsequent resale or transfer of the Mortgage Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Mortgage Loan being held by any of the parties described below, or (iii) during the continuance of an event of default under the Mortgage Loan, the loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the mortgage loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing).
(8) Permitted Liens; Title Insurance	SpringHill Suites Green Bay Mortgage Loan (Loan No. 14)	(i) Franchisor Conditional Right of First Refusal. Franchisor (Marriott International, Inc.) has a Right of First Refusal (“ROFR”) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person or affiliate that has ownership interests or control of a competing franchisor brand, including hotels, timeshares, short-term rentals or other lodging facilities). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels. (ii) Cell Tower Right of First Refusal. Verizon Wireless (cell tower tenant) has a right of first refusal (“ROFR”) to purchase the cell tower leased parcel only if a third party makes an offer to purchase the cell tower parcel only that the owner is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the right of first refusal is not binding on lender, its successors or assigns. (iii) CREC-Related Use Restrictions. The Phase I environmental site assessment obtained in connection with loan origination identified controlled recognized environmental conditions (“CREC’s”), as follows: (i) a release of petroleum and chlorinated solvents in July 2006 resulted in soil and groundwater contamination in the area of the mortgaged property’s south parking lot. A Notice of Contamination has been recorded in the applicable deed records as to the mortgaged property and an adjacent property. Regulatory closure was granted subject to certain conditions, including required maintenance of engineering controls (the asphalt parking lot) and customary use restrictions that do not materially affect the current use of the mortgaged property, but could potentially affect future development activities.
(18) Insurance	Coral Ridge Mall Mortgage Loan (Loan No. 4)	(i) Property Insurance Deductible. Loan documents permit a property insurance deductible up to $250,000. The in-place coverage provides for a $250,000 deductible. (ii) Captive Insurer (Terrorism Coverage Only). The loan documents permit terrorism insurance to be provided by Liberty IC Casualty LLC (Liberty), a licensed captive insurance company controlled by the sponsor, Brookfield Properties Retail Holding LLC. Liberty is unrated, but is reinsured by the U.S. government up to limits prescribed in the Terrorism Risk Insurance Program Reauthorization Act, with remaining exposure reinsured by private reinsurance carriers satisfying the Insurance Ratings Requirements. (iii) Terrorism Insurance Deductible. The loan documents permit a terrorism insurance up to $1,000,000. The in-place deductible is $1,000,000. The loan documents require that covered losses that are not reinsured by the U.S. government under TRIPRA and paid to Liberty are shall be reinsured with a cut-through endorsement acceptable
D-2-10

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
to lender and applicable rating agencies by insurers satisfying certain qualified insurer criteria.
(18) Insurance	1500 Post Oak Boulevard Mortgage Loan (Loan No. 6)	The mortgaged property is security for 4 pari passu notes aggregating $140,000,000. The loan documents permit a property insurance deductible up to $100,000; however, the loan documents further provide for, and the in-place blanket property insurance includes, a $10,000,000 pre-paid and sponsor-funded amount to fund the deductible portion of any property insurance claims on a “first dollar” basis (i.e., escrowed funds are used first for deductibles until exhausted).
(18) Insurance	Forty 540 II Mortgage Loan (Loan No. 12)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
(28) Recourse Obligations	All WFB Mortgage Loans (Loan Nos. 4, 6, 10, 12, 14, 19 and 24)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	Coral Ridge Mall Mortgage Loan (Loan No. 4)	The loan documents provide for personal liability to the SPE borrower and guarantor for losses related to violations of the borrower loan covenants pertaining to transfers of property or equity interests (not springing recourse).
(28) Recourse Obligations	1500 Post Oak Boulevard Mortgage Loan (Loan No. 6)	The mortgaged property is security for 4 pari passu notes aggregating $140,000,000. The loan documents provide that the SPE borrower-only has personal liability for the enumerated recourse carve-out events. There is no separate loan guarantor. Based on the as-is appraised value, the Whole Loan LTV is 50.8%.
(31) Acts of Terrorism Exclusion	All WFB Mortgage Loans (Loan Nos. 4, 6, 10, 12, 14, 19 and 24)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity	Coral Ridge Mall Mortgage Loan (Loan No. 4)	The borrower previously owned various unimproved parcels adjacent to the mall collateral (currently operated as Chili’s, Holiday Inn, Olive Garden and Red Lobster) that were out-conveyed prior to loan origination. The Phase I environmental site assessment required in connection with the loan origination included such prior owned properties and did not identify any recognized environmental conditions related to them. The loan documents provide for personal liability to the SPE borrower and guarantor for losses resulting from the borrower’s ownership of the prior owned properties.
(34) Defeasance	Coral Ridge Mall Mortgage Loan (Loan No. 4)	The loan documents provide that, in connection with a defeasance event, the borrower is required to pay reasonable out-of-pocket costs and of servicer and any trustee, not to exceed $15,000 in the aggregate.
D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment; (8) Permitted Liens; Title Insurance	Haven Leased Fee Portfolio (Loan No. 22)

The ground tenant at each of the related Mortgaged Properties has a right to purchase the fee interest in its applicable Mortgaged Property in accordance with a schedule of dates set forth in the related ground leases for a purchase price determined in accordance with such ground leases. Each purchase option is exercisable after the maturity date of the Mortgage Loan (with the first such purchase option exercisable in 2061) except that the ground tenant at The Arches Mortgaged Property has the right to purchase the fee interest in such Mortgaged Property in the event of a termination of the ground lease or dispossession of the ground tenant by summary proceedings following a default under the ground lease for an amount equal to 150% of the sum of (i) an “Inflation-Adjusted Purchase Price” equal to a base amount of $107,388,508.48 (the “Base Amount”), adjusted in accordance with a formula set forth in the related ground lease depending on the date when the Default Purchase Option is exercised (which, in no event, may be less than the Base Amount), and (ii) any remaining base rent through the next applicable purchase option date (in each instance as calculated in accordance with the ground lease).

In addition, the ground tenant at The Arches Mortgaged Property has a right of first offer to purchase the fee interest in such Mortgaged Property in the event of a proposed transfer of such interest. The right of first offer will become null and void and of no further force and effect from and after (i) the conveyance of the fee estate by the related Mortgagor to a third party in compliance with the requirements of the ground lease or (ii) the acquisition of the title to the fee estate by the lender.

(16) Escrow Deposits	Daytona Beach MHC (Loan No. 31)	The guarantor of the Mortgage Loan is the defendant in certain litigation. The lender has agreed that in lieu of the borrower depositing a $45,000 litigation reserve under the Mortgage Loan documents, the lender will rely on the deposit of such a reserve under another mortgage loan which has not closed yet and for which an affiliate of the borrower is the borrower (the “Other Loan”). The Mortgage Loan documents provide that if the loan agreement for the Other Loan is not signed for any reason, the borrower will, immediately upon the lender’s demand, establish a litigation reserve under the Mortgage Loan documents in an amount equal to $45,000. So long as the litigation reserve account is held under the documents for the Other Loan, the lender will not have control over such reserve.
(18) Insurance	Haven Leased Fee Portfolio (Loan No. 22)	The Mortgage Loan documents permit the Mortgagors to rely on the insurance provided by the related ground tenants provided that, among other conditions, such insurance satisfies the requirements set forth in the Mortgage Loan documents.
(18) Insurance	All MSMCH Mortgage Loans (Loan Nos. 9, 15, 20, 21, 22, 23, 25 and 31)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.
(26) Local Law Compliance; (27) Licenses and Permits	785 Flushing Avenue (Loan No. 9)	Certain building and fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cause to be remedied such open violations within 30 days of origination; provided that the lender is required to provide multiple 30-day extensions if the Mortgagor provides reasonably satisfactory evidence that it is pursuing the cure and removal of the violations; provided, further, that any extension is limited to 10 days prior to the date of commencement of an action to enforce any violation.
(26) Local Law Compliance; (27) Licenses and Permits	Haven Leased Fee Portfolio (Loan No. 22)	Certain building and fire code violations are open at the related Mortgaged Properties. In addition, current certificates of occupancy are missing at (i) the portion of the Paramus Mortgaged Property subleased to International Business and (ii) the Illustrator Mortgaged Property (collectively, the “Missing CO”). The Mortgage Loan documents require the Mortgagors to use commercially reasonable efforts to cure the open violations and obtain copies of the Missing CO.
(26) Local Law Compliance; (27) Licenses and Permits	Brooklyn Multifamily Portfolio (Loan No. 25)	With respect to the 221 Clarkson Avenue and 264 Albany Avenue Mortgaged Properties, both of which are subject to 421-a tax abatements, the borrower does not have copies of the 421-a rent stabilization riders for the leases of the Mortgaged Properties, making it unclear as to whether these riders were included in the leases. A failure to include a 421-a rent stabilization rider as part of the lease could lead to insufficient notice to a tenant at lease signing of the expiration of the 421-a benefits, which would prevent the borrower from increasing the rent beyond what is otherwise permitted under rent stabilization laws upon the termination of the 421-a benefits. In addition, such insufficient notice could lead to fines or other penalties if a tenant were to file a complaint.
(26) Local Law Compliance; (27) Licenses and Permits	Lubbock MHC Portfolio (Loan No. 23)	The Town and Country Estates MHC and Executive Mobile Village MHC Mortgaged Properties are legal non-conforming as to use with respect to their use as a manufactured home park.
(26) Local Law Compliance; (27) Licenses and Permits	Daytona Beach MHC (Loan No. 31)

The Mortgaged Property is legal non-conforming as to use with respect to its use as a manufactured home park.

In addition, the Mortgaged Property is subject to open building, zoning and fire code violations. The Mortgage Loan documents require the Mortgagor to cause to be remedied such open violations within 30 days of origination; provided that the lender is required to provide additional 30-day extensions (but the cure period may not extend for a period greater than 90 days from the origination date) if the Mortgagor continues to diligently pursue cure of the violations.

(28) Recourse Obligations	Haven Leased Fee Portfolio (Loan No. 22)	The Mortgage Loan becomes full recourse to the Mortgagor and guarantor in the event of any voluntary transfer of a material portion of any Mortgaged Property.
(28) Recourse Obligations	All MSMCH Mortgage Loans (Loan Nos. 9, 15, 20, 21, 22, 23, 25 and 31)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good

D-2-13

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan Nos. 9, 15, 20, 21, 22, 23, 25 and 31)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

(34) Defeasance	Haven Leased Fee Portfolio (Loan No. 22)	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.

D-2-14

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	29
Summary of Risk Factors	69
Risk Factors	71
Description of the Mortgage Pool	181
Transaction Parties	286
Credit Risk Retention	363
Description of the Certificates	374
Description of the Mortgage Loan Purchase Agreements	427
Pooling and Servicing Agreement	437
Certain Legal Aspects of Mortgage Loans	572
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	592
Pending Legal Proceedings Involving Transaction Parties	594
Use of Proceeds	594
Yield and Maturity Considerations	595
Material Federal Income Tax Considerations	611
Certain State and Local Tax Considerations	628
Method of Distribution (Conflicts of Interest)	628
Incorporation of Certain Information by Reference	632
Where You Can Find More Information	633
Financial Information	633
Certain ERISA Considerations	634
Legal Investment	638
Legal Matters	639
Ratings	639
Index of Defined Terms	643

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$722,002,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

BANK5 2026-5YR21
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2026-5YR21

Class A-1	$3,109,000	Class A-S-X1	$0
Class A-2	$168,400,000	Class A-S-X2	$0
Class A-2-1	$0	Class B	$44,163,000
Class A-2-2	$0	Class B-1	$0
Class A-2-X1	$0	Class B-2	$0
Class A-2-X2	$0	Class B-X1	$0
Class A-3	$403,627,000	Class B-X2	$0
Class A-3-1	$0	Class C	$33,892,000
Class A-3-2	$0	Class C-1	$0
Class A-3-X1	$0	Class C-2	$0
Class A-3-X2	$0	Class C-X1	$0
Class X-A	$575,136,000	Class C-X2	$0
Class X-B	$68,811,000
Class A-S	$68,811,000
Class A-S-1	$0
Class A-S-2	$0

PROSPECTUS

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

March 25, 2026